                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-84249-06



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 5, 2000)

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 THE DEPOSITOR

         COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2000-C1
                CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D,
                     CLASS E, CLASS F, CLASS G AND CLASS X
         APPROXIMATE TOTAL PRINCIPAL BALANCE AT ISSUANCE: $641,970,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated June 5, 2000. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent beneficial ownership interests in the Salomon Brothers Commercial Mortgage Trust 2000-C1. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $713,300,121. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that will back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in July, 2000. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of multiple non-offered classes of the series 2000-C1 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2000-C1 certificates.

                            ------------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     Salomon Smith Barney Inc., Greenwich Capital Markets, Inc. and Chase Securities Inc. are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately 103.3% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters intend to sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

                          [SALOMON SMITH BARNEY LOGO]

[GREENWICH CAPITAL LOGO]                                   CHASE SECURITIES INC.
            The date of this prospectus supplement is June 5, 2000.

                                      MAP

                               TABLE OF CONTENTS

                                                              PAGE
                   PROSPECTUS SUPPLEMENT                      ----
Important Notice About the Information Contained in This
  Prospectus Supplement, the Accompanying Prospectus and the
  Related Registration Statement............................    4
Summary of Prospectus Supplement............................    5
Risk Factors................................................   23
Capitalized Terms Used in this Prospectus Supplement........   43
Forward-Looking Statements..................................   43
Description of the Mortgage Pool............................   43
Servicing of the Underlying Mortgage Loans..................   68
Description of the Offered Certificates.....................   83
Yield and Maturity Considerations...........................   98
Use of Proceeds.............................................  104
Federal Income Tax Consequences.............................  104
ERISA Considerations........................................  107
Legal Investment............................................  111
Method of Distribution......................................  111
Legal Matters...............................................  112
Ratings.....................................................  112
Glossary....................................................  114
Annex A--Characteristics of the Underlying Mortgage Loans
  and the Mortgaged Real Properties.........................  A-1
Annex B--Form of Trustee Report.............................  B-1
Annex C--Decrement Tables for Class A-1, A-2, B, C, D, E, F
  and G Certificates........................................  C-1
Annex D--Price/Yield Tables for Class X Certificates........  D-1

                         PROSPECTUS
Important Notice About Information in This Prospectus and
  each Accompanying Prospectus Supplement...................    3
Risk Factors................................................    4
Description of the Trust Funds..............................   12
Use of Proceeds.............................................   19
Yield Considerations........................................   19
The Depositor...............................................   22
Description of the Certificates.............................   23
Description of the Agreements...............................   31
Description of Credit Support...............................   49
Certain Legal Aspects of Mortgage Loans.....................   51
Federal Income Tax Consequences.............................   61
State and Other Tax Consequences............................   90
ERISA Considerations........................................   91
Legal Investment............................................   96
Method of Distribution......................................   98
Legal Matters...............................................   98
Financial Information.......................................   99
Rating......................................................   99
Available Information.......................................   99
Reports to Certificateholders...............................   99
Incorporation of Certain Information by Reference...........  100
Index of Principal Definitions..............................  101

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     - this prospectus supplement, which describes the specific terms of the offered certificates; and

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-C1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of certificates of that series, specifies various characteristics of each of those classes of certificates and indicates which of those classes of certificates are offered by this prospectus supplement and which are not.

          SERIES 2000-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                          APPROX. %      APPROX.
                        APPROX. TOTAL     OF INITIAL   TOTAL CREDIT       PASS-       INITIAL
                          PRINCIPAL        MORTGAGE     SUPPORT AT       THROUGH       PASS-
                          BALANCE AT         POOL        INITIAL          RATE        THROUGH
CLASS                  INITIAL ISSUANCE    BALANCE       ISSUANCE      DESCRIPTION     RATE
-----                  ----------------   ----------   ------------   -------------   -------
Offered Certificates
  A-1................    $127,510,000       17.88%        25.50%      Fixed/WAC Cap    7.46%
  A-2................    $403,898,000       56.62%        25.50%      Fixed/WAC Cap    7.52%
  B..................    $ 35,665,000        5.00%        20.50%      Fixed/WAC Cap    7.52%
  C..................    $ 30,315,000        4.25%        16.25%      Fixed/WAC Cap    7.52%
  D..................    $ 10,700,000        1.50%        14.75%      Fixed/WAC Cap    7.52%
  E..................    $  8,916,000        1.25%        13.50%      Fixed/WAC Cap    7.52%
  F..................    $ 14,266,000        2.00%        11.50%      Fixed/WAC Cap    7.52%
  G..................    $ 10,700,000        1.50%        10.00%      Fixed/WAC Cap    7.52%
  X..................             N/A         N/A           N/A        Variable IO      N/A
Non-Offered
  Certificates
  H..................    $ 14,266,000        2.00%         8.00%          Fixed        6.75%
  J..................    $ 17,832,000        2.50%         5.50%          Fixed        6.75%
  K..................    $  5,350,000        0.75%         4.75%          Fixed        6.75%
  L..................    $  3,566,000        0.50%         4.25%          Fixed        7.00%
  M..................    $  7,133,000        1.00%         3.25%          Fixed        7.00%
  N..................    $  7,133,000        1.00%         2.25%          Fixed        7.00%
  P..................    $ 16,050,121        2.25%         0.00%          Fixed        7.00%
  R..................             N/A         N/A           N/A            N/A          N/A
  Y..................             N/A         N/A           N/A            N/A          N/A


                       WEIGHTED
                       AVERAGE                  MOODY'S/
                         LIFE      PRINCIPAL       S&P
CLASS                  (YEARS)      WINDOW       RATINGS
-----                  --------   -----------   ---------
Offered Certificates
  A-1................   5.70       7/00-11/08         Aaa/AAA
  A-2................   9.14      11/08-12/09         Aaa/AAA
  B..................   9.54      12/09-1/10          Aa2/AA
  C..................   9.56       1/10-1/10           A2/A
  D..................   9.56       1/10-1/10           A3/A-
  E..................   9.56       1/10-1/10         Baa1/BBB+
  F..................   9.59       1/10-2/10         Baa2/BBB
  G..................   9.64       2/10-2/10         Baa3/BBB-
  X..................    N/A        N/A         Aaa/AAAr
Non-Offered
  Certificates
  H..................   9.64       2/10-3/10          Ba1/BB+
  J..................  11.98       3/10-8/13          Ba2/BB
  K..................  13.14       8/13-8/13          Ba3/BB-
  L..................  13.14       8/13-8/13           B1/B+
  M..................  13.14       8/13-8/13           B2/B
  N..................  13.62       8/13-7/14           B3/B-
  P..................  17.74       7/14-5/24    Not Rated
  R..................    N/A        N/A         Not Rated
  Y..................    N/A        N/A         Not Rated

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2000-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of June 1, 2000. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. We will file a copy of the pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A. TOTAL PRINCIPAL BALANCE
OR NOTIONAL AMOUNT AT
     INITIAL ISSUANCE......  The table above sets forth for each class of the series 2000-C1 certificates the approximate total principal balance, if any, of that class at initial issuance. The actual total principal balance of any class of series 2000-C1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                             As shown in the table above, the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C1 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                             The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class X certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $713,300,121, although it may be as much as 5% larger or smaller.

                             The class R certificates do not have principal balances or notional amounts. They are residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                             The class Y certificates also do not have principal balances or notional amounts. They represent the right to receive any collections of additional interest on three mortgage loans, representing 1.00% of the initial mortgage pool balance, that have anticipated repayment dates, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below, which additional interest results from an increase in the applicable accrual rate if any of those mortgage loans remains outstanding past its anticipated repayment date.

B. TOTAL CREDIT SUPPORT AT
     INITIAL ISSUANCE......  The respective classes of the series 2000-C1 certificates, other than the class Y and R certificates, entitle their holders to varying degrees of seniority for purposes of--

                              - receiving payments of interest and, if and when
                                applicable, payments of principal, and

                              - bearing the effects of losses on the underlying
                                mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                             The class A-1, A-2 and X certificates are the most senior. The class P certificates are the most subordinate. The remaining classes of series

                             2000-C1 certificates, other than the class Y and R certificates, are listed in the table above from top to bottom in descending order of seniority.

                             The class Y and R certificates do not provide credit support for, or receive credit support from, any other class of series 2000-C1 certificates.

                             The table above shows the approximate total credit support provided to each class of the series 2000-C1 certificates, other than the class X, P, Y and R certificates, through the subordination of other classes of the series 2000-C1 certificates. In the case of each of those classes of series 2000-C1 certificates, the credit support shown in the table above represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2000-C1 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE.......  Each class of the series 2000-C1 certificates, other than the class R and Y certificates, will bear interest. The table above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2000-C1 certificates will accrue interest.

                             Each class of series 2000-C1 certificates identified in the table above as having a Fixed/WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of--

                              - the initial pass-through rate for that class,
                                and

                              - a weighted average coupon derived from net
                                interest rates on the pooled mortgage loans.

                             Each class of series 2000-C1 certificates identified in the table above as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                             The pass-through rate for the class X certificates will be variable and will equal the excess, if any, of--

                              - a weighted average coupon derived from net
                                interest rates on the pooled mortgage loans, over

                              - a weighted average of the pass-through rates
                                from time to time on the other interest-bearing classes of the series 2000-C1 certificates.

D. WEIGHTED AVERAGE LIFE
     AND PRINCIPAL
     WINDOW................  The weighted average life of any class of series
                             2000-C1 certificates, other than the class X, Y and R certificates, refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of series 2000-C1 certificates, other than the class X, Y and R certificates, is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table above for each class of series 2000-C1 certificates, other than the class X, Y and R certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan--

                              - the related borrower timely makes all payments
                                on the mortgage loan,

                              - if the mortgage loan has an anticipated
                                repayment date, as described under "--The
                                Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                              - the mortgage loan will not otherwise be prepaid
                                prior to stated maturity.

                             The weighted average life and principal window shown in the table above for each class of series 2000-C1 certificates, other than the class X, Y and R certificates, were further calculated based on the other maturity assumptions described under "Yield and Maturity Considerations" in, and in the glossary to, this prospectus supplement.

E. RATINGS.................  The ratings shown in the table above for the series
                             2000-C1 certificates are those of Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., respectively. The class P, R, and Y certificates will not be rated by Moody's or S&P. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table above.

                             The ratings of the offered certificates address the timely payment of interest and, except in the case of the class X certificates, the ultimate payment of principal on or before February 1, 2032, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                             For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE.................  Our name is Salomon Brothers Mortgage Securities
                             VII, Inc. We are a Delaware corporation. Our address is 388 Greenwich Street, New York, New York 10013 and our telephone number is (212) 816-6000. We are an indirect, wholly owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon Brothers Realty Corp. See "The Depositor" in the accompanying prospectus.

INITIAL TRUSTEE............  Norwest Bank Minnesota, National Association, a
                             national banking association, will act as the initial trustee on behalf of all the series 2000-C1 certificateholders. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. While not limiting its liability, the trustee will be permitted to perform its duties through agents. See "Description of the Offered Certificates--The Trustee" in this prospectus supplement.

INITIAL MASTER SERVICER AND
  INITIAL SPECIAL
  SERVICER.................  GMAC Commercial Mortgage Corporation, a California
                             corporation, will act as the initial master servicer and initial special servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS.......  The holders of certificates representing a majority interest in a designated controlling class of the series 2000-C1 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                             - replace the special servicer, and

                             - select a representative that may direct and
                               advise the special servicer on various servicing matters.

                             Unless there are significant losses on the underlying mortgage loans, the controlling class of the series 2000-C1 certificateholders will be the holders of a non-offered class of series 2000-C1 certificates.

MORTGAGE LOAN SELLERS......  We will acquire the 266 mortgage loans that are to back the offered certificates, from:

                             - Salomon Brothers Realty Corp., which is a New
                               York corporation and one of our affiliates; and

                             - Greenwich Capital Financial Products, Inc., which
                               is a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc.

                             See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS...............  Salomon Smith Barney Inc. is the lead manager, and
                             Greenwich Capital Markets, Inc. and Chase
                             Securities Inc. are co-managers, with respect to this offering.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...............  The pooled mortgage loans will be considered part of the trust as of a cut-off date of June 1, 2000. All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, June 1, 2000 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE.................  The date of initial issuance for the offered certificates will be on or about June 28, 2000.

PAYMENT DATE...............  Payments on the offered certificates are scheduled to occur monthly, commencing in July 2000. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE................  The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD..........  Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                             - will relate to a particular payment date,

                             - will be approximately one month long,

                             - will begin when the prior collection period ends
                               or, in the case of the first collection period, will begin on June 2, 2000, and

                             - will end during the month of, but prior to, the
                               related payment date.

INTEREST ACCRUAL PERIOD....  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS..............  We intend to deliver the offered certificates in book-entry form in original denominations of:

                             - in the case of the class X certificates,
                               $1,000,000 initial notional amount and in any whole dollar denomination in excess of $1,000,000; and

                             - in the case of the other offered certificates,
                               $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                             You will hold your offered certificates through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and
                             Definitive Certificates" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to any portion of any class of offered certificates.

                                    PAYMENTS

A. GENERAL.................  The trustee will remit payments of interest and principal to the respective classes of series 2000-C1 certificateholders entitled to those payments, sequentially as follows:

                                       PAYMENT ORDER       CLASS
                                       -------------   --------------
                                             1         A-1, A-2 and X
                                             2               B
                                             3               C
                                             4               D
                                             5               E
                                             6               F
                                             7               G
                                             8               H
                                             9               J
                                            10               K
                                            11               L
                                            12               M
                                            13               N
                                            14               P

                             Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal.

                             See "Description of the Offered
                             Certificates--Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST....  Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                             - the pass-through rate applicable for the
                               particular class for that interest accrual period,

                             - the total principal balance or notional amount,
                               as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                             - the assumption that each year consists of twelve
                               30-day months.

                             A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2000-C1 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                             On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                             See "Description of the Offered
                             Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL...  The class X certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each other class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee will remit payments of principal in a specified sequential order to ensure that--

                             - no payments of principal will be made to the
                               holders of any non-offered class of series
                               2000-C1 certificates until the total principal balance of the offered certificates is reduced to zero,

                             - no payments of principal will be made to the
                               holders of the class B, C, D, E, F and G certificates until, in the case of each of those classes, the total principal balance of all of the more senior classes of offered certificates is reduced to zero, and

                             - except as described in the following paragraph,
                               no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                             Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those conditions, the trustee will remit payments of principal to the holders of the class A-1 and A-2 certificates on a pro rata basis in accordance with their respective principal balances.

                             The total payments of principal to be made on the series 2000-C1 certificates on any payment date will be a function of--

                             - the amount of scheduled payments of principal due
                               or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, and

                             - the amount of any prepayments and other
                               unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                             See "Description of the Offered
                             Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
     PREMIUMS..............  If any prepayment premium, fee or charge is collected on any of the pooled mortgage loans, then the trustee will remit that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
                             Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                             - the holders of the class X certificates, and/or

                             - the holders of the class or classes of offered
                               certificates, if any, then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES ON
  THE UNDERLYING MORTGAGE
  LOANS AND DEFAULT-
  RELATED AND OTHER
  UNANTICIPATED EXPENSES...  Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2000-C1 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2000-C1 certificates on any payment date, the total principal balances of the following classes of series 2000-C1 certificates, will be sequentially reduced in the following order, until that deficit is eliminated:

                                       REDUCTION ORDER       CLASS
                                       ---------------    -----------
                                              1                P
                                              2                N
                                              3                M
                                              4                L
                                              5                K
                                              6                J
                                              7                H
                                              8                G
                                              9                F
                                             10                E
                                             11                D
                                             12                C
                                             13                B
                                             14           A-1 and A-2

                             Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those certificates.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
  PAYMENTS.................  Except as described in the next two paragraphs, the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates-- Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                             Notwithstanding the foregoing, neither the master servicer nor the trustee, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                             In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                             - the principal balance of, and other delinquent
                               amounts due under, the mortgage loan, exceed

                             - 90% of the new estimated value of that real
                               property,

                             then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing classes of series 2000-C1 certificates then outstanding.

                             See "Description of the Offered
                             Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS.........  On each payment date, the following reports, among others, will be available to you and will contain the information described under "Description of the Offered Certificates--Reports to
                             Certificateholders; Available Information" in this prospectus supplement:

                             - Delinquent Loan Status Report,

                             - Historical Loan Modification Report,

                             - Historical Estimate Report,

                             - REO Status Report,

                             - Servicer Watch List Report,

                             - Comparative Financial Status Report, and

                             - Operating Statement Analysis Report.

                             Upon reasonable prior notice, you may also review at the trustee's or a custodian's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include, loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                             See "Description of the Offered
                             Certificates--Reports to Certificateholders;
                             Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.......  Specified parties to the transaction may terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL....................  In this section, "--The Underlying Mortgaged Loans and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information on those mortgage loans than is provided in this "Summary of Prospectus Supplement" section, see the following sections in this prospectus supplement:

                             - "Description of the Mortgage Pool",

                             - "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans", and

                             - Annex A--Characteristics of the Underlying
                               Mortgage Loans and the Mortgaged Real Properties.

                             When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                             - All numerical information provided with respect
                               to the mortgage loans is provided on an
                               approximate basis.

                             - All weighted average information provided with
                               respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

                             - When information on the mortgaged real properties
                               is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                             - If any of the mortgage loans is secured by
                               multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties.

                             - Whenever mortgage loan level information, such as
                               loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

                             - Whenever we refer to a particular mortgaged real
                               property by name, we mean the property identified by that name on Annex A to this prospectus supplement.

                             - Statistical information regarding the mortgage
                               loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS...........  We are not the originator of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from two separate parties. Each of those mortgage loans was originated by--

                             - the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                             - an affiliate of the related mortgage loan seller,

                             - a correspondent in the related mortgage loan
                               seller's conduit lending program,

                             - the initial master servicer, in the case of 76
                               mortgage loans acquired from Salomon Brothers Realty Corp., or

                             - an unaffiliated lender other than the initial
                               master servicer, in the case of 16 mortgage loans acquired from Salomon Brothers Realty Corp.

PAYMENT AND OTHER TERMS....  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                             Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                             All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                             Each mortgage loan currently accrues interest at the annual rate specified with respect to that loan on Annex A to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                             Each of the mortgage loans provides for scheduled payments of principal and/or interest to be due on the first day of each month.

                             Two hundred forty-seven of the mortgage loans, representing 94.02% of the initial mortgage pool balance, provide for:

                             - an amortization schedule that is significantly
                               longer than its remaining term to stated maturity; and

                             - a substantial payment of principal on its
                               maturity date.

                             Sixteen of the mortgage loans, representing 4.98% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates.

                             The remaining three mortgage loans, representing 1.00% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                             - The calculation of interest in excess of the
                               initial mortgage interest rate. The additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                             - The application of excess cash flow from the
                               mortgaged real property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

DELINQUENCY STATUS.........  None of the mortgage loans that we intend to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS....  As described more fully in Annex A to this prospectus supplement, as of the cut-off date, each of the mortgage loans that we intend to include in the trust has one of the following types of restrictions on voluntary prepayments:

                             - a prepayment lockout period when voluntary
                               prepayments are prohibited, followed by a prepayment consideration period when a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period when voluntary prepayments are permitted without payment of any prepayment consideration; or

                             - a prepayment consideration period, followed by an
                               open prepayment period.

                             The table below shows the number of underlying mortgage loans and percentage of the initial mortgage pool balance that reflect each type of prepayment restriction characteristic as of the cut-off date:

                                                                                                 % OF
                                                                            NUMBER OF      INITIAL MORTGAGE
                                            PREPAYMENT RESTRICTION        MORTGAGE LOANS     POOL BALANCE
                                            ----------------------        --------------   ----------------
                                       Prepayment lockout period;
                                         prepayment consideration
                                         period; open prepayment
                                         period.........................       230              95.60%
                                       Prepayment consideration period;
                                         open period....................        36               4.40%

DEFEASANCE.................  One hundred seventy-nine of the mortgage loans to be included in the trust, representing 84.84% of the initial mortgage pool balance, permit the related borrower to defease the mortgage loan and obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations as substitute collateral. Except with respect to 18 mortgage loans, representing 3.41% of the initial mortgage pool balance, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series 2000-C1 certificates.

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
CHARACTERISTICS............  The mortgage pool will have the following general characteristics as of the cut-off date:

                                       Initial mortgage pool balance..................  $713,300,121
                                       Number of mortgage loans.......................           266
                                       Number of mortgaged real properties............           271

                                       Maximum cut-off date principal balance.........  $ 28,618,255
                                       Minimum cut-off date principal balance.........  $    223,877
                                       Average cut-off date principal balance.........  $  2,681,579

                                       Maximum mortgage interest rate.................         9.875%
                                       Minimum mortgage interest rate.................         6.870%
                                       Weighted average mortgage interest rate........         8.191%

                                       Maximum original loan term to maturity or
                                         anticipated repayment date...................    300 months
                                       Minimum original loan term to maturity or
                                         anticipated repayment date...................     84 months
                                       Weighted average original loan term to maturity
                                         or anticipated repayment date................    129 months

                                       Maximum remaining loan term to maturity or
                                         anticipated repayment date...................    287 months
                                       Minimum remaining loan term to maturity or
                                         anticipated repayment date...................     71 months
                                       Weighted average remaining loan term to
                                         maturity or anticipated repayment date.......    118 months


                                       Maximum underwritten net cash flow debt service
                                         coverage ratio...............................         3.00x
                                       Minimum underwritten net cash flow debt service
                                         coverage ratio...............................         1.04x
                                       Weighted average underwritten net cash flow
                                         debt service coverage ratio..................         1.34x

                                       Maximum cut-off date loan-to-appraised value
                                         ratio........................................         84.75%
                                       Minimum cut-off date loan-to-appraised value
                                         ratio........................................         27.59%
                                       Weighted average cut-off date loan-to-appraised
                                         value ratio..................................         69.39%

B. STATE CONCENTRATION.....  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                                 % OF
                                                                             NUMBER OF     INITIAL MORTGAGE
                                                      STATE                  PROPERTIES      POOL BALANCE
                                                      -----                  ----------    ----------------
                                       California..........................      54             22.29%
                                       New York............................      27             14.25%
                                       Massachusetts.......................       9             10.12%
                                       Nevada..............................      11              6.49%
                                       Florida.............................      25              5.80%
                                       Texas...............................      30              4.86%
                                       Pennsylvania........................       4              4.54%

                             The remaining mortgaged real properties are located throughout 31 other states. No more than 3.64% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. PROPERTY TYPES..........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                 % OF
                                                                             NUMBER OF     INITIAL MORTGAGE
                                                  PROPERTY TYPE              PROPERTIES      POOL BALANCE
                                                  -------------              ----------    ----------------
                                       Office..............................      45             26.49%
                                       Multifamily.........................      99             22.46%
                                       Unanchored Retail...................      54             14.99%
                                       Industrial..........................      28             11.71%
                                       Anchored Retail.....................       7              6.92%
                                       Office/Retail.......................      11              5.96%
                                       Full Service Hotel..................       6              5.18%
                                       Limited Service Hotel...............       9              2.79%
                                       Mixed Use...........................       3              1.77%
                                       Mobile Home Park....................       8              1.24%
                                       Self-Storage........................       1              0.50%

D. ENCUMBERED INTERESTS....  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                 % OF
                                            ENCUMBERED INTEREST IN THE       NUMBER OF     INITIAL MORTGAGE
                                             MORTGAGED REAL PROPERTY         PROPERTIES      POOL BALANCE
                                            --------------------------       ----------    ----------------
                                       Ownership...........................     262             91.71%
                                       Leasehold...........................       6              6.63%
                                       Ownership in part, Leasehold in
                                         part..............................       3              1.66%

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
  TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those REMICs are as follows:

                             - REMIC I, the lowest tier REMIC, will hold, among
                               other things, the pooled mortgage loans or, in each of 18 cases, regular interests in a single loan REMIC that holds one of the pooled mortgage loans. REMIC I will also hold various other related assets. It will not hold, however, the collections of additional interest accrued, and deferred as to payment, with respect to the three pooled mortgage loans with anticipated repayment dates.

                             - REMIC II will hold the regular interests in REMIC
                               I.

                             - REMIC III will hold the regular interests in
                               REMIC II.

                             The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                             The class X, D, E, F and G certificates will be issued with more than a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

                             - the three mortgage loans with anticipated
                               repayment dates will be paid in full on their respective anticipated repayment dates;

                             - no mortgage loan in the trust will otherwise be
                               prepaid prior to maturity; and

                             - there will be no extension of maturity for any
                               mortgage loan in the trust.

                             If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                             For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA......................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                             - Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                             - Section 4975 of the Internal Revenue Code of
                               1986,

                             will be able to invest in the class X, A-1 and A-2 certificates, without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Salomon Smith Barney Inc. by the U.S. Department of Labor. However, investments in the other offered certificates by, on behalf of or with assets of these entities, will be restricted as described under "ERISA Considerations" in this prospectus supplement.

                             If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                             Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...........  The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

                             You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
CONSIDERATIONS.............  The after-tax yield to maturity of any offered certificate will depend upon, among other things--

                             - the price paid for the offered certificate,

                             - the rate, timing and amount of payments on the
                               offered certificate, and

                             - the tax consequences of holding the offered
                               certificate, including any recognition of income attributable to that certificate without a corresponding payment.

                             The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of class X certificates or any other offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                             If you are contemplating the purchase of class X certificates, you should be aware that--

                             - the yield to maturity on those certificates will
                               be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the underlying mortgage loans, and

                             - an extremely rapid rate of prepayments and/or
                               other liquidations on or with respect to the underlying mortgage loans could result in a substantial loss of your initial investment.

                             See "Yield and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E, F and G Certificates are Subordinate to, and are Therefore Riskier Than, the Class A-1, A-2 and X Certificates. If you purchase class B, C, D, E, F or G certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the series 2000-C1 certificates,

     - the order in which the principal balances of the respective classes of the series 2000-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" in this prospectus supplement. See also "Risk Factors--The Certificates Will Be Limited Obligations of the Related Trust Fund Only and Not of Any Other Party", "--The Payment Performance of the Certificates Will Be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds" and "--Credit Support Will Be Limited and the Failure of Credit Support to Cover Losses on the Mortgage Assets May Result in Losses Allocated to the Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The after-tax yield on your offered certificates will depend on--

     - the price you paid for your offered certificates,

     - the rate, timing and amount of payments, if any, on your offered certificates, and

     - the tax consequences of your offered certificates, including any recognition of income attributable to your offered certificates without a corresponding payment.

The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for, and the other payment terms of, your offered certificates;

     - the rate and timing of payments, including principal prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the series 2000-C1 certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums, fees and charges on the underlying mortgage loans and the extent to which those amounts are paid to you; and

     - servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Yield to Maturity and Average Life of the Certificates Will Depend on a Variety of Factors Including Prepayments", and "--The Payment Performance of the Certificates Will be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds" and "Yield Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower Than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     If you purchase class X certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the underlying mortgage loans. Prior to investing in those certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the underlying mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     The yield on the offered certificates with variable pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

     Potential Conflicts of Interest. The master servicer, the special servicer or any of their respective affiliates may--

     - acquire series 2000-C1 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

In addition, the holders of certificates representing a majority interest in the controlling class of the series 2000-C1 certificates may replace the special servicer. See "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement.

     The master servicer and the special servicer each will be obligated to observe the terms of the pooling and servicing agreement and will be governed by the servicing standard described in the glossary to this prospectus supplement. However, either of those parties may, especially if it or an affiliate holds series 2000-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the underlying mortgage loans, have interests when dealing with the pooled mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds non-offered series 2000-C1 certificates could seek to mitigate the potential for loss to its class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered series 2000-C1 certificates.

     In addition, the master servicer and the special servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, some of the mortgaged real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and special servicer may perform services, on behalf of the trust, with respect to the underlying mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other loans secured by competing real properties. This may pose inherent conflicts for the master servicer or special servicer.

     Some of the mortgage loans included in the trust may be refinancings of debt previously held by an affiliate of one of the mortgage loan sellers or their respective originators.

     Salomon Smith Barney Inc., one of the underwriters, is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Greenwich Capital Markets, Inc., one of the underwriters, is affiliated with Greenwich Capital Financial Products, Inc., the other mortgage loan seller.

     The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the pooled mortgage loans because:

     - a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     There Exist Rights to Payment That are Senior to Payments on Your Offered Certificates. The master servicer, the special servicer and the trustee are each entitled to receive, out of payments on or proceeds of specific mortgage loans or, in some cases, out of general collections on the mortgage pool, various payments or reimbursements for or in respect of compensation, advances, interest on advances and indemnities, prior to payments on the offered certificates. In particular, advances are intended to provide liquidity, not credit support, and the advancing party is entitled to receive interest on its advances to offset its cost of funds. A large amount of reimbursements of any advances in a particular month could result in insufficient cash to pay all amounts payable on the offered certificates on the next payment date.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986, are complex. Accordingly, if you are using the assets of such a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of class B, C, D, E, F and G certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, those offered certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of the certificates or an interest in the certificates is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for transactions involving an insurance company general account. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

     Collections on the Mortgage Loans and Payments on the Offered Certificates Depend on Information Technology. The collection of payments on the pooled mortgage loans, the servicing of those mortgage loans and the payments on your offered certificates are dependent upon computer systems of the master servicer, the special servicer, the trustee, the underlying borrowers, DTC and other third parties. If the computer systems of one or more of these persons experience malfunctions, especially chronic or catastrophic failures, in their software or hardware, one or more of the following may result--

     - the master servicer's or special servicer's performance of its servicing functions may be interrupted, or

     - borrower payments, or the receipt of those payments by the master servicer or special servicer, may be delayed, or

     - the master servicer or special servicer may be unable to provide complete servicing reports on a timely basis, or

     - payments by the trustee on the offered certificates may be delayed, or

     - the trustee's monthly reports may be incomplete or delivery of the report may be delayed.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property--

     - Office,

     - Multifamily,

     - Unanchored Retail,

     - Industrial,

     - Anchored Retail,

     - Office/Retail,

     - Full Service Hotel,

     - Limited Service Hotel,

     - Mixed Use,

     - Mobile Home Park, and

     - Self-Storage.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     - the successful operation and value of the related mortgaged real property, and

     - the related borrower's ability to refinance the related mortgaged real property.

     Many Risk Factors are Common to Most or all Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     - the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - the characteristics of the neighborhood where the property is located;

     - the proximity and attractiveness of competing properties;

     - the existence and construction of competing properties;

     - the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     - demographic factors;

     - consumer tastes and preferences;

     - retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, the sole tenant or an anchor tenant;

     - an increase in vacancy rates;

     - a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     - the length of tenant leases;

     - the creditworthiness of tenants;

     - the rental rates at which leases are renewed or replaced;

     - the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues;
       and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property;
       and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     - an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     - a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     - the business operated by the tenants;

     - the creditworthiness of the tenants; and

     - the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

          1. the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

          2. an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on at least comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May be Adversely Affected Even When Current Operating Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     - changes in interest rates;

     - the availability of refinancing sources;

     - changes in governmental regulations, licensing or fiscal policy;

     - changes in zoning or tax laws; and

     - potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     - responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     - operating the property and providing building services;

     - managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     - rental rates;

     - location;

     - type of business or services and amenities offered; and

     - nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     - offers lower rents;

     - has lower operating costs;

     - offers a more favorable location; or

     - offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Mortgaged Real Property Will be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Nonrecourse Loans" in the accompanying prospectus.

     In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or a Few Major Tenants, Which May Expose Investors to Greater Risk of Default and Loss. In the case of 31 mortgaged real properties, securing 16.96% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the particular mortgaged property. In the case of 96 mortgaged real properties, securing 50.41% of the initial mortgage pool balance and including the 31 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. If any of these major tenants ceases operations at the related mortgaged real property:

     - the financial effect of the absence of rental income may be severe;

     - more time may be required to market the space; and

     - substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Multifamily and Commercial Loans" in the accompanying prospectus.

     More Than 10% of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Particular Property Types, Which May Expose Investors to Greater Risk of Default and Loss. More than 10% of the initial mortgage pool balance will be secured by mortgage liens on each of the following property types--office, multifamily rental, retail and industrial. The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

     - Office Properties. Forty-five of the underlying mortgage loans, representing 26.49% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office purposes. Some of the office properties underlying these mortgage loans are heavily dependent on a sole tenant that leases the entire property or on a few major tenants. A number of factors will affect the value and successful operation of an office property, including:

         1. the number and quality of the tenants;

         2. the physical attributes of the property in relation to competing properties;

         3. access to transportation;

         4. the strength and stability of the local economy;

         5. the availability of tax benefits;

         6. the desirability of the location of the property; and

         7. the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

      In addition, 11 of the underlying mortgage loans, representing 5.96% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office/retail purposes.

     - Multifamily Rental Properties. Ninety-five of the underlying mortgage loans, representing 22.46% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for multifamily rental purposes. Factors that will affect the value and successful operation of a multifamily rental property include:

          1. the physical attributes of the property, such as its age, appearance, amenities and construction quality;

          2. the location of the property;

          3. the characteristics of the surrounding neighborhood, which may change over time;

          4. the ability of management to provide adequate maintenance and insurance;

          5. the property's reputation;

          6. the prevailing level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

          7. the presence of competing properties;

          8. the tenant mix, such as the tenant population being predominately students or being heavily dependent on workers from a particular business or personnel from a local military base;

          9. adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels; and

         10. state and local regulations, which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment.

      Many states regulate the relationship between owner of a multifamily rental property and the tenants at the property. For example, some states require a written lease, good cause for eviction, disclosure of fees and notification to the resident of changes in land use. Some states also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit rent increases when apartments are leased to new tenants.

      Some of the multifamily rental properties securing mortgage loans that we intend to include in the trust are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

      Two multifamily rental properties, securing 0.63% of the initial mortgage pool balance, have material concentrations of student tenants. Students tend to be a less stable tenant population and projects with material concentrations of student tenants tend to experience higher property maintenance costs than those that do not.

     - Retail Properties. Sixty of the underlying mortgage loans, representing 21.91% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for retail purposes. These retail properties consist of--

         1. malls,

         2. shopping centers,

         3. power centers, and

         4. individual stores and businesses.

      The type of stores and businesses located at these retail properties include--

         1. department stores,

         2. grocery stores,

         3. convenience stores,

         4. specialty shops and stores,

         5. automotive sales and service centers,

         6. gasoline stations,

         7. movie theaters,

         8. salons,

         9. restaurants, and

         10. food courts.

      The value and successful operation of a retail property depends on the qualities and success of its tenants. The success of tenants at a retail property will be affected by:

         1. competition from other retail properties;

         2. perceptions regarding the safety, convenience and attractiveness of the property;

         3. demographics of the surrounding area;

         4. traffic patterns and access to major thoroughfares;

         5. availability of parking;

         6. consumer tastes and preferences; and

         7. the drawing power of other tenants.

      A retail property generally must compete with comparable properties for tenants. This competition is generally based on:

         1. rent;

         2. tenant improvements; and

         3. the age and location of the property.

      For example, the owner of a retail property may be required to offer a potential tenant a free-rent period or, at its own expense, significantly renovate and/or adapt space at the property to meet a particular tenant's needs.

      Any particular retail property may be anchored or unanchored. Fifty-three of the underlying mortgage loans, representing 14.99% of the initial mortgage pool balance, are secured by unanchored retail properties.

      The presence or absence of an anchor tenant in a mall or shopping center can be important, because anchor tenants play a key role in generating customer traffic and making the mall or center desirable for other tenants. Some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores, in particular anchor tenants, cease operations at the property. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property.

      The economic performance of an anchored retail property will be adversely affected by various factors, including:

         1. an anchor tenant's failure to renew its lease;

         2. termination of an anchor tenant's lease;

         3. the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         4. the cessation of the business of an anchor tenant or of a self-owned anchor, notwithstanding its continued payment of rent or ownership of the space; or

         5. a loss of an anchor tenant's ability to attract customers.

      The retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         1. factory outlet centers;

         2. discount shopping centers and clubs;

         3. catalogue retailers;

         4. home shopping networks;

         5. internet web sites; and

         6. telemarketing.

      In addition, three of the underlying mortgage loans, representing 1.77% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for mixed use purposes that have a retail component, and 11 of the underlying mortgage loans, representing 5.96% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for office/retail purposes.

     - Industrial Properties. Twenty-eight of the underlying mortgage loans, representing 11.71% of the initial mortgage pool balance, will be secured by mortgage liens on mortgaged real properties used for industrial purposes. In general, the same factors that affect office properties also affect the value and operation of industrial properties, although any particular factor may affect the two types of properties in different ways.

     For example, industrial properties may depend to a greater extent on the following:

      1. location, the desirability of which in a particular instance may depend on--

             - the availability of labor services, and

             - accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      2. building design, the desirability of which in a particular instance may depend on--

             - ceiling heights,

             - column spacing,

             - number and depth of loading bays, and

             - adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities, including technology-related uses; and

      3. the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     5% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of Five States--California, New York, Massachusetts, Nevada and Florida--Which May Expose Investors to a Greater Risk of Default and Loss. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                       NUMBER            % OF
                                                         OF        INITIAL MORTGAGE
STATE                                                PROPERTIES      POOL BALANCE
-----                                                ----------    ----------------
California.........................................      54             22.29%
New York...........................................      27             14.25%
Massachusetts......................................       9             10.12%
Nevada.............................................      11              6.49%
Florida............................................      25              5.80%

The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more depending on economic and other conditions or events in that state.

     The Mortgage Pool Will Include a Material Concentration of Balloon Loans, Which May Expose Investors to Greater Risk of Default and Loss. Two hundred forty-seven mortgage loans, representing 94.02% of the initial mortgage pool balance, are balloon loans. A borrower's ability to repay a loan on its stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged real property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

       - the availability of, and competition for, credit for commercial real estate projects;

       - the prevailing interest rates;

       - the fair market value of the related properties;

       - the borrower's equity in the related properties;

       - the borrower's financial condition;

       - the operating history and occupancy level of the property;

       - the tax laws; and

       - the prevailing general and regional economic conditions.

       The availability of funds in the credit markets fluctuates over time.

       We cannot assure you that each of the affected underlying borrowers will have the ability to repay the remaining principal balances on the pertinent date.

       In addition, there exist concentrations of balloon maturities. For example, 194 balloon loans, representing 80.11% of the initial mortgage pool balance, are scheduled to mature during the period from March 2009 to February 2010, inclusive. See "Risk Factors--Investors Should Be Aware of Various Risks Associated with Certain Mortgage Loans and Mortgaged Properties--Balloon Loans" in the accompanying prospectus.

     The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans, Which May Expose Investors to Greater Risk of Default and Loss. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. Several of the individual mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust have cut-off date principal balances that are substantially higher than the average cut-off date principal balance, which is $2,681,579 without regard to any cross-collateralization of mortgage loans and $2,732,951 when each group of cross-collateralized mortgage loans is treated as a single mortgage loan. The ten largest mortgage loans and groups of cross-collateralized mortgage loans represent 21.32% of the initial mortgage pool balance. See "--Limitations on Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement.

     The Mortgage Pool Will Include Leasehold Mortgage Loans, Which May Expose Investors to Greater Risk of Default and Loss. Nine of the mortgage loans, representing 8.29% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement.

     Some of the Mortgaged Real Properties are Legal Nonconforming Uses or Legal Nonconforming Structures, Which May Expose Investors to Greater Risk of Default and Loss. For a significant number of the underlying mortgage loans, the use of the related mortgaged real property or the improvements on that property are known to be or may be legally nonconforming. Further, even if the use or improvements on the mortgaged real properties are currently conforming, changes in zoning ordinances could result in their being rendered legally nonconforming. In these circumstances, the ability of the borrower to restore the improvements on a mortgaged real property to its current density or use following a major casualty, may be impaired. See "Description of the Mortgage Pool--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement.

     Some of the Mortgaged Real Properties Do Not Comply With the Americans With Disabilities Act of 1990, Which May Expose Investors to Greater Risk of Default and Loss. Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Under that Act, all public accommodations are required to meet specific federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the particular property may be required to incur significant costs in order to comply with it. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

     Multiple Mortgaged Real Properties are Owned by the Same Borrower or Affiliated Borrowers or are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which May Expose Investors to Greater Risk of Default and Loss. Twenty-two separate groups of mortgage loans that we intend to include in the trust, comprising 60 mortgage loans, and representing 26.59% of the initial mortgage pool balance, each have the same borrower or borrowers under common control. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the two largest tenants at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust.

     Some Borrowers Under the Underlying Mortgage Loans Will Not be Special Purpose Entities, Which May Expose Investors to Greater Risk of Default and Loss. One hundred nine mortgage loans, representing 17.50% of the initial mortgage pool balance, do not require that the business activities of the related borrowers be limited to owning their respective mortgaged real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. Each of these 109 mortgage loans has a cut-off date principal balance below $5,000,000.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E, F, G or X certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and A-2 certificates.

     As payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage loans in the trust may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location. See "Risk Factors--The Payment Performance of the Certificates Will Be Directly Related to the Payment Performance of the Mortgage Assets in the Related Trust Funds", "--An Investment in the Certificates Represents An Interest in Multifamily and/or Commercial Loans which May Present A Greater Risk of Loss Than An Interest in a Pool Of Single-Family Loans" and "--Credit Support Will Be Limited and the Failure of Credit Support to Cover Losses on the Mortgage Assets May Result in Losses Allocated to the Certificates" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of a mortgaged real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the particular property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, some laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the particular property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In various states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, together with other federal and state laws, provide that a secured lender, such as the trust, may be liable as an owner or operator of a mortgaged real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower, or

     - under some conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint, and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. See "Risk Factors--Real Property Pledged as Security for a Mortgage Loan Is Subject to Certain Environmental Risks and the Cost of Environmental Clean-Up May Increase Losses on the Related Mortgage Loans" in the accompanying prospectus.

     A third-party consultant conducted a Phase I environmental study, environmental screening assessment or transaction screen, or updated a previously conducted study, assessment or screen, for 208 mortgaged real properties, securing 90.35% of the initial mortgage pool balance. Those studies, assessments or screens were conducted or updated--

     - in the case of 72 mortgaged real properties, securing 43.32% of the initial mortgage pool balance, during the 12-month period ending on May 31, 2000,

     - in the case of 118 mortgaged real properties, securing 40.26% of the initial mortgage pool balance, during the 12-month period ending on May 31, 1999, and

     - in the case of 18 mortgaged real properties, securing 6.78% of the initial mortgage pool balance, on or before May 31, 1998.

Not all of those environmental studies, assessments or screens satisfied all the requirements necessary to be considered a Phase I environmental study. In general, environmental screening assessments and transaction screens are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     For the remaining 63 mortgaged real properties, securing 9.65% of the initial mortgage pool balance, environmental insurance was obtained in lieu of conducting or updating a Phase I environmental study, environmental screening assessment or transaction screen.

     Several of the mortgaged real properties--

     - contain underground storage tanks or other potential sources of groundwater contamination, or

     - are in the vicinity of sites containing leaking underground storage tanks.

Although the owners of those particular real properties and the trust may not have legal liability for contamination of the properties from those on-site or off-site sources, the enforcement of rights against third parties may result in additional transaction costs, and contamination may impair operation and revenues and adversely affect the resale value of the affected properties.

     In the case of several mortgaged real properties, environmental studies, assessments or screens were performed, and, either--

     - a Phase II environmental study was recommended but not performed, or

     - one or more environmental issues were identified that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the related mortgage loan was expected to be assigned to the trust.

Each of those mortgaged real properties is covered by an environmental insurance policy insuring specified environmental matters with respect to the particular property. The policies referred to in the prior sentence provide for specific coverage limits and deductibles. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. See "Description of the Mortgage Pool--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Two hundred fifty-seven of the mortgaged real properties, securing 98.90% of the initial mortgage pool balance, were inspected by professional engineers or architects. Ninety-seven of the mortgaged real properties, securing 46.95% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Two hundred forty-one of the mortgaged real properties, securing 93.43% of the initial mortgage pool balance, were inspected during the 24-month period preceding the cut-off date. The scope of these inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

In the case of four of the mortgaged real properties, securing 1.78% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or deferred maintenance estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves in the amount of 125% of these estimated costs.

     Reserves May Be Insufficient. Most of the pooled mortgage loans require that reserves be funded on a monthly basis from cash flow generated by the related mortgaged real properties to cover ongoing monthly, semi-annual or annual expenses such as taxes and/or insurance. Most of the pooled mortgage loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the mortgage loan to fund identified capital expenditure items. For commercial mortgaged real properties with significant lease rollover risk, a tenant improvement and leasing cost reserve was typically required. These reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the mortgaged real properties may not be sufficient to fund fully the ongoing monthly reserve requirements. Any insufficiency may have an adverse effect on the operations or physical condition of the mortgaged real property.

     Limitations on Cross-Collateralized or Single Note/Multiple Property
Loans. The mortgage pool will include 13 mortgage loans, representing 5.46% of the initial mortgage pool balance, that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex
A. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, three of these mortgage loans, representing 0.77% of the initial mortgage pool balance, permit the release of one or more of the mortgaged real properties from the related mortgage lien, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Ability to Incur Other Debt. Many of the underlying borrowers may not be prohibited by their organizational documents or the related loan documents from incurring unsecured debt or, alternatively, may be prohibited only to a limited degree. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In the case of two mortgage loans, secured by the mortgaged real properties identified on Annex A as the Paloma Park Apartments and 4001 Fairview, and which together represent 0.98% of the initial mortgage pool balance, each of the related mortgaged real properties may be encumbered by future subordinate debt subject to conditions specified in the related mortgage loan documents.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred mezzanine debt. Mezzanine debt is debt that is secured by a principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. With respect to two of the mortgage loans, which are cross-collateralized and which represent 3.32% of the initial mortgage pool balance, the entity that owns both the managing member and the non-managing member of each of the limited liability company borrowers has incurred mezzanine debt as of the origination date of the mortgage loans. The related mortgage loan seller has executed an intercreditor agreement with the mezzanine lender, which gives cure rights to the mezzanine lender. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Ability to Incur Other Debt" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Although the collateral substitution provisions related to defeasance do not have the same effect on the series 2000-C1 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as comparable to a yield maintenance charge. In some jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law, or usurious.

     Due-on-Sale and Debt Acceleration Clauses. All of the mortgage loans that we intend to include in the trust, contain due-on-sale and due-on-encumbrance provisions that in each case, with some exceptions, permit the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or encumbrance of--

     - the corresponding mortgaged real property, or

     - a majority ownership interest in the related borrower,

provided, however, that under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. All of the mortgage loans contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     - the default is deemed to be immaterial,

     - the exercise of these remedies would be inequitable or unjust, or

     - the circumstances would render the acceleration unconscionable.

See "Risk Factors--Due-On-Sale Clauses and Assignments of Leases and Rents May Not Provide Adequate Security for a Mortgage Loan" in the accompanying prospectus.

     Assignments of Leases. All of the mortgage loans that we intend to include in the trust are secured by, among other things, an assignment of leases and rents, under which the related borrower will assign its right, title and interest as landlord under the leases on the related mortgaged real property and the income derived from the particular property to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the particular property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Risk Factors--Due-On-Sale Clauses and Assignments of Leases and Rents May Not Provide Adequate Security for a Mortgage Loan" in the accompanying prospectus.

     Limitations of Appraisals. Appraisals were obtained for all of the mortgaged real properties of the mortgage loans that we intend to include in the trust. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. That amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale. Information regarding the appraised values of the mortgaged real properties is presented, for illustrative purposes only, on Annex A to this prospectus supplement.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain--

     - comprehensive liability insurance,

     - all-risk fire,

     - casualty and hazard insurance,

     - flood insurance, if required by applicable law, and

     - rental income insurance,

on the mortgaged real properties, with policy specifications, limits and deductibles customarily carried, generally, for similar properties. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Sixty-four of the mortgaged real properties, securing 25.09% of the initial mortgage pool balance, are located in areas that are considered to have a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. In addition, 55 of the mortgaged real properties, securing 10.66% of the initial mortgage pool balance, are located in Florida and Texas, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its mortgaged real property, which would adversely affect the borrower's ability to make payments under its mortgage loan. Although, in general, the borrowers have agreed to insure their respective mortgaged real properties, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk.

     Limited Information Causes Uncertainty. Sixty-three of the mortgage loans that we intend to include in the trust, representing 23.22% of the initial mortgage pool balance, are acquisition financing. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the historical performance of those properties. Please refer to Annex A for historical operating information for the most recent two years of operation, where available.

     Prior Bankruptcies. We are aware that, in the case of 11 mortgage loans that we intend to include in the trust, representing 3.51% of the initial mortgage pool balance, a principal or affiliate of the related borrower has been a party to prior bankruptcy proceedings. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     - reduce monthly payments due under a mortgage loan;

     - change the rate of interest due on a mortgage loan; or

     - otherwise alter a mortgage loan's repayment schedule.

     Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

     Limitations with Respect to Representations and Warranties. Each mortgage loan seller will make limited representations and warranties regarding the mortgage loans sold by it to us. A material breach of those representations and warranties could obligate a mortgage loan seller to repurchase the affected mortgage loan, in which case, the proceeds of the repurchase would be passed through to series 2000-C1 certificateholders in the same manner as a principal prepayment, except that no prepayment consideration will be payable in connection with the repurchase.

     If the related mortgage loan seller is required to but does not cure or remedy a breach of a representation or warranty or repurchase or replace the affected mortgage loan, payments on the offered certificates may be substantially less than they would have been if the person had cured or remedied the breach or repurchased the affected mortgage loan.

     The obligation of a mortgage loan seller to cure a breach or repurchase a pooled mortgage loan will constitute the only remedy available to the series 2000-C1 certificateholders for a breach of a representation or warranty. We cannot assure you that a mortgage loan seller will have the resources to repurchase any pooled mortgage loan. No other party will be obligated to cure or repurchase a pooled mortgage loan in the event of a breach if the related mortgage loan seller does not fulfill its obligations.

     Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the mortgaged real properties securing the pooled mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. Zoning or other restrictions may also prevent alternative use.

     No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans that we intend to include in the trust. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to cure the breach, or to repurchase or replace the affected mortgage loan, in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan, and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase or replace a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     Litigation. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Book-Entry Registration. Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as the holder of record of your certificates. See "Risk Factors-- Book Entry Registration May Affect Liquidity of the Certificates" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 266 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $713,300,121. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust is its unpaid principal balance as of the cut-off date of June 1, 2000, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $223,877 to $28,618,255, and the average of those cut-off date principal balances is $2,681,579.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to the Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. In reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Annex A to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                         WEIGHTED AVERAGES
                                                                                        --------------------
                            NUMBER OF                                      HIGHEST                  STATED
                            MORTGAGED    TOTAL CUT-OFF    % OF INITIAL   CUT-OFF DATE   MORTGAGE   REMAINING
                               REAL      DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST     TERM
PROPERTY TYPES              PROPERTIES      BALANCE       POOL BALANCE     BALANCE        RATE       (MO.)
--------------              ----------   --------------   ------------   ------------   --------   ---------
Office....................      45        $188,926,406        26.49%     $28,618,255     8.029%       118
Multifamily...............      99         160,172,984        22.46       14,641,647     8.135        110
Unanchored Retail.........      54         106,927,302        14.99        6,959,929     8.189        117
Industrial................      28          83,496,096        11.71        8,133,454     8.465        114
Anchored Retail...........       7          49,389,199         6.92       14,887,463     8.161        119
Office/Retail.............      11          42,490,237         5.96       12,904,150     7.834        140
Full Service Hotel........       6          36,962,179         5.18       12,899,824     8.519        108
Limited Service Hotel.....       9          19,935,076         2.79        4,462,078     8.998        201
Mixed Use.................       3          12,613,771         1.77        6,834,742     8.360        109
Mobile Home Park..........       8           8,848,463         1.24        2,059,553     8.381        109
Self Storage..............       1           3,538,410         0.50        3,538,410     8.620        113
                               ---        ------------       ------                      -----        ---
         Totals/Wtd.
           Avg. ..........     271        $713,300,121       100.00%                     8.191%       118
                               ===        ============       ======                      =====        ===

                              WEIGHTED AVERAGES
                            ----------------------

                            U/W NCF   CUT-OFF DATE
PROPERTY TYPES               DSCR      LTV RATIO
--------------              -------   ------------
Office....................   1.29x       72.07%
Multifamily...............   1.32        71.61
Unanchored Retail.........   1.35        68.44
Industrial................   1.31        69.18
Anchored Retail...........   1.33        67.82
Office/Retail.............   1.39        66.26
Full Service Hotel........   1.47        60.90
Limited Service Hotel.....   1.54        59.29
Mixed Use.................   1.33        70.37
Mobile Home Park..........   1.41        67.74
Self Storage..............   1.44        65.53
                             ----        -----
         Totals/Wtd.
           Avg. ..........   1.34x       69.39%
                             ====        =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                              ENCUMBERED INTEREST

                                                                                          WEIGHTED AVERAGES
                            NUMBER OF                                      MAXIMUM      ---------------------
                            MORTGAGED    TOTAL CUT-OFF    % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED
                               REAL      DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST   REMAINING
ENCUMBERED INTEREST         PROPERTIES      BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)
-------------------         ----------   --------------   ------------   ------------   --------   ----------
Ownership.................     262        $654,193,548        91.71%     $28,618,255     8.204%       117
Leasehold.................       6          47,297,546         6.63       12,904,150     8.132        140
Ownership in part and
  Leasehold in part.......       3          11,809,028         1.66        5,922,695     7.702        105
                               ---        ------------       ------                      -----        ---
         Totals/Wtd.
           Avg............     271        $713,300,121       100.00%                     8.191%       118
                               ===        ============       ======                      =====        ===

                              WEIGHTED AVERAGES
                            ----------------------

                            U/W NCF   CUT-OFF DATE
ENCUMBERED INTEREST          DSCR      LTV RATIO
-------------------         -------   ------------
Ownership.................   1.33x       70.15%
Leasehold.................   1.40        62.18
Ownership in part and
  Leasehold in part.......   1.49        56.02
                             ----        -----
         Totals/Wtd.
           Avg............   1.34x       69.39%
                             ====        =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                              STATE CONCENTRATIONS

                                                                            CUMULATIVE      WEIGHTED AVERAGES
                              NUMBER OF                                    % OF INITIAL   ---------------------
                              MORTGAGED    TOTAL CUT-OFF    % OF INITIAL     MORTGAGE     MORTGAGE     STATED
                                 REAL      DATE PRINCIPAL     MORTGAGE         POOL       INTEREST   REMAINING
           STATES             PROPERTIES      BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)
           ------             ----------   --------------   ------------   ------------   --------   ----------
California..................      54        $158,970,997       22.19%         21.19%       8.026%       120
New York....................      27         101,650,658       14.19          36.39        8.158        113
Massachusetts...............       9          72,167,959       10.08          46.46        7.864        130
Nevada......................      11          46,304,973        6.46          52.92        8.381        115
Florida.....................      25          41,405,893        5.78          58.71        8.159        109
Texas.......................      30          34,689,981        4.84          63.55        8.461        104
Pennsylvania................       4          32,383,208        4.52          68.07        8.101        112
New Jersey..................      10          25,965,176        3.62          71.69        8.753        114
Arizona.....................       9          21,879,227        3.05          74.75        7.982        107
Minnesota...................       4          19,120,362        2.68          77.42        8.508        126
Total/Wtd. Avg. ............     183        $554,538,435       77.42%         77.42        8.149%       117
                                 ===        ============       =====          =====        =====        ===
Other.......................      88        $158,761,687       22.26%         22.58%       8.336%       125

                                WEIGHTED AVERAGES
                              ----------------------

                              U/W NCF   CUT-OFF DATE
           STATES              DSCR      LTV RATIO
           ------             -------   ------------
California..................    1.35x      69.56%
New York....................    1.34       68.08
Massachusetts...............    1.29       73.32
Nevada......................    1.25       70.50
Florida.....................    1.41       68.13
Texas.......................    1.34       69.10
Pennsylvania................    1.30       71.86
New Jersey..................    1.42       65.29
Arizona.....................    1.33       67.24
Minnesota...................    1.29       70.12
Total/Wtd. Avg. ............    1.33x      69.58%
                               =====       =====
Other.......................    1.35x      68.72%

     The remaining mortgaged real properties securing pooled mortgage loans are located throughout 28 other states. No more than 2.56% of the initial mortgage pool balance is secured by mortgaged real properties located in any other single jurisdictions.

     For purposes of the foregoing three tables, we have assumed that the ARD Loans mature on their respective anticipated repayment dates. See "--Terms and Conditions of the Mortgage Loans--ARD Loans" below.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 13 mortgage loans, representing 5.46% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties.

     Three of the mortgage loans referred to in the prior paragraph, representing 0.77% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions:

     - the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     - the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In addition, one of the mortgage loans referred to in the second preceding paragraph, representing 0.38% of the initial mortgage pool balance, also entitles the related borrower to a release of one or more of the corresponding mortgaged real properties through partial defeasance. See "--Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

     The table below identifies each of the individual mortgage loans, each of the mortgage loans secured by multiple mortgaged real properties, each of the groups of cross-collateralized mortgage loans, and each other group of related mortgage loans with the same borrower or affiliated borrowers, that will represent at least 2% of the initial mortgage pool balance.

          INDIVIDUAL LOANS, CROSSED LOAN GROUPS OR RELATED LOAN GROUPS REPRESENTING GREATER THAN 2% OF THE INITIAL MORTGAGE POOL BALANCE

                                                                               % OF INITIAL
                                                                                 MORTGAGE
                                                              TOTAL CUT-OFF        POOL
                     LOAN/PROPERTY NAME                       DATE BALANCE       BALANCE
                     ------------------                       -------------    ------------
Putnam Building/139 Main Street (Related Loan Group)........  34,275,293.45        4.81%
  Putnam Building
  139 Main Street
Jovanna Villas Apartments/Los Cabos II Apartments (Crossed
  Loan Group)...............................................  23,685,052.07        3.32%
  Jovanna Villas Apartments
  Los Cabos II Apartments
The Carriage Building (Building 39)/The Parris Building
  (Building 34)(Related Loan Group).........................  15,725,695.69        2.20%
  The Carriage Building (Building 39)
  The Parris Building (Building 34)
Holiday Inn Arena/Holiday Inn University/Holiday Inn Kennedy
  Space Center (Related Loan Group).........................  14,911,765.33        2.09%
  Holiday Inn Arena
  Holiday Inn University
  Holiday Inn Kennedy Space Center
Sunrise Plaza Shopping Center (Individual Mortgage Loan)....  14,887,462.50        2.09%
Hasbrouck & Torview Apartments (Individual Mortgage Loan)...  14,641,646.86        2.05%

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the mortgage loans that we intend to include in the trust provide for scheduled payments of principal and/or interest to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the three ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.870% per annum to 9.875% per annum, and the weighted average mortgage interest rate for the mortgage loans was 8.191%.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     - a 360-day year consisting of twelve 30-day months; or

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                                                                   WEIGHTED AVERAGES
                             NUMBER                                      MAXIMUM      -------------------------------------------
                               OF      TOTAL CUT-OFF    % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W
                            MORTGAGE   DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST   REMAINING    NCF    CUT-OFF DATE
ACCRUAL TYPE                 LOANS        BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------------                --------   --------------   ------------   ------------   --------   ----------   ----   ------------
Actual/360................    253       $690,321,638        96.78%     $28,618,255     8.199%       119       1.33x     69.51%
30/360....................     13         22,978,483         3.22        5,285,529     7.950        113       1.44      65.77
                              ---       ------------       ------      -----------     -----        ---       ----      -----
         Totals/Wtg.
           Avg. ..........    266       $713,300,121       100.00%                     8.191%       118       1.34x     69.39%
                              ===       ============       ======                      =====        ===       ====      =====

     For purposes of the foregoing table, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

     Balloon Loans. Two hundred forty-seven of the mortgage loans that we intend to include in the trust, representing 94.02% of the initial mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Each of these balloon mortgage loans provides for some amortization prior to maturity.

     Fully Amortizing Loans. Sixteen mortgage loans that we intend to include in the trust, representing 4.98% of the initial mortgage pool balance, are characterized by:

     - constant monthly debt service payments throughout the term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     ARD Loans. Three of the mortgage loans that we intend to include in the trust, representing 1.00% of the initial mortgage pool balance, are characterized by the following features--

     - A maturity date that is generally 25 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 10-15 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally 3-7 months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of--

         1. its initial mortgage interest rate, plus

         2. a specified margin.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of two of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement on the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The tables below show the indicated information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

                               MORTGAGE LOAN TYPE

                                                                                                WEIGHTED AVERAGES
                          NUMBER                                      MAXIMUM      --------------------------------------------
                            OF      TOTAL CUT-OFF    % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W    CUT-OFF DATE
                         MORTGAGE   DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST   REMAINING    NCF    LOAN-TO-VALUE
LOAN TYPE                 LOANS        BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR       RATIO
---------                --------   --------------   ------------   ------------   --------   ----------   ----   -------------
Balloon Loan...........    247       $670,646,009        94.02%     $28,618,255     8.199%       113       1.34x      69.78%
ARD Loan...............      3          7,147,010         1.00        3,705,428     7.724        116       1.44       60.25
Fully Amortizing
  Loan.................     16         35,507,102         4.98       12,904,150     8.132        228       1.33       63.83
                           ---       ------------       ------      -----------     -----        ---       ----       -----
        Totals/Wtd.
          Avg..........    266       $713,300,121       100.00%                     8.191%       118       1.34x      69.39%
                           ===       ============       ======                      =====        ===       ====       =====

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                                        WEIGHTED AVERAGE
                                                                 ---------------------------------------------------------------
                                                        % OF     ORIGINAL     CALCULATED                REMAINING    CALCULATED
                             NUMBER       TOTAL       INITIAL     TERM TO      ORIGINAL                  TERM TO     REMAINING
                               OF      CUT-OFF DATE   MORTGAGE   MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                            MORTGAGE    PRINCIPAL       POOL        ARD          TERM       SEASONING      ARD          TERM
LOAN TYPE                    LOANS       BALANCE      BALANCE    (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
---------                   --------   ------------   --------   ---------   ------------   ---------   ---------   ------------
Balloon Loan..............    247       670,646,009     94.02%
  Minimum.................                                           84          171            4           71          160
  Maximum.................                                          240          360           33          230          356
  Wtd. Avg................                                          122          338           10          113          328
Fully Amortizing Loan.....     16        35,507,102      4.98
                              ---      ------------    ------
  Minimum.................                                          144          142            6          137          135
  Maximum.................                                          300          300           32          287          287
  Wtd. Avg................                                          249          249           21          228          228
ARD Loan..................      3         7,147,010      1.00
  Minimum.................                                          120          300           19           99          279
  Maximum.................                                          180          324           21          161          305
  Wtd. Avg................                                          136          305           20          116          285
        Totals/Wtd.
          Avg.............    266      $713,300,121    100.00%      129          333           10          118          323
                              ===      ============    ======       ===          ===           ==          ===          ===

     Voluntary Prepayment Provisions. Fifty-one of the mortgage loans that we intend to include in the trust, representing 10.76% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment lock-out period during which voluntary prepayments are prohibited, followed by

     - a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by

     - an open prepayment period during which voluntary principal prepayments may be made without any prepayment considerations.

     Thirty-six of the mortgage loans that we intend to include in the trust, representing 4.40% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment consideration period, followed by

     - an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. In addition, prepayments of this type are generally not required to be accompanied by any prepayment consideration. The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as--

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     As described below under "--Defeasance Loans", substantially all of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. Except as described below under "--Defeasance Loans", none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Two hundred thirty of the mortgage loans that we intend to include in the trust, representing 95.60% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. For these mortgage loans--

     - the maximum remaining prepayment lock-out period as of that date, exclusive of any part of the relevant period during which a defeasance could occur, is 96 months,

     - the minimum remaining prepayment lock-out period as of that date, exclusive of any part of the relevant period during which a defeasance could occur, is 18 months, and

     - the weighted average remaining prepayment lock-out period as of that date, exclusive of any part of the relevant period during which a defeasance could occur, is 29 months.

     Prepayment Consideration. Eighty-seven of the mortgage loans that we intend to include in the trust, representing 15.16% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum prepayment premium equal to a specified percentage of the principal amount prepaid; or

     - as a percentage, which may decline over time, of the amount prepaid; or

     - as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates-- Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

See "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     - transfers of the corresponding mortgaged real property to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes; or

     - transfers of non-controlling ownership interests in the related borrower.

     Defeasance Loans. One hundred seventy-nine of the mortgage loans that we intend to include in the trust, representing 84.84% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the mortgaged real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, with the following exceptions:

MORTGAGED REAL PROPERTY                                   EARLIEST DEFEASANCE DATE
-----------------------                                   ------------------------
Heritage House Apartments...............................       January 1, 2002
420 Group...............................................      February 1, 2002
The Chalet Apartments...................................      February 1, 2002
Fox Tile................................................      February 1, 2002
Garden Apartments.......................................         March 1, 2002
Meadowlark Apartments...................................         March 1, 2002
Willow Glen Plaza.......................................         March 1, 2002
Holiday Inn Express.....................................         April 1, 2002
Park Place Apartments...................................         April 1, 2002
The Town Center.........................................         April 1, 2002
Comfort Inn -- Milledgeville............................         April 1, 2002
Lake Forest North Apartments............................         April 1, 2002
Frisco South Shopping Center............................           May 1, 2002
The Ville Apartments....................................          June 1, 2002
Las Posados Shopping Center.............................          June 1, 2002
904-912 21st Avenue.....................................          June 1, 2002
New Jersey Portfolio....................................          June 1, 2002
Hillcrest Crossing......................................          June 1, 2002

     The respective mortgage loans relating to the mortgaged real properties identified in the foregoing table, are each the primary asset of a single loan REMIC. Except in the case of the Heritage House Apartments mortgage loan, which represents 0.09% of the initial mortgage pool balance, the startup day of each of those single loan REMICs is at least two years prior to the earliest defeasance date of the related mortgage loan. Salomon Brothers Realty Corp. has agreed that, if the borrower under the Heritage House

Apartments mortgage loan gives notice of its election to defease that mortgage loan on or before the second anniversary of the initial issuance of the offered certificates, Salomon Brothers Realty Corp. will repurchase that mortgage loan at par plus accrued interest.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Two hundred forty-seven mortgage loans, representing 88.90% of the initial mortgage pool balance, that are secured by 251 underlying mortgaged real properties, provide for monthly escrows for real estate taxes for the underlying mortgaged real properties. Two hundred thirty-nine mortgage loans, representing 85.32% of the initial mortgage pool balance, that are secured by 240 underlying mortgaged real properties, currently provide for monthly escrows for property insurance for the underlying mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is typically the case that the property is occupied by a single tenant who is responsible for paying real estate taxes or insurance directly.

     One hundred eighty-six mortgage loans, representing 85.05% of the initial mortgage pool balance and that are secured by 189 underlying mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. Shown in Annex A is the amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit used to determine the annualized figure is the monthly escrow amount that was collected in February, 2000. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain conditions being met.

     One hundred fifty mortgaged real properties, securing 69.16% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. One hundred four of the mortgage loans, secured by 105 underlying mortgaged real properties and representing 72.73% of the total cut-off date principal balance of loans secured by properties for which tenant improvements and leasing are applicable, provide for an initial escrow deposit or an ongoing monthly deposit for tenant improvements and leasing commissions. Shown in Annex A is the amount of funds deposited into the tenant improvements and leasing commissions escrow account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit used to determine the annualized figure is the monthly escrow amount that was collected in February, 2000. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain conditions being met.

     Delinquencies. Except for one loan, representing 0.32% of the initial mortgage pool, none of the mortgage loans that we intend to include in the trust was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment. In the case of the sole exception, the related borrower missed a single monthly debt service payment due in November 1999. The default was remedied in December 1999, and the related mortgage loan seller has indicated that the reason for the default was administrative error on the part of the related borrower in connection with a change in the borrower's bank accounts.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust--

     - Ninety-six of the mortgaged real properties, securing 50.41% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more major tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     - Thirty-one of the mortgaged real properties, securing 16.96% of the initial mortgage pool balance, are commercial properties that are each leased to a major tenant that occupies all or substantially all of the particular mortgaged property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     - Two of the mortgaged real properties, securing 1.36% of the initial mortgage pool balance, have major tenants, including Orange County, California and Grand Union Company, that have been the subject of a bankruptcy proceeding.

     - Two of the mortgaged real properties, securing 0.63% of the initial mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants.

     Ground Leases. Nine of the mortgage loans that we intend to include in the trust, representing 8.29% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the term of the related ground lease, giving effect to all extension options, expires more than ten years after the stated maturity of the related mortgage loan. Furthermore, in all but one case, the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee. In the case of one mortgaged real property, securing 0.07% of the initial mortgage pool balance, the leasehold mortgagee has no express right of notice, and no express right to cure any default or breach by the ground lessee; however, the ground lessee has prepaid the ground rent due for the duration of the remaining lease term.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional and Other Financing. Many of the underlying borrowers may not be prohibited by their organizational documents or the related loan documents from incurring unsecured debt or, alternatively, may be prohibited only to a limited degree. One hundred nine of the mortgage loans that we intend to include in the trust, representing 17.50% of the initial mortgage pool balance, are owned by borrowers that are not considered to be special purpose entities. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In the case of two mortgage loans, secured by the mortgaged real properties identified on Annex A as the Paloma Park Apartments and 4001 Fairview, and which together represent 0.98% of the initial mortgage pool balance, each of the related mortgaged properties may be encumbered by future subordinate debt subject to conditions specified in the related mortgage loan documents.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of a related borrower may have incurred mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. With respect to two of the mortgaged loans, which are cross-collateralized and which represent 3.32% of the initial mortgage pool balance, the entity that owns both the managing member and the non-managing member of each of the limited liability company borrowers has incurred mezzanine debt, as of the origination date of the mortgage loans. The related mortgage loan seller has executed an intercreditor agreement with the mezzanine lender which gives cure rights to the mezzanine lender. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

UNDERWRITING MATTERS

     General. In connection with the origination of each of the mortgage loans that we intend to include in the trust, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports. A third-party environmental consultant prepared an Environmental Report, or updated a previously prepared Environmental Report, for 208 mortgaged real properties, securing 90.35% of the initial mortgage pool balance. Those Environmental Reports were prepared or updated--

     - in the case of 72 mortgaged real properties, securing 43.32% of the initial mortgage pool balance, during the 12-month period ending on May 31, 2000,

     - in the case of 118 mortgaged real properties, securing 40.26% of the initial mortgage pool balance, during the 12-month period ending on May 31, 1999, and

     - in the case of 18 mortgaged real properties, securing 6.78% of the initial mortgage pool balance, on or before May 31, 1998.

For the remaining 63 mortgaged real properties, securing 9.65% of the initial mortgage pool balance, environmental insurance was obtained in lieu of preparing or updating an Environmental Report.

     In the case of 156 mortgaged real properties, representing 85.81% of the initial mortgage pool balance, the Environmental Reports were Phase I environmental studies meeting ASTM standards. In the case of 52 mortgaged real properties, representing 4.54% of the initial mortgage pool balance, the above-referenced Environmental Reports were environmental screening assessments or transaction screens. See "Risk Factors--Lending on Income Producing Real Properties Entails Environmental Risks" in this prospectus supplement. In general, environmental screening assessments or transaction screens were performed in connection with the origination of mortgage loans with principal balances below $2,000,000. The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigation identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the related loan documents then required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - an abatement or removal program.

     In other cases, where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower either:

        1. to carry out the specific remedial measures prior to closing; or

        2. to carry out the specific remedial measures post-closing and either--

           - deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures, or

           - provide environmental insurance with respect to the particular problem.

     However, some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented. If any adverse environmental conditions are not properly addressed or monitored and maintained over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In a few cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because the responsible party or parties with respect to that condition had already been identified. However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem.

     In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. These Environmental Reports indicated, however, that--

     - the subject mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the subject mortgaged real property was limited, or

     - the person or persons responsible for remediation had been identified.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports" subsection and has not been independently verified by--

     - us, or

     - either of the mortgage loan sellers,

     - any of the underwriters,

     - the master servicer,

     - the special servicer,

     - the trustee, or

     - the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of 95 mortgaged properties, securing 20.01% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, an impaired property policy covering select environmental matters. In the case of 89 mortgaged properties, securing 13.24% of the initial mortgage pool balance, that environmental policy is a group policy covering all the related mortgaged real properties as a group. None of the mortgage loans covered by the group policy has a cut-off date principal balance in excess of $3,700,000. In each of the remaining cases described below, the environmental policy is an individual policy that insures only the related mortgaged real property.

     The premium for each of the environmental policies, including the group policy, has been or, as of the date of initial issuance of the series 2000-C1 certificates, will be, paid in full.

     The Group Policy. In general, the group policy referred to above provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will cover that claim; and

     - if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The group policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. No individual claim under the group policy may exceed 125% of the respective property's allocated loan amount, and the total claims under the group policy may not exceed $30,000,000. There is no deductible under the group policy.

     The group policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans. It also does not cover claims arising from environmental conditions that were known to the insured, but not reported to the insurer, as of the time the policy was issued.

     The group policy will be issued by American International Specialty Lines Insurance Company.

     The Putnam Loan. The mortgaged real property securing the Putnam Loan, which represents 4.01% of the initial mortgage pool balance, is covered by an environmental policy that, subject to various conditions and exclusions, insures against:

     - loss, consisting of judgment or settlement costs, incurred by the insured for a claim, first made against the insured and reported to the insurer during the policy period, for bodily injury or property damage arising from contamination on the subject property;

     - costs incurred by the insured for a claim, including the discovery of pollution on the subject property, first made against the insured and reported to the insurer during the policy period, for investigation and clean-up of contamination on the subject property, so long as the investigation or clean-up are required by environmental law; and

     - legal defense expenses arising under the coverages described in the preceding two bullet points.

     The environmental policy relating to the Putnam Loan does not provide coverage for:

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued;

     - claims arising out of conditions involving lead-based paint or asbestos; and

     - any underground storage tanks identified in two environmental reports dated July 1998 with respect to the subject property. See "--Significant Mortgage Loans--Putnam Investments (Polaroid Building N4)"

     The environmental policy for the Putnam Loan:

     - has a short notice period for claims;

     - a policy period that runs from July 15, 1998 to July 15, 2008;

     - provides for a general per occurrence and total limit on liability of $10,000,000 and $10,000,000, respectively;

     - has a deductible of $50,000 per occurrence; and

     - has been issued by Reliance Insurance Company of Illinois.

     Other Individual Policies. In the case of five additional mortgage loans, representing 2.76% of the initial mortgage pool balance, the originator obtained, or required the borrower to obtain, an individual environmental insurance policy for the benefit of the lender because there were one or more environmental issues identified in the related environmental assessment that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the loan was expected to be assigned to the trust. In the case of one of these mortgage loans, having a cut-off date principal balance of $2,370,297, the originator has agreed that if the environmental issue is fully assessed and, if necessary, remediated, to the satisfaction of the appropriate state regulatory agency within one year of the date the environmental insurance policy was obtained, the insurance policy will be cancelled and the premium refunded to the borrower.

     In the case of two mortgage loans, secured by the mortgaged real properties identified on Annex A as the Flagship Wharf Commercial Condominium and The Sports Authority, and which together represent 0.96% of the initial mortgage pool balance, the individual insurance policy provides, subject to certain additional conditions and exclusions, coverage substantially similar to that provided under the group policy, except that there is no deductible and there is no coverage for liability arising from asbestos or lead paint. In addition, the policy period is February 8, 2000 to February 8, 2013 for the Flagship Wharf loan and January 1, 2000 to January 1, 2020 for the Sports Authority loan. The limit under the policy for the Flagship Wharf mortgage loan is $2,743,254 per loss and in total, and the limit under the policy for The Sports Authority mortgage loan is $5,616,250 per loss and in total. The insurer under both policies is American International Specialty Lines Insurance Company.

     In the case of two other mortgage loans, secured by the mortgaged real properties identified on Annex A as The Fleet Building and the BankBoston Building, and which together represent 0.68% of the initial mortgage pool balance, an individual policy applicable to the related properties provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - third-party claims made against the insured, and reported to the insurer, during the policy period for bodily injury, property damage and legally-required clean-up costs resulting from pollution on or migrating from the insured property; and

     - legally-required clean-up costs incurred by the insured at the subject property for contamination if--

        1. the insured first became aware of the contamination, and reported it to the insurer, during the policy period, and

        2. the contamination has been reported to the government in accordance with law.

     This policy does not provide coverage for:

     - claims arising from pollution known to senior or environmental officials of the insured but not reported to the insurer before the policy was issued; or

     - claims arising from--

       1. underground storage tanks known to the insured before the policy period but not identified in the policy, or

       2. asbestos or lead paint.

     This policy:

     - has a short notice period for claims;

     - has a policy period that runs from October 14, 1999 to October 14, 2009;

     - provides for a general per occurrence and total limit on liability of $5,000,000 and $5,000,000, respectively;

     - has a deductible of $10,000 per occurrence;

     - was issued by American International Specialty Lines Insurance Company;
       and

     - insures the borrower under the related mortgage loans and, by endorsement, the originator of the related mortgage loans, but only for the originator's liability arising out of the insured's ownership, operation, maintenance or use of the insured property and only if the originator is named in a suit as a co-defendant with the insured.

     Finally, in the case of one other mortgage loan, secured by the mortgaged real property identified on Annex A as 480 Sprague Street, and representing 1.12% of the initial mortgage pool balance, an individual policy provides coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - third-party claims made against the insured, and reported to the insurer, during the policy period for bodily injury, property damage and legally-required clean up costs resulting from pollution on or migrating from the insured property.

     This policy does not provide coverage for:

     - claims arising from pollution known to senior or environmental officials of the insured, but not reported to the insurer before the policy was issued; or

     - claims arising from--

       1. underground storage tanks known to the insured, or

       2. asbestos or lead paint.

     This policy:

     - has a short notice period for claims;

     - has a policy period from November 22, 1999 to November 22, 2009;

     - provides for a general per incident and total limit on liability of $1,000,000 and $2,000,000, respectively;

     - has a deductible of $50,000 per incident;

     - is issued by Gulf Underwriters Insurance Company; and

     - names the originator of the related mortgage loan as "named insureds".

     Property Condition Assessments. Two hundred fifty-seven of the mortgaged real properties, securing 98.90% of the initial mortgage pool balance, were inspected by professional engineers or architects. Ninety-seven of the mortgaged real properties, securing 46.95% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Two hundred forty-one of the mortgaged real properties, securing 93.43% of the initial mortgage pool balance, were inspected during the 24-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

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

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required--

     - to carry out necessary repairs or replacements, and

     - in some instances, to establish reserves, generally in the amount of 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, in order to establish the approximate value of the property. For 98 of the mortgaged properties, securing 47.61% of the initial mortgage pool balance, an appraisal was prepared during the 12-month period preceding the cut-off date. For 257 of the mortgaged real properties, securing 95.15% of the initial mortgage pool balance and including the 99 mortgaged real properties described in the previous sentence, an appraisal was prepared during the 24-month period preceding the cut-off date. For 14 mortgaged real properties, securing 4.85% of the initial mortgage pool balance, an appraisal was prepared more than 24 months prior to the cut-off date. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     In 222 cases, representing 92.91% of the initial mortgage pool balance, either the appraisal upon which is based the appraised value for each mortgaged real property shown on Annex A to this prospectus supplement, or a separate letter, contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

     - legal opinions,

     - certifications from government officials,

     - information contained in appraisals and surveys,

     - title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers, in determining whether the mortgaged real properties were in compliance. Neither mortgage loan seller has notice of any material existing violations with respect to the mortgaged real properties securing its pooled mortgage loans.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that:

     - the extent of the nonconformity is not material;

     - sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     - the insurance proceeds together with the value of the remaining property would be sufficient to pay the loan.

There is no assurance, however, that the conclusions of either mortgage loan seller in this regard are correct.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

         1. the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of:

         1. the outstanding principal balance of the related mortgage loan;

         2. the full insurable value of the insured property, and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in an amount as may be required by the lender.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. Sixty-four of the mortgaged real properties, securing 25.09% of the initial mortgage pool balance, are located in areas that are considered to have a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. Except in the case of eight of these mortgaged real properties, securing 0.47% of the initial mortgage pool balance, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. Except in the case of two mortgaged real properties, securing 0.18% of the initial mortgage pool balance, when the resulting reports concluded that the subject property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance. However, since the studies did not all use the same assumption, in assessing probable minimum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

SIGNIFICANT MORTGAGE LOANS

  Putnam Investments (Polaroid Building N4).

     General. The Putnam Loan has a cut-off date principal balance of approximately $28,618,255. The Putnam Loan is evidenced by a single promissory note in the original principal amount of $28,878,148 issued by Trumbell Center Limited Partnership and Fairfield Mortgage Partners Limited Partnership, which entities collectively constitute the borrower, to SBRC. The Putnam Loan is secured by a single mortgage instrument encumbering a 231,000 square foot, one-story class A office building located in Norwood, Massachusetts.

     The Borrowers. The two entities comprising the borrower own the related mortgaged real property in undivided interests as tenants in common. Each of those entities is a special purpose limited partnership organized under the laws of the Commonwealth of Massachusetts. The general partner of each of those limited partnerships is a special purpose corporation with an independent director. Each of the general partners is controlled by Jonathan G. Davis, his wife Margot T. Davis and Paul R. Marcus.

     Property Overview. Polaroid Corporation entered into a contract for sale with Putnam Investments, a majority-owned subsidiary of the Marsh & McLennan Companies, Inc., which in turn assigned its contract to the entities comprising the borrower. Putnam Investments is leasing back the improvements on the related mortgaged real property for fifteen years under a triple net lease. The Putnam Loan was used to finance the acquisition of the property. The purchase price was $33 million. The loan was funded in two stages:

     - $18.6 million in July 1998 upon purchase; and

     - $10.4 million in April 1999 upon Putnam taking occupancy of the property.

     Prior to April 1999, Polaroid occupied the property as a sub-tenant of Putnam.

     Tenant. Putnam Investments occupies 100% of the property and is a subsidiary of the Marsh & McLennan Companies, Inc., which has an A2 senior unsecured debt rating from Moody's. Putnam Investments provides investment management, administration, distribution and related services to mutual funds sponsored by its affiliates and other institutional accounts. Putnam Investments signed a 15 year triple net lease, scheduled to expire in July 2013, which has a current rental rate of $13.41 per square foot and rent step-ups every five years. Pursuant to the terms of the lease, the tenant is contractually obligated to spend at least $25 million on site improvements within 30 months after the commencement of the lease term, which will provide additional collateral for the Putnam Loan. Putnam Investments has indicated to SBRC that it has plans to build a state-of-the-art Investor Service Center, which will include a 100,000 square foot addition to the existing building.

     Environmental Issues. As part of its agreement to sell the related mortgaged real property, Polaroid Corporation executed a tank removal and remediation agreement and a use and occupancy agreement, providing access, which agreements collectively required Polaroid Corporation to address, at Polaroid's cost, a variety of issues identified in the Phase I and Phase II environmental site assessments conducted by Putnam Investments as part of its site assessment, consisting primarily of--

     - abandoned underground fuel tanks,

     - the presence of contaminants in sumps and floor drains; and

     - localized areas of soil and groundwater contamination.

     The entities comprising the borrower under the Putnam Loan have engaged an environmental consultant to monitor Polaroid's activities. The consultant has reported that Polaroid's obligations under the tank remediation agreement have been completed, and that the parties are awaiting written acknowledgement from the Massachusetts Department of Environmental Protection that the remedial actions undertaken satisfied state cleanup standards without subjecting the property to any activity or use limitations, using a presumption that the most stringent groundwater classification would apply.

     Putnam Investments has purchased an environmental impairment insurance policy for the related mortgaged real property. That policy does not cover losses resulting from the above-referenced underground tanks.

     Reserves. Real estate taxes and insurance premiums are paid directly by the tenant at the related mortgaged real property. They are required to be escrowed with the lender under the Putnam Loan only upon a borrower default. There is a replacement reserve escrow in the amount of $35,000 per year which is required to be funded on a monthly basis throughout the life of the Putnam Loan. Commencing in August 2012, all cash flow will be deposited into a supplemental reserve account until the total reserve funds equals the sum of nine monthly payments of principal and interest under the Putnam Loan. The reserve will be released upon Putnam Investments renewing its lease for an additional 10 year term expiring in July 2023.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp.--118 mortgage loans, representing 31.86% of the initial mortgage pool balance; and

     - Greenwich Capital Financial Products, Inc.--148 mortgage loans, representing 68.14% of the initial mortgage pool balance.

     Salomon Brothers Realty Corp. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc. and an affiliate of both us and Salomon Smith Barney Inc.

     Greenwich Capital Financial Products, Inc. GCFP is a Delaware corporation and is engaged principally in the origination, purchase, sale and financing of residential and commercial mortgage loans, consumer receivables and other financial assets. GCFP also provides advisory services to originators and servicers of those assets. The majority of the assets originated or purchased by Greenwich are securitized and sold as mortgage-backed or asset-backed securities through its affiliates. GCFP's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830. GCFP is an indirect wholly-owned subsidiary of The Royal Bank of Scotland Plc. and an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.

     The information in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representations or warranties as to the accuracy or completeness of this information.

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

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

                             [MORTGAGE LOAN CHART]

     In connection with the foregoing transfers, each mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of its mortgage loans:

     - either--

         1. the original promissory note, endorsed without recourse to the order of the trustee, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - either--

         1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form, or

         2. a certified copy of that assignment as sent for recording;

     - either--

         1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form, or

         2. a certified copy of that assignment as sent for recording;

     - originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked-up at the closing of the mortgage loan;

     - an assignment in favor of the trustee of each effective Uniform Commercial Code financing statement in the possession of the transferor or a certified copy of the assignment as sent for filing; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2000-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If--

     - any of the above-described documents required to be delivered by either mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of the series 2000-C1 certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the series 2000-C1 certificateholders will have the rights against that mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within 30 days following the later of--

     - the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

     The representations and warranties to be made by each mortgage loan seller with respect to each mortgage loan that it is selling to us for inclusion in the trust, will include:

     - Immediately prior to its transfer of its mortgage loans to us, the mortgage loan seller had good title to, and was the sole owner and holder of, each of the mortgage loans, free and clear of any and all liens, charges, encumbrances or any other ownership or participation interests on, in or to the mortgage loan, other than, in some cases, either--

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

        1. the right of the master servicer or a sub-servicer to master service or primary service any mortgage loan, or

        2. the lien of a warehouse lender on any mortgage loan, which lien will be released contemporaneously with the transfer.

     - Upon completion of the conveyance of its mortgage loans, the mortgage loan seller will have validly and effectively conveyed to us all legal and beneficial interest in and to its mortgage loans free and clear of any pledge, lien or security interest created by or through the mortgage loan seller.

     - The mortgage loan seller had full right and authority to sell, assign and transfer its mortgage loans to us.

     - The information pertaining to its mortgage loans set forth in the mortgage loan schedule attached to the related mortgage loan purchase agreement was true and correct, and met the requirements of the related mortgage loan purchase agreement, in all material respects as of the cut-off date.

     - As of the cut-off date, no mortgage loan was more than 30 days delinquent in respect of any monthly debt service payment, without giving effect to any applicable grace period.

     - Each mortgage instrument securing a mortgage loan constitutes a legal, valid and, enforceable first lien upon the borrower's interest in the related mortgaged real property, including, without limitation, all buildings located on the property and all fixtures attached to the property, subject only to, and the mortgaged property is free and clear of all encumbrances and liens having priority over the lien of that mortgage instrument except for, the Permitted Encumbrances.

     - Except in the case of one mortgage loan where the mortgage loan seller has received notice of a violation of the due-on-sale clause, the mortgage loan seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note, except that certain post-closing conditions or requirements may not have yet been completed.

     - There is no right of rescission, offset, abatement, diminution, defense or counterclaim to any mortgage loan, including the defense of usury.

     - The mortgage loan seller has not received actual notice and is not otherwise aware that--

         1. there is any proceeding pending or threatened for condemnation affecting all or a material portion of any mortgaged real property securing any of its mortgage loans, or

         2. there is any damage at any mortgaged real property securing any of its mortgage loans that materially and adversely affects the value of that property, except in such case where an escrow of funds exists, or an effective insurance policy provides coverage, sufficient to effect the necessary repairs and maintenance.

     - At origination, each mortgage loan complied in all material respects with all requirements of federal, state and local laws including, without limitation, laws pertaining to usury, relating to the origination, funding and terms of the mortgage loan.

     - The proceeds of each mortgage loan have been fully disbursed, and there is no requirement for future advances thereunder.

     - The mortgage instrument and mortgage note for each mortgage loan and all other documents to which the related borrower is a party and which evidence or secure the mortgage loan, are each the legal, valid and binding obligations of the related borrower, subject to any non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with their respective terms, except as any enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that some provisions of the mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of these provisions does not render any of the mortgage loan documents invalid as a whole, and the mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded by the mortgage loan.

     - There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related mortgaged real property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

     - All escrow deposits, including capital improvements and environmental remediation reserves, relating to each mortgage loan that were required to be delivered to the lender under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the mortgage loan seller or its agents, which shall include the master servicer.

     - There are no delinquent taxes, ground rents, water charges, sewer rents or other similar outstanding charges affecting the related mortgaged real property for any mortgage loan that are not otherwise covered by an escrow of funds sufficient to pay those charges.

     - The lien of the mortgage instrument for each mortgage loan is insured by a title insurance policy issued by a nationally recognized title insurance company or its subsidiary that insures the originator, its successors and assigns, as to the first priority lien of that mortgage in the original principal amount of the related mortgage loan after all advances of principal, subject only to the Permitted Encumbrances, except that, if a title insurance policy has not yet been issued in respect of any mortgage loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the related mortgage loan.

     If--

     - there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of the series 2000-C1 certificateholders in, the subject mortgage loan,

then that breach will be a material breach as to which the series 2000-C1 certificateholders will have the rights against that mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - remedy the material breach or the material document defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

         1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including, the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

         4. any liquidation fee payable in connection with the repurchase; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any ratings assigned by Moody's or

       S&P to the series 2000-C1 certificates, replace the affected mortgage loan with a substitute mortgage loan that--

         1. has comparable payment terms to those of the mortgage loan that is being replaced, and

         2. is acceptable to the controlling class representative.

     If a mortgage loan seller replaces one mortgage loan with another, as described in the third bullet point of the preceding paragraph, that mortgage loan seller will be required to pay to the trust the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet point of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which a mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, in the case of a breach of representation and warranty, if the responsible mortgage loan seller is diligently attempting to correct the problem and the affected mortgage loan is not being specially serviced, the responsible mortgage loan seller will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     The cure/repurchase/substitution obligations of each mortgage loan seller described above will constitute the sole remedy available to the series 2000-C1 certificateholders in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the cut-off date principal payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing of the mortgage loans in the trust. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any REO Properties owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Agreements", for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     - any and all applicable laws,

     - the express terms of the pooling and servicing agreement,

     - the express terms the respective pooled mortgage loans, and

     - to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation, a California corporation, will be the initial master servicer and the initial special servicer with respect to the mortgage pool. GMAC Commercial Mortgage Corporation is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMAC Commercial Mortgage Corporation's principal offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044.

     As of January 31, 2000, GMAC Commercial Mortgage Corporation had a total multifamily and commercial mortgage loan servicing portfolio of approximately $76.3 billion in total outstanding principal amount.

     The information set forth in this prospectus supplement concerning GMAC Commercial Mortgage Corporation has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every mortgage loan, including--

         1. each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

         3. each mortgage loan that has been defeased; and

     - in the case of each mortgage loan, will--

         1. accrue at a master servicing fee rate equal to the related Administrative Fee Rate, as shown in Annex A, less 0.0075%,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. be payable monthly from amounts received in respect of interest on that mortgage loan.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the pooled mortgage loans.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest not otherwise applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made by that party with respect to any pooled mortgage loan as described in this prospectus supplement; and

     - any modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in any account maintained by it that constitutes part of the Certificate Account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, in Permitted Investments. The master servicer will generally be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit. The master servicer is not required to cover any losses which are solely the result of the bankruptcy or insolvency of the federal or state depository institution or trust company holding any of those accounts.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period; and

     - the sum of--

         1. the total of all Prepayment Interest Excesses, if any, collected with respect to the mortgage pool during that collection period, and

         2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that payment date. See "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2000-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     - the special servicing fee,

     - the standby fee,

     - the workout fee, and

     - the liquidation fee.

     The Special Servicing Fee.  The special servicing fee:

     - will be earned with respect to--

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default;

     - in the case of each mortgage loan described in the foregoing bullet point, will--

         1. accrue at a special servicing fee rate of 0.25% per annum, and

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law; and

     - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the Certificate Account from time to time.

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

     The Standby Fee.  The special servicer's standby fee:

     - will be earned with respect to each and every mortgage loan, including--

         1. each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default, and

         3. each mortgage loan that has been defeased; and

     - in the case of each mortgage loan, will--

         1. accrue at a standby fee rate of 0.005% per annum,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. be payable monthly from amounts received in respect of interest on that mortgage loan.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2000-C1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee normally will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and Post-ARD Additional Interest. However, in the case of a repurchase or replacement of any mortgage loan in the trust by a mortgage loan seller for a breach of representation or warranty or for defective or missing mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 0.25% to, the principal portion only of any cash amounts received with respect to the repurchase or replacement.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C1 controlling class, as described under "--Sale of Defaulted Mortgage Loans" below; or

     - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C1 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2000-C1 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2000-C1 certificateholders.

     Additional Special Servicing Compensation. The following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest not otherwise applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made by that party with respect to any pooled mortgage loan as described in this prospectus supplement; and

     - any modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges.

     The special servicer will be authorized to invest or direct the investment of funds held in any account maintained by it that constitutes part of the Certificate Account, in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on the funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement. The special servicer is not required to cover any losses which are solely the result of the bankruptcy or insolvency of the federal or state depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2000-C1 certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the Certificate Account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the Certificate Account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the Certificate Account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2000-C1 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable at the time that advance is reimbursed--

     - first, out of any Default Interest and late payment charges collected on any pooled mortgage loan during the collection period in which the advance is reimbursed, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above were insufficient to cover the advance interest, out of any amounts on deposit in the Certificate Account.

SUB-SERVICERS

     The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee as successor to the master servicer or special servicer or any other successor to the master servicer or special servicer, as applicable, may:

     - assume the party's rights and obligations under the sub-servicing agreement; or

     - terminate the sub-servicing agreement without cause and, except as described in the next paragraph, without payment of any penalty or termination fee.

     However, if the sub-servicing agreement is with a sub-servicer specifically identified in the pooling and servicing agreement, the trustee or any other successor to the master servicer or special servicer, as applicable, may be required to pay a termination fee in connection with the termination without cause of that sub-servicer.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2000-C1 certificateholders will be the holders of the most subordinate class of series 2000-C1 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2000-C1 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2000-C1 certificateholders will be the holders of the most subordinate class of series 2000-C1 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero.

     Election of the Controlling Class Representative. The controlling class of series 2000-C1 certificateholders will be entitled to--

     - select a representative having the rights and powers described under "--The Controlling Class Representative--Rights and Powers of the Controlling Class Representative" below, or

     - replace an existing controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2000-C1 controlling class that they may select a controlling class representative upon:

     - the receipt by the trustee of written requests for the selection of a controlling class representative from series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders;

     - the resignation or removal of the person acting as controlling class representative; or

     - a determination by the trustee that the controlling class of series 2000-C1 certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until:

     - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as controlling class representative is acceptable to series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders; and

     - that person provides the trustee with--

         1. written confirmation of its acceptance of its appointment,

         2. an address and telecopy number for the delivery of notices and other correspondence, and

         3. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Controlling Class Representative. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2000-C1 controlling class. The series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative. The controlling class representative will be entitled to advise the special servicer with respect to the following actions. In addition, the special servicer will not be permitted to take any of the following actions as to which the controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

     - any proposed sale of a defaulted mortgage loan or REO Property out of the trust for less than par, other than in connection with the termination of the trust as described under "Description of the Offered
       Certificates--Termination" in this prospectus supplement;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may:

     - require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

     - result in an adverse tax consequence for the trust;

     - expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

     - the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative" subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

     - for 60 days following the first of those notices, the controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the "Description of the Agreements" section in the accompanying prospectus or the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the controlling class representative is to immediately notify the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Agreements--Special Servicers" and "--Certain Matters Regarding a Master Servicer and the Depositor" in the accompanying prospectus, the special servicer on behalf of the trust will assume the defense of the claim against the controlling class representative, but only if--

     - the special servicer, master servicer or the trust are also named parties to the same action, and

     - in the sole judgment of the special servicer,

         1. the controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

         2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     Liability to the Trust and Other Certificateholders. The certificateholders of the series 2000-C1 controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the certificateholders of the series 2000-C1 controlling class do not have any duties to the holders of any other class of series 2000-C1 certificates. The certificateholders of the series 2000-C1 controlling class may act solely in their own interests and, as long as they act in accordance with the pooling and servicing agreement, will have no liability to any other series 2000-C1 certificateholders for having done so. No holder of an offered certificate may take any action against the certificateholders of the series 2000-C1 controlling class for having acted solely in their own interests, as long as they act in accordance with the pooling and servicing agreement.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series 2000-C1 certificateholders entitled to a majority of the voting rights allocated to the controlling class of series 2000-C1 certificateholders, may appoint a successor. See "--Events of Default and Related Matters" below and "Description of the Agreements--Events of Default" and "--Rights Upon Event of Default" in the accompanying prospectus. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2000-C1 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of series 2000-C1 certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of the servicing duties are to be paid by the successor special servicer or the series 2000-C1 certificateholders that voted to remove the terminated special servicer, as the parties may agree. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's custodial account for all accrued and unpaid special servicing fees; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of series 2000-C1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     - to receive all notices described under "--The Controlling Class Representative" and "--Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "--The Controlling Class Representative" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2000-C1 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, except as described in the next sentence, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2000-C1 certificates. With respect to due-on-sale clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other pooled mortgage loans that are cross-collateralized with the subject mortgage loan or that have been made to the same borrower or affiliated borrowers, either:

     - represents one of the ten largest pooled mortgage loans or groups of polled mortgage loans; or

     - is equal to or greater than the lesser of--

     (1) $15,000,000, and

     (2) 2% of the then total principal balance of the mortgage pool.

In the case of due-on-encumbrance provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     - modify, waive or amend any term of any mortgage loan;

     - extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

     - With limited exception, including with respect to some routine matters, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any of the pooled mortgage loans without the consent of the special servicer.

     - With limited exception, including with respect to Post-ARD Additional Interest, the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust, if doing so would--

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

         2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

      unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2000-C1 certificateholders, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

         1. two years prior to the rated final payment date for the series 2000-C1 certificates, and

         2. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would--

         1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

         3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986.

     - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first--

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

         - the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

         - that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

         2. received confirmation from each of Moody's and S&P that the addition or substitution of any real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2000-C1 certificates.

     - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower, within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates, or, in the case of a replacement mortgage loan, on the date it is added to the trust. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

     - must be in accordance with the Servicing Standard, and

     - will be subject to approval by the special servicer.

The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that in the special servicer's sole judgment materially affects the property's value.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform a limited appraisal and a summary report or an internal valuation of the mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

     - the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     - no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its direction, the master servicer and will be reimbursable to the special servicer or the master servicer, as applicable, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2000-C1 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan by the trust under the circumstances described below in this paragraph, is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required to provide a copy of that notice to all certificateholders of the series 2000-C1 controlling class. Any single certificateholder or group of certificateholders of the series 2000-C1 controlling class may, at its or their option, within a specified period after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

     - the Stated Principal Balance of the subject mortgage loan,

     - all unpaid and unadvanced interest, other than any Post-ARD Additional Interest and Default Interest, with respect to the subject mortgage loan up to, but not including, the due date in the collection period of purchase, and

     - all unreimbursed advances with respect to the subject mortgage loan, together with any interest on those advances payable to the parties that made them.

If two or more separate certificateholders or groups of certificateholders of the series 2000-C1 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2000-C1 controlling class. If certificateholders of the series 2000-C1 controlling class have not purchased that defaulted mortgage loan within the applicable period of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2000-C1 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

     The special servicer may offer to sell on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2000-C1 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than 15 days. Subject to the discussion in the next paragraph and under "--The Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2000-C1 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

     Neither the trustee, in its individual capacity, nor any of its affiliates or agents may bid for or purchase from the trust any defaulted mortgage loan or any REO Property. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan. Beginning in 2001, the master servicer or, in the case of specially serviced mortgage loans and REO Properties in the trust, the special servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year, or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000 once every two years. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real mortgaged property; and

     - the quarterly and annual financial statements of the borrower.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

RESIGNATION OF THE MASTER SERVICER AND THE SPECIAL SERVICER

     In addition to the circumstances described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the accompanying prospectus, the master servicer and special servicer have the right to resign, if--

     - a willing successor to the resigning party has been found,

     - the successor is acceptable to us,

     - each of the rating agencies confirms that the successor's appointment will not result in a qualification, downgrade or withdrawal of the rating then assigned to the offered certificates,

     - the resigning party pays all costs and expenses in connection with its resignation, and

     - the successor accepts its appointment prior to the effectiveness of the resignation of the master servicer or special servicer, as the case may be.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2000-C1 certificates will be issued, on or about June 28, 2000, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     - the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the certificate account, as described under "Description of the Agreements--Certificate Account" in the accompanying prospectus or the interest reserve account, as described under "--Interest Reserve Account" below.

     The series 2000-C1 certificates will include the following classes--

     - the A-1, A-2, B, C, D, E, F, G and X classes, which are the classes of series 2000-C1 certificates that are offered by this prospectus supplement, and

     - the H, J, K, L, M, N, P, Y and R classes, which are the classes of series 2000-C1 certificates that--

         1. will be retained or privately placed by us, and

         2. are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses. See "--Reductions in Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of:

     - in the case of the class X certificates, $1,000,000 initial notional amount and any whole dollar denomination in excess of $1,000,000; and

     - in the case of the other offered certificates, $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee or its agent will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an actual/360 basis. That Interest Reserve Account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the Interest Reserve Account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from the account maintained by it as part of the Certificate Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the underlying mortgage loans that accrues interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each such mortgage loan will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from the Interest Reserve Account and deposit in the account maintained by it as part of the Certificate Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the March payment date.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2000-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2000-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2000-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2000-C1 certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2000-C1 certificates, that interest will accrue during each interest accrual period based upon--

     - the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     - the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available Distribution Amount for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each class of interest-bearing class of the series 2000-C1 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2000-C1 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2000-C1 certificates.

     If the holders of any interest-bearing class of the series 2000-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available Distribution Amounts for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2000-C1 certificates will equal the product of:

     - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction--

         1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

         2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2000-C1 certificates.

     Calculation of Pass-Through Rates. The initial pass-through rate for each class of offered certificates is shown on page S-5.

     The pass-through rate applicable to the class X certificates for each subsequent payment date will equal the excess, if any, of--

     - the Weighted Average Pool Pass-Through Rate for that payment date, over

     - the weighted average of the pass-through rates for each of the other interest-bearing classes of the series 2000-C1 certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series 2000-C1 certificates outstanding immediately prior to that payment date.

     The pass-through rate for each other class of offered certificates for each subsequent payment date will equal the lesser of--

     - the initial pass-through rate for that class, and

     - the Weighted Average Pool Pass-Through Rate for that payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for each non-offered class of series 2000-C1 certificates, other than the class Y and R certificates, is fixed and will remain constant at the initial pass-through rate set forth with respect to that class on page S-5.

     The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the relevant Available Distribution Amount and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2000-C1 certificates, other than the class X, Y and R certificates, on each payment date, will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     - in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     - in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

In addition, if both of those classes are outstanding on the final payment date for the series 2000-C1 certificates, then the Total Principal Payment Amount will be similarity allocated between them.

     WHILE THE CLASS A-1 AND A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2000-C1 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2000-C1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Payment Amount that remains unallocated, and

     - the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1              B
         2              C
         3              D
         4              E
         5              F
         6              G
         7              H
         8              J
         9              K
        10              L
        11              M
        12              N
        13              P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2000-C1 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2000-C1 certificates, other than the class X, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2000-C1 certificates, then, subject to the relevant Available Distribution Amount and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments. On each payment date, the trustee will apply the Available Distribution Amount for that date to make the following payments in the following order of priority, in each case to the extent of the remaining portion of that Available Distribution Amount:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
--------   ----------------                     --------------------------
    1      A-1, A-2 and X      Interest up to the total interest payable on those classes, pro rata based on the total interest payable on each class
    2      A-1 and A-2         Principal up to the total principal payable on those
                                 classes, allocable as between those classes as described
                                 immediately following this table
    3      A-1 and A-2         Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount
                                 for each class
-------------------------------------------------------------------------------------------

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
--------   ----------------                     --------------------------
    4             B            Interest up to the total interest payable on that class
    5             B            Principal up to the total principal payable on that class
    6             B            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
    7             C            Interest up to the total interest payable on that class
    8             C            Principal up to the total principal payable on that class
    9             C            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   10             D            Interest up to the total interest payable on that class
   11             D            Principal up to the total principal payable on that class
   12             D            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   13             E            Interest up to the total interest payable on that class
   14             E            Principal up to the total principal payable on that class
   15             E            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   16             F            Interest up to the total interest payable on that class
   17             F            Principal up to the total principal payable on that class
   18             F            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   19             G            Interest up to the total interest payable on that class
   20             G            Principal up to the total principal payable on that class
   21             G            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   22             H            Interest up to the total interest payable on that class
   23             H            Principal up to the total principal payable on that class
   24             H            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   25             J            Interest up to the total interest payable on that class
   26             J            Principal up to the total principal payable on that class
   27             J            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   28             K            Interest up to the total interest payable on that class
   29             K            Principal up to the total principal payable on that class
   30             K            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   31             L            Interest up to the total interest payable on that class
   32             L            Principal up to the total principal payable on that class
   33             L            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   34             M            Interest up to the total interest payable on that class
   35             M            Principal up to the total principal payable on that class
   36             M            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   37             N            Interest up to the total interest payable on that class
   38             N            Principal up to the total principal payable on that class
   39             N            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   40             P            Interest up to the total interest payable on that class
   41             P            Principal up to the total principal payable on that class
   42             P            Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------
   43             R            Any remaining portion of the Available Distribution Amount

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, or if both of those classes are outstanding on the final payment date for the series 2000-C1 certificates, then payments of principal on the class A-1 certificates and the class A-2 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2000-C1 certificates, other than the class X, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of offered certificates, other than the class X certificates, up to an amount equal to the product of--

     - the full amount of that prepayment consideration, multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the monthly equivalent of the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the monthly equivalent of the relevant discount rate, and further multiplied by

     - a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The discount rate applicable to any class of offered certificates, other than the class X certificates, with respect to any prepaid mortgage loan will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining term to maturity or the remaining term to the related anticipated repayment date, as applicable, for the prepaid mortgage loan. If there are no constant treasury maturities having such a maturity, then that discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or the remaining term to the related anticipated repayment date, as applicable, for the prepaid mortgage loan.

     The trustee will thereafter remit any remaining portion of the prepayment consideration to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of the offered certificates, other than the class X certificates, has been reduced to zero, the trustee will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X certificates.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the pooled mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of that prepayment premium or yield maintenance charge.

See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust and applied as Post-ARD Additional Interest.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - payments on the series 2000-C1 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2000-C1 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2000-C1 certificates. If this occurs following the payments made to the series 2000-C1 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2000-C1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION              CLASS
-------------------              -----
         1                         P
         2                         N
         3                         M
         4                         L
         5                         K
         6                         J
         7                         H
         8                         G
         9                         F
        10                         E
        11                         D
        12                         C
        13                         B
        14            A-1 and A-2, pro rata based
                      on total principal balances

     The above-described reductions in the total principal balances of the respective classes of series 2000-C1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2000-C1 certificates. A reduction of this type in the total principal balance of any of the classes of series 2000-C1 certificates identified in the foregoing table, will result in a corresponding reduction in the total notional amount of the class X certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO Property, in the trust, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the pooled mortgage loans;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including--

         1. any reimbursements and indemnifications to the trustee, as described under "Description of the Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" and "--Special Servicers" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust, as described under "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the accompanying prospectus.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of master servicing fees, special servicer's standby fees and workout fees, that--

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     - a fraction--

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the Certificate Account that are not required to be paid on the series 2000-C1 certificates on that payment date.

     The trustee will be required to make any monthly debt service advance that the master servicer fails to make. See "--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the Certificate Account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable at the time that advance is reimbursed--

     - first, out of any Default Interest and late payment charges collected on any pooled mortgage loan during the collection period in which the advance is reimbursed, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first were insufficient to cover the advance interest, out of any amounts on deposit in the Certificate Account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2000-C1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided by the mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to deliver or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     - a payment date statement substantially in the form of Annex B to this prospectus supplement; and

     - a CMSA loan periodic update file and a CMSA property file setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically", a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties:

     - A delinquent loan status report setting forth, among other things, those mortgage loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not yet an REO Property. The report will include additional information such as whether the related borrower has filed for bankruptcy or similar protection.

     - An historical loan modification report setting forth, among other things, those mortgage loans which, as of the close of business on the last business day of the related collection period, have been modified under the pooling and servicing agreement during the related collection period and since the cut-off date, showing the original and the revised terms thereof.

     - An historical liquidation report setting forth, among other things, as of the close of business on the last business day of the related collection period, on a loan-by-loan basis, the total amount of liquidation proceeds received, and liquidation expenses incurred, both during the related collection period and historically, and the amount of Realized Losses occurring during the related collection period and historically.

     - An REO status report setting forth, among other things, with respect to each REO Property that was included in the trust as of the close of business on the last business day of the related collection period--

         1. the acquisition date of that REO Property,

         2. the amount of income collected with respect to that REO Property, net of related expenses, and other amounts, if any, received on that REO Property during the related collection period, and

         3. the value of that REO Property based on the most recent appraisal or other valuation then available to the special servicer, including any prepared internally by the special servicer.

     - A comparative financial status report setting forth, among other things--

         1. the occupancy and debt service coverage ratio for each mortgage loan or related mortgaged property, as applicable, as of the date of the latest financial information, covering no less than 12 months or other acceptable period, available immediately preceding the preparation of such the report, and

         2. the revenue and net operating income for each of the following three periods, to the extent the information is in the master servicer's or the special servicer's possession--

         - the most current available year-to-date,

         - each of the previous two fill fiscal years stated separately, and

         - the "base year" representing the original analysis of information used as of the cut-off date.

     - A servicer watch list identifying all pooled mortgage loans that constitute one of the following types, as of the last business day of the related collection period--

         1. a mortgage loan that has a then-current debt service coverage ratio that is less than 1.10x,

         2. a mortgage loan as to which any required inspection of the related mortgaged real property conducted by the master servicer indicates a problem that the master servicer determines can reasonably be expected to materially adversely affect the cash flow generated by that property,

         3. a mortgage loan as to which the master servicer has actual knowledge of material damage or waste at the related mortgage real property,

         4. a mortgage loan as to which it has come to the master servicer's attention in the performance of its duties under the pooling and servicing agreement that any tenant occupying 25% or more of the space in the property has vacated such space without being replaced by a comparable tenant and lease, or has declared bankruptcy,

         5. a mortgage loan that is at least 30 days delinquent in payment, and

         6. a mortgage loan that is within 60 days of maturity.

     In addition, upon the request of any holder of a series 2000-C1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, any beneficial owner of an offered certificate, the trustee will request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee or its agent, copies of the operating statement analysis report required to be prepared and maintained by the master servicer and/or the special servicer with respect to any mortgaged real property or REO Property. Each operating statement analysis report will be in CMSA format. In the case of outstanding mortgage loans, preparation and maintenance of the report will depend on the receipt of the requisite underlying information from the related borrower.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2000-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2000-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee or its agent will make available each month, to any holder or, subject to the discussion under "--Reports to Certificateholders; Available Information--Book-Entry Certificates" above, beneficial owner of offered certificates, the CMSA Investor Reporting Package via the trustee's or its agent's internet website. The internet website will initially be located at www.chase.com/sfa.

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices or the offices of a custodian or other agent appointed by the trustee, during normal business hours, upon two business days advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered or otherwise electronically made available, to series 2000-C1 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the series 2000-C1 certificates, as described under "Description of the Agreements--Evidence as to Compliance" in the accompanying prospectus;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Description of the Agreements--Evidence as to Compliance" in the accompanying prospectus;

     - the most recent inspection report and financial information with respect to each mortgaged real property for a pooled mortgage loan prepared or collected, as applicable by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     - in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and service agreement, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their series 2000-C1 certificates.

VOTING RIGHTS

     The voting rights for the series 2000-C1 certificates will be allocated as follows:

     - 98% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class X certificates;
       and

     - 1% of the voting rights will be allocated to the class R certificates.

Voting rights allocated to a class of series 2000-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

          2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2000-C1 controlling class, in that order of preference, and

          3. the exchange by any single holder of all the series 2000-C1 certificates for all the mortgage loans and each REO Property remaining in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2000-C1 certificateholder. The final payment with respect to each series 2000-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2000-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2000-C1 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     - the sum of--

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

         - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including, their respective due dates in the related collection period, and

         - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

That purchase will result in early retirement of the then outstanding series 2000-C1 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2000-C1 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2000-C1 certificateholders, will constitute part of the Available Distribution Amount for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder of all of the series 2000-C1 certificates for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder of all the series 2000-C1 certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder, no later than the business day immediately preceding the payment date on which the final payment on the series 2000-C1 certificates is to occur, must deposit in the Certificate Account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

     Norwest Bank Minnesota, National Association will act as initial trustee under the pooling and servicing agreement. Norwest is a direct, wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. In addition, Norwest maintains a CMBS customer service help desk at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2000-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The trustee will be permitted to perform its duties through agents, but it will remain obligated for the performance of those duties. It is contemplated that the following duties, among others, will be performed by The Chase Manhattan Bank:

     - remitting payments to the holders of series 2000-C1 certificates;

     - preparing reports to series 2000-C1 certificateholders;

     - holding loan documents in a custodial capacity;

     - performing duties with respect to tax administration; and

     - authenticating and registering the series 2000-C1 certificates.

     See also "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.  The yield on any offered certificate will depend on:

     - the price at which the certificate is purchased by an investor, and

     - the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     - the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rate for each class of offered certificates will be calculated based in part on the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on each class of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. In addition, the pass-through rate for the class X certificates will vary with changes in the relative sizes of the total principal balances of the other interest-bearing classes of the series 2000-C1 certificates.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the class X certificates will be extremely sensitive to, and the yield to maturity on any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made or that otherwise result in reduction of the principal balances or notional amounts of those certificates. In turn, the rate and timing of principal payments that are made or otherwise result in reduction of the principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2000-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the series 2000-C1 certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the series 2000-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the series 2000-C1 certificates with principal balances. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. This, of course, does not take into account reinvestment rates.

     If you are contemplating an investment in the class X certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the underlying mortgage loans could result in your failure to recoup fully your initial investment.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     - the amount of payments on your offered certificates,

     - the yield to maturity of your offered certificates,

     - the rate of principal payments on your offered certificates, and

     - the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     - prevailing interest rates;

     - the terms of the mortgage loans, including--

         1. provisions that require the payment of prepayment premiums and yield maintenance charges,

         2. provisions that impose prepayment lock-out periods, and

         3. amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     - the quality of management of the mortgaged real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Agreements" and "Yield Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     - the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available Distribution Amounts on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex C to this prospectus supplement--

     - indicate the respective weighted average lives of the various classes of the series 2000-C1 certificates with principal balances, and

     - set forth the percentages of the respective initial total principal balances of those classes of series 2000-C1 certificates that would be outstanding after the payment dates in each of the calendar months shown.

Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex C, the weighted average life of any certificate with a principal balance, is determined by:

          1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

          2. summing the results; and

          3. dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any series 2000-C1 certificate with a principal balance will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any series 2000-C1 certificate with a principal balance may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the series 2000-C1 certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex C. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of series 2000-C1 certificates with principal balances. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to investors on the class X certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the pooled mortgage loans. If you are contemplating an investment in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to recoup fully your initial investment.

     The tables set forth on Annex D to this prospectus supplement show pre-tax corporate bond equivalent yields for the class X certificates based on the Maturity Assumptions, except to the extent otherwise indicated on Annex D, and further assuming the specified purchase prices and the indicated prepayment scenarios. Those assumed purchase prices are--

     - expressed in 32nds as a percentage of the initial total notional amount of the class X certificates, and

     - exclusive of accrued interest.

     The yields set forth in the tables on Annex D to this prospectus supplement were calculated by:

     - determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

         1. each of the assumed purchase prices for that class of certificates, plus

         2. accrued interest at the initial pass-through rate for the class X certificates from and including the cut-off date to but excluding the assumed settlement date; and

     - converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors in the class X certificates may be able to reinvest funds received by them as payments on their certificates. Consequently, they do not purport to reflect the return on any investment on the class X certificates when reinvestment rates are considered.

     There can be no assurance that--

     - the pooled mortgage loans will prepay in accordance with the assumptions used in preparing the tables on Annex D to this prospectus supplement,

     - the pooled mortgage loans will prepay as assumed at any of the rates shown in the tables,

     - the pooled mortgage loans will not experience losses,

     - the pooled mortgage loans will not be liquidated during any applicable prepayment lockout period or during any other period that prepayments are assumed not to occur,

     - the cash flows on the class X certificates will correspond to the cash flows shown in this prospectus supplement, or

     - the purchase price of the class X certificates will be as assumed.

     It is unlikely that the pooled mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of those mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class X certificates may be materially different than those indicated on Annex D to this prospectus supplement. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any class X certificates.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series 2000-C1 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     Except as otherwise described in the next sentence, the assets of REMIC I will generally include--

     - the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2000-C1 certificateholders,

     - the Certificate Account,

     - the Interest Reserve Account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans. Various mortgage loans constitute the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the particular mortgage loan or any related REO Property.

     For federal income tax purposes--

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III and in each of the single loan REMICs.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class X, D, E, F and G certificates will be issued with more than a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. In addition, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

     The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code of 1986.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including original issue discount, if any, with respect to the offered certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of offered certificates and the IRS. Holders of offered certificates that are corporations, trust, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring an offered certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to the offered certificate's including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the offered certificate information reports will include a statement of the adjusted issue price of the offered certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular holder's purchase price, which the tax administrator for the trust may not have, the Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

     - ERISA Plans, and

     - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2000-C1 certificates that is held by benefit plan investors, as defined in U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Smith Barney Inc., a predecessor in interest to Salomon Smith Barney Inc., one of the underwriters, identified as

Prohibited Transaction Exemption 91-23. Subject to the satisfaction of the conditions set forth in PTE 91-23, PTE 91-23 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code of 1986, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the class X, A-1 and A-2 certificates, that are underwritten by an Exemption-Favored Party.

     PTE 91-23 sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class X, A-1 or A-2 certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

     - third, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, S&P or Fitch, Inc.;

     - fourth, the trustee cannot be an affiliate of any other member of the Restricted Group;

     - fifth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - sixth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     Because the class X, A-1 and A-2 certificates are not subordinated to any other class of series 2000-C1 certificates, the second general condition set forth above is satisfied with respect to the class X, A-1 and A-2 certificates. It is a condition of their issuance that the class X, A-1 or A-2 certificates be rated not lower than "Aaa" by Moody's and "AAA" or "AAAr", as applicable, by S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the series 2000-C1 certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class X, A-1 and A-2 certificates. A fiduciary of an ERISA Plan contemplating purchasing a class X, A-1 or A-2 certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing a class X, A-1 or A-2 certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class X, A-1 or A-2 certificate.

     PTE 91-23 also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, S&P, Fitch, or Duff & Phelps Credit Rating Co. for at least one year prior to the ERISA Plan's acquisition of a class X, A-1 or A-2 certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class X, A-1 or A-2 certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of PTE 91-23 are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

     - the direct or indirect sale, exchange or transfer of class X, A-1 or A-2 certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

     - the direct or indirect acquisition or disposition in the secondary market of class X, A-1 or A-2 certificates by an ERISA Plan, and

     - the continued holding of class X, A-1 or A-2 certificates by an ERISA
       Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of a class X, A-1 or A-2 certificate is--

          1. on behalf of an ERISA Plan sponsored by any member of the Restricted Group, and

          2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

     Moreover, if the general conditions of PTE 91-23, as well as other conditions set forth in that exemption, are satisfied, PTE 91-23 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with:

     - the direct or indirect sale, exchange or transfer of class X, A-1 or A-2 certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

         1. a borrower with respect to 5.0% or less of the fair market value of the mortgage loans, or

         2. an affiliate of that borrower;

     - the direct or indirect acquisition or disposition in the secondary market of class X, A-1 or A-2 certificates by an ERISA Plan; and

     - the holding of class X, A-1 or A-2 certificates by an ERISA Plan.

     Further, if the general conditions of PTE 91-23, as well as other conditions set forth in that exemption, are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of PTE 91-23 are satisfied, PTE 91-23 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986 if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     - providing services to the ERISA Plan, or

     - having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of class X, A-1 or A-2 certificates.

     Before purchasing a class X, A-1 or A-2 certificate, a fiduciary of an ERISA Plan should itself confirm that--

     - the class X, A-1 and A-2 certificates are "certificates" for purposes of PTE 91-23, and

     - the general and other conditions set forth in PTE 91-23 and the other requirements set forth in PTE 91-23 would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in PTE 91-23, a fiduciary of an ERISA Plan considering an investment in class X, A-1 or A-2 certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption will apply with respect to any particular investment by an ERISA Plan in class X, A-1 or A-2 certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class X, A-1 or A-2 certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the class B, C, D, E, F and G certificates do not meet the requirements of PTE 91-23. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60.

     So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series 2000-C1 certificates. If these conditions are met, insurance company general accounts would be allowed to purchase the classes of the series 2000-C1 certificates, such as the class B, C, D, E, F and G certificates, that do not meet the requirements of PTE 91-23 solely because they--

     - are subordinated to other classes of the series 2000-C1 certificates, or

     - have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, S&P or Duff & Phelps.

All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E, F or G certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

     The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or any of the underwriters that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     - are legal investments for them, or

     - are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters, the underwriters will purchase their respective allocations, as specified below, of the offered certificates from us upon issuance. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be an amount equal to approximately 103.3% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from the cut-off date.

UNDERWRITER                 CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F   CLASS G
-----------                 ---------   ---------   -------   -------   -------   -------   -------   -------   --------
Salomon Smith Barney Inc.       28%         27%        32%       32%       32%       32%       32%       32%       32%
Greenwich Capital Markets,
  Inc.                          68%         68%        68%       68%       68%       68%       68%       68%       68%
Chase Securities Inc.            4%          5%         0%        0%        0%        0%        0%        0%        0%
                               ---         ---        ---       ---       ---       ---       ---       ---       ---
Total.....................     100%        100%       100%      100%      100%      100%      100%      100%      100%

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the

Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     Salomon Smith Barney Inc. is one of our affiliates.

                                 LEGAL MATTERS

     Particular legal matters relating to the series 2000-C1 certificates will be passed upon for us by Sidley & Austin, New York, New York, and for the underwriters by Andrews & Kurth, L.L.P., Dallas, Texas.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                                                         MOODY'S    S&P
-----                                                         -------    ----
Class A-1...................................................  Aaa        AAA
Class A-2...................................................  Aaa        AAA
Class B.....................................................  Aa2        AA
Class C.....................................................  A2         A
Class D.....................................................  A3         A-
Class E.....................................................  Baa1       BBB+
Class F.....................................................  Baa2       BBB
Class G.....................................................  Baa3       BBB-
Class X.....................................................  Aaa        AAAr

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

     - except in the case of the class X certificates, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before February 1, 2032, which is the rated final payment date.

     The ratings on the offered certificates take into consideration--

     - the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class X certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans.

     In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class X certificates. The notional amounts of the class X certificates is subject to reduction in connection with each reduction in the total principal balance of any other interest-bearing class of series 2000-C1 certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the class X certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     S&P assigns the additional symbol of "r" to highlight a class of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. However, the absence of an "r" symbol should not be construed as an indication that a class of certificates will not exhibit volatility or variability in total return.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "Additional Trust Fund Expense" means an expense of the trust that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from the related borrower.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "Administrative Fee Rate" means, for any mortgage loan in the trust, the sum of the master servicing fee rate, plus the special servicer's standby fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

     "Allocated Cut-off Date Principal Balance" means, with respect to any mortgaged real property, the cut-off date principal balance of the underlying mortgage loan multiplied by the ratio of the Appraised Value of the particular mortgaged real property divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "Annual Debt Service" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under the underlying the mortgage loan as of the cut-off date.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of--

         1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, and

         2 the date on which the relevant Appraisal Trigger Event occurred; and

     - will equal the excess, if any, of "x" over "y" where--

         1. "x" is equal to the sum of:

         - the Stated Principal Balance of the mortgage loan;

         - to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

         - all accrued but unpaid special servicing fees with respect to the mortgage loan;

         - all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

         - all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property, and

         2. "y" is equal to the sum of:

         - the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

         - various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan.

     If, however--

     - the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and

     - either--

         1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

         2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal that, in the special servicer's sole judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

     - the mortgage loan has been modified by the special servicer in a manner that--

         1. affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     "Appraisal Value" or "Appraised Value" means, for any mortgaged real property securing a pooled mortgage loan, the appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A.

     "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

     "Available Distribution Amount" means the total amount available to make payments of interest and principal on the series 2000-C1 certificates on each payment date. The Available Distribution Amount for any payment date will include--

     - All payments and other collections on the mortgage loans and any REO Properties that are on deposit in the Certificate Account as of the close of business on the last day of the related collection period, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. scheduled payments of principal and interest due subsequent to the end of the related collection period;

         2. prepayment premiums and additional interest, which are separately payable on the series 2000-C1 certificates;

         3. amounts that are payable or reimbursable to any person other than the holders of the series 2000-C1 certificates, including--

         - amounts payable to the master servicer, the special servicer, any sub-servicers or the trustee as compensation, including trustee fees, master servicing fees, special servicing fees, special servicer's standby fees, assumption fees, assumption application fees, modification fees, earnout fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

         - amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

         - amounts payable in respect of Additional Trust Fund Expenses;

         4. if the payment date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an actual/360 basis and are to be transferred from the Certificate Account to the Interest Reserve Account during that month and held for future payment; and

         5. amounts deposited in the Certificate Account in error.

     - Any advances of delinquent monthly payments of principal and interest due on the mortgage loans made on that payment date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     - If the payment date occurs during March of any year, the interest reserve amounts with respect to any pooled mortgage loans that accrue interest on an actual/360 basis and are transferred from the interest reserve account to the Certificate Account during that month.

     "Calculated Original Amortization Term" means, with respect to a mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     - the actual mortgage loan rate;

     - the actual monthly debt service payment; and

     - an assumed interest accrual method of 30/360, irregardless of the actual interest accrual method.

     "Certificate Account" has the meaning set forth under "Description of the Agreements--Certificate Account" in the accompanying prospectus.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA Investor Reporting Package" shall mean, collectively:

     - the following five electronic files--

         1. loan set-up file,

         2. loan periodic update file,

         3. property file,

         4. bond file, and

         5. collateral summary file; and

     - the following seven supplemental reports--

         1. delinquent loan status report,

         2. historical loan modification report,

         3. historical liquidation report,

         4. REO status report,

         5. operating statement analysis report,

         6. comparative financial status report, and

         7. servicer watch list.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date LTV Ratio" means, for any underlying mortgage loan, the ratio of--

     - the cut-off date principal balance of the mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans for which there is no provision allowing for the potential release of the cross-collateralization, then Cut-off Date LTV Ratio means the ratio of--

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "Default Interest" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A and any Post-ARD Additional Interest accrued on the mortgage loan.

     "Environmental Report" means a Phase I environmental study, environmental screening assessment or transaction screen, or an update of any of the foregoing, prepared by a third-party consultant. In general, environmental screening assessments and transaction screens are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     "Escrowed Replacement Reserves Current Annual Report" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the February, 2000 monthly debt service payment, multiplied by 12.

     "Escrowed Replacement Reserves Initial Deposit" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "Exemption-Favored Party" means any of the following--

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullet points is a manager or co-manager with respect to the class A-1, A-2 and X certificates.

     "Expenses" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes or PILOT payments in lieu of real estate taxes,

     - general and administrative expenses,

     - ground lease payments, and

     - other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain retail, office and/or industrial properties, Expenses may have included leasing commissions and tenant improvements.

     In the case of hospitality properties, Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses, such as general and administrative expenses, management fees, marketing expenses and franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were calculated as described above based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "GAAP" means generally accepted accounting principles.

     "Hybrid Interest Differential" means the present value of one Hypothetical Payment discounted at the Reference Treasury Yield. For purposes of this definition:

     - "Hypothetical Payment" means an amount equal to 1/12 of the product of--

      1. either--
         - 1/2 of the sum of the prepaid balance, plus the full mortgage balloon, or
         - the prepaid balance, if that balance is less than the full mortgage balloon, multiplied by

      2. the mortgage interest rate less the Reference Treasury Yield, multiplied by

      3. the months from prepay to maturity.

     - The Hypothetical Payment occurs midway between the point of prepayment and maturity.

     - The "Reference Treasury Yield" is the yield on the treasury closest in maturity to the maturity of the mortgage.

     - The present value will be done using the Reference Treasury Yield in a semi-annual discounting procedure.

     - The full mortgage balloon is the total principal due on the last payment date.

     "Interest Differential" means a yield maintenance premium that is generally equal to the product obtained by multiplying:

     - the amount of principal being prepaid, times

     - the difference obtained by subtracting the discount rate from the mortgage interest rate, times

     - the present value factor calculated using the following formula--

  1-(1 + r)(- n)
---------------
       r

       where:

       r = Monthly Discount Rate

       n = the number of years, and any fraction of a year, remaining between the prepayment date and the maturity date or anticipated repayment date, as applicable.

     "Interest Reserve Account" means the account maintained by the trustee for purposes of holding a portion of the scheduled interest paid or advanced on actual/360 mortgage loans in January, except during a leap year, and February, as described under "Description of the Offered Certificates--Interest Reserve Account" in this prospectus supplement.

     "IRS" means the Internal Revenue Service.

     "Loan Balance at Maturity/ARD" means, with respect to any pooled mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "Maturity Assumptions" means, collectively, the following assumptions regarding the series 2000-C1 certificates and the mortgage loans in the trust:

     - the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the initial mortgage pool balance is approximately $713,300,121;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2000-C1 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2000-C1 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

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     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first day of each month and accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 basis or an actual/360 basis;

     - there are no breaches of either mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - monthly debt service payments on the mortgage loans are timely received on the first day of each month;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     - each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     - no mortgage loan is required to be repurchased by either mortgage loan seller;

     - no prepayment premiums or yield maintenance charges are collected;

     - there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 18th day of each month, commencing in July 2000; and

     - the offered certificates are settled on June 28, 2000.

     "Maturity Date/ARD LTV Ratio" means, for any underlying mortgage loan, the related Loan Balance at Maturity/ARD for the particular mortgage loan, divided by the Appraised Value of the related mortgaged real property or properties. However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then Maturity Date/ARD LTV Ratio means the ratio of--

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the discount rate as described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of--

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

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     "Net Operating Income" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net property income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net property income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     "NOI Debt Service Coverage Ratio" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then NOI DSCR means the ratio of--

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "NRSF ", "NRS " or "SF " means the square footage of the net rentable area of a mortgaged real property.

     "Occupancy %" or "Occupancy Percentage" means:

     - for any mortgaged real property other than a hotel, the percentage of leasable square footage or total Units/Rooms/Pads, as the case may be, at the particular property that was physically occupied as of a specified date, as derived from the most recent rent roll provided by the borrower; and

     - for any hotel property, the average monthly occupancy reported for the 12 months preceding the specified date.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     - the lien of current real property taxes and assessments not yet due and payable;

     - covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which do not materially and adversely affect the current use of the mortgaged real property, the security interest of the lender or the value of the mortgaged real property;
                                      S-121
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     - the rights of tenants whether under ground leases or space leases, at the property to remain following a foreclosure or similar proceeding, provided that those tenants are performing under their leases;

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, as evidenced by a marked-up commitment, to be issued in respect of the mortgage loan; and

     - if the mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees and special servicer's standby fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums and late payment charges included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees and special servicer's standby fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges.

     "Prepayment Provisions" for each underlying mortgage loan are as follows:

     - "LO(y)" means the original duration of the lock-out period is y payments;

     - "Defeasance(y)" means the original duration of the defeasance period is y payments;

     - "Grtrx%UPBorYM(y)" means, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "YM(y)" means, for an original period of y payments, the relevant prepayment premium will equal the yield maintenance charge;

     - "Free(y)" means the underlying mortgage loan is freely prepayable for a period of y payments; and

     - "x%(y)" means, for an original period of y payments, the relevant prepayment premium will equal "x%" of the principal amount prepaid.

     "Present Value" means a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the ratio of--

              - the amount of principal being prepaid, to

              - the principal balance outstanding, assuming no prepayments have been made, times

         2. the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment, determined by discounting those payments at the Monthly Discount Rate, less

     - the amount of principal being prepaid.

     "Putnam Loan" means the pooled mortgage loan secured by the property identified on Annex A as the Putnam Building.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions to Certificates Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Recommended Annual Replacement Reserves" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual uncompounded amount for future ongoing repairs and replacements over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the Property Condition Assessment.

     "Related Mortgage Loan Group" means a group of pooled mortgage loans that have at least one principal in common and may or may not be cross-collateralized or have the same borrower.

     "Related Underlying Mortgage Loans" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     - the trustee,

     - the Exemption-Favored Parties,

     - us,

     - the master servicer,

     - the special servicer,

     - any sub-servicers,

     - the mortgage loan sellers,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the cut-off date, and

     - any and all affiliates of any of the aforementioned persons.

     "Revenues" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified time period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues;

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; and

     - for the hospitality properties, guest room, food and beverage, telephone and other revenues.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable loans and real properties;

     - with a view to--

         1. the timely collection of all scheduled payments of principal and interest under those mortgage loans, and

         2. in the case of the special servicer, if a mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2000-C1 certificateholders, as a collective whole, on a present value basis; and

     - without regard to--

         1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,

         2. the ownership of any series 2000-C1 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the obligation of the master servicer to make advances,

         4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances, and

         5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

          1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days;

          2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, is likely to occur within 30 days and either--

        - the default is likely to remain unremedied for at least 60 days, or

        - the related borrower has requested a material modification of the related mortgage loan, other than the waiver of a due-on-sale clause;

          3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "Simple Interest" means 1/12 of the product of--

     - the amounts of prepaid principal, multiplied by

     - the difference between the mortgage rate and the rate, not the yield, on the treasury bill, bond, or note closest in maturity to March 1, 2010, multiplied by

     - the number of months from prepay to maturity.

     "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

     - will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Sub-Servicing Fee Rate" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

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     "Total Principal Payment Amount" means:

     - for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period,

         2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

         4. all advances of principal made with respect to the pooled mortgage loans for that payment date; and

     - for the final payment date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final payment date.

     "Treasury Flat" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the anticipated repayment date of the prepaid underlying mortgage loan as of any particular date. If there is no rate for instruments having a maturity coterminous with the remaining term to maturity or the anticipated repayment date, as applicable, of the subject underlying mortgage loan, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than those remaining term to maturity or anticipated repayment date, as applicable.

     "Underwritten Expenses" or "U/W Expenses" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally consistent with the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a below market management fee, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate or lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar non-recurring expenses.

Underwritten Expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses, and

     - ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     In the case of hospitality properties, Underwritten Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

various undistributed operating expenses such as--

     - general and administrative expenses,

     - management fees,

     - marketing expenses, and

     - franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Underwritten Expenses were based on expenses incurred by the related borrower under the operating lease and not operating expenses by the operator.

     The historical expenses with respect to any mortgaged real property were generally obtained--

     - from borrower-prepared operating statements relating to the latest reported operating period,

     - by analyzing the amount of expenses for previous operating periods, including annualizing any partial periods for which operating statements were available, with adjustments for items deemed inappropriate for annualization, and/or

     - by reviewing the amounts of expenses for periods prior to the latest full calendar year where that information was available or, in the case of a limited number of newly-constructed properties, the borrower's projected operating budget.

     "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI--

     - underwritten capital expenditure reserves,

     - furniture, fixtures and equipment reserves (for hospitality properties), and

     - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "Underwritten NCF Debt Service Coverage Ratio" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized U/W NCF for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then U/W NCF DSCR means the ratio of--

     - the total U/W NCF for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently based upon current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future operating income.

     Actual conditions at any mortgaged real property may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, and if there is no provision allowing for the potential release of the cross-collateralization, then Underwritten NOI DSCR means the ratio of--

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten Revenues" or "U/W Revenues" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements;

     - in the case of the commercial properties, other than hospitality properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements, plus--

         1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, plus

         2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods, and

     - in the case of hospitality properties, annual revenues consistent with historical operating trends and market and competitive conditions.

For multi-family rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

However, Underwritten Revenues were decreased to take into account--

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the mortgaged property. In addition, in the case of any mortgaged real properties that are subject to an operating lease with a single operator, Underwritten Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "Units", "Pads" and "Rooms", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A as "Units";

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A as "Pads"; and

     - in the case of a mortgaged real property operated as a hotel or motel, the number of rooms, which are referred to in Annex A as "Rooms".

     "U/W Annual Replacement Reserves" or "Underwritten Annual Replacement Reserves" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the Recommended Annual Replacement Reserves.

     "Weighted Average Pool Pass-Through Rate" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     A. in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

         (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         (2) the related Administrative Fee Rate; and

     B. in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage--

         (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on--

               - its Stated Principal Balance immediately preceding that payment date, and

               - a rate per annum equal to its mortgage interest rate in effect as of the cut-off date, minus the related Administrative Fee Rate, and

         (2) the denominator of which fraction is the Stated Principal Balance of the mortgage loan immediately prior to that payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause B(1) above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "Year Built" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "Year Renovated" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to both the interior and exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

                                    ANNEX A

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                           [INTENTIONALLY LEFT BLANK]

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                    CUMULATIVE
                                                           % OF        % OF                   WEIGHTED AVERAGES
                                             TOTAL       INITIAL     INITIAL     -------------------------------------------
                              NUMBER OF   CUT-OFF DATE   MORTGAGE    MORTGAGE    MORTGAGE     STATED     U/W
RANGE OF CUT-OFF              MORTGAGE     PRINCIPAL       POOL        POOL      INTEREST   REMAINING    NCF    CUT-OFF DATE
DATE PRINCIPAL BALANCES         LOANS       BALANCE      BALANCE     BALANCE       RATE     TERM (MO.)   DSCR    LTV RATIO
-----------------------       ---------   ------------   --------   ----------   --------   ----------   ----   ------------
$        0 to $  999,999....      78      $ 47,100,255      6.60%       6.60%     8.448%       115       1.43x     64.34%
  1,000,000 to
    2,499,999...............     101       164,982,801     23.13       29.73      8.288        120       1.35      68.37
  2,500,000 to
    4,999,999...............      49       170,621,762     23.92       53.65      8.192        115       1.36      69.14
  5,000,000 to
    7,499,999...............      20       118,550,226     16.62       70.27      8.066        111       1.36      67.41
  7,500,000 to
    9,999,999...............       7        59,628,273      8.36       78.63      8.274        114       1.27      73.34
 10,000,000 to
   14,999,999...............      10       123,798,550     17.36       95.99      8.184        123       1.30      70.80
 15,000,000 to
   24,999.999...............       0                 0      0.00       95.99      0.000          0       0.00       0.00
 25,000,000 to
   49,999,999...............       1        28,618,255      4.01      100.00      7.570        158       1.21      78.95
                                 ---      ------------    ------                  -----        ---       ----      -----
    Totals/Wtd. Avg.........     266      $713,300,121    100.00%                 8.191%       118       1.34x     69.39%
                                 ===      ============    ======                  =====        ===       ====      =====

                               MORTGAGE LOAN TYPE

                                                         % OF       MAXIMUM                  WEIGHTED AVERAGES
                                           TOTAL       INITIAL      CUT-OFF     --------------------------------------------
                           NUMBER OF    CUT-OFF DATE   MORTGAGE      DATE       MORTGAGE     STATED      U/W
                           MORTGAGE      PRINCIPAL       POOL      PRINCIPAL    INTEREST   REMAINING     NCF    CUT-OFF DATE
       LOAN TYPE             LOANS        BALANCE      BALANCE      BALANCE       RATE     TERM (MO.)   DSCR     LTV RATIO
       ---------          -----------   ------------   --------   -----------   --------   ----------   -----   ------------
Balloon Loan............      247       $670,646,009     94.02%   $28,618,255    8.199%       113       1.34x      69.78%
ARD Loan................        3          7,147,010      1.00      3,705,428    7.724        116       1.44       60.25
Fully Amortizing Loan...       16         35,507,102      4.98    $12,904,150    8.132        228       1.33       63.83
                              ---       ------------    ------    -----------    -----        ---       -----      -----
    Totals/Wtd. Avg.....      266       $713,300,121    100.00%                  8.191%       118       1.34x      69.39%
                              ===       ============    ======                   =====        ===       =====      =====

                                  ACCRUAL TYPE

                                                         % OF       MAXIMUM                  WEIGHTED AVERAGES
                                           TOTAL       INITIAL      CUT-OFF     -------------------------------------------
                         NUMBER OF      CUT-OFF DATE   MORTGAGE      DATE       MORTGAGE     STATED     U/W
                          MORTGAGE       PRINCIPAL       POOL      PRINCIPAL    INTEREST   REMAINING    NCF    CUT-OFF DATE
ACCRUAL TYPE               LOANS          BALANCE      BALANCE      BALANCE       RATE     TERM (MO.)   DSCR    LTV RATIO
------------             ---------      ------------   --------    ---------    --------   ----------   ----   ------------
Actual / 360-Basis...       253         $690,321,638     96.78%   $28,618,255    8.199%       119       1.33x     69.51%
30/360 Basis.........        13           22,978,483      3.22      5,285,529    7.950        113       1.44      65.77
                            ---         ------------    ------    -----------    -----        ---       ----      -----
    Totals/Wtd.
      Avg............       266         $713,300,121    100.00%                  8.191%       118       1.34x     69.39%
                            ===         ============    ======                   =====        ===       ====      =====

                            MORTGAGE INTEREST RATES

                                                         % OF                                  WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %    --------------------------------------------
      RANGE OF                          CUT-OFF DATE   MORTGAGE    OF INITIAL     MORTGAGE     STATED     U/W
      MORTGAGE           NUMBER OF       PRINCIPAL       POOL       MORTGAGE      INTEREST   REMAINING    NCF    CUT-OFF DATE
   INTEREST RATES      MORTGAGE LOANS     BALANCE      BALANCE    POOL BALANCE      RATE     TERM (MO.)   DSCR     LTV RATIO
---------------------  --------------   ------------   --------   ------------    --------   ----------   ----   ------------
0.00% to 6.99%.......         1         $  5,259,510      0.74%        0.74%       6.870%         99      1.32x      66.16%
7.00% to 7.24%.......         4           14,374,618      2.02         2.75        7.088          99      1.46       65.61
7.25% to 7.49%.......         8           18,272,420      2.56         5.31        7.322         120      1.41       64.15
7.50% to 7.74%.......        14           77,339,871     10.84        16.16        7.606         145      1.29       73.16
7.75% to 7.99%.......        42           88,670,801     12.43        28.59        7.875         115      1.38       67.11
8.00% to 8.24%.......        55          193,989,143     27.20        55.78        8.119         111      1.31       71.91
8.25% to 8.49%.......        58          149,619,559     20.98        76.76        8.338         112      1.31       69.96
8.50% to 8.74%.......        36           80,856,661     11.34        88.10        8.609         132      1.35       67.12
8.75% to 8.99%.......        30           45,304,937      6.35        94.45        8.853         123      1.36       67.94
9.00% to 9.24%.......         9           27,149,293      3.81        98.25        9.114         113      1.44       65.40
9.25% to 9.49%.......         7           10,731,831      1.50        99.76        9.309         104      1.49       59.65
9.50% to 9.74%.......         0                    0      0.00        99.76        0.000           0      0.00        0.00
9.75% to 9.99%.......         2            1,731,479      0.24       100.00        9.854         118      1.53       49.01
                            ---         ------------    ------       ------        -----        ----      ----       -----
   Totals/Wtd.
     Avg.............       266         $713,300,121    100.00%                    8.191%        118      1.34x      69.39%
                            ===         ============    ======                     =====        ====      ====       =====

                        ORIGINAL TERM TO STATED MATURITY

                                                         % OF                                       WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %               --------------------------------
      RANGE OF                          CUT-OFF DATE   MORTGAGE    OF INITIAL     MORTGAGE     STATED     U/W
   TERMS TO STATED       NUMBER OF       PRINCIPAL       POOL       MORTGAGE      INTEREST   REMAINING    NCF    CUT-OFF DATE
   MATURITY (MOS.)     MORTGAGE LOANS     BALANCE      BALANCE    POOL BALANCE      RATE     TERM (MO.)   DSCR    LTV RATIO
---------------------  --------------   ------------   --------   ------------    --------   ----------   ----   ------------
  0 to 107...........         7         $ 10,712,938      1.50%        1.50%       8.385%         81      1.30x     70.91%
108 to 119...........         1            4,424,160      0.62         2.12        8.120         106      1.31      77.62
120 to 131...........       236          625,972,773     87.76        89.88        8.218         110      1.34      69.36
132 to 179...........         2           28,910,403      4.05        93.93        7.592         158      1.21      78.70
180 to 239...........         8           16,314,343      2.29        96.22        8.189         182      1.22      63.03
240 to 359...........        12           26,965,503      3.78       100.00        8.134         240      1.40      61.99
                            ---         ------------    ------       ------        -----        ----      ----      -----
   Totals/Wtd. Avg...       266         $713,300,121    100.00%                    8.191%        118      1.34x     69.39%
                            ===         ============    ======                     =====        ====      ====      =====

                            MORTGAGE LOAN SEASONING

                                                         % OF                                  WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %    -------------------------------------------
                                        CUT-OFF DATE   MORTGAGE    OF INITIAL     MORTGAGE     STATED     U/W
                         NUMBER OF       PRINCIPAL       POOL       MORTGAGE      INTEREST   REMAINING    NCF    CUT-OFF DATE
SEASONING (MOS.)       MORTGAGE LOANS     BALANCE      BALANCE    POOL BALANCE      RATE     TERM (MO.)   DSCR    LTV RATIO
----------------       --------------   ------------   --------   ------------    --------   ----------   ----   ------------
 0 to  5.............        23         $133,216,943     18.68%       18.68%       8.423%        115      1.28x     71.24%
 6 to 11.............       127          351,572,225     49.29        67.96        8.304         112      1.33      69.62
12 to 17.............        80          158,656,324     22.24        90.21        7.970         128      1.37      69.27
18 to 23.............        24           36,470,870      5.11        95.32        7.481         114      1.43      63.74
24 to 29.............         6           23,766,323      3.33        98.65        7.662         170      1.36      65.77
30 to 35.............         6            9,617,437      1.35       100.00        8.503         139      1.33      67.65
                            ---         ------------    ------       ------        -----        ----      ----      -----
   Totals/Wtd. Avg...       266         $713,300,121    100.00%                    8.191%        118      1.34x     69.39%
                            ===         ============    ======                     =====        ====      ====      =====

                       REMAINING TERM TO STATED MATURITY

                                                                        CUMULATIVE
                                                                           % OF                   WEIGHTED AVERAGES
                                                                         INITIAL     -------------------------------------------
RANGE OF REMAINING         NUMBER OF    TOTAL CUT-OFF    % OF INITIAL    MORTGAGE    MORTGAGE     STATED     U/W
TERMS TO STATED            MORTGAGE    DATE PRINCIPAL      MORTGAGE        POOL      INTEREST   REMAINING    NCF    CUT-OFF DATE
MATURITY (MOS.)              LOANS         BALANCE       POOL BALANCE    BALANCE       RATE     TERM (MO.)   DSCR    LTV RATIO
------------------         ---------   --------------    ------------   ----------   --------   ----------   ----   ------------
  0 to 83................       6       $  8,158,517          1.14%         1.14%     8.778%        76       1.34x     69.06%
 84 to 95................       8         13,965,464          1.96          3.10      8.068         91       1.45      64.95
 96 to 107...............      76        111,751,178         15.67         18.77      7.818        104       1.41      66.60
108 to 119...............     154        507,234,712         71.11         89.88      8.304        112       1.33      70.20
120 to 179...............       7         38,335,565          5.37         95.25      7.797        160       1.24      73.31
180 to 239...............      11         24,928,036          3.49         98.75      7.846        214       1.27      67.40
240 to 359...............       4          8,926,649          1.25        100.00      8.730        287       1.52      54.27
                              ---       ------------        ------                    -----        ---       ----      -----
    Totals/Wtd. Avg. ....     266       $713,300,121        100.00%                   8.191%       118       1.34x     69.39%
                              ===       ============        ======                    =====        ===       ====      =====

                               PREPAYMENT PREMIUM

                                                                                                   WEIGHTED AVERAGES
                                                                         MAXIMUM      -------------------------------------------
                           NUMBER OF   TOTAL CUT-OFF    % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W
                           MORTGAGE    DATE PRINCIPAL     MORTGAGE      PRINCIPAL     INTEREST   REMAINING    NCF    CUT-OFF DATE
PREPAYMENT PREMIUM           LOANS        BALANCE       POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------------------         ---------   --------------   ------------   ------------   --------   ----------   ----   ------------
Lockout/Defeasance.......     179       $605,189,723        84.84%     $28,618,255     8.224%       117       1.32x     70.09%
Lockout/> of YM or 1%....      44         56,691,332         7.95        5,259,510     8.039        120       1.39      66.55
Lockout/YM...............       3         21,098,310         2.96       12,904,150     7.423        174       1.44      62.37
> of YM or 1%............      25         16,411,839         2.30        1,810,481     8.032        106       1.45      62.15
> of YM or 1%/Declining
  Fee....................       6          4,789,155         0.67        1,578,624     8.373        137       1.34      65.39
Lockout/Declining Fee....       5          4,215,798         0.59        1,470,069     9.243         80       1.43      71.60
YM/Declining Fee.........       3          3,795,239         0.53        1,440,456     8.646         87       1.45      72.12
YM.......................       1          1,108,725         0.16        1,108,725     8.250         95       1.26      73.92
                              ---       ------------       ------      -----------     -----        ---       ----      -----
    Totals/Wtd. Avg. ....     266       $713,300,121       100.00%                     8.191%       118       1.34x     69.39%
                              ===       ============       ======                      =====        ===       ====      =====

                      PREPAYMENT PREMIUM BY MORTGAGE RATE

                                                                   WEIGHTED AVERAGES      % OF INITIAL MORTGAGE POOL BALANCE
                                                                 ---------------------   -------------------------------------
                                                        % OF
                                                      INITIAL                                         LOCKOUT THEN    LOCKOUT
                         NUMBER OF   TOTAL CUT-OFF    MORTGAGE   MORTGAGE     STATED      LOCKOUT      GREATER OF      THEN
                         MORTGAGE    DATE PRINCIPAL     POOL     INTEREST   REMAINING       THEN       1% OR YLD.      YLD.
MORTGAGE RATE              LOANS        BALANCE       BALANCE      RATE     TERM (MO.)   DEFEASANCE      MAINT.       MAINT.
-------------              -----        -------       -------      ----     ----------   ----------      ------       ------
6.75% to 6.99%.........       1       $  5,259,510       0.74%    6.870%        99          0.00%         0.74%         0.00%
7.00% to 7.24%.........       4         14,374,618       2.02     7.088         99          1.08          0.93          0.00
7.25% to 7.49%.........       8         18,272,420       2.56     7.322        120          0.84          0.58          1.15
7.50% to 7.74%.........      14         77,339,871      10.84     7.606        145          8.45          0.16          1.81
7.75% to 7.99%.........      42         88,670,801      12.43     7.875        115         10.22          1.16          0.00
8.00% to 8.24%.........      55        193,989,143      27.20     8.119        111         25.77          0.48          0.00
8.25% to 8.49%.........      58        149,619,559      20.98     8.338        112         18.68          1.71          0.00
8.50% to 8.74%.........      36         80,856,661      11.34     8.609        132         10.49          0.75          0.00
8.75% to 8.99%.........      30         45,304,937       6.35     8.853        123          4.68          1.02          0.00
9.00% to 9.24%.........       9         27,149,293       3.81     9.114        113          3.68          0.13          0.00
9.25% to 9.49%.........       7         10,731,831       1.50     9.309        104          0.90          0.11          0.00
9.50% to 9.74%.........       0                  0       0.00     0.000          0          0.00          0.00          0.00
9.75% to 9.99%.........       2          1,731,479       0.24     9.854        118          0.04          0.20          0.00
                            ---       ------------     ------     -----        ---         -----         -----         -----
    Totals/Wtd. Avg....     266       $713,300,121     100.00%    8.191%       118         84.84%         7.95%         2.96%
                            ===       ============     ======     =====        ===         =====         =====         =====

                                        % OF INITIAL MORTGAGE POOL BALANCE
                         -----------------------------------------------------------------
                                      GREATER OF                      YLD.
                         GREATER OF   1% OR YLD.                     MAINT.
                             1%       MAINT. THEN                     THEN
                          OR YLD.      DECLINING    LOCKOUT THEN    DECLINING      YLD.
MORTGAGE RATE              MAINT.         FEE       DECLINING FEE      FEE        MAINT.
-------------              ------         ---       -------------      ---        ------
6.75% to 6.99%.........     0.00%        0.00%          0.00%         0.00%        0.00%
7.00% to 7.24%.........     0.00         0.00           0.00          0.00         0.00
7.25% to 7.49%.........     0.00         0.00           0.00          0.00         0.00
7.50% to 7.74%.........     0.42         0.00           0.00          0.00         0.00
7.75% to 7.99%.........     1.05         0.00           0.00          0.00         0.00
8.00% to 8.24%.........     0.53         0.42           0.00          0.00         0.00
8.25% to 8.49%.........     0.20         0.04           0.00          0.19         0.16
8.50% to 8.74%.........     0.00         0.00           0.10          0.00         0.00
8.75% to 8.99%.........     0.10         0.21           0.00          0.34         0.00
9.00% to 9.24%.........     0.00         0.00           0.00          0.00         0.00
9.25% to 9.49%.........     0.00         0.00           0.50          0.00         0.00
9.50% to 9.74%.........     0.00         0.00           0.00          0.00         0.00
9.75% to 9.99%.........     0.00         0.00           0.00          0.00         0.00
                            ----         ----           ----          ----         ----
    Totals/Wtd. Avg....     2.30%        0.67%          0.59%         0.53%        0.16%
                            ====         ====           ====          ====         ====

         MORTGAGE POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME(1)

                                                                  MONTHS FOLLOWING CUT-OFF DATE
                                 ------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION             0         12        24        36        48        60        72        84        96       108
----------------------           ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Remaining Mortgage Pool
  Balance(2)...................  100.00%    98.97%    97.85%    96.63%    95.34%    93.90%    92.18%    89.61%    86.18%    66.10%
Locked(3)......................   95.60     95.64     95.01     94.01     89.04     87.39     87.20     87.72     87.25     62.10
Yield Maintenance..............    4.40      4.36      4.99      5.99     10.37     11.12     11.31     11.29     10.11      5.20
5% Premium.....................    0.00      0.00      0.00      0.00      0.09      0.00      0.00      0.00      0.00      0.04
4% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.09      0.00      0.00      0.00      0.00
3% Premium.....................    0.00      0.00      0.00      0.00      0.50      0.90      0.09      0.00      0.00      0.00
2% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.50      0.90      0.09      0.00      0.00
1% Premium.....................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.16      0.09      0.00
Open...........................    0.00      0.00      0.00      0.00      0.00      0.00      0.50      0.74      2.55     32.67
                                 ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
         Total.................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 ======    ======    ======    ======    ======    ======    ======    ======    ======    ======

---------------

(1) All numbers, unless otherwise noted, are as a percentage of the total mortgage pool balance at the specified point in time.

(2) Remaining mortgage pool balance as a percentage of the initial mortgage pool balance at the specified point in time.

(3) Locked includes loans in defeasance.

                                 PROPERTY TYPES

                                                      % OF                                  WEIGHTED AVERAGES
                        NUMBER OF       TOTAL       INITIAL      MAXIMUM      ---------------------------------------------
                        MORTGAGED    CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED      U/W
                           REAL       PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING     NCF    CUT-OFF DATE
PROPERTY TYPES          PROPERTIES     BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR      LTV RATIO
--------------          ----------   ------------   --------   ------------   --------   ----------   -----   -------------
Office................      45       $188,926,406     26.49%   $28,618,255     8.029%       118       1.29x       72.07%
Multifamily...........      99        160,172,984     22.46     14,641,647     8.135        110       1.32        71.61
Unanchored Retail.....      54        106,927,302     14.99      6,959,929     8.189        117       1.35        68.44
Industrial............      28         83,496,096     11.71      8,133,454     8.465        114       1.31        69.18
Anchored Retail.......       7         49,389,199      6.92     14,887,463     8.161        119       1.33        67.82
Office/Retail.........      11         42,490,237      5.96     12,904,150     7.834        140       1.39        66.26
Full Service Hotel....       6         36,962,179      5.18     12,899,824     8.519        108       1.47        60.90
Limited Service
  Hotel...............       9         19,935,076      2.79      4,462,078     8.998        201       1.54        59.29
Mixed Use.............       3         12,613,771      1.77      6,834,742     8.360        109       1.33        70.37
Mobile Home Park......       8          8,848,463      1.24      2,059,553     8.381        109       1.41        67.74
Self Storage..........       1          3,538,410      0.50      3,538,410     8.620        113       1.44        65.53
                           ---       ------------    ------    ===========     -----        ---       -----       -----
    Totals/Wtd. Avg...     271       $713,300,121    100.00%                   8.191%       118       1.34x       69.39%
                           ===       ============    ======                    =====        ===       =====       =====

                              ENCUMBERED INTEREST

                                                     % OF                                 WEIGHTED AVERAGES
                       NUMBER OF       TOTAL       INITIAL      MAXIMUM      --------------------------------------------
                       MORTGAGED    CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   MORTGAGE     STATED     U/W
                          REAL       PRINCIPAL       POOL      PRINCIPAL     INTEREST   REMAINING    NCF    CUT-OFF DATE
ENCUMBERED INTEREST    PROPERTIES     BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)   DSCR     LTV RATIO
-------------------    ----------   ------------   --------   ------------   --------   ----------   ----   -------------
Ownership............     262       $654,193,548     91.71%   $28,618,255     8.204%       117       1.33x      70.15%
Leasehold............       6         47,297,546      6.63     12,904,150     8.132        140       1.40       62.18
Ownership in part and
  Leasehold in
  part...............       3         11,809,028      1.66      5,922,695     7.702        105       1.49       56.02
                          ---       ------------    ------    ===========     -----        ---       ----       -----
    Totals/Wtd.
      Avg. ..........     271       $713,300,121    100.00%                   8.191%       118       1.34x      69.39%
                          ===       ============    ======                    =====        ===       ====       =====

                  UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

                                                         % OF                                   WEIGHTED AVERAGES
                                           TOTAL       INITIAL    CUMULATIVE %   -----------------------------------------------
                            NUMBER OF   CUT-OFF DATE   MORTGAGE    OF INITIAL    MORTGAGE     STATED
         RANGE OF           MORTGAGE     PRINCIPAL       POOL       MORTGAGE     INTEREST   REMAINING    U/W NCF   CUT-OFF DATE
     U/W NCF DSCR (X)         LOANS       BALANCE      BALANCE    POOL BALANCE     RATE     TERM (MO.)    DSCR       LTV RATIO
     ----------------       ---------   ------------   --------   ------------   --------   ----------   -------   -------------
1.00 to 1.09..............       2      $  4,619,411      0.65%        0.65%      8.103%       201        1.05x        72.06%
1.10 to 1.19..............       5        30,319,724      4.25         4.90       8.096        120        1.19         74.13
1.20 to 1.24..............      23        91,209,314     12.79        17.69       8.028        127        1.23         74.63
1.25 to 1.29..............      76       207,298,886     29.06        46.75       8.250        113        1.28         71.93
1.30 to 1.39..............      82       236,434,025     33.15        79.89       8.177        120        1.34         69.58
1.40 to 1.49..............      37        73,419,991     10.29        90.19       8.392        114        1.43         64.47
1.50 to 1.59..............      21        37,944,357      5.32        95.51       7.996        117        1.55         58.81
1.60 to 1.69..............      12        23,227,419      3.26        98.76       8.066        126        1.64         55.77
1.70 to 1.79..............       3         5,687,372      0.80        99.56       8.881        109        1.75         68.31
1.80 to 2.39..............       2         1,131,651      0.16        99.72       8.220        111        2.16         36.17
2.40 to 2.99..............       2           794,078      0.11        99.83       8.225        105        2.61         30.69
3.00 to 3.59..............       1         1,213,893      0.17       100.00       8.875        111        3.00         27.59
                               ---      ------------    ------       ------       -----        ---        ----         -----
  Totals/Wtd. Avg. .......     266      $713,300,121    100.00%                   8.191%       118        1.34x        69.39%
                               ===      ============    ======                    =====        ===        ====         =====

                             CUT-OFF DATE LTV RATIO

                                                       % OF        CUMULATIVE                  WEIGHTED AVERAGES
                                       TOTAL         INITIAL          % OF        -------------------------------------------
                        NUMBER OF   CUT-OFF DATE     MORTGAGE        INITIAL      MORTGAGE     STATED     U/W
RANGE OF CUT-OFF DATE   MORTGAGE     PRINCIPAL         POOL       MORTGAGE POOL   INTEREST   REMAINING    NCF    CUT-OFF DATE
LTV RATIO                 LOANS       BALANCE        BALANCE         BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
---------------------   ---------   ------------   ------------   -------------   --------   ----------   ----   ------------
 0.00% to 39.99%......       5      $  3,379,383        0.47%          0.47%       8.359%       108       2.46x     31.95%
40.00% to 44.99%......       4         4,496,508        0.63           1.10        9.022        119       1.68      41.45
45.00% to 49.99%......       7        16,004,415        2.24           3.35        8.269        149       1.51      46.85
50.00% to 54.99%......      11        21,060,383        2.95           6.30        8.034        128       1.51      52.67
55.00% to 59.99%......      21        27,465,211        3.85          10.15        8.072        117       1.46      57.92
60.00% to 64.99%......      33        67,273,088        9.43          19.58        8.488        122       1.39      62.55
65.00% to 69.99%......      56       158,820,769       22.27          41.85        8.222        119       1.34      67.76
70.00% to 74.99%......      91       308,956,451       43.31          85.16        8.197        113       1.30      72.95
75.00% to 79.99%......      37       104,148,994       14.60          99.76        7.948        124       1.27      77.79
80.00% to 84.99%......       1         1,694,919        0.24         100.00        7.875        107       1.25      84.75
                           ---      ------------      ------                       -----        ---       ----      -----
    Totals/Wtd. Avg...     266      $713,300,121      100.00%                      8.191%       118       1.34x     69.39%
                           ===      ============      ======                       =====        ===       ====      =====

                          MATURITY DATE/ARD LTV RATIO

                                                                 CUMULATIVE
                                                                    % OF                   WEIGHTED AVERAGES
      RANGE OF                        TOTAL       % OF INITIAL    INITIAL     -------------------------------------------
      MATURITY         NUMBER OF   CUT-OFF DATE     MORTGAGE      MORTGAGE    MORTGAGE     STATED     U/W
      DATE/ARD         MORTGAGE     PRINCIPAL         POOL          POOL      INTEREST   REMAINING    NCF    CUT-OFF DATE
      LTV RATIO          LOANS       BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)   DSCR    LTV RATIO
      ---------        ---------   ------------   ------------   ----------   --------   ----------   ----   ------------
 0.00% to  4.99%.....      14      $ 29,160,228        4.09%         4.09%     8.006%       215       1.29x     65.60%
 5.00% to 24.99%.....       7        13,890,754        1.95          6.04      8.164        202       1.67      51.61
25.00% to 49.99%.....      35        53,928,431        7.56         13.60      8.267        113       1.50      53.39
50.00% to 54.99%.....      28        54,168,896        7.59         21.19      8.198        106       1.42      61.83
55.00% to 59.99%.....      43        91,956,536       12.89         34.08      8.229        109       1.36      67.39
60.00% to 64.99%.....      69       220,264,321       30.88         64.96      8.198        117       1.31      71.64
65.00% to 69.99%.....      60       227,210,388       31.85         96.81      8.177        111       1.29      74.22
70.00% to 74.99%.....       9        21,025,649        2.95         99.76      8.184        109       1.28      78.69
75.00% to 79.99%.....       1         1,694,919        0.24        100.00      7.875        107       1.25      84.75
                          ---      ------------      ------        ------      -----        ---       ----      -----
    Totals/Wtd.
      Avg. ..........     266      $713,300,121      100.00%                   8.191%       118       1.34x     69.39%
                          ===      ============      ======                    =====        ===       ====      =====

Note: For purposes of this Annex A, we have assumed that ARD Loans mature on their respective anticipated repayment dates.

                                     STATES

                                                                        CUMULATIVE                 WEIGHTED AVERAGES
                          NUMBER OF                     % OF INITIAL   % OF INITIAL   -------------------------------------------
                          MORTGAGED    TOTAL CUT-OFF      MORTGAGE       MORTGAGE     MORTGAGE     STATED     U/W
                             REAL      DATE PRINCIPAL       POOL           POOL       INTEREST   REMAINING    NCF    CUT-OFF DATE
STATES                    PROPERTIES      BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------                    ----------      -------         -------        -------        ----     ----------   ----    ---------
California..............      54        $158,970,997        22.29%         22.29%      8.026%       120       1.35x     69.56%
New York................      27         101,650,658        14.25          36.54       8.158        113       1.34      68.08
Massachusetts...........       9          72,167,959        10.12          46.65       7.864        130       1.29      73.32
Nevada..................      11          46,304,973         6.49          53.15       8.381        115       1.25      70.50
Florida.................      25          41,405,893         5.80          58.95       8.159        109       1.41      68.13
Texas...................      30          34,689,981         4.86          63.81       8.461        104       1.34      69.10
Pennsylvania............       4          32,383,208         4.54          68.35       8.101        112       1.30      71.86
New Jersey..............      10          25,965,176         3.64          71.99       8.753        114       1.42      65.29
Arizona.................       9          21,879,227         3.07          75.06       7.982        107       1.33      67.24
Minnesota...............       4          19,120,362         2.68          77.74       8.508        126       1.29      70.12
Maryland................       4          18,250,659         2.56          80.30       8.524        112       1.29      74.19
Oregon..................       6          13,031,533         1.83          82.13       8.215        115       1.30      68.14
Washington..............       6          12,824,476         1.80          83.93       8.186        117       1.34      67.07
Connecticut.............       7          11,633,217         1.63          85.56       8.351        112       1.52      67.97
Ohio....................      13          11,119,250         1.56          87.12       8.074        109       1.42      61.73
Louisiana...............       7          10,667,056         1.50          88.61       8.472        188       1.44      64.22
Georgia.................       6           9,894,526         1.39          90.00       8.458        114       1.38      70.18
Michigan................       4           9,843,863         1.38          91.38       8.656        136       1.32      67.57
Illinois................       2           9,189,127         1.29          92.67       8.760        113       1.26      72.87
Mississippi.............       4           5,706,186         0.80          93.47       8.578        236       1.46      57.77
Virginia................       2           4,694,308         0.66          94.12       8.036        109       1.30      67.02
North Carolina..........       3           4,424,927         0.62          94.75       8.418        124       1.31      69.90
Vermont.................       1           4,424,160         0.62          95.37       8.120        106       1.31      77.62
Arkansas................       1           3,488,140         0.49          95.85       8.030        114       1.26      74.22
Indiana.................       2           3,325,035         0.47          96.32       7.870        109       1.26      75.77
Utah....................       1           3,215,949         0.45          96.77       8.070        113       1.25      73.09
Missouri................       2           3,098,572         0.43          97.21       8.072        107       1.43      70.33
Colorado................       3           3,048,429         0.43          97.63       7.855        105       1.41      66.64
Maine...................       2           2,578,542         0.36          97.99       8.972        112       1.38      71.18
Tennessee...............       1           2,554,420         0.36          98.35       7.130         98       1.17      76.82
West Virginia...........       1           2,269,770         0.32          98.67       7.375        211       1.16      70.60
Wisconsin...............       1           2,105,829         0.30          98.97       8.970        116       1.25      72.61
Rhode Island............       1           1,842,937         0.26          99.22       8.290        113       1.31      59.45
Idaho...................       1           1,493,286         0.21          99.43       8.090        112       1.28      74.66
Kentucky................       1           1,439,330         0.20          99.64       9.875        114       1.58      47.98
New Hampshire...........       4           1,280,775         0.18          99.82       8.560        108       1.59      65.18
Nebraska................       1             999,938         0.14          99.96       8.030        106       1.40      62.50
Kansas..................       1             317,445         0.04         100.00       8.625        103       1.32      73.74
                             ---        ------------       ------         ------       -----        ---       ----      -----
    Totals/Wtd. Avg.....     271        $713,300,121       100.00%                     8.191%       118       1.34x     69.39%
                             ===        ============       ======                      =====        ===       ====      =====

                  GENERAL MORTGAGED REAL PROPERTY INFORMATION

CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1         SBRC     Putnam Building                                                    One Upland Road
   2         GCFP     Jovanna Villas Apartments                                          2720 West Serene Avenue
   3         GCFP     Los Cabos II Apartments                                            4701 Lawerence Street
   4         GCFP     Sunrise Plaza Shopping Center                                      620-696 Blossom Hill Road
   5         GCFP     Hasbrouck & Torview Apartments                                     16A Kensington Circle
   6         SBRC     Sports Arena Village                                               3730-3780 Sports Arena Boulevard &
                                                                                         4015-4065 Hancock Street
   7         GCFP     Holiday Inn Somerset                                               195 Davidson Avenue
   8         GCFP     Southridge Shopping Center                                         1300-1450 Mendota Road
   9         GCFP     Stewart Plaza                                                      370-494 North Mountain Avenue
   10        GCFP     The Carriage Building (Building 39)                                39 First Avenue
   11        GCFP     1000 Adams Avenue                                                  1000 Adams Avenue
   12        GCFP     101 West Avenue                                                    101 West Avenue
   13        GCFP     Clearview Farms Apartments                                         306 Robert Quigley Drive
   14        GCFP     The TJ Building                                                    930 Flushing Avenue
   15        GCFP     International Precision Components Corp. Building                  28468 & 28251 North Ballard Road
   16        GCFP     480 Sprague Street                                                 480 Sprague Street
   17        GCFP     990 Spring Garden Street                                           990 Spring Garden Street
   18        SBRC     Los Altos Woods Office Building                                    5050 El Camino Real
   19        GCFP     655 Merrick Avenue                                                 655 Merrick Avenue
   20        GCFP     Nicholson Plaza                                                    5000-5060 Nicholson Lane
   21        GCFP     Ventura Village Shopping Center                                    21347 Ventura Boulevard
   22        SBRC     Bridgetown 1 Office Building                                       1631 Northwest Thurman Street
   23        GCFP     Courtyard Center                                                   2404-2410 San Ramon Valley Boulevard
   24        GCFP     Raymour & Flanigan Plaza A                                         625-665 Boston Road
   25        GCFP     4707 East Baseline Road                                            4707 East Baseline Road
   26        GCFP     Holiday Inn Arena                                                  2-8 Hawley Street
   27        GCFP     Kentbrook Apartments                                               9803 South 248th Street
   28        GCFP     Ramada Plaza Hotel and Office Building                             One Ramada Plaza
   29        GCFP     Quail Park I                                                       801 South Rancho Drive
   30        GCFP     139 Main Street                                                    139 Main Street
   31        GCFP     Holiday Inn University                                             4105 Vestal Parkway East
   32        GCFP     PRG - Scenic Technologies                                          6050 South Valley View Boulevard
   33        GCFP     Raymour & Flanigan Plaza B                                         490 New Park Avenue
   34        GCFP     West County Professional and Medical Center                        14120-14180 Beach Boulevard
   35        SBRC     Herndon Plaza Retail Center                                        East Colonial Drive
   36        GCFP     15250 Avenue of Science                                            15250 Avenue of Science
   37        GCFP     The Barnyard Retail Center                                         Highway One at Carmel Valley Road
   38        GCFP     711 Madison Avenue                                                 25 East 63rd Street
   39        SBRC     132 South Rodeo Drive                                              132 South Rodeo Drive
   40        GCFP     4001 Fairview Industrial Drive Southeast                           4001 Fairview Industrial Drive Southeast
   41        GCFP     The Parris Building (Building 34)                                  One First Avenue
   42        SBRC     Cherry Tree Shopping Center                                        11200 Scaggsville Road
   43        SBRC     1916-1928 Old Middlefield Road                                     1916-1928 Old Middlefield Road
   44        GCFP     Days Inn Singer Island                                             2700 North Ocean Avenue
   45        GCFP     The Sports Authority                                               51-30 Northern Boulevard
   46        GCFP     Grand Union Supermarket                                            Southwest Corner of Route 7A and Equinox
                                                                                         Terrace
   47        GCFP     Parklawn Center                                                    11910 Parklawn Drive
   48        GCFP     Two World's Fair Drive                                             Two World's Fair Drive
   49        GCFP     Arden Woods Office Building                                        4105 Lexington Avenue North
   50        GCFP     350 Centerpointe                                                   350 Essjay Road
   51        GCFP     Erie Canal Commons                                                 2500-2570 Ridgeway Avenue
   52        GCFP     Executive Center Northridge                                        19145-19215 Parthenia Street
   53        SBRC     Jester Village Retail Center                                       6507 Jester Boulevard
   54        GCFP     Suncreek Corporate Center                                          7777 Greenback Lane
   55        GCFP     Airport Business Plaza                                             6401, 6431, 6451 South Country Club Road;
                                                                                         3191 East Valencia Road
   56        SBRC     Otay Distribution Center                                           6987-6995 Calle De Linea
   57        GCFP     Groesbeck Industrial Park                                          145-195 Malow Street
   58        GCFP     A Safe Self Storage                                                160 Johnson Avenue
   59        GCFP     Audobon One                                                        1890 Preston White Drive
   60        GCFP     Quail Valley Apartments                                            5300 Baseline Road
   61        SBRC     Valley Sunset Center                                               704 West Sunset Road
   62        GCFP     Tangerine Hill Apartments                                          360 Bethel Avenue
   63        GCFP     Modesto Imaging Center                                             157 East Coolidge Avenue
   64        GCFP     Beechnut Grove Apartments                                          7511 Beechnut


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                   CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------
   1         SBRC     Putnam Building                                                    Norwood                        MA
   2         GCFP     Jovanna Villas Apartments                                          Las Vegas                      NV
   3         GCFP     Los Cabos II Apartments                                            North Las Vegas                NV
   4         GCFP     Sunrise Plaza Shopping Center                                      San Jose                       CA
   5         GCFP     Hasbrouck & Torview Apartments                                     Garnerville                    NY
   6         SBRC     Sports Arena Village                                               San Diego                      CA
   7         GCFP     Holiday Inn Somerset                                               Somerset                       NJ
   8         GCFP     Southridge Shopping Center                                         Inver Grove Heights            MN
   9         GCFP     Stewart Plaza                                                      Upland                         CA
   10        GCFP     The Carriage Building (Building 39)                                Charlestown                    MA
   11        GCFP     1000 Adams Avenue                                                  Lower Providence Township      PA
   12        GCFP     101 West Avenue                                                    Jenkintown                     PA
   13        GCFP     Clearview Farms Apartments                                         Scottsville                    NY
   14        GCFP     The TJ Building                                                    Brooklyn                       NY
   15        GCFP     International Precision Components Corp. Building                  Lake Forest                    IL
   16        GCFP     480 Sprague Street                                                 Dedham                         MA
   17        GCFP     990 Spring Garden Street                                           Philadelphia                   PA
   18        SBRC     Los Altos Woods Office Building                                    Los Altos                      CA
   19        GCFP     655 Merrick Avenue                                                 Westbury                       NY
   20        GCFP     Nicholson Plaza                                                    Rockville                      MD
   21        GCFP     Ventura Village Shopping Center                                    Woodland Hills                 CA
   22        SBRC     Bridgetown 1 Office Building                                       Portland                       OR
   23        GCFP     Courtyard Center                                                   San Ramon                      CA
   24        GCFP     Raymour & Flanigan Plaza A                                         Springfield                    MA
   25        GCFP     4707 East Baseline Road                                            Phoenix                        AZ
   26        GCFP     Holiday Inn Arena                                                  Binghamton                     NY
   27        GCFP     Kentbrook Apartments                                               Kent                           WA
   28        GCFP     Ramada Plaza Hotel and Office Building                             New Rochelle                   NY
   29        GCFP     Quail Park I                                                       Las Vegas                      NV
   30        GCFP     139 Main Street                                                    Cambridge                      MA
   31        GCFP     Holiday Inn University                                             Vestal                         NY
   32        GCFP     PRG - Scenic Technologies                                          Las Vegas                      NV
   33        GCFP     Raymour & Flanigan Plaza B                                         West Hartford                  CT
   34        GCFP     West County Professional and Medical Center                        Westminster                    CA
   35        SBRC     Herndon Plaza Retail Center                                        Orlando                        FL
   36        GCFP     15250 Avenue of Science                                            San Diego                      CA
   37        GCFP     The Barnyard Retail Center                                         Carmel Valley                  CA
   38        GCFP     711 Madison Avenue                                                 New York                       NY
   39        SBRC     132 South Rodeo Drive                                              Beverly Hills                  CA
   40        GCFP     4001 Fairview Industrial Drive Southeast                           Salem                          OR
   41        GCFP     The Parris Building (Building 34)                                  Charlestown                    MA
   42        SBRC     Cherry Tree Shopping Center                                        Laurel                         MD
   43        SBRC     1916-1928 Old Middlefield Road                                     Mountain View                  CA
   44        GCFP     Days Inn Singer Island                                             Singer Island                  FL
   45        GCFP     The Sports Authority                                               Long Island City               NY
   46        GCFP     Grand Union Supermarket                                            Manchester                     VT
   47        GCFP     Parklawn Center                                                    Rockville                      MD
   48        GCFP     Two World's Fair Drive                                             Franklin                       NJ
   49        GCFP     Arden Woods Office Building                                        Arden Hills                    MN
   50        GCFP     350 Centerpointe                                                   Williamsville                  NY
   51        GCFP     Erie Canal Commons                                                 Rochester                      NY
   52        GCFP     Executive Center Northridge                                        Northridge                     CA
   53        SBRC     Jester Village Retail Center                                       Austin                         TX
   54        GCFP     Suncreek Corporate Center                                          Citrus Heights                 CA
   55        GCFP     Airport Business Plaza                                             Tucson                         AZ
   56        SBRC     Otay Distribution Center                                           San Diego                      CA
   57        GCFP     Groesbeck Industrial Park                                          Mount Clemens                  MI
   58        GCFP     A Safe Self Storage                                                Hackensack                     NJ
   59        GCFP     Audobon One                                                        Reston                         VA
   60        GCFP     Quail Valley Apartments                                            Little Rock                    AR
   61        SBRC     Valley Sunset Center                                               Henderson                      NV
   62        GCFP     Tangerine Hill Apartments                                          Sanger                         CA
   63        GCFP     Modesto Imaging Center                                             Modesto                        CA
   64        GCFP     Beechnut Grove Apartments                                          Houston                        TX


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                 ZIP CODE      COUNTY
-------------------------------------------------------------------------------------------------------------------------------
   1         SBRC     Putnam Building                                                     02062    Norfolk
   2         GCFP     Jovanna Villas Apartments                                           89123    Clark
   3         GCFP     Los Cabos II Apartments                                             89031    Clark
   4         GCFP     Sunrise Plaza Shopping Center                                       95123    Santa Clara
   5         GCFP     Hasbrouck & Torview Apartments                                      10923    Rockland
   6         SBRC     Sports Arena Village                                                92110    San Diego
   7         GCFP     Holiday Inn Somerset                                                08873    Somerset
   8         GCFP     Southridge Shopping Center                                          55077    Dakota
   9         GCFP     Stewart Plaza                                                       91786    San Bernardino
   10        GCFP     The Carriage Building (Building 39)                                 02129    Suffolk
   11        GCFP     1000 Adams Avenue                                                   19403    Montgomery
   12        GCFP     101 West Avenue                                                     19046    Montgomery
   13        GCFP     Clearview Farms Apartments                                          14546    Monroe
   14        GCFP     The TJ Building                                                     11206    Kings
   15        GCFP     International Precision Components Corp. Building                   60045    Lake
   16        GCFP     480 Sprague Street                                                  02026    Norfolk
   17        GCFP     990 Spring Garden Street                                            19123    Philadelphia
   18        SBRC     Los Altos Woods Office Building                                     94022    Santa Clara
   19        GCFP     655 Merrick Avenue                                                  11590    Nassau
   20        GCFP     Nicholson Plaza                                                     20852    Montgomery
   21        GCFP     Ventura Village Shopping Center                                     91364    Los Angeles
   22        SBRC     Bridgetown 1 Office Building                                        97209    Multnomah
   23        GCFP     Courtyard Center                                                    94583    Contra Costa
   24        GCFP     Raymour & Flanigan Plaza A                                          01119    Hampden
   25        GCFP     4707 East Baseline Road                                             85040    Maricopa
   26        GCFP     Holiday Inn Arena                                                   13901    Broome
   27        GCFP     Kentbrook Apartments                                                98031    King
   28        GCFP     Ramada Plaza Hotel and Office Building                              10801    Westchester
   29        GCFP     Quail Park I                                                        89106    Clark
   30        GCFP     139 Main Street                                                     02142    Middlesex
   31        GCFP     Holiday Inn University                                              13850    Broome
   32        GCFP     PRG - Scenic Technologies                                           89118    Clark
   33        GCFP     Raymour & Flanigan Plaza B                                          06110    Hartford
   34        GCFP     West County Professional and Medical Center                         92683    Orange
   35        SBRC     Herndon Plaza Retail Center                                         32801    Orange
   36        GCFP     15250 Avenue of Science                                             92128    San Diego
   37        GCFP     The Barnyard Retail Center                                          93923    Monterey
   38        GCFP     711 Madison Avenue                                                  10021    New York
   39        SBRC     132 South Rodeo Drive                                               90212    Los Angeles
   40        GCFP     4001 Fairview Industrial Drive Southeast                            97302    Marion
   41        GCFP     The Parris Building (Building 34)                                   02129    Suffolk
   42        SBRC     Cherry Tree Shopping Center                                         20723    Howard
   43        SBRC     1916-1928 Old Middlefield Road                                      94043    Santa Clara
   44        GCFP     Days Inn Singer Island                                              33404    Palm Beach
   45        GCFP     The Sports Authority                                                11377    Queens
   46        GCFP     Grand Union Supermarket                                             05201    Bennington
   47        GCFP     Parklawn Center                                                     20852    Montgomery
   48        GCFP     Two World's Fair Drive                                              08873    Somerset
   49        GCFP     Arden Woods Office Building                                         55126    Ramsey
   50        GCFP     350 Centerpointe                                                    14221    Erie
   51        GCFP     Erie Canal Commons                                                  14626    Monroe
   52        GCFP     Executive Center Northridge                                         91324    Los Angeles
   53        SBRC     Jester Village Retail Center                                        78750    Travis
   54        GCFP     Suncreek Corporate Center                                           95610    Sacramento
   55        GCFP     Airport Business Plaza                                              85706    Pima
   56        SBRC     Otay Distribution Center                                            92137    San Diego
   57        GCFP     Groesbeck Industrial Park                                           48143    Macomb
   58        GCFP     A Safe Self Storage                                                 07601    Bergen
   59        GCFP     Audobon One                                                         20190    Fairfax
   60        GCFP     Quail Valley Apartments                                             72209    Pulaski
   61        SBRC     Valley Sunset Center                                                89015    Clark
   62        GCFP     Tangerine Hill Apartments                                           93657    Fresno
   63        GCFP     Modesto Imaging Center                                              95351    Stanislaus
   64        GCFP     Beechnut Grove Apartments                                           77074    Harris


CONTROL   MORTGAGE                                                                                                       PROPERTY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                    PROPERTY TYPE                  SIZE
-----------------------------------------------------------------------------------------------------------------------------------
   1         SBRC     Putnam Building                                                     Office                          231,000
   2         GCFP     Jovanna Villas Apartments                                           Multifamily                         264
   3         GCFP     Los Cabos II Apartments                                             Multifamily                         210
   4         GCFP     Sunrise Plaza Shopping Center                                       Anchored Retail                 113,266
   5         GCFP     Hasbrouck & Torview Apartments                                      Multifamily                         373
   6         SBRC     Sports Arena Village                                                Office/Retail                   254,679
   7         GCFP     Holiday Inn Somerset                                                Full Service Hotel                  284
   8         GCFP     Southridge Shopping Center                                          Anchored Retail                 202,308
   9         GCFP     Stewart Plaza                                                       Office                          124,262
   10        GCFP     The Carriage Building (Building 39)                                 Office                           85,825
   11        GCFP     1000 Adams Avenue                                                   Office                          110,601
   12        GCFP     101 West Avenue                                                     Office                           83,303
   13        GCFP     Clearview Farms Apartments                                          Multifamily                         310
   14        GCFP     The TJ Building                                                     Industrial                      295,858
   15        GCFP     International Precision Components Corp. Building                   Industrial                      188,600
   16        GCFP     480 Sprague Street                                                  Industrial                      233,000
   17        GCFP     990 Spring Garden Street                                            Office                          156,758
   18        SBRC     Los Altos Woods Office Building                                     Office                           38,909
   19        GCFP     655 Merrick Avenue                                                  Unanchored Retail                58,198
   20        GCFP     Nicholson Plaza                                                     Mixed Use (Retail/Industrial)   103,426
   21        GCFP     Ventura Village Shopping Center                                     Anchored Retail                  30,548
   22        SBRC     Bridgetown 1 Office Building                                        Office                           62,824
   23        GCFP     Courtyard Center                                                    Office/Retail                    68,516
   24        GCFP     Raymour & Flanigan Plaza A                                          Unanchored Retail               127,498
   25        GCFP     4707 East Baseline Road                                             Industrial                      138,110
   26        GCFP     Holiday Inn Arena                                                   Full Service Hotel                  241
   27        GCFP     Kentbrook Apartments                                                Multifamily                         198
   28        GCFP     Ramada Plaza Hotel and Office Building                              Full Service Hotel                  128
   29        GCFP     Quail Park I                                                        Office                           73,444
   30        GCFP     139 Main Street                                                     Office                           37,538
   31        GCFP     Holiday Inn University                                              Full Service Hotel                  143
   32        GCFP     PRG - Scenic Technologies                                           Industrial                      126,916
   33        GCFP     Raymour & Flanigan Plaza B                                          Unanchored Retail                76,258
   34        GCFP     West County Professional and Medical Center                         Office/Retail                    81,530
   35        SBRC     Herndon Plaza Retail Center                                         Anchored Retail                 270,013
   36        GCFP     15250 Avenue of Science                                             Office                           55,454
   37        GCFP     The Barnyard Retail Center                                          Unanchored Retail                76,843
   38        GCFP     711 Madison Avenue                                                  Mixed Use (Retail/Multifamily)    9,681
   39        SBRC     132 South Rodeo Drive                                               Office                           25,983
   40        GCFP     4001 Fairview Industrial Drive Southeast                            Industrial                       80,160
   41        GCFP     The Parris Building (Building 34)                                   Office/Retail                    48,936
   42        SBRC     Cherry Tree Shopping Center                                         Unanchored Retail                45,982
   43        SBRC     1916-1928 Old Middlefield Road                                      Office                           31,945
   44        GCFP     Days Inn Singer Island                                              Limited Service Hotel               165
   45        GCFP     The Sports Authority                                                Anchored Retail                  45,654
   46        GCFP     Grand Union Supermarket                                             Anchored Retail                  40,058
   47        GCFP     Parklawn Center                                                     Industrial                       90,840
   48        GCFP     Two World's Fair Drive                                              Office                           59,310
   49        GCFP     Arden Woods Office Building                                         Office                           63,713
   50        GCFP     350 Centerpointe                                                    Office                           43,250
   51        GCFP     Erie Canal Commons                                                  Unanchored Retail                39,048
   52        GCFP     Executive Center Northridge                                         Industrial                       86,341
   53        SBRC     Jester Village Retail Center                                        Unanchored Retail                36,909
   54        GCFP     Suncreek Corporate Center                                           Office                           62,557
   55        GCFP     Airport Business Plaza                                              Office                           59,990
   56        SBRC     Otay Distribution Center                                            Industrial                      102,875
   57        GCFP     Groesbeck Industrial Park                                           Industrial                      146,646
   58        GCFP     A Safe Self Storage                                                 Self Storage                     48,218
   59        GCFP     Audobon One                                                         Office                           30,218
   60        GCFP     Quail Valley Apartments                                             Multifamily                         240
   61        SBRC     Valley Sunset Center                                                Unanchored Retail                54,084
   62        GCFP     Tangerine Hill Apartments                                           Multifamily                         126
   63        GCFP     Modesto Imaging Center                                              Office                           17,852
   64        GCFP     Beechnut Grove Apartments                                           Multifamily                         116

                                                                                           PROPERTY
CONTROL   MORTGAGE                                                                         SIZE UNIT                 YEAR
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                     TYPE     YEAR BUILT   RENOVATED
------------------------------------------------------------------------------------------------------------------------------
   1         SBRC     Putnam Building                                                         SF         1978         NAP
   2         GCFP     Jovanna Villas Apartments                                             Units        1998         NAP
   3         GCFP     Los Cabos II Apartments                                               Units        1998         NAP
   4         GCFP     Sunrise Plaza Shopping Center                                           SF         1995         NAP
   5         GCFP     Hasbrouck & Torview Apartments                                        Units        1970         NAP
   6         SBRC     Sports Arena Village                                                    SF         1981         NAP
   7         GCFP     Holiday Inn Somerset                                                  Rooms        1983         NAP
   8         GCFP     Southridge Shopping Center                                              SF         1986         NAP
   9         GCFP     Stewart Plaza                                                           SF         1987        1990
   10        GCFP     The Carriage Building (Building 39)                                     SF         1886        1987
   11        GCFP     1000 Adams Avenue                                                       SF         1968        1990
   12        GCFP     101 West Avenue                                                         SF         1990         NAP
   13        GCFP     Clearview Farms Apartments                                            Units        1973        1976
   14        GCFP     The TJ Building                                                         SF         1985         NAP
   15        GCFP     International Precision Components Corp. Building                       SF         1985        1999
   16        GCFP     480 Sprague Street                                                      SF         1960        1963
   17        GCFP     990 Spring Garden Street                                                SF         1920        1998
   18        SBRC     Los Altos Woods Office Building                                         SF         1982         NAP
   19        GCFP     655 Merrick Avenue                                                      SF         1989         NAP
   20        GCFP     Nicholson Plaza                                                         SF         1972        1985
   21        GCFP     Ventura Village Shopping Center                                         SF         1999         NAP
   22        SBRC     Bridgetown 1 Office Building                                            SF         1900        1998
   23        GCFP     Courtyard Center                                                        SF         1990         NAP
   24        GCFP     Raymour & Flanigan Plaza A                                              SF         1978        1998
   25        GCFP     4707 East Baseline Road                                                 SF         1996         NAP
   26        GCFP     Holiday Inn Arena                                                     Rooms        1968        1981
   27        GCFP     Kentbrook Apartments                                                  Units        1979        1999
   28        GCFP     Ramada Plaza Hotel and Office Building                                Rooms        1974        1997
   29        GCFP     Quail Park I                                                            SF         1980         NAP
   30        GCFP     139 Main Street                                                         SF         1874        1989
   31        GCFP     Holiday Inn University                                                Rooms        1962        1999
   32        GCFP     PRG - Scenic Technologies                                               SF         1999         NAP
   33        GCFP     Raymour & Flanigan Plaza B                                              SF         1919        1997
   34        GCFP     West County Professional and Medical Center                             SF         1973        1999
   35        SBRC     Herndon Plaza Retail Center                                             SF         1972        1995
   36        GCFP     15250 Avenue of Science                                                 SF         1986         NAP
   37        GCFP     The Barnyard Retail Center                                              SF         1977         NAP
   38        GCFP     711 Madison Avenue                                                      SF         1880        1999
   39        SBRC     132 South Rodeo Drive                                                   SF         1962        1994
   40        GCFP     4001 Fairview Industrial Drive Southeast                                SF         1998         NAP
   41        GCFP     The Parris Building (Building 34)                                       SF         1838        1986
   42        SBRC     Cherry Tree Shopping Center                                             SF         1987         NAP
   43        SBRC     1916-1928 Old Middlefield Road                                          SF         1973        1998
   44        GCFP     Days Inn Singer Island                                                Rooms        1963        1997
   45        GCFP     The Sports Authority                                                    SF         1995         NAP
   46        GCFP     Grand Union Supermarket                                                 SF         1983        1999
   47        GCFP     Parklawn Center                                                         SF         1978         NAP
   48        GCFP     Two World's Fair Drive                                                  SF         1982         NAP
   49        GCFP     Arden Woods Office Building                                             SF         1980         NAP
   50        GCFP     350 Centerpointe                                                        SF         1987         NAP
   51        GCFP     Erie Canal Commons                                                      SF         1998         NAP
   52        GCFP     Executive Center Northridge                                             SF         1979         NAP
   53        SBRC     Jester Village Retail Center                                            SF         1999         NAP
   54        GCFP     Suncreek Corporate Center                                               SF         1988         NAP
   55        GCFP     Airport Business Plaza                                                  SF         1998         NAP
   56        SBRC     Otay Distribution Center                                                SF         1999         NAP
   57        GCFP     Groesbeck Industrial Park                                               SF         1946        1988
   58        GCFP     A Safe Self Storage                                                     SF         1950        1997
   59        GCFP     Audobon One                                                             SF         1986         NAP
   60        GCFP     Quail Valley Apartments                                               Units        1968        1999
   61        SBRC     Valley Sunset Center                                                    SF         1996         NAP
   62        GCFP     Tangerine Hill Apartments                                             Units        1989         NAP
   63        GCFP     Modesto Imaging Center                                                  SF         1990        1992
   64        GCFP     Beechnut Grove Apartments                                             Units        1965        1993


CONTROL   MORTGAGE                                                                         OCCUPANCY   OCCUPANCY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                   PERCENTAGE  AS OF DATE
-----------------------------------------------------------------------------------------------------------------
   1         SBRC     Putnam Building                                                        100%       08/05/99
   2         GCFP     Jovanna Villas Apartments                                              95%        11/29/99
   3         GCFP     Los Cabos II Apartments                                                96%        11/29/99
   4         GCFP     Sunrise Plaza Shopping Center                                          95%        11/26/99
   5         GCFP     Hasbrouck & Torview Apartments                                         97%        09/30/99
   6         SBRC     Sports Arena Village                                                   95%        10/01/99
   7         GCFP     Holiday Inn Somerset                                                   59%        12/31/99
   8         GCFP     Southridge Shopping Center                                             93%        09/01/99
   9         GCFP     Stewart Plaza                                                          93%        10/31/99
   10        GCFP     The Carriage Building (Building 39)                                    100%       10/01/99
   11        GCFP     1000 Adams Avenue                                                      100%       09/01/99
   12        GCFP     101 West Avenue                                                        100%       10/20/99
   13        GCFP     Clearview Farms Apartments                                             95%        12/22/99
   14        GCFP     The TJ Building                                                        100%       07/01/99
   15        GCFP     International Precision Components Corp. Building                      100%       12/01/99
   16        GCFP     480 Sprague Street                                                     100%       09/27/99
   17        GCFP     990 Spring Garden Street                                               100%       12/27/99
   18        SBRC     Los Altos Woods Office Building                                        100%       08/13/99
   19        GCFP     655 Merrick Avenue                                                     100%       01/01/00
   20        GCFP     Nicholson Plaza                                                        100%       09/30/99
   21        GCFP     Ventura Village Shopping Center                                        100%       01/05/00
   22        SBRC     Bridgetown 1 Office Building                                           98%        08/19/99
   23        GCFP     Courtyard Center                                                       100%       10/11/99
   24        GCFP     Raymour & Flanigan Plaza A                                             97%        01/11/00
   25        GCFP     4707 East Baseline Road                                                100%       11/23/99
   26        GCFP     Holiday Inn Arena                                                      55%        12/31/99
   27        GCFP     Kentbrook Apartments                                                   93%        10/31/99
   28        GCFP     Ramada Plaza Hotel and Office Building                                 88%        12/31/99
   29        GCFP     Quail Park I                                                           96%        11/23/99
   30        GCFP     139 Main Street                                                        100%       10/31/99
   31        GCFP     Holiday Inn University                                                 65%        12/20/99
   32        GCFP     PRG - Scenic Technologies                                              100%       06/15/99
   33        GCFP     Raymour & Flanigan Plaza B                                             100%       12/07/99
   34        GCFP     West County Professional and Medical Center                            96%        11/10/99
   35        SBRC     Herndon Plaza Retail Center                                            98%        10/12/99
   36        GCFP     15250 Avenue of Science                                                100%       12/01/99
   37        GCFP     The Barnyard Retail Center                                             89%        11/05/99
   38        GCFP     711 Madison Avenue                                                     100%       06/23/99
   39        SBRC     132 South Rodeo Drive                                                  100%       08/10/99
   40        GCFP     4001 Fairview Industrial Drive Southeast                               100%       11/23/99
   41        GCFP     The Parris Building (Building 34)                                      100%       10/26/99
   42        SBRC     Cherry Tree Shopping Center                                            90%        11/04/99
   43        SBRC     1916-1928 Old Middlefield Road                                         100%       01/25/00
   44        GCFP     Days Inn Singer Island                                                 37%        12/31/99
   45        GCFP     The Sports Authority                                                   100%       09/30/99
   46        GCFP     Grand Union Supermarket                                                100%       11/30/99
   47        GCFP     Parklawn Center                                                        100%       10/29/99
   48        GCFP     Two World's Fair Drive                                                 93%        12/01/99
   49        GCFP     Arden Woods Office Building                                            97%        02/01/00
   50        GCFP     350 Centerpointe                                                       100%       01/01/00
   51        GCFP     Erie Canal Commons                                                     100%       11/01/99
   52        GCFP     Executive Center Northridge                                            97%        10/12/99
   53        SBRC     Jester Village Retail Center                                           95%        10/15/99
   54        GCFP     Suncreek Corporate Center                                              91%        12/01/99
   55        GCFP     Airport Business Plaza                                                 80%        12/31/99
   56        SBRC     Otay Distribution Center                                               100%       10/25/99
   57        GCFP     Groesbeck Industrial Park                                              97%        01/12/00
   58        GCFP     A Safe Self Storage                                                    80%        02/01/00
   59        GCFP     Audobon One                                                            100%       12/14/99
   60        GCFP     Quail Valley Apartments                                                97%        10/22/99
   61        SBRC     Valley Sunset Center                                                   98%        08/09/99
   62        GCFP     Tangerine Hill Apartments                                              97%        07/31/99
   63        GCFP     Modesto Imaging Center                                                 100%       06/21/99
   64        GCFP     Beechnut Grove Apartments                                              99%        11/23/99

                  GENERAL MORTGAGED REAL PROPERTY INFORMATION

CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   65        GCFP     Woodvine Apartments                                                7550 Longpoint Road
   66        GCFP     Holiday Inn Kennedy Space Center                                   4951 South Washington Avenue
   67        GCFP     Chateau Resort & Conf.                                             300 Camelback Road
   68        GCFP     West Pointe Apartments                                             2184 West 3100 South
   69        GCFP     Auburn Hills Industrial Center                                     68-70 Squirrel Road
   70        SBRC     Ponderosa Village Shopping Center                                  Highway 260 and Granite Dells Road
   71        SBRC     Heinz Apartments                                                   750-808 Enterprise Street and 451 Frazee
                                                                                         Avenue
   72        GCFP     Barcelona Apartments                                               5625 Manzanita Avenue
   73        SBRC     Highbury Court Apartments                                          50 Mount Zion Road
   74        GCFP     BankBoston Building                                                10 North Main Street
   75        GCFP     43 West 47th Street                                                43 West 47th Street
   76        SBRC     58-38 Page Place                                                   58-38 Page Place
   77        GCFP     3832-3844 Sepulveda Boulevard                                      3832-3844 Sepulveda Boulevard
   78        SBRC     Sweetwater Plaza East                                              1717-1747 Sweetwater Road
   79        SBRC     Duane Reade Maspeth                                                66-56 Grand Avenue
   80        GCFP     Fairfield Inn Houma                                                1530 Martin Luther King Boulevard
   81        SBRC     Brentwood Apartments                                               1660 Northeast 150th Street
   82        SBRC     Whitehall Apartments                                               14860 Northeast 6th Avenue
   83        SBRC     Wind River Park Plaza                                              18141 Beach Boulevard
   84        SBRC     Newport Victoria Plaza                                             2183 Fairview Road
   85        SBRC     Haverty Furniture Store                                            598 East FM 3040
   86        GCFP     Westgate Office Center                                             700 West Johnson Avenue
   87        GCFP     Commonwealth Park                                                  300 Dominion Drive
------------------------------------------------------------------------------------------------------------------------------------
   88        SBRC     New Jersey Portfolio
  88A        SBRC     5004 Palisades                                                     5004 Palisade Avenue & 330 50th Street
  88B        SBRC     727 & 727A 25th Street                                             727 & 727A 25th Street
  88C        SBRC     Franklin's Tower Two                                               6120 Monroe Place
  88D        SBRC     Franklin's Tower One                                               211 64th Street
------------------------------------------------------------------------------------------------------------------------------------
   89        GCFP     Centerpointe 24-Hour Fitness                                       336 North Sunrise Boulevard
   90        GCFP     Keats Plaza                                                        12115 Parklawn Drive
   91        SBRC     South Pointe Townhomes                                             1500 Shelby Drive East
   92        GCFP     Glenmoor Green I Apartments                                        4602 Tieton Drive
   93        SBRC     Alameda Shopping Center                                            321-325 East Alameda Avenue
   94        SBRC     41 North Division Street                                           41 North Division Street
   95        GCFP     Glenmoor Green II Apartments                                       701 South 48th Avenue
   96        GCFP     Flagship Wharf Commercial Condominium                              197 Eighth Street
   97        GCFP     South Park Center                                                  4700 Riverside Drive
   98        GCFP     1952 West El Camino                                                1952 El Camino Real
   99        SBRC     Office Max Traverse                                                3111 South Airport Road
  100        GCFP     Rockland Multi-family Residences                                   Hingham Street & Cobb Drive; Manzella
                                                                                         Court; Pierce Road
  101        GCFP     Realty Expert Building                                             41051 Mission Boulevard
  102        GCFP     75 Bermar Park, Nickel Office Building & Tonida Office Building    75 Bermar Park, 3515 & 3535 Buffalo Road
  103        SBRC     Office Max Mankato                                                 2020 Adams Street
  104        SBRC     Office Max Martinsburg                                             800 Foxcroft Avenue
  105        GCFP     Kmart South Bend                                                   4850 Western Avenue
  106        GCFP     Wolfie's Plaza                                                     100 South Military Trail
  107        GCFP     200-220 West 1st Street                                            200-220 West 1st Street
  108        GCFP     The Loring Building                                                3685 Main Street
  109        GCFP     Park Paloma Apartments                                             2930 North 46th Street
  110        GCFP     Mitchell Building                                                  387-391 Main Mall
  111        GCFP     Kennedy I Office Building                                          804 North Milwaukee Street
  112        SBRC     Holiday Inn Express                                                835 Buford Road
  113        GCFP     16300 Addison Road Office Building                                 16300 Addison Road
  114        GCFP     Fairfield Inn Jackson                                              5723 I-55 North
  115        SBRC     Amberwood  Mobile Home Park                                        1027 Tempe Street
  116        SBRC     Carson Commerce Center                                             930 East Dominguez Street
  117        GCFP     Nome Plaza Shopping Center                                         436-464 Nome Avenue
  118        GCFP     River Park Shopping Center                                         3312 Peachtree Industrial Boulevard
  119        SBRC     Fountain Plaza                                                     7336 East Shoeman Lane
  120        GCFP     Fairfield Inn Hattiesburg                                          173 Thornhill Drive
  121        GCFP     Fairfield Inn Lake Charles-Sulphur                                 2615 Ruth Street


  122        SBRC     Hampton Inn Blythe                                                 900 West Hobson Way

CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                   CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------
   65        GCFP     Woodvine Apartments                                                Houston                        TX
   66        GCFP     Holiday Inn Kennedy Space Center                                   Titusville                     FL
   67        GCFP     Chateau Resort & Conf.                                             Tannersville                   PA
   68        GCFP     West Pointe Apartments                                             West Valley City               UT
   69        GCFP     Auburn Hills Industrial Center                                     Auburn Hills                   MI
   70        SBRC     Ponderosa Village Shopping Center                                  Payson                         AZ
   71        SBRC     Heinz Apartments                                                   Bowling Green                  OH
   72        GCFP     Barcelona Apartments                                               Carmichael                     CA
   73        SBRC     Highbury Court Apartments                                          Atlanta                        GA
   74        GCFP     BankBoston Building                                                Fall River                     MA
   75        GCFP     43 West 47th Street                                                New York                       NY
   76        SBRC     58-38 Page Place                                                   Maspeth                        NY
   77        GCFP     3832-3844 Sepulveda Boulevard                                      Torrance                       CA
   78        SBRC     Sweetwater Plaza East                                              National City                  CA
   79        SBRC     Duane Reade Maspeth                                                Maspeth                        NY
   80        GCFP     Fairfield Inn Houma                                                Houma                          LA
   81        SBRC     Brentwood Apartments                                               Miami                          FL
   82        SBRC     Whitehall Apartments                                               North Miami                    FL
   83        SBRC     Wind River Park Plaza                                              Huntington Beach               CA
   84        SBRC     Newport Victoria Plaza                                             Costa Mesa                     CA
   85        SBRC     Haverty Furniture Store                                            Lewisville                     TX
   86        GCFP     Westgate Office Center                                             Cheshire                       CT
   87        GCFP     Commonwealth Park                                                  Morrisville                    NC
------------------------------------------------------------------------------------------------------------------------------------
   88        SBRC     New Jersey Portfolio
  88A        SBRC     5004 Palisades                                                     West New York                  NJ
  88B        SBRC     727 & 727A 25th Street                                             Union City                     NJ
  88C        SBRC     Franklin's Tower Two                                               West New York                  NJ
  88D        SBRC     Franklin's Tower One                                               West New York                  NJ
------------------------------------------------------------------------------------------------------------------------------------
   89        GCFP     Centerpointe 24-Hour Fitness                                       Roseville                      CA
   90        GCFP     Keats Plaza                                                        Rockville                      MD
   91        SBRC     South Pointe Townhomes                                             Memphis                        TN
   92        GCFP     Glenmoor Green I Apartments                                        Yakima                         WA
   93        SBRC     Alameda Shopping Center                                            Burbank                        CA
   94        SBRC     41 North Division Street                                           Peekskill                      NY
   95        GCFP     Glenmoor Green II Apartments                                       Yakima                         WA
   96        GCFP     Flagship Wharf Commercial Condominium                              Charlestown                    MA
   97        GCFP     South Park Center                                                  Palm Beach Gardens             FL
   98        GCFP     1952 West El Camino                                                Mountain View                  CA
   99        SBRC     Office Max Traverse                                                Traverse City                  MI
  100        GCFP     Rockland Multi-family Residences                                   Rockland                       MA
  101        GCFP     Realty Expert Building                                             Fremont                        CA
  102        GCFP     75 Bermar Park, Nickel Office Building & Tonida Office Building    Gates                          NY
  103        SBRC     Office Max Mankato                                                 Mankato                        MN
  104        SBRC     Office Max Martinsburg                                             Martinsburg                    WV
  105        GCFP     Kmart South Bend                                                   South Bend                     IN
  106        GCFP     Wolfie's Plaza                                                     Deerfield Beach                FL
  107        GCFP     200-220 West 1st Street                                            Santa Ana                      CA
  108        GCFP     The Loring Building                                                Riverside                      CA
  109        GCFP     Park Paloma Apartments                                             Phoenix                        AZ
  110        GCFP     Mitchell Building                                                  Poughkeepsie                   NY
  111        GCFP     Kennedy I Office Building                                          Milwaukee                      WI
  112        SBRC     Holiday Inn Express                                                Cumming                        GA
  113        GCFP     16300 Addison Road Office Building                                 Addison                        TX
  114        GCFP     Fairfield Inn Jackson                                              Jackson                        MS
  115        SBRC     Amberwood  Mobile Home Park                                        Amarillo                       TX
  116        SBRC     Carson Commerce Center                                             Carson                         CA
  117        GCFP     Nome Plaza Shopping Center                                         Staten Island                  NY
  118        GCFP     River Park Shopping Center                                         Duluth                         GA
  119        SBRC     Fountain Plaza                                                     Scottsdale                     AZ
  120        GCFP     Fairfield Inn Hattiesburg                                          Hattiesburg                    MS
  121        GCFP     Fairfield Inn Lake Charles-Sulphur                                 Sulphur                        LA

  122        SBRC     Hampton Inn Blythe                                                 Blythe                         CA


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                 ZIP CODE      COUNTY
---------------------------------------------------------------------------------------------------------------------------------
   65        GCFP     Woodvine Apartments                                                 77055       Harris
   66        GCFP     Holiday Inn Kennedy Space Center                                    32780       Brevard
   67        GCFP     Chateau Resort & Conf.                                              18372       Monroe
   68        GCFP     West Pointe Apartments                                              84119       Salt Lake
   69        GCFP     Auburn Hills Industrial Center                                      48326       Oakland
   70        SBRC     Ponderosa Village Shopping Center                                   85541       Gila
   71        SBRC     Heinz Apartments                                                    43402       Wood
   72        GCFP     Barcelona Apartments                                                95608       Sacramento
   73        SBRC     Highbury Court Apartments                                           30354       Fulton
   74        GCFP     BankBoston Building                                                 02724       Bristol
   75        GCFP     43 West 47th Street                                                 10036       New York
   76        SBRC     58-38 Page Place                                                    11378       Queens
   77        GCFP     3832-3844 Sepulveda Boulevard                                       90505       Los Angeles
   78        SBRC     Sweetwater Plaza East                                               91950       San Diego
   79        SBRC     Duane Reade Maspeth                                                 11378       Queens
   80        GCFP     Fairfield Inn Houma                                                 70360       Terrebonne
   81        SBRC     Brentwood Apartments                                                33181       Miami - Dade
   82        SBRC     Whitehall Apartments                                                33161       Miami - Dade
   83        SBRC     Wind River Park Plaza                                               92648       Orange
   84        SBRC     Newport Victoria Plaza                                              92627       Orange
   85        SBRC     Haverty Furniture Store                                             75067       Denton
   86        GCFP     Westgate Office Center                                              06410       New Haven
   87        GCFP     Commonwealth Park                                                   27560       Wake
------------------------------------------------------------------------------------------------------------------------------------
   88        SBRC     New Jersey Portfolio
  88A        SBRC     5004 Palisades                                                      07093       Hudson
  88B        SBRC     727 & 727A 25th Street                                              07087       Hudson
  88C        SBRC     Franklin's Tower Two                                                07093       Hudson
  88D        SBRC     Franklin's Tower One                                                07093       Hudson
------------------------------------------------------------------------------------------------------------------------------------
   89        GCFP     Centerpointe 24-Hour Fitness                                        95661       Placer
   90        GCFP     Keats Plaza                                                         20852       Montgomery
   91        SBRC     South Pointe Townhomes                                              38116       Shelby
   92        GCFP     Glenmoor Green I Apartments                                         98908       Yakima
   93        SBRC     Alameda Shopping Center                                             91502       Los Angeles
   94        SBRC     41 North Division Street                                            10566       Westchester
   95        GCFP     Glenmoor Green II Apartments                                        98908       Yakima
   96        GCFP     Flagship Wharf Commercial Condominium                               02129       Suffolk
   97        GCFP     South Park Center                                                   33410       Palm Beach
   98        GCFP     1952 West El Camino                                                 94040       Santa Clara
   99        SBRC     Office Max Traverse                                                 49684       Grand Traverse
  100        GCFP     Rockland Multi-family Residences                                    02370       Plymouth
  101        GCFP     Realty Expert Building                                              94539       Alameda
  102        GCFP     75 Bermar Park, Nickel Office Building & Tonida Office Building     14624       Monroe
  103        SBRC     Office Max Mankato                                                  56001       Blue Earth
  104        SBRC     Office Max Martinsburg                                              25401       Berkeley
  105        GCFP     Kmart South Bend                                                    46619       St. Joseph
  106        GCFP     Wolfie's Plaza                                                      33442       Broward
  107        GCFP     200-220 West 1st Street                                             92701       Orange
  108        GCFP     The Loring Building                                                 92501       Riverside
  109        GCFP     Park Paloma Apartments                                              85018       Maricopa
  110        GCFP     Mitchell Building                                                   12601       Dutchess
  111        GCFP     Kennedy I Office Building                                           53202       Milwaukee
  112        SBRC     Holiday Inn Express                                                 30041       Forsyth
  113        GCFP     16300 Addison Road Office Building                                  75248       Dallas
  114        GCFP     Fairfield Inn Jackson                                               39213       Hinds
  115        SBRC     Amberwood  Mobile Home Park                                         79118       Randall
  116        SBRC     Carson Commerce Center                                              90745       Los Angeles
  117        GCFP     Nome Plaza Shopping Center                                          10314       Richmond
  118        GCFP     River Park Shopping Center                                          30096       Gwinnett
  119        SBRC     Fountain Plaza                                                      85251       Maricopa
  120        GCFP     Fairfield Inn Hattiesburg                                           39402       Lamar
  121        GCFP     Fairfield Inn Lake Charles-Sulphur                                  70664       Calcasieu

  122        SBRC     Hampton Inn Blythe                                                  92225       Riverside


CONTROL   MORTGAGE                                                                                                    PROPERTY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                 PROPERTY TYPE                  SIZE
-------------------------------------------------------------------------------------------------------------------------------
   65        GCFP     Woodvine Apartments                                                 Multifamily                    103
   66        GCFP     Holiday Inn Kennedy Space Center                                    Full Service Hotel             118
   67        GCFP     Chateau Resort & Conf.                                              Full Service Hotel             152
   68        GCFP     West Pointe Apartments                                              Multifamily                    104
   69        GCFP     Auburn Hills Industrial Center                                      Industrial                  81,217
   70        SBRC     Ponderosa Village Shopping Center                                   Unanchored Retail           32,168
   71        SBRC     Heinz Apartments                                                    Multifamily                     64
   72        GCFP     Barcelona Apartments                                                Multifamily                    127
   73        SBRC     Highbury Court Apartments                                           Multifamily                    128
   74        GCFP     BankBoston Building                                                 Office                      48,396
   75        GCFP     43 West 47th Street                                                 Office                      10,750
   76        SBRC     58-38 Page Place                                                    Industrial                  91,200
   77        GCFP     3832-3844 Sepulveda Boulevard                                       Unanchored Retail           23,930
   78        SBRC     Sweetwater Plaza East                                               Office/Retail               50,856
   79        SBRC     Duane Reade Maspeth                                                 Unanchored Retail           25,000
   80        GCFP     Fairfield Inn Houma                                                 Limited Service Hotel           79
   81        SBRC     Brentwood Apartments                                                Multifamily                     56
   82        SBRC     Whitehall Apartments                                                Multifamily                     42
   83        SBRC     Wind River Park Plaza                                               Office                      30,672
   84        SBRC     Newport Victoria Plaza                                              Office                      36,907
   85        SBRC     Haverty Furniture Store                                             Unanchored Retail           47,500
   86        GCFP     Westgate Office Center                                              Office                      36,412
   87        GCFP     Commonwealth Park                                                   Industrial                  55,000
------------------------------------------------------------------------------------------------------------------------------------
   88        SBRC     New Jersey Portfolio                                                                               131
  88A        SBRC     5004 Palisades                                                      Multifamily                     57
  88B        SBRC     727 & 727A 25th Street                                              Multifamily                     37
  88C        SBRC     Franklin's Tower Two                                                Multifamily                     19
  88D        SBRC     Franklin's Tower One                                                Multifamily                     18
------------------------------------------------------------------------------------------------------------------------------------
   89        GCFP     Centerpointe 24-Hour Fitness                                        Unanchored Retail           34,420
   90        GCFP     Keats Plaza                                                         Industrial                  54,739
   91        SBRC     South Pointe Townhomes                                              Multifamily                    124
   92        GCFP     Glenmoor Green I Apartments                                         Multifamily                    108
   93        SBRC     Alameda Shopping Center                                             Unanchored Retail           16,238
   94        SBRC     41 North Division Street                                            Office                      33,464
   95        GCFP     Glenmoor Green II Apartments                                        Multifamily                    112
   96        GCFP     Flagship Wharf Commercial Condominium                               Office/Retail               29,543
   97        GCFP     South Park Center                                                   Industrial                  46,013
   98        GCFP     1952 West El Camino                                                 Unanchored Retail           18,755
   99        SBRC     Office Max Traverse                                                 Unanchored Retail           23,500
  100        GCFP     Rockland Multi-family Residences                                    Multifamily                     46
  101        GCFP     Realty Expert Building                                              Office                      23,870
  102        GCFP     75 Bermar Park, Nickel Office Building & Tonida Office Building     Industrial                  48,000
  103        SBRC     Office Max Mankato                                                  Unanchored Retail           23,500
  104        SBRC     Office Max Martinsburg                                              Unanchored Retail           23,500
  105        GCFP     Kmart South Bend                                                    Anchored Retail             94,130
  106        GCFP     Wolfie's Plaza                                                      Unanchored Retail           29,905
  107        GCFP     200-220 West 1st Street                                             Unanchored Retail           22,235
  108        GCFP     The Loring Building                                                 Office/Retail               24,868
  109        GCFP     Park Paloma Apartments                                              Multifamily                     60
  110        GCFP     Mitchell Building                                                   Office                      34,829
  111        GCFP     Kennedy I Office Building                                           Office                      48,886
  112        SBRC     Holiday Inn Express                                                 Limited Service Hotel           70
  113        GCFP     16300 Addison Road Office Building                                  Office                      23,696
  114        GCFP     Fairfield Inn Jackson                                               Limited Service Hotel           79
  115        SBRC     Amberwood  Mobile Home Park                                         Mobile Home Park               112
  116        SBRC     Carson Commerce Center                                              Office                      43,913
  117        GCFP     Nome Plaza Shopping Center                                          Unanchored Retail           18,168
  118        GCFP     River Park Shopping Center                                          Unanchored Retail           22,988
  119        SBRC     Fountain Plaza                                                      Office/Retail               21,532
  120        GCFP     Fairfield Inn Hattiesburg                                           Limited Service Hotel           79
  121        GCFP     Fairfield Inn Lake Charles-Sulphur                                  Limited Service Hotel           79

  122        SBRC     Hampton Inn Blythe                                                  Limited Service Hotel           59

                                                                                          PROPERTY
CONTROL   MORTGAGE                                                                        SIZE UNIT                 YEAR
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                    TYPE     YEAR BUILT   RENOVATED
-----------------------------------------------------------------------------------------------------------------------------
   65        GCFP     Woodvine Apartments                                                  Units        1973        1996
   66        GCFP     Holiday Inn Kennedy Space Center                                     Rooms        1969        1997
   67        GCFP     Chateau Resort & Conf.                                               Rooms        1985        1998
   68        GCFP     West Pointe Apartments                                               Units        1974        1991
   69        GCFP     Auburn Hills Industrial Center                                         SF         1988        1999
   70        SBRC     Ponderosa Village Shopping Center                                      SF         1998         NAP
   71        SBRC     Heinz Apartments                                                     Units        1998         NAP
   72        GCFP     Barcelona Apartments                                                 Units        1976         NAP
   73        SBRC     Highbury Court Apartments                                            Units        1973        1997
   74        GCFP     BankBoston Building                                                    SF         1975         NAP
   75        GCFP     43 West 47th Street                                                    SF         1899        1999
   76        SBRC     58-38 Page Place                                                       SF         1970        1996
   77        GCFP     3832-3844 Sepulveda Boulevard                                          SF         1961         NAP
   78        SBRC     Sweetwater Plaza East                                                  SF         1988         NAP
   79        SBRC     Duane Reade Maspeth                                                    SF         1955        1990
   80        GCFP     Fairfield Inn Houma                                                  Rooms        1997         NAP
   81        SBRC     Brentwood Apartments                                                 Units        1971         NAP
   82        SBRC     Whitehall Apartments                                                 Units        1989         NAP
   83        SBRC     Wind River Park Plaza                                                  SF         1984         NAP
   84        SBRC     Newport Victoria Plaza                                                 SF         1984         NAP
   85        SBRC     Haverty Furniture Store                                                SF         1993        1999
   86        GCFP     Westgate Office Center                                                 SF         1990         NAP
   87        GCFP     Commonwealth Park                                                      SF         1998         NAP
------------------------------------------------------------------------------------------------------------------------------------
   88        SBRC     New Jersey Portfolio                                                 Units
  88A        SBRC     5004 Palisades                                                       Units        1920        1997
  88B        SBRC     727 & 727A 25th Street                                               Units        1920        1998
  88C        SBRC     Franklin's Tower Two                                                 Units        1920        1999
  88D        SBRC     Franklin's Tower One                                                 Units        1920        1997
------------------------------------------------------------------------------------------------------------------------------------
   89        GCFP     Centerpointe 24-Hour Fitness                                           SF         1999         NAP
   90        GCFP     Keats Plaza                                                            SF         1984         NAP
   91        SBRC     South Pointe Townhomes                                               Units        1965        1997
   92        GCFP     Glenmoor Green I Apartments                                          Units        1976         NAP
   93        SBRC     Alameda Shopping Center                                                SF         1985         NAP
   94        SBRC     41 North Division Street                                               SF         1949        1998
   95        GCFP     Glenmoor Green II Apartments                                         Units        1977         NAP
   96        GCFP     Flagship Wharf Commercial Condominium                                  SF         1990        1995
   97        GCFP     South Park Center                                                      SF         1996         NAP
   98        GCFP     1952 West El Camino                                                    SF         1960         NAP
   99        SBRC     Office Max Traverse                                                    SF         1996         NAP
  100        GCFP     Rockland Multi-family Residences                                     Units        1965         NAP
  101        GCFP     Realty Expert Building                                                 SF         1990         NAP
  102        GCFP     75 Bermar Park, Nickel Office Building & Tonida Office Building        SF         1997        1998
  103        SBRC     Office Max Mankato                                                     SF         1997         NAP
  104        SBRC     Office Max Martinsburg                                                 SF         1998         NAP
  105        GCFP     Kmart South Bend                                                       SF         1974        1992
  106        GCFP     Wolfie's Plaza                                                         SF         1987         NAP
  107        GCFP     200-220 West 1st Street                                                SF         1989         NAP
  108        GCFP     The Loring Building                                                    SF         1890        1993
  109        GCFP     Park Paloma Apartments                                               Units        1973        1996
  110        GCFP     Mitchell Building                                                      SF         1900        1989
  111        GCFP     Kennedy I Office Building                                              SF         1984         NAP
  112        SBRC     Holiday Inn Express                                                  Rooms        1996         NAP
  113        GCFP     16300 Addison Road Office Building                                     SF         1998         NAP
  114        GCFP     Fairfield Inn Jackson                                                Rooms        1997         NAP
  115        SBRC     Amberwood  Mobile Home Park                                           Pads        1982        1999
  116        SBRC     Carson Commerce Center                                                 SF         1979         NAP
  117        GCFP     Nome Plaza Shopping Center                                             SF         1989         NAP
  118        GCFP     River Park Shopping Center                                             SF         1999         NAP
  119        SBRC     Fountain Plaza                                                         SF         1987        1997
  120        GCFP     Fairfield Inn Hattiesburg                                            Rooms        1997         NAP
  121        GCFP     Fairfield Inn Lake Charles-Sulphur                                   Rooms        1997         NAP

  122        SBRC     Hampton Inn Blythe                                                   Rooms        1994         NAP


CONTROL   MORTGAGE                                                                           OCCUPANCY   OCCUPANCY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                     PERCENTAGE  AS OF DATE
-------------------------------------------------------------------------------------------------------------------
   65        GCFP     Woodvine Apartments                                                      96%        11/23/99
   66        GCFP     Holiday Inn Kennedy Space Center                                         63%        12/20/99
   67        GCFP     Chateau Resort & Conf.                                                   57%        10/16/99
   68        GCFP     West Pointe Apartments                                                   94%        10/06/99
   69        GCFP     Auburn Hills Industrial Center                                           99%        01/12/00
   70        SBRC     Ponderosa Village Shopping Center                                        92%        06/10/99
   71        SBRC     Heinz Apartments                                                         100%       10/26/99
   72        GCFP     Barcelona Apartments                                                     98%        09/30/99
   73        SBRC     Highbury Court Apartments                                                95%        09/24/99
   74        GCFP     BankBoston Building                                                      91%        10/18/99
   75        GCFP     43 West 47th Street                                                      100%       09/01/99
   76        SBRC     58-38 Page Place                                                         100%       08/01/98
   77        GCFP     3832-3844 Sepulveda Boulevard                                            100%       06/04/99
   78        SBRC     Sweetwater Plaza East                                                    86%        12/01/99
   79        SBRC     Duane Reade Maspeth                                                      100%       05/07/99
   80        GCFP     Fairfield Inn Houma                                                      80%        09/30/99
   81        SBRC     Brentwood Apartments                                                     98%        03/24/99
   82        SBRC     Whitehall Apartments                                                     100%       03/24/99
   83        SBRC     Wind River Park Plaza                                                    100%       08/01/99
   84        SBRC     Newport Victoria Plaza                                                   100%       12/07/99
   85        SBRC     Haverty Furniture Store                                                  100%       08/27/99
   86        GCFP     Westgate Office Center                                                   97%        08/02/99
   87        GCFP     Commonwealth Park                                                        100%       01/19/00
------------------------------------------------------------------------------------------------------------------------------------
   88        SBRC     New Jersey Portfolio
  88A        SBRC     5004 Palisades                                                           100%       06/01/99
  88B        SBRC     727 & 727A 25th Street                                                   100%       06/01/99
  88C        SBRC     Franklin's Tower Two                                                     100%       06/01/99
  88D        SBRC     Franklin's Tower One                                                     100%       06/01/99
------------------------------------------------------------------------------------------------------------------------------------
   89        GCFP     Centerpointe 24-Hour Fitness                                             100%       09/16/99
   90        GCFP     Keats Plaza                                                              100%       06/28/99
   91        SBRC     South Pointe Townhomes                                                   98%        03/27/00
   92        GCFP     Glenmoor Green I Apartments                                              96%        10/31/99
   93        SBRC     Alameda Shopping Center                                                  100%       06/28/99
   94        SBRC     41 North Division Street                                                 100%       09/30/99
   95        GCFP     Glenmoor Green II Apartments                                             92%        10/31/99
   96        GCFP     Flagship Wharf Commercial Condominium                                    100%       10/20/99
   97        GCFP     South Park Center                                                        100%       12/01/99
   98        GCFP     1952 West El Camino                                                      100%       12/30/99
   99        SBRC     Office Max Traverse                                                      100%       09/07/99
  100        GCFP     Rockland Multi-family Residences                                         100%       12/15/99
  101        GCFP     Realty Expert Building                                                   100%       10/28/99
  102        GCFP     75 Bermar Park, Nickel Office Building & Tonida Office Building          100%       09/09/99
  103        SBRC     Office Max Mankato                                                       100%       01/31/98
  104        SBRC     Office Max Martinsburg                                                   100%       10/11/99
  105        GCFP     Kmart South Bend                                                         100%       10/27/99
  106        GCFP     Wolfie's Plaza                                                           94%        10/05/99
  107        GCFP     200-220 West 1st Street                                                  100%       09/22/99
  108        GCFP     The Loring Building                                                      90%        02/01/00
  109        GCFP     Park Paloma Apartments                                                   100%       09/15/99
  110        GCFP     Mitchell Building                                                        100%       01/10/00
  111        GCFP     Kennedy I Office Building                                                100%       01/01/00
  112        SBRC     Holiday Inn Express                                                      65%        12/31/99
  113        GCFP     16300 Addison Road Office Building                                       88%        12/01/99
  114        GCFP     Fairfield Inn Jackson                                                    83%        09/30/99
  115        SBRC     Amberwood  Mobile Home Park                                              98%        07/31/99
  116        SBRC     Carson Commerce Center                                                   87%        07/08/99
  117        GCFP     Nome Plaza Shopping Center                                               100%       09/30/99
  118        GCFP     River Park Shopping Center                                               100%       11/02/99
  119        SBRC     Fountain Plaza                                                           100%       11/09/99
  120        GCFP     Fairfield Inn Hattiesburg                                                74%        09/30/99
  121        GCFP     Fairfield Inn Lake Charles-Sulphur                                       70%        09/30/99

  122        SBRC     Hampton Inn Blythe                                                       70%        12/31/99

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
  123        SBRC     The Grove Shopping Center                                          3103-3193 North Garey Avenue
  124        GCFP     475-499 Hillside Avenue                                            475-499 Hillside Avenue
  125        SBRC     Copeland Shopping Center                                           15099 Hesperian Boulevard
  126        GCFP     The Fleet Building                                                 25 John A. Cummings Way
  127        GCFP     Commack Tower Plaza                                                6300 Jericho Turnpike
  128        GCFP     Shoppes of Northshore                                              363 Atlantic Boulevard
  129        SBRC     Las Posadas Shopping Center                                        802-806 Buchanan Boulevard
  130        SBRC     The Ville Apartments                                               4348 Kennerly Avenue
  131        GCFP     Amelia Court Apartments                                            1381 Ohio Pike (S.R. 125)
  132        SBRC     Long Street Townhouses                                             1401 and 1501 East Long Street
  133        GCFP     Silverbrook Apartments                                             1245 Columbine Street
  134        SBRC     Garden Apartments                                                  1021, 1027, 1030, 1035, 1039, 1045 NE 8th
                                                                                         Avenue
  135        GCFP     Westchester and New Haven Apartments                               4021 & 4217 Hessmer Avenue
  136        SBRC     Madison Midtown Shopping Center                                    1060 U.S. Highway 51
  137        SBRC     Cleveland Corners Shopping Center                                  600 North Davis Avenue
  138        SBRC     Park Place Apartments                                              1661 West 259th Street
  139        GCFP     Horizons Apartments                                                1510 North 48th Street
  140        GCFP     Regency Square Apartments                                          1401 Cartier Drive
  141        SBRC     Federal Express                                                    109-111 Commission Boulevard
  142        SBRC     Levittown Professional Building                                    2900 Hempstead Turnpike
  143        SBRC     3311 Richmond Office Building                                      3311 Richmond Avenue
  144        SBRC     Carmel Towers                                                      16700-16701 Northeast 21st Avenue
  145        GCFP     Westwood Apartments                                                6810 West Preece Lane
  146        SBRC     Crestridge Apartments                                              3200 West Walnut Street
  147        GCFP     Pine Tree Square                                                   379 Main Street
  148        GCFP     Thistlewood Apartments                                             1637 Alameda Drive
  149        GCFP     Lesbo/Bullion Mobile Home Park                                     611 Bullion Road
  150        SBRC     The Town Center                                                    110-120 East La Habra Boulevard
  151        SBRC     Bayridge Apartments                                                3001 F.M. 1266
  152        SBRC     Ramada Inn - Elizabethtown                                         108 Commerce Drive
  153        SBRC     Oasis Surgery Center                                               44301-44305 Lorimer Avenue
  154        SBRC     715 South Oxford Court Apartments                                  715 South Oxford Avenue
  155        SBRC     Barefoot Bay Medical Office Center                                 8000 Ron Beatty Boulevard
  156        GCFP     14 Mamaroneck Avenue                                               14 Mamaroneck Avenue
  157        SBRC     Presidio Plaza                                                     401 South El Camino Real
  158        SBRC     904-912 21st Avenue                                                904-912 21st Avenue South
  159        GCFP     Ambassador Apartments                                              3094 Brighton 5th Street
  160        SBRC     Frisco South Shopping Center                                       8200 Stonebrook Parkway
  161        GCFP     Oquendo Office Warehouse                                           3720 West Oquendo Road
  162        GCFP     Palm Harbor Mobile Home Park                                       7175 South U.S. 1
  163        SBRC     Milan Apartments                                                   6600 Yucca Street
  164        SBRC     Palm Pacific Plaza Shopping Center                                 1114-1120 North Pacific Avenue
  165        SBRC     North Dixie Commerce Center                                        3601 North Dixie Highway
  166        SBRC     Meadowlark Apartments                                              233-239 West San Marcos Boulevard
  167        SBRC     Old Judge Building                                                 704 North 2nd Street
  168        SBRC     Sherman/Lennox Portfolio
  168A       SBRC     6839-6841 Lennox Avenue                                            6839-6841 Lennox Avenue
  168B       SBRC     17732 Sherman Way                                                  17732 Sherman Way
  169        SBRC     Pacific Winds Apartments                                           5578 34th Street
  170        SBRC     Isle of Capri Apartments                                           1359 Northeast 127th Street
  171        SBRC     Datura Station                                                     120 South Dixie Highway
  172        SBRC     Park View Cooperative                                              53 Prospect Street
  173        SBRC     H & Z Office Building                                              4300 Evergreen Lane
  174        SBRC     Nassau Bay Villas Apartments                                       130 Surf Court Drive
  175        SBRC     2180 West First Street                                             2180 West First Street
  176        GCFP     8020 Northwest 60th Street                                         8020 Northwest 60th Street
  177        SBRC     Irving Place Apartments                                            1005 Metker Street
  178        GCFP     Regency Palms Apartments                                           4113 East Linebaugh Avenue
  179        GCFP     Four Flags Motors, Inc.                                            2901 South Highway 159
  180        GCFP     Alexandria Gardens Apartments                                      130 South Alexandria Avenue
  181        GCFP     47-49 Main Street                                                  47-49 Main Street
  182        SBRC     Madrid Apartments                                                  3201 Second Avenue
  183        SBRC     Comfort Inn - Milledgeville                                        2595 North Columbia Street
  184        SBRC     Wal-Mart Shopping Center                                           Northwest Corner of Highway 75 & Highway 82
  185        SBRC     Stratford Apartments                                               1901-1931 Hazelwood Avenue
  186        SBRC     Willow Glen Plaza                                                  1111 Town East Boulevard


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                   CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------
  123        SBRC     The Grove Shopping Center                                          Pomona                         CA
  124        GCFP     475-499 Hillside Avenue                                            Hillside                       NJ
  125        SBRC     Copeland Shopping Center                                           San Leandro                    CA
  126        GCFP     The Fleet Building                                                 Woonsocket                     RI
  127        GCFP     Commack Tower Plaza                                                Commack                        NY
  128        GCFP     Shoppes of Northshore                                              Atlantic Beach                 FL
  129        SBRC     Las Posadas Shopping Center                                        Boulder City                   NV
  130        SBRC     The Ville Apartments                                               St. Louis                      MO
  131        GCFP     Amelia Court Apartments                                            Pierce Township                OH
  132        SBRC     Long Street Townhouses                                             Carson City                    NV
  133        GCFP     Silverbrook Apartments                                             Denver                         CO
  134        SBRC     Garden Apartments                                                  Ft. Lauderdale                 FL
  135        GCFP     Westchester and New Haven Apartments                               Metairie                       LA
  136        SBRC     Madison Midtown Shopping Center                                    Madison                        MS
  137        SBRC     Cleveland Corners Shopping Center                                  Cleveland                      MS
  138        SBRC     Park Place Apartments                                              Harbor City                    CA
  139        GCFP     Horizons Apartments                                                Phoenix                        AZ
  140        GCFP     Regency Square Apartments                                          Tampa                          FL
  141        SBRC     Federal Express                                                    Lafayette                      LA
  142        SBRC     Levittown Professional Building                                    Levittown                      NY
  143        SBRC     3311 Richmond Office Building                                      Houston                        TX
  144        SBRC     Carmel Towers                                                      North Miami Beach              FL
  145        GCFP     Westwood Apartments                                                Boise                          ID
  146        SBRC     Crestridge Apartments                                              Garland                        TX
  147        GCFP     Pine Tree Square                                                   Waterville                     ME
  148        GCFP     Thistlewood Apartments                                             Xenia                          OH
  149        GCFP     Lesbo/Bullion Mobile Home Park                                     Elko                           NV
  150        SBRC     The Town Center                                                    La Habra                       CA
  151        SBRC     Bayridge Apartments                                                League City                    TX
  152        SBRC     Ramada Inn - Elizabethtown                                         Elizabethtown                  KY
  153        SBRC     Oasis Surgery Center                                               Lancaster                      CA
  154        SBRC     715 South Oxford Court Apartments                                  Los Angeles                    CA
  155        SBRC     Barefoot Bay Medical Office Center                                 Barefoot Bay                   FL
  156        GCFP     14 Mamaroneck Avenue                                               White Plains                   NY
  157        SBRC     Presidio Plaza                                                     San Clemente                   CA
  158        SBRC     904-912 21st Avenue                                                Minneapolis                    MN
  159        GCFP     Ambassador Apartments                                              Brooklyn                       NY
  160        SBRC     Frisco South Shopping Center                                       Frisco                         TX
  161        GCFP     Oquendo Office Warehouse                                           Las Vegas                      NV
  162        GCFP     Palm Harbor Mobile Home Park                                       Titusville                     FL
  163        SBRC     Milan Apartments                                                   Los Angeles                    CA
  164        SBRC     Palm Pacific Plaza Shopping Center                                 Glendale                       CA
  165        SBRC     North Dixie Commerce Center                                        Boca Raton                     FL
  166        SBRC     Meadowlark Apartments                                              San Marcos                     CA
  167        SBRC     Old Judge Building                                                 St. Louis                      MO
  168        SBRC     Sherman/Lennox Portfolio
  168A       SBRC     6839-6841 Lennox Avenue                                            Van Nuys                       CA
  168B       SBRC     17732 Sherman Way                                                  Reseda                         CA
  169        SBRC     Pacific Winds Apartments                                           Rubidoux                       CA
  170        SBRC     Isle of Capri Apartments                                           North Miami                    FL
  171        SBRC     Datura Station                                                     West Palm Beach                FL
  172        SBRC     Park View Cooperative                                              Stamford                       CT
  173        SBRC     H & Z Office Building                                              Annandale                      VA
  174        SBRC     Nassau Bay Villas Apartments                                       Nassau Bay                     TX
  175        SBRC     2180 West First Street                                             Fort Myers                     FL
  176        GCFP     8020 Northwest 60th Street                                         Miami                          FL
  177        SBRC     Irving Place Apartments                                            Irving                         TX
  178        GCFP     Regency Palms Apartments                                           Tampa                          FL
  179        GCFP     Four Flags Motors, Inc.                                            Glen Carbon                    IL
  180        GCFP     Alexandria Gardens Apartments                                      Los Angeles                    CA
  181        GCFP     47-49 Main Street                                                  Freeport                       ME
  182        SBRC     Madrid Apartments                                                  Lake Charles                   LA
  183        SBRC     Comfort Inn - Milledgeville                                        Milledgeville                  GA
  184        SBRC     Wal-Mart Shopping Center                                           Sherman                        TX
  185        SBRC     Stratford Apartments                                               Ft Wayne                       IN
  186        SBRC     Willow Glen Plaza                                                  Mesquite                       TX


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                 ZIP CODE      COUNTY
-------------------------------------------------------------------------------------------------------------------------------
  123        SBRC     The Grove Shopping Center                                           91767    Los Angeles
  124        GCFP     475-499 Hillside Avenue                                             07205    Union
  125        SBRC     Copeland Shopping Center                                            94578    Alameda
  126        GCFP     The Fleet Building                                                  02895    Providence
  127        GCFP     Commack Tower Plaza                                                 11725    Suffolk
  128        GCFP     Shoppes of Northshore                                               32233    Duval
  129        SBRC     Las Posadas Shopping Center                                         89005    Clark
  130        SBRC     The Ville Apartments                                                63113    St. Louis
  131        GCFP     Amelia Court Apartments                                             45102    Clermont
  132        SBRC     Long Street Townhouses                                              89706    Carson
  133        GCFP     Silverbrook Apartments                                              80206    Denver
  134        SBRC     Garden Apartments                                                   33304    Broward
  135        GCFP     Westchester and New Haven Apartments                                70002    Jefferson Parish
  136        SBRC     Madison Midtown Shopping Center                                     39110    Madison
  137        SBRC     Cleveland Corners Shopping Center                                   38732    Bolivar
  138        SBRC     Park Place Apartments                                               90710    Los Angeles
  139        GCFP     Horizons Apartments                                                 85008    Maricopa
  140        GCFP     Regency Square Apartments                                           33612    Hillsborough
  141        SBRC     Federal Express                                                     70508    Lafayette
  142        SBRC     Levittown Professional Building                                     11756    Nassau
  143        SBRC     3311 Richmond Office Building                                       77098    Harris
  144        SBRC     Carmel Towers                                                       33162    Miami - Dade
  145        GCFP     Westwood Apartments                                                 88704    Ada
  146        SBRC     Crestridge Apartments                                               75042    Dallas
  147        GCFP     Pine Tree Square                                                    04901    Kennebec
  148        GCFP     Thistlewood Apartments                                              45385    Greene
  149        GCFP     Lesbo/Bullion Mobile Home Park                                      89801    Elko
  150        SBRC     The Town Center                                                     90631    Orange
  151        SBRC     Bayridge Apartments                                                 77573    Galveston
  152        SBRC     Ramada Inn - Elizabethtown                                          42701    Hardin
  153        SBRC     Oasis Surgery Center                                                93534    Los Angeles
  154        SBRC     715 South Oxford Court Apartments                                   90005    Los Angeles
  155        SBRC     Barefoot Bay Medical Office Center                                  32935    Brevard
  156        GCFP     14 Mamaroneck Avenue                                                10601    Westchester
  157        SBRC     Presidio Plaza                                                      92672    Orange
  158        SBRC     904-912 21st Avenue                                                 55404    Hennepin
  159        GCFP     Ambassador Apartments                                               11233    Kings
  160        SBRC     Frisco South Shopping Center                                        75034    Collin
  161        GCFP     Oquendo Office Warehouse                                            89118    Clark
  162        GCFP     Palm Harbor Mobile Home Park                                        32780    Brevard
  163        SBRC     Milan Apartments                                                    90028    Los Angeles
  164        SBRC     Palm Pacific Plaza Shopping Center                                  91202    Los Angeles
  165        SBRC     North Dixie Commerce Center                                         33431    Palm Beach
  166        SBRC     Meadowlark Apartments                                               92069    San Diego
  167        SBRC     Old Judge Building                                                  63102    St. Louis
  168        SBRC     Sherman/Lennox Portfolio
  168A       SBRC     6839-6841 Lennox Avenue                                             91405    Los Angeles
  168B       SBRC     17732 Sherman Way                                                   91355    Los Angeles
  169        SBRC     Pacific Winds Apartments                                            92509    Riverside
  170        SBRC     Isle of Capri Apartments                                            33161    Miami - Dade
  171        SBRC     Datura Station                                                      33401    Palm Beach
  172        SBRC     Park View Cooperative                                               06901    Fairfield
  173        SBRC     H & Z Office Building                                               22003    Fairfax
  174        SBRC     Nassau Bay Villas Apartments                                        77058    Harris
  175        SBRC     2180 West First Street                                              33901    Lee
  176        GCFP     8020 Northwest 60th Street                                          33166    Dade
  177        SBRC     Irving Place Apartments                                             75062    Dallas
  178        GCFP     Regency Palms Apartments                                            33617    Hillsborough
  179        GCFP     Four Flags Motors, Inc.                                             62034    Madison
  180        GCFP     Alexandria Gardens Apartments                                       90004    Los Angeles
  181        GCFP     47-49 Main Street                                                   04032    Cumberland
  182        SBRC     Madrid Apartments                                                   70601    Calcasieu
  183        SBRC     Comfort Inn - Milledgeville                                         31061    Baldwin
  184        SBRC     Wal-Mart Shopping Center                                            75090    Grayson
  185        SBRC     Stratford Apartments                                                46805    Allen
  186        SBRC     Willow Glen Plaza                                                   75150    Dallas

                                                                                               PROPERTY
CONTROL   MORTGAGE                                                                   PROPERTY  SIZE UNIT                 YEAR
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME        PROPERTY TYPE          SIZE      TYPE     YEAR BUILT   RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
  123        SBRC     The Grove Shopping Center               Unanchored Retail        48,950     SF         1985         NAP
  124        GCFP     475-499 Hillside Avenue                 Industrial              208,940     SF         1930         NAP
  125        SBRC     Copeland Shopping Center                Unanchored Retail        20,999     SF         1987         NAP
  126        GCFP     The Fleet Building                      Office                   47,947     SF         1980        1995
  127        GCFP     Commack Tower Plaza                     Unanchored Retail        14,200     SF         1992         NAP
  128        GCFP     Shoppes of Northshore                   Unanchored Retail        22,034     SF         1991         NAP
  129        SBRC     Las Posadas Shopping Center             Unanchored Retail        26,073     SF         1982         NAP
  130        SBRC     The Ville Apartments                    Multifamily                 110   Units        1985         NAP
  131        GCFP     Amelia Court Apartments                 Multifamily                  95   Units        1980         NAP
  132        SBRC     Long Street Townhouses                  Multifamily                  41   Units        1979         NAP
  133        GCFP     Silverbrook Apartments                  Multifamily                  31   Units        1962        1997
  134        SBRC     Garden Apartments                       Multifamily                  71   Units        1950        1975
  135        GCFP     Westchester and New Haven Apartments    Multifamily                  80   Units        1972         NAP
  136        SBRC     Madison Midtown Shopping Center         Unanchored Retail        11,100     SF         1999         NAP
  137        SBRC     Cleveland Corners Shopping Center       Unanchored Retail         5,040     SF         1998         NAP
  138        SBRC     Park Place Apartments                   Multifamily                  48   Units        1973        1997
  139        GCFP     Horizons Apartments                     Multifamily                  51   Units        1985         NAP
  140        GCFP     Regency Square Apartments               Multifamily                 120   Units        1975         NAP
  141        SBRC     Federal Express                         Industrial               51,892     SF         1997         NAP
  142        SBRC     Levittown Professional Building         Office                   20,000     SF         1965        1990
  143        SBRC     3311 Richmond Office Building           Office                   42,626     SF         1962        1990
  144        SBRC     Carmel Towers                           Multifamily                  51   Units        1967        1992
  145        GCFP     Westwood Apartments                     Multifamily                  43   Units        1989         NAP
  146        SBRC     Crestridge Apartments                   Multifamily                 102   Units        1965         NAP
  147        GCFP     Pine Tree Square                        Unanchored Retail        24,874     SF         1997         NAP
  148        GCFP     Thistlewood Apartments                  Multifamily                 114   Units        1977        1994
  149        GCFP     Lesbo/Bullion Mobile Home Park          Mobile Home Park             84    Pads        1982         NAP
  150        SBRC     The Town Center                         Office                   29,405     SF         1983         NAP
  151        SBRC     Bayridge Apartments                     Multifamily                 125   Units        1975        1994
  152        SBRC     Ramada Inn - Elizabethtown              Limited Service Hotel        68   Rooms        1997         NAP
  153        SBRC     Oasis Surgery Center                    Office                   15,025     SF         1992         NAP
  154        SBRC     715 South Oxford Court Apartments       Multifamily                  29   Units        1991         NAP
  155        SBRC     Barefoot Bay Medical Office Center      Office                   14,400     SF         1996         NAP
  156        GCFP     14 Mamaroneck Avenue                    Office                   21,034     SF         1908        1998
  157        SBRC     Presidio Plaza                          Unanchored Retail        12,491     SF         1988        1998
  158        SBRC     904-912 21st Avenue                     Multifamily                  47   Units        1969         NAP
  159        GCFP     Ambassador Apartments                   Multifamily                  43   Units        1929         NAP
  160        SBRC     Frisco South Shopping Center            Office/Retail            18,585     SF         1985         NAP
  161        GCFP     Oquendo Office Warehouse                Industrial               19,626     SF         1997         NAP
  162        GCFP     Palm Harbor Mobile Home Park            Mobile Home Park             88    Pads        1965         NAP
  163        SBRC     Milan Apartments                        Multifamily                  41   Units        1989         NAP
  164        SBRC     Palm Pacific Plaza Shopping Center      Unanchored Retail        11,245     SF         1940        1995
  165        SBRC     North Dixie Commerce Center             Industrial               33,356     SF         1986         NAP
  166        SBRC     Meadowlark Apartments                   Multifamily                  61   Units        1978         NAP
  167        SBRC     Old Judge Building                      Office/Retail            41,144     SF         1883        1980
  168        SBRC     Sherman/Lennox Portfolio                                         24,505     SF
  168A       SBRC     6839-6841 Lennox Avenue                 Unanchored Retail        15,600     SF         1968         NAP
  168B       SBRC     17732 Sherman Way                       Unanchored Retail         8,905     SF         1965         NAP
  169        SBRC     Pacific Winds Apartments                Multifamily                  47   Units        1989         NAP
  170        SBRC     Isle of Capri Apartments                Multifamily                  48   Units        1971         NAP
  171        SBRC     Datura Station                          Office                   11,858     SF         1904        1998
  172        SBRC     Park View Cooperative                   Multifamily                  85   Units        1927        1986
  173        SBRC     H & Z Office Building                   Office                   16,517     SF         1980         NAP
  174        SBRC     Nassau Bay Villas Apartments            Multifamily                  67   Units        1963        1997
  175        SBRC     2180 West First Street                  Office                   28,821     SF         1973        1997
  176        GCFP     8020 Northwest 60th Street              Industrial               34,566     SF         1979         NAP
  177        SBRC     Irving Place Apartments                 Multifamily                  72   Units        1963        1996
  178        GCFP     Regency Palms Apartments                Multifamily                  89   Units        1972         NAP
  179        GCFP     Four Flags Motors, Inc.                 Unanchored Retail        24,182     SF         1970         NAP
  180        GCFP     Alexandria Gardens Apartments           Multifamily                  30   Units        1990         NAP
  181        GCFP     47-49 Main Street                       Unanchored Retail         3,588     SF         1969        1994
  182        SBRC     Madrid Apartments                       Multifamily                  57   Units        1965        1992
  183        SBRC     Comfort Inn - Milledgeville             Limited Service Hotel        46   Rooms        1995         NAP
  184        SBRC     Wal-Mart Shopping Center                Unanchored Retail        14,144     SF         1995         NAP
  185        SBRC     Stratford Apartments                    Multifamily                  54   Units        1964        1966
  186        SBRC     Willow Glen Plaza                       Unanchored Retail        11,447     SF         1983         NAP


CONTROL   MORTGAGE                                                                        OCCUPANCY   OCCUPANCY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                  PERCENTAGE  AS OF DATE
----------------------------------------------------------------------------------------------------------------
  123        SBRC     The Grove Shopping Center                                             93%        11/01/99
  124        GCFP     475-499 Hillside Avenue                                               100%       09/01/99
  125        SBRC     Copeland Shopping Center                                              100%       02/01/00
  126        GCFP     The Fleet Building                                                    97%        10/18/99
  127        GCFP     Commack Tower Plaza                                                   100%       09/30/99
  128        GCFP     Shoppes of Northshore                                                 94%        11/30/99
  129        SBRC     Las Posadas Shopping Center                                           97%        07/01/99
  130        SBRC     The Ville Apartments                                                  98%        12/14/99
  131        GCFP     Amelia Court Apartments                                               92%        02/29/00
  132        SBRC     Long Street Townhouses                                                93%        07/26/99
  133        GCFP     Silverbrook Apartments                                                97%        12/31/99
  134        SBRC     Garden Apartments                                                     92%        07/01/99
  135        GCFP     Westchester and New Haven Apartments                                  96%        09/01/99
  136        SBRC     Madison Midtown Shopping Center                                       83%        06/30/99
  137        SBRC     Cleveland Corners Shopping Center                                     100%       06/30/99
  138        SBRC     Park Place Apartments                                                 100%       08/16/99
  139        GCFP     Horizons Apartments                                                   92%        11/30/99
  140        GCFP     Regency Square Apartments                                             99%        06/30/99
  141        SBRC     Federal Express                                                       100%       04/20/99
  142        SBRC     Levittown Professional Building                                       100%       06/08/99
  143        SBRC     3311 Richmond Office Building                                         92%        07/01/99
  144        SBRC     Carmel Towers                                                         94%        01/01/99
  145        GCFP     Westwood Apartments                                                   100%       08/31/99
  146        SBRC     Crestridge Apartments                                                 98%        07/21/99
  147        GCFP     Pine Tree Square                                                      92%        12/22/99
  148        GCFP     Thistlewood Apartments                                                100%       12/31/99
  149        GCFP     Lesbo/Bullion Mobile Home Park                                        96%        09/01/99
  150        SBRC     The Town Center                                                       100%       12/06/99
  151        SBRC     Bayridge Apartments                                                   98%        06/01/99
  152        SBRC     Ramada Inn - Elizabethtown                                            66%        09/30/99
  153        SBRC     Oasis Surgery Center                                                  100%       08/19/99
  154        SBRC     715 South Oxford Court Apartments                                     100%       06/10/99
  155        SBRC     Barefoot Bay Medical Office Center                                    100%       06/30/99
  156        GCFP     14 Mamaroneck Avenue                                                  100%       10/31/99
  157        SBRC     Presidio Plaza                                                        88%        08/13/99
  158        SBRC     904-912 21st Avenue                                                   100%       04/16/99
  159        GCFP     Ambassador Apartments                                                 100%       01/26/99
  160        SBRC     Frisco South Shopping Center                                          100%       01/01/00
  161        GCFP     Oquendo Office Warehouse                                              100%       09/01/99
  162        GCFP     Palm Harbor Mobile Home Park                                          85%        07/07/99
  163        SBRC     Milan Apartments                                                      95%        08/17/99
  164        SBRC     Palm Pacific Plaza Shopping Center                                    100%       08/23/99
  165        SBRC     North Dixie Commerce Center                                           100%       08/19/99
  166        SBRC     Meadowlark Apartments                                                 97%        07/01/99
  167        SBRC     Old Judge Building                                                    100%       08/30/99
  168        SBRC     Sherman/Lennox Portfolio
  168A       SBRC     6839-6841 Lennox Avenue                                               100%       08/15/99
  168B       SBRC     17732 Sherman Way                                                     87%        08/15/99
  169        SBRC     Pacific Winds Apartments                                              100%       07/26/99
  170        SBRC     Isle of Capri Apartments                                              100%       08/19/99
  171        SBRC     Datura Station                                                        100%       08/01/99
  172        SBRC     Park View Cooperative                                                 100%       08/13/99
  173        SBRC     H & Z Office Building                                                 100%       07/28/99
  174        SBRC     Nassau Bay Villas Apartments                                          96%        06/30/99
  175        SBRC     2180 West First Street                                                99%        11/16/99
  176        GCFP     8020 Northwest 60th Street                                            100%       09/25/99
  177        SBRC     Irving Place Apartments                                               97%        07/21/99
  178        GCFP     Regency Palms Apartments                                              99%        01/31/00
  179        GCFP     Four Flags Motors, Inc.                                               100%       07/07/98
  180        GCFP     Alexandria Gardens Apartments                                         100%       01/10/00
  181        GCFP     47-49 Main Street                                                     100%       01/18/00
  182        SBRC     Madrid Apartments                                                     95%        07/20/99
  183        SBRC     Comfort Inn - Milledgeville                                           68%        06/30/99
  184        SBRC     Wal-Mart Shopping Center                                              100%       09/21/99
  185        SBRC     Stratford Apartments                                                  96%        01/03/00
  186        SBRC     Willow Glen Plaza                                                     88%        07/28/99

                  GENERAL MORTGAGED REAL PROPERTY INFORMATION

CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
  187        SBRC     Edgewater Bay Apartments                                           750 Northeast 62nd Street
  188        SBRC     420 Group                                                          420 West 17th Street
  189        GCFP     7-Eleven                                                           9190 West Cheyenne Avenue
  190        SBRC     Lake Forest North Apartments                                       3605 and 3613 Lake Forest Drive & 3626 and
                                                                                         3636 North 112th Avenue
  191        SBRC     CompuChem Industrial                                               501 Madison Avenue
  192        GCFP     Palazzolo Plaza                                                    800 Central Park Avenue
  193        SBRC     A. E. Larson Building                                              6 South Second Street
  194        GCFP     Lanewood Apartments                                                7075 Lanewood Avenue
  195        GCFP     Chris-Town Mobile Home Park                                        1919 West Colter Street
  196        SBRC     Corbus-Peppertree Lane Apartments                                  5920 West Laurie Lane
  197        SBRC     Missouri Meadows Apartments                                        3501 West Missouri Avenue
  198        SBRC     Highlander Square Apartments                                       4000 North 19th Street
  199        SBRC     Hillcrest Crossing                                                 17404 Hillcrest Road
  200        SBRC     Virginia Plaza                                                     2310 Virginia Parkway
  201        SBRC     Pedersen Building                                                  398 West Colorado Avenue
  202        GCFP     Spring Oaks Mobile Home & Recreational Vehicle Park                22014 Spring Oaks Drive
  203        SBRC     Shadowood Apartments                                               120 South Jupiter Road
  204        SBRC     Arroyo Shopping Center                                             8129-8147 Arroyo Drive
  205        GCFP     The Nog Retail Center                                              2801 Nogalitos Street
  206        GCFP     London Square Apartments                                           403 Rockdale Avenue
  207        SBRC     Petite Chateau Villa Mobile Home Park                              2075 West Rialto Avenue
  208        GCFP     Walnut Hills Apartments                                            102 Walnut Hills Drive
  209        SBRC     Palmer Highway Shopping Center                                     3305-3319 Palmer Highway
  210        SBRC     Somerset Apartments                                                3445 Almand Drive
  211        SBRC     Shady Acres/Pine Shadows Portfolio
  211A       SBRC     Shady Acres Duplexes                                               723A-748B Vicky Drive
  211B       SBRC     Pine Shadows Estates                                               3300 Pine Grove Drive
  212        SBRC     Vanowen Street Retail Center                                       12500-12510 Vanowen Street
  213        GCFP     Rena's Village Plaza                                               7325-7371 Lake Underhill Drive
  214        SBRC     Stanford Place Apartments                                          1406 Acadian Drive
  215        SBRC     Panola-Redan Crossing                                              5616 Redan Road
  216        SBRC     Garnet Avenue Shopping Center                                      2263-2275 Garnet Avenue
  217        SBRC     The Chalet Apartments                                              951 French Street
  218        SBRC     Galt Ocean Plaza                                                   3300 Northeast 34th Street
  219        SBRC     Zion Street Apartments                                             399 Zion Street
  220        GCFP     Country Square Mobile Home Park                                    NC Highway 16/18
  221        GCFP     1513-1517 Taylor Avenue                                            1513-1517 Taylor Avenue
  222        GCFP     Westside Warehouse                                                 5201 Interstate Avenue
  223        SBRC     Heritage House Apartments                                          45 Wheeler Avenue
  224        SBRC     Troy Building                                                      1025 Southeast Pine
  225        SBRC     Arlington Manor Mobile Home Park                                   222 Rockwell Drive
  226        GCFP     Capitol View Apartments, Charles Apartments & Randolph Apartments  44-46 Capitol Avenue; 490 Burritt Street;
                                                                                         195 Overlook Avenue
  227        SBRC     Beresford Retail                                                   2340 East Pacific Coast Highway
  228        SBRC     120 Standard Street                                                120 Standard Street
  229        GCFP     2077-2089 New York Avenue                                          2077-2089 New York Avenue
  230        SBRC     Blair Place Duplexes                                               31902-31940 Michael Street
  231        SBRC     18714 Parthenia Street                                             18714 Parthenia Street
  232        GCFP     Thornapple Apartments                                              4401 Thornway Drive
  233        GCFP     2800 Oakmont Drive                                                 2800 Oakmont Drive
  234        SBRC     Fox Tile                                                           2121-2131 South Industrial Road
  235        SBRC     471 Prospect Street                                                471 Prospect Street
  236        GCFP     Barclay Arms Apartments                                            5 Simmons Street
  237        SBRC     Wishney                                                            475 West Stetson Avenue
  238        GCFP     Elmgrove Apartments                                                510 Elmgrove Terrace
  239        SBRC     Centennial Apartments                                              2624 Southeast 182nd Avenue
  240        SBRC     Vanguard Industrial Building                                       546 Vanguard Way
  241        GCFP     135-145 Orange Street Apartments                                   135-145 Orange Street & 640-644 Union
                                                                                         Street
  242        SBRC     Brentwood Village Apartments                                       8703-8715 Beechnut Street
  243        GCFP     Seoul Plaza                                                        11101 Pacific Highway Southwest
  244        SBRC     Glendale Apartments                                                1803 West Gramercy
  245        GCFP     Riverview Apartments                                               3160-3184 Riverview Circle
  246        GCFP     820 Linden Boulevard                                               820 Linden Boulevard
  247        GCFP     Vail Valley Auto                                                   41000 U.S. Highway 6


CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                   CITY               STATE  ZIP CODE
-------------------------------------------------------------------------------------------------------------------------------
  187        SBRC     Edgewater Bay Apartments                                           Miami                 FL     33138
  188        SBRC     420 Group                                                          Hialeah               FL     33010
  189        GCFP     7-Eleven                                                           Las Vegas             NV     89129
  190        SBRC     Lake Forest North Apartments                                       Omaha                 NE     68164
  191        SBRC     CompuChem Industrial                                               Cary                  NC     27513
  192        GCFP     Palazzolo Plaza                                                    Scarsdale             NY     10583
  193        SBRC     A. E. Larson Building                                              Yakima                WA     98901
  194        GCFP     Lanewood Apartments                                                Los Angeles           CA     90028
  195        GCFP     Chris-Town Mobile Home Park                                        Phoenix               AZ     85015
  196        SBRC     Corbus-Peppertree Lane Apartments                                  Glendale              AZ     85302
  197        SBRC     Missouri Meadows Apartments                                        Phoenix               AZ     85019
  198        SBRC     Highlander Square Apartments                                       Waco                  TX     76708
  199        SBRC     Hillcrest Crossing                                                 Dallas                TX     75252
  200        SBRC     Virginia Plaza                                                     McKinney              TX     75070
  201        SBRC     Pedersen Building                                                  Telluride             CO     81435
  202        GCFP     Spring Oaks Mobile Home & Recreational Vehicle Park                Spring                TX     77389
  203        SBRC     Shadowood Apartments                                               Garland               TX     75042
  204        SBRC     Arroyo Shopping Center                                             South San Gabriel     CA     91770
  205        GCFP     The Nog Retail Center                                              San Antonio           TX     78225
  206        GCFP     London Square Apartments                                           Boardman              OH     44512
  207        SBRC     Petite Chateau Villa Mobile Home Park                              San Bernardino        CA     92410
  208        GCFP     Walnut Hills Apartments                                            Chillicothe           OH     45601
  209        SBRC     Palmer Highway Shopping Center                                     Texas City            TX     77590
  210        SBRC     Somerset Apartments                                                College Park          GA     30337
  211        SBRC     Shady Acres/Pine Shadows Portfolio
  211A       SBRC     Shady Acres Duplexes                                               Huntsville            TX     77340
  211B       SBRC     Pine Shadows Estates                                               Huntsville            TX     77340
  212        SBRC     Vanowen Street Retail Center                                       Los Angeles           CA     91605
  213        GCFP     Rena's Village Plaza                                               Orlando               FL     32822
  214        SBRC     Stanford Place Apartments                                          Houma                 LA     70363
  215        SBRC     Panola-Redan Crossing                                              Stone Mountain        GA     30088
  216        SBRC     Garnet Avenue Shopping Center                                      San Diego             CA     92109
  217        SBRC     The Chalet Apartments                                              Irving                TX     75061
  218        SBRC     Galt Ocean Plaza                                                   Fort Lauderdale       FL     33308
  219        SBRC     Zion Street Apartments                                             Hartford              CT     06106
  220        GCFP     Country Square Mobile Home Park                                    Wilkesboro            NC     28697
  221        GCFP     1513-1517 Taylor Avenue                                            Bronx                 NY     10460
  222        GCFP     Westside Warehouse                                                 Shreveport            LA     71109
  223        SBRC     Heritage House Apartments                                          Bridgeport            CT     06606
  224        SBRC     Troy Building                                                      Portland              OR     97214
  225        SBRC     Arlington Manor Mobile Home Park                                   Midland               MI     48642
  226        GCFP     Capitol View Apartments, Charles Apartments & Randolph Apartments  New Britain           CT     06052
  227        SBRC     Beresford Retail                                                   Long Beach            CA     90804
  228        SBRC     120 Standard Street                                                El Segundo            CA     90245
  229        GCFP     2077-2089 New York Avenue                                          Huntington Station    NY     11746
  230        SBRC     Blair Place Duplexes                                               Magnolia              TX     77355
  231        SBRC     18714 Parthenia Street                                             Northridge            CA     91324
  232        GCFP     Thornapple Apartments                                              Columbus              OH     43231
  233        GCFP     2800 Oakmont Drive                                                 Round Rock            TX     78664
  234        SBRC     Fox Tile                                                           Las Vegas             NV     89102
  235        SBRC     471 Prospect Street                                                East Orange           NJ     07017
  236        GCFP     Barclay Arms Apartments                                            Saugerties            NY     12477
  237        SBRC     Wishney                                                            Hemet                 CA     92543
  238        GCFP     Elmgrove Apartments                                                Middletown            OH     45044
  239        SBRC     Centennial Apartments                                              Gresham               OR     97230
  240        SBRC     Vanguard Industrial Building                                       Brea                  CA     92821
  241        GCFP     135-145 Orange Street Apartments                                   Manchester            NH     03103
  242        SBRC     Brentwood Village Apartments                                       Houston               TX     77036
  243        GCFP     Seoul Plaza                                                        Lakewood              WA     98499
  244        SBRC     Glendale Apartments                                                San Antonio           TX     78201
  245        GCFP     Riverview Apartments                                               Columbus              OH     43202
  246        GCFP     820 Linden Boulevard                                               Brooklyn              NY     11203
  247        GCFP     Vail Valley Auto                                                   Avon                  CO     81620


CONTROL   MORTGAGE                                                                                                          PROPERTY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                         COUNTY        PROPERTY TYPE                  SIZE
------------------------------------------------------------------------------------------------------------------------------------
  187        SBRC     Edgewater Bay Apartments                               Miami - Dade    Multifamily                          32
  188        SBRC     420 Group                                              Miami - Dade    Multifamily                          45
  189        GCFP     7-Eleven                                               Clark           Unanchored Retail                 2,993
  190        SBRC     Lake Forest North Apartments                           Douglas         Multifamily                          46
  191        SBRC     CompuChem Industrial                                   Wake            Industrial                       30,669
  192        GCFP     Palazzolo Plaza                                        Westchester     Office                           12,000
  193        SBRC     A. E. Larson Building                                  Yakima          Office                           51,356
  194        GCFP     Lanewood Apartments                                    Los Angeles     Multifamily                          36
  195        GCFP     Chris-Town Mobile Home Park                            Maricopa        Mobile Home Park                     58
  196        SBRC     Corbus-Peppertree Lane Apartments                      Maricopa        Multifamily                          60
  197        SBRC     Missouri Meadows Apartments                            Maricopa        Multifamily                          62
  198        SBRC     Highlander Square Apartments                           McLennan        Multifamily                          85
  199        SBRC     Hillcrest Crossing                                     Collin          Unanchored Retail                 9,850
  200        SBRC     Virginia Plaza                                         Collin          Unanchored Retail                10,730
  201        SBRC     Pedersen Building                                      San Miguel      Office/Retail                     7,279
  202        GCFP     Spring Oaks Mobile Home & Recreational Vehicle Park    Harris          Mobile Home Park                    122
  203        SBRC     Shadowood Apartments                                   Dallas          Multifamily                          60
  204        SBRC     Arroyo Shopping Center                                 Los Angeles     Unanchored Retail                11,439
  205        GCFP     The Nog Retail Center                                  Bexar           Unanchored Retail                27,150
  206        GCFP     London Square Apartments                               Mahoning        Multifamily                          69
  207        SBRC     Petite Chateau Villa Mobile Home Park                  San Bernardino  Mobile Home Park                     69
  208        GCFP     Walnut Hills Apartments                                Ross            Multifamily                          97
  209        SBRC     Palmer Highway Shopping Center                         Galveston       Unanchored Retail                13,240
  210        SBRC     Somerset Apartments                                    Fulton          Multifamily                          40
  211        SBRC     Shady Acres/Pine Shadows Portfolio                                                                          40
  211A       SBRC     Shady Acres Duplexes                                   Walker          Multifamily                          28
  211B       SBRC     Pine Shadows Estates                                   Walker          Multifamily                          12
  212        SBRC     Vanowen Street Retail Center                           Los Angeles     Unanchored Retail                 9,400
  213        GCFP     Rena's Village Plaza                                   Orange          Unanchored Retail                19,230
  214        SBRC     Stanford Place Apartments                              Terrebonne      Multifamily                          38
  215        SBRC     Panola-Redan Crossing                                  Dekalb          Unanchored Retail                11,392
  216        SBRC     Garnet Avenue Shopping Center                          San Diego       Unanchored Retail                 6,491
  217        SBRC     The Chalet Apartments                                  Dallas          Multifamily                          40
  218        SBRC     Galt Ocean Plaza                                       Broward         Unanchored Retail                25,427
  219        SBRC     Zion Street Apartments                                 Hartford        Multifamily                          52
  220        GCFP     Country Square Mobile Home Park                        Wilkes          Mobile Home Park                    119
  221        GCFP     1513-1517 Taylor Avenue                                Bronx           Multifamily                          60
  222        GCFP     Westside Warehouse                                     Caddo Parish    Industrial                       47,414
  223        SBRC     Heritage House Apartments                              Fairfield       Multifamily                          28
  224        SBRC     Troy Building                                          Multnomah       Mixed Use (Industrial/Retail)    58,306
  225        SBRC     Arlington Manor Mobile Home Park                       Bay             Mobile Home Park                     99
  226        GCFP     Capitol View Apartments, Charles Apartments &
                      Randolph Apartments                                    Hartford        Multifamily                          36
  227        SBRC     Beresford Retail                                       Los Angeles     Unanchored Retail                 8,000
  228        SBRC     120 Standard Street                                    Los Angeles     Industrial                       12,000
  229        GCFP     2077-2089 New York Avenue                              Suffolk         Unanchored Retail                 9,940
  230        SBRC     Blair Place Duplexes                                   Montgomery      Multifamily                          20
  231        SBRC     18714 Parthenia Street                                 Los Angeles     Industrial                       16,632
  232        GCFP     Thornapple Apartments                                  Franklin        Multifamily                          96
  233        GCFP     2800 Oakmont Drive                                     Williamson      Office                           13,400
  234        SBRC     Fox Tile                                               Clark           Industrial                       29,768
  235        SBRC     471 Prospect Street                                    Essex           Multifamily                          22
  236        GCFP     Barclay Arms Apartments                                Ulster          Multifamily                          28
  237        SBRC     Wishney                                                Riverside       Unanchored Retail                21,620
  238        GCFP     Elmgrove Apartments                                    Butler          Multifamily                          47
  239        SBRC     Centennial Apartments                                  Multnomah       Multifamily                          16
  240        SBRC     Vanguard Industrial Building                           Orange          Industrial                       14,040
  241        GCFP     135-145 Orange Street Apartments                       Hillsborough    Multifamily                          33
  242        SBRC     Brentwood Village Apartments                           Harris          Multifamily                          34
  243        GCFP     Seoul Plaza                                            Pierce          Unanchored Retail                10,145
  244        SBRC     Glendale Apartments                                    Bexar           Multifamily                          28
  245        GCFP     Riverview Apartments                                   Franklin        Multifamily                          20
  246        GCFP     820 Linden Boulevard                                   Kings           Multifamily                          19
  247        GCFP     Vail Valley Auto                                       Eagle           Unanchored Retail                 3,863

                                                                           PROPERTY
CONTROL   MORTGAGE                                                         SIZE UNIT                 YEAR     OCCUPANCY   OCCUPANCY
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                     TYPE     YEAR BUILT   RENOVATED  PERCENTAGE  AS OF DATE
------------------------------------------------------------------------------------------------------------------------------------
  187        SBRC     Edgewater Bay Apartments                              Units        1969         NAP       97%        08/01/99
  188        SBRC     420 Group                                             Units        1971         NAP       100%       04/30/99
  189        GCFP     7-Eleven                                                SF         1999         NAP       100%       12/31/99
  190        SBRC     Lake Forest North Apartments                          Units        1969         NAP       91%        08/01/99
  191        SBRC     CompuChem Industrial                                    SF         1960        1997       100%       07/01/99
  192        GCFP     Palazzolo Plaza                                         SF         1987         NAP       100%       08/04/99
  193        SBRC     A. E. Larson Building                                   SF         1931         NAP       90%        11/10/99
  194        GCFP     Lanewood Apartments                                   Units        1971         NAP       97%        09/17/99
  195        GCFP     Chris-Town Mobile Home Park                            Pads        1953         NAP       100%       05/31/99
  196        SBRC     Corbus-Peppertree Lane Apartments                     Units        1982         NAP       88%        08/20/99
  197        SBRC     Missouri Meadows Apartments                           Units        1979         NAP       97%        06/25/99
  198        SBRC     Highlander Square Apartments                          Units        1977         NAP       100%       08/30/99
  199        SBRC     Hillcrest Crossing                                      SF         1998         NAP       100%       06/30/99
  200        SBRC     Virginia Plaza                                          SF         1997         NAP       100%       08/09/99
  201        SBRC     Pedersen Building                                       SF         1992        1993       100%       09/01/99
  202        GCFP     Spring Oaks Mobile Home & Recreational Vehicle Park    Pads        1984         NAP       100%       03/21/99
  203        SBRC     Shadowood Apartments                                  Units        1964        1991       98%        12/02/99
  204        SBRC     Arroyo Shopping Center                                  SF         1973         NAP       100%       07/15/99
  205        GCFP     The Nog Retail Center                                   SF         1948        1957       100%       09/30/99
  206        GCFP     London Square Apartments                              Units        1976         NAP       94%        12/31/99
  207        SBRC     Petite Chateau Villa Mobile Home Park                  Pads        1960         NAP       93%        08/01/99
  208        GCFP     Walnut Hills Apartments                               Units        1975        1978       93%        12/31/99
  209        SBRC     Palmer Highway Shopping Center                          SF         1984         NAP       100%       12/16/99
  210        SBRC     Somerset Apartments                                   Units        1964         NAP       98%        08/23/99
  211        SBRC     Shady Acres/Pine Shadows Portfolio                    Units
  211A       SBRC     Shady Acres Duplexes                                  Units        1985         NAP       96%        06/01/99
  211B       SBRC     Pine Shadows Estates                                  Units        1985         NAP       75%        06/01/99
  212        SBRC     Vanowen Street Retail Center                            SF         1987         NAP       100%       12/04/99
  213        GCFP     Rena's Village Plaza                                    SF         1980         NAP       100%       09/30/99
  214        SBRC     Stanford Place Apartments                             Units        1966         NAP       100%       07/13/99
  215        SBRC     Panola-Redan Crossing                                   SF         1986         NAP       100%       10/01/99
  216        SBRC     Garnet Avenue Shopping Center                           SF         1961        1994       100%       12/07/99
  217        SBRC     The Chalet Apartments                                 Units        1985         NAP       98%        06/30/99
  218        SBRC     Galt Ocean Plaza                                        SF         1958         NAP       100%       11/07/99
  219        SBRC     Zion Street Apartments                                Units        1965         NAP       100%       09/27/99
  220        GCFP     Country Square Mobile Home Park                        Pads        1970        1988       98%        06/01/99
  221        GCFP     1513-1517 Taylor Avenue                               Units        1927         NAP       97%        01/01/00
  222        GCFP     Westside Warehouse                                      SF         1972        1998       100%       01/26/00
  223        SBRC     Heritage House Apartments                             Units        1969         NAP       89%        06/01/99
  224        SBRC     Troy Building                                           SF         1913        1955       97%        07/01/99
  225        SBRC     Arlington Manor Mobile Home Park                       Pads        1968        1989       94%        11/11/99
  226        GCFP     Capitol View Apartments, Charles Apartments &
                      Randolph Apartments                                   Units        1970         NAP       100%       03/01/99
  227        SBRC     Beresford Retail                                        SF         1985         NAP       100%       08/03/99
  228        SBRC     120 Standard Street                                     SF         1954         NAP       100%       07/07/99
  229        GCFP     2077-2089 New York Avenue                               SF         1959         NAP       100%       07/17/99
  230        SBRC     Blair Place Duplexes                                  Units        1983         NAP       100%       06/30/99
  231        SBRC     18714 Parthenia Street                                  SF         1971         NAP       100%       09/03/98
  232        GCFP     Thornapple Apartments                                 Units        1976        1997       100%       12/31/99
  233        GCFP     2800 Oakmont Drive                                      SF         1984        1996       100%       07/14/99
  234        SBRC     Fox Tile                                                SF         1960        1980       100%       08/24/99
  235        SBRC     471 Prospect Street                                   Units        1962         NAP       100%       07/29/99
  236        GCFP     Barclay Arms Apartments                               Units        1975        1998       100%       12/31/99
  237        SBRC     Wishney                                                 SF         1989        1992       89%          UAV
  238        GCFP     Elmgrove Apartments                                   Units        1975         NAP       94%        12/31/99
  239        SBRC     Centennial Apartments                                 Units        1968        1994       100%       04/01/99
  240        SBRC     Vanguard Industrial Building                            SF         1978         NAP       100%       10/01/99
  241        GCFP     135-145 Orange Street Apartments                      Units        1910         NAP       97%        10/12/99
  242        SBRC     Brentwood Village Apartments                          Units        1972         NAP       97%        07/01/99
  243        GCFP     Seoul Plaza                                             SF         1965        1993       97%        10/02/99
  244        SBRC     Glendale Apartments                                   Units        1962        1995       100%       10/01/99
  245        GCFP     Riverview Apartments                                  Units        1967         NAP       100%       02/24/99
  246        GCFP     820 Linden Boulevard                                  Units        1920         NAP       100%       08/18/99
  247        GCFP     Vail Valley Auto                                        SF         1977        1997       100%       07/21/98

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION

CONTROL   MORTGAGE
NUMBER   LOAN SELLER                LOAN / PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
  248        GCFP     Hawthorne Apartments II                                            10 McGibney Road
  249        GCFP     2096 Saint Georges Avenue                                          2096 Saint Georges Avenue
  250        SBRC     Notre Dame Apartments                                              404-412 Notre Dame Avenue
  251        GCFP     Nash Multi-family Apartments                                       345-357 South Main Street
  252        SBRC     Somers Apartments                                                  924 Northeast 17th Terrace
  253        GCFP     Foxglove Apartments, Phase I                                       103-113 Palmer Lane
  254        SBRC     Muse Apartments                                                    217 Muse Street
  255        GCFP     Chalmer Place                                                      10545-10573 Chalmer Place
  256        GCFP     Ivy Court Apartments                                               203 Ivy Court
  257        GCFP     Royce Apartments                                                   6813 Weedin Place Northeast
  258        SBRC     C. Martin Company                                                  1259 East Ridgecrest Boulevard
  259        GCFP     Aster Court Apartments                                             26 Aster Court
  260        GCFP     Zora Lee Apartments                                                4831 Junius Street
  261        GCFP     Foxglove II Apartments                                             115-121 Palmer Lane
  262        GCFP     Indiana Street Apartments                                          1710 Indiana Street
  263        GCFP     "A" Street Apartments                                              2332-2336 "A" Street
  264        GCFP     The Colonial Apartments                                            108-114 Mason Road
  265        GCFP     Taylene Court Apartments                                           809-829 Southeast 187th Avenue
  266        GCFP     Myrtle Street Apartments                                           120-122 Myrtle Street & 539-541 Pine Street



CONTROL   MORTGAGE                                                                                                  PROPERTY
NUMBER   LOAN SELLER      LOAN / PROPERTY NAME         CITY           STATE  ZIP CODE      COUNTY    PROPERTY TYPE    SIZE
------------------------------------------------------------------------------------------------------------------------------
  248        GCFP     Hawthorne Apartments II        Mount Vernon      OH     43050    Knox          Multifamily          47
  249        GCFP     2096 Saint Georges Avenue      Rahway            NJ     07065    Union         Office            3,668
  250        SBRC     Notre Dame Apartments          Manchester        NH     03102    Hillsborough  Multifamily          15
  251        GCFP     Nash Multi-family Apartments   Cheshire          CT     06410    New Haven     Multifamily           7
  252        SBRC     Somers Apartments              Ft. Lauderdale    FL     33304    Broward       Multifamily          10
  253        GCFP     Foxglove Apartments, Phase I   Bryan             OH     43506    Williams      Multifamily          36
  254        SBRC     Muse Apartments                Newton            KS     67114    Harvey        Multifamily          21
  255        GCFP     Chalmer Place                  Spring Hill       FL     34442    Hernando      Multifamily          15
  256        GCFP     Ivy Court Apartments           Eaton             OH     45320    Preble        Multifamily          56
  257        GCFP     Royce Apartments               Seattle           WA     98115    King          Multifamily           9
  258        SBRC     C. Martin Company              Ridgecrest        CA     93555    Kern          Industrial       12,330
  259        GCFP     Aster Court Apartments         New London        OH     44851    Huron         Multifamily          32
  260        GCFP     Zora Lee Apartments            Dallas            TX     75246    Dallas        Multifamily           8
  261        GCFP     Foxglove II Apartments         Bryan             OH     43506    Williams      Multifamily          23
  262        GCFP     Indiana Street Apartments      Houston           TX     77006    Harris        Multifamily          12
  263        GCFP     "A" Street Apartments          Forest Grove      OR     97116    Washington    Multifamily          14
  264        GCFP     The Colonial Apartments        New Ipswich       NH     03071    Hillsborough  Multifamily          14
  265        GCFP     Taylene Court Apartments       Gresham           OR     97233    Multnomah     Multifamily          11
  266        GCFP     Myrtle Street Apartments       Manchester        NH     03103    Hillsborough  Multifamily          22

                                                      PROPERTY
CONTROL   MORTGAGE                                    SIZE UNIT                 YEAR     OCCUPANCY   OCCUPANCY
NUMBER   LOAN SELLER      LOAN / PROPERTY NAME          TYPE     YEAR BUILT   RENOVATED  PERCENTAGE  AS OF DATE
---------------------------------------------------------------------------------------------------------------
  248        GCFP     Hawthorne Apartments II          Units        1978         NAP       94%        12/31/99
  249        GCFP     2096 Saint Georges Avenue          SF         1750        1992       100%       01/04/00
  250        SBRC     Notre Dame Apartments            Units        1890        1997       100%       07/31/99
  251        GCFP     Nash Multi-family Apartments     Units        1900        1989       100%       01/17/00
  252        SBRC     Somers Apartments                Units        1966        1999       100%       09/09/99
  253        GCFP     Foxglove Apartments, Phase I     Units        1977         NAP       100%       12/31/99
  254        SBRC     Muse Apartments                  Units        1965         NAP       100%       08/01/99
  255        GCFP     Chalmer Place                    Units        1990         NAP       100%       09/14/99
  256        GCFP     Ivy Court Apartments             Units        1974         NAP       98%        12/31/99
  257        GCFP     Royce Apartments                 Units        1989         NAP       100%       10/01/99
  258        SBRC     C. Martin Company                  SF         1983        1993       100%       04/15/99
  259        GCFP     Aster Court Apartments           Units        1976         NAP       91%        12/31/99
  260        GCFP     Zora Lee Apartments              Units        1923        1996       100%       10/01/99
  261        GCFP     Foxglove II Apartments           Units        1978        1997       100%       12/31/99
  262        GCFP     Indiana Street Apartments        Units        1970        1997       100%       01/25/99
  263        GCFP     "A" Street Apartments            Units        1904        1973       100%       09/30/99
  264        GCFP     The Colonial Apartments          Units        1770        1990       100%       09/30/99
  265        GCFP     Taylene Court Apartments         Units        1976         NAP       100%       01/21/00
  266        GCFP     Myrtle Street Apartments         Units        1920         NAP       100%       10/01/99

  MORTGAGE LOAN BALANCE AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION




                                                                                                             ALLOCATED  ALLOCATED
                                                                                      % OF                      % OF     CUT-OFF
                                                                                      TOTAL                    TOTAL       DATE
         MORTGAGE                                                                    CUT-OFF    ALLOCATED     CUT-OFF    BALANCE
CONTROL    LOAN                                                       CUT-OFF DATE    DATE       CUT-OFF       DATE        PER
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    BALANCE     BALANCE  DATE BALANCE    BALANCE      UNIT
---------------------------------------------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                    28,618,254.87   4.01%   28,618,254.87    4.01%      123.89
    2      GCFP    Jovanna Villas Apartments                          13,712,398.54   1.92%   13,712,398.54    1.92%      51,941
    3      GCFP    Los Cabos II Apartments                             9,972,653.53   1.40%    9,972,653.53    1.40%      47,489
    4      GCFP    Sunrise Plaza Shopping Center                      14,887,462.50   2.09%   14,887,462.50    2.09%      131.44
    5      GCFP    Hasbrouck & Torview Apartments                     14,641,646.86   2.05%   14,641,646.86    2.05%      39,254
    6      SBRC    Sports Arena Village                               12,904,149.90   1.81%   12,904,149.90    1.81%       50.67
    7      GCFP    Holiday Inn Somerset                               12,899,823.81   1.81%   12,899,823.81    1.81%      45,422
    8      GCFP    Southridge Shopping Center                         11,417,665.34   1.60%   11,417,665.34    1.60%       56.44
    9      GCFP    Stewart Plaza                                      11,180,811.13   1.57%   11,180,811.13    1.57%       89.98
   10      GCFP    The Carriage Building (Building 39)                10,957,229.98   1.54%   10,957,229.98    1.54%      127.67
   11      GCFP    1000 Adams Avenue                                  10,862,493.05   1.52%   10,862,493.05    1.52%       98.21
   12      GCFP    101 West Avenue                                    10,334,868.59   1.45%   10,334,868.59    1.45%      124.06
   13      GCFP    Clearview Farms Apartments                          9,745,437.85   1.37%    9,745,437.85    1.37%      31,437
   14      GCFP    The TJ Building                                     8,133,454.02   1.14%    8,133,454.02    1.14%       27.49
   15      GCFP    International Precision Components Corp. Building   8,028,928.29   1.13%    8,028,928.29    1.13%       42.57
   16      GCFP    480 Sprague Street                                  7,973,179.25   1.12%    7,973,179.25    1.12%       34.22
   17      GCFP    990 Spring Garden Street                            7,957,951.34   1.12%    7,957,951.34    1.12%       50.77
   18      SBRC    Los Altos Woods Office Building                     7,816,668.83   1.10%    7,816,668.83    1.10%      200.90
   19      GCFP    655 Merrick Avenue                                  6,959,929.00   0.98%    6,959,929.00    0.98%      119.59
   20      GCFP    Nicholson Plaza                                     6,834,741.86   0.96%    6,834,741.86    0.96%       66.08
   21      GCFP    Ventura Village Shopping Center                     6,674,166.58   0.94%    6,674,166.58    0.94%      218.48
   22      SBRC    Bridgetown 1 Office Building                        6,624,008.88   0.93%    6,624,008.88    0.93%      105.44
   23      GCFP    Courtyard Center                                    6,557,619.61   0.92%    6,557,619.61    0.92%       95.71
   24      GCFP    Raymour & Flanigan Plaza A                          6,472,287.81   0.91%    6,472,287.81    0.91%       50.76
   25      GCFP    4707 East Baseline Road                             6,269,162.87   0.88%    6,269,162.87    0.88%       45.39
   26      GCFP    Holiday Inn Arena                                   6,221,465.02   0.87%    6,221,465.02    0.87%      25,815
   27      GCFP    Kentbrook Apartments                                6,079,439.34   0.85%    6,079,439.34    0.85%      30,704
   28      GCFP    Ramada Plaza Hotel and Office Building              5,922,694.68   0.83%    5,922,694.68    0.83%      46,271

   29      GCFP    Quail Park I                                        5,888,509.06   0.83%    5,888,509.06    0.83%       80.18
   30      GCFP    139 Main Street                                     5,657,038.58   0.79%    5,657,038.58    0.79%      150.70
   31      GCFP    Holiday Inn University                              5,431,437.71   0.76%    5,431,437.71    0.76%      37,982
   32      GCFP    PRG - Scenic Technologies                           5,420,526.03   0.76%    5,420,526.03    0.76%       42.71
   33      GCFP    Raymour & Flanigan Plaza B                          5,385,573.66   0.76%    5,385,573.66    0.76%       70.62
   34      GCFP    West County Professional and Medical Center         5,286,459.35   0.74%    5,286,459.35    0.74%       64.84
   35      SBRC    Herndon Plaza Retail Center                         5,285,529.04   0.74%    5,285,529.04    0.74%       19.58
   36      GCFP    15250 Avenue of Science                             5,259,510.24   0.74%    5,259,510.24    0.74%       94.84
   37      GCFP    The Barnyard Retail Center                          5,168,611.92   0.72%    5,168,611.92    0.72%       67.26
   38      GCFP    711 Madison Avenue                                  5,151,514.54   0.72%    5,151,514.54    0.72%      532.13
   39      SBRC    132 South Rodeo Drive                               4,976,477.85   0.70%    4,976,477.85    0.70%      191.53
   40      GCFP    4001 Fairview Industrial Drive Southeast            4,836,599.49   0.68%    4,836,599.49    0.68%       60.34
   41      GCFP    The Parris Building (Building 34)                   4,768,465.71   0.67%    4,768,465.71    0.67%       97.44
   42      SBRC    Cherry Tree Shopping Center                         4,685,601.62   0.66%    4,685,601.62    0.66%      101.90
   43      SBRC    1916-1928 Old Middlefield Road                      4,575,158.99   0.64%    4,575,158.99    0.64%      143.22
   44      GCFP    Days Inn Singer Island                              4,462,078.10   0.63%    4,462,078.10    0.63%      27,043
   45      GCFP    The Sports Authority                                4,460,072.55   0.63%    4,460,072.55    0.63%       97.69
   46      GCFP    Grand Union Supermarket                             4,424,160.29   0.62%    4,424,160.29    0.62%      110.44
   47      GCFP    Parklawn Center                                     4,112,970.74   0.58%    4,112,970.74    0.58%       45.28
   48      GCFP    Two World's Fair Drive                              4,090,384.44   0.57%    4,090,384.44    0.57%       68.97
   49      GCFP    Arden Woods Office Building                         4,089,469.58   0.57%    4,089,469.58    0.57%       64.19
   50      GCFP    350 Centerpointe                                    4,013,407.35   0.56%    4,013,407.35    0.56%       92.80
   51      GCFP    Erie Canal Commons                                  3,968,362.42   0.56%    3,968,362.42    0.56%      101.63
   52      GCFP    Executive Center Northridge                         3,911,014.79   0.55%    3,911,014.79    0.55%       45.30
   53      SBRC    Jester Village Retail Center                        3,863,651.49   0.54%    3,863,651.49    0.54%      104.68
   54      GCFP    Suncreek Corporate Center                           3,837,367.70   0.54%    3,837,367.70    0.54%       61.34
   55      GCFP    Airport Business Plaza                              3,705,428.48   0.52%    3,705,428.48    0.52%       61.77

   56      SBRC    Otay Distribution Center                            3,690,076.62   0.52%    3,690,076.62    0.52%       35.87
   57      GCFP    Groesbeck Industrial Park                           3,687,015.36   0.52%    3,687,015.36    0.52%       25.14
   58      GCFP    A Safe Self Storage                                 3,538,409.59   0.50%    3,538,409.59    0.50%       73.38
   59      GCFP    Audobon One                                         3,501,443.38   0.49%    3,501,443.38    0.49%      115.87
   60      GCFP    Quail Valley Apartments                             3,488,139.63   0.49%    3,488,139.63    0.49%      14,534
   61      SBRC    Valley Sunset Center                                3,394,280.78   0.48%    3,394,280.78    0.48%       62.76
   62      GCFP    Tangerine Hill Apartments                           3,345,711.83   0.47%    3,345,711.83    0.47%      26,553
   63      GCFP    Modesto Imaging Center                              3,339,332.56   0.47%    3,339,332.56    0.47%      187.06
   64      GCFP    Beechnut Grove Apartments                           2,208,119.47   0.31%    2,208,119.47    0.31%      19,036

                                                                                        CROSS        CROSS
                                                                                      COLLATER-  COLLATERALIZED
                                                                                        ALIZED      MORTGAGE     RELATED
         MORTGAGE                                                          LOAN        MORTGAGE    LOAN GROUP    MORTGAGE
CONTROL    LOAN                                                         BALANCE AT      LOAN      TOTAL CUT-OFF   LOAN
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 MATURITY / ARD    GROUP     DATE BALANCE    GROUP
-------------------------------------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                     22,764,487.72     No       28,618,254.87  Yes (p)
    2      GCFP    Jovanna Villas Apartments                           12,384,352.24   Yes (h)    23,685,052.07  Yes (a)
    3      GCFP    Los Cabos II Apartments                              9,006,803.16   Yes (h)    23,685,052.07  Yes (a)
    4      GCFP    Sunrise Plaza Shopping Center                       13,397,127.97     No       14,887,462.50     No
    5      GCFP    Hasbrouck & Torview Apartments                      13,191,287.59     No       14,641,646.86     No
    6      SBRC    Sports Arena Village                                   513,643.18     No       12,904,149.90     No
    7      GCFP    Holiday Inn Somerset                                11,061,698.56     No       12,899,823.81     No
    8      GCFP    Southridge Shopping Center                          10,390,034.17     No       11,417,665.34     No
    9      GCFP    Stewart Plaza                                       10,055,109.39     No       11,180,811.13     No
   10      GCFP    The Carriage Building (Building 39)                  9,889,529.66     No       10,957,229.98  Yes (w)
   11      GCFP    1000 Adams Avenue                                    9,771,856.67     No       10,862,493.05     No
   12      GCFP    101 West Avenue                                      9,232,867.09     No       10,334,868.59     No
   13      GCFP    Clearview Farms Apartments                           8,777,826.15     No        9,745,437.85     No
   14      GCFP    The TJ Building                                      6,842,561.05     No        8,133,454.02     No
   15      GCFP    International Precision Components Corp. Building    7,337,065.31     No        8,028,928.29     No
   16      GCFP    480 Sprague Street                                   7,168,162.79     No        7,973,179.25     No
   17      GCFP    990 Spring Garden Street                             7,180,776.82     No        7,957,951.34     No
   18      SBRC    Los Altos Woods Office Building                      7,003,222.25     No        7,816,668.83  Yes (q)
   19      GCFP    655 Merrick Avenue                                   6,266,680.25     No        6,959,929.00     No
   20      GCFP    Nicholson Plaza                                      5,781,341.50     No        6,834,741.86  Yes (d)
   21      GCFP    Ventura Village Shopping Center                      6,013,180.00     No        6,674,166.58     No
   22      SBRC    Bridgetown 1 Office Building                         5,975,881.63     No        6,624,008.88     No
   23      GCFP    Courtyard Center                                     5,891,245.72     No        6,557,619.61     No
   24      GCFP    Raymour & Flanigan Plaza A                           5,851,780.06     No        6,472,287.81  Yes (y)
   25      GCFP    4707 East Baseline Road                              5,672,104.59     No        6,269,162.87     No
   26      GCFP    Holiday Inn Arena                                    5,204,861.15     No        6,221,465.02  Yes (v)
   27      GCFP    Kentbrook Apartments                                 5,463,130.16     No        6,079,439.34  Yes (b)
   28      GCFP    Ramada Plaza Hotel and Office Building               4,932,647.54     No        5,922,694.68     No

   29      GCFP    Quail Park I                                         5,399,691.64     No        5,888,509.06     No
   30      GCFP    139 Main Street                                      5,062,366.73     No        5,657,038.58  Yes (p)
   31      GCFP    Holiday Inn University                               4,543,926.29     No        5,431,437.71  Yes (v)
   32      GCFP    PRG - Scenic Technologies                            4,555,425.31     No        5,420,526.03     No
   33      GCFP    Raymour & Flanigan Plaza B                           4,873,748.22     No        5,385,573.66  Yes (y)
   34      GCFP    West County Professional and Medical Center          4,801,972.98     No        5,286,459.35     No
   35      SBRC    Herndon Plaza Retail Center                          1,968,207.16     No        5,285,529.04     No
   36      GCFP    15250 Avenue of Science                              4,649,776.84     No        5,259,510.24     No
   37      GCFP    The Barnyard Retail Center                           4,579,236.71     No        5,168,611.92     No
   38      GCFP    711 Madison Avenue                                   4,312,189.30     No        5,151,514.54     No
   39      SBRC    132 South Rodeo Drive                                4,519,310.84     No        4,976,477.85     No
   40      GCFP    4001 Fairview Industrial Drive Southeast             4,364,256.44     No        4,836,599.49     No
   41      GCFP    The Parris Building (Building 34)                    4,270,765.96     No        4,768,465.71  Yes (w)
   42      SBRC    Cherry Tree Shopping Center                          4,243,814.28     No        4,685,601.62     No
   43      SBRC    1916-1928 Old Middlefield Road                       2,253,816.63     No        4,575,158.99     No
   44      GCFP    Days Inn Singer Island                               3,827,057.75     No        4,462,078.10     No
   45      GCFP    The Sports Authority                                 3,588,481.35     No        4,460,072.55     No
   46      GCFP    Grand Union Supermarket                              3,638,854.45     No        4,424,160.29     No
   47      GCFP    Parklawn Center                                      3,739,451.55     No        4,112,970.74  Yes (d)
   48      GCFP    Two World's Fair Drive                               3,695,979.97     No        4,090,384.44     No
   49      GCFP    Arden Woods Office Building                          3,713,063.50     No        4,089,469.58     No
   50      GCFP    350 Centerpointe                                     3,373,739.68     No        4,013,407.35     No
   51      GCFP    Erie Canal Commons                                   3,560,152.91     No        3,968,362.42     No
   52      GCFP    Executive Center Northridge                          3,555,541.07     No        3,911,014.79     No
   53      SBRC    Jester Village Retail Center                         3,511,632.11     No        3,863,651.49     No
   54      GCFP    Suncreek Corporate Center                            3,456,202.09     No        3,837,367.70     No
   55      GCFP    Airport Business Plaza                               3,056,714.75     No        3,705,428.48     No

   56      SBRC    Otay Distribution Center                             3,338,273.46     No        3,690,076.62     No
   57      GCFP    Groesbeck Industrial Park                            3,115,005.48     No        3,687,015.36  Yes (t)
   58      GCFP    A Safe Self Storage                                  2,986,163.28     No        3,538,409.59     No
   59      GCFP    Audobon One                                          3,134,968.47     No        3,501,443.38     No
   60      GCFP    Quail Valley Apartments                              3,133,090.75     No        3,488,139.63     No
   61      SBRC    Valley Sunset Center                                 2,835,342.52     No        3,394,280.78     No
   62      GCFP    Tangerine Hill Apartments                            2,976,982.17     No        3,345,711.83     No
   63      GCFP    Modesto Imaging Center                               3,015,088.09     No        3,339,332.56     No
   64      GCFP    Beechnut Grove Apartments                            2,082,971.75   Yes (g)     3,289,749.13  Yes (c)

                                                                        RELATED
                                                                        MORTGAGE
                                                                          LOAN                                               CUT-OFF
         MORTGAGE                                                      GROUP TOTAL                                             DATE
CONTROL    LOAN                                                          CUT-OFF        OWNERSHIP     APPRAISED   APPRAISAL    LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 DATE BALANCE      INTEREST        VALUE       DATE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                    34,275,293.45     Fee Simple    36,250,000  06/17/98    78.95%
    2      GCFP    Jovanna Villas Apartments                          23,685,052.07     Fee Simple    18,200,000  11/04/99    74.19%
    3      GCFP    Los Cabos II Apartments                            23,685,052.07     Fee Simple    13,725,000  11/12/99    74.19%
    4      GCFP    Sunrise Plaza Shopping Center                      14,887,462.50     Fee Simple    20,200,000  10/08/99    73.70%
    5      GCFP    Hasbrouck & Torview Apartments                     14,641,646.86     Fee Simple    20,100,000  07/12/99    72.84%
    6      SBRC    Sports Arena Village                               12,904,149.90     Leasehold     19,500,000  03/30/98    66.18%
    7      GCFP    Holiday Inn Somerset                               12,899,823.81     Leasehold     21,000,000  03/18/99    61.43%
    8      GCFP    Southridge Shopping Center                         11,417,665.34     Fee Simple    16,750,000  09/14/99    68.17%
    9      GCFP    Stewart Plaza                                      11,180,811.13     Fee Simple    15,300,000  04/02/99    73.08%
   10      GCFP    The Carriage Building (Building 39)                15,725,695.69     Leasehold     16,350,000  06/30/99    67.02%
   11      GCFP    1000 Adams Avenue                                  10,862,493.05     Fee Simple    13,800,000  05/20/99    78.71%
   12      GCFP    101 West Avenue                                    10,334,868.59     Fee Simple    14,200,000  03/04/99    72.78%
   13      GCFP    Clearview Farms Apartments                          9,745,437.85     Fee Simple    13,600,000  10/11/99    71.66%
   14      GCFP    The TJ Building                                     8,133,454.02     Fee Simple    12,000,000  01/26/99    67.78%
   15      GCFP    International Precision Components Corp. Building   8,028,928.29     Fee Simple    10,800,000  11/01/99    74.34%
   16      GCFP    480 Sprague Street                                  7,973,179.25     Fee Simple    10,300,000  09/13/99    77.41%
   17      GCFP    990 Spring Garden Street                            7,957,951.34     Fee Simple    10,800,000  10/22/99    73.68%
   18      SBRC    Los Altos Woods Office Building                    10,174,430.50     Fee Simple    10,480,000  06/25/99    74.59%
   19      GCFP    655 Merrick Avenue                                  6,959,929.00     Fee Simple     9,900,000  02/15/99    70.30%
   20      GCFP    Nicholson Plaza                                    13,565,057.64     Fee Simple     9,300,000  04/22/99    73.49%
   21      GCFP    Ventura Village Shopping Center                     6,674,166.58     Fee Simple     9,300,000  09/13/99    71.77%
   22      SBRC    Bridgetown 1 Office Building                        6,624,008.88     Fee Simple     9,000,000  07/30/99    73.60%
   23      GCFP    Courtyard Center                                    6,557,619.61     Fee Simple     9,650,000  03/16/99    67.95%
   24      GCFP    Raymour & Flanigan Plaza A                         11,857,861.47     Fee Simple     8,600,000  07/01/99    75.26%
   25      GCFP    4707 East Baseline Road                             6,269,162.87     Fee Simple    10,100,000  10/06/99    62.07%
   26      GCFP    Holiday Inn Arena                                  14,911,765.33     Fee Simple     8,400,000  11/02/98    74.07%
   27      GCFP    Kentbrook Apartments                               11,087,794.78     Fee Simple     9,000,000  09/09/99    67.55%
   28      GCFP    Ramada Plaza Hotel and Office Building              5,922,694.68  Both Fee Simple  12,900,000  02/01/99    45.91%
                                                                                      and Leasehold
   29      GCFP    Quail Park I                                        5,888,509.06     Fee Simple     8,750,000  11/06/99    67.30%
   30      GCFP    139 Main Street                                    34,275,293.45     Fee Simple     8,260,000  03/22/99    68.49%
   31      GCFP    Holiday Inn University                             14,911,765.33     Fee Simple     7,600,000  11/02/98    71.47%
   32      GCFP    PRG - Scenic Technologies                           5,420,526.03     Fee Simple     8,360,000  03/24/99    64.84%
   33      GCFP    Raymour & Flanigan Plaza B                         11,857,861.47     Fee Simple     7,700,000  10/30/99    69.94%
   34      GCFP    West County Professional and Medical Center         5,286,459.35     Fee Simple     7,258,500  10/01/99    72.83%
   35      SBRC    Herndon Plaza Retail Center                         5,285,529.04     Leasehold     10,200,000  07/01/98    51.82%
   36      GCFP    15250 Avenue of Science                             5,259,510.24     Fee Simple     7,950,000  01/01/00    66.16%
   37      GCFP    The Barnyard Retail Center                          5,168,611.92     Fee Simple     8,700,000  09/09/99    59.41%
   38      GCFP    711 Madison Avenue                                  5,151,514.54     Fee Simple     7,500,000  06/17/99    68.69%
   39      SBRC    132 South Rodeo Drive                               4,976,477.85     Fee Simple     6,850,000  03/17/99    72.65%
   40      GCFP    4001 Fairview Industrial Drive Southeast            4,836,599.49     Fee Simple     7,550,000  10/08/99    64.06%
   41      GCFP    The Parris Building (Building 34)                  15,725,695.69     Leasehold      9,100,000  06/30/99    52.40%
   42      SBRC    Cherry Tree Shopping Center                         4,685,601.62     Fee Simple     6,300,000  06/03/99    74.37%
   43      SBRC    1916-1928 Old Middlefield Road                      4,575,158.99     Fee Simple     6,300,000  07/15/99    72.62%
   44      GCFP    Days Inn Singer Island                              4,462,078.10     Fee Simple     6,400,000  03/01/99    69.72%
   45      GCFP    The Sports Authority                                4,460,072.55     Fee Simple     9,450,000  09/20/98    47.20%
   46      GCFP    Grand Union Supermarket                             4,424,160.29     Fee Simple     5,700,000  11/30/98    77.62%
   47      GCFP    Parklawn Center                                    13,565,057.64     Fee Simple     5,500,000  10/01/99    74.78%
   48      GCFP    Two World's Fair Drive                              4,090,384.44     Fee Simple     5,900,000  04/28/99    69.33%
   49      GCFP    Arden Woods Office Building                         4,089,469.58     Fee Simple     5,800,000  10/01/99    70.51%
   50      GCFP    350 Centerpointe                                    4,013,407.35     Fee Simple     5,500,000  03/08/99    72.97%
   51      GCFP    Erie Canal Commons                                  3,968,362.42     Fee Simple     5,250,000  02/03/99    75.59%
   52      GCFP    Executive Center Northridge                         3,911,014.79     Fee Simple     5,500,000  08/11/99    71.11%
   53      SBRC    Jester Village Retail Center                        3,863,651.49     Fee Simple     5,300,000  07/10/99    72.90%
   54      GCFP    Suncreek Corporate Center                           3,837,367.70     Fee Simple     5,100,000  07/29/99    75.24%
   55      GCFP    Airport Business Plaza                              3,705,428.48  Both Fee Simple   5,900,000  09/20/99    62.80%
                                                                                      and Leasehold
   56      SBRC    Otay Distribution Center                            3,690,076.62     Fee Simple     5,340,000  11/07/99    69.10%
   57      GCFP    Groesbeck Industrial Park                           6,900,485.63     Fee Simple     5,400,000  10/20/99    68.28%
   58      GCFP    A Safe Self Storage                                 3,538,409.59     Fee Simple     5,400,000  06/03/99    65.53%
   59      GCFP    Audobon One                                         3,501,443.38     Fee Simple     4,850,000  05/05/99    72.19%
   60      GCFP    Quail Valley Apartments                             3,488,139.63     Fee Simple     4,700,000  10/05/99    74.22%
   61      SBRC    Valley Sunset Center                                3,394,280.78     Fee Simple     6,090,000  01/21/98    55.74%
   62      GCFP    Tangerine Hill Apartments                           3,345,711.83     Fee Simple     4,500,000  09/03/99    74.35%
   63      GCFP    Modesto Imaging Center                              3,339,332.56     Fee Simple     4,585,000  06/17/99    72.83%
   64      GCFP    Beechnut Grove Apartments                           3,289,749.13     Fee Simple     3,100,000  10/28/99    66.46%


                                                                        MATURITY
                                                                         DATE /
         MORTGAGE                                                         ARD
CONTROL    LOAN                                                           LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    RATIO
--------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                       62.80%
    2      GCFP    Jovanna Villas Apartments                             67.00%
    3      GCFP    Los Cabos II Apartments                               67.00%
    4      GCFP    Sunrise Plaza Shopping Center                         66.32%
    5      GCFP    Hasbrouck & Torview Apartments                        65.63%
    6      SBRC    Sports Arena Village                                   2.63%
    7      GCFP    Holiday Inn Somerset                                  52.67%
    8      GCFP    Southridge Shopping Center                            62.03%
    9      GCFP    Stewart Plaza                                         65.72%
   10      GCFP    The Carriage Building (Building 39)                   60.49%
   11      GCFP    1000 Adams Avenue                                     70.81%
   12      GCFP    101 West Avenue                                       65.02%
   13      GCFP    Clearview Farms Apartments                            64.54%
   14      GCFP    The TJ Building                                       57.02%
   15      GCFP    International Precision Components Corp. Building     67.94%
   16      GCFP    480 Sprague Street                                    69.59%
   17      GCFP    990 Spring Garden Street                              66.49%
   18      SBRC    Los Altos Woods Office Building                       66.82%
   19      GCFP    655 Merrick Avenue                                    63.30%
   20      GCFP    Nicholson Plaza                                       62.16%
   21      GCFP    Ventura Village Shopping Center                       64.66%
   22      SBRC    Bridgetown 1 Office Building                          66.40%
   23      GCFP    Courtyard Center                                      61.05%
   24      GCFP    Raymour & Flanigan Plaza A                            68.04%
   25      GCFP    4707 East Baseline Road                               56.16%
   26      GCFP    Holiday Inn Arena                                     61.96%
   27      GCFP    Kentbrook Apartments                                  60.70%
   28      GCFP    Ramada Plaza Hotel and Office Building                38.24%

   29      GCFP    Quail Park I                                          61.71%
   30      GCFP    139 Main Street                                       61.29%
   31      GCFP    Holiday Inn University                                59.79%
   32      GCFP    PRG - Scenic Technologies                             54.49%
   33      GCFP    Raymour & Flanigan Plaza B                            63.30%
   34      GCFP    West County Professional and Medical Center           66.16%
   35      SBRC    Herndon Plaza Retail Center                           19.30%
   36      GCFP    15250 Avenue of Science                               58.49%
   37      GCFP    The Barnyard Retail Center                            52.63%
   38      GCFP    711 Madison Avenue                                    57.50%
   39      SBRC    132 South Rodeo Drive                                 65.98%
   40      GCFP    4001 Fairview Industrial Drive Southeast              57.80%
   41      GCFP    The Parris Building (Building 34)                     46.93%
   42      SBRC    Cherry Tree Shopping Center                           67.36%
   43      SBRC    1916-1928 Old Middlefield Road                        35.77%
   44      GCFP    Days Inn Singer Island                                59.80%
   45      GCFP    The Sports Authority                                  37.97%
   46      GCFP    Grand Union Supermarket                               63.84%
   47      GCFP    Parklawn Center                                       67.99%
   48      GCFP    Two World's Fair Drive                                62.64%
   49      GCFP    Arden Woods Office Building                           64.02%
   50      GCFP    350 Centerpointe                                      61.34%
   51      GCFP    Erie Canal Commons                                    67.81%
   52      GCFP    Executive Center Northridge                           64.65%
   53      SBRC    Jester Village Retail Center                          66.26%
   54      GCFP    Suncreek Corporate Center                             67.77%
   55      GCFP    Airport Business Plaza                                51.81%

   56      SBRC    Otay Distribution Center                              62.51%
   57      GCFP    Groesbeck Industrial Park                             57.69%
   58      GCFP    A Safe Self Storage                                   55.30%
   59      GCFP    Audobon One                                           64.64%
   60      GCFP    Quail Valley Apartments                               66.66%
   61      SBRC    Valley Sunset Center                                  46.56%
   62      GCFP    Tangerine Hill Apartments                             66.16%
   63      GCFP    Modesto Imaging Center                                65.76%
   64      GCFP    Beechnut Grove Apartments                             62.69%

  MORTGAGE LOAN BALANCE AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION




                                                                                                             ALLOCATED  ALLOCATED
                                                                                      % OF                      % OF     CUT-OFF
                                                                                      TOTAL                    TOTAL       DATE
         MORTGAGE                                                                    CUT-OFF    ALLOCATED     CUT-OFF    BALANCE
CONTROL    LOAN                                                       CUT-OFF DATE    DATE       CUT-OFF       DATE        PER
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    BALANCE     BALANCE  DATE BALANCE    BALANCE      UNIT
---------------------------------------------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                                 1,081,629.66   0.15%    1,081,629.66    0.15%      10,501
   66      GCFP    Holiday Inn Kennedy Space Center                    3,258,862.60   0.46%    3,258,862.60    0.46%      27,617
   67      GCFP    Chateau Resort & Conf.                              3,227,894.73   0.45%    3,227,894.73    0.45%      21,236
   68      GCFP    West Pointe Apartments                              3,215,949.33   0.45%    3,215,949.33    0.45%      30,923
   69      GCFP    Auburn Hills Industrial Center                      3,213,470.27   0.45%    3,213,470.27    0.45%       39.57
   70      SBRC    Ponderosa Village Shopping Center                   3,180,107.73   0.45%    3,180,107.73    0.45%       98.86
   71      SBRC    Heinz Apartments                                    3,179,259.26   0.45%    3,179,259.26    0.45%      49,676
   72      GCFP    Barcelona Apartments                                3,151,810.47   0.44%    3,151,810.47    0.44%      24,817
   73      SBRC    Highbury Court Apartments                           3,106,150.84   0.44%    3,106,150.84    0.44%      24,267
   74      GCFP    BankBoston Building                                 3,038,355.72   0.43%    3,038,355.72    0.43%       62.78
   75      GCFP    43 West 47th Street                                 2,978,382.70   0.42%    2,978,382.70    0.42%      277.06
   76      SBRC    58-38 Page Place                                    2,975,696.38   0.42%    2,975,696.38    0.42%       32.63
   77      GCFP    3832-3844 Sepulveda Boulevard                       2,946,157.15   0.41%    2,946,157.15    0.41%      123.12
   78      SBRC    Sweetwater Plaza East                               2,908,631.50   0.41%    2,908,631.50    0.41%       57.19
   79      SBRC    Duane Reade Maspeth                                 2,878,420.21   0.40%    2,878,420.21    0.40%      115.14
   80      GCFP    Fairfield Inn Houma                                 2,878,288.00   0.40%    2,878,288.00    0.40%      36,434
   81      SBRC    Brentwood Apartments                                1,694,918.56   0.24%    1,694,918.56    0.24%      30,266
   82      SBRC    Whitehall Apartments                                1,129,945.62   0.16%    1,129,945.62    0.16%      26,903
   83      SBRC    Wind River Park Plaza                               1,418,562.85   0.20%    1,418,562.85    0.20%       46.25
   84      SBRC    Newport Victoria Plaza                              1,373,766.17   0.19%    1,373,766.17    0.19%       37.22
   85      SBRC    Haverty Furniture Store                             2,735,316.46   0.38%    2,735,316.46    0.38%       57.59
   86      GCFP    Westgate Office Center                              2,725,901.42   0.38%    2,725,901.42    0.38%       74.86
   87      GCFP    Commonwealth Park                                   2,710,733.50   0.38%    2,710,733.50    0.38%       49.29
---------------------------------------------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                                2,683,469.68   0.38%
   88A     SBRC    5004 Palisades                                                              1,230,585.21    0.17%      21,589
   88B     SBRC    727 & 727A 25th Street                                                        793,925.94    0.11%      21,457
   88C     SBRC    Franklin's Tower Two                                                          341,388.15    0.05%      17,968
   88D     SBRC    Franklin's Tower One                                                          317,570.38    0.04%      17,643
---------------------------------------------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                        2,639,607.64   0.37%    2,639,607.64    0.37%       76.69
   90      GCFP    Keats Plaza                                         2,617,345.03   0.37%    2,617,345.03    0.37%       47.81
   91      SBRC    South Pointe Townhomes                              2,554,420.24   0.36%    2,554,420.24    0.36%      20,600
   92      GCFP    Glenmoor Green I Apartments                         2,541,542.28   0.36%    2,541,542.28    0.36%      23,533
   93      SBRC    Alameda Shopping Center                             2,510,907.57   0.35%    2,510,907.57    0.35%      154.63
   94      SBRC    41 North Division Street                            2,488,377.63   0.35%    2,488,377.63    0.35%       74.36
   95      GCFP    Glenmoor Green II Apartments                        2,466,813.16   0.35%    2,466,813.16    0.35%      22,025
   96      GCFP    Flagship Wharf Commercial Condominium               2,370,296.60   0.33%    2,370,296.60    0.33%       80.23
   97      GCFP    South Park Center                                   2,364,397.65   0.33%    2,364,397.65    0.33%       51.39
   98      GCFP    1952 West El Camino                                 2,357,761.67   0.33%    2,357,761.67    0.33%      125.71
   99      SBRC    Office Max Traverse                                 2,348,838.78   0.33%    2,348,838.78    0.33%       99.95
  100      GCFP    Rockland Multi-family Residences                    2,312,850.05   0.32%    2,312,850.05    0.32%      50,279
  101      GCFP    Realty Expert Building                              2,291,068.77   0.32%    2,291,068.77    0.32%       95.98
  102      GCFP    75 Bermar Park, Nickel Office Building &            2,283,786.06   0.32%    2,283,786.06    0.32%       47.58
                   Tonida Office Building
  103      SBRC    Office Max Mankato                                  2,270,572.67   0.32%    2,270,572.67    0.32%       96.62
  104      SBRC    Office Max Martinsburg                              2,269,770.36   0.32%    2,269,770.36    0.32%       96.59
  105      GCFP    Kmart South Bend                                    2,240,142.88   0.31%    2,240,142.88    0.31%       23.80
  106      GCFP    Wolfie's Plaza                                      2,228,325.68   0.31%    2,228,325.68    0.31%       74.51
  107      GCFP    200-220 West 1st Street                             2,216,999.71   0.31%    2,216,999.71    0.31%       99.71
  108      GCFP    The Loring Building                                 2,180,904.70   0.31%    2,180,904.70    0.31%       87.70


  109      GCFP    Park Paloma Apartments                              2,139,610.92   0.30%    2,139,610.92    0.30%      35,660
  110      GCFP    Mitchell Building                                   2,123,146.03   0.30%    2,123,146.03    0.30%       60.96
  111      GCFP    Kennedy I Office Building                           2,105,829.14   0.30%    2,105,829.14    0.30%       43.08
  112      SBRC    Holiday Inn Express                                 2,105,292.43   0.30%    2,105,292.43    0.30%      30,076
  113      GCFP    16300 Addison Road Office Building                  2,082,048.10   0.29%    2,082,048.10    0.29%       87.86
  114      GCFP    Fairfield Inn Jackson                               2,067,224.04   0.29%    2,067,224.04    0.29%      26,167
  115      SBRC    Amberwood  Mobile Home Park                         2,059,553.23   0.29%    2,059,553.23    0.29%      18,389
  116      SBRC    Carson Commerce Center                              2,047,625.49   0.29%    2,047,625.49    0.29%       46.63
  117      GCFP    Nome Plaza Shopping Center                          2,026,300.14   0.28%    2,026,300.14    0.28%      111.53
  118      GCFP    River Park Shopping Center                          2,025,941.76   0.28%    2,025,941.76    0.28%       88.13
  119      SBRC    Fountain Plaza                                      2,004,409.18   0.28%    2,004,409.18    0.28%       93.09
  120      GCFP    Fairfield Inn Hattiesburg                           1,997,986.88   0.28%    1,997,986.88    0.28%      25,291
  121      GCFP    Fairfield Inn Lake Charles-Sulphur                  1,983,150.37   0.28%    1,983,150.37    0.28%      25,103


  122      SBRC    Hampton Inn Blythe                                  1,894,734.91   0.27%    1,894,734.91    0.27%      32,114

                                                                                        CROSS        CROSS
                                                                                      COLLATER-  COLLATERALIZED
                                                                                        ALIZED      MORTGAGE     RELATED
         MORTGAGE                                                          LOAN        MORTGAGE    LOAN GROUP    MORTGAGE
CONTROL    LOAN                                                         BALANCE AT      LOAN      TOTAL CUT-OFF   LOAN
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 MATURITY / ARD    GROUP     DATE BALANCE    GROUP
-------------------------------------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                                  1,020,327.66   Yes (g)     3,289,749.13  Yes (c)
   66      GCFP    Holiday Inn Kennedy Space Center                     2,726,355.40      No       3,258,862.60  Yes (v)
   67      GCFP    Chateau Resort & Conf.                               2,776,986.50      No       3,227,894.73     No
   68      GCFP    West Pointe Apartments                               2,892,815.03      No       3,215,949.33     No
   69      GCFP    Auburn Hills Industrial Center                       2,936,560.64      No       3,213,470.27  Yes (t)
   70      SBRC    Ponderosa Village Shopping Center                    2,864,618.37      No       3,180,107.73     No
   71      SBRC    Heinz Apartments                                     2,882,784.24      No       3,179,259.26     No
   72      GCFP    Barcelona Apartments                                 2,813,417.00      No       3,151,810.47     No
   73      SBRC    Highbury Court Apartments                            2,804,802.53      No       3,106,150.84     No
   74      GCFP    BankBoston Building                                  2,746,556.82      No       3,038,355.72  Yes (j)
   75      GCFP    43 West 47th Street                                  2,497,541.80      No       2,978,382.70     No
   76      SBRC    58-38 Page Place                                     2,536,423.30      No       2,975,696.38     No
   77      GCFP    3832-3844 Sepulveda Boulevard                        2,579,796.50      No       2,946,157.15     No
   78      SBRC    Sweetwater Plaza East                                2,422,678.32      No       2,908,631.50     No
   79      SBRC    Duane Reade Maspeth                                  2,578,761.11      No       2,878,420.21     No
   80      GCFP    Fairfield Inn Houma                                    283,376.42      No       2,878,288.00  Yes (u)
   81      SBRC    Brentwood Apartments                                 1,499,944.48   Yes (a)     2,824,864.18  Yes (z)
   82      SBRC    Whitehall Apartments                                   999,961.77   Yes (a)     2,824,864.18  Yes (z)
   83      SBRC    Wind River Park Plaza                                1,292,374.07   Yes (d)     2,792,329.02  Yes (e)
   84      SBRC    Newport Victoria Plaza                               1,251,563.14   Yes (d)     2,792,329.02  Yes (e)
   85      SBRC    Haverty Furniture Store                              2,457,690.62      No       2,735,316.46     No
   86      GCFP    Westgate Office Center                               2,457,147.07      No       2,725,901.42     No
   87      GCFP    Commonwealth Park                                    2,448,143.09      No       2,710,733.50     No
-------------------------------------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                                 2,390,067.33      No       2,683,469.68     No
   88A     SBRC    5004 Palisades
   88B     SBRC    727 & 727A 25th Street
   88C     SBRC    Franklin's Tower Two
   88D     SBRC    Franklin's Tower One
-------------------------------------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                         2,402,153.63      No       2,639,607.64     No
   90      GCFP    Keats Plaza                                          2,379,651.51      No       2,617,345.03  Yes (d)
   91      SBRC    South Pointe Townhomes                               2,269,544.92      No       2,554,420.24     No
   92      GCFP    Glenmoor Green I Apartments                          2,287,014.96      No       2,541,542.28  Yes (b)
   93      SBRC    Alameda Shopping Center                              2,265,580.26      No       2,510,907.57     No
   94      SBRC    41 North Division Street                             2,233,572.89      No       2,488,377.63     No
   95      GCFP    Glenmoor Green II Apartments                         2,220,274.86      No       2,466,813.16  Yes (b)
   96      GCFP    Flagship Wharf Commercial Condominium                1,962,265.02      No       2,370,296.60     No
   97      GCFP    South Park Center                                    2,140,694.61      No       2,364,397.65     No
   98      GCFP    1952 West El Camino                                  2,140,642.23      No       2,357,761.67  Yes (q)
   99      SBRC    Office Max Traverse                                     84,462.33      No       2,348,838.78  Yes (s)
  100      GCFP    Rockland Multi-family Residences                     2,082,029.85      No       2,312,850.05     No
  101      GCFP    Realty Expert Building                               2,068,050.90      No       2,291,068.77     No
  102      GCFP    75 Bermar Park, Nickel Office Building &             1,920,683.33      No       2,283,786.06     No
                   Tonida Office Building
  103      SBRC    Office Max Mankato                                      90,810.85      No       2,270,572.67  Yes (s)
  104      SBRC    Office Max Martinsburg                                  77,086.88      No       2,269,770.36  Yes (s)
  105      GCFP    Kmart South Bend                                     2,020,891.55      No       2,240,142.88     No
  106      GCFP    Wolfie's Plaza                                       1,880,514.01      No       2,228,325.68     No
  107      GCFP    200-220 West 1st Street                              2,030,366.47      No       2,216,999.71     No
  108      GCFP    The Loring Building                                  1,817,753.58      No       2,180,904.70     No


  109      GCFP    Park Paloma Apartments                               1,914,045.64      No       2,139,610.92     No
  110      GCFP    Mitchell Building                                    1,775,751.36      No       2,123,146.03     No
  111      GCFP    Kennedy I Office Building                            1,928,596.20      No       2,105,829.14     No
  112      SBRC    Holiday Inn Express                                  1,544,018.74      No       2,105,292.43     No
  113      GCFP    16300 Addison Road Office Building                   1,739,094.57      No       2,082,048.10     No
  114      GCFP    Fairfield Inn Jackson                                  203,525.93      No       2,067,224.04  Yes (u)
  115      SBRC    Amberwood  Mobile Home Park                          1,733,571.59      No       2,059,553.23     No
  116      SBRC    Carson Commerce Center                               1,784,416.54      No       2,047,625.49     No
  117      GCFP    Nome Plaza Shopping Center                           1,712,000.21      No       2,026,300.14     No
  118      GCFP    River Park Shopping Center                           1,689,870.61      No       2,025,941.76     No
  119      SBRC    Fountain Plaza                                       1,665,350.56      No       2,004,409.18     No
  120      GCFP    Fairfield Inn Hattiesburg                              196,709.69      No       1,997,986.88  Yes (u)
  121      GCFP    Fairfield Inn Lake Charles-Sulphur                     195,251.41      No       1,983,150.37  Yes (u)


  122      SBRC    Hampton Inn Blythe                                           2.13      No       1,894,734.91     No




                                                                        RELATED
                                                                        MORTGAGE
                                                                          LOAN                                               CUT-OFF
         MORTGAGE                                                      GROUP TOTAL                                             DATE
CONTROL    LOAN                                                          CUT-OFF        OWNERSHIP     APPRAISED   APPRAISAL    LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 DATE BALANCE      INTEREST        VALUE       DATE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                                 3,289,749.13     Fee Simple     1,850,000  10/28/99    66.46%
   66      GCFP    Holiday Inn Kennedy Space Center                   14,911,765.33     Fee Simple     5,200,000  11/04/98    62.67%
   67      GCFP    Chateau Resort & Conf.                              3,227,894.73     Fee Simple     7,800,000  06/01/99    41.38%
   68      GCFP    West Pointe Apartments                              3,215,949.33     Fee Simple     4,400,000  09/02/99    73.09%
   69      GCFP    Auburn Hills Industrial Center                      6,900,485.63     Fee Simple     4,600,000  10/18/99    69.86%
   70      SBRC    Ponderosa Village Shopping Center                   3,180,107.73     Fee Simple     4,500,000  04/09/99    70.67%
   71      SBRC    Heinz Apartments                                    3,179,259.26     Fee Simple     4,400,000  04/27/99    72.26%
   72      GCFP    Barcelona Apartments                                3,151,810.47     Fee Simple     4,450,000  05/20/99    70.83%
   73      SBRC    Highbury Court Apartments                           3,106,150.84     Fee Simple     4,100,000  05/07/99    75.76%
   74      GCFP    BankBoston Building                                 4,881,292.81     Fee Simple     4,300,000  06/24/99    70.66%
   75      GCFP    43 West 47th Street                                 2,978,382.70     Fee Simple     4,100,000  07/01/99    72.64%
   76      SBRC    58-38 Page Place                                    2,975,696.38     Fee Simple     4,100,000  02/02/99    72.58%
   77      GCFP    3832-3844 Sepulveda Boulevard                       2,946,157.15     Fee Simple     4,190,000  09/09/99    70.31%
   78      SBRC    Sweetwater Plaza East                               2,908,631.50     Fee Simple     4,500,000  12/22/97    64.64%
   79      SBRC    Duane Reade Maspeth                                 2,878,420.21     Fee Simple     3,900,000  03/24/99    73.81%
   80      GCFP    Fairfield Inn Houma                                 8,926,649.29     Fee Simple     4,750,000  12/29/98    60.60%
   81      SBRC    Brentwood Apartments                                2,824,864.18     Fee Simple     2,000,000  01/27/99    84.75%
   82      SBRC    Whitehall Apartments                                2,824,864.18     Fee Simple     1,550,000  01/27/99    72.90%
   83      SBRC    Wind River Park Plaza                               4,335,231.29     Fee Simple     2,100,000  04/30/99    70.69%
   84      SBRC    Newport Victoria Plaza                              4,335,231.29     Fee Simple     1,850,000  05/03/99    70.69%
   85      SBRC    Haverty Furniture Store                             2,735,316.46     Fee Simple     4,200,000  07/13/99    65.13%
   86      GCFP    Westgate Office Center                              2,725,901.42     Fee Simple     3,540,000  04/07/99    77.00%
   87      GCFP    Commonwealth Park                                   2,710,733.50     Fee Simple     3,630,000  06/01/99    74.68%
------------------------------------------------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                                2,683,469.68                    3,380,000              79.39%
   88A     SBRC    5004 Palisades                                                       Fee Simple     1,550,000  02/03/99
   88B     SBRC    727 & 727A 25th Street                                               Fee Simple     1,000,000  02/03/99
   88C     SBRC    Franklin's Tower Two                                                 Fee Simple       430,000  02/03/99
   88D     SBRC    Franklin's Tower One                                                 Fee Simple       400,000  02/03/99
------------------------------------------------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                        2,639,607.64     Fee Simple     4,950,000  08/16/99    53.33%
   90      GCFP    Keats Plaza                                        13,565,057.64     Fee Simple     3,500,000  10/01/99    74.78%
   91      SBRC    South Pointe Townhomes                              2,554,420.24     Fee Simple     3,325,000  06/09/98    76.82%
   92      GCFP    Glenmoor Green I Apartments                        11,087,794.78     Fee Simple     3,450,000  09/08/99    73.67%
   93      SBRC    Alameda Shopping Center                             2,510,907.57     Fee Simple     3,450,000  07/05/99    72.78%
   94      SBRC    41 North Division Street                            2,488,377.63     Fee Simple     3,350,000  08/18/99    74.28%
   95      GCFP    Glenmoor Green II Apartments                       11,087,794.78     Fee Simple     3,450,000  09/08/99    71.50%
   96      GCFP    Flagship Wharf Commercial Condominium               2,370,296.60     Fee Simple     3,300,000  03/12/99    71.83%
   97      GCFP    South Park Center                                   2,364,397.65     Fee Simple     3,500,000  06/11/99    67.55%
   98      GCFP    1952 West El Camino                                10,174,430.50     Fee Simple     3,400,000  03/02/99    69.35%
   99      SBRC    Office Max Traverse                                 6,889,181.81     Fee Simple     3,345,000  08/23/97    70.22%
  100      GCFP    Rockland Multi-family Residences                    2,312,850.05     Fee Simple     3,130,000  06/14/99    73.89%
  101      GCFP    Realty Expert Building                              2,291,068.77     Fee Simple     3,325,000  08/11/99    68.90%
  102      GCFP    75 Bermar Park, Nickel Office Building &            2,283,786.06     Fee Simple     3,400,000  05/14/99    67.17%
                   Tonida Office Building
  103      SBRC    Office Max Mankato                                  6,889,181.81     Fee Simple     3,070,000  12/12/97    73.96%
  104      SBRC    Office Max Martinsburg                              6,889,181.81     Fee Simple     3,215,000  09/24/98    70.60%
  105      GCFP    Kmart South Bend                                    2,240,142.88     Fee Simple     3,000,000  06/16/99    74.67%
  106      GCFP    Wolfie's Plaza                                      2,228,325.68     Fee Simple     3,000,000  03/29/99    74.28%
  107      GCFP    200-220 West 1st Street                             2,216,999.71     Fee Simple     3,000,000  08/05/99    73.90%
  108      GCFP    The Loring Building                                 2,180,904.70      Both Fee      3,030,000  06/16/99    71.98%
                                                                                        Simple and
                                                                                         Leasehold
  109      GCFP    Park Paloma Apartments                              2,139,610.92     Fee Simple     3,000,000  07/09/99    71.32%
  110      GCFP    Mitchell Building                                   2,123,146.03     Fee Simple     3,115,000  07/15/98    68.16%
  111      GCFP    Kennedy I Office Building                           2,105,829.14     Fee Simple     2,900,000  09/22/99    72.61%
  112      SBRC    Holiday Inn Express                                 2,105,292.43     Fee Simple     3,500,000  02/16/99    60.15%
  113      GCFP    16300 Addison Road Office Building                  2,082,048.10     Fee Simple     3,000,000  04/22/99    69.40%
  114      GCFP    Fairfield Inn Jackson                               8,926,649.29     Fee Simple     4,500,000  12/28/98    45.94%
  115      SBRC    Amberwood  Mobile Home Park                         2,059,553.23     Fee Simple     2,850,000  05/06/99    72.27%
  116      SBRC    Carson Commerce Center                              2,047,625.49     Fee Simple     3,150,000  03/18/99    65.00%
  117      GCFP    Nome Plaza Shopping Center                          2,026,300.14     Fee Simple     3,700,000  12/23/98    54.76%
  118      GCFP    River Park Shopping Center                          2,025,941.76     Fee Simple     2,850,000  02/18/99    71.09%
  119      SBRC    Fountain Plaza                                      2,004,409.18     Fee Simple     3,000,000  08/06/98    66.81%
  120      GCFP    Fairfield Inn Hattiesburg                           8,926,649.29     Fee Simple     3,600,000  12/09/98    55.50%
  121      GCFP    Fairfield Inn Lake Charles-Sulphur                  8,926,649.29     Fee Simple     3,775,000  12/16/98    52.53%


  122      SBRC    Hampton Inn Blythe                                  1,894,734.91     Fee Simple     3,000,000  05/13/97    63.16%


                                                                        MATURITY
                                                                         DATE /
         MORTGAGE                                                         ARD
CONTROL    LOAN                                                           LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    RATIO
--------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                                   62.69%
   66      GCFP    Holiday Inn Kennedy Space Center                      52.43%
   67      GCFP    Chateau Resort & Conf.                                35.60%
   68      GCFP    West Pointe Apartments                                65.75%
   69      GCFP    Auburn Hills Industrial Center                        63.84%
   70      SBRC    Ponderosa Village Shopping Center                     63.66%
   71      SBRC    Heinz Apartments                                      65.52%
   72      GCFP    Barcelona Apartments                                  63.22%
   73      SBRC    Highbury Court Apartments                             68.41%
   74      GCFP    BankBoston Building                                   63.87%
   75      GCFP    43 West 47th Street                                   60.92%
   76      SBRC    58-38 Page Place                                      61.86%
   77      GCFP    3832-3844 Sepulveda Boulevard                         61.57%
   78      SBRC    Sweetwater Plaza East                                 53.84%
   79      SBRC    Duane Reade Maspeth                                   66.12%
   80      GCFP    Fairfield Inn Houma                                    5.97%
   81      SBRC    Brentwood Apartments                                  75.00%
   82      SBRC    Whitehall Apartments                                  64.51%
   83      SBRC    Wind River Park Plaza                                 64.40%
   84      SBRC    Newport Victoria Plaza                                64.40%
   85      SBRC    Haverty Furniture Store                               58.52%
   86      GCFP    Westgate Office Center                                69.41%
   87      GCFP    Commonwealth Park                                     67.44%
--------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                                  70.71%
   88A     SBRC    5004 Palisades
   88B     SBRC    727 & 727A 25th Street
   88C     SBRC    Franklin's Tower Two
   88D     SBRC    Franklin's Tower One
--------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                          48.53%
   90      GCFP    Keats Plaza                                           67.99%
   91      SBRC    South Pointe Townhomes                                68.26%
   92      GCFP    Glenmoor Green I Apartments                           66.29%
   93      SBRC    Alameda Shopping Center                               65.67%
   94      SBRC    41 North Division Street                              66.67%
   95      GCFP    Glenmoor Green II Apartments                          64.36%
   96      GCFP    Flagship Wharf Commercial Condominium                 59.46%
   97      GCFP    South Park Center                                     61.16%
   98      GCFP    1952 West El Camino                                   62.96%
   99      SBRC    Office Max Traverse                                    2.53%
  100      GCFP    Rockland Multi-family Residences                      66.52%
  101      GCFP    Realty Expert Building                                62.20%
  102      GCFP    75 Bermar Park, Nickel Office Building &              56.49%
                   Tonida Office Building
  103      SBRC    Office Max Mankato                                     2.96%
  104      SBRC    Office Max Martinsburg                                 2.40%
  105      GCFP    Kmart South Bend                                      67.36%
  106      GCFP    Wolfie's Plaza                                        62.68%
  107      GCFP    200-220 West 1st Street                               67.68%
  108      GCFP    The Loring Building                                   59.99%


  109      GCFP    Park Paloma Apartments                                63.80%
  110      GCFP    Mitchell Building                                     57.01%
  111      GCFP    Kennedy I Office Building                             66.50%
  112      SBRC    Holiday Inn Express                                   44.11%
  113      GCFP    16300 Addison Road Office Building                    57.97%
  114      GCFP    Fairfield Inn Jackson                                  4.52%
  115      SBRC    Amberwood  Mobile Home Park                           60.83%
  116      SBRC    Carson Commerce Center                                56.65%
  117      GCFP    Nome Plaza Shopping Center                            46.27%
  118      GCFP    River Park Shopping Center                            59.29%
  119      SBRC    Fountain Plaza                                        55.51%
  120      GCFP    Fairfield Inn Hattiesburg                              5.46%
  121      GCFP    Fairfield Inn Lake Charles-Sulphur                     5.17%


  122      SBRC    Hampton Inn Blythe                                     0.00%

  MORTGAGE LOAN BALANCE AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION




                                                                                                             ALLOCATED  ALLOCATED
                                                                                      % OF                      % OF     CUT-OFF
                                                                                      TOTAL                    TOTAL       DATE
         MORTGAGE                                                                    CUT-OFF    ALLOCATED     CUT-OFF    BALANCE
CONTROL    LOAN                                                       CUT-OFF DATE    DATE       CUT-OFF       DATE        PER
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    BALANCE     BALANCE  DATE BALANCE    BALANCE      UNIT
---------------------------------------------------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                           1,869,414.72   0.26%    1,869,414.72    0.26%       38.19
  124      GCFP    475-499 Hillside Avenue                             1,868,202.60   0.26%    1,868,202.60    0.26%        8.94
  125      SBRC    Copeland Shopping Center                            1,866,547.09   0.26%    1,866,547.09    0.26%       88.89
  126      GCFP    The Fleet Building                                  1,842,937.09   0.26%    1,842,937.09    0.26%       38.44
  127      GCFP    Commack Tower Plaza                                 1,839,805.53   0.26%    1,839,805.53    0.26%      129.56
  128      GCFP    Shoppes of Northshore                               1,829,638.83   0.26%    1,829,638.83    0.26%       83.04
  129      SBRC    Las Posadas Shopping Center                         1,814,130.98   0.25%    1,814,130.98    0.25%       69.58
  130      SBRC    The Ville Apartments                                1,813,445.59   0.25%    1,813,445.59    0.25%      16,486
  131      GCFP    Amelia Court Apartments                             1,810,481.02   0.25%    1,810,481.02    0.25%      19,058
  132      SBRC    Long Street Townhouses                              1,790,809.92   0.25%    1,790,809.92    0.25%      43,678
  133      GCFP    Silverbrook Apartments                              1,766,204.21   0.25%    1,766,204.21    0.25%      56,974
  134      SBRC    Garden Apartments                                   1,743,925.69   0.24%    1,743,925.69    0.24%      24,562
  135      GCFP    Westchester and New Haven Apartments                1,722,373.19   0.24%    1,722,373.19    0.24%      21,530
  136      SBRC    Madison Midtown Shopping Center                     1,158,627.96   0.16%    1,158,627.96    0.16%      104.38
  137      SBRC    Cleveland Corners Shopping Center                     482,347.26   0.07%      482,347.26    0.07%       95.70
  138      SBRC    Park Place Apartments                               1,634,079.51   0.23%    1,634,079.51    0.23%      34,043
  139      GCFP    Horizons Apartments                                 1,619,197.81   0.23%    1,619,197.81    0.23%      31,749
  140      GCFP    Regency Square Apartments                           1,578,624.24   0.22%    1,578,624.24    0.22%      13,155
  141      SBRC    Federal Express                                     1,573,379.15   0.22%    1,573,379.15    0.22%       30.32
  142      SBRC    Levittown Professional Building                     1,550,442.42   0.22%    1,550,442.42    0.22%       77.52
  143      SBRC    3311 Richmond Office Building                       1,542,902.27   0.22%    1,542,902.27    0.22%       36.20
  144      SBRC    Carmel Towers                                       1,536,329.70   0.22%    1,536,329.70    0.22%      30,124
  145      GCFP    Westwood Apartments                                 1,493,285.55   0.21%    1,493,285.55    0.21%      34,728
  146      SBRC    Crestridge Apartments                               1,470,068.80   0.21%    1,470,068.80    0.21%      14,412
  147      GCFP    Pine Tree Square                                    1,455,343.12   0.20%    1,455,343.12    0.20%       58.51
  148      GCFP    Thistlewood Apartments                              1,453,361.98   0.20%    1,453,361.98    0.20%      12,749
  149      GCFP    Lesbo/Bullion Mobile Home Park                      1,443,674.70   0.20%    1,443,674.70    0.20%      17,187
  150      SBRC    The Town Center                                     1,441,959.68   0.20%    1,441,959.68    0.20%       49.04
  151      SBRC    Bayridge Apartments                                 1,440,455.81   0.20%    1,440,455.81    0.20%      11,524
  152      SBRC    Ramada Inn - Elizabethtown                          1,439,330.14   0.20%    1,439,330.14    0.20%      21,167
  153      SBRC    Oasis Surgery Center                                1,391,384.67   0.20%    1,391,384.67    0.20%       92.60
  154      SBRC    715 South Oxford Court Apartments                   1,375,649.74   0.19%    1,375,649.74    0.19%      47,436
  155      SBRC    Barefoot Bay Medical Office Center                  1,352,817.51   0.19%    1,352,817.51    0.19%       93.95
  156      GCFP    14 Mamaroneck Avenue                                1,348,077.93   0.19%    1,348,077.93    0.19%       64.09
  157      SBRC    Presidio Plaza                                      1,343,943.22   0.19%    1,343,943.22    0.19%      107.59
  158      SBRC    904-912 21st Avenue                                 1,342,654.78   0.19%    1,342,654.78    0.19%      28,567
  159      GCFP    Ambassador Apartments                               1,339,668.48   0.19%    1,339,668.48    0.19%      31,155
  160      SBRC    Frisco South Shopping Center                        1,334,047.56   0.19%    1,334,047.56    0.19%       71.78
  161      GCFP    Oquendo Office Warehouse                            1,326,813.98   0.19%    1,326,813.98    0.19%       67.60
  162      GCFP    Palm Harbor Mobile Home Park                        1,313,821.90   0.18%    1,313,821.90    0.18%      14,930
  163      SBRC    Milan Apartments                                    1,294,196.36   0.18%    1,294,196.36    0.18%      31,566
  164      SBRC    Palm Pacific Plaza Shopping Center                  1,293,656.12   0.18%    1,293,656.12    0.18%      115.04
  165      SBRC    North Dixie Commerce Center                         1,289,805.51   0.18%    1,289,805.51    0.18%       38.67
  166      SBRC    Meadowlark Apartments                               1,285,194.53   0.18%    1,285,194.53    0.18%      21,069
  167      SBRC    Old Judge Building                                  1,285,126.47   0.18%    1,285,126.47    0.18%       31.23
---------------------------------------------------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                            1,265,523.31   0.18%
  168A     SBRC    6839-6841 Lennox Avenue                                                       798,253.16    0.11%       51.17
  168B     SBRC    17732 Sherman Way                                                             467,270.15    0.07%       52.47
---------------------------------------------------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                            1,253,201.21   0.18%    1,253,201.21    0.18%      26,664
  170      SBRC    Isle of Capri Apartments                            1,240,509.23   0.17%    1,240,509.23    0.17%      25,844
  171      SBRC    Datura Station                                      1,215,941.09   0.17%    1,215,941.09    0.17%      102.54
  172      SBRC    Park View Cooperative                               1,213,892.97   0.17%    1,213,892.97    0.17%      14,281
  173      SBRC    H & Z Office Building                               1,192,865.05   0.17%    1,192,865.05    0.17%       72.22
  174      SBRC    Nassau Bay Villas Apartments                        1,191,800.49   0.17%    1,191,800.49    0.17%      17,788
  175      SBRC    2180 West First Street                              1,191,440.30   0.17%    1,191,440.30    0.17%       41.34
  176      GCFP    8020 Northwest 60th Street                          1,191,028.86   0.17%    1,191,028.86    0.17%       34.46
  177      SBRC    Irving Place Apartments                             1,185,590.57   0.17%    1,185,590.57    0.17%      16,467
  178      GCFP    Regency Palms Apartments                            1,179,962.75   0.17%    1,179,962.75    0.17%      13,258
  179      GCFP    Four Flags Motors, Inc.                             1,160,198.90   0.16%    1,160,198.90    0.16%       47.98
  180      GCFP    Alexandria Gardens Apartments                       1,135,768.32   0.16%    1,135,768.32    0.16%      37,859
  181      GCFP    47-49 Main Street                                   1,123,198.55   0.16%    1,123,198.55    0.16%      313.04
  182      SBRC    Madrid Apartments                                   1,108,725.41   0.16%    1,108,725.41    0.16%      19,451
  183      SBRC    Comfort Inn - Milledgeville                         1,106,990.73   0.16%    1,106,990.73    0.16%      24,065
  184      SBRC    Wal-Mart Shopping Center                            1,095,753.19   0.15%    1,095,753.19    0.15%       77.47
  185      SBRC    Stratford Apartments                                1,084,891.94   0.15%    1,084,891.94    0.15%      20,091
  186      SBRC    Willow Glen Plaza                                   1,083,192.32   0.15%    1,083,192.32    0.15%       94.63

                                                                                        CROSS        CROSS
                                                                                      COLLATER-  COLLATERALIZED
                                                                                        ALIZED      MORTGAGE     RELATED
         MORTGAGE                                                          LOAN        MORTGAGE    LOAN GROUP    MORTGAGE
CONTROL    LOAN                                                         BALANCE AT      LOAN      TOTAL CUT-OFF   LOAN
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 MATURITY / ARD    GROUP     DATE BALANCE    GROUP
-------------------------------------------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                            1,696,873.73     No        1,869,414.72    No
  124      GCFP    475-499 Hillside Avenue                              1,315,831.16     No        1,868,202.60    No
  125      SBRC    Copeland Shopping Center                             1,566,664.94     No        1,866,547.09    No
  126      GCFP    The Fleet Building                                   1,665,944.70     No        1,842,937.09  Yes (j)
  127      GCFP    Commack Tower Plaza                                  1,550,794.22     No        1,839,805.53    No
  128      GCFP    Shoppes of Northshore                                1,548,840.84     No        1,829,638.83    No
  129      SBRC    Las Posadas Shopping Center                          1,607,880.33     No        1,814,130.98    No
  130      SBRC    The Ville Apartments                                 1,478,287.67     No        1,813,445.59    No
  131      GCFP    Amelia Court Apartments                              1,500,167.14     No        1,810,481.02    No
  132      SBRC    Long Street Townhouses                               1,615,324.80     No        1,790,809.92    No
  133      GCFP    Silverbrook Apartments                               1,576,568.51     No        1,766,204.21    No
  134      SBRC    Garden Apartments                                    1,541,916.11     No        1,743,925.69    No
  135      GCFP    Westchester and New Haven Apartments                 1,444,065.73     No        1,722,373.19    No
  136      SBRC    Madison Midtown Shopping Center                      1,047,151.33   Yes (b)     1,640,975.22  Yes (f)
  137      SBRC    Cleveland Corners Shopping Center                      435,938.42   Yes (b)     1,640,975.22  Yes (f)
  138      SBRC    Park Place Apartments                                1,447,312.33     No        1,634,079.51    No
  139      GCFP    Horizons Apartments                                  1,451,691.41     No        1,619,197.81    No
  140      GCFP    Regency Square Apartments                            1,322,489.68     No        1,578,624.24    No
  141      SBRC    Federal Express                                      1,361,472.60     No        1,573,379.15    No
  142      SBRC    Levittown Professional Building                      1,391,931.47     No        1,550,442.42    No
  143      SBRC    3311 Richmond Office Building                        1,404,161.99     No        1,542,902.27  Yes (e)
  144      SBRC    Carmel Towers                                        1,359,598.94     No        1,536,329.70    No
  145      GCFP    Westwood Apartments                                  1,344,722.78     No        1,493,285.55    No
  146      SBRC    Crestridge Apartments                                1,352,903.74     No        1,470,068.80  Yes (h)
  147      GCFP    Pine Tree Square                                     1,244,307.59     No        1,455,343.12    No
  148      GCFP    Thistlewood Apartments                               1,213,313.20     No        1,453,361.98  Yes (g)
  149      GCFP    Lesbo/Bullion Mobile Home Park                       1,212,157.17     No        1,443,674.70    No
  150      SBRC    The Town Center                                      1,285,560.40     No        1,441,959.68    No
  151      SBRC    Bayridge Apartments                                  1,227,315.57     No        1,440,455.81    No
  152      SBRC    Ramada Inn - Elizabethtown                           1,088,083.38     No        1,439,330.14    No
  153      SBRC    Oasis Surgery Center                                 1,248,705.14     No        1,391,384.67    No
  154      SBRC    715 South Oxford Court Apartments                    1,244,500.89     No        1,375,649.74    No
  155      SBRC    Barefoot Bay Medical Office Center                   1,206,523.10     No        1,352,817.51    No
  156      GCFP    14 Mamaroneck Avenue                                 1,216,387.78     No        1,348,077.93    No
  157      SBRC    Presidio Plaza                                       1,225,040.46     No        1,343,943.22    No
  158      SBRC    904-912 21st Avenue                                  1,100,906.13     No        1,342,654.78    No
  159      GCFP    Ambassador Apartments                                1,104,350.23     No        1,339,668.48  Yes (l)
  160      SBRC    Frisco South Shopping Center                         1,249,942.59     No        1,334,047.56    No
  161      GCFP    Oquendo Office Warehouse                             1,211,461.08     No        1,326,813.98    No
  162      GCFP    Palm Harbor Mobile Home Park                         1,091,944.68     No        1,313,821.90    No
  163      SBRC    Milan Apartments                                     1,165,701.46     No        1,294,196.36    No
  164      SBRC    Palm Pacific Plaza Shopping Center                   1,171,323.40     No        1,293,656.12    No
  165      SBRC    North Dixie Commerce Center                          1,171,761.64     No        1,289,805.51    No
  166      SBRC    Meadowlark Apartments                                1,128,014.99     No        1,285,194.53    No
  167      SBRC    Old Judge Building                                   1,069,528.78     No        1,285,126.47    No
-------------------------------------------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                             1,076,972.66     No        1,265,523.31    No
  168A     SBRC    6839-6841 Lennox Avenue
  168B     SBRC    17732 Sherman Way
-------------------------------------------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                             1,133,864.53     No        1,253,201.21    No
  170      SBRC    Isle of Capri Apartments                             1,104,874.95     No        1,240,509.23    No
  171      SBRC    Datura Station                                       1,085,449.69     No        1,215,941.09    No
  172      SBRC    Park View Cooperative                                  893,595.93     No        1,213,892.97    No
  173      SBRC    H & Z Office Building                                1,073,377.82     No        1,192,865.05    No
  174      SBRC    Nassau Bay Villas Apartments                           989,182.38     No        1,191,800.49    No
  175      SBRC    2180 West First Street                               1,081,473.72     No        1,191,440.30    No
  176      GCFP    8020 Northwest 60th Street                             861,178.03     No        1,191,028.86    No
  177      SBRC    Irving Place Apartments                              1,091,097.89     No        1,185,590.57  Yes (h)
  178      GCFP    Regency Palms Apartments                               988,801.20     No        1,179,962.75    No
  179      GCFP    Four Flags Motors, Inc.                                852,602.02     No        1,160,198.90    No
  180      GCFP    Alexandria Gardens Apartments                        1,020,507.82     No        1,135,768.32    No
  181      GCFP    47-49 Main Street                                    1,026,433.80     No        1,123,198.55    No
  182      SBRC    Madrid Apartments                                      926,496.48     No        1,108,725.41    No
  183      SBRC    Comfort Inn - Milledgeville                                     -     No        1,106,990.73    No
  184      SBRC    Wal-Mart Shopping Center                               998,352.35     No        1,095,753.19    No
  185      SBRC    Stratford Apartments                                   951,779.68     No        1,084,891.94    No
  186      SBRC    Willow Glen Plaza                                      896,747.35     No        1,083,192.32    No


                                                                        RELATED
                                                                        MORTGAGE
                                                                          LOAN                                               CUT-OFF
         MORTGAGE                                                      GROUP TOTAL                                             DATE
CONTROL    LOAN                                                          CUT-OFF        OWNERSHIP     APPRAISED   APPRAISAL    LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 DATE BALANCE      INTEREST        VALUE       DATE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                           1,869,414.72     Fee Simple     3,200,000  08/20/99    58.42%
  124      GCFP    475-499 Hillside Avenue                             1,868,202.60     Fee Simple     3,100,000  11/21/97    60.26%
  125      SBRC    Copeland Shopping Center                            1,866,547.09     Fee Simple     2,675,000  08/10/99    69.78%
  126      GCFP    The Fleet Building                                  4,881,292.81     Fee Simple     3,100,000  06/14/99    59.45%
  127      GCFP    Commack Tower Plaza                                 1,839,805.53     Fee Simple     3,100,000  02/19/99    59.35%
  128      GCFP    Shoppes of Northshore                               1,829,638.83     Fee Simple     2,480,000  05/17/99    73.78%
  129      SBRC    Las Posadas Shopping Center                         1,814,130.98     Fee Simple     2,600,000  09/12/98    69.77%
  130      SBRC    The Ville Apartments                                1,813,445.59     Fee Simple     2,650,000  03/09/99    68.43%
  131      GCFP    Amelia Court Apartments                             1,810,481.02     Fee Simple     2,450,000  02/11/99    73.90%
  132      SBRC    Long Street Townhouses                              1,790,809.92     Fee Simple     2,300,000  05/26/99    77.86%
  133      GCFP    Silverbrook Apartments                              1,766,204.21     Fee Simple     2,260,000  04/16/99    78.15%
  134      SBRC    Garden Apartments                                   1,743,925.69     Fee Simple     2,350,000  09/29/98    74.21%
  135      GCFP    Westchester and New Haven Apartments                1,722,373.19     Fee Simple     2,175,000  02/25/99    79.19%
  136      SBRC    Madison Midtown Shopping Center                     1,640,975.22     Fee Simple     1,550,000  04/01/99    75.45%
  137      SBRC    Cleveland Corners Shopping Center                   1,640,975.22     Leasehold        625,000  03/12/99    75.45%
  138      SBRC    Park Place Apartments                               1,634,079.51     Fee Simple     2,100,000  01/22/99    77.81%
  139      GCFP    Horizons Apartments                                 1,619,197.81     Fee Simple     2,050,000  05/14/99    78.99%
  140      GCFP    Regency Square Apartments                           1,578,624.24     Fee Simple     2,700,000  09/03/99    58.47%
  141      SBRC    Federal Express                                     1,573,379.15     Fee Simple     2,900,000  08/24/98    54.25%
  142      SBRC    Levittown Professional Building                     1,550,442.42     Fee Simple     2,300,000  02/20/99    67.41%
  143      SBRC    3311 Richmond Office Building                       4,335,231.29     Fee Simple     2,450,000  06/02/99    62.98%
  144      SBRC    Carmel Towers                                       1,536,329.70     Fee Simple     1,950,000  02/12/99    78.79%
  145      GCFP    Westwood Apartments                                 1,493,285.55     Fee Simple     2,000,000  07/08/99    74.66%
  146      SBRC    Crestridge Apartments                               3,534,720.72     Fee Simple     2,008,000  05/14/99    73.21%
  147      GCFP    Pine Tree Square                                    1,455,343.12     Fee Simple     2,000,000  08/25/99    72.77%
  148      GCFP    Thistlewood Apartments                              5,718,663.40     Fee Simple     2,400,000  10/27/98    60.56%
  149      GCFP    Lesbo/Bullion Mobile Home Park                      1,443,674.70     Fee Simple     1,950,000  03/05/99    74.03%
  150      SBRC    The Town Center                                     1,441,959.68     Fee Simple     1,940,000  12/16/98    74.33%
  151      SBRC    Bayridge Apartments                                 1,440,455.81     Fee Simple     2,100,000  07/19/97    68.59%
  152      SBRC    Ramada Inn - Elizabethtown                          1,439,330.14     Fee Simple     3,000,000  07/01/99    47.98%
  153      SBRC    Oasis Surgery Center                                1,391,384.67     Fee Simple     2,530,000  02/03/99    55.00%
  154      SBRC    715 South Oxford Court Apartments                   1,375,649.74     Fee Simple     1,915,000  07/02/97    71.84%
  155      SBRC    Barefoot Bay Medical Office Center                  1,352,817.51     Fee Simple     1,820,000  01/11/99    74.33%
  156      GCFP    14 Mamaroneck Avenue                                1,348,077.93     Fee Simple     2,000,000  12/22/98    67.40%
  157      SBRC    Presidio Plaza                                      1,343,943.22     Fee Simple     2,030,000  04/09/99    66.20%
  158      SBRC    904-912 21st Avenue                                 1,342,654.78     Fee Simple     1,700,000  11/03/98    78.98%
  159      GCFP    Ambassador Apartments                               1,750,193.37     Fee Simple     2,050,000  07/13/98    65.35%
  160      SBRC    Frisco South Shopping Center                        1,334,047.56     Fee Simple     1,875,000  02/16/99    71.15%
  161      GCFP    Oquendo Office Warehouse                            1,326,813.98     Fee Simple     1,900,000  10/24/99    69.83%
  162      GCFP    Palm Harbor Mobile Home Park                        1,313,821.90     Fee Simple     1,850,000  07/22/99    71.02%
  163      SBRC    Milan Apartments                                    1,294,196.36     Fee Simple     2,110,000  04/19/99    61.34%
  164      SBRC    Palm Pacific Plaza Shopping Center                  1,293,656.12     Fee Simple     1,840,000  07/09/99    70.31%
  165      SBRC    North Dixie Commerce Center                         1,289,805.51     Fee Simple     1,800,000  06/21/99    71.66%
  166      SBRC    Meadowlark Apartments                               1,285,194.53     Fee Simple     2,230,000  10/06/98    57.63%
  167      SBRC    Old Judge Building                                  1,285,126.47     Fee Simple     1,760,000  10/22/98    73.02%
------------------------------------------------------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                            1,265,523.31                    1,950,000              64.90%
  168A     SBRC    6839-6841 Lennox Avenue                                              Fee Simple     1,230,000  04/21/99
  168B     SBRC    17732 Sherman Way                                                    Fee Simple       720,000  04/21/99
------------------------------------------------------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                            1,253,201.21     Fee Simple     1,575,000  05/24/99    79.57%
  170      SBRC    Isle of Capri Apartments                            1,240,509.23     Fee Simple     1,600,000  02/10/99    77.53%
  171      SBRC    Datura Station                                      1,215,941.09     Fee Simple     1,650,000  02/24/99    73.69%
  172      SBRC    Park View Cooperative                               1,213,892.97     Fee Simple     4,400,000  05/11/99    27.59%
  173      SBRC    H & Z Office Building                               1,192,865.05     Fee Simple     2,300,000  03/19/99    51.86%
  174      SBRC    Nassau Bay Villas Apartments                        1,191,800.49     Fee Simple     1,780,000  07/29/99    66.96%
  175      SBRC    2180 West First Street                              1,191,440.30     Fee Simple     2,000,000  08/04/99    59.57%
  176      GCFP    8020 Northwest 60th Street                          1,191,028.86     Fee Simple     1,750,000  06/26/98    68.06%
  177      SBRC    Irving Place Apartments                             3,534,720.72     Fee Simple     1,844,000  05/14/99    64.29%
  178      GCFP    Regency Palms Apartments                            1,179,962.75     Fee Simple     1,700,000  09/08/99    69.41%
  179      GCFP    Four Flags Motors, Inc.                             1,160,198.90     Fee Simple     1,850,000  05/29/98    62.71%
  180      GCFP    Alexandria Gardens Apartments                       1,135,768.32     Fee Simple     1,509,000  03/18/99    75.27%
  181      GCFP    47-49 Main Street                                   1,123,198.55     Fee Simple     1,625,000  02/01/99    69.12%
  182      SBRC    Madrid Apartments                                   1,108,725.41     Fee Simple     1,500,000  12/19/97    73.92%
  183      SBRC    Comfort Inn - Milledgeville                         1,106,990.73     Fee Simple     1,725,000  12/08/98    64.17%
  184      SBRC    Wal-Mart Shopping Center                            1,095,753.19     Fee Simple     1,650,000  12/15/98    66.41%
  185      SBRC    Stratford Apartments                                1,084,891.94     Fee Simple     1,390,000  11/04/98    78.05%
  186      SBRC    Willow Glen Plaza                                   1,083,192.32     Fee Simple     1,620,000  12/15/98    66.86%


                                                                        MATURITY
                                                                         DATE /
         MORTGAGE                                                         ARD
CONTROL    LOAN                                                           LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    RATIO
--------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                             53.03%
  124      GCFP    475-499 Hillside Avenue                               42.45%
  125      SBRC    Copeland Shopping Center                              58.57%
  126      GCFP    The Fleet Building                                    53.74%
  127      GCFP    Commack Tower Plaza                                   50.03%
  128      GCFP    Shoppes of Northshore                                 62.45%
  129      SBRC    Las Posadas Shopping Center                           61.84%
  130      SBRC    The Ville Apartments                                  55.78%
  131      GCFP    Amelia Court Apartments                               61.23%
  132      SBRC    Long Street Townhouses                                70.23%
  133      GCFP    Silverbrook Apartments                                69.76%
  134      SBRC    Garden Apartments                                     65.61%
  135      GCFP    Westchester and New Haven Apartments                  66.39%
  136      SBRC    Madison Midtown Shopping Center                       68.19%
  137      SBRC    Cleveland Corners Shopping Center                     68.19%
  138      SBRC    Park Place Apartments                                 68.92%
  139      GCFP    Horizons Apartments                                   70.81%
  140      GCFP    Regency Square Apartments                             48.98%
  141      SBRC    Federal Express                                       46.95%
  142      SBRC    Levittown Professional Building                       60.52%
  143      SBRC    3311 Richmond Office Building                         57.31%
  144      SBRC    Carmel Towers                                         69.72%
  145      GCFP    Westwood Apartments                                   67.24%
  146      SBRC    Crestridge Apartments                                 67.38%
  147      GCFP    Pine Tree Square                                      62.22%
  148      GCFP    Thistlewood Apartments                                50.55%
  149      GCFP    Lesbo/Bullion Mobile Home Park                        62.16%
  150      SBRC    The Town Center                                       66.27%
  151      SBRC    Bayridge Apartments                                   58.44%
  152      SBRC    Ramada Inn - Elizabethtown                            36.27%
  153      SBRC    Oasis Surgery Center                                  49.36%
  154      SBRC    715 South Oxford Court Apartments                     64.99%
  155      SBRC    Barefoot Bay Medical Office Center                    66.29%
  156      GCFP    14 Mamaroneck Avenue                                  60.82%
  157      SBRC    Presidio Plaza                                        60.35%
  158      SBRC    904-912 21st Avenue                                   64.76%
  159      GCFP    Ambassador Apartments                                 53.87%
  160      SBRC    Frisco South Shopping Center                          66.66%
  161      GCFP    Oquendo Office Warehouse                              63.76%
  162      GCFP    Palm Harbor Mobile Home Park                          59.02%
  163      SBRC    Milan Apartments                                      55.25%
  164      SBRC    Palm Pacific Plaza Shopping Center                    63.66%
  165      SBRC    North Dixie Commerce Center                           65.10%
  166      SBRC    Meadowlark Apartments                                 50.58%
  167      SBRC    Old Judge Building                                    60.77%
--------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                              55.23%
  168A     SBRC    6839-6841 Lennox Avenue
  168B     SBRC    17732 Sherman Way
--------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                              71.99%
  170      SBRC    Isle of Capri Apartments                              69.05%
  171      SBRC    Datura Station                                        65.78%
  172      SBRC    Park View Cooperative                                 20.31%
  173      SBRC    H & Z Office Building                                 46.67%
  174      SBRC    Nassau Bay Villas Apartments                          55.57%
  175      SBRC    2180 West First Street                                54.07%
  176      GCFP    8020 Northwest 60th Street                            49.21%
  177      SBRC    Irving Place Apartments                               59.17%
  178      GCFP    Regency Palms Apartments                              58.16%
  179      GCFP    Four Flags Motors, Inc.                               46.09%
  180      GCFP    Alexandria Gardens Apartments                         67.63%
  181      GCFP    47-49 Main Street                                     63.17%
  182      SBRC    Madrid Apartments                                     61.77%
  183      SBRC    Comfort Inn - Milledgeville                            0.00%
  184      SBRC    Wal-Mart Shopping Center                              60.51%
  185      SBRC    Stratford Apartments                                  68.47%
  186      SBRC    Willow Glen Plaza                                     55.35%

  MORTGAGE LOAN BALANCE AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION




                                                                                                             ALLOCATED  ALLOCATED
                                                                                      % OF                      % OF     CUT-OFF
                                                                                      TOTAL                    TOTAL       DATE
         MORTGAGE                                                                    CUT-OFF    ALLOCATED     CUT-OFF    BALANCE
CONTROL    LOAN                                                       CUT-OFF DATE    DATE       CUT-OFF       DATE        PER
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    BALANCE     BALANCE  DATE BALANCE    BALANCE      UNIT
---------------------------------------------------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                            1,082,470.75   0.15%    1,082,470.75    0.15%      33,827
  188      SBRC    420 Group                                           1,068,761.10   0.15%    1,068,761.10    0.15%      23,750
  189      GCFP    7-Eleven                                            1,024,554.52   0.14%    1,024,554.52    0.14%      342.32
  190      SBRC    Lake Forest North Apartments                          999,938.16   0.14%      999,938.16    0.14%      21,738
  191      SBRC    CompuChem Industrial                                  995,609.84   0.14%      995,609.84    0.14%       32.46
  192      GCFP    Palazzolo Plaza                                       995,333.32   0.14%      995,333.32    0.14%       82.94
  193      SBRC    A. E. Larson Building                                 995,186.67   0.14%      995,186.67    0.14%       19.38
  194      GCFP    Lanewood Apartments                                   994,285.82   0.14%      994,285.82    0.14%      27,619
  195      GCFP    Chris-Town Mobile Home Park                           992,424.76   0.14%      992,424.76    0.14%      17,111
  196      SBRC    Corbus-Peppertree Lane Apartments                     989,751.96   0.14%      989,751.96    0.14%      16,496
  197      SBRC    Missouri Meadows Apartments                           979,133.44   0.14%      979,133.44    0.14%      15,792
  198      SBRC    Highlander Square Apartments                          960,874.52   0.13%      960,874.52    0.13%      11,304
  199      SBRC    Hillcrest Crossing                                    952,900.75   0.13%      952,900.75    0.13%       96.74
  200      SBRC    Virginia Plaza                                        939,381.20   0.13%      939,381.20    0.13%       87.55
  201      SBRC    Pedersen Building                                     890,126.41   0.12%      890,126.41    0.12%      122.29
  202      GCFP    Spring Oaks Mobile Home & Recreational                889,599.06   0.12%      889,599.06    0.12%       7,292
                   Vehicle Park
  203      SBRC    Shadowood Apartments                                  879,061.35   0.12%      879,061.35    0.12%      14,651
  204      SBRC    Arroyo Shopping Center                                877,898.53   0.12%      877,898.53    0.12%       76.75
  205      GCFP    The Nog Retail Center                                 866,706.97   0.12%      866,706.97    0.12%       31.92
  206      GCFP    London Square Apartments                              854,047.69   0.12%      854,047.69    0.12%      12,378
  207      SBRC    Petite Chateau Villa Mobile Home Park                 836,266.18   0.12%      836,266.18    0.12%      12,120
  208      GCFP    Walnut Hills Apartments                               834,300.81   0.12%      834,300.81    0.12%       8,601
  209      SBRC    Palmer Highway Shopping Center                        805,651.33   0.11%      805,651.33    0.11%       60.85
  210      SBRC    Somerset Apartments                                   797,127.72   0.11%      797,127.72    0.11%      19,928
---------------------------------------------------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio                    787,123.06   0.11%
  211A     SBRC    Shady Acres Duplexes                                                          629,698.45    0.09%      22,489
  211B     SBRC    Pine Shadows Estates                                                          157,424.61    0.02%      13,119
---------------------------------------------------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                          773,970.40   0.11%      773,970.40    0.11%       82.34
  213      GCFP    Rena's Village Plaza                                  765,693.60   0.11%      765,693.60    0.11%       39.82
  214      SBRC    Stanford Place Apartments                             756,932.13   0.11%      756,932.13    0.11%      19,919
  215      SBRC    Panola-Redan Crossing                                 753,022.67   0.11%      753,022.67    0.11%       66.10
  216      SBRC    Garnet Avenue Shopping Center                         748,251.82   0.10%      748,251.82    0.10%      115.28
  217      SBRC    The Chalet Apartments                                 741,137.06   0.10%      741,137.06    0.10%      18,528
  218      SBRC    Galt Ocean Plaza                                      739,942.14   0.10%      739,942.14    0.10%       29.10
  219      SBRC    Zion Street Apartments                                725,157.00   0.10%      725,157.00    0.10%      13,945
  220      GCFP    Country Square Mobile Home Park                       718,584.02   0.10%      718,584.02    0.10%       6,039
  221      GCFP    1513-1517 Taylor Avenue                               704,282.87   0.10%      704,282.87    0.10%      11,738
  222      GCFP    Westside Warehouse                                    644,208.11   0.09%      644,208.11    0.09%       13.59
  223      SBRC    Heritage House Apartments                             638,130.36   0.09%      638,130.36    0.09%      22,790
  224      SBRC    Troy Building                                         627,514.38   0.09%      627,514.38    0.09%       10.76
  225      SBRC    Arlington Manor Mobile Home Park                      594,538.78   0.08%      594,538.78    0.08%       6,005
  226      GCFP    Capitol View Apartments, Charles Apartments &         592,119.45   0.08%      592,119.45    0.08%      16,448
                   Randolph Apartments
  227      SBRC    Beresford Retail                                      586,644.61   0.08%      586,644.61    0.08%       73.33
  228      SBRC    120 Standard Street                                   561,038.23   0.08%      561,038.23    0.08%       46.75
  229      GCFP    2077-2089 New York Avenue                             546,440.14   0.08%      546,440.14    0.08%       54.97
  230      SBRC    Blair Place Duplexes                                  538,687.46   0.08%      538,687.46    0.08%      26,934
  231      SBRC    18714 Parthenia Street                                538,306.29   0.08%      538,306.29    0.08%       32.37
  232      GCFP    Thornapple Apartments                                 537,111.98   0.08%      537,111.98    0.08%       5,595
  233      GCFP    2800 Oakmont Drive                                    536,562.37   0.08%      536,562.37    0.08%       40.04
  234      SBRC    Fox Tile                                              516,620.50   0.07%      516,620.50    0.07%       17.35
  235      SBRC    471 Prospect Street                                   515,209.45   0.07%      515,209.45    0.07%      23,419
  236      GCFP    Barclay Arms Apartments                               512,551.71   0.07%      512,551.71    0.07%      18,305
  237      SBRC    Wishney                                               491,952.03   0.07%      491,952.03    0.07%       22.75
  238      GCFP    Elmgrove Apartments                                   478,859.01   0.07%      478,859.01    0.07%      10,188
  239      SBRC    Centennial Apartments                                 472,008.93   0.07%      472,008.93    0.07%      29,501
  240      SBRC    Vanguard Industrial Building                          470,577.63   0.07%      470,577.63    0.07%       33.52
  241      GCFP    135-145 Orange Street Apartments                      457,704.49   0.06%      457,704.49    0.06%      13,870
  242      SBRC    Brentwood Village Apartments                          450,509.51   0.06%      450,509.51    0.06%      13,250
  243      GCFP    Seoul Plaza                                           447,545.53   0.06%      447,545.53    0.06%       44.11
  244      SBRC    Glendale Apartments                                   437,587.79   0.06%      437,587.79    0.06%      15,628
  245      GCFP    Riverview Apartments                                  410,846.03   0.06%      410,846.03    0.06%      20,542
  246      GCFP    820 Linden Boulevard                                  410,524.89   0.06%      410,524.89    0.06%      21,607
  247      GCFP    Vail Valley Auto                                      392,098.34   0.05%      392,098.34    0.05%      101.50

                                                                                        CROSS        CROSS
                                                                                      COLLATER-  COLLATERALIZED
                                                                                        ALIZED      MORTGAGE     RELATED
         MORTGAGE                                                          LOAN        MORTGAGE    LOAN GROUP    MORTGAGE
CONTROL    LOAN                                                         BALANCE AT      LOAN      TOTAL CUT-OFF   LOAN
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 MATURITY / ARD    GROUP     DATE BALANCE    GROUP
-------------------------------------------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                               957,081.45     No        1,082,470.75    No
  188      SBRC    420 Group                                              761,153.87     No        1,068,761.10    No
  189      GCFP    7-Eleven                                                59,650.10     No        1,024,554.52    No
  190      SBRC    Lake Forest North Apartments                           822,889.97     No          999,938.16    No
  191      SBRC    CompuChem Industrial                                         0.41     No          995,609.84    No
  192      GCFP    Palazzolo Plaza                                        904,477.81     No          995,333.32    No
  193      SBRC    A. E. Larson Building                                  844,812.58     No          995,186.67    No
  194      GCFP    Lanewood Apartments                                    697,514.07     No          994,285.82    No
  195      GCFP    Chris-Town Mobile Home Park                            842,520.86     No          992,424.76    No
  196      SBRC    Corbus-Peppertree Lane Apartments                      899,717.09     No          989,751.96    No
  197      SBRC    Missouri Meadows Apartments                            892,275.98     No          979,133.44    No
  198      SBRC    Highlander Square Apartments                           868,561.93     No          960,874.52  Yes (r)
  199      SBRC    Hillcrest Crossing                                     850,637.77     No          952,900.75    No
  200      SBRC    Virginia Plaza                                         845,284.55     No          939,381.20    No
  201      SBRC    Pedersen Building                                      809,619.49     No          890,126.41    No
  202      GCFP    Spring Oaks Mobile Home & Recreational                 743,606.08     No          889,599.06    No
                   Vehicle Park
  203      SBRC    Shadowood Apartments                                   808,999.07     No          879,061.35  Yes (h)
  204      SBRC    Arroyo Shopping Center                                 796,455.34     No          877,898.53    No
  205      GCFP    The Nog Retail Center                                   36,633.90     No          866,706.97    No
  206      GCFP    London Square Apartments                               712,987.18     No          854,047.69  Yes (g)
  207      SBRC    Petite Chateau Villa Mobile Home Park                  713,126.86     No          836,266.18    No
  208      GCFP    Walnut Hills Apartments                                696,500.41     No          834,300.81  Yes (g)
  209      SBRC    Palmer Highway Shopping Center                         726,317.35     No          805,651.33    No
  210      SBRC    Somerset Apartments                                    730,098.65     No          797,127.72    No
-------------------------------------------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio                     666,389.72     No          787,123.06  Yes (n)
  211A     SBRC    Shady Acres Duplexes
  211B     SBRC    Pine Shadows Estates
-------------------------------------------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                           663,438.35     No          773,970.40    No
  213      GCFP    Rena's Village Plaza                                   643,766.13     No          765,693.60    No
  214      SBRC    Stanford Place Apartments                              699,222.92     No          756,932.13    No
  215      SBRC    Panola-Redan Crossing                                  611,944.36     No          753,022.67    No
  216      SBRC    Garnet Avenue Shopping Center                          684,647.63     No          748,251.82    No
  217      SBRC    The Chalet Apartments                                  656,132.92     No          741,137.06  Yes (r)
  218      SBRC    Galt Ocean Plaza                                       659,707.58     No          739,942.14    No
  219      SBRC    Zion Street Apartments                                 614,663.10     No          725,157.00    No
  220      GCFP    Country Square Mobile Home Park                        612,797.29     No          718,584.02    No
  221      GCFP    1513-1517 Taylor Avenue                                592,098.01     No          704,282.87    No
  222      GCFP    Westside Warehouse                                     542,526.00     No          644,208.11    No
  223      SBRC    Heritage House Apartments                              528,240.85     No          638,130.36    No
  224      SBRC    Troy Building                                          450,424.72     No          627,514.38    No
  225      SBRC    Arlington Manor Mobile Home Park                       429,653.73     No          594,538.78    No
  226      GCFP    Capitol View Apartments, Charles Apartments &          491,822.27     No          592,119.45    No
                   Randolph Apartments
  227      SBRC    Beresford Retail                                       533,950.81     No          586,644.61    No
  228      SBRC    120 Standard Street                                    476,455.55     No          561,038.23    No
  229      GCFP    2077-2089 New York Avenue                              464,609.26     No          546,440.14    No
  230      SBRC    Blair Place Duplexes                                   456,061.66     No          538,687.46  Yes (n)
  231      SBRC    18714 Parthenia Street                                 450,130.30     No          538,306.29    No
  232      GCFP    Thornapple Apartments                                  448,397.56     No          537,111.98  Yes (g)
  233      GCFP    2800 Oakmont Drive                                     457,143.12     No          536,562.37    No
  234      SBRC    Fox Tile                                               431,923.83     No          516,620.50    No
  235      SBRC    471 Prospect Street                                    421,180.11     No          515,209.45    No
  236      GCFP    Barclay Arms Apartments                                 29,774.03     No          512,551.71    No
  237      SBRC    Wishney                                                416,494.75     No          491,952.03    No
  238      GCFP    Elmgrove Apartments                                    399,766.08     No          478,859.01  Yes (g)
  239      SBRC    Centennial Apartments                                  426,782.75     No          472,008.93    No
  240      SBRC    Vanguard Industrial Building                           433,340.86     No          470,577.63    No
  241      GCFP    135-145 Orange Street Apartments                       386,773.39     No          457,704.49  Yes (o)
  242      SBRC    Brentwood Village Apartments                           381,021.08     No          450,509.51    No
  243      GCFP    Seoul Plaza                                            382,878.12     No          447,545.53    No
  244      SBRC    Glendale Apartments                                    374,122.57     No          437,587.79    No
  245      GCFP    Riverview Apartments                                   345,004.90     No          410,846.03    No
  246      GCFP    820 Linden Boulevard                                   298,506.71     No          410,524.89  Yes (l)
  247      GCFP    Vail Valley Auto                                       331,179.01     No          392,098.34    No

                                                                        RELATED
                                                                        MORTGAGE
                                                                          LOAN                                               CUT-OFF
         MORTGAGE                                                      GROUP TOTAL                                             DATE
CONTROL    LOAN                                                          CUT-OFF        OWNERSHIP     APPRAISED   APPRAISAL    LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 DATE BALANCE      INTEREST        VALUE       DATE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                            1,082,470.75     Fee Simple     1,380,000  01/19/99    78.44%
  188      SBRC    420 Group                                           1,068,761.10     Fee Simple     1,500,000  11/04/98    71.25%
  189      GCFP    7-Eleven                                            1,024,554.52     Fee Simple     1,555,000  02/25/99    65.89%
  190      SBRC    Lake Forest North Apartments                          999,938.16     Fee Simple     1,600,000  01/02/99    62.50%
  191      SBRC    CompuChem Industrial                                  995,609.84     Fee Simple     1,600,000  04/12/99    62.23%
  192      GCFP    Palazzolo Plaza                                       995,333.32     Fee Simple     1,600,000  06/11/99    62.21%
  193      SBRC    A. E. Larson Building                                 995,186.67     Fee Simple     2,000,000  11/24/99    49.76%
  194      GCFP    Lanewood Apartments                                   994,285.82     Fee Simple     1,250,000  08/03/99    79.54%
  195      GCFP    Chris-Town Mobile Home Park                           992,424.76     Fee Simple     1,350,000  06/01/99    73.51%
  196      SBRC    Corbus-Peppertree Lane Apartments                     989,751.96     Fee Simple     1,600,000  09/25/98    61.86%
  197      SBRC    Missouri Meadows Apartments                           979,133.44     Fee Simple     1,260,000  08/11/97    77.71%
  198      SBRC    Highlander Square Apartments                        1,702,011.58     Fee Simple     1,300,000  06/10/99    73.91%
  199      SBRC    Hillcrest Crossing                                    952,900.75     Fee Simple     1,400,000  02/19/99    68.06%
  200      SBRC    Virginia Plaza                                        939,381.20     Fee Simple     1,450,000  12/05/98    64.78%
  201      SBRC    Pedersen Building                                     890,126.41     Fee Simple     1,850,000  08/08/98    48.11%
  202      GCFP    Spring Oaks Mobile Home & Recreational                889,599.06     Fee Simple     1,350,000  03/08/99    65.90%
                   Vehicle Park
  203      SBRC    Shadowood Apartments                                3,534,720.72     Fee Simple     1,170,000  05/14/99    75.13%
  204      SBRC    Arroyo Shopping Center                                877,898.53     Fee Simple     1,520,000  04/30/99    57.76%
  205      GCFP    The Nog Retail Center                                 866,706.97     Fee Simple     1,130,000  06/08/98    76.70%
  206      GCFP    London Square Apartments                            5,718,663.40     Fee Simple     1,400,000  10/14/98    61.00%
  207      SBRC    Petite Chateau Villa Mobile Home Park                 836,266.18     Fee Simple     1,400,000  09/16/98    59.73%
  208      GCFP    Walnut Hills Apartments                             5,718,663.40     Fee Simple     2,100,000  04/12/99    39.73%
  209      SBRC    Palmer Highway Shopping Center                        805,651.33     Fee Simple     1,140,000  01/01/99    70.67%
  210      SBRC    Somerset Apartments                                   797,127.72     Fee Simple     1,020,000  07/05/99    78.15%
------------------------------------------------------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio                  1,325,810.52                    1,150,000              68.45%
  211A     SBRC    Shady Acres Duplexes                                                 Fee Simple       920,000  08/24/98
  211B     SBRC    Pine Shadows Estates                                                 Fee Simple       230,000  08/24/98
------------------------------------------------------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                          773,970.40     Fee Simple     1,040,000  03/10/99    74.42%
  213      GCFP    Rena's Village Plaza                                  765,693.60     Fee Simple     1,200,000  03/03/99    63.81%
  214      SBRC    Stanford Place Apartments                             756,932.13     Fee Simple       970,000  05/26/99    78.03%
  215      SBRC    Panola-Redan Crossing                                 753,022.67     Fee Simple     1,030,000  09/10/98    73.11%
  216      SBRC    Garnet Avenue Shopping Center                         748,251.82     Fee Simple     1,100,000  10/08/99    68.02%
  217      SBRC    The Chalet Apartments                               1,702,011.58     Fee Simple     1,100,000  11/03/98    67.38%
  218      SBRC    Galt Ocean Plaza                                      739,942.14     Fee Simple     1,275,000  05/20/99    58.03%
  219      SBRC    Zion Street Apartments                                725,157.00     Fee Simple       965,000  06/07/99    75.15%
  220      GCFP    Country Square Mobile Home Park                       718,584.02     Fee Simple     1,150,000  02/10/99    62.49%
  221      GCFP    1513-1517 Taylor Avenue                               704,282.87     Fee Simple     1,050,000  05/27/98    67.07%
  222      GCFP    Westside Warehouse                                    644,208.11     Fee Simple       950,000  04/30/99    67.81%
  223      SBRC    Heritage House Apartments                             638,130.36     Fee Simple       820,000  09/28/98    77.82%
  224      SBRC    Troy Building                                         627,514.38     Fee Simple     1,250,000  08/17/98    50.20%
  225      SBRC    Arlington Manor Mobile Home Park                      594,538.78     Fee Simple     1,475,000  09/13/99    40.31%
  226      GCFP    Capitol View Apartments, Charles Apartments &         592,119.45     Fee Simple       895,000  01/18/99    66.16%
                   Randolph Apartments
  227      SBRC    Beresford Retail                                      586,644.61     Fee Simple       925,000  12/04/98    63.42%
  228      SBRC    120 Standard Street                                   561,038.23     Fee Simple       900,000  10/01/98    62.34%
  229      GCFP    2077-2089 New York Avenue                             546,440.14     Fee Simple       900,000  07/16/99    60.72%
  230      SBRC    Blair Place Duplexes                                1,325,810.52     Fee Simple       730,000  11/18/98    73.79%
  231      SBRC    18714 Parthenia Street                                538,306.29     Fee Simple       950,000  08/19/98    56.66%
  232      GCFP    Thornapple Apartments                               5,718,663.40     Fee Simple     1,700,000  10/08/98    31.59%
  233      GCFP    2800 Oakmont Drive                                    536,562.37     Fee Simple       925,000  06/09/99    58.01%
  234      SBRC    Fox Tile                                              516,620.50     Fee Simple       715,000  11/18/98    72.25%
  235      SBRC    471 Prospect Street                                   515,209.45     Fee Simple       720,000  09/22/98    71.56%
  236      GCFP    Barclay Arms Apartments                               512,551.71     Fee Simple       730,000  04/05/99    70.21%
  237      SBRC    Wishney                                               491,952.03     Fee Simple     1,565,000  10/15/98    31.43%
  238      GCFP    Elmgrove Apartments                                 5,718,663.40     Fee Simple       825,000  10/27/98    58.04%
  239      SBRC    Centennial Apartments                                 472,008.93     Fee Simple       645,000  09/30/98    73.18%
  240      SBRC    Vanguard Industrial Building                          470,577.63     Fee Simple       790,000  10/07/98    59.57%
  241      GCFP    135-145 Orange Street Apartments                      681,581.67     Fee Simple       800,000  06/09/99    57.21%
  242      SBRC    Brentwood Village Apartments                          450,509.51     Fee Simple       620,000  08/28/98    72.66%
  243      GCFP    Seoul Plaza                                           447,545.53     Fee Simple       850,000  07/29/99    52.65%
  244      SBRC    Glendale Apartments                                   437,587.79     Fee Simple       555,000  05/07/99    78.84%
  245      GCFP    Riverview Apartments                                  410,846.03     Fee Simple       640,000  10/12/98    64.19%
  246      GCFP    820 Linden Boulevard                                1,750,193.37     Fee Simple       610,000  08/28/99    67.30%
  247      GCFP    Vail Valley Auto                                      392,098.34     Fee Simple       690,000  08/15/99    56.83%


                                                                        MATURITY
                                                                         DATE /
         MORTGAGE                                                         ARD
CONTROL    LOAN                                                           LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    RATIO
--------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                              69.35%
  188      SBRC    420 Group                                             50.74%
  189      GCFP    7-Eleven                                               3.84%
  190      SBRC    Lake Forest North Apartments                          51.43%
  191      SBRC    CompuChem Industrial                                   0.00%
  192      GCFP    Palazzolo Plaza                                       56.53%
  193      SBRC    A. E. Larson Building                                 42.24%
  194      GCFP    Lanewood Apartments                                   55.80%
  195      GCFP    Chris-Town Mobile Home Park                           62.41%
  196      SBRC    Corbus-Peppertree Lane Apartments                     56.23%
  197      SBRC    Missouri Meadows Apartments                           70.82%
  198      SBRC    Highlander Square Apartments                          66.81%
  199      SBRC    Hillcrest Crossing                                    60.76%
  200      SBRC    Virginia Plaza                                        58.30%
  201      SBRC    Pedersen Building                                     43.76%
  202      GCFP    Spring Oaks Mobile Home & Recreational                55.08%
                   Vehicle Park
  203      SBRC    Shadowood Apartments                                  69.15%
  204      SBRC    Arroyo Shopping Center                                52.40%
  205      GCFP    The Nog Retail Center                                  3.24%
  206      GCFP    London Square Apartments                              50.93%
  207      SBRC    Petite Chateau Villa Mobile Home Park                 50.94%
  208      GCFP    Walnut Hills Apartments                               33.17%
  209      SBRC    Palmer Highway Shopping Center                        63.71%
  210      SBRC    Somerset Apartments                                   71.58%
--------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio                    57.95%
  211A     SBRC    Shady Acres Duplexes
  211B     SBRC    Pine Shadows Estates
--------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                          63.79%
  213      GCFP    Rena's Village Plaza                                  53.65%
  214      SBRC    Stanford Place Apartments                             72.08%
  215      SBRC    Panola-Redan Crossing                                 59.41%
  216      SBRC    Garnet Avenue Shopping Center                         62.24%
  217      SBRC    The Chalet Apartments                                 59.65%
  218      SBRC    Galt Ocean Plaza                                      51.74%
  219      SBRC    Zion Street Apartments                                63.70%
  220      GCFP    Country Square Mobile Home Park                       53.29%
  221      GCFP    1513-1517 Taylor Avenue                               56.39%
  222      GCFP    Westside Warehouse                                    57.11%
  223      SBRC    Heritage House Apartments                             64.42%
  224      SBRC    Troy Building                                         36.03%
  225      SBRC    Arlington Manor Mobile Home Park                      29.13%
  226      GCFP    Capitol View Apartments, Charles Apartments &         54.95%
                   Randolph Apartments
  227      SBRC    Beresford Retail                                      57.72%
  228      SBRC    120 Standard Street                                   52.94%
  229      GCFP    2077-2089 New York Avenue                             51.62%
  230      SBRC    Blair Place Duplexes                                  62.47%
  231      SBRC    18714 Parthenia Street                                47.38%
  232      GCFP    Thornapple Apartments                                 26.38%
  233      GCFP    2800 Oakmont Drive                                    49.42%
  234      SBRC    Fox Tile                                              60.41%
  235      SBRC    471 Prospect Street                                   58.50%
  236      GCFP    Barclay Arms Apartments                               4.08%
  237      SBRC    Wishney                                               26.61%
  238      GCFP    Elmgrove Apartments                                   48.46%
  239      SBRC    Centennial Apartments                                 66.17%
  240      SBRC    Vanguard Industrial Building                          54.85%
  241      GCFP    135-145 Orange Street Apartments                      48.35%
  242      SBRC    Brentwood Village Apartments                          61.46%
  243      GCFP    Seoul Plaza                                           45.04%
  244      SBRC    Glendale Apartments                                   67.41%
  245      GCFP    Riverview Apartments                                  53.91%
  246      GCFP    820 Linden Boulevard                                  48.94%
  247      GCFP    Vail Valley Auto                                      48.00%

  MORTGAGE LOAN BALANCE AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION




                                                                                                             ALLOCATED  ALLOCATED
                                                                                      % OF                      % OF     CUT-OFF
                                                                                      TOTAL                    TOTAL       DATE
         MORTGAGE                                                                    CUT-OFF    ALLOCATED     CUT-OFF    BALANCE
CONTROL    LOAN                                                       CUT-OFF DATE    DATE       CUT-OFF       DATE        PER
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    BALANCE     BALANCE  DATE BALANCE    BALANCE      UNIT
---------------------------------------------------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                               380,125.29   0.05%      380,125.29    0.05%       8,088
  249      GCFP    2096 Saint Georges Avenue                             369,676.83   0.05%      369,676.83    0.05%      100.78
  250      SBRC    Notre Dame Apartments                                 363,632.31   0.05%      363,632.31    0.05%      24,242
  251      GCFP    Nash Multi-family Apartments                          352,441.97   0.05%      352,441.97    0.05%      50,349
  252      SBRC    Somers Apartments                                     348,696.54   0.05%      348,696.54    0.05%      34,870
  253      GCFP    Foxglove Apartments, Phase I                          335,695.05   0.05%      335,695.05    0.05%       9,325
  254      SBRC    Muse Apartments                                       317,444.64   0.04%      317,444.64    0.04%      15,116
  255      GCFP    Chalmer Place                                         312,426.03   0.04%      312,426.03    0.04%      20,828
  256      GCFP    Ivy Court Apartments                                  302,125.59   0.04%      302,125.59    0.04%       5,395
  257      GCFP    Royce Apartments                                      293,949.40   0.04%      293,949.40    0.04%      32,661
  258      SBRC    C. Martin Company                                     292,148.47   0.04%      292,148.47    0.04%       23.69
  259      GCFP    Aster Court Apartments                                286,328.06   0.04%      286,328.06    0.04%       8,948
  260      GCFP    Zora Lee Apartments                                   283,284.01   0.04%      283,284.01    0.04%      35,411
  261      GCFP    Foxglove II Apartments                                256,707.94   0.04%      256,707.94    0.04%      11,161
  262      GCFP    Indiana Street Apartments                             246,785.14   0.03%      246,785.14    0.03%      20,565
  263      GCFP    "A" Street Apartments                                 241,620.61   0.03%      241,620.61    0.03%      17,259
  264      GCFP    The Colonial Apartments                               235,560.58   0.03%      235,560.58    0.03%      16,826
  265      GCFP    Taylene Court Apartments                              229,780.70   0.03%      229,780.70    0.03%      20,889
  266      GCFP    Myrtle Street Apartments                              223,877.18   0.03%      223,877.18    0.03%      10,176

                                                                                        CROSS        CROSS
                                                                                      COLLATER-  COLLATERALIZED
                                                                                        ALIZED      MORTGAGE     RELATED
         MORTGAGE                                                          LOAN        MORTGAGE    LOAN GROUP    MORTGAGE
CONTROL    LOAN                                                         BALANCE AT      LOAN      TOTAL CUT-OFF   LOAN
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 MATURITY / ARD    GROUP     DATE BALANCE    GROUP
-------------------------------------------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                                317,341.41     No          380,125.29  Yes (g)
  249      GCFP    2096 Saint Georges Avenue                              310,804.40     No          369,676.83    No
  250      SBRC    Notre Dame Apartments                                  303,488.38     No          363,632.31    No
  251      GCFP    Nash Multi-family Apartments                           295,542.73     No          352,441.97    No
  252      SBRC    Somers Apartments                                      318,542.71     No          348,696.54    No
  253      GCFP    Foxglove Apartments, Phase I                           280,249.39     No          335,695.05  Yes (g)
  254      SBRC    Muse Apartments                                        265,811.94     No          317,444.64    No
  255      GCFP    Chalmer Place                                           19,129.78     No          312,426.03    No
  256      GCFP    Ivy Court Apartments                                   252,225.00     No          302,125.59  Yes (g)
  257      GCFP    Royce Apartments                                             0.81     No          293,949.40    No
  258      SBRC    C. Martin Company                                            0.44     No          292,148.47    No
  259      GCFP    Aster Court Apartments                                 239,035.22     No          286,328.06  Yes (g)
  260      GCFP    Zora Lee Apartments                                    257,602.44     No          283,284.01    No
  261      GCFP    Foxglove II Apartments                                 214,307.82     No          256,707.94  Yes (g)
  262      GCFP    Indiana Street Apartments                              205,586.69     No          246,785.14    No
  263      GCFP    "A" Street Apartments                                  198,476.14     No          241,954.40    No
  264      GCFP    The Colonial Apartments                                199,227.15     No          235,560.58    No
  265      GCFP    Taylene Court Apartments                                89,785.29     No          229,780.70    No
  266      GCFP    Myrtle Street Apartments                               189,182.16     No          223,877.18  Yes (o)

                                                                        RELATED
                                                                        MORTGAGE
                                                                          LOAN                                               CUT-OFF
         MORTGAGE                                                      GROUP TOTAL                                             DATE/
CONTROL    LOAN                                                          CUT-OFF        OWNERSHIP     APPRAISED   APPRAISAL    LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                 DATE BALANCE      INTEREST        VALUE       DATE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                             5,718,663.40     Fee Simple       900,000  10/20/98    42.24%
  249      GCFP    2096 Saint Georges Avenue                             369,676.83     Fee Simple       550,000  12/22/98    67.21%
  250      SBRC    Notre Dame Apartments                                 363,632.31     Fee Simple       463,000  12/02/98    78.54%
  251      GCFP    Nash Multi-family Apartments                          352,441.97     Fee Simple       455,000  07/26/99    77.46%
  252      SBRC    Somers Apartments                                     348,696.54     Fee Simple       500,000  08/15/99    69.74%
  253      GCFP    Foxglove Apartments, Phase I                        5,718,663.40     Fee Simple       600,000  04/12/99    55.95%
  254      SBRC    Muse Apartments                                       317,444.64     Fee Simple       430,500  07/28/98    73.74%
  255      GCFP    Chalmer Place                                         312,426.03     Fee Simple       500,000  10/08/99    62.49%
  256      GCFP    Ivy Court Apartments                                5,718,663.40     Fee Simple     1,025,000  10/27/98    29.48%
  257      GCFP    Royce Apartments                                      293,949.40     Fee Simple       675,000  03/08/99    43.55%
  258      SBRC    C. Martin Company                                     292,148.47     Fee Simple       540,000  06/02/99    54.10%
  259      GCFP    Aster Court Apartments                              5,718,663.40     Fee Simple       450,000  10/20/98    63.63%
  260      GCFP    Zora Lee Apartments                                   283,284.01     Fee Simple       365,000  06/17/99    77.61%
  261      GCFP    Foxglove II Apartments                              5,718,663.40     Fee Simple       400,000  04/12/99    64.18%
  262      GCFP    Indiana Street Apartments                             246,785.14     Fee Simple       360,000  02/12/99    68.55%
  263      GCFP    "A" Street Apartments                                 241,954.40     Fee Simple       432,000  09/05/98    55.93%
  264      GCFP    The Colonial Apartments                               235,560.58     Fee Simple       320,000  04/09/98    73.61%
  265      GCFP    Taylene Court Apartments                              229,780.70     Fee Simple       477,000  07/28/98    48.17%
  266      GCFP    Myrtle Street Apartments                              681,581.67     Fee Simple       440,000  06/09/99    50.88%


                                                                        MATURITY
                                                                         DATE /
         MORTGAGE                                                         ARD
CONTROL    LOAN                                                           LTV
 NUMBER   SELLER                 LOAN / PROPERTY NAME                    RATIO
--------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                               35.26%
  249      GCFP    2096 Saint Georges Avenue                             56.51%
  250      SBRC    Notre Dame Apartments                                 65.55%
  251      GCFP    Nash Multi-family Apartments                          64.95%
  252      SBRC    Somers Apartments                                     63.71%
  253      GCFP    Foxglove Apartments, Phase I                          46.71%
  254      SBRC    Muse Apartments                                       61.74%
  255      GCFP    Chalmer Place                                          3.83%
  256      GCFP    Ivy Court Apartments                                  24.61%
  257      GCFP    Royce Apartments                                       0.00%
  258      SBRC    C. Martin Company                                      0.00%
  259      GCFP    Aster Court Apartments                                53.12%
  260      GCFP    Zora Lee Apartments                                   70.58%
  261      GCFP    Foxglove II Apartments                                53.58%
  262      GCFP    Indiana Street Apartments                             57.11%
  263      GCFP    "A" Street Apartments                                 45.94%
  264      GCFP    The Colonial Apartments                               62.26%
  265      GCFP    Taylene Court Apartments                              18.82%
  266      GCFP    Myrtle Street Apartments                              43.00%

                        GENERAL MORTGAGE LOAN INFORMATION




                                                                                                                  NET
                                                                                               MORT-    ADMIN-    MORT-
CONTROL     MORTGAGE                                                                           GAGE    ISTRATIVE  GAGE    RATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                  ORIGINAL BALANCE     RATE    FEE RATE   RATE    TYPE
---------------------------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                    28,878,148.39 (@)   7.570%   0.1075%   7.463%  Fixed
    2          GCFP     Jovanna Villas Apartments                          13,750,000.00       8.300%   0.1075%   8.193%  Fixed
    3          GCFP     Los Cabos II Apartments                            10,000,000.00       8.300%   0.1075%   8.193%  Fixed
    4          GCFP     Sunrise Plaza Shopping Center                      14,930,000.00       8.140%   0.1075%   8.033%  Fixed
    5          GCFP     Hasbrouck & Torview Apartments                     14,700,000.00       8.140%   0.1075%   8.033%  Fixed
    6          SBRC     Sports Arena Village                               13,500,000.00       7.510%   0.1725%   7.338%  Fixed
    7          GCFP     Holiday Inn Somerset                               13,000,000.00       9.140%   0.1175%   9.023%  Fixed
    8          GCFP     Southridge Shopping Center                         11,442,000.00       8.670%   0.1075%   8.563%  Fixed
    9          GCFP     Stewart Plaza                                      11,261,000.00       7.920%   0.1175%   7.803%  Fixed
    10         GCFP     The Carriage Building (Building 39)                11,000,000.00       8.220%   0.1075%   8.113%  Fixed
    11         GCFP     1000 Adams Avenue                                  10,920,000.00       8.020%   0.1175%   7.903%  Fixed
    12         GCFP     101 West Avenue                                    10,400,000.00       7.685%   0.1075%   7.578%  Fixed
    13         GCFP     Clearview Farms Apartments                          9,773,000.00       8.180%   0.1075%   8.073%  Fixed
    14         GCFP     The TJ Building                                     8,200,000.00       8.430%   0.1075%   8.323%  Fixed
    15         GCFP     International Precision Components Corp. Building   8,048,000.00       8.840%   0.1075%   8.733%  Fixed
    16         GCFP     480 Sprague Street                                  8,000,000.00       8.070%   0.1175%   7.953%  Fixed
    17         GCFP     990 Spring Garden Street                            7,980,000.00       8.260%   0.1075%   8.153%  Fixed
    18         SBRC     Los Altos Woods Office Building                     7,860,000.00       7.840%   0.1075%   7.733%  Fixed
    19         GCFP     655 Merrick Avenue                                  7,000,000.00       8.030%   0.1075%   7.923%  Fixed
    20         GCFP     Nicholson Plaza                                     6,900,000.00       8.560%   0.1075%   8.453%  Fixed
    21         GCFP     Ventura Village Shopping Center                     6,690,000.00       8.220%   0.1075%   8.113%  Fixed
    22         SBRC     Bridgetown 1 Office Building                        6,650,000.00       8.200%   0.1475%   8.053%  Fixed
    23         GCFP     Courtyard Center                                    6,600,000.00       7.900%   0.1075%   7.793%  Fixed
    24         GCFP     Raymour & Flanigan Plaza A                          6,500,000.00       8.270%   0.1175%   8.153%  Fixed
    25         GCFP     4707 East Baseline Road                             6,286,000.00       8.380%   0.1075%   8.273%  Fixed
    26         GCFP     Holiday Inn Arena                                   6,300,000.00       8.060%   0.1175%   7.943%  Fixed
    27         GCFP     Kentbrook Apartments                                6,100,000.00       8.050%   0.1075%   7.943%  Fixed
    28         GCFP     Ramada Plaza Hotel and Office Building              6,000,000.00       7.890%   0.1175%   7.773%  Fixed
    29         GCFP     Quail Park I                                        5,900,000.00       9.030%   0.1075%   8.923%  Fixed
    30         GCFP     139 Main Street                                     5,700,000.00       7.700%   0.1175%   7.583%  Fixed
    31         GCFP     Holiday Inn University                              5,500,000.00       8.060%   0.1175%   7.943%  Fixed
    32         GCFP     PRG - Scenic Technologies                           5,475,000.00       8.310%   0.1075%   8.203%  Fixed
    33         GCFP     Raymour & Flanigan Plaza B                          5,400,000.00       8.390%   0.1175%   8.273%  Fixed
    34         GCFP     West County Professional and Medical Center         5,300,000.00       8.560%   0.1075%   8.453%  Fixed
    35         SBRC     Herndon Plaza Retail Center                         5,492,990.56 (&)   7.280%   0.1075%   7.173%  Fixed
    36         GCFP     15250 Avenue of Science                             5,350,000.00       6.870%   0.1075%   6.763%  Fixed
    37         GCFP     The Barnyard Retail Center                          5,250,000.00       7.000%   0.1075%   6.893%  Fixed
    38         GCFP     711 Madison Avenue                                  5,200,000.00       8.200%   0.1175%   8.083%  Fixed
    39         SBRC     132 South Rodeo Drive                               5,000,000.00       8.450%   0.1075%   8.343%  Fixed
    40         GCFP     4001 Fairview Industrial Drive Southeast            4,850,000.00       8.260%   0.1075%   8.153%  Fixed
    41         GCFP     The Parris Building (Building 34)                   4,795,000.00       7.825%   0.1075%   7.718%  Fixed
    42         SBRC     Cherry Tree Shopping Center                         4,700,000.00       8.400%   0.1725%   8.228%  Fixed
    43         SBRC     1916-1928 Old Middlefield Road                      4,700,000.00       7.690%   0.1075%   7.583%  Fixed
    44         GCFP     Days Inn Singer Island                              4,500,000.00       9.110%   0.1075%   9.003%  Fixed
    45         GCFP     The Sports Authority                                4,500,000.00       7.920%   0.1075%   7.813%  Fixed
    46         GCFP     Grand Union Supermarket                             4,468,462.62 (*)   8.120%   0.1075%   8.013%  Fixed
    47         GCFP     Parklawn Center                                     4,125,000.00       8.575%   0.1075%   8.468%  Fixed
    48         GCFP     Two World's Fair Drive                              4,115,000.00       8.160%   0.1075%   8.053%  Fixed
    49         GCFP     Arden Woods Office Building                         4,100,000.00       8.540%   0.1075%   8.433%  Fixed
    50         GCFP     350 Centerpointe                                    4,050,000.00       8.360%   0.1075%   8.253%  Fixed
    51         GCFP     Erie Canal Commons                                  4,000,000.00       7.780%   0.1175%   7.663%  Fixed
    52         GCFP     Executive Center Northridge                         3,925,000.00       8.550%   0.1175%   8.433%  Fixed
    53         SBRC     Jester Village Retail Center                        3,875,000.00       8.560%   0.1725%   8.388%  Fixed
    54         GCFP     Suncreek Corporate Center                           3,850,000.00       8.150%   0.1075%   8.043%  Fixed
    55         GCFP     Airport Business Plaza                              3,800,000.00       7.180%   0.1075%   7.073%  Fixed
    56         SBRC     Otay Distribution Center                            3,700,000.00       8.375%   0.1725%   8.203%  Fixed
    57         GCFP     Groesbeck Industrial Park                           3,700,000.00       8.766%   0.1075%   8.659%  Fixed
    58         GCFP     A Safe Self Storage                                 3,560,000.00       8.620%   0.1175%   8.503%  Fixed
    59         GCFP     Audobon One                                         3,525,000.00       7.750%   0.1175%   7.633%  Fixed
    60         GCFP     Quail Valley Apartments                             3,500,000.00       8.030%   0.1075%   7.923%  Fixed
    61         SBRC     Valley Sunset Center                                3,500,000.00       8.000%   0.1725%   7.828%  Fixed
    62         GCFP     Tangerine Hill Apartments                           3,375,000.00       7.420%   0.1075%   7.313%  Fixed
    63         GCFP     Modesto Imaging Center                              3,350,000.00       8.260%   0.1075%   8.153%  Fixed
    64         GCFP     Beechnut Grove Apartments                           2,215,000.00       8.350%   0.1075%   8.243%  Fixed





                                                                       INTEREST                                     FIRST
CONTROL     MORTGAGE                                                   ACCRUAL                                     PAYMENT   GRACE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                METHOD       LOAN TYPE        NOTE DATE     DATE     PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                Actual/360      Balloon         04/13/99    06/01/99    10
    2          GCFP     Jovanna Villas Apartments                      Actual/360      Balloon         12/22/99    02/01/00     5
    3          GCFP     Los Cabos II Apartments                        Actual/360      Balloon         12/22/99    02/01/00     5
    4          GCFP     Sunrise Plaza Shopping Center                  Actual/360      Balloon         12/09/99    02/01/00     5
    5          GCFP     Hasbrouck & Torview Apartments                 Actual/360      Balloon         10/27/99    12/01/99     5
    6          SBRC     Sports Arena Village                           Actual/360   Fully Amortizing   05/26/98    07/01/98    10
    7          GCFP     Holiday Inn Somerset                           Actual/360      Balloon         07/16/99    09/01/99     5
    8          GCFP     Southridge Shopping Center                     Actual/360      Balloon         01/05/00    03/01/00     5
    9          GCFP     Stewart Plaza                                  Actual/360      Balloon         05/14/99    07/01/99     5
    10         GCFP     The Carriage Building (Building 39)            Actual/360      Balloon         10/14/99    12/01/99     5
    11         GCFP     1000 Adams Avenue                              Actual/360      Balloon         08/02/99    10/01/99     5
    12         GCFP     101 West Avenue                                Actual/360      Balloon         07/23/99    09/01/99     5
    13         GCFP     Clearview Farms Apartments                     Actual/360      Balloon         12/30/99    02/01/00     5
    14         GCFP     The TJ Building                                Actual/360      Balloon         08/09/99    10/01/99     5
    15         GCFP     International Precision Components Corp.
                         Building                                      Actual/360      Balloon         12/20/99    02/01/00     5
    16         GCFP     480 Sprague Street                             Actual/360      Balloon         11/22/99    01/01/00     5
    17         GCFP     990 Spring Garden Street                       Actual/360      Balloon         12/29/99    02/01/00     5
    18         SBRC     Los Altos Woods Office Building                Actual/360      Balloon         08/16/99    10/01/99    10
    19         GCFP     655 Merrick Avenue                             Actual/360      Balloon         07/16/99    09/01/99    10
    20         GCFP     Nicholson Plaza                                Actual/360      Balloon         05/27/99    08/01/99     5
    21         GCFP     Ventura Village Shopping Center                Actual/360      Balloon         01/11/00    03/01/00     5
    22         SBRC     Bridgetown 1 Office Building                   Actual/360      Balloon         10/13/99    12/01/99     5
    23         GCFP     Courtyard Center                               Actual/360      Balloon         06/02/99    08/01/99     5
    24         GCFP     Raymour & Flanigan Plaza A                     Actual/360      Balloon         09/02/99    11/01/99     5
    25         GCFP     4707 East Baseline Road                        Actual/360      Balloon         12/08/99    02/01/00     5
    26         GCFP     Holiday Inn Arena                              Actual/360      Balloon         04/27/99    06/01/99     5
    27         GCFP     Kentbrook Apartments                           Actual/360      Balloon         11/24/99    01/01/00     5
    28         GCFP     Ramada Plaza Hotel and Office Building         Actual/360      Balloon         04/12/99    06/01/99     5
    29         GCFP     Quail Park I                                   Actual/360      Balloon         01/13/00    03/01/00     5
    30         GCFP     139 Main Street                                Actual/360      Balloon         05/03/99    07/01/99     5
    31         GCFP     Holiday Inn University                         Actual/360      Balloon         04/27/99    06/01/99     5
    32         GCFP     PRG - Scenic Technologies                      Actual/360      Balloon         06/25/99    08/01/99     5
    33         GCFP     Raymour & Flanigan Plaza B                     Actual/360      Balloon         12/15/99    02/01/00     5
    34         GCFP     West County Professional and Medical Center    Actual/360      Balloon         12/13/99    02/01/00     5
    35         SBRC     Herndon Plaza Retail Center                      30/360        Balloon         06/24/99    08/01/99     0
    36         GCFP     15250 Avenue of Science                        Actual/360      Balloon         08/24/98    10/01/98    10
    37         GCFP     The Barnyard Retail Center                     Actual/360      Balloon         09/28/98    11/01/98     5
    38         GCFP     711 Madison Avenue                             Actual/360      Balloon         07/09/99    09/01/99    10
    39         SBRC     132 South Rodeo Drive                          Actual/360      Balloon         08/12/99    10/01/99    10
    40         GCFP     4001 Fairview Industrial Drive Southeast       Actual/360      Balloon         12/08/99    02/01/00     5
    41         GCFP     The Parris Building (Building 34)              Actual/360      Balloon         08/26/99    10/01/99     5
    42         SBRC     Cherry Tree Shopping Center                    Actual/360      Balloon         11/12/99    01/01/00     5
    43         SBRC     1916-1928 Old Middlefield Road                 Actual/360      Balloon         08/19/99    10/01/99    10
    44         GCFP     Days Inn Singer Island                         Actual/360      Balloon         06/30/99    08/01/99     5
    45         GCFP     The Sports Authority                           Actual/360      Balloon         02/12/99    04/01/99     5
    46         GCFP     Grand Union Supermarket                          30/360        Balloon         08/19/99    10/01/99     5
    47         GCFP     Parklawn Center                                Actual/360      Balloon         10/29/99    01/01/00     5
    48         GCFP     Two World's Fair Drive                         Actual/360      Balloon         06/10/99    08/01/99     5
    49         GCFP     Arden Woods Office Building                    Actual/360      Balloon         12/30/99    02/01/00     5
    50         GCFP     350 Centerpointe                               Actual/360      Balloon         07/14/99    09/01/99    10
    51         GCFP     Erie Canal Commons                             Actual/360      Balloon         04/12/99    06/01/99     5
    52         GCFP     Executive Center Northridge                    Actual/360      Balloon         10/11/99    12/01/99     5
    53         SBRC     Jester Village Retail Center                   Actual/360      Balloon         11/23/99    01/01/00     5
    54         GCFP     Suncreek Corporate Center                      Actual/360      Balloon         11/08/99    01/01/00     5
    55         GCFP     Airport Business Plaza                         Actual/360        ARD           08/20/98    10/01/98    10
    56         SBRC     Otay Distribution Center                       Actual/360      Balloon         12/16/99    02/01/00     5
    57         GCFP     Groesbeck Industrial Park                      Actual/360      Balloon         01/14/00    03/01/00     5
    58         GCFP     A Safe Self Storage                            Actual/360      Balloon         10/19/99    12/01/99     5
    59         GCFP     Audobon One                                    Actual/360      Balloon         07/01/99    08/01/99     5
    60         GCFP     Quail Valley Apartments                        Actual/360      Balloon         11/30/99    01/01/00     5
    61         SBRC     Valley Sunset Center                           Actual/360      Balloon         02/26/98    04/01/98    10
    62         GCFP     Tangerine Hill Apartments                      Actual/360      Balloon         04/28/99    06/01/99    10
    63         GCFP     Modesto Imaging Center                         Actual/360      Balloon         11/19/99    01/01/00     5
    64         GCFP     Beechnut Grove Apartments                      Actual/360      Balloon         11/29/99    01/01/00     5

                                                                                                                           STATED
                                                                           ANTICI-                            ORIGINAL    ORIGINAL
                                                                           PATED     SCHED-        MONTHLY     TERM TO     AMORT-
                                                                           REPAY-     ULED          DEBT      MATURITY /  IZATION
CONTROL     MORTGAGE                                                        MENT    MATURITY       SERVICE      ARD         TERM
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                    DATE      DATE         PAYMENT    (MONTHS)    (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                      NAP     08/01/13     204,688.87     171        351
    2          GCFP     Jovanna Villas Apartments                            NAP     01/01/10     103,782.88     120        360
    3          GCFP     Los Cabos II Apartments                              NAP     01/01/10      75,478.45     120        360
    4          GCFP     Sunrise Plaza Shopping Center                        NAP     01/01/10     111,011.65     120        360
    5          GCFP     Hasbrouck & Torview Apartments                       NAP     11/01/09     109,301.49     120        360
    6          SBRC     Sports Arena Village                                 NAP     06/01/18     108,837.64     240        240
    7          GCFP     Holiday Inn Somerset                                 NAP     08/01/09     110,344.53     120        300
    8          GCFP     Southridge Shopping Center                           NAP     02/01/10      89,361.29     120        360
    9          GCFP     Stewart Plaza                                        NAP     06/01/09      82,002.07     120        360
    10         GCFP     The Carriage Building (Building 39)                  NAP     11/01/09      82,407.45     120        360
    11         GCFP     1000 Adams Avenue                                    NAP     09/01/09      80,279.39     120        360
    12         GCFP     101 West Avenue                                      NAP     08/01/09      74,040.28     120        360
    13         GCFP     Clearview Farms Apartments                           NAP     01/01/10      72,940.91     120        360
    14         GCFP     The TJ Building                                      NAP     09/01/09      65,642.26     120        300
    15         GCFP     International Precision Components Corp. Building    NAP     01/01/10      63,832.00     120        360
    16         GCFP     480 Sprague Street                                   NAP     12/01/09      59,092.02     120        360
    17         GCFP     990 Spring Garden Street                             NAP     12/31/09      60,007.18     120        360
    18         SBRC     Los Altos Woods Office Building                      NAP     09/01/09      56,799.62     120        360
    19         GCFP     655 Merrick Avenue                                   NAP     08/01/09      51,509.99     120        360
    20         GCFP     Nicholson Plaza                                      NAP     07/01/09      55,839.94     120        300
    21         GCFP     Ventura Village Shopping Center                      NAP     02/01/10      50,118.71     120        360
    22         SBRC     Bridgetown 1 Office Building                         NAP     11/01/09      49,725.67     120        360
    23         GCFP     Courtyard Center                                     NAP     07/01/09      47,969.16     120        360
    24         GCFP     Raymour & Flanigan Plaza A                           NAP     10/01/09      48,923.75     120        360
    25         GCFP     4707 East Baseline Road                              NAP     01/01/10      47,800.33     120        360
    26         GCFP     Holiday Inn Arena                                    NAP     05/01/09      48,875.09     120        300
    27         GCFP     Kentbrook Apartments                                 NAP     12/01/09      44,972.44     120        360
    28         GCFP     Ramada Plaza Hotel and Office Building               NAP     05/01/09      45,872.61     120        300
    29         GCFP     Quail Park I                                         NAP     02/01/10      47,600.15     120        360
    30         GCFP     139 Main Street                                      NAP     06/01/09      40,638.73     120        360
    31         GCFP     Holiday Inn University                               NAP     05/01/09      42,668.73     120        300
    32         GCFP     PRG - Scenic Technologies                            NAP     07/01/09      43,387.39     120        300
    33         GCFP     Raymour & Flanigan Plaza B                           NAP     01/01/10      41,101.09     120        360
    34         GCFP     West County Professional and Medical Center          NAP     01/01/10      40,978.00     120        360
    35         SBRC     Herndon Plaza Retail Center                          NAP     03/01/10      51,619.11     128        172
    36         GCFP     15250 Avenue of Science                              NAP     09/01/08      35,127.82     120        360
    37         GCFP     The Barnyard Retail Center                           NAP     10/01/08      34,928.38     120        360
    38         GCFP     711 Madison Avenue                                   NAP     08/01/09      40,825.81     120        300
    39         SBRC     132 South Rodeo Drive                                NAP     09/01/09      38,268.64     120        360
    40         GCFP     4001 Fairview Industrial Drive Southeast             NAP     01/01/10      36,470.53     120        360
    41         GCFP     The Parris Building (Building 34)                    NAP     09/01/09      34,600.81     120        360
    42         SBRC     Cherry Tree Shopping Center                          NAP     12/01/09      35,806.37     120        360
    43         SBRC     1916-1928 Old Middlefield Road                       NAP     09/01/09      44,078.58     120        180
    44         GCFP     Days Inn Singer Island                               NAP     07/01/09      38,103.38     120        300
    45         GCFP     The Sports Authority                                 NAP     03/01/14      32,768.79     180        360
    46         GCFP     Grand Union Supermarket                              NAP     04/01/09      35,027.34     115        295
    47         GCFP     Parklawn Center                                      NAP     12/01/09      31,937.20     120        360
    48         GCFP     Two World's Fair Drive                               NAP     07/01/09      30,654.65     120        360
    49         GCFP     Arden Woods Office Building                          NAP     01/01/10      31,641.75     120        360
    50         GCFP     350 Centerpointe                                     NAP     08/01/09      32,230.49     120        300
    51         GCFP     Erie Canal Commons                                   NAP     05/01/09      28,739.46     120        360
    52         GCFP     Executive Center Northridge                          NAP     11/01/09      30,319.05     120        360
    53         SBRC     Jester Village Retail Center                         NAP     12/01/09      29,960.33     120        360
    54         GCFP     Suncreek Corporate Center                            NAP     12/01/09      28,653.55     120        360
    55         GCFP     Airport Business Plaza                             09/01/08  09/01/23      27,295.52     120        300
    56         SBRC     Otay Distribution Center                             NAP     01/01/10      28,122.67     120        360
    57         GCFP     Groesbeck Industrial Park                            NAP     02/01/10      30,459.55     120        300
    58         GCFP     A Safe Self Storage                                  NAP     11/01/09      28,954.54     120        300
    59         GCFP     Audobon One                                          NAP     07/01/09      25,253.53     120        360
    60         GCFP     Quail Valley Apartments                              NAP     12/01/09      25,755.00     120        360
    61         SBRC     Valley Sunset Center                                 NAP     03/01/08      27,290.78     120        300
    62         GCFP     Tangerine Hill Apartments                            NAP     05/01/09      23,413.88     120        360
    63         GCFP     Modesto Imaging Center                               NAP     12/01/09      25,190.99     120        360
    64         GCFP     Beechnut Grove Apartments                            NAP     12/01/06      16,796.53      84        360

                                                                 CALCU-
                                                                 LATED                 REMAIN-     STATED    CALCULATED
                                                                ORIGINAL              ING TERM    REMAINING  REMAINING
                                                                 AMORT-                  TO        AMORT-     AMORT-
                                                                IZATION    SEASON-    MATURITY/   IZATION     IZATION
CONTROL   MORTGAGE                                                TERM       ING         ARD        TERM       TERM   CUT-OFF DATE
NUMBER  LOAN SELLER                 LOAN/PROPERTY NAME          (MONTHS)   (MONTHS)   (MONTHS)    (MONTHS)   (MONTHS)    BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1        SBRC     Putnam Building                            351.00       13        158         338       338.00   28,618,254.87
    2        GCFP     Jovanna Villas Apartments                  360.00        5        115         355       355.00   13,712,398.54
    3        GCFP     Los Cabos II Apartments                    360.00        5        115         355       355.00    9,972,653.53
    4        GCFP     Sunrise Plaza Shopping Center              360.00        5        115         355       355.00   14,887,462.50
    5        GCFP     Hasbrouck & Torview Apartments             360.00        7        113         353       353.00   14,641,646.86
    6        SBRC     Sports Arena Village                       240.00       24        216         216       216.00   12,904,149.90
    7        GCFP     Holiday Inn Somerset                       300.00       10        110         290       290.00   12,899,823.81
    8        GCFP     Southridge Shopping Center                 360.00        4        116         356       356.00   11,417,665.34
    9        GCFP     Stewart Plaza                              360.00       12        108         348       348.00   11,180,811.13
    10       GCFP     The Carriage Building (Building 39)        360.00        7        113         353       353.00   10,957,229.98
    11       GCFP     1000 Adams Avenue                          360.00        9        111         351       351.00   10,862,493.05
    12       GCFP     101 West Avenue                            360.00       10        110         350       350.00   10,334,868.59
    13       GCFP     Clearview Farms Apartments                 360.00        5        115         355       355.00    9,745,437.85
    14       GCFP     The TJ Building                            300.00        9        111         291       291.00    8,133,454.02
    15       GCFP     International Precision Components Corp.
                       Building                                  359.99        5        115         355       354.99    8,028,928.29
    16       GCFP     480 Sprague Street                         360.00        6        114         354       354.00    7,973,179.25
    17       GCFP     990 Spring Garden Street                   360.00        5        115         355       355.00    7,957,951.34
    18       SBRC     Los Altos Woods Office Building            360.00        9        111         351       351.00    7,816,668.83
    19       GCFP     655 Merrick Avenue                         360.00       10        110         350       350.00    6,959,929.00
    20       GCFP     Nicholson Plaza                            300.00       11        109         289       289.00    6,834,741.86
    21       GCFP     Ventura Village Shopping Center            360.00        4        116         356       356.00    6,674,166.58
    22       SBRC     Bridgetown 1 Office Building               360.00        7        113         353       353.00    6,624,008.88
    23       GCFP     Courtyard Center                           360.00       11        109         349       349.00    6,557,619.61
    24       GCFP     Raymour & Flanigan Plaza A                 360.00        8        112         352       352.00    6,472,287.81
    25       GCFP     4707 East Baseline Road                    360.00        5        115         355       355.00    6,269,162.87
    26       GCFP     Holiday Inn Arena                          300.00       13        107         287       287.00    6,221,465.02
    27       GCFP     Kentbrook Apartments                       360.00        6        114         354       354.00    6,079,439.34
    28       GCFP     Ramada Plaza Hotel and Office Building     300.00       13        107         287       287.00    5,922,694.68
    29       GCFP     Quail Park I                               360.00        4        116         356       356.00    5,888,509.06
    30       GCFP     139 Main Street                            360.00       12        108         348       348.00    5,657,038.58
    31       GCFP     Holiday Inn University                     300.00       13        107         287       287.00    5,431,437.71
    32       GCFP     PRG - Scenic Technologies                  300.00       11        109         289       289.00    5,420,526.03
    33       GCFP     Raymour & Flanigan Plaza B                 360.00        5        115         355       355.00    5,385,573.66
    34       GCFP     West County Professional and Medical
                         Center                                  360.00        5        115         355       355.00    5,286,459.35
    35       SBRC     Herndon Plaza Retail Center                171.50       11        117         161       160.50    5,285,529.04
    36       GCFP     15250 Avenue of Science                    360.00       21         99         339       339.00    5,259,510.24
    37       GCFP     The Barnyard Retail Center                 360.00       20        100         340       340.00    5,168,611.92
    38       GCFP     711 Madison Avenue                         300.00       10        110         290       290.00    5,151,514.54
    39       SBRC     132 South Rodeo Drive                      360.00        9        111         351       351.00    4,976,477.85
    40       GCFP     4001 Fairview Industrial Drive Southeast   360.00        5        115         355       355.00    4,836,599.49
    41       GCFP     The Parris Building (Building 34)          360.00        9        111         351       351.00    4,768,465.71
    42       SBRC     Cherry Tree Shopping Center                360.00        6        114         354       354.00    4,685,601.62
    43       SBRC     1916-1928 Old Middlefield Road             180.00        9        111         171       171.00    4,575,158.99
    44       GCFP     Days Inn Singer Island                     300.00       11        109         289       289.00    4,462,078.10
    45       GCFP     The Sports Authority                       360.00       15        165         345       345.00    4,460,072.55
    46       GCFP     Grand Union Supermarket                    295.00        9        106         286       286.00    4,424,160.29
    47       GCFP     Parklawn Center                            360.00        6        114         354       354.00    4,112,970.74
    48       GCFP     Two World's Fair Drive                     360.00       11        109         349       349.00    4,090,384.44
    49       GCFP     Arden Woods Office Building                360.00        5        115         355       355.00    4,089,469.58
    50       GCFP     350 Centerpointe                           300.00       10        110         290       290.00    4,013,407.35
    51       GCFP     Erie Canal Commons                         360.00       13        107         347       347.00    3,968,362.42
    52       GCFP     Executive Center Northridge                360.00        7        113         353       353.00    3,911,014.79
    53       SBRC     Jester Village Retail Center               360.00        6        114         354       354.00    3,863,651.49
    54       GCFP     Suncreek Corporate Center                  360.00        6        114         354       354.00    3,837,367.70
    55       GCFP     Airport Business Plaza                     300.00       21         99         279       279.00    3,705,428.48
    56       SBRC     Otay Distribution Center                   360.00        5        115         355       355.00    3,690,076.62
    57       GCFP     Groesbeck Industrial Park                  300.00        4        116         296       296.00    3,687,015.36
    58       GCFP     A Safe Self Storage                        300.00        7        113         293       293.00    3,538,409.59
    59       GCFP     Audobon One                                360.00       11        109         349       349.00    3,501,443.38
    60       GCFP     Quail Valley Apartments                    360.00        6        114         354       354.00    3,488,139.63
    61       SBRC     Valley Sunset Center                       290.61       27         93         273       263.61    3,394,280.78
    62       GCFP     Tangerine Hill Apartments                  360.00       13        107         347       347.00    3,345,711.83
    63       GCFP     Modesto Imaging Center                     360.00        6        114         354       354.00    3,339,332.56
    64       GCFP     Beechnut Grove Apartments                  360.00        6         78         354       354.00    2,208,119.47

--------------------------------------------------------------------------------
Footnotes:        (@)Loan was funded in two stages. First funding was on 7/29/98 for $18,600,000; second funding was on 4/13/99 for $10,400,000.

                  (&)Note Date shown is loan modification date. Original Note Date and Original Balance were 3/2/87 and $7,600,000, respectively.

                  (*)Loan was funded in two stages. First funding was on 3/11/99 for $2,240,000; second funding was on 8/20/99 for $2,240,000.

                        GENERAL MORTGAGE LOAN INFORMATION

                                                                                                                  NET
                                                                                               MORT-    ADMIN-    MORT-
CONTROL     MORTGAGE                                                                           GAGE    ISTRATIVE  GAGE     RATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                  ORIGINAL BALANCE     RATE    FEE RATE   RATE     TYPE
---------------------------------------------------------------------------------------------------------------------------------
  65         GCFP     Woodvine Apartments                                  1,085,000.00        8.350%   0.1075%   8.243%   Fixed
  66         GCFP     Holiday Inn Kennedy Space Center                     3,300,000.00        8.060%   0.1175%   7.943%   Fixed
  67         GCFP     Chateau Resort & Conf.                               3,250,000.00        9.310%   0.1075%   9.203%   Fixed
  68         GCFP     West Pointe Apartments                               3,229,000.00        8.070%   0.1075%   7.963%   Fixed
  69         GCFP     Auburn Hills Industrial Center                       3,220,000.00        8.866%   0.1075%   8.759%   Fixed
  70         SBRC     Ponderosa Village Shopping Center                    3,200,000.00        8.020%   0.1375%   7.883%   Fixed
  71         SBRC     Heinz Apartments                                     3,191,000.00        8.430%   0.1375%   8.293%   Fixed
  72         GCFP     Barcelona Apartments                                 3,170,000.00        7.680%   0.1075%   7.573%   Fixed
  73         SBRC     Highbury Court Apartments                            3,125,000.00        8.130%   0.1275%   8.003%   Fixed
  74         GCFP     BankBoston Building                                  3,050,000.00        8.290%   0.1075%   8.183%   Fixed
  75         GCFP     43 West 47th Street                                  3,000,000.00        8.340%   0.1075%   8.233%   Fixed
  76         SBRC     58-38 Page Place                                     3,000,000.00        8.900%   0.1075%   8.793%   Fixed
  77         GCFP     3832-3844 Sepulveda Boulevard                        3,000,000.00        7.090%   0.1075%   6.983%   Fixed
  78         SBRC     Sweetwater Plaza East                                3,000,000.00        7.300%   0.1075%   7.193%   Fixed
  79         SBRC     Duane Reade Maspeth                                  2,900,000.00        7.750%   0.1075%   7.643%   Fixed
  80         GCFP     Fairfield Inn Houma                                  2,910,000.00        8.730%   0.1075%   8.623%   Fixed
  81         SBRC     Brentwood Apartments                                 1,710,000.00        7.875%   0.1725%   7.703%   Fixed
  82         SBRC     Whitehall Apartments                                 1,140,000.00        7.875%   0.2975%   7.578%   Fixed
  83         SBRC     Wind River Park Plaza                                1,425,000.00        8.600%   0.1375%   8.463%   Fixed
  84         SBRC     Newport Victoria Plaza                               1,380,000.00        8.600%   0.1375%   8.463%   Fixed
  85         SBRC     Haverty Furniture Store                              2,750,000.00        7.966%   0.1075%   7.859%   Fixed
  86         GCFP     Westgate Office Center                               2,740,000.00        8.110%   0.1175%   7.993%   Fixed
  87         GCFP     Commonwealth Park                                    2,722,500.00        8.220%   0.1175%   8.103%   Fixed
---------------------------------------------------------------------------------------------------------------------------------
  88         SBRC     New Jersey Portfolio                                 2,704,000.00        8.250%   0.1725%   8.078%   Fixed
 88A         SBRC     5004 Palisades
 88B         SBRC     727 & 727A 25th Street
 88C         SBRC     Franklin's Tower Two
 88D         SBRC     Franklin's Tower One
---------------------------------------------------------------------------------------------------------------------------------
  89         GCFP     Centerpointe 24-Hour Fitness                         2,650,000.00        8.570%   0.1075%   8.463%   Fixed
  90         GCFP     Keats Plaza                                          2,625,000.00        8.575%   0.1075%   8.468%   Fixed
  91         SBRC     South Pointe Townhomes                               2,565,030.12 (#)    7.130%   0.1275%   7.003%   Fixed
  92         GCFP     Glenmoor Green I Apartments                          2,550,000.00        8.110%   0.1075%   8.003%   Fixed
  93         SBRC     Alameda Shopping Center                              2,525,000.00        8.125%   0.1725%   7.953%   Fixed
  94         SBRC     41 North Division Street                             2,500,000.00        7.950%   0.1075%   7.843%   Fixed
  95         GCFP     Glenmoor Green II Apartments                         2,475,000.00        8.120%   0.1075%   8.013%   Fixed
  96         GCFP     Flagship Wharf Commercial Condominium                2,400,000.00        7.710%   0.1075%   7.603%   Fixed
  97         GCFP     South Park Center                                    2,376,000.00        8.310%   0.1175%   8.193%   Fixed
  98         GCFP     1952 West El Camino                                  2,370,000.00        8.410%   0.1075%   8.303%   Fixed
  99         SBRC     Office Max Traverse                                  2,500,000.00        8.250%   0.1075%   8.143%   Fixed
 100         GCFP     Rockland Multi-family Residences                     2,325,000.00        8.050%   0.1075%   7.943%   Fixed
 101         GCFP     Realty Expert Building                               2,300,000.00        8.225%   0.1075%   8.118%   Fixed
 102         GCFP     75 Bermar Park, Nickel Office Building &
                       Tonida Office Building                              2,300,000.00        8.450%   0.1075%   8.343%   Fixed
 103         SBRC     Office Max Mankato                                   2,400,000.00        7.950%   0.1075%   7.843%   Fixed
 104         SBRC     Office Max Martinsburg                               2,360,000.00        7.375%   0.1075%   7.268%   Fixed
 105         GCFP     Kmart South Bend                                     2,250,000.00        8.170%   0.1075%   8.063%   Fixed
 106         GCFP     Wolfie's Plaza                                       2,250,000.00        8.470%   0.1075%   8.363%   Fixed
 107         GCFP     200-220 West 1st Street                              2,225,000.00        8.870%   0.1075%   8.763%   Fixed
 108         GCFP     The Loring Building                                  2,200,000.00        8.080%   0.1175%   7.963%   Fixed
 109         GCFP     Park Paloma Apartments                               2,150,000.00        7.800%   0.1075%   7.693%   Fixed
 110         GCFP     Mitchell Building                                    2,150,000.00        8.050%   0.1075%   7.943%   Fixed
 111         GCFP     Kennedy I Office Building                            2,110,000.00        8.970%   0.1075%   8.863%   Fixed
 112         SBRC     Holiday Inn Express                                  2,150,000.00        9.250%   0.1725%   9.078%   Fixed
 113         GCFP     16300 Addison Road Office Building                   2,100,000.00        8.160%   0.1075%   8.053%   Fixed
 114         GCFP     Fairfield Inn Jackson                                2,090,000.00        8.730%   0.1075%   8.623%   Fixed
 115         SBRC     Amberwood  Mobile Home Park                          2,080,000.00        8.370%   0.1075%   8.263%   Fixed
 116         SBRC     Carson Commerce Center                               2,062,500.00        8.500%   0.1725%   8.328%   Fixed
 117         GCFP     Nome Plaza Shopping Center                           2,050,000.00        8.440%   0.1075%   8.333%   Fixed
 118         GCFP     River Park Shopping Center                           2,050,000.00        7.990%   0.1175%   7.873%   Fixed
 119         SBRC     Fountain Plaza                                       2,050,000.00        7.500%   0.1375%   7.363%   Fixed
 120         GCFP     Fairfield Inn Hattiesburg                            2,020,000.00        8.730%   0.1075%   8.623%   Fixed
 121         GCFP     Fairfield Inn Lake Charles-Sulphur                   2,005,000.00        8.730%   0.1075%   8.623%   Fixed
 122         SBRC     Hampton Inn Blythe                                   2,000,000.00        8.900%   0.1075%   8.793%   Fixed

                                                                  INTEREST                                        FIRST
CONTROL     MORTGAGE                                              ACCRUAL                                        PAYMENT    GRACE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME           METHOD         LOAN TYPE          NOTE DATE     DATE     PERIOD
----------------------------------------------------------------------------------------------------------------------------------
  65         GCFP     Woodvine Apartments                         Actual/360       Balloon           11/29/99    01/01/00     5
  66         GCFP     Holiday Inn Kennedy Space Center            Actual/360       Balloon           04/27/99    06/01/99     5
  67         GCFP     Chateau Resort & Conf.                      Actual/360       Balloon           08/10/99    10/01/99     5
  68         GCFP     West Pointe Apartments                      Actual/360       Balloon           10/27/99    12/01/99     5
  69         GCFP     Auburn Hills Industrial Center              Actual/360       Balloon           01/14/00    03/01/00     5
  70         SBRC     Ponderosa Village Shopping Center           Actual/360       Balloon           06/17/99    08/01/99    10
  71         SBRC     Heinz Apartments                            Actual/360       Balloon           10/27/99    12/01/99    10
  72         GCFP     Barcelona Apartments                        Actual/360       Balloon           08/03/99    10/01/99     5
  73         SBRC     Highbury Court Apartments                   Actual/360       Balloon           06/25/99    08/01/99    10
  74         GCFP     BankBoston Building                         Actual/360       Balloon           10/18/99    12/01/99     5
  75         GCFP     43 West 47th Street                         Actual/360       Balloon           09/24/99    11/01/99     5
  76         SBRC     58-38 Page Place                            Actual/360       Balloon           07/08/99    09/01/99    10
  77         GCFP     3832-3844 Sepulveda Boulevard                 30/360         Balloon           08/19/98    10/01/98    10
  78         SBRC     Sweetwater Plaza East                       Actual/360       Balloon           03/03/98    05/01/98    10
  79         SBRC     Duane Reade Maspeth                         Actual/360       Balloon           05/07/99    07/01/99    10
  80         GCFP     Fairfield Inn Houma                         Actual/360    Fully Amortizing     04/15/99    06/01/99     5
  81         SBRC     Brentwood Apartments                        Actual/360       Balloon           04/22/99    06/01/99     5
  82         SBRC     Whitehall Apartments                        Actual/360       Balloon           04/22/99    06/01/99     5
  83         SBRC     Wind River Park Plaza                       Actual/360       Balloon           08/16/99    10/01/99    10
  84         SBRC     Newport Victoria Plaza                      Actual/360       Balloon           08/16/99    10/01/99    10
  85         SBRC     Haverty Furniture Store                     Actual/360       Balloon           08/27/99    10/01/99     5
  86         GCFP     Westgate Office Center                      Actual/360       Balloon           08/06/99    10/01/99     5
  87         GCFP     Commonwealth Park                           Actual/360       Balloon           09/28/99    11/01/99     5
----------------------------------------------------------------------------------------------------------------------------------
  88         SBRC     New Jersey Portfolio                        Actual/360       Balloon           05/27/99    07/01/99     5
 88A         SBRC     5004 Palisades
 88B         SBRC     727 & 727A 25th Street
 88C         SBRC     Franklin's Tower Two
 88D         SBRC     Franklin's Tower One
----------------------------------------------------------------------------------------------------------------------------------
  89         GCFP     Centerpointe 24-Hour Fitness                Actual/360       Balloon           09/14/99    11/01/99     5
  90         GCFP     Keats Plaza                                 Actual/360       Balloon           10/29/99    01/01/00     5
  91         SBRC     South Pointe Townhomes                      Actual/360       Balloon           01/01/00    02/01/00    10
  92         GCFP     Glenmoor Green I Apartments                 Actual/360       Balloon           11/24/99    01/01/00     5
  93         SBRC     Alameda Shopping Center                     Actual/360       Balloon           07/23/99    09/01/99     5
  94         SBRC     41 North Division Street                    Actual/360       Balloon           09/30/99    11/01/99    10
  95         GCFP     Glenmoor Green II Apartments                Actual/360       Balloon           11/24/99    01/01/00     5
  96         GCFP     Flagship Wharf Commercial Condominium       Actual/360       Balloon           05/05/99    07/01/99     5
  97         GCFP     South Park Center                           Actual/360       Balloon           08/02/99    10/01/99     5
  98         GCFP     1952 West El Camino                         Actual/360       Balloon           07/14/99    09/01/99     5
  99         SBRC     Office Max Traverse                         Actual/360    Fully Amortizing     09/23/97    11/01/97    10
 100         GCFP     Rockland Multi-family Residences            Actual/360       Balloon           08/12/99    10/01/99     5
 101         GCFP     Realty Expert Building                      Actual/360       Balloon           11/01/99    12/01/99     5
 102         GCFP     75 Bermar Park, Nickel Office Building &
                       Tonida Office Building                     Actual/360       Balloon           09/21/99    11/01/99     5
 103         SBRC     Office Max Mankato                          Actual/360    Fully Amortizing     01/30/98    03/01/98    10
 104         SBRC     Office Max Martinsburg                      Actual/360    Fully Amortizing     10/15/98    12/01/98    10
 105         GCFP     Kmart South Bend                            Actual/360       Balloon           09/13/99    11/01/99     7
 106         GCFP     Wolfie's Plaza                              Actual/360       Balloon           06/11/99    08/01/99     5
 107         GCFP     200-220 West 1st Street                     Actual/360       Balloon           10/01/99    11/01/99     5
 108         GCFP     The Loring Building                         Actual/360       Balloon           08/18/99    10/01/99     5
 109         GCFP     Park Paloma Apartments                      Actual/360       Balloon           09/27/99    11/01/99     5
 110         GCFP     Mitchell Building                           Actual/360       Balloon           04/15/99    06/01/99     5
 111         GCFP     Kennedy I Office Building                   Actual/360       Balloon           01/28/00    03/01/00     5
 112         SBRC     Holiday Inn Express                         Actual/360       Balloon           03/16/99    05/01/99     5
 113         GCFP     16300 Addison Road Office Building          Actual/360       Balloon           07/29/99    10/01/99     5
 114         GCFP     Fairfield Inn Jackson                       Actual/360    Fully Amortizing     04/15/99    06/01/99     5
 115         SBRC     Amberwood  Mobile Home Park                 Actual/360       Balloon           07/01/99    08/01/99    10
 116         SBRC     Carson Commerce Center                      Actual/360       Balloon           07/09/99    09/01/99     5
 117         GCFP     Nome Plaza Shopping Center                  Actual/360       Balloon           04/30/99    06/01/99    10
 118         GCFP     River Park Shopping Center                  Actual/360       Balloon           05/17/99    07/01/99     5
 119         SBRC     Fountain Plaza                              Actual/360       Balloon           09/22/98    11/01/98    10
 120         GCFP     Fairfield Inn Hattiesburg                   Actual/360    Fully Amortizing     04/15/99    06/01/99     5
 121         GCFP     Fairfield Inn Lake Charles-Sulphur          Actual/360    Fully Amortizing     04/15/99    06/01/99     5
 122         SBRC     Hampton Inn Blythe                           30/360       Fully Amortizing     10/01/97    12/01/97     5


                                                                                                                          STATED
                                                                         ANTICI-                               ORIGINAL  ORIGINAL
                                                                         PATED     SCHED-        MONTHLY        TERM TO   AMORT-
                                                                         REPAY-     ULED          DEBT        MATURITY /  IZATION
CONTROL     MORTGAGE                                                      MENT    MATURITY       SERVICE         ARD       TERM
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                  DATE      DATE         PAYMENT       (MONTHS)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
  65         GCFP     Woodvine Apartments                                  NAP    12/01/06       8,227.64        84         360
  66         GCFP     Holiday Inn Kennedy Space Center                     NAP    05/01/09      25,601.24        120        300
  67         GCFP     Chateau Resort & Conf.                               NAP    09/01/09      27,967.09        120        300
  68         GCFP     West Pointe Apartments                               NAP    11/01/09      23,851.02        120        360
  69         GCFP     Auburn Hills Industrial Center                       NAP    02/01/10      25,598.99        120        360
  70         SBRC     Ponderosa Village Shopping Center                    NAP    07/01/09      23,525.10        120        360
  71         SBRC     Heinz Apartments                                     NAP    11/01/09      24,377.90        120        360
  72         GCFP     Barcelona Apartments                                 NAP    09/01/09      22,557.12        120        360
  73         SBRC     Highbury Court Apartments                            NAP    07/01/09      23,213.98        120        360
  74         GCFP     BankBoston Building                                  NAP    11/01/09      22,999.46        120        360
  75         GCFP     43 West 47th Street                                  NAP    10/01/09      23,834.21        120        300
  76         SBRC     58-38 Page Place                                     NAP    08/01/09      24,970.77        120        300
  77         GCFP     3832-3844 Sepulveda Boulevard                        NAP    09/01/08      20,140.73        120        360
  78         SBRC     Sweetwater Plaza East                                NAP    04/01/08      21,780.94        120        300
  79         SBRC     Duane Reade Maspeth                                  NAP    06/01/09      20,775.96        120        360
  80         GCFP     Fairfield Inn Houma                                  NAP    05/01/24      23,884.85        300        300
  81         SBRC     Brentwood Apartments                                 NAP    05/01/09      12,538.46        120        360
  82         SBRC     Whitehall Apartments                                 NAP    05/01/09        8,358.98       120        360
  83         SBRC     Wind River Park Plaza                                NAP    09/01/09      11,058.17        120        360
  84         SBRC     Newport Victoria Plaza                               NAP    09/01/09      10,708.96        120        360
  85         SBRC     Haverty Furniture Store                              NAP    09/01/09      20,113.38        120        360
  86         GCFP     Westgate Office Center                               NAP    09/01/09      20,315.66        120        360
  87         GCFP     Commonwealth Park                                    NAP    10/01/09      20,395.84        120        360
------------------------------------------------------------------------------------------------------------------------------------
  88         SBRC     New Jersey Portfolio                                 NAP    06/01/09      20,546.28        120        360
 88A         SBRC     5004 Palisades
 88B         SBRC     727 & 727A 25th Street
 88C         SBRC     Franklin's Tower Two
 88D         SBRC     Franklin's Tower One
------------------------------------------------------------------------------------------------------------------------------------
  89         GCFP     Centerpointe 24-Hour Fitness                         NAP    10/01/09      20,507.82        120        360
  90         GCFP     Keats Plaza                                          NAP    12/01/09      20,323.67        120        360
  91         SBRC     South Pointe Townhomes                               NAP    08/01/08      17,539.62        103        343
  92         GCFP     Glenmoor Green I Apartments                          NAP    12/01/09      18,906.91        120        360
  93         SBRC     Alameda Shopping Center                              NAP    08/01/09      18,748.05        120        360
  94         SBRC     41 North Division Street                             NAP    10/01/09      18,257.92        120        360
  95         GCFP     Glenmoor Green II Apartments                         NAP    12/01/09      18,368.14        120        360
  96         GCFP     Flagship Wharf Commercial Condominium                NAP    06/01/09      18,064.91        120        300
  97         GCFP     South Park Center                                    NAP    09/01/09      17,950.41        120        360
  98         GCFP     1952 West El Camino                                  NAP    08/01/09      18,072.30        120        360
  99         SBRC     Office Max Traverse                                  NAP    01/01/17      21,669.48        231        230
 100         GCFP     Rockland Multi-family Residences                     NAP    09/01/09      17,141.14        120        360
 101         GCFP     Realty Expert Building                               NAP    11/01/09      17,238.73        120        360
 102         GCFP     75 Bermar Park, Nickel Office Building &
                       Tonida Office Building                              NAP    10/01/09      18,442.79        120        300
 103         SBRC     Office Max Mankato                                   NAP    05/01/17      20,320.78        231        231
 104         SBRC     Office Max Martinsburg                               NAP    01/01/18      19,193.91        230        230
 105         GCFP     Kmart South Bend                                     NAP    10/01/09      16,777.12        120        360
 106         GCFP     Wolfie's Plaza                                       NAP    07/01/09      18,072.14        120        300
 107         GCFP     200-220 West 1st Street                              NAP    10/01/09      17,695.12        120        360
 108         GCFP     The Loring Building                                  NAP    09/01/09      17,096.71        120        300
 109         GCFP     Park Paloma Apartments                               NAP    10/01/09      15,477.22        120        360
 110         GCFP     Mitchell Building                                    NAP    05/01/09      16,665.32        120        300
 111         GCFP     Kennedy I Office Building                            NAP    02/01/10      16,932.01        120        360
 112         SBRC     Holiday Inn Express                                  NAP    04/01/09      19,883.18        120        240
 113         GCFP     16300 Addison Road Office Building                   NAP    09/01/09      16,431.35        120        300
 114         GCFP     Fairfield Inn Jackson                                NAP    05/01/24      17,154.41        300        300
 115         SBRC     Amberwood  Mobile Home Park                          NAP    07/01/09      16,566.90        120        300
 116         SBRC     Carson Commerce Center                               NAP    08/01/09      16,293.31        120        336
 117         GCFP     Nome Plaza Shopping Center                           NAP    05/01/09      16,424.35        120        300
 118         GCFP     River Park Shopping Center                           NAP    06/01/09      15,808.65        120        300
 119         SBRC     Fountain Plaza                                       NAP    10/01/08      15,149.32        120        300
 120         GCFP     Fairfield Inn Hattiesburg                            NAP    05/01/24      16,579.86        300        300
 121         GCFP     Fairfield Inn Lake Charles-Sulphur                   NAP    05/01/24      16,456.74        300        300
 122         SBRC     Hampton Inn Blythe                                   NAP    11/01/17      17,866.09        240        240

                                                              CALCU-
                                                              LATED               REMAIN-     STATED     CALCULATED
                                                             ORIGINAL            ING TERM    REMAINING   REMAINING
                                                              AMORT-                TO        AMORT-      AMORT-
                                                             IZATION   SEASON-    MATURITY    IZATION      IZATION
CONTROL     MORTGAGE                                          TERM      ING       /  ARD       TERM         TERM       CUT-OFF DATE
NUMBER    LOAN SELLER          LOAN/PROPERTY NAME            (MONTHS) (MONTHS)   (MONTHS)    (MONTHS)     (MONTHS)       BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
  65         GCFP     Woodvine Apartments                     360.00        6         78          354       354.00     1,081,629.66
  66         GCFP     Holiday Inn Kennedy Space Center        300.00       13        107          287       287.00     3,258,862.60
  67         GCFP     Chateau Resort & Conf.                  300.00        9        111          291       291.00     3,227,894.73
  68         GCFP     West Pointe Apartments                  360.00        7        113          353       353.00     3,215,949.33
  69         GCFP     Auburn Hills Industrial Center          360.00        4        116          356       356.00     3,213,470.27
  70         SBRC     Ponderosa Village Shopping Center       360.00       11        109          349       349.00     3,180,107.73
  71         SBRC     Heinz Apartments                        360.00        7        113          353       353.00     3,179,259.26
  72         GCFP     Barcelona Apartments                    360.00        9        111          351       351.00     3,151,810.47
  73         SBRC     Highbury Court Apartments               360.00       11        109          349       349.00     3,106,150.84
  74         GCFP     BankBoston Building                     360.00        7        113          353       353.00     3,038,355.72
  75         GCFP     43 West 47th Street                     300.00        8        112          292       292.00     2,978,382.70
  76         SBRC     58-38 Page Place                        300.00       10        110          290       290.00     2,975,696.38
  77         GCFP     3832-3844 Sepulveda Boulevard           360.00       21         99          339       339.00     2,946,157.15
  78         SBRC     Sweetwater Plaza East                   300.00       26         94          274       274.00     2,908,631.50
  79         SBRC     Duane Reade Maspeth                     360.00       12        108          348       348.00     2,878,420.21
  80         GCFP     Fairfield Inn Houma                     300.00       13        287          287       287.00     2,878,288.00
  81         SBRC     Brentwood Apartments                    344.56       13        107          347       331.56     1,694,918.56
  82         SBRC     Whitehall Apartments                    344.55       13        107          347       331.55     1,129,945.62
  83         SBRC     Wind River Park Plaza                   360.00        9        111          351       351.00     1,418,562.85
  84         SBRC     Newport Victoria Plaza                  360.00        9        111          351       351.00     1,373,766.17
  85         SBRC     Haverty Furniture Store                 360.00        9        111          351       351.00     2,735,316.46
  86         GCFP     Westgate Office Center                  360.00        9        111          351       351.00     2,725,901.42
  87         GCFP     Commonwealth Park                       360.00        8        112          352       352.00     2,710,733.50
-----------------------------------------------------------------------------------------------------------------------------------
  88         SBRC     New Jersey Portfolio                    343.23       12        108          348       331.23     2,683,469.68
 88A         SBRC     5004 Palisades
 88B         SBRC     727 & 727A 25th Street
 88C         SBRC     Franklin's Tower Two
 88D         SBRC     Franklin's Tower One
-----------------------------------------------------------------------------------------------------------------------------------
  89         GCFP     Centerpointe 24-Hour Fitness            360.00        8        112          352       352.00     2,639,607.64
  90         GCFP     Keats Plaza                             360.00        6        114          354       354.00     2,617,345.03
  91         SBRC     South Pointe Townhomes                  343.00        5         98          338       338.00     2,554,420.24
  92         GCFP     Glenmoor Green I Apartments             360.00        6        114          354       354.00     2,541,542.28
  93         SBRC     Alameda Shopping Center                 360.00       10        110          350       350.00     2,510,907.57
  94         SBRC     41 North Division Street                359.93        8        112          352       351.93     2,488,377.63
  95         GCFP     Glenmoor Green II Apartments            360.00        6        114          354       354.00     2,466,813.16
  96         GCFP     Flagship Wharf Commercial Condominium   300.00       12        108          288       288.00     2,370,296.60
  97         GCFP     South Park Center                       360.00        9        111          351       351.00     2,364,397.65
  98         GCFP     1952 West El Camino                     360.00       10        110          350       350.00     2,357,761.67
  99         SBRC     Office Max Traverse                     230.00       32        199          198       198.00     2,348,838.78
 100         GCFP     Rockland Multi-family Residences        360.00        9        111          351       351.00     2,312,850.05
 101         GCFP     Realty Expert Building                  360.00        7        113          353       353.00     2,291,068.77
 102         GCFP     75 Bermar Park, Nickel Office
                         Building & Tonida Office Building    300.00        8        112          292       292.00     2,283,786.06
 103         SBRC     Office Max Mankato                      231.00       28        203          203       203.00     2,270,572.67
 104         SBRC     Office Max Martinsburg                  230.00       19        211          211       211.00     2,269,770.36
 105         GCFP     Kmart South Bend                        360.00        8        112          352       352.00     2,240,142.88
 106         GCFP     Wolfie's Plaza                          300.00       11        109          289       289.00     2,228,325.68
 107         GCFP     200-220 West 1st Street                 360.00        8        112          352       352.00     2,216,999.71
 108         GCFP     The Loring Building                     300.00        9        111          291       291.00     2,180,904.70
 109         GCFP     Park Paloma Apartments                  360.00        8        112          352       352.00     2,139,610.92
 110         GCFP     Mitchell Building                       300.00       13        107          287       287.00     2,123,146.03
 111         GCFP     Kennedy I Office Building               360.00        4        116          356       356.00     2,105,829.14
 112         SBRC     Holiday Inn Express                     233.48       14        106          226       219.48     2,105,292.43
 113         GCFP     16300 Addison Road Office Building      300.00        9        111          291       291.00     2,082,048.10
 114         GCFP     Fairfield Inn Jackson                   300.00       13        287          287       287.00     2,067,224.04
 115         SBRC     Amberwood  Mobile Home Park             300.00       11        109          289       289.00     2,059,553.23
 116         SBRC     Carson Commerce Center                  321.55       10        110          326       311.55     2,047,625.49
 117         GCFP     Nome Plaza Shopping Center              300.00       13        107          287       287.00     2,026,300.14
 118         GCFP     River Park Shopping Center              300.00       12        108          288       288.00     2,025,941.76
 119         SBRC     Fountain Plaza                          300.00       20        100          280       280.00     2,004,409.18
 120         GCFP     Fairfield Inn Hattiesburg               300.00       13        287          287       287.00     1,997,986.88
 121         GCFP     Fairfield Inn Lake Charles-Sulphur      300.00       13        287          287       287.00     1,983,150.37
 122         SBRC     Hampton Inn Blythe                      240.00       31        209          209       209.00     1,894,734.91

--------------------------------------------------------------------------------
Footnotes:        (#)Note Date shown is loan modification date. Original Note
                  Date and Original Balance were 7/23/98 and $2,650,000, respectively.

                        GENERAL MORTGAGE LOAN INFORMATION

                                                                                                                 NET
                                                                                              MORT-    ADMIN-    MORT-
CONTROL     MORTGAGE                                                                          GAGE    ISTRATIVE  GAGE     RATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                  ORIGINAL BALANCE    RATE    FEE RATE   RATE     TYPE
-------------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center                             1,875,000.00   8.500%   0.1725%   8.328%    Fixed
   124         GCFP     475-499 Hillside Avenue                               1,900,000.00   8.780%   0.1075%   8.673%    Fixed
   125         SBRC     Copeland Shopping Center                              1,880,000.00   8.375%   0.1725%   8.203%    Fixed
   126         GCFP     The Fleet Building                                    1,850,000.00   8.290%   0.1075%   8.183%    Fixed
   127         GCFP     Commack Tower Plaza                                   1,860,000.00   8.390%   0.1075%   8.283%    Fixed
   128         GCFP     Shoppes of Northshore                                 1,847,000.00   8.590%   0.1175%   8.473%    Fixed
   129         SBRC     Las Posadas Shopping Center                           1,830,000.00   7.955%   0.1725%   7.783%    Fixed
   130         SBRC     The Ville Apartments                                  1,840,000.00   7.680%   0.1725%   7.508%    Fixed
   131         GCFP     Amelia Court Apartments                               1,835,000.00   7.700%   0.1075%   7.593%    Fixed
   132         SBRC     Long Street Townhouses                                1,800,000.00   8.140%   0.1725%   7.968%    Fixed
   133         GCFP     Silverbrook Apartments                                1,780,000.00   7.590%   0.1075%   7.483%    Fixed
   134         SBRC     Garden Apartments                                     1,762,500.00   7.750%   0.1725%   7.578%    Fixed
   135         GCFP     Westchester and New Haven Apartments                  1,740,000.00   8.220%   0.1175%   8.103%    Fixed
   136         SBRC     Madison Midtown Shopping Center                       1,165,000.00   8.200%   0.2975%   7.903%    Fixed
   137         SBRC     Cleveland Corners Shopping Center                       485,000.00   8.200%   0.2975%   7.903%    Fixed
   138         SBRC     Park Place Apartments                                 1,650,000.00   7.875%   0.1725%   7.703%    Fixed
   139         GCFP     Horizons Apartments                                   1,629,000.00   7.840%   0.1075%   7.733%    Fixed
   140         GCFP     Regency Square Apartments                             1,635,000.00   8.060%   0.1075%   7.953%    Fixed
   141         SBRC     Federal Express                                       1,600,000.00   7.750%   0.1725%   7.578%    Fixed
   142         SBRC     Levittown Professional Building                       1,560,000.00   8.740%   0.1725%   8.568%    Fixed
   143         SBRC     3311 Richmond Office Building                         1,550,000.00   8.550%   0.1375%   8.413%    Fixed
   144         SBRC     Carmel Towers                                         1,550,000.00   7.875%   0.1725%   7.703%    Fixed
   145         GCFP     Westwood Apartments                                   1,500,000.00   8.090%   0.1075%   7.983%    Fixed
   146         SBRC     Crestridge Apartments                                 1,480,000.00   9.375%   0.2975%   9.078%    Fixed
   147         GCFP     Pine Tree Square                                      1,461,000.00   9.190%   0.1075%   9.083%    Fixed
   148         GCFP     Thistlewood Apartments                                1,472,000.00   7.980%   0.1075%   7.873%    Fixed
   149         GCFP     Lesbo/Bullion Mobile Home Park                        1,460,000.00   8.240%   0.1075%   8.133%    Fixed
   150         SBRC     The Town Center                                       1,455,000.00   8.230%   0.2975%   7.933%    Fixed
   151         SBRC     Bayridge Apartments                                   1,492,000.00   8.750%   0.2975%   8.453%    Fixed
   152         SBRC     Ramada Inn - Elizabethtown                            1,450,000.00   9.875%   0.2975%   9.578%    Fixed
   153         SBRC     Oasis Surgery Center                                  1,400,000.00   8.720%   0.2975%   8.423%    Fixed
   154         SBRC     715 South Oxford Court Apartments                     1,408,000.00   8.375%   0.2975%   8.078%    Fixed
   155         SBRC     Barefoot Bay Medical Office Center                    1,365,000.00   8.250%   0.2975%   7.953%    Fixed
   156         GCFP     14 Mamaroneck Avenue                                  1,358,100.00   8.040%   0.1075%   7.933%    Fixed
   157         SBRC     Presidio Plaza                                        1,350,000.00   8.625%   0.2975%   8.328%    Fixed
   158         SBRC     904-912 21st Avenue                                   1,360,000.00   7.970%   0.2975%   7.673%    Fixed
   159         GCFP     Ambassador Apartments                                 1,370,000.00   7.250%   0.1075%   7.143%    Fixed
   160         SBRC     Frisco South Shopping Center                          1,345,000.00   8.250%   0.2975%   7.953%    Fixed
   161         GCFP     Oquendo Office Warehouse                              1,330,000.00   8.800%   0.1075%   8.693%    Fixed
   162         GCFP     Palm Harbor Mobile Home Park                          1,324,000.00   8.010%   0.1075%   7.903%    Fixed
   163         SBRC     Milan Apartments                                      1,300,000.00   8.100%   0.1075%   7.993%    Fixed
   164         SBRC     Palm Pacific Plaza Shopping Center                    1,300,000.00   8.313%   0.2975%   8.015%    Fixed
   165         SBRC     North Dixie Commerce Center                           1,295,000.00   8.490%   0.2975%   8.193%    Fixed
   166         SBRC     Meadowlark Apartments                                 1,300,000.00   7.375%   0.2975%   7.078%    Fixed
   167         SBRC     Old Judge Building                                    1,300,000.00   8.625%   0.2975%   8.328%    Fixed
-------------------------------------------------------------------------------------------------------------------------------
   168         SBRC     Sherman/Lennox Portfolio                              1,275,000.00   8.875%   0.2975%   8.578%    Fixed
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way
-------------------------------------------------------------------------------------------------------------------------------
   169         SBRC     Pacific Winds Apartments                              1,260,000.00   8.250%   0.2975%   7.953%    Fixed
   170         SBRC     Isle of Capri Apartments                              1,250,000.00   8.250%   0.2975%   7.953%    Fixed
   171         SBRC     Datura Station                                        1,225,000.00   8.375%   0.2975%   8.078%    Fixed
   172         SBRC     Park View Cooperative                                 1,230,000.00   8.875%   0.2975%   8.578%    Fixed
   173         SBRC     H & Z Office Building                                 1,200,000.00   8.875%   0.2975%   8.578%    Fixed
   174         SBRC     Nassau Bay Villas Apartments                          1,200,000.00   8.000%   0.2975%   7.703%    Fixed
   175         SBRC     2180 West First Street                                1,195,000.00   8.500%   0.2975%   8.203%    Fixed
   176         GCFP     8020 Northwest 60th Street                            1,235,000.00   7.670%   0.1075%   7.563%    Fixed
   177         SBRC     Irving Place Apartments                               1,193,600.00   9.375%   0.2975%   9.078%    Fixed
   178         GCFP     Regency Palms Apartments                              1,220,000.00   8.140%   0.1075%   8.033%    Fixed
   179         GCFP     Four Flags Motors, Inc.                               1,200,000.00   8.210%   0.1075%   8.103%    Fixed
   180         GCFP     Alexandria Gardens Apartments                         1,144,000.00   7.880%   0.1075%   7.773%    Fixed
   181         GCFP     47-49 Main Street                                     1,129,000.00   8.690%   0.1075%   8.583%    Fixed
   182         SBRC     Madrid Apartments                                     1,140,000.00   8.250%   0.2975%   7.953%    Fixed
   183         SBRC     Comfort Inn - Milledgeville                           1,150,000.00   9.250%   0.2975%   8.953%    Fixed
   184         SBRC     Wal-Mart Shopping Center                              1,100,000.00   8.625%   0.2975%   8.328%    Fixed
   185         SBRC     Stratford Apartments                                  1,100,000.00   7.250%   0.2975%   6.953%    Fixed
   186         SBRC     Willow Glen Plaza                                     1,100,000.00   8.250%   0.2975%   7.953%    Fixed

                                                                      INTEREST                                      FIRST
CONTROL     MORTGAGE                                                   ACCRUAL                                     PAYMENT   GRACE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME               METHOD        LOAN TYPE       NOTE DATE      DATE     PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center                     Actual/360      Balloon         11/16/99    01/01/00     5
   124         GCFP     475-499 Hillside Avenue                       Actual/360        ARD           10/28/98    12/01/98    10
   125         SBRC     Copeland Shopping Center                      Actual/360      Balloon         09/21/99    11/01/99     5
   126         GCFP     The Fleet Building                            Actual/360      Balloon         10/18/99    12/01/99     5
   127         GCFP     Commack Tower Plaza                           Actual/360      Balloon         05/13/99    07/01/99     5
   128         GCFP     Shoppes of Northshore                         Actual/360      Balloon         06/25/99    08/01/99     5
   129         SBRC     Las Posadas Shopping Center                   Actual/360      Balloon         04/16/99    06/01/99     5
   130         SBRC     The Ville Apartments                          Actual/360      Balloon         04/23/99    06/01/99     5
   131         GCFP     Amelia Court Apartments                       Actual/360      Balloon         04/13/99    06/01/99    10
   132         SBRC     Long Street Townhouses                        Actual/360      Balloon         08/03/99    10/01/99     5
   133         GCFP     Silverbrook Apartments                        Actual/360      Balloon         05/20/99    07/01/99    10
   134         SBRC     Garden Apartments                             Actual/360      Balloon         02/25/99    04/01/99     5
   135         GCFP     Westchester and New Haven Apartments          Actual/360      Balloon         06/03/99    08/01/99     5
   136         SBRC     Madison Midtown Shopping Center               Actual/360      Balloon         07/27/99    09/01/99     5
   137         SBRC     Cleveland Corners Shopping Center             Actual/360      Balloon         07/27/99    09/01/99     5
   138         SBRC     Park Place Apartments                         Actual/360      Balloon         03/12/99    05/01/99     5
   139         GCFP     Horizons Apartments                           Actual/360      Balloon         07/12/99    09/01/99     5
   140         GCFP     Regency Square Apartments                       30/360        Balloon         11/20/97    01/01/98    10
   141         SBRC     Federal Express                               Actual/360        ARD           10/29/98    12/01/98    10
   142         SBRC     Levittown Professional Building               Actual/360      Balloon         06/16/99    08/01/99     5
   143         SBRC     3311 Richmond Office Building                 Actual/360      Balloon         08/20/99    10/01/99    10
   144         SBRC     Carmel Towers                                 Actual/360      Balloon         04/08/99    06/01/99     5
   145         GCFP     Westwood Apartments                           Actual/360      Balloon         09/16/99    11/01/99     5
   146         SBRC     Crestridge Apartments                         Actual/360      Balloon         08/02/99    10/01/99     5
   147         GCFP     Pine Tree Square                              Actual/360      Balloon         12/29/99    02/01/00     5
   148         GCFP     Thistlewood Apartments                        Actual/360      Balloon         04/29/99    06/01/99    10
   149         GCFP     Lesbo/Bullion Mobile Home Park                Actual/360      Balloon         04/29/99    07/01/99    10
   150         SBRC     The Town Center                               Actual/360      Balloon         03/02/99    05/01/99     5
   151         SBRC     Bayridge Apartments                             30/360        Balloon         08/26/97    10/01/97    10
   152         SBRC     Ramada Inn - Elizabethtown                    Actual/360      Balloon         11/16/99    01/01/00     5
   153         SBRC     Oasis Surgery Center                          Actual/360      Balloon         06/30/99    08/01/99     5
   154         SBRC     715 South Oxford Court Apartments               30/360        Balloon         08/07/97    10/01/97    10
   155         SBRC     Barefoot Bay Medical Office Center            Actual/360      Balloon         03/16/99    05/01/99     5
   156         GCFP     14 Mamaroneck Avenue                          Actual/360      Balloon         04/28/99    06/01/99    10
   157         SBRC     Presidio Plaza                                Actual/360      Balloon         08/24/99    10/01/99     5
   158         SBRC     904-912 21st Avenue                           Actual/360      Balloon         05/10/99    07/01/99     5
   159         GCFP     Ambassador Apartments                         Actual/360      Balloon         10/28/98    12/01/98    10
   160         SBRC     Frisco South Shopping Center                  Actual/360      Balloon         04/12/99    06/01/99     5
   161         GCFP     Oquendo Office Warehouse                      Actual/360      Balloon         12/17/99    02/01/00     5
   162         GCFP     Palm Harbor Mobile Home Park                  Actual/360      Balloon         09/30/99    11/01/99     5
   163         SBRC     Milan Apartments                              Actual/360      Balloon         08/02/99    11/01/99    10
   164         SBRC     Palm Pacific Plaza Shopping Center            Actual/360      Balloon         08/30/99    10/01/99     5
   165         SBRC     North Dixie Commerce Center                   Actual/360      Balloon         09/08/99    11/01/99     5
   166         SBRC     Meadowlark Apartments                         Actual/360      Balloon         02/19/99    04/01/99     5
   167         SBRC     Old Judge Building                            Actual/360      Balloon         05/13/99    07/01/99     5
-----------------------------------------------------------------------------------------------------------------------------------
   168         SBRC     Sherman/Lennox Portfolio                      Actual/360      Balloon         08/23/99    10/01/99     5
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way
-----------------------------------------------------------------------------------------------------------------------------------
   169         SBRC     Pacific Winds Apartments                      Actual/360      Balloon         07/30/99    09/01/99     5
   170         SBRC     Isle of Capri Apartments                      Actual/360      Balloon         05/25/99    07/01/99     5
   171         SBRC     Datura Station                                Actual/360      Balloon         05/03/99    07/01/99     5
   172         SBRC     Park View Cooperative                         Actual/360      Balloon         08/17/99    10/01/99     5
   173         SBRC     H & Z Office Building                         Actual/360      Balloon         06/22/99    08/01/99     5
   174         SBRC     Nassau Bay Villas Apartments                  Actual/360      Balloon         10/08/99    12/01/99     5
   175         SBRC     2180 West First Street                        Actual/360      Balloon         11/22/99    01/01/00     5
   176         GCFP     8020 Northwest 60th Street                    Actual/360      Balloon         09/23/98    11/01/98    10
   177         SBRC     Irving Place Apartments                       Actual/360      Balloon         08/02/99    10/01/99     5
   178         GCFP     Regency Palms Apartments                        30/360        Balloon         12/29/97    02/01/98    10
   179         GCFP     Four Flags Motors, Inc.                       Actual/360      Balloon         09/02/98    11/01/98    10
   180         GCFP     Alexandria Gardens Apartments                 Actual/360      Balloon         05/13/99    07/01/99    10
   181         GCFP     47-49 Main Street                             Actual/360      Balloon         06/30/99    08/01/99    10
   182         SBRC     Madrid Apartments                               30/360        Balloon         04/03/98    06/01/98    10
   183         SBRC     Comfort Inn - Milledgeville                   Actual/360   Fully Amortizing   03/16/99    05/01/99     5
   184         SBRC     Wal-Mart Shopping Center                      Actual/360      Balloon         09/23/99    11/01/99     5
   185         SBRC     Stratford Apartments                          Actual/360      Balloon         12/23/98    02/01/99     5
   186         SBRC     Willow Glen Plaza                             Actual/360      Balloon         02/18/99    04/01/99     5

                                                                                                                          STATED
                                                                        ANTICI-                             ORIGINAL     ORIGINAL
                                                                        PATED     SCHED-       MONTHLY       TERM TO      AMORT-
                                                                        REPAY-     ULED          DEBT       MATURITY /   IZATION
CONTROL     MORTGAGE                                                    MENT    MATURITY       SERVICE        ARD         TERM
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                DATE      DATE         PAYMENT      (MONTHS)    (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center                        NAP    12/01/09      14,417.13       120         360
   124         GCFP     475-499 Hillside Avenue                       11/01/13  11/01/23      15,659.47       180         300
   125         SBRC     Copeland Shopping Center                         NAP    10/01/09      14,980.23       120         300
   126         GCFP     The Fleet Building                               NAP    11/01/09      13,950.49       120         360
   127         GCFP     Commack Tower Plaza                              NAP    06/01/09      14,839.60       120         300
   128         GCFP     Shoppes of Northshore                            NAP    07/01/09      14,984.73       120         300
   129         SBRC     Las Posadas Shopping Center                      NAP    05/01/09      13,522.07       120         360
   130         SBRC     The Ville Apartments                             NAP    05/01/09      13,952.28       120         300
   131         GCFP     Amelia Court Apartments                          NAP    05/01/09      13,800.10       120         300
   132         SBRC     Long Street Townhouses                           NAP    09/01/09      13,383.86       120         360
   133         GCFP     Silverbrook Apartments                           NAP    06/01/09      12,555.90       120         360
   134         SBRC     Garden Apartments                                NAP    03/01/09      12,768.20       120         360
   135         GCFP     Westchester and New Haven Apartments             NAP    07/01/09      13,684.17       120         300
   136         SBRC     Madison Midtown Shopping Center                  NAP    08/01/09       8,711.34       120         360
   137         SBRC     Cleveland Corners Shopping Center                NAP    08/01/09       3,626.61       120         360
   138         SBRC     Park Place Apartments                            NAP    04/01/09      12,097.35       120         360
   139         GCFP     Horizons Apartments                              NAP    08/01/09      11,771.83       120         360
   140         GCFP     Regency Square Apartments                        NAP    12/01/07      12,684.25       120         300
   141         SBRC     Federal Express                               11/01/08  11/01/26      11,797.44       120         336
   142         SBRC     Levittown Professional Building                  NAP    07/01/09      12,406.80       120         360
   143         SBRC     3311 Richmond Office Building                    NAP    09/01/09      11,973.13       120         360
   144         SBRC     Carmel Towers                                    NAP    05/01/09      11,365.27       120         360
   145         GCFP     Westwood Apartments                              NAP    10/01/09      11,100.72       120         360
   146         SBRC     Crestridge Apartments                            NAP    09/01/06      12,802.34        84         300
   147         GCFP     Pine Tree Square                                 NAP    01/01/10      12,451.31       120         300
   148         GCFP     Thistlewood Apartments                           NAP    05/01/09      11,341.64       120         300
   149         GCFP     Lesbo/Bullion Mobile Home Park                   NAP    06/01/09      11,501.62       120         300
   150         SBRC     The Town Center                                  NAP    04/01/09      11,035.23       120         360
   151         SBRC     Bayridge Apartments                              NAP    09/01/07      12,266.38       120         300
   152         SBRC     Ramada Inn - Elizabethtown                       NAP    12/01/09      13,872.94       120         240
   153         SBRC     Oasis Surgery Center                             NAP    07/01/09      11,113.94       120         360
   154         SBRC     715 South Oxford Court Apartments                NAP    09/01/07      10,701.82       120         360
   155         SBRC     Barefoot Bay Medical Office Center               NAP    04/01/09      10,372.18       120         360
   156         GCFP     14 Mamaroneck Avenue                             NAP    05/01/09      10,003.15       120         360
   157         SBRC     Presidio Plaza                                   NAP    09/01/09      10,500.16       120         360
   158         SBRC     904-912 21st Avenue                              NAP    06/01/09      10,575.93       120         300
   159         GCFP     Ambassador Apartments                            NAP    11/01/08       9,902.45       120         300
   160         SBRC     Frisco South Shopping Center                     NAP    05/01/06      10,221.25        84         360
   161         GCFP     Oquendo Office Warehouse                         NAP    01/01/10      10,510.65       120         360
   162         GCFP     Palm Harbor Mobile Home Park                     NAP    10/01/09      10,227.62       120         300
   163         SBRC     Milan Apartments                                 NAP    10/01/09       9,629.72       120         360
   164         SBRC     Palm Pacific Plaza Shopping Center               NAP    09/01/09       9,823.64       120         360
   165         SBRC     North Dixie Commerce Center                      NAP    10/01/09       9,948.25       120         360
   166         SBRC     Meadowlark Apartments                            NAP    03/01/09       9,076.64       120         360
   167         SBRC     Old Judge Building                               NAP    06/01/09      10,690.11       120         300
-----------------------------------------------------------------------------------------------------------------------------------
   168         SBRC     Sherman/Lennox Portfolio                         NAP    09/01/09      10,590.83       120         300
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way
-----------------------------------------------------------------------------------------------------------------------------------
   169         SBRC     Pacific Winds Apartments                         NAP    08/01/09        9,465.96      120         360
   170         SBRC     Isle of Capri Apartments                         NAP    06/01/09        9,498.10      120         360
   171         SBRC     Datura Station                                   NAP    06/01/09        9,418.04      120         360
   172         SBRC     Park View Cooperative                            NAP    09/01/09       10,967.94      120         240
   173         SBRC     H & Z Office Building                            NAP    07/01/09        9,661.80      120         360
   174         SBRC     Nassau Bay Villas Apartments                     NAP    11/01/09        9,261.79      120         300
   175         SBRC     2180 West First Street                           NAP    12/01/09        9,188.52      120         360
   176         GCFP     8020 Northwest 60th Street                       NAP    10/01/08       10,077.85      120         240
   177         SBRC     Irving Place Apartments                          NAP    09/01/06       10,324.92       84         300
   178         GCFP     Regency Palms Apartments                         NAP    01/01/08        9,529.58      120         300
   179         GCFP     Four Flags Motors, Inc.                          NAP    10/01/08       10,194.68      120         240
   180         GCFP     Alexandria Gardens Apartments                    NAP    06/01/09        8,298.76      120         360
   181         GCFP     47-49 Main Street                                NAP    07/01/09        8,833.51      120         360
   182         SBRC     Madrid Apartments                                NAP    05/01/08        8,988.34      120         300
   183         SBRC     Comfort Inn - Milledgeville                      NAP    04/01/14       11,931.07      180         180
   184         SBRC     Wal-Mart Shopping Center                         NAP    10/01/09        8,555.69      120         360
   185         SBRC     Stratford Apartments                             NAP    01/01/09        7,582.09      120         360
   186         SBRC     Willow Glen Plaza                                NAP    03/01/09        8,764.12      120         300

                                                                CALCU-
                                                                LATED                 REMAIN-   STATED    CALCULATED
                                                               ORIGINAL              ING TERM  REMAINING   REMAINING
                                                                AMORT-                  TO      AMORT-      AMORT-
                                                               IZATION    SEASON-    MATURITY  IZATION    IZATION
CONTROL     MORTGAGE                                             TERM       ING        /ARD     TERM        TERM      CUT-OFF DATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME       (MONTHS)   (MONTHS)   (MONTHS)  (MONTHS)    (MONTHS)      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center               360.00        6         114       354       354.00     1,869,414.72
   124         GCFP     475-499 Hillside Avenue                 300.00       19         161       281       281.00     1,868,202.60
   125         SBRC     Copeland Shopping Center                300.00        8         112       292       292.00     1,866,547.09
   126         GCFP     The Fleet Building                      360.00        7         113       353       353.00     1,842,937.09
   127         GCFP     Commack Tower Plaza                     300.00       12         108       288       288.00     1,839,805.53
   128         GCFP     Shoppes of Northshore                   300.00       11         109       289       289.00     1,829,638.83
   129         SBRC     Las Posadas Shopping Center             344.24       13         107       347       331.24     1,814,130.98
   130         SBRC     The Ville Apartments                    291.24       13         107       287       278.24     1,813,445.59
   131         GCFP     Amelia Court Apartments                 300.00       13         107       287       287.00     1,810,481.02
   132         SBRC     Long Street Townhouses                  360.00        9         111       351       351.00     1,790,809.92
   133         GCFP     Silverbrook Apartments                  360.00       12         108       348       348.00     1,766,204.21
   134         SBRC     Garden Apartments                       345.00       15         105       345       330.00     1,743,925.69
   135         GCFP     Westchester and New Haven Apartments    300.00       11         109       289       289.00     1,722,373.19
   136         SBRC     Madison Midtown Shopping Center         360.00       10         110       350       350.00     1,158,627.96
   137         SBRC     Cleveland Corners Shopping Center       360.00       10         110       350       350.00       482,347.26
   138         SBRC     Park Place Apartments                   344.68       14         106       346       330.68     1,634,079.51
   139         GCFP     Horizons Apartments                     360.00       10         110       350       350.00     1,619,197.81
   140         GCFP     Regency Square Apartments               300.00       30          90       270       270.00     1,578,624.24
   141         SBRC     Federal Express                         324.13       19         101       317       305.13     1,573,379.15
   142         SBRC     Levittown Professional Building         340.97       11         109       349       329.97     1,550,442.42
   143         SBRC     3311 Richmond Office Building           360.00        9         111       351       351.00     1,542,902.27
   144         SBRC     Carmel Towers                           344.56       13         107       347       331.56     1,536,329.70
   145         GCFP     Westwood Apartments                     360.00        8         112       352       352.00     1,493,285.55
   146         SBRC     Crestridge Apartments                   300.00        9          75       291       291.00     1,470,068.80
   147         GCFP     Pine Tree Square                        300.00        5         115       295       295.00     1,455,343.12
   148         GCFP     Thistlewood Apartments                  300.00       13         107       287       287.00     1,453,361.98
   149         GCFP     Lesbo/Bullion Mobile Home Park          300.00       12         108       288       288.00     1,443,674.70
   150         SBRC     The Town Center                         343.28       14         106       346       329.28     1,441,959.68
   151         SBRC     Bayridge Apartments                     300.00       33          87       267       267.00     1,440,455.81
   152         SBRC     Ramada Inn - Elizabethtown              240.00        6         114       234       234.00     1,439,330.14
   153         SBRC     Oasis Surgery Center                    341.06       11         109       349       330.06     1,391,384.67
   154         SBRC     715 South Oxford Court Apartments       360.00       33          87       327       327.00     1,375,649.74
   155         SBRC     Barefoot Bay Medical Office Center      343.20       14         106       346       329.20     1,352,817.51
   156         GCFP     14 Mamaroneck Avenue                    360.00       13         107       347       347.00     1,348,077.93
   157         SBRC     Presidio Plaza                          360.00        9         111       351       351.00     1,343,943.22
   158         SBRC     904-912 21st Avenue                     290.75       12         108       288       278.75     1,342,654.78
   159         GCFP     Ambassador Apartments                   300.00       19         101       281       281.00     1,339,668.48
   160         SBRC     Frisco South Shopping Center            343.05       13          71       347       330.05     1,334,047.56
   161         GCFP     Oquendo Office Warehouse                360.00        5         115       355       355.00     1,326,813.98
   162         GCFP     Palm Harbor Mobile Home Park            300.00        8         112       292       292.00     1,313,821.90
   163         SBRC     Milan Apartments                        360.00        8         112       352       352.00     1,294,196.36
   164         SBRC     Palm Pacific Plaza Shopping Center      360.00        9         111       351       351.00     1,293,656.12
   165         SBRC     North Dixie Commerce Center             360.00        8         112       352       352.00     1,289,805.51
   166         SBRC     Meadowlark Apartments                   346.37       15         105       345       331.37     1,285,194.53
   167         SBRC     Old Judge Building                      289.30       12         108       288       277.30     1,285,126.47
-----------------------------------------------------------------------------------------------------------------------------------
   168         SBRC     Sherman/Lennox Portfolio                300.00        9         111       291       291.00     1,265,523.31
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way
-----------------------------------------------------------------------------------------------------------------------------------
   169         SBRC     Pacific Winds Apartments                360.00       10         110       350       350.00     1,253,201.21
   170         SBRC     Isle of Capri Apartments                343.23       12         108       348       331.23     1,240,509.23
   171         SBRC     Datura Station                          342.71       12         108       348       330.71     1,215,941.09
   172         SBRC     Park View Cooperative                   240.00        9         111       231       231.00     1,213,892.97
   173         SBRC     H & Z Office Building                   340.36       11         109       349       329.36     1,192,865.05
   174         SBRC     Nassau Bay Villas Apartments            300.00        7         113       293       293.00     1,191,800.49
   175         SBRC     2180 West First Street                  360.00        6         114       354       354.00     1,191,440.30
   176         GCFP     8020 Northwest 60th Street              240.00       20         100       220       220.00     1,191,028.86
   177         SBRC     Irving Place Apartments                 300.00        9          75       291       291.00     1,185,590.57
   178         GCFP     Regency Palms Apartments                300.00       29          91       271       271.00     1,179,962.75
   179         GCFP     Four Flags Motors, Inc.                 240.00       20         100       220       220.00     1,160,198.90
   180         GCFP     Alexandria Gardens Apartments           360.00       12         108       348       348.00     1,135,768.32
   181         GCFP     47-49 Main Street                       360.00       11         109       349       349.00     1,123,198.55
   182         SBRC     Madrid Apartments                       300.00       25          95       275       275.00     1,108,725.41
   183         SBRC     Comfort Inn - Milledgeville             176.93       14         166       166       162.93     1,106,990.73
   184         SBRC     Wal-Mart Shopping Center                360.00        8         112       352       352.00     1,095,753.19
   185         SBRC     Stratford Apartments                    347.25       17         103       343       330.25     1,084,891.94
   186         SBRC     Willow Glen Plaza                       290.01       15         105       285       275.01     1,083,192.32

                        GENERAL MORTGAGE LOAN INFORMATION

                                                                                                             NET
                                                                                          MORT-    ADMIN-    MORT-
CONTROL     MORTGAGE                                                                      GAGE    ISTRATIVE  GAGE     RATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME              ORIGINAL BALANCE    RATE    FEE RATE   RATE     TYPE
----------------------------------------------------------------------------------------------------------------------------
   187         SBRC     Edgewater Bay Apartments                          1,094,000.00   7.750%   0.2975%   7.453%    Fixed
   188         SBRC     420 Group                                         1,100,000.00   8.000%   0.2975%   7.703%    Fixed
   189         GCFP     7-Eleven                                          1,041,000.00   8.890%   0.1075%   8.783%    Fixed
   190         SBRC     Lake Forest North Apartments                      1,015,000.00   8.030%   0.2975%   7.733%    Fixed
   191         SBRC     CompuChem Industrial                              1,027,000.00   8.625%   0.2975%   8.328%    Fixed
   192         GCFP     Palazzolo Plaza                                   1,000,000.00   8.480%   0.1075%   8.373%    Fixed
   193         SBRC     A. E. Larson Building                             1,000,000.00   8.875%   0.2975%   8.578%    Fixed
   194         GCFP     Lanewood Apartments                               1,000,000.00   8.920%   0.1075%   8.813%    Fixed
   195         GCFP     Chris-Town Mobile Home Park                       1,000,000.00   8.780%   0.1075%   8.673%    Fixed
   196         SBRC     Corbus-Peppertree Lane Apartments                 1,000,000.00   8.250%   0.2975%   7.953%    Fixed
   197         SBRC     Missouri Meadows Apartments                       1,000,000.00   8.875%   0.2975%   8.578%    Fixed
   198         SBRC     Highlander Square Apartments                        965,000.00   8.260%   0.2975%   7.963%    Fixed
   199         SBRC     Hillcrest Crossing                                  960,000.00   8.375%   0.2975%   8.078%    Fixed
   200         SBRC     Virginia Plaza                                      945,000.00   8.875%   0.2975%   8.578%    Fixed
   201         SBRC     Pedersen Building                                   900,000.00   8.250%   0.2975%   7.953%    Fixed
   202         GCFP     Spring Oaks Mobile Home & Recreational
                         Vehicle Park                                       900,000.00   8.070%   0.1075%   7.963%    Fixed
   203         SBRC     Shadowood Apartments                                885,000.00   9.375%   0.2975%   9.078%    Fixed
   204         SBRC     Arroyo Shopping Center                              882,500.00   8.375%   0.2975%   8.078%    Fixed
   205         GCFP     The Nog Retail Center                               900,000.00   7.800%   0.1075%   7.693%    Fixed
   206         GCFP     London Square Apartments                            865,000.00   7.980%   0.1075%   7.873%    Fixed
   207         SBRC     Petite Chateau Villa Mobile Home Park               850,000.00   8.625%   0.2975%   8.328%    Fixed
   208         GCFP     Walnut Hills Apartments                             845,000.00   7.980%   0.1075%   7.873%    Fixed
   209         SBRC     Palmer Highway Shopping Center                      812,000.00   8.875%   0.2975%   8.578%    Fixed
   210         SBRC     Somerset Apartments                                 800,000.00   8.875%   0.2975%   8.578%    Fixed
----------------------------------------------------------------------------------------------------------------------------
   211         SBRC     Shady Acres/Pine Shadows Portfolio                  800,000.00   8.375%   0.2975%   8.078%    Fixed
   211A        SBRC     Shady Acres Duplexes
   211B        SBRC     Pine Shadows Estates
----------------------------------------------------------------------------------------------------------------------------
   212         SBRC     Vanowen Street Retail Center                        780,000.00   9.125%   0.2975%   8.828%    Fixed
   213         GCFP     Rena's Village Plaza                                775,000.00   8.250%   0.1075%   8.143%    Fixed
   214         SBRC     Stanford Place Apartments                           760,000.00   9.250%   0.2975%   8.953%    Fixed
   215         SBRC     Panola-Redan Crossing                               770,000.00   7.250%   0.2975%   6.953%    Fixed
   216         SBRC     Garnet Avenue Shopping Center                       750,000.00   8.900%   0.2975%   8.603%    Fixed
   217         SBRC     The Chalet Apartments                               750,000.00   7.750%   0.2975%   7.453%    Fixed
   218         SBRC     Galt Ocean Plaza                                    742,500.00   8.820%   0.2975%   8.523%    Fixed
   219         SBRC     Zion Street Apartments                              730,000.00   8.750%   0.2975%   8.453%    Fixed
   220         GCFP     Country Square Mobile Home Park                     725,000.00   8.880%   0.1075%   8.773%    Fixed
   221         GCFP     1513-1517 Taylor Avenue                             720,000.00   7.920%   0.1075%   7.813%    Fixed
   222         GCFP     Westside Warehouse                                  650,000.00   8.430%   0.1075%   8.323%    Fixed
   223         SBRC     Heritage House Apartments                           650,000.00   8.125%   0.2975%   7.828%    Fixed
   224         SBRC     Troy Building                                       650,000.00   7.500%   0.2975%   7.203%    Fixed
   225         SBRC     Arlington Manor Mobile Home Park                    600,000.00   8.438%   0.2975%   8.140%    Fixed
   226         GCFP     Capitol View Apartments, Charles Apartments
                         & Randolph Apartments                              600,000.00   7.790%   0.1075%   7.683%    Fixed
   227         SBRC     Beresford Retail                                    592,000.00   8.375%   0.2975%   8.078%    Fixed
   228         SBRC     120 Standard Street                                 570,000.00   8.500%   0.2975%   8.203%    Fixed
   229         GCFP     2077-2089 New York Avenue                           550,000.00   8.870%   0.1075%   8.763%    Fixed
   230         SBRC     Blair Place Duplexes                                547,500.00   8.375%   0.2975%   8.078%    Fixed
   231         SBRC     18714 Parthenia Street                              550,000.00   7.750%   0.2975%   7.453%    Fixed
   232         GCFP     Thornapple Apartments                               544,000.00   7.980%   0.1075%   7.873%    Fixed
   233         GCFP     2800 Oakmont Drive                                  540,000.00   8.950%   0.1075%   8.843%    Fixed
   234         SBRC     Fox Tile                                            525,000.00   8.625%   0.2975%   8.328%    Fixed
   235         SBRC     471 Prospect Street                                 525,000.00   7.625%   0.2975%   7.328%    Fixed
   236         GCFP     Barclay Arms Apartments                             520,000.00   8.940%   0.1075%   8.833%    Fixed
   237         SBRC     Wishney                                             500,000.00   8.375%   0.2975%   8.078%    Fixed
   238         GCFP     Elmgrove Apartments                                 485,000.00   7.980%   0.1075%   7.873%    Fixed
   239         SBRC     Centennial Apartments                               475,000.00   9.125%   0.2975%   8.828%    Fixed
   240         SBRC     Vanguard Industrial Building                        475,000.00   8.875%   0.2975%   8.578%    Fixed
   241         GCFP     135-145 Orange Street Apartments                    460,000.00   8.700%   0.1075%   8.593%    Fixed
   242         SBRC     Brentwood Village Apartments                        459,000.00   8.250%   0.2975%   7.953%    Fixed
   243         GCFP     Seoul Plaza                                         450,000.00   9.150%   0.1075%   9.043%    Fixed
   244         SBRC     Glendale Apartments                                 440,000.00   9.125%   0.2975%   8.828%    Fixed
   245         GCFP     Riverview Apartments                                415,000.00   8.280%   0.1075%   8.173%    Fixed
   246         GCFP     820 Linden Boulevard                                420,000.00   8.210%   0.1075%   8.103%    Fixed
   247         GCFP     Vail Valley Auto                                    400,000.00   8.150%   0.1075%   8.043%    Fixed

                                                                      INTEREST                                      FIRST
CONTROL     MORTGAGE                                                   ACCRUAL                                     PAYMENT   GRACE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME               METHOD          LOAN TYPE      NOTE DATE     DATE     PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
   187         SBRC     Edgewater Bay Apartments                      Actual/360      Balloon         02/23/99    04/01/99     5
   188         SBRC     420 Group                                     Actual/360      Balloon         01/20/99    03/01/99     5
   189         GCFP     7-Eleven                                      Actual/360   Fully Amortizing   06/28/99    08/01/99    10
   190         SBRC     Lake Forest North Apartments                  Actual/360      Balloon         03/11/99    05/01/99     5
   191         SBRC     CompuChem Industrial                          Actual/360   Fully Amortizing   06/28/99    08/01/99     5
   192         GCFP     Palazzolo Plaza                               Actual/360      Balloon         08/19/99    10/01/99     5
   193         SBRC     A. E. Larson Building                         Actual/360      Balloon         12/01/99    01/01/00     5
   194         GCFP     Lanewood Apartments                           Actual/360      Balloon         10/01/99    12/01/99     5
   195         GCFP     Chris-Town Mobile Home Park                   Actual/360      Balloon         08/11/99    10/01/99     5
   196         SBRC     Corbus-Peppertree Lane Apartments             Actual/360      Balloon         11/12/98    01/01/99     5
   197         SBRC     Missouri Meadows Apartments                     30/360        Balloon         08/27/97    10/01/97    10
   198         SBRC     Highlander Square Apartments                  Actual/360      Balloon         09/03/99    11/01/99     5
   199         SBRC     Hillcrest Crossing                            Actual/360      Balloon         05/25/99    07/01/99     5
   200         SBRC     Virginia Plaza                                Actual/360      Balloon         06/09/99    08/01/99     5
   201         SBRC     Pedersen Building                             Actual/360      Balloon         09/24/98    12/01/98     5
   202         GCFP     Spring Oaks Mobile Home & Recreational
                         Vehicle Park                                 Actual/360      Balloon         05/27/99    07/01/99    10
   203         SBRC     Shadowood Apartments                          Actual/360      Balloon         08/02/99    10/01/99     5
   204         SBRC     Arroyo Shopping Center                        Actual/360      Balloon         07/21/99    09/01/99     5
   205         GCFP     The Nog Retail Center                         Actual/360   Fully Amortizing   08/06/98    10/01/98    10
   206         GCFP     London Square Apartments                      Actual/360      Balloon         04/29/99    06/01/99    10
   207         SBRC     Petite Chateau Villa Mobile Home Park         Actual/360      Balloon         11/05/98    01/01/99     5
   208         GCFP     Walnut Hills Apartments                       Actual/360      Balloon         04/29/99    06/01/99    10
   209         SBRC     Palmer Highway Shopping Center                Actual/360      Balloon         03/02/99    05/01/99     5
   210         SBRC     Somerset Apartments                           Actual/360      Balloon         09/14/99    11/01/99     5
-----------------------------------------------------------------------------------------------------------------------------------
   211         SBRC     Shady Acres/Pine Shadows Portfolio            Actual/360      Balloon         12/10/98    02/01/99     5
   211A        SBRC     Shady Acres Duplexes
   211B        SBRC     Pine Shadows Estates
-----------------------------------------------------------------------------------------------------------------------------------
   212         SBRC     Vanowen Street Retail Center                  Actual/360      Balloon         07/29/99    09/01/99     5
   213         GCFP     Rena's Village Plaza                          Actual/360      Balloon         04/13/99    06/01/99    10
   214         SBRC     Stanford Place Apartments                     Actual/360      Balloon         07/21/99    09/01/99     5
   215         SBRC     Panola-Redan Crossing                         Actual/360      Balloon         11/10/98    01/01/99     5
   216         SBRC     Garnet Avenue Shopping Center                 Actual/360      Balloon         12/10/99    02/01/00     5
   217         SBRC     The Chalet Apartments                         Actual/360      Balloon         01/14/99    03/01/99     5
   218         SBRC     Galt Ocean Plaza                              Actual/360      Balloon         11/18/99    01/01/00     5
   219         SBRC     Zion Street Apartments                        Actual/360      Balloon         09/29/99    11/01/99     5
   220         GCFP     Country Square Mobile Home Park               Actual/360      Balloon         06/11/99    08/01/99    10
   221         GCFP     1513-1517 Taylor Avenue                       Actual/360      Balloon         08/24/98    10/01/98    10
   222         GCFP     Westside Warehouse                            Actual/360      Balloon         07/22/99    09/01/99     5
   223         SBRC     Heritage House Apartments                     Actual/360      Balloon         12/21/98    02/01/99     5
   224         SBRC     Troy Building                                 Actual/360      Balloon         10/19/98    12/01/98     5
   225         SBRC     Arlington Manor Mobile Home Park              Actual/360      Balloon         11/30/99    01/01/00     5
   226         GCFP     Capitol View Apartments, Charles Apartments
                         & Randolph Apartments                        Actual/360      Balloon         04/14/99    06/01/99    10
   227         SBRC     Beresford Retail                              Actual/360      Balloon         01/08/99    03/01/99     5
   228         SBRC     120 Standard Street                           Actual/360      Balloon         12/11/98    02/01/99     5
   229         GCFP     2077-2089 New York Avenue                     Actual/360      Balloon         09/29/99    11/01/99     5
   230         SBRC     Blair Place Duplexes                          Actual/360      Balloon         12/10/98    02/01/99     5
   231         SBRC     18714 Parthenia Street                        Actual/360      Balloon         09/03/98    11/01/98     5
   232         GCFP     Thornapple Apartments                         Actual/360      Balloon         04/29/99    06/01/99    10
   233         GCFP     2800 Oakmont Drive                            Actual/360      Balloon         09/10/99    11/01/99     5
   234         SBRC     Fox Tile                                      Actual/360      Balloon         01/05/99    03/01/99     5
   235         SBRC     471 Prospect Street                           Actual/360      Balloon         01/13/99    03/01/99     5
   236         GCFP     Barclay Arms Apartments                       Actual/360      Balloon         07/28/99    09/01/99     5
   237         SBRC     Wishney                                       Actual/360      Balloon         12/16/98    02/01/99     5
   238         GCFP     Elmgrove Apartments                           Actual/360      Balloon         04/29/99    06/01/99    10
   239         SBRC     Centennial Apartments                         Actual/360      Balloon         05/19/99    07/01/99     5
   240         SBRC     Vanguard Industrial Building                  Actual/360      Balloon         10/29/98    12/01/98     5
   241         GCFP     135-145 Orange Street Apartments              Actual/360      Balloon         11/22/99    01/01/00     5
   242         SBRC     Brentwood Village Apartments                  Actual/360      Balloon         10/05/98    12/01/98     5
   243         GCFP     Seoul Plaza                                   Actual/360      Balloon         10/19/99    12/01/99     5
   244         SBRC     Glendale Apartments                           Actual/360      Balloon         10/26/99    12/01/99     5
   245         GCFP     Riverview Apartments                          Actual/360      Balloon         06/01/99    08/01/99    10
   246         GCFP     820 Linden Boulevard                          Actual/360      Balloon         03/12/99    05/01/99    10
   247         GCFP     Vail Valley Auto                              Actual/360      Balloon         09/18/98    11/01/98    10

                                                                                                                       STATED
                                                                      ANTICI-                              ORIGINAL   ORIGINAL
                                                                       PATED     SCHED-        MONTHLY      TERM TO     AMORT-
                                                                       REPAY-     ULED          DEBT       MATURITY /  IZATION
CONTROL     MORTGAGE                                                    MENT    MATURITY       SERVICE        ARD       TERM
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME                DATE      DATE         PAYMENT      (MONTHS)  (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
   187         SBRC     Edgewater Bay Apartments                         NAP    03/01/09        7,925.34      120        360
   188         SBRC     420 Group                                        NAP    02/01/09        9,278.49      120        240
   189         GCFP     7-Eleven                                         NAP    07/01/19        9,292.63      240        240
   190         SBRC     Lake Forest North Apartments                     NAP    04/01/09        7,934.37      120        300
   191         SBRC     CompuChem Industrial                             NAP    07/01/14       10,267.42      180        180
   192         GCFP     Palazzolo Plaza                                  NAP    09/01/09        7,674.97      120        360
   193         SBRC     A. E. Larson Building                            NAP    12/01/09        8,306.53      120        300
   194         GCFP     Lanewood Apartments                              NAP    11/01/14        8,337.25      180        300
   195         GCFP     Chris-Town Mobile Home Park                      NAP    09/01/09        8,241.83      120        300
   196         SBRC     Corbus-Peppertree Lane Apartments                NAP    12/01/08        7,512.67      120        360
   197         SBRC     Missouri Meadows Apartments                      NAP    09/01/07        7,956.45      120        360
   198         SBRC     Highlander Square Apartments                     NAP    10/01/09        7,256.51      120        360
   199         SBRC     Hillcrest Crossing                               NAP    06/01/09        7,380.67      120        360
   200         SBRC     Virginia Plaza                                   NAP    07/01/09        7,608.67      120        360
   201         SBRC     Pedersen Building                                NAP    11/01/08        6,761.40      120        360
   202         GCFP     Spring Oaks Mobile Home & Recreational
                         Vehicle Park                                    NAP    06/01/09        6,988.13      120        300
   203         SBRC     Shadowood Apartments                             NAP    09/01/06        7,655.46       84        300
   204         SBRC     Arroyo Shopping Center                           NAP    08/01/09        6,707.64      120        360
   205         GCFP     The Nog Retail Center                            NAP    09/01/18        7,416.32      240        240
   206         GCFP     London Square Apartments                         NAP    05/01/09        6,664.75      120        300
   207         SBRC     Petite Chateau Villa Mobile Home Park            NAP    12/01/08        6,916.18      120        300
   208         GCFP     Walnut Hills Apartments                          NAP    05/01/09        6,510.66      120        300
   209         SBRC     Palmer Highway Shopping Center                   NAP    04/01/09        6,537.28      120        360
   210         SBRC     Somerset Apartments                              NAP    10/01/09        6,365.16      120        360
----------------------------------------------------------------------------------------------------------------------------------
   211         SBRC     Shady Acres/Pine Shadows Portfolio               NAP    01/01/09        6,374.57      120        300
   211A        SBRC     Shady Acres Duplexes
   211B        SBRC     Pine Shadows Estates
----------------------------------------------------------------------------------------------------------------------------------
   212         SBRC     Vanowen Street Retail Center                     NAP    08/01/09        6,612.63      120        300
   213         GCFP     Rena's Village Plaza                             NAP    05/01/09        6,110.49      120        300
   214         SBRC     Stanford Place Apartments                        NAP    08/01/09        6,252.33      120        360
   215         SBRC     Panola-Redan Crossing                            NAP    12/01/08        5,615.66      120        300
   216         SBRC     Garnet Avenue Shopping Center                    NAP    01/01/10        5,980.78      120        360
   217         SBRC     The Chalet Apartments                            NAP    02/01/09        5,430.44      120        360
   218         SBRC     Galt Ocean Plaza                                 NAP    12/01/09        5,966.86      120        336
   219         SBRC     Zion Street Apartments                           NAP    10/01/09        6,001.65      120        300
   220         GCFP     Country Square Mobile Home Park                  NAP    07/01/09        6,024.71      120        300
   221         GCFP     1513-1517 Taylor Avenue                          NAP    09/01/08        5,518.97      120        300
   222         GCFP     Westside Warehouse                               NAP    08/01/09        5,203.35      120        300
   223         SBRC     Heritage House Apartments                        NAP    01/01/09        5,121.41      120        300
   224         SBRC     Troy Building                                    NAP    11/01/08        5,236.36      120        240
   225         SBRC     Arlington Manor Mobile Home Park                 NAP    12/01/09        5,183.23      120        240
   226         GCFP     Capitol View Apartments, Charles Apartments
                         & Randolph Apartments                           NAP    05/01/09        4,547.74      120        300
   227         SBRC     Beresford Retail                                 NAP    02/01/09        4,499.63      120        360
   228         SBRC     120 Standard Street                              NAP    01/01/09        4,589.79      120        300
   229         GCFP     2077-2089 New York Avenue                        NAP    10/01/09        4,566.72      120        300
   230         SBRC     Blair Place Duplexes                             NAP    01/01/09        4,362.59      120        300
   231         SBRC     18714 Parthenia Street                           NAP    10/01/08        4,154.31      120        300
   232         GCFP     Thornapple Apartments                            NAP    05/01/09        4,191.48      120        300
   233         GCFP     2800 Oakmont Drive                               NAP    10/01/09        4,513.19      120        300
   234         SBRC     Fox Tile                                         NAP    02/01/09        4,315.33      120        300
   235         SBRC     471 Prospect Street                              NAP    02/01/09        3,959.75      120        300
   236         GCFP     Barclay Arms Apartments                          NAP    08/01/19        4,658.53      240        240
   237         SBRC     Wishney                                          NAP    01/01/09        3,984.10      120        300
   238         GCFP     Elmgrove Apartments                              NAP    05/01/09        3,736.89      120        300
   239         SBRC     Centennial Apartments                            NAP    06/01/09        3,911.09      120        360
   240         SBRC     Vanguard Industrial Building                     NAP    11/01/08        3,779.31      120        360
   241         GCFP     135-145 Orange Street Apartments                 NAP    12/01/09        3,766.25      120        300
   242         SBRC     Brentwood Village Apartments                     NAP    11/01/08        3,618.99      120        300
   243         GCFP     Seoul Plaza                                      NAP    11/01/09        3,822.71      120        300
   244         SBRC     Glendale Apartments                              NAP    11/01/09        3,730.20      120        300
   245         GCFP     Riverview Apartments                             NAP    07/01/09        3,280.39      120        300
   246         GCFP     820 Linden Boulevard                             NAP    04/01/09        3,568.14      120        240
   247         GCFP     Vail Valley Auto                                 NAP    10/01/08        3,127.12      120        300

                                                                  CALCU-
                                                                  LATED              REMAIN-     STATED    CALCULATED
                                                                 ORIGINAL           ING TERM    REMAINING   REMAINING
                                                                  AMORT-               TO        AMORT-      AMORT-
                                                                  IZATION   SEASON-  MATURITY    IZATION    IZATION
CONTROL     MORTGAGE                                               TERM      ING     /  ARD       TERM        TERM    CUT-OFF DATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME         (MONTHS)  (MONTHS) (MONTHS)    (MONTHS)    (MONTHS)     BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
   187         SBRC     Edgewater Bay Apartments                 345.00      15       105         345       330.00     1,082,470.75
   188         SBRC     420 Group                                235.13      16       104         224       219.13     1,068,761.10
   189         GCFP     7-Eleven                                 240.00      11       229         229       229.00     1,024,554.52
   190         SBRC     Lake Forest North Apartments             290.60      14       106         286       276.60       999,938.16
   191         SBRC     CompuChem Industrial                     177.21      11       169         169       166.21       995,609.84
   192         GCFP     Palazzolo Plaza                          360.00       9       111         351       351.00       995,333.32
   193         SBRC     A. E. Larson Building                    300.00       6       114         294       294.00       995,186.67
   194         GCFP     Lanewood Apartments                      300.00       7       173         293       293.00       994,285.82
   195         GCFP     Chris-Town Mobile Home Park              300.00       9       111         291       291.00       992,424.76
   196         SBRC     Corbus-Peppertree Lane Apartments        360.00      18       102         342       342.00       989,751.96
   197         SBRC     Missouri Meadows Apartments              360.00      33        87         327       327.00       979,133.44
   198         SBRC     Highlander Square Apartments             360.00       8       112         352       352.00       960,874.52
   199         SBRC     Hillcrest Crossing                       342.71      12       108         348       330.71       952,900.75
   200         SBRC     Virginia Plaza                           340.36      11       109         349       329.36       939,381.20
   201         SBRC     Pedersen Building                        360.00      19       101         341       341.00       890,126.41
   202         GCFP     Spring Oaks Mobile Home & Recreational
                         Vehicle Park                            300.00      12       108         288       288.00       889,599.06
   203         SBRC     Shadowood Apartments                     300.00       9        75         291       291.00       879,061.35
   204         SBRC     Arroyo Shopping Center                   360.00      10       110         350       350.00       877,898.53
   205         GCFP     The Nog Retail Center                    240.00      21       219         219       219.00       866,706.97
   206         GCFP     London Square Apartments                 300.00      13       107         287       287.00       854,047.69
   207         SBRC     Petite Chateau Villa Mobile Home Park    300.00      18       102         282       282.00       836,266.18
   208         GCFP     Walnut Hills Apartments                  300.00      13       107         287       287.00       834,300.81
   209         SBRC     Palmer Highway Shopping Center           340.48      14       106         346       326.48       805,651.33
   210         SBRC     Somerset Apartments                      360.00       8       112         352       352.00       797,127.72
-----------------------------------------------------------------------------------------------------------------------------------
   211         SBRC     Shady Acres/Pine Shadows Portfolio       300.00      17       103         283       283.00       787,123.06
   211A        SBRC     Shady Acres Duplexes
   211B        SBRC     Pine Shadows Estates
-----------------------------------------------------------------------------------------------------------------------------------
   212         SBRC     Vanowen Street Retail Center             300.00      10       110         290       290.00       773,970.40
   213         GCFP     Rena's Village Plaza                     300.00      13       107         287       287.00       765,693.60
   214         SBRC     Stanford Place Apartments                360.00      10       110         350       350.00       756,932.13
   215         SBRC     Panola-Redan Crossing                    292.63      18       102         282       274.63       753,022.67
   216         SBRC     Garnet Avenue Shopping Center            360.00       5       115         355       355.00       748,251.82
   217         SBRC     The Chalet Apartments                    345.67      16       104         344       329.67       741,137.06
   218         SBRC     Galt Ocean Plaza                         336.00       6       114         330       330.00       739,942.14
   219         SBRC     Zion Street Apartments                   300.00       8       112         292       292.00       725,157.00
   220         GCFP     Country Square Mobile Home Park          300.00      11       109         289       289.00       718,584.02
   221         GCFP     1513-1517 Taylor Avenue                  300.00      21        99         279       279.00       704,282.87
   222         GCFP     Westside Warehouse                       300.00      10       110         290       290.00       644,208.11
   223         SBRC     Heritage House Apartments                290.67      17       103         283       273.67       638,130.36
   224         SBRC     Troy Building                            240.00      19       101         221       221.00       627,514.38
   225         SBRC     Arlington Manor Mobile Home Park         240.00       6       114         234       234.00       594,538.78
   226         GCFP     Capitol View Apartments, Charles
                         Apartments & Randolph Apartments        300.00      13       107         287       287.00       592,119.45
   227         SBRC     Beresford Retail                         360.00      16       104         344       344.00       586,644.61
   228         SBRC     120 Standard Street                      300.00      17       103         283       283.00       561,038.23
   229         GCFP     2077-2089 New York Avenue                300.00       8       112         292       292.00       546,440.14
   230         SBRC     Blair Place Duplexes                     300.00      17       103         283       283.00       538,687.46
   231         SBRC     18714 Parthenia Street                   300.00      20       100         280       280.00       538,306.29
   232         GCFP     Thornapple Apartments                    300.00      13       107         287       287.00       537,111.98
   233         GCFP     2800 Oakmont Drive                       300.00       8       112         292       292.00       536,562.37
   234         SBRC     Fox Tile                                 289.71      16       104         284       273.71       516,620.50
   235         SBRC     471 Prospect Street                      291.77      16       104         284       275.77       515,209.45
   236         GCFP     Barclay Arms Apartments                  240.00      10       230         230       230.00       512,551.71
   237         SBRC     Wishney                                  300.00      17       103         283       283.00       491,952.03
   238         GCFP     Elmgrove Apartments                      300.00      13       107         287       287.00       478,859.01
   239         SBRC     Centennial Apartments                    339.36      12       108         348       327.36       472,008.93
   240         SBRC     Vanguard Industrial Building             360.00      19       101         341       341.00       470,577.63
   241         GCFP     135-145 Orange Street Apartments         300.00       6       114         294       294.00       457,704.49
   242         SBRC     Brentwood Village Apartments             300.00      19       101         281       281.00       450,509.51
   243         GCFP     Seoul Plaza                              300.00       7       113         293       293.00       447,545.53
   244         SBRC     Glendale Apartments                      300.00       7       113         293       293.00       437,587.79
   245         GCFP     Riverview Apartments                     300.00      11       109         289       289.00       410,846.03
   246         GCFP     820 Linden Boulevard                     240.00      14       106         226       226.00       410,524.89
   247         GCFP     Vail Valley Auto                         300.00      20       100         280       280.00       392,098.34

                        GENERAL MORTGAGE LOAN INFORMATION

                                                                                                             NET
                                                                                          MORT-    ADMIN-    MORT-
CONTROL     MORTGAGE                                                                      GAGE    ISTRATIVE  GAGE     RATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME              ORIGINAL BALANCE    RATE    FEE RATE   RATE     TYPE
----------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II                       385,000.00         7.980%   0.1075%   7.873%    Fixed
   249         GCFP     2096 Saint Georges Avenue                     375,000.00         8.170%   0.1075%   8.063%    Fixed
   250         SBRC     Notre Dame Apartments                         370,000.00         8.500%   0.2975%   8.203%    Fixed
   251         GCFP     Nash Multi-family Apartments                  355,000.00         8.340%   0.1075%   8.233%    Fixed
   252         SBRC     Somers Apartments                             350,000.00         8.750%   0.2975%   8.453%    Fixed
   253         GCFP     Foxglove Apartments, Phase I                  340,000.00         7.980%   0.1075%   7.873%    Fixed
   254         SBRC     Muse Apartments                               322,875.00         8.625%   0.2975%   8.328%    Fixed
   255         GCFP     Chalmer Place                                 315,000.00         9.180%   0.1075%   9.073%    Fixed
   256         GCFP     Ivy Court Apartments                          306,000.00         7.980%   0.1075%   7.873%    Fixed
   257         GCFP     Royce Apartments                              300,000.00         8.390%   0.1075%   8.283%    Fixed
   258         SBRC     C. Martin Company                             300,000.00         9.750%   0.2975%   9.453%    Fixed
   259         GCFP     Aster Court Apartments                        290,000.00         7.980%   0.1075%   7.873%    Fixed
   260         GCFP     Zora Lee Apartments                           284,000.00         8.610%   0.1075%   8.503%    Fixed
   261         GCFP     Foxglove II Apartments                        260,000.00         7.980%   0.1075%   7.873%    Fixed
   262         GCFP     Indiana Street Apartments                     250,000.00         7.900%   0.1075%   7.793%    Fixed
   263         GCFP     "A" Street Apartments                         246,000.00         7.960%   0.1075%   7.853%    Fixed
   264         GCFP     The Colonial Apartments                       240,000.00         8.250%   0.1075%   8.143%    Fixed
   265         GCFP     Taylene Court Apartments                      235,000.00         8.060%   0.1075%   7.953%    Fixed
   266         GCFP     Myrtle Street Apartments                      225,000.00         8.700%   0.1075%   8.593%    Fixed

                                                                      INTEREST                                      FIRST
CONTROL     MORTGAGE                                                   ACCRUAL                                     PAYMENT   GRACE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME               METHOD         LOAN TYPE       NOTE DATE     DATE     PERIOD
------------------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II                        Actual/360      Balloon         04/29/99    06/01/99    10
   249         GCFP     2096 Saint Georges Avenue                      Actual/360      Balloon         02/10/99    04/01/99    10
   250         SBRC     Notre Dame Apartments                          Actual/360      Balloon         12/30/98    02/01/99     5
   251         GCFP     Nash Multi-family Apartments                   Actual/360      Balloon         09/01/99    11/01/99     5
   252         SBRC     Somers Apartments                              Actual/360      Balloon         09/17/99    11/01/99     5
   253         GCFP     Foxglove Apartments, Phase I                   Actual/360      Balloon         04/29/99    06/01/99    10
   254         SBRC     Muse Apartments                                Actual/360      Balloon         12/15/98    02/01/99     5
   255         GCFP     Chalmer Place                                  Actual/360   Fully Amortizing   11/19/99    01/01/00     5
   256         GCFP     Ivy Court Apartments                           Actual/360      Balloon         04/29/99    06/01/99    10
   257         GCFP     Royce Apartments                                 30/360     Fully Amortizing   05/07/99    07/01/99    10
   258         SBRC     C. Martin Company                              Actual/360   Fully Amortizing   10/28/99    12/01/99     5
   259         GCFP     Aster Court Apartments                         Actual/360      Balloon         04/29/99    06/01/99    10
   260         GCFP     Zora Lee Apartments                            Actual/360      Balloon         12/09/99    02/01/00     5
   261         GCFP     Foxglove II Apartments                         Actual/360      Balloon         04/29/99    06/01/99    10
   262         GCFP     Indiana Street Apartments                      Actual/360      Balloon         04/14/99    06/01/99    10
   263         GCFP     "A" Street Apartments                            30/360        Balloon         01/11/99    03/01/99    10
   264         GCFP     The Colonial Apartments                        Actual/360      Balloon         10/08/98    12/01/98    10
   265         GCFP     Taylene Court Apartments                         30/360        Balloon         09/24/98    11/01/98    10
   266         GCFP     Myrtle Street Apartments                       Actual/360      Balloon         11/22/99    01/01/00     5


                                                                                                                      STATED
                                                                     ANTICI-                              ORIGINAL   ORIGINAL
                                                                      PATED     SCHED-        MONTHLY      TERM TO    TERM TO
                                                                      REPAY-     ULED          DEBT       MATURITY /  MATURITY /
CONTROL     MORTGAGE                                                   MENT    MATURITY       SERVICE        ARD        ARD
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME               DATE      DATE         PAYMENT      (MONTHS)  (MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II                         NAP    05/01/09       2,966.39      120        300
   249         GCFP     2096 Saint Georges Avenue                       NAP    03/01/09       2,936.67      120        300
   250         SBRC     Notre Dame Apartments                           NAP    01/01/09       3,009.89      120        300
   251         GCFP     Nash Multi-family Apartments                    NAP    10/01/09       2,820.38      120        300
   252         SBRC     Somers Apartments                               NAP    10/01/09       2,753.45      120        360
   253         GCFP     Foxglove Apartments, Phase I                    NAP    05/01/09       2,619.67      120        300
   254         SBRC     Muse Apartments                                 NAP    01/01/09       2,653.35      120        300
   255         GCFP     Chalmer Place                                   NAP    12/01/19       2,870.70      240        240
   256         GCFP     Ivy Court Apartments                            NAP    05/01/09       2,357.70      120        300
   257         GCFP     Royce Apartments                                NAP    06/01/19       2,582.62      240        240
   258         SBRC     C. Martin Company                               NAP    11/01/11       3,566.40      144        144
   259         GCFP     Aster Court Apartments                          NAP    05/01/09       2,234.43      120        300
   260         GCFP     Zora Lee Apartments                             NAP    01/01/10       2,205.89      120        360
   261         GCFP     Foxglove II Apartments                          NAP    05/01/09       2,003.28      120        300
   262         GCFP     Indiana Street Apartments                       NAP    05/01/09       1,913.01      120        300
   263         GCFP     "A" Street Apartments                           NAP    02/01/09       1,892.15      120        300
   264         GCFP     The Colonial Apartments                         NAP    11/01/08       1,892.28      120        300
   265         GCFP     Taylene Court Apartments                        NAP    10/01/18       1,823.12      240        300
   266         GCFP     Myrtle Street Apartments                        NAP    12/01/09       1,842.19      120        300

                                                             CALCU-
                                                             LATED               REMAIN-     STATED    CALCULATED
                                                            ORIGINAL            ING TERM    REMAINING   REMAINING
                                                             AMORT-                TO        AMORT-      AMORT-
                                                            IZATION   SEASON-   MATURITY    IZATION    IZATION
CONTROL     MORTGAGE                                          TERM      ING      /  ARD       TERM        TERM    CUT-OFF DATE
NUMBER    LOAN SELLER                 LOAN/PROPERTY NAME    (MONTHS)  (MONTHS)  (MONTHS)    (MONTHS)    (MONTHS)     BALANCE
------------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II             300.00       13       107         287       287.00     380,125.29
   249         GCFP     2096 Saint Georges Avenue           300.00       15       105         285       285.00     369,676.83
   250         SBRC     Notre Dame Apartments               289.86       17       103         283       272.86     363,632.31
   251         GCFP     Nash Multi-family Apartments        300.00        8       112         292       292.00     352,441.97
   252         SBRC     Somers Apartments                   360.00        8       112         352       352.00     348,696.54
   253         GCFP     Foxglove Apartments, Phase I        300.00       13       107         287       287.00     335,695.05
   254         SBRC     Muse Apartments                     289.92       17       103         283       272.92     317,444.64
   255         GCFP     Chalmer Place                       240.00        6       234         234       234.00     312,426.03
   256         GCFP     Ivy Court Apartments                300.00       13       107         287       287.00     302,125.59
   257         GCFP     Royce Apartments                    240.00       12       228         228       228.00     293,949.40
   258         SBRC     C. Martin Company                   142.15        7       137         137       135.15     292,148.47
   259         GCFP     Aster Court Apartments              300.00       13       107         287       287.00     286,328.06
   260         GCFP     Zora Lee Apartments                 360.00        5       115         355       355.00     283,284.01
   261         GCFP     Foxglove II Apartments              300.00       13       107         287       287.00     256,707.94
   262         GCFP     Indiana Street Apartments           300.00       13       107         287       287.00     246,785.14
   263         GCFP     "A" Street Apartments               300.00       16       104         284       284.00     241,620.61
   264         GCFP     The Colonial Apartments             300.00       19       101         281       281.00     235,560.58
   265         GCFP     Taylene Court Apartments            300.00       20       220         280       280.00     229,780.70
   266         GCFP     Myrtle Street Apartments            300.00        6       114         294       294.00     223,877.18

                      MORTGAGE LOAN PREPAYMENT INFORMATION


                                                                                                                          LOCKOUT
 CONTROL    MORTGAGE                                                                                                     PERIOD END
 NUMBER    LOAN SELLER     LOAN / PROPERTY NAME                               PREPAYMENT PROVISIONS                        DATE
------------------------------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                       LO(37)/Defeasance(130)/Free(4)               06/30/02
    2          GCFP     Jovanna Villas Apartments                             LO(29)/Defeasance(87)/Free(4)                06/30/02
    3          GCFP     Los Cabos II Apartments                               LO(29)/Defeasance(87)/Free(4)                06/30/02
    4          GCFP     Sunrise Plaza Shopping Center                         LO(29)/Defeasance(87)/Free(4)                06/30/02
    5          GCFP     Hasbrouck & Torview Apartments                        LO(31)/Defeasance(85)/Free(4)                06/30/02
    6          SBRC     Sports Arena Village                                  LO(119)/YM(72)/Free(49)                      05/31/08
    7          GCFP     Holiday Inn Somerset                                  LO(34)/Defeasance(82)/Free(4)                06/30/02
    8          GCFP     Southridge Shopping Center                            LO(28)/Defeasance(88)/Free(4)                06/30/02
    9          GCFP     Stewart Plaza                                         LO(36)/Defeasance(80)/Free(4)                06/30/02
    10         GCFP     The Carriage Building (Building 39)                   LO(31)/Defeasance(85)/Free(4)                06/30/02
    11         GCFP     1000 Adams Avenue                                     LO(33)/Defeasance(83)/Free(4)                06/30/02
    12         GCFP     101 West Avenue                                       LO(34)/Defeasance(82)/Free(4)                06/30/02
    13         GCFP     Clearview Farms Apartments                            LO(48)/Defeasance(68)/Free(4)                01/31/04
    14         GCFP     The TJ Building                                       LO(33)/Defeasance(83)/Free(4)                06/30/02
    15         GCFP     International Precision Components Corp. Building     LO(29)/Defeasance(87)/Free(4)                06/30/02
    16         GCFP     480 Sprague Street                                    LO(30)/Defeasance(86)/Free(4)                06/30/02
    17         GCFP     990 Spring Garden Street                              LO(29)/Defeasance(87)/Free(4)                06/30/02
    18         SBRC     Los Altos Woods Office Building                       LO(33)/Defeasance(84)/Free(3)                06/30/02
    19         GCFP     655 Merrick Avenue                                    LO(34)/Defeasance(82)/Free(4)                06/30/02
    20         GCFP     Nicholson Plaza                                       LO(35)/Defeasance(81)/Free(4)                06/30/02
    21         GCFP     Ventura Village Shopping Center                       LO(28)/Defeasance(88)/Free(4)                06/30/02
    22         SBRC     Bridgetown 1 Office Building                          LO(31)/Defeasance(86)/Free(3)                06/30/02
    23         GCFP     Courtyard Center                                      LO(35)/Defeasance(81)/Free(4)                06/30/02
    24         GCFP     Raymour & Flanigan Plaza A                            LO(32)/Defeasance(84)/Free(4)                06/30/02
    25         GCFP     4707 East Baseline Road                               LO(29)/Defeasance(87)/Free(4)                06/30/02
    26         GCFP     Holiday Inn Arena                                     LO(37)/Defeasance(79)/Free(4)                06/30/02
    27         GCFP     Kentbrook Apartments                                  LO(30)/Defeasance(83)/Free(7)                06/30/02
    28         GCFP     Ramada Plaza Hotel and Office Building                LO(37)/Defeasance(79)/Free(4)                06/30/02
    29         GCFP     Quail Park I                                          LO(28)/Defeasance(88)/Free(4)                06/30/02
    30         GCFP     139 Main Street                                       LO(36)/Defeasance(80)/Free(4)                06/30/02
    31         GCFP     Holiday Inn University                                LO(37)/Defeasance(79)/Free(4)                06/30/02
    32         GCFP     PRG - Scenic Technologies                             LO(35)/Defeasance(81)/Free(4)                06/30/02
    33         GCFP     Raymour & Flanigan Plaza B                            LO(29)/Defeasance(87)/Free(4)                06/30/02
    34         GCFP     West County Professional and Medical Center           LO(29)/Defeasance(87)/Free(4)                06/30/02
    35         SBRC     Herndon Plaza Retail Center                           LO(8)/YM(119)/Free(1)                        03/31/00
    36         GCFP     15250 Avenue of Science                               LO(59)/Grtr1%UPBorYM(57)/Free(4)             08/31/03
    37         GCFP     The Barnyard Retail Center                            LO(44)/Defeasance(72)/Free(4)                06/30/02
    38         GCFP     711 Madison Avenue                                    LO(34)/Defeasance(82)/Free(4)                06/30/02
    39         SBRC     132 South Rodeo Drive                                 LO(33)/Defeasance(84)/Free(3)                06/30/02
    40         GCFP     4001 Fairview Industrial Drive Southeast              LO(29)/Defeasance(87)/Free(4)                06/30/02
    41         GCFP     The Parris Building (Building 34)                     LO(33)/Defeasance(83)/Free(4)                06/30/02
    42         SBRC     Cherry Tree Shopping Center                           LO(30)/Defeasance(86)/Free(4)                06/30/02
    43         SBRC     1916-1928 Old Middlefield Road                        LO(33)/Defeasance(84)/Free(3)                06/30/02
    44         GCFP     Days Inn Singer Island                                LO(35)/Defeasance(81)/Free(4)                06/30/02
    45         GCFP     The Sports Authority                                  LO(39)/Defeasance(137)/Free(4)               06/30/02
    46         GCFP     Grand Union Supermarket                               LO(33)/Defeasance(78)/Free(4)                06/30/02
    47         GCFP     Parklawn Center                                       LO(30)/Defeasance(86)/Free(4)                06/30/02
    48         GCFP     Two World's Fair Drive                                LO(35)/Defeasance(81)/Free(4)                06/30/02
    49         GCFP     Arden Woods Office Building                           LO(29)/Defeasance(87)/Free(4)                06/30/02
    50         GCFP     350 Centerpointe                                      LO(48)/Defeasance(68)/Free(4)                08/31/03
    51         GCFP     Erie Canal Commons                                    LO(37)/Defeasance(79)/Free(4)                06/30/02
    52         GCFP     Executive Center Northridge                           LO(31)/Defeasance(82)/Free(7)                06/30/02
    53         SBRC     Jester Village Retail Center                          LO(30)/Defeasance(86)/Free(4)                06/30/02
    54         GCFP     Suncreek Corporate Center                             LO(30)/Defeasance(86)/Free(4)                06/30/02
    55         GCFP     Airport Business Plaza                                LO(59)/Grtr1%UPBorYM(58)/Free(3)             08/31/03
    56         SBRC     Otay Distribution Center                              LO(29)/Defeasance(87)/Free(4)                06/30/02
    57         GCFP     Groesbeck Industrial Park                             LO(28)/Defeasance(88)/Free(4)                06/30/02
    58         GCFP     A Safe Self Storage                                   LO(31)/Defeasance(85)/Free(4)                06/30/02
    59         GCFP     Audobon One                                           LO(35)/Defeasance(81)/Free(4)                06/30/02
    60         GCFP     Quail Valley Apartments                               LO(30)/Defeasance(86)/Free(4)                06/30/02
    61         SBRC     Valley Sunset Center                                  LO(60)/Grtr1%UPBorYM(56)/Free(4)             03/31/03
    62         GCFP     Tangerine Hill Apartments                             LO(37)/Defeasance(79)/Free(4)                06/30/02
    63         GCFP     Modesto Imaging Center                                LO(30)/Defeasance(86)/Free(4)                06/30/02
    64         GCFP     Beechnut Grove Apartments                             LO(30)/Defeasance(50)/Free(4)                06/30/02



                                                                                                            YIELD           YIELD
                                                                                                         MAINTENANCE    MAINTENANCE
 CONTROL    MORTGAGE                                                          DEFEASE    DEFEASE END    PERIOD START     PERIOD END
 NUMBER    LOAN SELLER     LOAN / PROPERTY NAME                              START DATE      DATE            DATE           DATE
------------------------------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                        07/01/02     04/30/13          NAP              NAP
    2          GCFP     Jovanna Villas Apartments                              07/01/02     09/30/09          NAP              NAP
    3          GCFP     Los Cabos II Apartments                                07/01/02     09/30/09          NAP              NAP
    4          GCFP     Sunrise Plaza Shopping Center                          07/01/02     09/30/09          NAP              NAP
    5          GCFP     Hasbrouck & Torview Apartments                         07/01/02     07/31/09          NAP              NAP
    6          SBRC     Sports Arena Village                                      NAP          NAP          06/01/08        05/31/14
    7          GCFP     Holiday Inn Somerset                                   07/01/02     04/30/09          NAP              NAP
    8          GCFP     Southridge Shopping Center                             07/01/02     10/31/09          NAP              NAP
    9          GCFP     Stewart Plaza                                          07/01/02     02/28/09          NAP              NAP
    10         GCFP     The Carriage Building (Building 39)                    07/01/02     07/31/09          NAP              NAP
    11         GCFP     1000 Adams Avenue                                      07/01/02     05/31/09          NAP              NAP
    12         GCFP     101 West Avenue                                        07/01/02     04/30/09          NAP              NAP
    13         GCFP     Clearview Farms Apartments                             02/01/04     09/30/09          NAP              NAP
    14         GCFP     The TJ Building                                        07/01/02     05/31/09          NAP              NAP
    15         GCFP     International Precision Components Corp. Building      07/01/02     09/30/09          NAP              NAP
    16         GCFP     480 Sprague Street                                     07/01/02     08/31/09          NAP              NAP
    17         GCFP     990 Spring Garden Street                               07/01/02     09/30/09          NAP              NAP
    18         SBRC     Los Altos Woods Office Building                        07/01/02     06/30/09          NAP              NAP
    19         GCFP     655 Merrick Avenue                                     07/01/02     04/30/09          NAP              NAP
    20         GCFP     Nicholson Plaza                                        07/01/02     03/31/09          NAP              NAP
    21         GCFP     Ventura Village Shopping Center                        07/01/02     10/31/09          NAP              NAP
    22         SBRC     Bridgetown 1 Office Building                           07/01/02     08/31/09          NAP              NAP
    23         GCFP     Courtyard Center                                       07/01/02     03/31/09          NAP              NAP
    24         GCFP     Raymour & Flanigan Plaza A                             07/01/02     06/30/09          NAP              NAP
    25         GCFP     4707 East Baseline Road                                07/01/02     09/30/09          NAP              NAP
    26         GCFP     Holiday Inn Arena                                      07/01/02     01/31/09          NAP              NAP
    27         GCFP     Kentbrook Apartments                                   07/01/02     05/31/09          NAP              NAP
    28         GCFP     Ramada Plaza Hotel and Office Building                 07/01/02     01/31/09          NAP              NAP
    29         GCFP     Quail Park I                                           07/01/02     10/31/09          NAP              NAP
    30         GCFP     139 Main Street                                        07/01/02     02/28/09          NAP              NAP
    31         GCFP     Holiday Inn University                                 07/01/02     01/31/09          NAP              NAP
    32         GCFP     PRG - Scenic Technologies                              07/01/02     03/31/09          NAP              NAP
    33         GCFP     Raymour & Flanigan Plaza B                             07/01/02     09/30/09          NAP              NAP
    34         GCFP     West County Professional and Medical Center            07/01/02     09/30/09          NAP              NAP
    35         SBRC     Herndon Plaza Retail Center                               NAP          NAP          04/01/00        02/28/10
    36         GCFP     15250 Avenue of Science                                   NAP          NAP          09/01/03        05/30/08
    37         GCFP     The Barnyard Retail Center                             07/01/02     06/30/08          NAP              NAP
    38         GCFP     711 Madison Avenue                                     07/01/02     04/30/09          NAP              NAP
    39         SBRC     132 South Rodeo Drive                                  07/01/02     06/30/09          NAP              NAP
    40         GCFP     4001 Fairview Industrial Drive Southeast               07/01/02     09/30/09          NAP              NAP
    41         GCFP     The Parris Building (Building 34)                      07/01/02     05/31/09          NAP              NAP
    42         SBRC     Cherry Tree Shopping Center                            07/01/02     08/31/09          NAP              NAP
    43         SBRC     1916-1928 Old Middlefield Road                         07/01/02     06/30/09          NAP              NAP
    44         GCFP     Days Inn Singer Island                                 07/01/02     03/31/09          NAP              NAP
    45         GCFP     The Sports Authority                                   07/01/02     11/30/13          NAP              NAP
    46         GCFP     Grand Union Supermarket                                07/01/02     12/31/08          NAP              NAP
    47         GCFP     Parklawn Center                                        07/01/02     08/31/09          NAP              NAP
    48         GCFP     Two World's Fair Drive                                 07/01/02     03/31/09          NAP              NAP
    49         GCFP     Arden Woods Office Building                            07/01/02     09/30/09          NAP              NAP
    50         GCFP     350 Centerpointe                                       09/01/03     04/30/09          NAP              NAP
    51         GCFP     Erie Canal Commons                                     07/01/02     01/31/09          NAP              NAP
    52         GCFP     Executive Center Northridge                            07/01/02     04/30/09          NAP              NAP
    53         SBRC     Jester Village Retail Center                           07/01/02     08/31/09          NAP              NAP
    54         GCFP     Suncreek Corporate Center                              07/01/02     08/31/09          NAP              NAP
    55         GCFP     Airport Business Plaza                                    NAP          NAP          09/01/03        06/30/08
    56         SBRC     Otay Distribution Center                               07/01/02     09/30/09          NAP              NAP
    57         GCFP     Groesbeck Industrial Park                              07/01/02     10/31/09          NAP              NAP
    58         GCFP     A Safe Self Storage                                    07/01/02     07/31/09          NAP              NAP
    59         GCFP     Audobon One                                            07/01/02     03/31/09          NAP              NAP
    60         GCFP     Quail Valley Apartments                                07/01/02     08/31/09          NAP              NAP
    61         SBRC     Valley Sunset Center                                      NAP          NAP          04/01/03        11/30/07
    62         GCFP     Tangerine Hill Apartments                              07/01/02     01/31/09          NAP              NAP
    63         GCFP     Modesto Imaging Center                                 07/01/02     08/31/09          NAP              NAP
    64         GCFP     Beechnut Grove Apartments                              07/01/02     08/31/06          NAP              NAP



                                                                                 PREPAYMENT     PREPAYMENT
 CONTROL    MORTGAGE                                                            PENALTY START   PENALTY END
 NUMBER    LOAN SELLER     LOAN / PROPERTY NAME                                     DATE          DATE
--------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                               NAP            NAP
    2          GCFP     Jovanna Villas Apartments                                     NAP            NAP
    3          GCFP     Los Cabos II Apartments                                       NAP            NAP
    4          GCFP     Sunrise Plaza Shopping Center                                 NAP            NAP
    5          GCFP     Hasbrouck & Torview Apartments                                NAP            NAP
    6          SBRC     Sports Arena Village                                          NAP            NAP
    7          GCFP     Holiday Inn Somerset                                          NAP            NAP
    8          GCFP     Southridge Shopping Center                                    NAP            NAP
    9          GCFP     Stewart Plaza                                                 NAP            NAP
    10         GCFP     The Carriage Building (Building 39)                           NAP            NAP
    11         GCFP     1000 Adams Avenue                                             NAP            NAP
    12         GCFP     101 West Avenue                                               NAP            NAP
    13         GCFP     Clearview Farms Apartments                                    NAP            NAP
    14         GCFP     The TJ Building                                               NAP            NAP
    15         GCFP     International Precision Components Corp. Building             NAP            NAP
    16         GCFP     480 Sprague Street                                            NAP            NAP
    17         GCFP     990 Spring Garden Street                                      NAP            NAP
    18         SBRC     Los Altos Woods Office Building                               NAP            NAP
    19         GCFP     655 Merrick Avenue                                            NAP            NAP
    20         GCFP     Nicholson Plaza                                               NAP            NAP
    21         GCFP     Ventura Village Shopping Center                               NAP            NAP
    22         SBRC     Bridgetown 1 Office Building                                  NAP            NAP
    23         GCFP     Courtyard Center                                              NAP            NAP
    24         GCFP     Raymour & Flanigan Plaza A                                    NAP            NAP
    25         GCFP     4707 East Baseline Road                                       NAP            NAP
    26         GCFP     Holiday Inn Arena                                             NAP            NAP
    27         GCFP     Kentbrook Apartments                                          NAP            NAP
    28         GCFP     Ramada Plaza Hotel and Office Building                        NAP            NAP
    29         GCFP     Quail Park I                                                  NAP            NAP
    30         GCFP     139 Main Street                                               NAP            NAP
    31         GCFP     Holiday Inn University                                        NAP            NAP
    32         GCFP     PRG - Scenic Technologies                                     NAP            NAP
    33         GCFP     Raymour & Flanigan Plaza B                                    NAP            NAP
    34         GCFP     West County Professional and Medical Center                   NAP            NAP
    35         SBRC     Herndon Plaza Retail Center                                   NAP            NAP
    36         GCFP     15250 Avenue of Science                                       NAP            NAP
    37         GCFP     The Barnyard Retail Center                                    NAP            NAP
    38         GCFP     711 Madison Avenue                                            NAP            NAP
    39         SBRC     132 South Rodeo Drive                                         NAP            NAP
    40         GCFP     4001 Fairview Industrial Drive Southeast                      NAP            NAP
    41         GCFP     The Parris Building (Building 34)                             NAP            NAP
    42         SBRC     Cherry Tree Shopping Center                                   NAP            NAP
    43         SBRC     1916-1928 Old Middlefield Road                                NAP            NAP
    44         GCFP     Days Inn Singer Island                                        NAP            NAP
    45         GCFP     The Sports Authority                                          NAP            NAP
    46         GCFP     Grand Union Supermarket                                       NAP            NAP
    47         GCFP     Parklawn Center                                               NAP            NAP
    48         GCFP     Two World's Fair Drive                                        NAP            NAP
    49         GCFP     Arden Woods Office Building                                   NAP            NAP
    50         GCFP     350 Centerpointe                                              NAP            NAP
    51         GCFP     Erie Canal Commons                                            NAP            NAP
    52         GCFP     Executive Center Northridge                                   NAP            NAP
    53         SBRC     Jester Village Retail Center                                  NAP            NAP
    54         GCFP     Suncreek Corporate Center                                     NAP            NAP
    55         GCFP     Airport Business Plaza                                        NAP            NAP
    56         SBRC     Otay Distribution Center                                      NAP            NAP
    57         GCFP     Groesbeck Industrial Park                                     NAP            NAP
    58         GCFP     A Safe Self Storage                                           NAP            NAP
    59         GCFP     Audobon One                                                   NAP            NAP
    60         GCFP     Quail Valley Apartments                                       NAP            NAP
    61         SBRC     Valley Sunset Center                                          NAP            NAP
    62         GCFP     Tangerine Hill Apartments                                     NAP            NAP
    63         GCFP     Modesto Imaging Center                                        NAP            NAP
    64         GCFP     Beechnut Grove Apartments                                     NAP            NAP



                                                                                                            YIELD
 CONTROL    MORTGAGE                                                              YIELD MAINTENANCE      MAINTENANCE
 NUMBER    LOAN SELLER     LOAN / PROPERTY NAME                                 CALCULATION METHOD     INTEREST RATE
-----------------------------------------------------------------------------------------------------------------------
    1          SBRC     Putnam Building                                                   NAP                 NAP
    2          GCFP     Jovanna Villas Apartments                                         NAP                 NAP
    3          GCFP     Los Cabos II Apartments                                           NAP                 NAP
    4          GCFP     Sunrise Plaza Shopping Center                                     NAP                 NAP
    5          GCFP     Hasbrouck & Torview Apartments                                    NAP                 NAP
    6          SBRC     Sports Arena Village                                         Present Value       Treasury Flat
    7          GCFP     Holiday Inn Somerset                                              NAP                 NAP
    8          GCFP     Southridge Shopping Center                                        NAP                 NAP
    9          GCFP     Stewart Plaza                                                     NAP                 NAP
    10         GCFP     The Carriage Building (Building 39)                               NAP                 NAP
    11         GCFP     1000 Adams Avenue                                                 NAP                 NAP
    12         GCFP     101 West Avenue                                                   NAP                 NAP
    13         GCFP     Clearview Farms Apartments                                        NAP                 NAP
    14         GCFP     The TJ Building                                                   NAP                 NAP
    15         GCFP     International Precision Components Corp. Building                 NAP                 NAP
    16         GCFP     480 Sprague Street                                                NAP                 NAP
    17         GCFP     990 Spring Garden Street                                          NAP                 NAP
    18         SBRC     Los Altos Woods Office Building                                   NAP                 NAP
    19         GCFP     655 Merrick Avenue                                                NAP                 NAP
    20         GCFP     Nicholson Plaza                                                   NAP                 NAP
    21         GCFP     Ventura Village Shopping Center                                   NAP                 NAP
    22         SBRC     Bridgetown 1 Office Building                                      NAP                 NAP
    23         GCFP     Courtyard Center                                                  NAP                 NAP
    24         GCFP     Raymour & Flanigan Plaza A                                        NAP                 NAP
    25         GCFP     4707 East Baseline Road                                           NAP                 NAP
    26         GCFP     Holiday Inn Arena                                                 NAP                 NAP
    27         GCFP     Kentbrook Apartments                                              NAP                 NAP
    28         GCFP     Ramada Plaza Hotel and Office Building                            NAP                 NAP
    29         GCFP     Quail Park I                                                      NAP                 NAP
    30         GCFP     139 Main Street                                                   NAP                 NAP
    31         GCFP     Holiday Inn University                                            NAP                 NAP
    32         GCFP     PRG - Scenic Technologies                                         NAP                 NAP
    33         GCFP     Raymour & Flanigan Plaza B                                        NAP                 NAP
    34         GCFP     West County Professional and Medical Center                       NAP                 NAP
    35         SBRC     Herndon Plaza Retail Center                                  Present Value       Treasury Flat
    36         GCFP     15250 Avenue of Science                                      Present Value       Treasury Flat
    37         GCFP     The Barnyard Retail Center                                        NAP                 NAP
    38         GCFP     711 Madison Avenue                                                NAP                 NAP
    39         SBRC     132 South Rodeo Drive                                             NAP                 NAP
    40         GCFP     4001 Fairview Industrial Drive Southeast                          NAP                 NAP
    41         GCFP     The Parris Building (Building 34)                                 NAP                 NAP
    42         SBRC     Cherry Tree Shopping Center                                       NAP                 NAP
    43         SBRC     1916-1928 Old Middlefield Road                                    NAP                 NAP
    44         GCFP     Days Inn Singer Island                                            NAP                 NAP
    45         GCFP     The Sports Authority                                              NAP                 NAP
    46         GCFP     Grand Union Supermarket                                           NAP                 NAP
    47         GCFP     Parklawn Center                                                   NAP                 NAP
    48         GCFP     Two World's Fair Drive                                            NAP                 NAP
    49         GCFP     Arden Woods Office Building                                       NAP                 NAP
    50         GCFP     350 Centerpointe                                                  NAP                 NAP
    51         GCFP     Erie Canal Commons                                                NAP                 NAP
    52         GCFP     Executive Center Northridge                                       NAP                 NAP
    53         SBRC     Jester Village Retail Center                                      NAP                 NAP
    54         GCFP     Suncreek Corporate Center                                         NAP                 NAP
    55         GCFP     Airport Business Plaza                                       Present Value       Treasury Flat
    56         SBRC     Otay Distribution Center                                          NAP                 NAP
    57         GCFP     Groesbeck Industrial Park                                         NAP                 NAP
    58         GCFP     A Safe Self Storage                                               NAP                 NAP
    59         GCFP     Audobon One                                                       NAP                 NAP
    60         GCFP     Quail Valley Apartments                                           NAP                 NAP
    61         SBRC     Valley Sunset Center                                         Present Value       Treasury Flat
    62         GCFP     Tangerine Hill Apartments                                         NAP                 NAP
    63         GCFP     Modesto Imaging Center                                            NAP                 NAP
    64         GCFP     Beechnut Grove Apartments                                         NAP                 NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION

                                                                                                                      LOCKOUT
   CONTROL     MORTGAGE                                                                                               PERIOD END
   NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                         PREPAYMENT PROVISIONS                         DATE
----------------------------------------------------------------------------------------------------------------------------------

    65         GCFP        Woodvine Apartments                            LO(30)/Defeasance(50)/Free(4)                06/30/02
    66         GCFP        Holiday Inn Kennedy Space Center               LO(37)/Defeasance(79)/Free(4)                06/30/02
    67         GCFP        Chateau Resort & Conf.                         LO(33)/Defeasance(83)/Free(4)                06/30/02
    68         GCFP        West Pointe Apartments                         LO(31)/Defeasance(85)/Free(4)                06/30/02
    69         GCFP        Auburn Hills Industrial Center                 LO(28)/Defeasance(88)/Free(4)                06/30/02
    70         SBRC        Ponderosa Village Shopping Center              LO(35)/Defeasance(82)/Free(3)                06/30/02
    71         SBRC        Heinz Apartments                               LO(31)/Defeasance(86)/Free(3)                06/30/02
    72         GCFP        Barcelona Apartments                           LO(33)/Defeasance(80)/Free(7)                06/30/02
    73         SBRC        Highbury Court Apartments                      LO(35)/Defeasance(82)/Free(3)                06/30/02
    74         GCFP        BankBoston Building                            LO(31)/Defeasance(85)/Free(4)                06/30/02
    75         GCFP        43 West 47th Street                            LO(48)/Defeasance(68)/Free(4)                10/31/03
    76         SBRC        58-38 Page Place                               LO(34)/Defeasance(83)/Free(3)                06/30/02
    77         GCFP        3832-3844 Sepulveda Boulevard                  LO(59)/Grtr1%UPBorYM(54)/Free(7)             08/31/03
    78         SBRC        Sweetwater Plaza East                          LO(47)/YM(66)/Free(7)                        03/31/02
    79         SBRC        Duane Reade Maspeth                            LO(36)/Defeasance(80)/Free(4)                06/30/02
    80         GCFP        Fairfield Inn Houma                            LO(37)/Defeasance(259)/Free(4)               06/30/02
    81         SBRC        Brentwood Apartments                           LO(59)/Grtr1%UPBorYM(57)/Free(4)             04/30/04
    82         SBRC        Whitehall Apartments                           LO(59)/Grtr1%UPBorYM(57)/Free(4)             04/30/04
    83         SBRC        Wind River Park Plaza                          LO(33)/Defeasance(84)/Free(3)                06/30/02
    84         SBRC        Newport Victoria Plaza                         LO(33)/Defeasance(84)/Free(3)                06/30/02
    85         SBRC        Haverty Furniture Store                        LO(33)/Defeasance(84)/Free(3)                06/30/02
    86         GCFP        Westgate Office Center                         LO(33)/Defeasance(83)/Free(4)                06/30/02
    87         GCFP        Commonwealth Park                              LO(32)/Defeasance(84)/Free(4)                06/30/02
    88         SBRC        New Jersey Portfolio                           LO(35)/Defeasance(81)/Free(4)                05/31/02
   88A         SBRC        5004 Palisades
   88B         SBRC        727 & 727A 25th Street
   88C         SBRC        Franklin's Tower Two
   88D         SBRC        Franklin's Tower One
    89         GCFP        Centerpointe 24-Hour Fitness                   LO(32)/Defeasance(84)/Free(4)                06/30/02
    90         GCFP        Keats Plaza                                    LO(30)/Defeasance(86)/Free(4)                06/30/02
    91         SBRC        South Pointe Townhomes                         LO(29)/Defeasance(70)/Free(4)                06/30/02
    92         GCFP        Glenmoor Green I Apartments                    LO(30)/Defeasance(83)/Free(7)                06/30/02
    93         SBRC        Alameda Shopping Center                        LO(34)/Defeasance(82)/Free(4)                06/30/02
    94         SBRC        41 North Division Street                       LO(32)/Defeasance(85)/Free(3)                06/30/02
    95         GCFP        Glenmoor Green II Apartments                   LO(30)/Defeasance(83)/Free(7)                06/30/02
    96         GCFP        Flagship Wharf Commercial Condominium          LO(36)/Defeasance(80)/Free(4)                06/30/02
    97         GCFP        South Park Center                              LO(33)/Defeasance(83)/Free(4)                06/30/02
    98         GCFP        1952 West El Camino                            LO(34)/Defeasance(82)/Free(4)                06/30/02
    99         SBRC        Office Max Traverse                            LO(84)/Grtr1%UPBorYM(145)/Free(2)            10/31/04
   100         GCFP        Rockland Multi-family Residences               LO(33)/Defeasance(83)/Free(4)                06/30/02
   101         GCFP        Realty Expert Building                         LO(48)/Defeasance(68)/Free(4)                11/30/03
   102         GCFP        75 Bermar Park, Nickel Office Building         LO(48)/Defeasance(68)/Free(4)                10/31/03
                           & Tonida Office Building
   103         SBRC        Office Max Mankato                             LO(84)/Grtr1%UPBorYM(145)/Free(2)            02/28/05
   104         SBRC        Office Max Martinsburg                         LO(84)/Grtr1%UPBorYM(144)/Free(2)            11/30/05
   105         GCFP        Kmart South Bend                               LO(32)/Defeasance(84)/Free(4)                06/30/02
   106         GCFP        Wolfie's Plaza                                 LO(35)/Defeasance(81)/Free(4)                06/30/02
   107         GCFP        200-220 West 1st Street                        LO(48)/Defeasance(68)/Free(4)                10/31/03
   108         GCFP        The Loring Building                            LO(33)/Defeasance(83)/Free(4)                06/30/02
   109         GCFP        Park Paloma Apartments                         LO(32)/Defeasance(84)/Free(4)                06/30/02
   110         GCFP        Mitchell Building                              LO(37)/Defeasance(79)/Free(4)                06/30/02
   111         GCFP        Kennedy I Office Building                      LO(28)/Defeasance(90)/Free(2)                06/30/02
   112         SBRC        Holiday Inn Express                            LO(35)/Defeasance(81)/Free(4)                03/31/02
   113         GCFP        16300 Addison Road Office Building             LO(33)/Defeasance(83)/Free(4)                06/30/02
   114         GCFP        Fairfield Inn Jackson                          LO(37)/Defeasance(259)/Free(4)               06/30/02
   115         SBRC        Amberwood  Mobile Home Park                    LO(35)/Defeasance(82)/Free(3)                06/30/02
   116         SBRC        Carson Commerce Center                         LO(34)/Defeasance(82)/Free(4)                06/30/02
   117         GCFP        Nome Plaza Shopping Center                     LO(48)/Defeasance(68)/Free(4)                05/31/03
   118         GCFP        River Park Shopping Center                     LO(36)/Defeasance(80)/Free(4)                06/30/02
   119         SBRC        Fountain Plaza                                 LO(44)/Defeasance(72)/Free(4)                06/30/02
   120         GCFP        Fairfield Inn Hattiesburg                      LO(37)/Defeasance(259)/Free(4)               06/30/02
   121         GCFP        Fairfield Inn Lake Charles-Sulphur             LO(37)/Defeasance(259)/Free(4)               06/30/02


   122         SBRC        Hampton Inn Blythe                             LO(60)/Grtr1%UPBorYM(174)/Free(6)            11/30/02


                      MORTGAGE LOAN PREPAYMENT INFORMATION

                                                                                                           YIELD          YIELD
                                                                                                        MAINTENANCE     MAINTENANCE
   CONTROL     MORTGAGE                                                       DEFEASE    DEFEASE END    PERIOD START    PERIOD END
   NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                          START DATE     DATE           DATE            DATE
------------------------------------------------------------------------------------------------------------------------------------

    65         GCFP        Woodvine Apartments                               07/01/02     08/31/06          NAP              NAP
    66         GCFP        Holiday Inn Kennedy Space Center                  07/01/02     01/31/09          NAP              NAP
    67         GCFP        Chateau Resort & Conf.                            07/01/02     05/31/09          NAP              NAP
    68         GCFP        West Pointe Apartments                            07/01/02     07/31/09          NAP              NAP
    69         GCFP        Auburn Hills Industrial Center                    07/01/02     10/31/09          NAP              NAP
    70         SBRC        Ponderosa Village Shopping Center                 07/01/02     04/30/09          NAP              NAP
    71         SBRC        Heinz Apartments                                  07/01/02     08/31/09          NAP              NAP
    72         GCFP        Barcelona Apartments                              07/01/02     02/28/09          NAP              NAP
    73         SBRC        Highbury Court Apartments                         07/01/02     04/30/09          NAP              NAP
    74         GCFP        BankBoston Building                               07/01/02     07/31/09          NAP              NAP
    75         GCFP        43 West 47th Street                               11/01/03     06/30/09          NAP              NAP
    76         SBRC        58-38 Page Place                                  07/01/02     05/31/09          NAP              NAP
    77         GCFP        3832-3844 Sepulveda Boulevard                        NAP          NAP          09/01/03        02/29/08
    78         SBRC        Sweetwater Plaza East                                NAP          NAP          04/01/02        09/30/07
    79         SBRC        Duane Reade Maspeth                               07/01/02     02/28/09          NAP              NAP
    80         GCFP        Fairfield Inn Houma                               07/01/02     01/31/24          NAP              NAP
    81         SBRC        Brentwood Apartments                                 NAP          NAP          05/01/04        01/31/09
    82         SBRC        Whitehall Apartments                                 NAP          NAP          05/01/04        01/31/09
    83         SBRC        Wind River Park Plaza                             07/01/02     06/30/09          NAP              NAP
    84         SBRC        Newport Victoria Plaza                            07/01/02     06/30/09          NAP              NAP
    85         SBRC        Haverty Furniture Store                           07/01/02     06/30/09          NAP              NAP
    86         GCFP        Westgate Office Center                            07/01/02     05/31/09          NAP              NAP
    87         GCFP        Commonwealth Park                                 07/01/02     06/30/09          NAP              NAP
    88         SBRC        New Jersey Portfolio                              06/01/02     02/28/09          NAP              NAP
   88A         SBRC        5004 Palisades
   88B         SBRC        727 & 727A 25th Street
   88C         SBRC        Franklin's Tower Two
   88D         SBRC        Franklin's Tower One
    89         GCFP        Centerpointe 24-Hour Fitness                      07/01/02     06/30/09          NAP              NAP
    90         GCFP        Keats Plaza                                       07/01/02     08/31/09          NAP              NAP
    91         SBRC        South Pointe Townhomes                            07/01/02     04/30/08          NAP              NAP
    92         GCFP        Glenmoor Green I Apartments                       07/01/02     05/31/09          NAP              NAP
    93         SBRC        Alameda Shopping Center                           07/01/02     04/30/09          NAP              NAP
    94         SBRC        41 North Division Street                          07/01/02     07/31/09          NAP              NAP
    95         GCFP        Glenmoor Green II Apartments                      07/01/02     05/31/09          NAP              NAP
    96         GCFP        Flagship Wharf Commercial Condominium             07/01/02     02/28/09          NAP              NAP
    97         GCFP        South Park Center                                 07/01/02     05/31/09          NAP              NAP
    98         GCFP        1952 West El Camino                               07/01/02     04/30/09          NAP              NAP
    99         SBRC        Office Max Traverse                                  NAP          NAP          11/01/04        11/30/16
   100         GCFP        Rockland Multi-family Residences                  07/01/02     05/31/09          NAP              NAP
   101         GCFP        Realty Expert Building                            12/01/03     07/31/09          NAP              NAP
   102         GCFP        75 Bermar Park, Nickel Office Building            11/01/03     06/30/09          NAP              NAP
                           & Tonida Office Building
   103         SBRC        Office Max Mankato                                   NAP          NAP          03/01/05        03/31/17
   104         SBRC        Office Max Martinsburg                               NAP          NAP          12/01/05        11/30/17
   105         GCFP        Kmart South Bend                                  07/01/02     06/30/09          NAP              NAP
   106         GCFP        Wolfie's Plaza                                    07/01/02     03/31/09          NAP              NAP
   107         GCFP        200-220 West 1st Street                           11/01/03     06/30/09          NAP              NAP
   108         GCFP        The Loring Building                               07/01/02     05/31/09          NAP              NAP
   109         GCFP        Park Paloma Apartments                            07/01/02     06/30/09          NAP              NAP
   110         GCFP        Mitchell Building                                 07/01/02     01/31/09          NAP              NAP
   111         GCFP        Kennedy I Office Building                         07/01/02     12/31/09          NAP              NAP
   112         SBRC        Holiday Inn Express                               04/01/02     12/31/08          NAP              NAP
   113         GCFP        16300 Addison Road Office Building                07/01/02     05/31/09          NAP              NAP
   114         GCFP        Fairfield Inn Jackson                             07/01/02     01/31/24          NAP              NAP
   115         SBRC        Amberwood  Mobile Home Park                       07/01/02     04/30/09          NAP              NAP
   116         SBRC        Carson Commerce Center                            07/01/02     04/30/09          NAP              NAP
   117         GCFP        Nome Plaza Shopping Center                        06/01/03     01/31/09          NAP              NAP
   118         GCFP        River Park Shopping Center                        07/01/02     02/28/09          NAP              NAP
   119         SBRC        Fountain Plaza                                    07/01/02     06/30/08          NAP              NAP
   120         GCFP        Fairfield Inn Hattiesburg                         07/01/02     01/31/24          NAP              NAP
   121         GCFP        Fairfield Inn Lake Charles-Sulphur                07/01/02     01/31/24          NAP              NAP


   122         SBRC        Hampton Inn Blythe                                   NAP          NAP          12/01/02        05/31/17




                                                                             PREPAYMENT      PREPAYMENT
   CONTROL     MORTGAGE                                                    PENALTY START   PENALTY END
   NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                            DATE            DATE
----------------------------------------------------------------------------------------------------------

    65         GCFP        Woodvine Apartments                                   NAP            NAP
    66         GCFP        Holiday Inn Kennedy Space Center                      NAP            NAP
    67         GCFP        Chateau Resort & Conf.                                NAP            NAP
    68         GCFP        West Pointe Apartments                                NAP            NAP
    69         GCFP        Auburn Hills Industrial Center                        NAP            NAP
    70         SBRC        Ponderosa Village Shopping Center                     NAP            NAP
    71         SBRC        Heinz Apartments                                      NAP            NAP
    72         GCFP        Barcelona Apartments                                  NAP            NAP
    73         SBRC        Highbury Court Apartments                             NAP            NAP
    74         GCFP        BankBoston Building                                   NAP            NAP
    75         GCFP        43 West 47th Street                                   NAP            NAP
    76         SBRC        58-38 Page Place                                      NAP            NAP
    77         GCFP        3832-3844 Sepulveda Boulevard                         NAP            NAP
    78         SBRC        Sweetwater Plaza East                                 NAP            NAP
    79         SBRC        Duane Reade Maspeth                                   NAP            NAP
    80         GCFP        Fairfield Inn Houma                                   NAP            NAP
    81         SBRC        Brentwood Apartments                                  NAP            NAP
    82         SBRC        Whitehall Apartments                                  NAP            NAP
    83         SBRC        Wind River Park Plaza                                 NAP            NAP
    84         SBRC        Newport Victoria Plaza                                NAP            NAP
    85         SBRC        Haverty Furniture Store                               NAP            NAP
    86         GCFP        Westgate Office Center                                NAP            NAP
    87         GCFP        Commonwealth Park                                     NAP            NAP
    88         SBRC        New Jersey Portfolio                                  NAP            NAP
   88A         SBRC        5004 Palisades
   88B         SBRC        727 & 727A 25th Street
   88C         SBRC        Franklin's Tower Two
   88D         SBRC        Franklin's Tower One
    89         GCFP        Centerpointe 24-Hour Fitness                          NAP            NAP
    90         GCFP        Keats Plaza                                           NAP            NAP
    91         SBRC        South Pointe Townhomes                                NAP            NAP
    92         GCFP        Glenmoor Green I Apartments                           NAP            NAP
    93         SBRC        Alameda Shopping Center                               NAP            NAP
    94         SBRC        41 North Division Street                              NAP            NAP
    95         GCFP        Glenmoor Green II Apartments                          NAP            NAP
    96         GCFP        Flagship Wharf Commercial Condominium                 NAP            NAP
    97         GCFP        South Park Center                                     NAP            NAP
    98         GCFP        1952 West El Camino                                   NAP            NAP
    99         SBRC        Office Max Traverse                                   NAP            NAP
   100         GCFP        Rockland Multi-family Residences                      NAP            NAP
   101         GCFP        Realty Expert Building                                NAP            NAP
   102         GCFP        75 Bermar Park, Nickel Office Building                NAP            NAP
                           & Tonida Office Building
   103         SBRC        Office Max Mankato                                    NAP            NAP
   104         SBRC        Office Max Martinsburg                                NAP            NAP
   105         GCFP        Kmart South Bend                                      NAP            NAP
   106         GCFP        Wolfie's Plaza                                        NAP            NAP
   107         GCFP        200-220 West 1st Street                               NAP            NAP
   108         GCFP        The Loring Building                                   NAP            NAP
   109         GCFP        Park Paloma Apartments                                NAP            NAP
   110         GCFP        Mitchell Building                                     NAP            NAP
   111         GCFP        Kennedy I Office Building                             NAP            NAP
   112         SBRC        Holiday Inn Express                                   NAP            NAP
   113         GCFP        16300 Addison Road Office Building                    NAP            NAP
   114         GCFP        Fairfield Inn Jackson                                 NAP            NAP
   115         SBRC        Amberwood  Mobile Home Park                           NAP            NAP
   116         SBRC        Carson Commerce Center                                NAP            NAP
   117         GCFP        Nome Plaza Shopping Center                            NAP            NAP
   118         GCFP        River Park Shopping Center                            NAP            NAP
   119         SBRC        Fountain Plaza                                        NAP            NAP
   120         GCFP        Fairfield Inn Hattiesburg                             NAP            NAP
   121         GCFP        Fairfield Inn Lake Charles-Sulphur                    NAP            NAP


   122         SBRC        Hampton Inn Blythe                                    NAP            NAP




                                                                                                         YIELD
   CONTROL     MORTGAGE                                                       YIELD  MAINTENANCE      MAINTENANCE
   NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                          CALCULATION  METHOD     INTEREST RATE
------------------------------------------------------------------------------------------------------------------

    65         GCFP        Woodvine Apartments                                        NAP                 NAP
    66         GCFP        Holiday Inn Kennedy Space Center                           NAP                 NAP
    67         GCFP        Chateau Resort & Conf.                                     NAP                 NAP
    68         GCFP        West Pointe Apartments                                     NAP                 NAP
    69         GCFP        Auburn Hills Industrial Center                             NAP                 NAP
    70         SBRC        Ponderosa Village Shopping Center                          NAP                 NAP
    71         SBRC        Heinz Apartments                                           NAP                 NAP
    72         GCFP        Barcelona Apartments                                       NAP                 NAP
    73         SBRC        Highbury Court Apartments                                  NAP                 NAP
    74         GCFP        BankBoston Building                                        NAP                 NAP
    75         GCFP        43 West 47th Street                                        NAP                 NAP
    76         SBRC        58-38 Page Place                                           NAP                 NAP
    77         GCFP        3832-3844 Sepulveda Boulevard                         Present Value       Treasury Flat
    78         SBRC        Sweetwater Plaza East                             Interest Differential   Treasury Flat
    79         SBRC        Duane Reade Maspeth                                        NAP                 NAP
    80         GCFP        Fairfield Inn Houma                                        NAP                 NAP
    81         SBRC        Brentwood Apartments                                  Present Value       Treasury Flat
    82         SBRC        Whitehall Apartments                                  Present Value       Treasury Flat
    83         SBRC        Wind River Park Plaza                                      NAP                 NAP
    84         SBRC        Newport Victoria Plaza                                     NAP                 NAP
    85         SBRC        Haverty Furniture Store                                    NAP                 NAP
    86         GCFP        Westgate Office Center                                     NAP                 NAP
    87         GCFP        Commonwealth Park                                          NAP                 NAP
    88         SBRC        New Jersey Portfolio                                       NAP                 NAP
   88A         SBRC        5004 Palisades
   88B         SBRC        727 & 727A 25th Street
   88C         SBRC        Franklin's Tower Two
   88D         SBRC        Franklin's Tower One
    89         GCFP        Centerpointe 24-Hour Fitness                               NAP                 NAP
    90         GCFP        Keats Plaza                                                NAP                 NAP
    91         SBRC        South Pointe Townhomes                                     NAP                 NAP
    92         GCFP        Glenmoor Green I Apartments                                NAP                 NAP
    93         SBRC        Alameda Shopping Center                                    NAP                 NAP
    94         SBRC        41 North Division Street                                   NAP                 NAP
    95         GCFP        Glenmoor Green II Apartments                               NAP                 NAP
    96         GCFP        Flagship Wharf Commercial Condominium                      NAP                 NAP
    97         GCFP        South Park Center                                          NAP                 NAP
    98         GCFP        1952 West El Camino                                        NAP                 NAP
    99         SBRC        Office Max Traverse                                   Present Value       Treasury Flat
   100         GCFP        Rockland Multi-family Residences                           NAP                 NAP
   101         GCFP        Realty Expert Building                                     NAP                 NAP
   102         GCFP        75 Bermar Park, Nickel Office Building                     NAP                 NAP
                           & Tonida Office Building
   103         SBRC        Office Max Mankato                                    Present Value       Treasury Flat
   104         SBRC        Office Max Martinsburg                                Present Value       Treasury Flat
   105         GCFP        Kmart South Bend                                           NAP                 NAP
   106         GCFP        Wolfie's Plaza                                             NAP                 NAP
   107         GCFP        200-220 West 1st Street                                    NAP                 NAP
   108         GCFP        The Loring Building                                        NAP                 NAP
   109         GCFP        Park Paloma Apartments                                     NAP                 NAP
   110         GCFP        Mitchell Building                                          NAP                 NAP
   111         GCFP        Kennedy I Office Building                                  NAP                 NAP
   112         SBRC        Holiday Inn Express                                        NAP                 NAP
   113         GCFP        16300 Addison Road Office Building                         NAP                 NAP
   114         GCFP        Fairfield Inn Jackson                                      NAP                 NAP
   115         SBRC        Amberwood  Mobile Home Park                                NAP                 NAP
   116         SBRC        Carson Commerce Center                                     NAP                 NAP
   117         GCFP        Nome Plaza Shopping Center                                 NAP                 NAP
   118         GCFP        River Park Shopping Center                                 NAP                 NAP
   119         SBRC        Fountain Plaza                                             NAP                 NAP
   120         GCFP        Fairfield Inn Hattiesburg                                  NAP                 NAP
   121         GCFP        Fairfield Inn Lake Charles-Sulphur                         NAP                 NAP


   122         SBRC        Hampton Inn Blythe                                    Present Value       Treasury Flat

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                              LOCKOUT
  CONTROL    MORTGAGE                                                PREPAYMENT                              PERIOD END    DEFEASE
  NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                         PROVISIONS                                 DATE      START DATE
------------------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center                   LO(30)/Defeasance(86)/Free(4)              06/30/02    07/01/02
   124         GCFP     475-499 Hillside Avenue                     LO(96)/Defeasance(77)/Free(7)              11/30/06    12/01/06
   125         SBRC     Copeland Shopping Center                    LO(32)/Defeasance(84)/Free(4)              06/30/02    07/01/02
   126         GCFP     The Fleet Building                          LO(31)/Defeasance(85)/Free(4)              06/30/02    07/01/02
   127         GCFP     Commack Tower Plaza                         LO(36)/Defeasance(80)/Free(4)              06/30/02    07/01/02
   128         GCFP     Shoppes of Northshore                       LO(35)/Defeasance(81)/Free(4)              06/30/02    07/01/02
   129         SBRC     Las Posadas Shopping Center                 LO(36)/Defeasance(80)/Free(4)              05/31/02    06/01/02
   130         SBRC     The Ville Apartments                        LO(36)/Defeasance(80)/Free(4)              05/31/02    06/01/02
   131         GCFP     Amelia Court Apartments                     Grtr1%UPBorYM(116)/Free(4)                   NAP          NAP
   132         SBRC     Long Street Townhouses                      LO(33)/Defeasance(83)/Free(4)              06/30/02    07/01/02
   133         GCFP     Silverbrook Apartments                      LO(48)/Defeasance(68)/Free(4)              06/30/03    07/01/03
   134         SBRC     Garden Apartments                           LO(35)/Defeasance(81)/Free(4)              02/28/02    03/01/02


   135         GCFP     Westchester and New Haven Apartments        LO(35)/Defeasance(81)/Free(4)              06/30/02    07/01/02
   136         SBRC     Madison Midtown Shopping Center             LO(34)/Defeasance(82)/Free(4)              06/30/02    07/01/02
   137         SBRC     Cleveland Corners Shopping Center           LO(34)/Defeasance(82)/Free(4)              06/30/02    07/01/02
   138         SBRC     Park Place Apartments                       LO(35)/Defeasance(81)/Free(4)              03/31/02    04/01/02
   139         GCFP     Horizons Apartments                         LO(34)/Defeasance(82)/Free(4)              06/30/02    07/01/02
   140         GCFP     Regency Square Apartments                   Grtr1%UPBorYM(83)/3%UPB(12)/                 NAP          NAP
                                                                    2%UPB(12)/1%UPB(6)/Free(7)

   141         SBRC     Federal Express                             LO(43)/Defeasance(70)/Free(7)              06/30/02    07/01/02
   142         SBRC     Levittown Professional Building             LO(35)/Grtr1%UPBorYM(81)/Free(4)           06/30/02       NAP
   143         SBRC     3311 Richmond Office Building               LO(33)/Defeasance(84)/Free(3)              06/30/02    07/01/02
   144         SBRC     Carmel Towers                               LO(59)/Grtr1%UPBorYM(57)/Free(4)           04/30/04       NAP
   145         GCFP     Westwood Apartments                         LO(32)/Defeasance(84)/Free(4)              06/30/02    07/01/02
   146         SBRC     Crestridge Apartments                       LO(47)/3%UPB(12)/2%UPB(12)/                08/31/03       NAP
                                                                    1%UPB(9)/Free(4)

   147         GCFP     Pine Tree Square                            LO(29)/Defeasance(87)/Free(4)              06/30/02    07/01/02
   148         GCFP     Thistlewood Apartments                      Grtr1%UPBorYM(116)/Free(4)                   NAP          NAP
   149         GCFP     Lesbo/Bullion Mobile Home Park              Grtr1%UPBorYM(117)/Free(3)                   NAP          NAP
   150         SBRC     The Town Center                             LO(35)/Defeasance(81)/Free(4)              03/31/02    04/01/02
   151         SBRC     Bayridge Apartments                         YM(83)/3%UPB(12)/2%UPB(12)/                  NAP          NAP
                                                                    1%UPB(6)/Free(7)

   152         SBRC     Ramada Inn - Elizabethtown                  LO(59)/Grtr1%UPBorYM(57)/Free(4)           11/30/04       NAP
   153         SBRC     Oasis Surgery Center                        LO(35)/Defeasance(81)/Free(4)              06/30/02    07/01/02
   154         SBRC     715 South Oxford Court Apartments           YM(83)/3%UPB(12)/2%UPB(12)/                  NAP          NAP
                                                                    1%UPB(6)/Free(7)

   155         SBRC     Barefoot Bay Medical Office Center          LO(35)/Grtr1%UPBorYM(81)/Free(4)           03/31/02       NAP
   156         GCFP     14 Mamaroneck Avenue                        LO(48)/Defeasance(68)/Free(4)              05/31/03    06/01/03
   157         SBRC     Presidio Plaza                              LO(33)/Defeasance(83)/Free(4)              06/30/02    07/01/02
   158         SBRC     904-912 21st Avenue                         LO(35)/Defeasance(81)/Free(4)              05/31/02    06/01/02
   159         GCFP     Ambassador Apartments                       LO(48)/Defeasance(65)/Free(7)              11/30/02    12/01/02
   160         SBRC     Frisco South Shopping Center                LO(35)/Defeasance(45)/Free(4)              04/30/02    05/01/02
   161         GCFP     Oquendo Office Warehouse                    LO(29)/Defeasance(87)/Free(4)              06/30/02    07/01/02
   162         GCFP     Palm Harbor Mobile Home Park                LO(32)/Defeasance(84)/Free(4)              06/30/02    07/01/02
   163         SBRC     Milan Apartments                            LO(32)/Defeasance(85)/Free(3)              06/30/02    07/01/02
   164         SBRC     Palm Pacific Plaza Shopping Center          LO(33)/Defeasance(83)/Free(4)              06/30/02    07/01/02
   165         SBRC     North Dixie Commerce Center                 LO(59)/Grtr1%UPBorYM(57)/Free(4)           09/30/04       NAP
   166         SBRC     Meadowlark Apartments                       LO(35)/Defeasance(81)/Free(4)              02/28/02    03/01/02
   167         SBRC     Old Judge Building                          LO(59)/Grtr1%UPBorYM(57)/Free(4)           05/31/04       NAP

   168         SBRC     Sherman/Lennox Portfolio                    LO(33)/Defeasance(83)/Free(4)              06/30/02    07/01/02
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way

   169         SBRC     Pacific Winds Apartments                    LO(34)/Defeasance(82)/Free(4)              06/30/02    07/01/02
   170         SBRC     Isle of Capri Apartments                    LO(59)/Grtr1%UPBorYM(57)/Free(4)           05/31/04       NAP
   171         SBRC     Datura Station                              LO(59)/Grtr1%UPBorYM(57)/Free(4)           05/31/04       NAP
   172         SBRC     Park View Cooperative                       LO(59)/Grtr1%UPBorYM(57)/Free(4)           08/31/04       NAP
   173         SBRC     H & Z Office Building                       LO(35)/Defeasance(81)/Free(4)              06/30/02    07/01/02
   174         SBRC     Nassau Bay Villas Apartments                LO(31)/Defeasance(85)/Free(4)              06/30/02    07/01/02
   175         SBRC     2180 West First Street                      LO(30)/Defeasance(86)/Free(4)              06/30/02    07/01/02
   176         GCFP     8020 Northwest 60th Street                  Grtr1%UPBorYM(114)/Free(6)                   NAP          NAP
   177         SBRC     Irving Place Apartments                     LO(47)/3%UPB(12)/2%UPB(12)/                08/31/03       NAP
                                                                    1%UPB(9)/Free(4)

   178         GCFP     Regency Palms Apartments                    Grtr1%UPBorYM(83)/3%UPB(12)/                 NAP          NAP
                                                                    2%UPB(12)/1%UPB(6)/Free(7)

   179         GCFP     Four Flags Motors, Inc.                     Grtr1%UPBorYM(114)/Free(6)                   NAP          NAP
   180         GCFP     Alexandria Gardens Apartments               LO(36)/Defeasance(77)/Free(7)              06/30/02    07/01/02
   181         GCFP     47-49 Main Street                           LO(48)/Defeasance(68)/Free(4)              07/31/03    08/01/03
   182         SBRC     Madrid Apartments                           YM(113)/Free(7)                              NAP          NAP
   183         SBRC     Comfort Inn - Milledgeville                 LO(35)/Defeasance(141)/Free(4)             03/31/02    04/01/02
   184         SBRC     Wal-Mart Shopping Center                    LO(59)/Grtr1%UPBorYM(57)/Free(4)           09/30/04       NAP
   185         SBRC     Stratford Apartments                        LO(59)/Grtr1%UPBorYM(57)/Free(4)           12/31/03       NAP
   186         SBRC     Willow Glen Plaza                           LO(35)/Defeasance(81)/Free(4)              02/28/02    03/01/02





                                                                                        YIELD            YIELD
                                                                                     MAINTENANCE      MAINTENANCE    PREPAYMENT
  CONTROL    MORTGAGE                                                 DEFEASE END    PERIOD START      PERIOD END    PENALTY START
  NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                             DATE            DATE             DATE           DATE
------------------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center                       08/31/09          NAP              NAP            NAP
   124         GCFP     475-499 Hillside Avenue                         04/30/13          NAP              NAP            NAP
   125         SBRC     Copeland Shopping Center                        06/30/09          NAP              NAP            NAP
   126         GCFP     The Fleet Building                              07/31/09          NAP              NAP            NAP
   127         GCFP     Commack Tower Plaza                             02/28/09          NAP              NAP            NAP
   128         GCFP     Shoppes of Northshore                           03/31/09          NAP              NAP            NAP
   129         SBRC     Las Posadas Shopping Center                     01/31/09          NAP              NAP            NAP
   130         SBRC     The Ville Apartments                            01/31/09          NAP              NAP            NAP
   131         GCFP     Amelia Court Apartments                            NAP          06/01/99        01/31/09          NAP
   132         SBRC     Long Street Townhouses                          05/31/09          NAP              NAP            NAP
   133         GCFP     Silverbrook Apartments                          02/28/09          NAP              NAP            NAP
   134         SBRC     Garden Apartments                               11/30/08          NAP              NAP            NAP


   135         GCFP     Westchester and New Haven Apartments            03/31/09          NAP              NAP            NAP
   136         SBRC     Madison Midtown Shopping Center                 04/30/09          NAP              NAP            NAP
   137         SBRC     Cleveland Corners Shopping Center               04/30/09          NAP              NAP            NAP
   138         SBRC     Park Place Apartments                           12/31/08          NAP              NAP            NAP
   139         GCFP     Horizons Apartments                             04/30/09          NAP              NAP            NAP
   140         GCFP     Regency Square Apartments                          NAP          01/01/98        11/30/04        12/01/05


   141         SBRC     Federal Express                                 04/30/08          NAP              NAP            NAP
   142         SBRC     Levittown Professional Building                    NAP          07/01/02        03/31/09          NAP
   143         SBRC     3311 Richmond Office Building                   06/30/09          NAP              NAP            NAP
   144         SBRC     Carmel Towers                                      NAP          05/01/04        01/31/09          NAP
   145         GCFP     Westwood Apartments                             06/30/09          NAP              NAP            NAP
   146         SBRC     Crestridge Apartments                              NAP            NAP              NAP          09/01/03


   147         GCFP     Pine Tree Square                                09/30/09          NAP              NAP            NAP
   148         GCFP     Thistlewood Apartments                             NAP          06/01/99        01/31/09          NAP
   149         GCFP     Lesbo/Bullion Mobile Home Park                     NAP          07/01/99        03/31/09          NAP
   150         SBRC     The Town Center                                 12/31/08          NAP              NAP            NAP
   151         SBRC     Bayridge Apartments                                NAP          10/01/97        08/31/04        09/01/04


   152         SBRC     Ramada Inn - Elizabethtown                         NAP          12/01/04        08/31/09          NAP
   153         SBRC     Oasis Surgery Center                            03/31/09          NAP              NAP            NAP
   154         SBRC     715 South Oxford Court Apartments                  NAP          10/01/97        08/31/04        09/01/04


   155         SBRC     Barefoot Bay Medical Office Center                 NAP          04/01/02        12/31/08          NAP
   156         GCFP     14 Mamaroneck Avenue                            01/31/09          NAP              NAP            NAP
   157         SBRC     Presidio Plaza                                  05/31/09          NAP              NAP            NAP
   158         SBRC     904-912 21st Avenue                             02/28/09          NAP              NAP            NAP
   159         GCFP     Ambassador Apartments                           04/30/08          NAP              NAP            NAP
   160         SBRC     Frisco South Shopping Center                    01/31/06          NAP              NAP            NAP
   161         GCFP     Oquendo Office Warehouse                        09/30/09          NAP              NAP            NAP
   162         GCFP     Palm Harbor Mobile Home Park                    06/30/09          NAP              NAP            NAP
   163         SBRC     Milan Apartments                                07/31/09          NAP              NAP            NAP
   164         SBRC     Palm Pacific Plaza Shopping Center              05/31/09          NAP              NAP            NAP
   165         SBRC     North Dixie Commerce Center                        NAP          10/01/04        06/30/09          NAP
   166         SBRC     Meadowlark Apartments                           11/30/08          NAP              NAP            NAP
   167         SBRC     Old Judge Building                                 NAP          06/01/04        02/28/09          NAP

   168         SBRC     Sherman/Lennox Portfolio                        05/31/09          NAP              NAP            NAP
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way

   169         SBRC     Pacific Winds Apartments                        04/30/09          NAP              NAP            NAP
   170         SBRC     Isle of Capri Apartments                           NAP          06/01/04        02/28/09          NAP
   171         SBRC     Datura Station                                     NAP          06/01/04        02/28/09          NAP
   172         SBRC     Park View Cooperative                              NAP          09/01/04        05/31/09          NAP
   173         SBRC     H & Z Office Building                           03/31/09          NAP              NAP            NAP
   174         SBRC     Nassau Bay Villas Apartments                    07/31/09          NAP              NAP            NAP
   175         SBRC     2180 West First Street                          08/31/09          NAP              NAP            NAP
   176         GCFP     8020 Northwest 60th Street                         NAP          11/01/98        04/30/08          NAP
   177         SBRC     Irving Place Apartments                            NAP            NAP              NAP          09/01/03


   178         GCFP     Regency Palms Apartments                           NAP          02/01/98        12/31/04        01/01/05


   179         GCFP     Four Flags Motors, Inc.                            NAP          11/01/98        04/30/08          NAP
   180         GCFP     Alexandria Gardens Apartments                   11/30/08          NAP              NAP            NAP
   181         GCFP     47-49 Main Street                               03/31/09          NAP              NAP            NAP
   182         SBRC     Madrid Apartments                                  NAP          06/01/98        10/31/07          NAP
   183         SBRC     Comfort Inn - Milledgeville                     12/31/13          NAP              NAP            NAP
   184         SBRC     Wal-Mart Shopping Center                           NAP          10/01/04        06/30/09          NAP
   185         SBRC     Stratford Apartments                               NAP          01/01/04        09/30/08          NAP
   186         SBRC     Willow Glen Plaza                               11/30/08          NAP              NAP            NAP




                                                                      PREPAYMENT                                YIELD
  CONTROL    MORTGAGE                                                 PENALTY END    YIELD MAINTENANCE       MAINTENANCE
  NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                            DATE         CALCULATION METHOD     INTEREST RATE
--------------------------------------------------------------------------------------------------------------------------
   123         SBRC     The Grove Shopping Center                        NAP                 NAP                 NAP
   124         GCFP     475-499 Hillside Avenue                          NAP                 NAP                 NAP
   125         SBRC     Copeland Shopping Center                         NAP                 NAP                 NAP
   126         GCFP     The Fleet Building                               NAP                 NAP                 NAP
   127         GCFP     Commack Tower Plaza                              NAP                 NAP                 NAP
   128         GCFP     Shoppes of Northshore                            NAP                 NAP                 NAP
   129         SBRC     Las Posadas Shopping Center                      NAP                 NAP                 NAP
   130         SBRC     The Ville Apartments                             NAP                 NAP                 NAP
   131         GCFP     Amelia Court Apartments                          NAP            Present Value       Treasury Flat
   132         SBRC     Long Street Townhouses                           NAP                 NAP                 NAP
   133         GCFP     Silverbrook Apartments                           NAP                 NAP                 NAP
   134         SBRC     Garden Apartments                                NAP                 NAP                 NAP


   135         GCFP     Westchester and New Haven Apartments             NAP                 NAP                 NAP
   136         SBRC     Madison Midtown Shopping Center                  NAP                 NAP                 NAP
   137         SBRC     Cleveland Corners Shopping Center                NAP                 NAP                 NAP
   138         SBRC     Park Place Apartments                            NAP                 NAP                 NAP
   139         GCFP     Horizons Apartments                              NAP                 NAP                 NAP
   140         GCFP     Regency Square Apartments                     05/31/07          Present Value       Treasury Flat


   141         SBRC     Federal Express                                  NAP                 NAP                 NAP
   142         SBRC     Levittown Professional Building                  NAP            Present Value       Treasury Flat
   143         SBRC     3311 Richmond Office Building                    NAP                 NAP                 NAP
   144         SBRC     Carmel Towers                                    NAP            Present Value       Treasury Flat
   145         GCFP     Westwood Apartments                              NAP                 NAP                 NAP
   146         SBRC     Crestridge Apartments                         05/31/06               NAP                 NAP


   147         GCFP     Pine Tree Square                                 NAP                 NAP                 NAP
   148         GCFP     Thistlewood Apartments                           NAP            Present Value       Treasury Flat
   149         GCFP     Lesbo/Bullion Mobile Home Park                   NAP            Present Value       Treasury Flat
   150         SBRC     The Town Center                                  NAP                 NAP                 NAP
   151         SBRC     Bayridge Apartments                           02/28/07          Present Value       Treasury Flat


   152         SBRC     Ramada Inn - Elizabethtown                       NAP            Present Value       Treasury Flat
   153         SBRC     Oasis Surgery Center                             NAP                 NAP                 NAP
   154         SBRC     715 South Oxford Court Apartments             02/28/07          Present Value       Treasury Flat


   155         SBRC     Barefoot Bay Medical Office Center               NAP            Present Value       Treasury Flat
   156         GCFP     14 Mamaroneck Avenue                             NAP                 NAP                 NAP
   157         SBRC     Presidio Plaza                                   NAP                 NAP                 NAP
   158         SBRC     904-912 21st Avenue                              NAP                 NAP                 NAP
   159         GCFP     Ambassador Apartments                            NAP                 NAP                 NAP
   160         SBRC     Frisco South Shopping Center                     NAP                 NAP                 NAP
   161         GCFP     Oquendo Office Warehouse                         NAP                 NAP                 NAP
   162         GCFP     Palm Harbor Mobile Home Park                     NAP                 NAP                 NAP
   163         SBRC     Milan Apartments                                 NAP                 NAP                 NAP
   164         SBRC     Palm Pacific Plaza Shopping Center               NAP                 NAP                 NAP
   165         SBRC     North Dixie Commerce Center                      NAP            Present Value       Treasury Flat
   166         SBRC     Meadowlark Apartments                            NAP                 NAP                 NAP
   167         SBRC     Old Judge Building                               NAP            Present Value       Treasury Flat

   168         SBRC     Sherman/Lennox Portfolio                         NAP                 NAP                 NAP
   168A        SBRC     6839-6841 Lennox Avenue
   168B        SBRC     17732 Sherman Way

   169         SBRC     Pacific Winds Apartments                         NAP                 NAP                 NAP
   170         SBRC     Isle of Capri Apartments                         NAP            Present Value       Treasury Flat
   171         SBRC     Datura Station                                   NAP            Present Value       Treasury Flat
   172         SBRC     Park View Cooperative                            NAP            Present Value       Treasury Flat
   173         SBRC     H & Z Office Building                            NAP                 NAP                 NAP
   174         SBRC     Nassau Bay Villas Apartments                     NAP                 NAP                 NAP
   175         SBRC     2180 West First Street                           NAP                 NAP                 NAP
   176         GCFP     8020 Northwest 60th Street                       NAP            Present Value       Treasury Flat
   177         SBRC     Irving Place Apartments                       05/31/06               NAP                 NAP


   178         GCFP     Regency Palms Apartments                      06/30/07          Present Value       Treasury Flat


   179         GCFP     Four Flags Motors, Inc.                          NAP            Present Value       Treasury Flat
   180         GCFP     Alexandria Gardens Apartments                    NAP                 NAP                 NAP
   181         GCFP     47-49 Main Street                                NAP                 NAP                 NAP
   182         SBRC     Madrid Apartments                                NAP            Present Value       Treasury Flat
   183         SBRC     Comfort Inn - Milledgeville                      NAP                 NAP                 NAP
   184         SBRC     Wal-Mart Shopping Center                         NAP            Present Value       Treasury Flat
   185         SBRC     Stratford Apartments                             NAP            Present Value       Treasury Flat
   186         SBRC     Willow Glen Plaza                                NAP                 NAP                 NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION


                                                                                                                   LOCKOUT
 CONTROL     MORTGAGE                                                                                             PERIOD END
  NUMBER   LOAN SELLER       LOAN / PROPERTY NAME                      PREPAYMENT PROVISIONS                         DATE
   187         SBRC         Edgewater Bay Apartments                   LO(59)/Grtr1%UPBorYM(57)/Free(4)             02/29/04
   188         SBRC         420 Group                                  LO(35)/Defeasance(81)/Free(4)                01/31/02
   189         GCFP         7-Eleven                                   LO(48)/Defeasance(188)/Free(4)               07/31/03

   190         SBRC         Lake Forest North Apartments               LO(35)/Defeasance(81)/Free(4)                03/31/02

   191         SBRC         CompuChem Industrial                       LO(35)/Defeasance(141)/Free(4)               06/30/02
   192         GCFP         Palazzolo Plaza                            LO(33)/Defeasance(83)/Free(4)                06/30/02
   193         SBRC         A. E. Larson Building                      LO(58)/Grtr1%UPBorYM(58)/Free(4)             10/31/04
   194         GCFP         Lanewood Apartments                        Grtr1%UPBorYM(119)/5%UPB(12)/                  NAP
                                                                       4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                       1%UPB(10)/Free(3)


   195         GCFP         Chris-Town Mobile Home Park                LO(33)/Defeasance(83)/Free(4)                06/30/02
   196         SBRC         Corbus-Peppertree Lane Apartments          LO(60)/Grtr1%UPBorYM(57)/Free(3)             12/31/03
   197         SBRC         Missouri Meadows Apartments                YM(83)/3%UPB(12)/2%UPB(12)/                    NAP
                                                                       1%UPB(6)/Free(7)

   198         SBRC         Highlander Square Apartments               LO(32)/Defeasance(84)/Free(4)                06/30/02
   199         SBRC         Hillcrest Crossing                         LO(35)/Defeasance(81)/Free(4)                05/31/02
   200         SBRC         Virginia Plaza                             LO(35)/Defeasance(81)/Free(4)                06/30/02
   201         SBRC         Pedersen Building                          LO(60)/Grtr1%UPBorYM(57)/Free(3)             11/30/03
   202         GCFP         Spring Oaks Mobile Home & Recreational     LO(36)/Defeasance(80)/Free(4)                06/30/02
                            Vehicle Park


   203         SBRC         Shadowood Apartments                       LO(47)/3%UPB(12)/2%UPB(12)/                  08/31/03
                                                                       1%UPB(9)/Free(4)


   204         SBRC         Arroyo Shopping Center                     LO(34)/Defeasance(82)/Free(4)                06/30/02
   205         GCFP         The Nog Retail Center                      LO(48)/Defeasance(188)/Free(4)               09/30/02


   206         GCFP         London Square Apartments                   Grtr1%UPBorYM(116)/Free(4)                     NAP
   207         SBRC         Petite Chateau Villa Mobile Home Park      LO(60)/Grtr1%UPBorYM(57)/Free(3)             12/31/03
   208         GCFP         Walnut Hills Apartments                    Grtr1%UPBorYM(116)/Free(4)                     NAP
   209         SBRC         Palmer Highway Shopping Center             LO(59)/Grtr1%UPBorYM(57)/Free(4)             03/31/04
   210         SBRC         Somerset Apartments                        LO(35)/Grtr1%UPBorYM(81)/Free(4)             09/30/02

   211         SBRC         Shady Acres/Pine Shadows Portfolio         LO(60)/Grtr1%UPBorYM(57)/Free(3)             01/31/04
   211A        SBRC         Shady Acres Duplexes
   211B        SBRC         Pine Shadows Estates

   212         SBRC         Vanowen Street Retail Center               LO(34)/Defeasance(82)/Free(4)                06/30/02
   213         GCFP         Rena's Village Plaza                       Grtr1%UPBorYM(114)/Free(6)                     NAP
   214         SBRC         Stanford Place Apartments                  LO(59)/Grtr1%UPBorYM(57)/Free(4)             07/31/04
   215         SBRC         Panola-Redan Crossing                      LO(60)/Grtr1%UPBorYM(53)/Free(7)             12/31/03
   216         SBRC         Garnet Avenue Shopping Center              LO(29)/Defeasance(87)/Free(4)                06/30/02
   217         SBRC         The Chalet Apartments                      LO(35)/Defeasance(81)/Free(4)                01/31/02
   218         SBRC         Galt Ocean Plaza                           LO(59)/Grtr1%UPBorYM(57)/Free(4)             11/30/04
   219         SBRC         Zion Street Apartments                     LO(32)/Defeasance(84)/Free(4)                06/30/02
   220         GCFP         Country Square Mobile Home Park            Grtr1%UPBorYM(117)/Free(3)                     NAP
   221         GCFP         1513-1517 Taylor Avenue                    Grtr1%UPBorYM(114)/Free(6)                     NAP
   222         GCFP         Westside Warehouse                         LO(34)/Defeasance(82)/Free(4)                06/30/02
   223         SBRC         Heritage House Apartments                  LO(35)/Defeasance(78)/Free(7)                12/31/01
   224         SBRC         Troy Building                              LO(36)/Grtr1%UPBorYM(77)/Free(7)             11/30/01
   225         SBRC         Arlington Manor Mobile Home Park           LO(30)/Defeasance(85)/Free(5)                06/30/02

   226         GCFP         Capitol View Apartments, Charles           Grtr1%UPBorYM(116)/Free(4)                     NAP
                            Apartments & Randolph Apartments

   227         SBRC         Beresford Retail                           LO(60)/Grtr1%UPBorYM(57)/Free(3)             02/29/04
   228         SBRC         120 Standard Street                        LO(60)/Grtr1%UPBorYM(57)/Free(3)             01/31/04
   229         GCFP         2077-2089 New York Avenue                  LO(32)/Defeasance(84)/Free(4)                06/30/02
   230         SBRC         Blair Place Duplexes                       LO(60)/Grtr1%UPBorYM(57)/Free(3)             01/31/04
   231         SBRC         18714 Parthenia Street                     LO(60)/Grtr1%UPBorYM(57)/Free(3)             10/31/03
   232         GCFP         Thornapple Apartments                      Grtr1%UPBorYM(116)/Free(4)                     NAP
   233         GCFP         2800 Oakmont Drive                         LO(32)/Defeasance(84)/Free(4)                06/30/02
   234         SBRC         Fox Tile                                   LO(35)/Defeasance(81)/Free(4)                01/31/02
   235         SBRC         471 Prospect Street                        LO(59)/Grtr1%UPBorYM(57)/Free(4)             01/31/04
   236         GCFP         Barclay Arms Apartments                    Grtr1%UPBorYM(119)/5%UPB(12)/                  NAP
                                                                       4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                       1%UPB(12)/Free(61)



   237         SBRC         Wishney                                    LO(60)/Grtr1%UPBorYM(57)/Free(3)             01/31/04
   238         GCFP         Elmgrove Apartments                        Grtr1%UPBorYM(116)/Free(4)                     NAP
   239         SBRC         Centennial Apartments                      LO(59)/Grtr1%UPBorYM(57)/Free(4)             05/31/04
   240         SBRC         Vanguard Industrial Building               LO(60)/Grtr1%UPBorYM(57)/Free(3)             11/30/03
   241         GCFP         135-145 Orange Street Apartments           LO(30)/Defeasance(86)/Free(4)                06/30/02
   242         SBRC         Brentwood Village Apartments               LO(60)/Grtr1%UPBorYM(57)/Free(3)             11/30/03
   243         GCFP         Seoul Plaza                                LO(31)/Defeasance(85)/Free(4)                06/30/02
   244         SBRC         Glendale Apartments                        LO(59)/Grtr1%UPBorYM(57)/Free(4)             10/31/04
   245         GCFP         Riverview Apartments                       Grtr1%UPBorYM(117)/Free(3)                     NAP
   246         GCFP         820 Linden Boulevard                       Grtr1%UPBorYM(114)/Free(6)                     NAP
   247         GCFP         Vail Valley Auto                           Grtr1%UPBorYM(119)/Free(1)                     NAP





                                                                                                          YIELD          YIELD
                                                                                                       MAINTENANCE     MAINTENANCE
 CONTROL     MORTGAGE                                                     DEFEASE     DEFEASE END      PERIOD START    PERIOD END
  NUMBER   LOAN SELLER       LOAN / PROPERTY NAME                        START DATE      DATE              DATE           DATE
   187         SBRC         Edgewater Bay Apartments                       NAP            NAP            03/01/04        11/30/08
   188         SBRC         420 Group                                   02/01/02       10/31/08            NAP              NAP
   189         GCFP         7-Eleven                                    08/01/03       03/31/19            NAP              NAP

   190         SBRC         Lake Forest North Apartments                04/01/02       12/31/08            NAP              NAP

   191         SBRC         CompuChem Industrial                        07/01/02       03/31/14            NAP              NAP
   192         GCFP         Palazzolo Plaza                             07/01/02       05/31/09            NAP              NAP
   193         SBRC         A. E. Larson Building                          NAP            NAP            11/01/04        08/31/09
   194         GCFP         Lanewood Apartments                            NAP            NAP            12/01/99        10/31/09




   195         GCFP         Chris-Town Mobile Home Park                 07/01/02       05/31/09            NAP              NAP
   196         SBRC         Corbus-Peppertree Lane Apartments              NAP            NAP            01/01/04        09/30/08
   197         SBRC         Missouri Meadows Apartments                    NAP            NAP            10/01/97        08/31/04


   198         SBRC         Highlander Square Apartments                07/01/02       06/30/09            NAP              NAP
   199         SBRC         Hillcrest Crossing                          06/01/02       02/28/09            NAP              NAP
   200         SBRC         Virginia Plaza                              07/01/02       03/31/09            NAP              NAP
   201         SBRC         Pedersen Building                              NAP            NAP            12/01/03        08/31/08
   202         GCFP         Spring Oaks Mobile Home & Recreational      07/01/02       02/28/09            NAP              NAP
                            Vehicle Park


   203         SBRC         Shadowood Apartments                           NAP            NAP              NAP              NAP



   204         SBRC         Arroyo Shopping Center                      07/01/02       04/30/09            NAP              NAP
   205         GCFP         The Nog Retail Center                       10/01/02       05/31/18            NAP              NAP


   206         GCFP         London Square Apartments                       NAP            NAP            06/01/99        01/31/09
   207         SBRC         Petite Chateau Villa Mobile Home Park          NAP            NAP            01/01/04        09/30/08
   208         GCFP         Walnut Hills Apartments                        NAP            NAP            06/01/99        01/31/09
   209         SBRC         Palmer Highway Shopping Center                 NAP            NAP            04/01/04        12/31/08
   210         SBRC         Somerset Apartments                            NAP            NAP            10/01/02        06/30/09

   211         SBRC         Shady Acres/Pine Shadows Portfolio             NAP            NAP            02/01/04        10/31/08
   211A        SBRC         Shady Acres Duplexes
   211B        SBRC         Pine Shadows Estates

   212         SBRC         Vanowen Street Retail Center                07/01/02       04/30/09            NAP              NAP
   213         GCFP         Rena's Village Plaza                           NAP            NAP            06/01/99        11/30/08
   214         SBRC         Stanford Place Apartments                      NAP            NAP            08/01/04        04/30/09
   215         SBRC         Panola-Redan Crossing                          NAP            NAP            01/01/04        05/31/08
   216         SBRC         Garnet Avenue Shopping Center               07/01/02       09/30/09            NAP              NAP
   217         SBRC         The Chalet Apartments                       02/01/02       10/31/08            NAP              NAP
   218         SBRC         Galt Ocean Plaza                               NAP            NAP            12/01/04        08/31/09
   219         SBRC         Zion Street Apartments                      07/01/02       06/30/09            NAP              NAP
   220         GCFP         Country Square Mobile Home Park                NAP            NAP            08/01/99        04/30/09
   221         GCFP         1513-1517 Taylor Avenue                        NAP            NAP            10/01/98        03/31/08
   222         GCFP         Westside Warehouse                          07/01/02       04/30/09            NAP              NAP
   223         SBRC         Heritage House Apartments                   01/01/02       06/30/08            NAP              NAP
   224         SBRC         Troy Building                                  NAP            NAP            12/01/01        04/30/08
   225         SBRC         Arlington Manor Mobile Home Park            07/01/02       07/31/09            NAP              NAP

   226         GCFP         Capitol View Apartments, Charles               NAP            NAP            06/01/99        01/31/09
                            Apartments & Randolph Apartments

   227         SBRC         Beresford Retail                               NAP            NAP            03/01/04        11/30/08
   228         SBRC         120 Standard Street                            NAP            NAP            02/01/04        10/31/08
   229         GCFP         2077-2089 New York Avenue                   07/01/02       06/30/09            NAP              NAP
   230         SBRC         Blair Place Duplexes                           NAP            NAP            02/01/04        10/31/08
   231         SBRC         18714 Parthenia Street                         NAP            NAP            11/01/03        07/31/08
   232         GCFP         Thornapple Apartments                          NAP            NAP            06/01/99        01/31/09
   233         GCFP         2800 Oakmont Drive                          07/01/02       06/30/09            NAP              NAP
   234         SBRC         Fox Tile                                    02/01/02       10/31/08            NAP              NAP
   235         SBRC         471 Prospect Street                            NAP            NAP            02/01/04        10/31/08
   236         GCFP         Barclay Arms Apartments                        NAP            NAP            09/01/99        07/31/09





   237         SBRC         Wishney                                        NAP            NAP            02/01/04        10/31/08
   238         GCFP         Elmgrove Apartments                            NAP            NAP            06/01/99        01/31/09
   239         SBRC         Centennial Apartments                          NAP            NAP            06/01/04        02/28/09
   240         SBRC         Vanguard Industrial Building                   NAP            NAP            12/01/03        08/31/08
   241         GCFP         135-145 Orange Street Apartments            07/01/02       08/31/09            NAP              NAP
   242         SBRC         Brentwood Village Apartments                   NAP            NAP            12/01/03        08/31/08
   243         GCFP         Seoul Plaza                                 07/01/02       07/31/09            NAP              NAP
   244         SBRC         Glendale Apartments                            NAP            NAP            11/01/04        07/31/09
   245         GCFP         Riverview Apartments                           NAP            NAP            08/01/99        04/30/09
   246         GCFP         820 Linden Boulevard                           NAP            NAP            05/01/99        10/31/08
   247         GCFP         Vail Valley Auto                               NAP            NAP            11/01/98        09/30/08





                                                                     PREPAYMENT     PREPAYMENT
 CONTROL     MORTGAGE                                              PENALTY START   PENALTY END       YIELD MAINTENANCE
  NUMBER   LOAN SELLER       LOAN / PROPERTY NAME                       DATE           DATE         CALCULATION METHOD
   187         SBRC         Edgewater Bay Apartments                     NAP            NAP            Present Value
   188         SBRC         420 Group                                    NAP            NAP                 NAP
   189         GCFP         7-Eleven                                     NAP            NAP                 NAP

   190         SBRC         Lake Forest North Apartments                 NAP            NAP                 NAP

   191         SBRC         CompuChem Industrial                         NAP            NAP                 NAP
   192         GCFP         Palazzolo Plaza                              NAP            NAP                 NAP
   193         SBRC         A. E. Larson Building                        NAP            NAP            Present Value
   194         GCFP         Lanewood Apartments                        11/01/09      08/31/14          Present Value




   195         GCFP         Chris-Town Mobile Home Park                  NAP            NAP                 NAP
   196         SBRC         Corbus-Peppertree Lane Apartments            NAP            NAP      Hybrid Interest Differential
   197         SBRC         Missouri Meadows Apartments                09/01/04      02/28/07          Present Value


   198         SBRC         Highlander Square Apartments                 NAP            NAP                 NAP
   199         SBRC         Hillcrest Crossing                           NAP            NAP                 NAP
   200         SBRC         Virginia Plaza                               NAP            NAP                 NAP
   201         SBRC         Pedersen Building                            NAP            NAP      Hybrid Interest Differential
   202         GCFP         Spring Oaks Mobile Home & Recreational       NAP            NAP                 NAP
                            Vehicle Park


   203         SBRC         Shadowood Apartments                       09/01/03      05/31/06               NAP



   204         SBRC         Arroyo Shopping Center                       NAP            NAP                 NAP
   205         GCFP         The Nog Retail Center                        NAP            NAP                 NAP


   206         GCFP         London Square Apartments                     NAP            NAP            Present Value
   207         SBRC         Petite Chateau Villa Mobile Home Park        NAP            NAP      Hybrid Interest Differential
   208         GCFP         Walnut Hills Apartments                      NAP            NAP            Present Value
   209         SBRC         Palmer Highway Shopping Center               NAP            NAP            Present Value
   210         SBRC         Somerset Apartments                          NAP            NAP            Present Value

   211         SBRC         Shady Acres/Pine Shadows Portfolio           NAP            NAP      Hybrid Interest Differential
   211A        SBRC         Shady Acres Duplexes
   211B        SBRC         Pine Shadows Estates

   212         SBRC         Vanowen Street Retail Center                 NAP            NAP                 NAP
   213         GCFP         Rena's Village Plaza                         NAP            NAP            Present Value
   214         SBRC         Stanford Place Apartments                    NAP            NAP            Present Value
   215         SBRC         Panola-Redan Crossing                        NAP            NAP            Present Value
   216         SBRC         Garnet Avenue Shopping Center                NAP            NAP                 NAP
   217         SBRC         The Chalet Apartments                        NAP            NAP                 NAP
   218         SBRC         Galt Ocean Plaza                             NAP            NAP            Present Value
   219         SBRC         Zion Street Apartments                       NAP            NAP                 NAP
   220         GCFP         Country Square Mobile Home Park              NAP            NAP            Present Value
   221         GCFP         1513-1517 Taylor Avenue                      NAP            NAP            Present Value
   222         GCFP         Westside Warehouse                           NAP            NAP                 NAP
   223         SBRC         Heritage House Apartments                    NAP            NAP                 NAP
   224         SBRC         Troy Building                                NAP            NAP            Present Value
   225         SBRC         Arlington Manor Mobile Home Park             NAP            NAP                 NAP

   226         GCFP         Capitol View Apartments, Charles             NAP            NAP            Present Value
                            Apartments & Randolph Apartments

   227         SBRC         Beresford Retail                             NAP            NAP      Hybrid Interest Differential
   228         SBRC         120 Standard Street                          NAP            NAP      Hybrid Interest Differential
   229         GCFP         2077-2089 New York Avenue                    NAP            NAP                 NAP
   230         SBRC         Blair Place Duplexes                         NAP            NAP      Hybrid Interest Differential
   231         SBRC         18714 Parthenia Street                       NAP            NAP      Hybrid Interest Differential
   232         GCFP         Thornapple Apartments                        NAP            NAP            Present Value
   233         GCFP         2800 Oakmont Drive                           NAP            NAP                 NAP
   234         SBRC         Fox Tile                                     NAP            NAP                 NAP
   235         SBRC         471 Prospect Street                          NAP            NAP            Present Value
   236         GCFP         Barclay Arms Apartments                    08/01/09      07/31/14          Present Value





   237         SBRC         Wishney                                      NAP            NAP      Hybrid Interest Differential
   238         GCFP         Elmgrove Apartments                          NAP            NAP            Present Value
   239         SBRC         Centennial Apartments                        NAP            NAP            Present Value
   240         SBRC         Vanguard Industrial Building                 NAP            NAP      Hybrid Interest Differential
   241         GCFP         135-145 Orange Street Apartments             NAP            NAP                 NAP
   242         SBRC         Brentwood Village Apartments                 NAP            NAP      Hybrid Interest Differential
   243         GCFP         Seoul Plaza                                  NAP            NAP                 NAP
   244         SBRC         Glendale Apartments                          NAP            NAP            Present Value
   245         GCFP         Riverview Apartments                         NAP            NAP            Present Value
   246         GCFP         820 Linden Boulevard                         NAP            NAP            Present Value
   247         GCFP         Vail Valley Auto                             NAP            NAP            Present Value




                                                                             YIELD
                                                                         MAINTENANCE
 CONTROL     MORTGAGE                                                      INTEREST
  NUMBER   LOAN SELLER       LOAN / PROPERTY NAME                           RATE
   187         SBRC         Edgewater Bay Apartments                    Treasury Flat
   188         SBRC         420 Group                                        NAP
   189         GCFP         7-Eleven                                         NAP

   190         SBRC         Lake Forest North Apartments                     NAP

   191         SBRC         CompuChem Industrial                             NAP
   192         GCFP         Palazzolo Plaza                                  NAP
   193         SBRC         A. E. Larson Building                       Treasury Flat
   194         GCFP         Lanewood Apartments                         Treasury Flat




   195         GCFP         Chris-Town Mobile Home Park                      NAP
   196         SBRC         Corbus-Peppertree Lane Apartments           Treasury Flat
   197         SBRC         Missouri Meadows Apartments                 Treasury Flat


   198         SBRC         Highlander Square Apartments                     NAP
   199         SBRC         Hillcrest Crossing                               NAP
   200         SBRC         Virginia Plaza                                   NAP
   201         SBRC         Pedersen Building                           Treasury Flat
   202         GCFP         Spring Oaks Mobile Home & Recreational           NAP
                            Vehicle Park


   203         SBRC         Shadowood Apartments                             NAP



   204         SBRC         Arroyo Shopping Center                           NAP
   205         GCFP         The Nog Retail Center                            NAP


   206         GCFP         London Square Apartments                    Treasury Flat
   207         SBRC         Petite Chateau Villa Mobile Home Park       Treasury Flat
   208         GCFP         Walnut Hills Apartments                     Treasury Flat
   209         SBRC         Palmer Highway Shopping Center              Treasury Flat
   210         SBRC         Somerset Apartments                         Treasury Flat

   211         SBRC         Shady Acres/Pine Shadows Portfolio          Treasury Flat
   211A        SBRC         Shady Acres Duplexes
   211B        SBRC         Pine Shadows Estates

   212         SBRC         Vanowen Street Retail Center                     NAP
   213         GCFP         Rena's Village Plaza                        Treasury Flat
   214         SBRC         Stanford Place Apartments                   Treasury Flat
   215         SBRC         Panola-Redan Crossing                       Treasury Flat
   216         SBRC         Garnet Avenue Shopping Center                    NAP
   217         SBRC         The Chalet Apartments                            NAP
   218         SBRC         Galt Ocean Plaza                            Treasury Flat
   219         SBRC         Zion Street Apartments                           NAP
   220         GCFP         Country Square Mobile Home Park             Treasury Flat
   221         GCFP         1513-1517 Taylor Avenue                     Treasury Flat
   222         GCFP         Westside Warehouse                               NAP
   223         SBRC         Heritage House Apartments                        NAP
   224         SBRC         Troy Building                               Treasury Flat
   225         SBRC         Arlington Manor Mobile Home Park                 NAP

   226         GCFP         Capitol View Apartments, Charles            Treasury Flat
                            Apartments & Randolph Apartments

   227         SBRC         Beresford Retail                            Treasury Flat
   228         SBRC         120 Standard Street                         Treasury Flat
   229         GCFP         2077-2089 New York Avenue                        NAP
   230         SBRC         Blair Place Duplexes                        Treasury Flat
   231         SBRC         18714 Parthenia Street                      Treasury Flat
   232         GCFP         Thornapple Apartments                       Treasury Flat
   233         GCFP         2800 Oakmont Drive                               NAP
   234         SBRC         Fox Tile                                         NAP
   235         SBRC         471 Prospect Street                         Treasury Flat
   236         GCFP         Barclay Arms Apartments                     Treasury Flat





   237         SBRC         Wishney                                     Treasury Flat
   238         GCFP         Elmgrove Apartments                         Treasury Flat
   239         SBRC         Centennial Apartments                       Treasury Flat
   240         SBRC         Vanguard Industrial Building                Treasury Flat
   241         GCFP         135-145 Orange Street Apartments                 NAP
   242         SBRC         Brentwood Village Apartments                Treasury Flat
   243         GCFP         Seoul Plaza                                      NAP
   244         SBRC         Glendale Apartments                         Treasury Flat
   245         GCFP         Riverview Apartments                        Treasury Flat
   246         GCFP         820 Linden Boulevard                        Treasury Flat
   247         GCFP         Vail Valley Auto                            Treasury Flat


                      MORTGAGE LOAN PREPAYMENT INFORMATION


                                                                                                                 LOCKOUT
  CONTROL    MORTGAGE                                                PREPAYMENT                                 PERIOD END
  NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                         PROVISIONS                                   DATE
------------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II                      Grtr1%UPBorYM(116)/Free(4)                    NAP
   249         GCFP     2096 Saint Georges Avenue                    Grtr1%UPBorYM(114)/Free(6)                    NAP
   250         SBRC     Notre Dame Apartments                        LO(59)/5%UPB(12)/4%UPB(12)/                 12/31/03
                                                                     3%UPB(12)/2%UPB(12)/1%UPB(6)/Free(7)

   251         GCFP     Nash Multi-family Apartments                 LO(32)/Defeasance(84)/Free(4)               06/30/02
   252         SBRC     Somers Apartments                            LO(59)/Grtr1%UPBorYM(57)/Free(4)            09/30/04
   253         GCFP     Foxglove Apartments, Phase I                 Grtr1%UPBorYM(116)/Free(4)                    NAP
   254         SBRC     Muse Apartments                              LO(59)/5%UPB(12)/4%UPB(12)/                 12/31/03
                                                                     3%UPB(12)/2%UPB(12)/1%UPB(6)/Free(7)

   255         GCFP     Chalmer Place                                LO(30)/Defeasance(206)/Free(4)              06/30/02


   256         GCFP     Ivy Court Apartments                         Grtr1%UPBorYM(116)/Free(4)                    NAP
   257         GCFP     Royce Apartments                             Grtr1%UPBorYM(179)/5%UPB(12)/                 NAP
                                                                     4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                     1%UPB(10)/Free(3)

   258         SBRC     C. Martin Company                            LO(31)/Defeasance(109)/Free(4)              06/30/02
   259         GCFP     Aster Court Apartments                       Grtr1%UPBorYM(116)/Free(4)                    NAP
   260         GCFP     Zora Lee Apartments                          LO(29)/Defeasance(87)/Free(4)               06/30/02
   261         GCFP     Foxglove II Apartments                       Grtr1%UPBorYM(116)/Free(4)                    NAP
   262         GCFP     Indiana Street Apartments                    Grtr1%UPBorYM(114)/Free(6)                    NAP
   263         GCFP     "A" Street Apartments                        Grtr1%UPBorYM(114)/Free(6)                    NAP
   264         GCFP     The Colonial Apartments                      Grtr1%UPBorYM(114)/Free(6)                    NAP
   265         GCFP     Taylene Court Apartments                     Grtr1%UPBorYM(119)/5%UPB(12)/                 NAP
                                                                     4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                                     1%UPB(12)/Free(61)

   266         GCFP     Myrtle Street Apartments                     LO(30)/Defeasance(86)/Free(4)               06/30/02

                                                                                                    YIELD            YIELD
                                                                                                  MAINTENANCE      MAINTENANCE
  CONTROL    MORTGAGE                                                   DEFEASE    DEFEASE END    PERIOD START      PERIOD END
  NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                           START DATE     DATE            DATE             DATE
----------------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II                          NAP          NAP           06/01/99        01/31/09
   249         GCFP     2096 Saint Georges Avenue                        NAP          NAP           04/01/99        09/30/08
   250         SBRC     Notre Dame Apartments                            NAP          NAP             NAP              NAP


   251         GCFP     Nash Multi-family Apartments                   07/01/02     06/30/09          NAP              NAP
   252         SBRC     Somers Apartments                                NAP          NAP           10/01/04        06/30/09
   253         GCFP     Foxglove Apartments, Phase I                     NAP          NAP           06/01/99        01/31/09
   254         SBRC     Muse Apartments                                  NAP          NAP             NAP              NAP


   255         GCFP     Chalmer Place                                  07/01/02     08/31/19          NAP              NAP


   256         GCFP     Ivy Court Apartments                             NAP          NAP           06/01/99        01/31/09
   257         GCFP     Royce Apartments                                 NAP          NAP           07/01/99        05/31/14



   258         SBRC     C. Martin Company                              07/01/02     07/31/11          NAP              NAP
   259         GCFP     Aster Court Apartments                           NAP          NAP           06/01/99        01/31/09
   260         GCFP     Zora Lee Apartments                            07/01/02     09/30/09          NAP              NAP
   261         GCFP     Foxglove II Apartments                           NAP          NAP           06/01/99        01/31/09
   262         GCFP     Indiana Street Apartments                        NAP          NAP           06/01/99        11/30/08
   263         GCFP     "A" Street Apartments                            NAP          NAP           03/01/99        08/31/08
   264         GCFP     The Colonial Apartments                          NAP          NAP           12/01/98        05/31/08
   265         GCFP     Taylene Court Apartments                         NAP          NAP           11/01/98        09/30/08



   266         GCFP     Myrtle Street Apartments                       07/01/02     08/31/09          NAP              NAP



                                                         PREPAYMENT            PREPAYMENT                               YIELD
  CONTROL    MORTGAGE                                    PENALTY START         PENALTY END      YIELD MAINTENANCE     MAINTENANCE
  NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                 DATE                 DATE          CALCULATION METHOD   INTEREST RATE
---------------------------------------------------------------------------------------------------------------------------------
   248         GCFP     Hawthorne Apartments II               NAP                  NAP            Present Value        Treasury Flat
   249         GCFP     2096 Saint Georges Avenue             NAP                  NAP            Present Value        Treasury Flat
   250         SBRC     Notre Dame Apartments               01/01/04             06/30/08              NAP                  NAP


   251         GCFP     Nash Multi-family Apartments          NAP                  NAP                 NAP                  NAP
   252         SBRC     Somers Apartments                     NAP                  NAP            Present Value        Treasury Flat
   253         GCFP     Foxglove Apartments, Phase I          NAP                  NAP            Present Value        Treasury Flat
   254         SBRC     Muse Apartments                     01/01/04             06/30/08              NAP                  NAP


   255         GCFP     Chalmer Place                         NAP                  NAP                 NAP                  NAP


   256         GCFP     Ivy Court Apartments                  NAP                  NAP            Present Value        Treasury Flat
   257         GCFP     Royce Apartments                    06/01/14             03/31/19         Present Value        Treasury Flat



   258         SBRC     C. Martin Company                     NAP                  NAP                 NAP                  NAP
   259         GCFP     Aster Court Apartments                NAP                  NAP            Present Value        Treasury Flat
   260         GCFP     Zora Lee Apartments                   NAP                  NAP                 NAP                  NAP
   261         GCFP     Foxglove II Apartments                NAP                  NAP            Present Value        Treasury Flat
   262         GCFP     Indiana Street Apartments             NAP                  NAP            Present Value        Treasury Flat
   263         GCFP     "A" Street Apartments                 NAP                  NAP            Present Value        Treasury Flat
   264         GCFP     The Colonial Apartments               NAP                  NAP            Present Value        Treasury Flat
   265         GCFP     Taylene Court Apartments            10/01/08             09/30/13         Present Value        Treasury Flat



   266         GCFP     Myrtle Street Apartments              NAP                  NAP                 NAP                  NAP

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION



                                                                                    OCCU-
                                                                                    PANCY       OCCU-
   CONTROL       MORTGAGE                                                          PERCENT-    PANCY AS
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 AGE       OF DATE
--------------------------------------------------------------------------------------------------------------
    1            SBRC           Putnam Building                                      100%      08/05/99
    2            GCFP           Jovanna Villas Apartments                             95%      11/29/99
    3            GCFP           Los Cabos II Apartments                               96%      11/29/99
    4            GCFP           Sunrise Plaza Shopping Center                         95%      11/26/99
    5            GCFP           Hasbrouck & Torview Apartments                        97%      09/30/99
    6            SBRC           Sports Arena Village                                  95%      10/01/99

    7            GCFP           Holiday Inn Somerset                                  59%      12/31/99
    8            GCFP           Southridge Shopping Center                            93%      09/01/99
    9            GCFP           Stewart Plaza                                         93%      10/31/99
    10           GCFP           The Carriage Building (Building 39)                  100%      10/01/99
    11           GCFP           1000 Adams Avenue                                    100%      09/01/99
    12           GCFP           101 West Avenue                                      100%      10/20/99
    13           GCFP           Clearview Farms Apartments                            95%      12/22/99
    14           GCFP           The TJ Building                                      100%      07/01/99
    15           GCFP           International Precision Components Corp. Building    100%      12/01/99
    16           GCFP           480 Sprague Street                                   100%      09/27/99
    17           GCFP           990 Spring Garden Street                             100%      12/27/99

    18           SBRC           Los Altos Woods Office Building                      100%      08/13/99
    19           GCFP           655 Merrick Avenue                                   100%      01/01/00
    20           GCFP           Nicholson Plaza                                      100%      09/30/99
    21           GCFP           Ventura Village Shopping Center                      100%      01/05/00
    22           SBRC           Bridgetown 1 Office Building                          98%      08/19/99
    23           GCFP           Courtyard Center                                     100%      10/11/99
    24           GCFP           Raymour & Flanigan Plaza A                            97%      01/11/00
    25           GCFP           4707 East Baseline Road                              100%      11/23/99
    26           GCFP           Holiday Inn Arena                                     55%      12/31/99
    27           GCFP           Kentbrook Apartments                                  93%      10/31/99
    28           GCFP           Ramada Plaza Hotel and Office Building                88%      12/31/99

    29           GCFP           Quail Park I                                          96%      11/23/99
    30           GCFP           139 Main Street                                      100%      10/31/99
    31           GCFP           Holiday Inn University                                65%      12/20/99
    32           GCFP           PRG - Scenic Technologies                            100%      06/15/99
    33           GCFP           Raymour & Flanigan Plaza B                           100%      12/07/99
    34           GCFP           West County Professional and Medical Center           96%      11/10/99
    35           SBRC           Herndon Plaza Retail Center                           98%      10/12/99
    36           GCFP           15250 Avenue of Science                              100%      12/01/99
    37           GCFP           The Barnyard Retail Center                            89%      11/05/99
    38           GCFP           711 Madison Avenue                                   100%      06/23/99
    39           SBRC           132 South Rodeo Drive                                100%      08/10/99
    40           GCFP           4001 Fairview Industrial Drive Southeast             100%      11/23/99
    41           GCFP           The Parris Building (Building 34)                    100%      10/26/99
    42           SBRC           Cherry Tree Shopping Center                           90%      11/04/99
    43           SBRC           1916-1928 Old Middlefield Road                       100%      01/25/00
    44           GCFP           Days Inn Singer Island                                37%      12/31/99
    45           GCFP           The Sports Authority                                 100%      09/30/99
    46           GCFP           Grand Union Supermarket                              100%      11/30/99
    47           GCFP           Parklawn Center                                      100%      10/29/99
    48           GCFP           Two World's Fair Drive                                93%      12/01/99
    49           GCFP           Arden Woods Office Building                           97%      02/01/00
    50           GCFP           350 Centerpointe                                     100%      01/01/00
    51           GCFP           Erie Canal Commons                                   100%      11/01/99
    52           GCFP           Executive Center Northridge                           97%      10/12/99
    53           SBRC           Jester Village Retail Center                          95%      10/15/99
    54           GCFP           Suncreek Corporate Center                             91%      12/01/99
    55           GCFP           Airport Business Plaza                                80%      12/31/99
    56           SBRC           Otay Distribution Center                             100%      10/25/99
    57           GCFP           Groesbeck Industrial Park                             97%      01/12/00
    58           GCFP           A Safe Self Storage                                   80%      02/01/00
    59           GCFP           Audobon One                                          100%      12/14/99
    60           GCFP           Quail Valley Apartments                               97%      10/22/99
    61           SBRC           Valley Sunset Center                                  98%      08/09/99
    62           GCFP           Tangerine Hill Apartments                             97%      07/31/99
    63           GCFP           Modesto Imaging Center                               100%      06/21/99
    64           GCFP           Beechnut Grove Apartments                             99%      11/23/99






   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                               LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    1            SBRC           Putnam Building                                    Putnam Investments, Inc.
    2            GCFP           Jovanna Villas Apartments                          NAP
    3            GCFP           Los Cabos II Apartments                            NAP
    4            GCFP           Sunrise Plaza Shopping Center                      Sportmart
    5            GCFP           Hasbrouck & Torview Apartments                     NAP
    6            SBRC           Sports Arena Village                               SAIC

    7            GCFP           Holiday Inn Somerset                               NAP
    8            GCFP           Southridge Shopping Center                         Walmart, Inc.
    9            GCFP           Stewart Plaza                                      Century 21 Beachside
    10           GCFP           The Carriage Building (Building 39)                Massachusetts Water Resources Authority
    11           GCFP           1000 Adams Avenue                                  RCN Corporation
    12           GCFP           101 West Avenue                                    Goldenberg Rosenthal Friedlander
    13           GCFP           Clearview Farms Apartments                         NAP
    14           GCFP           The TJ Building                                    Impex Trading Corp.
    15           GCFP           International Precision Components Corp. Building  International Precision Components Corp.
    16           GCFP           480 Sprague Street                                 Sarah Michaels, LLC
    17           GCFP           990 Spring Garden Street                           Philadelphia Authority for Industrial Development
                                                                                   with Sublease to County of Philadelphia
    18           SBRC           Los Altos Woods Office Building                    Golden Gate
    19           GCFP           655 Merrick Avenue                                 Micro Electronics, Inc.
    20           GCFP           Nicholson Plaza                                    La-Z-Boy Inc.
    21           GCFP           Ventura Village Shopping Center                    Whole Foods, Inc.
    22           SBRC           Bridgetown 1 Office Building                       CTR Business Systems, Inc.
    23           GCFP           Courtyard Center                                   Linda Evans Fittness
    24           GCFP           Raymour & Flanigan Plaza A                         Raymour & Flanigan
    25           GCFP           4707 East Baseline Road                            Action Performance
    26           GCFP           Holiday Inn Arena                                  NAP
    27           GCFP           Kentbrook Apartments                               NAP
    28           GCFP           Ramada Plaza Hotel and Office Building             NAP

    29           GCFP           Quail Park I                                       Johnny Ribeiro Employee LP
    30           GCFP           139 Main Street                                    GIGA Information Group, Inc.
    31           GCFP           Holiday Inn University                             NAP
    32           GCFP           PRG - Scenic Technologies                          Production Resource Group
    33           GCFP           Raymour & Flanigan Plaza B                         Raymour & Flanigan
    34           GCFP           West County Professional and Medical Center        County of Orange
    35           SBRC           Herndon Plaza Retail Center                        Kmart
    36           GCFP           15250 Avenue of Science                            Intel
    37           GCFP           The Barnyard Retail Center                         Thunderbird Bookshops
    38           GCFP           711 Madison Avenue                                 Robert Cavalli
    39           SBRC           132 South Rodeo Drive                              Gang, Tyre, Ramer & Brown, Inc.
    40           GCFP           4001 Fairview Industrial Drive Southeast           SLC Technologies
    41           GCFP           The Parris Building (Building 34)                  Massachusetts Water Resources Authority
    42           SBRC           Cherry Tree Shopping Center                        Jimmy's Sport Cafe, Inc.
    43           SBRC           1916-1928 Old Middlefield Road                     Photo Access Corp.
    44           GCFP           Days Inn Singer Island                             NAP
    45           GCFP           The Sports Authority                               Sports Authority
    46           GCFP           Grand Union Supermarket                            Grand Union Supermarket
    47           GCFP           Parklawn Center                                    HDO Productions, Inc.
    48           GCFP           Two World's Fair Drive                             Blenheim Investments, Inc.
    49           GCFP           Arden Woods Office Building                        Access Cash
    50           GCFP           350 Centerpointe                                   Ciminelli Development
    51           GCFP           Erie Canal Commons                                 Bridal Hall/Ed. T. Hall
    52           GCFP           Executive Center Northridge                        General Supply Centers, Inc.
    53           SBRC           Jester Village Retail Center                       Beard Family Partnership
    54           GCFP           Suncreek Corporate Center                          Wynwood Servicing & Tech.
    55           GCFP           Airport Business Plaza                             Immigration & Naturalization Department
    56           SBRC           Otay Distribution Center                           Yakima U.S.A.
    57           GCFP           Groesbeck Industrial Park                          P&M Products
    58           GCFP           A Safe Self Storage                                NAP
    59           GCFP           Audobon One                                        Wheaton International
    60           GCFP           Quail Valley Apartments                            NAP
    61           SBRC           Valley Sunset Center                               Same Day Paint & Body
    62           GCFP           Tangerine Hill Apartments                          NAP
    63           GCFP           Modesto Imaging Center                             Modesto Imaging Center, Inc.
    64           GCFP           Beechnut Grove Apartments                          NAP




                                                                                    LARGEST
                                                                                    TENANT
                                                                                    LARGEST      LARGEST    LEASE
   CONTROL       MORTGAGE                                                           TENANT       TENANT    MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 NRSF         NRSF%      DATE
-------------------------------------------------------------------------------------------------------------------------
    1            SBRC           Putnam Building                                     231,000       100%     07/31/13
    2            GCFP           Jovanna Villas Apartments                               NAP       NAP         NAP
    3            GCFP           Los Cabos II Apartments                                 NAP       NAP         NAP
    4            GCFP           Sunrise Plaza Shopping Center                        41,176       36%      01/31/04
    5            GCFP           Hasbrouck & Torview Apartments                          NAP       NAP         NAP
    6            SBRC           Sports Arena Village                                100,418       39%      12/31/03

    7            GCFP           Holiday Inn Somerset                                    NAP       NAP         NAP
    8            GCFP           Southridge Shopping Center                          103,928       51%      03/31/07
    9            GCFP           Stewart Plaza                                         9,958        8%      01/31/04
    10           GCFP           The Carriage Building (Building 39)                  84,789       99%      09/30/06
    11           GCFP           1000 Adams Avenue                                    60,592       55%      05/31/14
    12           GCFP           101 West Avenue                                      37,360       45%      11/30/08
    13           GCFP           Clearview Farms Apartments                              NAP       NAP         NAP
    14           GCFP           The TJ Building                                     125,000       42%      08/31/11
    15           GCFP           International Precision Components Corp. Building   188,600       100%     11/30/19
    16           GCFP           480 Sprague Street                                  233,000       100%     12/31/09
    17           GCFP           990 Spring Garden Street
                                                                                     86,640       55%      11/06/13
    18           SBRC           Los Altos Woods Office Building                      16,698       43%      06/01/02
    19           GCFP           655 Merrick Avenue                                   40,564       70%      11/30/18
    20           GCFP           Nicholson Plaza                                      19,843       19%      08/31/08
    21           GCFP           Ventura Village Shopping Center                      28,168       92%      10/31/29
    22           SBRC           Bridgetown 1 Office Building                         48,152       77%      10/25/08
    23           GCFP           Courtyard Center                                      6,746       10%      10/15/05
    24           GCFP           Raymour & Flanigan Plaza A                           53,394       42%      12/31/13
    25           GCFP           4707 East Baseline Road                             138,110       100%     08/14/07
    26           GCFP           Holiday Inn Arena                                       NAP       NAP         NAP
    27           GCFP           Kentbrook Apartments                                    NAP       NAP         NAP
    28           GCFP           Ramada Plaza Hotel and Office Building                  NAP       NAP         NAP

    29           GCFP           Quail Park I                                         46,140       63%      07/31/10
    30           GCFP           139 Main Street                                      15,581       42%      07/31/04
    31           GCFP           Holiday Inn University                                  NAP       NAP         NAP
    32           GCFP           PRG - Scenic Technologies                           126,916       100%     04/01/14
    33           GCFP           Raymour & Flanigan Plaza B                           62,938       83%      11/30/14
    34           GCFP           West County Professional and Medical Center          64,385       79%      07/31/09
    35           SBRC           Herndon Plaza Retail Center                          98,084       36%      10/31/02
    36           GCFP           15250 Avenue of Science                              54,454       98%      11/30/07
    37           GCFP           The Barnyard Retail Center                            8,400       11%      12/31/02
    38           GCFP           711 Madison Avenue                                    2,505       26%      02/28/11
    39           SBRC           132 South Rodeo Drive                                16,603       64%      12/31/14
    40           GCFP           4001 Fairview Industrial Drive Southeast             80,160       100%     02/28/14
    41           GCFP           The Parris Building (Building 34)                    38,845       79%      09/30/06
    42           SBRC           Cherry Tree Shopping Center                           4,981       11%      08/31/04
    43           SBRC           1916-1928 Old Middlefield Road                        6,827       21%      04/14/04
    44           GCFP           Days Inn Singer Island                                  NAP       NAP         NAP
    45           GCFP           The Sports Authority                                 45,654       100%     02/09/15
    46           GCFP           Grand Union Supermarket                              40,058       100%     02/28/24
    47           GCFP           Parklawn Center                                      20,325       22%      03/31/02
    48           GCFP           Two World's Fair Drive                               25,753       43%      12/31/01
    49           GCFP           Arden Woods Office Building                           9,759       15%      01/31/01
    50           GCFP           350 Centerpointe                                     13,901       32%      05/31/11
    51           GCFP           Erie Canal Commons                                    6,990       18%      12/31/03
    52           GCFP           Executive Center Northridge                           6,388        7%      01/31/00
    53           SBRC           Jester Village Retail Center                          7,500       20%      12/31/09
    54           GCFP           Suncreek Corporate Center                             8,477       14%      08/31/06
    55           GCFP           Airport Business Plaza                               26,840       45%      07/29/08
    56           SBRC           Otay Distribution Center                             53,568       52%      10/31/04
    57           GCFP           Groesbeck Industrial Park                            40,450       28%      03/31/02
    58           GCFP           A Safe Self Storage                                     NAP       NAP         NAP
    59           GCFP           Audobon One                                          20,344       67%      01/31/07
    60           GCFP           Quail Valley Apartments                                 NAP       NAP         NAP
    61           SBRC           Valley Sunset Center                                  9,600       18%      11/01/06
    62           GCFP           Tangerine Hill Apartments                               NAP       NAP         NAP
    63           GCFP           Modesto Imaging Center                               17,852       100%     12/31/14
    64           GCFP           Beechnut Grove Apartments                               NAP       NAP         NAP







   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 SECOND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    1            SBRC           Putnam Building                                      NAP
    2            GCFP           Jovanna Villas Apartments                            NAP
    3            GCFP           Los Cabos II Apartments                              NAP
    4            GCFP           Sunrise Plaza Shopping Center                        Comp USA
    5            GCFP           Hasbrouck & Torview Apartments                       NAP
    6            SBRC           Sports Arena Village                                 CSC

    7            GCFP           Holiday Inn Somerset                                 NAP
    8            GCFP           Southridge Shopping Center                           Office Max
    9            GCFP           Stewart Plaza                                        Scott Goldman, M.D., Inc.
    10           GCFP           The Carriage Building (Building 39)                  Golden Goose Mkts
    11           GCFP           1000 Adams Avenue                                    USI Holdings Corp
    12           GCFP           101 West Avenue                                      Zelenkofske Axelrod Consulting
    13           GCFP           Clearview Farms Apartments                           NAP
    14           GCFP           The TJ Building                                      F&V Distributing Co. (Arizona Iced Tea)
    15           GCFP           International Precision Components Corp. Building    NAP
    16           GCFP           480 Sprague Street                                   NAP
    17           GCFP           990 Spring Garden Street
                                                                                     State of PA Department of Welfare
    18           SBRC           Los Altos Woods Office Building                      American Express
    19           GCFP           655 Merrick Avenue                                   Chevy Decorators Corp.
    20           GCFP           Nicholson Plaza                                      Planet Fitness, L.L.C.
    21           GCFP           Ventura Village Shopping Center                      Cimm's Inc. dba Burger King
    22           SBRC           Bridgetown 1 Office Building                         Tripwire Security Systems, Inc.
    23           GCFP           Courtyard Center                                     Big Horn Grill
    24           GCFP           Raymour & Flanigan Plaza A                           Price Rite
    25           GCFP           4707 East Baseline Road                              NAP
    26           GCFP           Holiday Inn Arena                                    NAP
    27           GCFP           Kentbrook Apartments                                 NAP
    28           GCFP           Ramada Plaza Hotel and Office Building               NAP

    29           GCFP           Quail Park I                                         Richard H. Plaster
    30           GCFP           139 Main Street                                      Boston Heart Foundation
    31           GCFP           Holiday Inn University                               NAP
    32           GCFP           PRG - Scenic Technologies                            NAP
    33           GCFP           Raymour & Flanigan Plaza B                           Appletree Grocery
    34           GCFP           West County Professional and Medical Center          MVP Sports Grill, Inc.
    35           SBRC           Herndon Plaza Retail Center                          FCA of Ohio, Inc.
    36           GCFP           15250 Avenue of Science                              NAP
    37           GCFP           The Barnyard Retail Center                           Robata
    38           GCFP           711 Madison Avenue                                   Poupetto's
    39           SBRC           132 South Rodeo Drive                                United Television, Inc.
    40           GCFP           4001 Fairview Industrial Drive Southeast             NAP
    41           GCFP           The Parris Building (Building 34)                    Keane Inc.
    42           SBRC           Cherry Tree Shopping Center                          Da Chuen Enterprise, Inc.
    43           SBRC           1916-1928 Old Middlefield Road                       Aureate Media Corp
    44           GCFP           Days Inn Singer Island                               NAP
    45           GCFP           The Sports Authority                                 NAP
    46           GCFP           Grand Union Supermarket                              NAP
    47           GCFP           Parklawn Center                                      Floral World, Inc.
    48           GCFP           Two World's Fair Drive                               National Mentor Healthcare
    49           GCFP           Arden Woods Office Building                          Aerotek Inc.
    50           GCFP           350 Centerpointe                                     Renaldo, Myers
    51           GCFP           Erie Canal Commons                                   Bogey's
    52           GCFP           Executive Center Northridge                          Computer Resource Elect.
    53           SBRC           Jester Village Retail Center                         Jonathan Ross Enterprises, Inc.
    54           GCFP           Suncreek Corporate Center                            SNCRK Leasing, LLC
    55           GCFP           Airport Business Plaza                               Modular Mining
    56           SBRC           Otay Distribution Center                             Avery Dennison Office Products
    57           GCFP           Groesbeck Industrial Park                            Morley Candy Makers, Inc.
    58           GCFP           A Safe Self Storage                                  NAP
    59           GCFP           Audobon One                                          The Allied Group
    60           GCFP           Quail Valley Apartments                              NAP
    61           SBRC           Valley Sunset Center                                 Government
    62           GCFP           Tangerine Hill Apartments                            NAP
    63           GCFP           Modesto Imaging Center                               NAP
    64           GCFP           Beechnut Grove Apartments                            NAP



                                                                                                         SECOND
                                                                                                         LARGEST
                                                                                   SECOND    SECOND      TENANT
                                                                                   LARGEST   LARGEST     LEASE
   CONTROL       MORTGAGE                                                           TENANT   TENANT     MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 NRSF     NRSF%       DATE
-----------------------------------------------------------------------------------------------------------------
    1            SBRC           Putnam Building                                       NAP      NAP         NAP
    2            GCFP           Jovanna Villas Apartments                             NAP      NAP         NAP
    3            GCFP           Los Cabos II Apartments                               NAP      NAP         NAP
    4            GCFP           Sunrise Plaza Shopping Center                      25,090      22%       06/30/11
    5            GCFP           Hasbrouck & Torview Apartments                        NAP      NAP         NAP
    6            SBRC           Sports Arena Village                               37,862      15%       05/31/01

    7            GCFP           Holiday Inn Somerset                                  NAP      NAP         NAP
    8            GCFP           Southridge Shopping Center                         25,850      13%       01/31/03
    9            GCFP           Stewart Plaza                                       8,655      7%        03/31/03
    10           GCFP           The Carriage Building (Building 39)                 1,036      1%        05/31/04
    11           GCFP           1000 Adams Avenue                                  34,119      31%       09/30/08
    12           GCFP           101 West Avenue                                    25,393      30%       12/31/07
    13           GCFP           Clearview Farms Apartments                            NAP      NAP         NAP
    14           GCFP           The TJ Building                                    95,858      32%       03/31/02
    15           GCFP           International Precision Components Corp. Building     NAP      NAP         NAP
    16           GCFP           480 Sprague Street                                    NAP      NAP         NAP
    17           GCFP           990 Spring Garden Street
                                                                                   27,799      18%       08/31/09
    18           SBRC           Los Altos Woods Office Building                    13,558      35%       07/31/00
    19           GCFP           655 Merrick Avenue                                 17,732      30%       12/31/08
    20           GCFP           Nicholson Plaza                                    19,500      19%       08/31/01
    21           GCFP           Ventura Village Shopping Center                     2,368      8%        05/26/19
    22           SBRC           Bridgetown 1 Office Building                       13,592      22%       07/31/04
    23           GCFP           Courtyard Center                                    6,650      10%       11/30/10
    24           GCFP           Raymour & Flanigan Plaza A                         31,039      24%       02/28/09
    25           GCFP           4707 East Baseline Road                               NAP      NAP         NAP
    26           GCFP           Holiday Inn Arena                                     NAP      NAP         NAP
    27           GCFP           Kentbrook Apartments                                  NAP      NAP         NAP
    28           GCFP           Ramada Plaza Hotel and Office Building                NAP      NAP         NAP

    29           GCFP           Quail Park I                                        3,840      5%        07/31/10
    30           GCFP           139 Main Street                                     9,070      24%       06/30/01
    31           GCFP           Holiday Inn University                                NAP      NAP         NAP
    32           GCFP           PRG - Scenic Technologies                             NAP      NAP         NAP
    33           GCFP           Raymour & Flanigan Plaza B                         13,320      17%       03/31/15
    34           GCFP           West County Professional and Medical Center         7,534      9%        03/31/08
    35           SBRC           Herndon Plaza Retail Center                        45,733      17%       01/31/09
    36           GCFP           15250 Avenue of Science                               NAP      NAP         NAP
    37           GCFP           The Barnyard Retail Center                          3,900      5%        01/31/01
    38           GCFP           711 Madison Avenue                                  1,000      10%       05/31/04
    39           SBRC           132 South Rodeo Drive                               6,511      25%       11/22/01
    40           GCFP           4001 Fairview Industrial Drive Southeast              NAP      NAP         NAP
    41           GCFP           The Parris Building (Building 34)                   4,140      8%        04/01/03
    42           SBRC           Cherry Tree Shopping Center                         4,080      9%        08/31/02
    43           SBRC           1916-1928 Old Middlefield Road                      6,352      20%       12/20/04
    44           GCFP           Days Inn Singer Island                                NAP      NAP         NAP
    45           GCFP           The Sports Authority                                  NAP      NAP         NAP
    46           GCFP           Grand Union Supermarket                               NAP      NAP         NAP
    47           GCFP           Parklawn Center                                     7,000      8%        11/30/02
    48           GCFP           Two World's Fair Drive                              9,301      16%       06/30/04
    49           GCFP           Arden Woods Office Building                         8,478      13%       11/30/01
    50           GCFP           350 Centerpointe                                    5,806      13%       06/30/05
    51           GCFP           Erie Canal Commons                                  6,265      16%       11/30/07
    52           GCFP           Executive Center Northridge                         3,728      4%        07/31/00
    53           SBRC           Jester Village Retail Center                        6,803      18%       04/30/09
    54           GCFP           Suncreek Corporate Center                           7,517      12%       10/31/11
    55           GCFP           Airport Business Plaza                             12,445      21%       06/30/03
    56           SBRC           Otay Distribution Center                           19,675      19%       07/30/04
    57           GCFP           Groesbeck Industrial Park                          33,600      23%       04/30/00
    58           GCFP           A Safe Self Storage                                   NAP      NAP         NAP
    59           GCFP           Audobon One                                         6,581      22%       12/31/02
    60           GCFP           Quail Valley Apartments                               NAP      NAP         NAP
    61           SBRC           Valley Sunset Center                                7,900      15%       11/30/00
    62           GCFP           Tangerine Hill Apartments                             NAP      NAP         NAP
    63           GCFP           Modesto Imaging Center                                NAP      NAP         NAP
    64           GCFP           Beechnut Grove Apartments                             NAP      NAP         NAP

                  MORTGAGED REAL PROPERTY TENANCY INFORMATION




                                                                                    OCCU-
                                                                                    PANCY       OCCU-
   CONTROL       MORTGAGE                                                          PERCENT     PANCY AS
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 AGE       OF DATE
---------------------------------------------------------------------------------------------------------------
    65           GCFP           Woodvine Apartments                                    96%      11/23/99
    66           GCFP           Holiday Inn Kennedy Space Center                       63%      12/20/99
    67           GCFP           Chateau Resort & Conf.                                 57%      10/16/99
    68           GCFP           West Pointe Apartments                                 94%      10/06/99
    69           GCFP           Auburn Hills Industrial Center                         99%      01/12/00
    70           SBRC           Ponderosa Village Shopping Center                      92%      06/10/99
    71           SBRC           Heinz Apartments                                      100%      10/26/99
    72           GCFP           Barcelona Apartments                                   98%      09/30/99
    73           SBRC           Highbury Court Apartments                              95%      09/24/99
    74           GCFP           BankBoston Building                                    91%      10/18/99
    75           GCFP           43 West 47th Street                                   100%      09/01/99
    76           SBRC           58-38 Page Place                                      100%      08/01/98
    77           GCFP           3832-3844 Sepulveda Boulevard                         100%      06/04/99
    78           SBRC           Sweetwater Plaza East                                  86%      12/01/99
    79           SBRC           Duane Reade Maspeth                                   100%      05/07/99
    80           GCFP           Fairfield Inn Houma                                    80%      09/30/99
    81           SBRC           Brentwood Apartments                                   98%      03/24/99
    82           SBRC           Whitehall Apartments                                  100%      03/24/99
    83           SBRC           Wind River Park Plaza                                 100%      08/01/99
    84           SBRC           Newport Victoria Plaza                                100%      12/07/99
    85           SBRC           Haverty Furniture Store                               100%      08/27/99
    86           GCFP           Westgate Office Center                                 97%      08/02/99
    87           GCFP           Commonwealth Park                                     100%      01/19/00
    88           SBRC           New Jersey Portfolio
   88A           SBRC           5004 Palisades                                        100%      06/01/99
   88B           SBRC           727 & 727A 25th Street                                100%      06/01/99
   88C           SBRC           Franklin's Tower Two                                  100%      06/01/99
   88D           SBRC           Franklin's Tower One                                  100%      06/01/99
    89           GCFP           Centerpointe 24-Hour Fitness                          100%      09/16/99
    90           GCFP           Keats Plaza                                           100%      06/28/99
    91           SBRC           South Pointe Townhomes                                 98%      03/27/00
    92           GCFP           Glenmoor Green I Apartments                            96%      10/31/99
    93           SBRC           Alameda Shopping Center                               100%      06/28/99
    94           SBRC           41 North Division Street                              100%      09/30/99
    95           GCFP           Glenmoor Green II Apartments                           92%      10/31/99
    96           GCFP           Flagship Wharf Commercial Condominium                 100%      10/20/99
    97           GCFP           South Park Center                                     100%      12/01/99
    98           GCFP           1952 West El Camino                                   100%      12/30/99
    99           SBRC           Office Max Traverse                                   100%      09/07/99
   100           GCFP           Rockland Multi-family Residences                      100%      12/15/99
   101           GCFP           Realty Expert Building                                100%      10/28/99
   102           GCFP           75 Bermar Park, Nickel Office Building & Tonida       100%      09/09/99
                                Office Building
   103           SBRC           Office Max Mankato                                    100%      01/31/98
   104           SBRC           Office Max Martinsburg                                100%      10/11/99
   105           GCFP           Kmart South Bend                                      100%      10/27/99
   106           GCFP           Wolfie's Plaza                                         94%      10/05/99
   107           GCFP           200-220 West 1st Street                               100%      09/22/99
   108           GCFP           The Loring Building                                    90%      02/01/00
   109           GCFP           Park Paloma Apartments                                100%      09/15/99
   110           GCFP           Mitchell Building                                     100%      01/10/00
   111           GCFP           Kennedy I Office Building                             100%      01/01/00
   112           SBRC           Holiday Inn Express                                    65%      12/31/99
   113           GCFP           16300 Addison Road Office Building                     88%      12/01/99
   114           GCFP           Fairfield Inn Jackson                                  83%      09/30/99
   115           SBRC           Amberwood  Mobile Home Park                            98%      07/31/99
   116           SBRC           Carson Commerce Center                                 87%      07/08/99
   117           GCFP           Nome Plaza Shopping Center                            100%      09/30/99
   118           GCFP           River Park Shopping Center                            100%      11/02/99
   119           SBRC           Fountain Plaza                                        100%      11/09/99
   120           GCFP           Fairfield Inn Hattiesburg                              74%      09/30/99
   121           GCFP           Fairfield Inn Lake Charles-Sulphur                     70%      09/30/99

   122           SBRC           Hampton Inn Blythe                                     70%      12/31/99



   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    65           GCFP           Woodvine Apartments                                   NAP
    66           GCFP           Holiday Inn Kennedy Space Center                      NAP
    67           GCFP           Chateau Resort & Conf.                                NAP
    68           GCFP           West Pointe Apartments                                NAP
    69           GCFP           Auburn Hills Industrial Center                        MSX International Engineering
    70           SBRC           Ponderosa Village Shopping Center                     Planet Video
    71           SBRC           Heinz Apartments                                      NAP
    72           GCFP           Barcelona Apartments                                  NAP
    73           SBRC           Highbury Court Apartments                             NAP
    74           GCFP           BankBoston Building                                   BankBoston
    75           GCFP           43 West 47th Street                                   Gerald Modell, Inc.
    76           SBRC           58-38 Page Place                                      Weeks-Lerman Group, LLC
    77           GCFP           3832-3844 Sepulveda Boulevard                         Wherehouse
    78           SBRC           Sweetwater Plaza East                                 County of San Diego
    79           SBRC           Duane Reade Maspeth                                   Duane Reade
    80           GCFP           Fairfield Inn Houma                                   NAP
    81           SBRC           Brentwood Apartments                                  NAP
    82           SBRC           Whitehall Apartments                                  NAP
    83           SBRC           Wind River Park Plaza                                 Service One Communication
    84           SBRC           Newport Victoria Plaza                                Innovative Meetings & Events
    85           SBRC           Haverty Furniture Store                               Haverty Furniture Companies Inc.
    86           GCFP           Westgate Office Center                                Future Electronics
    87           GCFP           Commonwealth Park                                     TruGreen Limited Partnership
    88           SBRC           New Jersey Portfolio
   88A           SBRC           5004 Palisades                                        NAP
   88B           SBRC           727 & 727A 25th Street                                NAP
   88C           SBRC           Franklin's Tower Two                                  NAP
   88D           SBRC           Franklin's Tower One                                  NAP
    89           GCFP           Centerpointe 24-Hour Fitness                          24-Hour Fitness
    90           GCFP           Keats Plaza                                           American Foundation for Biological Research
    91           SBRC           South Pointe Townhomes                                NAP
    92           GCFP           Glenmoor Green I Apartments                           NAP
    93           SBRC           Alameda Shopping Center                               Ahad Bagherdai
    94           SBRC           41 North Division Street                              The People of the State of New York
    95           GCFP           Glenmoor Green II Apartments                          NAP
    96           GCFP           Flagship Wharf Commercial Condominium                 Ascensus of New England
    97           GCFP           South Park Center                                     Decorators Unlimited
    98           GCFP           1952 West El Camino                                   Krause's Sofa Factory
    99           SBRC           Office Max Traverse                                   Office Max
   100           GCFP           Rockland Multi-family Residences                      NAP
   101           GCFP           Realty Expert Building                                RE Realty Experts
   102           GCFP           75 Bermar Park, Nickel Office Building & Tonida       Edgecombe Rental Equipment Co.
                                Office Building
   103           SBRC           Office Max Mankato                                    Office Max
   104           SBRC           Office Max Martinsburg                                Office Max
   105           GCFP           Kmart South Bend                                      Kmart
   106           GCFP           Wolfie's Plaza                                        Wolfie's Restaurant
   107           GCFP           200-220 West 1st Street                               Jose Luis Gonzales
   108           GCFP           The Loring Building                                   City of Riverside
   109           GCFP           Park Paloma Apartments                                NAP
   110           GCFP           Mitchell Building                                     County of Dutchess
   111           GCFP           Kennedy I Office Building                             Ameritech
   112           SBRC           Holiday Inn Express                                   NAP
   113           GCFP           16300 Addison Road Office Building                    Insurance One, L.C.
   114           GCFP           Fairfield Inn Jackson                                 NAP
   115           SBRC           Amberwood  Mobile Home Park                           NAP
   116           SBRC           Carson Commerce Center                                Greater South Bay Medical
   117           GCFP           Nome Plaza Shopping Center                            Richmond Superette
   118           GCFP           River Park Shopping Center                            David Svetich
   119           SBRC           Fountain Plaza                                        Babylon Ent. LLC
   120           GCFP           Fairfield Inn Hattiesburg                             NAP
   121           GCFP           Fairfield Inn Lake Charles-Sulphur                    NAP

   122           SBRC           Hampton Inn Blythe                                    NAP



                                                                                     LARGEST
                                                                                     TENANT
                                                                                     LARGEST      LARGEST    LEASE
   CONTROL       MORTGAGE                                                            TENANT       TENANT    MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                  NRSF         NRSF%      DATE
--------------------------------------------------------------------------------------------------------------------------
    65           GCFP           Woodvine Apartments                                     NAP       NAP           NAP
    66           GCFP           Holiday Inn Kennedy Space Center                        NAP       NAP           NAP
    67           GCFP           Chateau Resort & Conf.                                  NAP       NAP           NAP
    68           GCFP           West Pointe Apartments                                  NAP       NAP           NAP
    69           GCFP           Auburn Hills Industrial Center                       33,600       41%        09/30/04
    70           SBRC           Ponderosa Village Shopping Center                     6,000       19%        09/30/03
    71           SBRC           Heinz Apartments                                        NAP       NAP           NAP
    72           GCFP           Barcelona Apartments                                    NAP       NAP           NAP
    73           SBRC           Highbury Court Apartments                               NAP       NAP           NAP
    74           GCFP           BankBoston Building                                  17,154       35%        01/31/09
    75           GCFP           43 West 47th Street                                   2,250       21%        02/01/04
    76           SBRC           58-38 Page Place                                     91,200       100%       06/30/13
    77           GCFP           3832-3844 Sepulveda Boulevard                        12,330       52%        01/31/02
    78           SBRC           Sweetwater Plaza East                                11,467       23%        10/23/00
    79           SBRC           Duane Reade Maspeth                                  25,000       100%       01/31/14
    80           GCFP           Fairfield Inn Houma                                     NAP       NAP           NAP
    81           SBRC           Brentwood Apartments                                    NAP       NAP           NAP
    82           SBRC           Whitehall Apartments                                    NAP       NAP           NAP
    83           SBRC           Wind River Park Plaza                                 6,195       20%        08/31/00
    84           SBRC           Newport Victoria Plaza                                3,944       11%        04/14/01
    85           SBRC           Haverty Furniture Store                              47,500       100%       08/31/18
    86           GCFP           Westgate Office Center                                6,538       18%        11/14/99
    87           GCFP           Commonwealth Park                                    31,500       57%        06/30/06
    88           SBRC           New Jersey Portfolio
   88A           SBRC           5004 Palisades                                          NAP       NAP           NAP
   88B           SBRC           727 & 727A 25th Street                                  NAP       NAP           NAP
   88C           SBRC           Franklin's Tower Two                                    NAP       NAP           NAP
   88D           SBRC           Franklin's Tower One                                    NAP       NAP           NAP
    89           GCFP           Centerpointe 24-Hour Fitness                         34,420       100%       09/15/19
    90           GCFP           Keats Plaza                                          12,000       22%        10/31/09
    91           SBRC           South Pointe Townhomes                                  NAP       NAP           NAP
    92           GCFP           Glenmoor Green I Apartments                             NAP       NAP           NAP
    93           SBRC           Alameda Shopping Center                               3,000       18%        10/28/00
    94           SBRC           41 North Division Street                             33,464       100%       10/31/08
    95           GCFP           Glenmoor Green II Apartments                            NAP       NAP           NAP
    96           GCFP           Flagship Wharf Commercial Condominium                 7,751       26%        03/31/02
    97           GCFP           South Park Center                                    33,118       72%        01/31/12
    98           GCFP           1952 West El Camino                                   9,345       50%        08/31/00
    99           SBRC           Office Max Traverse                                  23,500       100%       01/17/17
   100           GCFP           Rockland Multi-family Residences                        NAP       NAP           NAP
   101           GCFP           Realty Expert Building                               22,922       96%        11/15/11
   102           GCFP           75 Bermar Park, Nickel Office Building & Tonida      13,052       27%        03/31/04
                                Office Building
   103           SBRC           Office Max Mankato                                   23,500       100%       10/10/17
   104           SBRC           Office Max Martinsburg                               23,500       100%       02/12/18
   105           GCFP           Kmart South Bend                                     84,180       89%        02/28/05
   106           GCFP           Wolfie's Plaza                                        5,800       19%        10/31/02
   107           GCFP           200-220 West 1st Street                               2,628       12%        12/01/00
   108           GCFP           The Loring Building                                   9,038       36%        10/31/00
   109           GCFP           Park Paloma Apartments                                  NAP       NAP           NAP
   110           GCFP           Mitchell Building                                    34,829       100%       11/08/05
   111           GCFP           Kennedy I Office Building                            46,159       94%        12/31/04
   112           SBRC           Holiday Inn Express                                     NAP       NAP           NAP
   113           GCFP           16300 Addison Road Office Building                    8,404       35%        12/31/09
   114           GCFP           Fairfield Inn Jackson                                   NAP       NAP           NAP
   115           SBRC           Amberwood  Mobile Home Park                             NAP       NAP           NAP
   116           SBRC           Carson Commerce Center                                4,032        9%        03/31/02
   117           GCFP           Nome Plaza Shopping Center                            2,880       16%        09/30/10
   118           GCFP           River Park Shopping Center                            6,300       27%        12/31/03
   119           SBRC           Fountain Plaza                                       10,192       47%        10/01/02
   120           GCFP           Fairfield Inn Hattiesburg                               NAP       NAP           NAP
   121           GCFP           Fairfield Inn Lake Charles-Sulphur                      NAP       NAP           NAP

   122           SBRC           Hampton Inn Blythe                                      NAP       NAP           NAP






   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                               SECOND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    65           GCFP           Woodvine Apartments                                 NAP
    66           GCFP           Holiday Inn Kennedy Space Center                    NAP
    67           GCFP           Chateau Resort & Conf.                              NAP
    68           GCFP           West Pointe Apartments                              NAP
    69           GCFP           Auburn Hills Industrial Center                      Houlihan's Culinary Trade, Inc.
    70           SBRC           Ponderosa Village Shopping Center                   Sesame Inn
    71           SBRC           Heinz Apartments                                    NAP
    72           GCFP           Barcelona Apartments                                NAP
    73           SBRC           Highbury Court Apartments                           NAP
    74           GCFP           BankBoston Building                                 Skin Medicine & Cosmetic Surgery Center, Inc.
    75           GCFP           43 West 47th Street                                 Art Tech
    76           SBRC           58-38 Page Place                                    NAP
    77           GCFP           3832-3844 Sepulveda Boulevard                       Zany Brainy
    78           SBRC           Sweetwater Plaza East                               Dunn-Edwards
    79           SBRC           Duane Reade Maspeth                                 NAP
    80           GCFP           Fairfield Inn Houma                                 NAP
    81           SBRC           Brentwood Apartments                                NAP
    82           SBRC           Whitehall Apartments                                NAP
    83           SBRC           Wind River Park Plaza                               Thomas W. Hood
    84           SBRC           Newport Victoria Plaza                              Renzi Custom Gallery, Inc.
    85           SBRC           Haverty Furniture Store                             NAP
    86           GCFP           Westgate Office Center                              D.H. Andrews
    87           GCFP           Commonwealth Park                                   All Interior Supply, Inc.
    88           SBRC           New Jersey Portfolio
   88A           SBRC           5004 Palisades                                      NAP
   88B           SBRC           727 & 727A 25th Street                              NAP
   88C           SBRC           Franklin's Tower Two                                NAP
   88D           SBRC           Franklin's Tower One                                NAP
    89           GCFP           Centerpointe 24-Hour Fitness                        NAP
    90           GCFP           Keats Plaza                                         Cystic Fibrosis Foundation
    91           SBRC           South Pointe Townhomes                              NAP
    92           GCFP           Glenmoor Green I Apartments                         NAP
    93           SBRC           Alameda Shopping Center                             Dr. Abdoyan
    94           SBRC           41 North Division Street                            NAP
    95           GCFP           Glenmoor Green II Apartments                        NAP
    96           GCFP           Flagship Wharf Commercial Condominium               The Jane Blalock Co.
    97           GCFP           South Park Center                                   Keebler Company
    98           GCFP           1952 West El Camino                                 Kidio Homestores
    99           SBRC           Office Max Traverse                                 NAP
   100           GCFP           Rockland Multi-family Residences                    NAP
   101           GCFP           Realty Expert Building                              American Title Insurance Co.
   102           GCFP           75 Bermar Park, Nickel Office Building & Tonida     BOCES Monroe-Orleans Counties
                                Office Building
   103           SBRC           Office Max Mankato                                  NAP
   104           SBRC           Office Max Martinsburg                              NAP
   105           GCFP           Kmart South Bend                                    Rent Way
   106           GCFP           Wolfie's Plaza                                      U.S. Post Office
   107           GCFP           200-220 West 1st Street                             Jose & Ruben Narajo
   108           GCFP           The Loring Building                                 Citizens Business Bank
   109           GCFP           Park Paloma Apartments                              NAP
   110           GCFP           Mitchell Building                                   NAP
   111           GCFP           Kennedy I Office Building                           TCG
   112           SBRC           Holiday Inn Express                                 NAP
   113           GCFP           16300 Addison Road Office Building                  ST Advisory Corp.
   114           GCFP           Fairfield Inn Jackson                               NAP
   115           SBRC           Amberwood  Mobile Home Park                         NAP
   116           SBRC           Carson Commerce Center                              Pacific Drafting
   117           GCFP           Nome Plaza Shopping Center                          Bario's Restaurant & Pizzeria
   118           GCFP           River Park Shopping Center                          Everich International
   119           SBRC           Fountain Plaza                                      Japan Food SVC
   120           GCFP           Fairfield Inn Hattiesburg                           NAP
   121           GCFP           Fairfield Inn Lake Charles-Sulphur                  NAP

   122           SBRC           Hampton Inn Blythe                                  NAP


                                                                                                         SECOND
                                                                                                         LARGEST
                                                                                  SECOND    SECOND       TENANT
                                                                                  LARGEST   LARGEST       LEASE
   CONTROL       MORTGAGE                                                         TENANT    TENANT      MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                              NRSF       NRSF%         DATE
-------------------------------------------------------------------------------------------------------------
    65           GCFP           Woodvine Apartments                                  NAP      NAP         NAP
    66           GCFP           Holiday Inn Kennedy Space Center                     NAP      NAP         NAP
    67           GCFP           Chateau Resort & Conf.                               NAP      NAP         NAP
    68           GCFP           West Pointe Apartments                               NAP      NAP         NAP
    69           GCFP           Auburn Hills Industrial Center                     8,167      10%       04/30/03
    70           SBRC           Ponderosa Village Shopping Center                  3,500      11%       08/31/03
    71           SBRC           Heinz Apartments                                     NAP      NAP         NAP
    72           GCFP           Barcelona Apartments                                 NAP      NAP         NAP
    73           SBRC           Highbury Court Apartments                            NAP      NAP         NAP
    74           GCFP           BankBoston Building                                3,550      7%        11/30/04
    75           GCFP           43 West 47th Street                                2,250      21%       07/01/02
    76           SBRC           58-38 Page Place                                     NAP      NAP         NAP
    77           GCFP           3832-3844 Sepulveda Boulevard                     10,400      43%       12/31/02
    78           SBRC           Sweetwater Plaza East                              6,350      12%       09/30/02
    79           SBRC           Duane Reade Maspeth                                  NAP      NAP         NAP
    80           GCFP           Fairfield Inn Houma                                  NAP      NAP         NAP
    81           SBRC           Brentwood Apartments                                 NAP      NAP         NAP
    82           SBRC           Whitehall Apartments                                 NAP      NAP         NAP
    83           SBRC           Wind River Park Plaza                              2,645      9%        08/31/00
    84           SBRC           Newport Victoria Plaza                             3,769      10%       06/14/00
    85           SBRC           Haverty Furniture Store                              NAP      NAP         NAP
    86           GCFP           Westgate Office Center                             6,363      17%       12/31/02
    87           GCFP           Commonwealth Park                                 15,000      27%       01/31/02
    88           SBRC           New Jersey Portfolio
   88A           SBRC           5004 Palisades                                       NAP      NAP         NAP
   88B           SBRC           727 & 727A 25th Street                               NAP      NAP         NAP
   88C           SBRC           Franklin's Tower Two                                 NAP      NAP         NAP
   88D           SBRC           Franklin's Tower One                                 NAP      NAP         NAP
    89           GCFP           Centerpointe 24-Hour Fitness                         NAP      NAP         NAP
    90           GCFP           Keats Plaza                                        5,695      10%       02/28/02
    91           SBRC           South Pointe Townhomes                               NAP      NAP         NAP
    92           GCFP           Glenmoor Green I Apartments                          NAP      NAP         NAP
    93           SBRC           Alameda Shopping Center                            1,590      10%       01/14/03
    94           SBRC           41 North Division Street                             NAP      NAP         NAP
    95           GCFP           Glenmoor Green II Apartments                         NAP      NAP         NAP
    96           GCFP           Flagship Wharf Commercial Condominium              4,450      15%       10/31/04
    97           GCFP           South Park Center                                  5,348      12%       01/31/03
    98           GCFP           1952 West El Camino                                4,410      24%       08/27/02
    99           SBRC           Office Max Traverse                                  NAP      NAP         NAP
   100           GCFP           Rockland Multi-family Residences                     NAP      NAP         NAP
   101           GCFP           Realty Expert Building                               660      3%        04/01/00
   102           GCFP           75 Bermar Park, Nickel Office Building & Tonida   12,000      25%       06/30/04
                                Office Building
   103           SBRC           Office Max Mankato                                   NAP      NAP         NAP
   104           SBRC           Office Max Martinsburg                               NAP      NAP         NAP
   105           GCFP           Kmart South Bend                                   3,500      4%        05/31/01
   106           GCFP           Wolfie's Plaza                                     4,400      15%       09/10/04
   107           GCFP           200-220 West 1st Street                            1,904      9%        12/01/04
   108           GCFP           The Loring Building                                3,675      15%       05/31/01
   109           GCFP           Park Paloma Apartments                               NAP      NAP         NAP
   110           GCFP           Mitchell Building                                    NAP      NAP         NAP
   111           GCFP           Kennedy I Office Building                          2,727      6%        01/31/06
   112           SBRC           Holiday Inn Express                                  NAP      NAP         NAP
   113           GCFP           16300 Addison Road Office Building                 3,647      15%       01/31/09
   114           GCFP           Fairfield Inn Jackson                                NAP      NAP         NAP
   115           SBRC           Amberwood  Mobile Home Park                          NAP      NAP         NAP
   116           SBRC           Carson Commerce Center                             3,600      8%          MTM
   117           GCFP           Nome Plaza Shopping Center                         2,440      13%       12/31/17
   118           GCFP           River Park Shopping Center                         2,995      13%       01/31/03
   119           SBRC           Fountain Plaza                                     3,200      15%       07/01/02
   120           GCFP           Fairfield Inn Hattiesburg                            NAP      NAP         NAP
   121           GCFP           Fairfield Inn Lake Charles-Sulphur                   NAP      NAP         NAP

   122           SBRC           Hampton Inn Blythe                                   NAP      NAP         NAP

                  MORTGAGED REAL PROPERTY TENANCY INFORMATION



                                                                        OCCU-
                                                                        PANCY       OCCU-
   CONTROL    MORTGAGE                                                 PERCENT     PANCY AS
   NUMBER   LOAN SELLER   LOAN / PROPERTY NAME                          AGE       OF DATE       LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   123        SBRC        The Grove Shopping Center                     93%        11/01/99    Alliance for Performing Arts
   124        GCFP        475-499 Hillside Avenue                      100%        09/01/99    Polished Metals
   125        SBRC        Copeland Shopping Center                     100%        02/01/00    Sleep Train
   126        GCFP        The Fleet Building                            97%        10/18/99    Trammell Crow
   127        GCFP        Commack Tower Plaza                          100%        09/30/99    Sleepy's Inc.
   128        GCFP        Shoppes of Northshore                         94%        11/30/99    Sticky Sixx, Inc.
   129        SBRC        Las Posadas Shopping Center                   97%        07/01/99    Hallmark Specialty Retail Group, Inc.
   130        SBRC        The Ville Apartments                          98%        12/14/99    NAP
   131        GCFP        Amelia Court Apartments                       92%        02/29/00    NAP
   132        SBRC        Long Street Townhouses                        93%        07/26/99    NAP
   133        GCFP        Silverbrook Apartments                        97%        12/31/99    NAP
   134        SBRC        Garden Apartments                             92%        07/01/99    NAP
   135        GCFP        Westchester and New Haven Apartments          96%        09/01/99    NAP
   136        SBRC        Madison Midtown Shopping Center               83%        06/30/99    Hollywood Video
   137        SBRC        Cleveland Corners Shopping Center            100%        06/30/99    Radio Shack #8436
   138        SBRC        Park Place Apartments                        100%        08/16/99    NAP
   139        GCFP        Horizons Apartments                           92%        11/30/99    NAP
   140        GCFP        Regency Square Apartments                     99%        06/30/99    NAP
   141        SBRC        Federal Express                              100%        04/20/99    Federal Express
   142        SBRC        Levittown Professional Building              100%        06/08/99    South Nassau Community Hosp.
   143        SBRC        3311 Richmond Office Building                 92%        07/01/99    Progressive Insurance Company
   144        SBRC        Carmel Towers                                 94%        01/01/99    NAP
   145        GCFP        Westwood Apartments                          100%        08/31/99    NAP
   146        SBRC        Crestridge Apartments                         98%        07/21/99    NAP
   147        GCFP        Pine Tree Square                              92%        12/22/99    Sears Whitegoods
   148        GCFP        Thistlewood Apartments                       100%        12/31/99    NAP
   149        GCFP        Lesbo/Bullion Mobile Home Park                96%        09/01/99    NAP
   150        SBRC        The Town Center                              100%        12/06/99    Master Halco, Inc.
   151        SBRC        Bayridge Apartments                           98%        06/01/99    NAP
   152        SBRC        Ramada Inn - Elizabethtown                    66%        09/30/99    NAP
   153        SBRC        Oasis Surgery Center                         100%        08/19/99    Healthsouth Corp.
   154        SBRC        715 South Oxford Court Apartments            100%        06/10/99    NAP
   155        SBRC        Barefoot Bay Medical Office Center           100%        06/30/99    Sebastian Hospital, Inc.
   156        GCFP        14 Mamaroneck Avenue                         100%        10/31/99    System Management Arts, Inc.
   157        SBRC        Presidio Plaza                                88%        08/13/99    Marks Liquor Market
   158        SBRC        904-912 21st Avenue                          100%        04/16/99    NAP
   159        GCFP        Ambassador Apartments                        100%        01/26/99    NAP
   160        SBRC        Frisco South Shopping Center                 100%        01/01/00    Sheena's Dance Academy
   161        GCFP        Oquendo Office Warehouse                     100%        09/01/99    American Laser
   162        GCFP        Palm Harbor Mobile Home Park                  85%        07/07/99    NAP
   163        SBRC        Milan Apartments                              95%        08/17/99    NAP
   164        SBRC        Palm Pacific Plaza Shopping Center           100%        08/23/99    Petr Ter-Bagdasarian
   165        SBRC        North Dixie Commerce Center                  100%        08/19/99    Gourmet Food Marketing
   166        SBRC        Meadowlark Apartments                         97%        07/01/99    NAP
   167        SBRC        Old Judge Building                           100%        08/30/99    Jake's Steak

   168        SBRC        Sherman/Lennox Portfolio
   168A       SBRC        6839-6841 Lennox Avenue                      100%        08/15/99    NPS Partners, Ltd.
   168B       SBRC        17732 Sherman Way                             87%        08/15/99    Hair Extentions

   169        SBRC        Pacific Winds Apartments                     100%        07/26/99    NAP
   170        SBRC        Isle of Capri Apartments                     100%        08/19/99    NAP
   171        SBRC        Datura Station                               100%        08/01/99    Reg Architects
   172        SBRC        Park View Cooperative                        100%        08/13/99    NAP
   173        SBRC        H & Z Office Building                        100%        07/28/99    Market Driven School
   174        SBRC        Nassau Bay Villas Apartments                  96%        06/30/99    NAP
   175        SBRC        2180 West First Street                        99%        11/16/99    Lee County, Florida
   176        GCFP        8020 Northwest 60th Street                   100%        09/25/99    Spiegel Meats, Inc.
   177        SBRC        Irving Place Apartments                       97%        07/21/99    NAP
   178        GCFP        Regency Palms Apartments                      99%        01/31/00    NAP
   179        GCFP        Four Flags Motors, Inc.                      100%        07/07/98    Four Flags Motors
   180        GCFP        Alexandria Gardens Apartments                100%        01/10/00    NAP
   181        GCFP        47-49 Main Street                            100%        01/18/00    Maxwell's Home Decorative, Inc.
   182        SBRC        Madrid Apartments                             95%        07/20/99    NAP
   183        SBRC        Comfort Inn - Milledgeville                   68%        06/30/99    NAP
   184        SBRC        Wal-Mart Shopping Center                     100%        09/21/99    Southwestern Bell Wireless
   185        SBRC        Stratford Apartments                          96%        01/03/00    NAP
   186        SBRC        Willow Glen Plaza                             88%        07/28/99    Kwik Wash


                                                                          LARGEST
                                                                          TENANT
                                                                          LARGEST      LARGEST    LEASE
   CONTROL       MORTGAGE                                                 TENANT       TENANT    MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                       NRSF         NRSF%      DATE
---------------------------------------------------------------------------------------------------------------
   123           SBRC           The Grove Shopping Center                 9,600         20%       09/30/02
   124           GCFP           475-499 Hillside Avenue                  39,200         19%       06/30/02
   125           SBRC           Copeland Shopping Center                 12,500         60%       06/30/04
   126           GCFP           The Fleet Building                       17,824         37%       06/20/02
   127           GCFP           Commack Tower Plaza                       3,550         25%       11/30/02
   128           GCFP           Shoppes of Northshore                     5,000         23%       04/30/04
   129           SBRC           Las Posadas Shopping Center               4,160         16%       01/31/01
   130           SBRC           The Ville Apartments                        NAP         NAP         NAP
   131           GCFP           Amelia Court Apartments                     NAP         NAP         NAP
   132           SBRC           Long Street Townhouses                      NAP         NAP         NAP
   133           GCFP           Silverbrook Apartments                      NAP         NAP         NAP
   134           SBRC           Garden Apartments                           NAP         NAP         NAP
   135           GCFP           Westchester and New Haven Apartments        NAP         NAP         NAP
   136           SBRC           Madison Midtown Shopping Center           5,000         45%       03/31/08
   137           SBRC           Cleveland Corners Shopping Center         2,400         48%       04/30/08
   138           SBRC           Park Place Apartments                       NAP         NAP         NAP
   139           GCFP           Horizons Apartments                         NAP         NAP         NAP
   140           GCFP           Regency Square Apartments                   NAP         NAP         NAP
   141           SBRC           Federal Express                          51,892         100%      06/30/07
   142           SBRC           Levittown Professional Building           3,740         19%       01/31/09
   143           SBRC           3311 Richmond Office Building             9,515         22%       08/31/02
   144           SBRC           Carmel Towers                               NAP         NAP         NAP
   145           GCFP           Westwood Apartments                         NAP         NAP         NAP
   146           SBRC           Crestridge Apartments                       NAP         NAP         NAP
   147           GCFP           Pine Tree Square                          8,100         33%       10/31/06
   148           GCFP           Thistlewood Apartments                      NAP         NAP         NAP
   149           GCFP           Lesbo/Bullion Mobile Home Park              NAP         NAP         NAP
   150           SBRC           The Town Center                          18,196         62%       01/31/04
   151           SBRC           Bayridge Apartments                         NAP         NAP         NAP
   152           SBRC           Ramada Inn - Elizabethtown                  NAP         NAP         NAP
   153           SBRC           Oasis Surgery Center                      9,300         62%       05/22/02
   154           SBRC           715 South Oxford Court Apartments           NAP         NAP         NAP
   155           SBRC           Barefoot Bay Medical Office Center        9,150         64%       06/30/01
   156           GCFP           14 Mamaroneck Avenue                     11,000         52%       11/30/00
   157           SBRC           Presidio Plaza                            2,420         19%       07/01/03
   158           SBRC           904-912 21st Avenue                         NAP         NAP         NAP
   159           GCFP           Ambassador Apartments                       NAP         NAP         NAP
   160           SBRC           Frisco South Shopping Center              3,012         16%       12/31/01
   161           GCFP           Oquendo Office Warehouse                  4,472         23%       08/01/02
   162           GCFP           Palm Harbor Mobile Home Park                NAP         NAP         NAP
   163           SBRC           Milan Apartments                            NAP         NAP         NAP
   164           SBRC           Palm Pacific Plaza Shopping Center        3,228         29%       01/01/04
   165           SBRC           North Dixie Commerce Center               5,064         15%       09/30/02
   166           SBRC           Meadowlark Apartments                       NAP         NAP         NAP
   167           SBRC           Old Judge Building                        8,400         20%       08/14/08

   168           SBRC           Sherman/Lennox Portfolio
   168A          SBRC           6839-6841 Lennox Avenue                   7,200         46%       06/30/02
   168B          SBRC           17732 Sherman Way                         1,600         18%       12/31/01

   169           SBRC           Pacific Winds Apartments                    NAP         NAP         NAP
   170           SBRC           Isle of Capri Apartments                    NAP         NAP         NAP
   171           SBRC           Datura Station                            2,873         24%       06/01/07
   172           SBRC           Park View Cooperative                       NAP         NAP         NAP
   173           SBRC           H & Z Office Building                     6,339         38%       08/31/03
   174           SBRC           Nassau Bay Villas Apartments                NAP         NAP         NAP
   175           SBRC           2180 West First Street                    8,279         29%       08/14/00
   176           GCFP           8020 Northwest 60th Street               34,566         100%      06/30/13
   177           SBRC           Irving Place Apartments                     NAP         NAP         NAP
   178           GCFP           Regency Palms Apartments                    NAP         NAP         NAP
   179           GCFP           Four Flags Motors, Inc.                  24,182         100%      06/30/18
   180           GCFP           Alexandria Gardens Apartments               NAP         NAP         NAP
   181           GCFP           47-49 Main Street                         2,288         64%       12/31/03
   182           SBRC           Madrid Apartments                           NAP         NAP         NAP
   183           SBRC           Comfort Inn - Milledgeville                 NAP         NAP         NAP
   184           SBRC           Wal-Mart Shopping Center                  7,544         53%       06/30/05
   185           SBRC           Stratford Apartments                        NAP         NAP         NAP
   186           SBRC           Willow Glen Plaza                         2,000         17%       06/30/00






   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                             SECOND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   123           SBRC           The Grove Shopping Center                         Fathalla - Meat Market
   124           GCFP           475-499 Hillside Avenue                           Essex Shade
   125           SBRC           Copeland Shopping Center                          The Casual Male Inc.
   126           GCFP           The Fleet Building                                Cardiology Association, Inc.
   127           GCFP           Commack Tower Plaza                               Rugs-Are-Us, Inc.
   128           GCFP           Shoppes of Northshore                             The Gordon Bank
   129           SBRC           Las Posadas Shopping Center                       Video Tyme
   130           SBRC           The Ville Apartments                              NAP
   131           GCFP           Amelia Court Apartments                           NAP
   132           SBRC           Long Street Townhouses                            NAP
   133           GCFP           Silverbrook Apartments                            NAP
   134           SBRC           Garden Apartments                                 NAP
   135           GCFP           Westchester and New Haven Apartments              NAP
   136           SBRC           Madison Midtown Shopping Center                   Radio Shack #8454
   137           SBRC           Cleveland Corners Shopping Center                 Athlete's Foot
   138           SBRC           Park Place Apartments                             NAP
   139           GCFP           Horizons Apartments                               NAP
   140           GCFP           Regency Square Apartments                         NAP
   141           SBRC           Federal Express                                   NAP
   142           SBRC           Levittown Professional Building                   Dr. Anthony Grillo
   143           SBRC           3311 Richmond Office Building                     The State of Texas
   144           SBRC           Carmel Towers                                     NAP
   145           GCFP           Westwood Apartments                               NAP
   146           SBRC           Crestridge Apartments                             NAP
   147           GCFP           Pine Tree Square                                  Western Auto Supply Company
   148           GCFP           Thistlewood Apartments                            NAP
   149           GCFP           Lesbo/Bullion Mobile Home Park                    NAP
   150           SBRC           The Town Center                                   Schrimmer Insurance
   151           SBRC           Bayridge Apartments                               NAP
   152           SBRC           Ramada Inn - Elizabethtown                        NAP
   153           SBRC           Oasis Surgery Center                              Coastal Radiation Oncology Medical Group
   154           SBRC           715 South Oxford Court Apartments                 NAP
   155           SBRC           Barefoot Bay Medical Office Center                Ralph B. Monnett, Jr.,MD
   156           GCFP           14 Mamaroneck Avenue                              Payless Shoesource, Inc.
   157           SBRC           Presidio Plaza                                    Western Budget
   158           SBRC           904-912 21st Avenue                               NAP
   159           GCFP           Ambassador Apartments                             NAP
   160           SBRC           Frisco South Shopping Center                      Matrix Rehabilitation
   161           GCFP           Oquendo Office Warehouse                          Las Vegas Poultry
   162           GCFP           Palm Harbor Mobile Home Park                      NAP
   163           SBRC           Milan Apartments                                  NAP
   164           SBRC           Palm Pacific Plaza Shopping Center                The Gold Rail, Inc.
   165           SBRC           North Dixie Commerce Center                       GDS Engineering, Inc.
   166           SBRC           Meadowlark Apartments                             NAP
   167           SBRC           Old Judge Building                                Castle Law

   168           SBRC           Sherman/Lennox Portfolio
   168A          SBRC           6839-6841 Lennox Avenue                           Buzz's Coin Laundry, Inc.
   168B          SBRC           17732 Sherman Way                                 Jason Construction, Inc.

   169           SBRC           Pacific Winds Apartments                          NAP
   170           SBRC           Isle of Capri Apartments                          NAP
   171           SBRC           Datura Station                                    Biga Bakery
   172           SBRC           Park View Cooperative                             NAP
   173           SBRC           H & Z Office Building                             Lifeworks
   174           SBRC           Nassau Bay Villas Apartments                      NAP
   175           SBRC           2180 West First Street                            Lee County, Florida
   176           GCFP           8020 Northwest 60th Street                        NAP
   177           SBRC           Irving Place Apartments                           NAP
   178           GCFP           Regency Palms Apartments                          NAP
   179           GCFP           Four Flags Motors, Inc.                           NAP
   180           GCFP           Alexandria Gardens Apartments                     NAP
   181           GCFP           47-49 Main Street                                 Freeport Taco Bay, Inc.
   182           SBRC           Madrid Apartments                                 NAP
   183           SBRC           Comfort Inn - Milledgeville                       NAP
   184           SBRC           Wal-Mart Shopping Center                          Rent-A-Center, A Division of Thorn America, Inc.
   185           SBRC           Stratford Apartments                              NAP
   186           SBRC           Willow Glen Plaza                                 Sun Masters


                                                                                                          SECOND
                                                                                                          LARGEST
                                                                                   SECOND     SECOND       TENANT
                                                                                   LARGEST    LARGEST       LEASE
   CONTROL       MORTGAGE                                                          TENANT     TENANT      MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                               NRSF       NRSF%         DATE
-------------------------------------------------------------------------------------------------------------------
   123           SBRC           The Grove Shopping Center                           4,800      10%         04/30/03
   124           GCFP           475-499 Hillside Avenue                            34,000      16%         11/30/03
   125           SBRC           Copeland Shopping Center                            3,255      16%         10/01/00
   126           GCFP           The Fleet Building                                 13,446      28%         02/28/07
   127           GCFP           Commack Tower Plaza                                 3,300      23%         03/30/01
   128           GCFP           Shoppes of Northshore                               4,000      18%         06/30/04
   129           SBRC           Las Posadas Shopping Center                         3,440      13%         09/30/02
   130           SBRC           The Ville Apartments                                  NAP      NAP           NAP
   131           GCFP           Amelia Court Apartments                               NAP      NAP           NAP
   132           SBRC           Long Street Townhouses                                NAP      NAP           NAP
   133           GCFP           Silverbrook Apartments                                NAP      NAP           NAP
   134           SBRC           Garden Apartments                                     NAP      NAP           NAP
   135           GCFP           Westchester and New Haven Apartments                  NAP      NAP           NAP
   136           SBRC           Madison Midtown Shopping Center                     2,400      22%         03/31/04
   137           SBRC           Cleveland Corners Shopping Center                   1,640      33%         08/31/03
   138           SBRC           Park Place Apartments                                 NAP      NAP           NAP
   139           GCFP           Horizons Apartments                                   NAP      NAP           NAP
   140           GCFP           Regency Square Apartments                             NAP      NAP           NAP
   141           SBRC           Federal Express                                       NAP      NAP           NAP
   142           SBRC           Levittown Professional Building                     1,822      9%          08/31/01
   143           SBRC           3311 Richmond Office Building                       6,252      15%         05/31/06
   144           SBRC           Carmel Towers                                         NAP      NAP           NAP
   145           GCFP           Westwood Apartments                                   NAP      NAP           NAP
   146           SBRC           Crestridge Apartments                                 NAP      NAP           NAP
   147           GCFP           Pine Tree Square                                    8,000      32%         08/31/04
   148           GCFP           Thistlewood Apartments                                NAP      NAP           NAP
   149           GCFP           Lesbo/Bullion Mobile Home Park                        NAP      NAP           NAP
   150           SBRC           The Town Center                                     3,786      13%         01/31/04
   151           SBRC           Bayridge Apartments                                   NAP      NAP           NAP
   152           SBRC           Ramada Inn - Elizabethtown                            NAP      NAP           NAP
   153           SBRC           Oasis Surgery Center                                4,500      30%         05/15/03
   154           SBRC           715 South Oxford Court Apartments                     NAP      NAP           NAP
   155           SBRC           Barefoot Bay Medical Office Center                  2,250      16%         06/30/01
   156           GCFP           14 Mamaroneck Avenue                                3,671      17%         01/31/02
   157           SBRC           Presidio Plaza                                      1,736      14%         09/01/03
   158           SBRC           904-912 21st Avenue                                   NAP      NAP           NAP
   159           GCFP           Ambassador Apartments                                 NAP      NAP           NAP
   160           SBRC           Frisco South Shopping Center                        2,812      15%         05/31/05
   161           GCFP           Oquendo Office Warehouse                            4,472      23%         12/01/03
   162           GCFP           Palm Harbor Mobile Home Park                          NAP      NAP           NAP
   163           SBRC           Milan Apartments                                      NAP      NAP           NAP
   164           SBRC           Palm Pacific Plaza Shopping Center                  2,010      18%           MTM
   165           SBRC           North Dixie Commerce Center                         3,408      10%         11/30/00
   166           SBRC           Meadowlark Apartments                                 NAP      NAP           NAP
   167           SBRC           Old Judge Building                                  6,415      16%         04/30/01

   168           SBRC           Sherman/Lennox Portfolio
   168A          SBRC           6839-6841 Lennox Avenue                             6,200      40%         09/30/01
   168B          SBRC           17732 Sherman Way                                   1,500      17%           MTM

   169           SBRC           Pacific Winds Apartments                              NAP      NAP           NAP
   170           SBRC           Isle of Capri Apartments                              NAP      NAP           NAP
   171           SBRC           Datura Station                                      2,500      21%         06/01/03
   172           SBRC           Park View Cooperative                                 NAP      NAP           NAP
   173           SBRC           H & Z Office Building                               2,016      12%         12/01/02
   174           SBRC           Nassau Bay Villas Apartments                          NAP      NAP           NAP
   175           SBRC           2180 West First Street                              4,387      15%         08/14/00
   176           GCFP           8020 Northwest 60th Street                            NAP      NAP           NAP
   177           SBRC           Irving Place Apartments                               NAP      NAP           NAP
   178           GCFP           Regency Palms Apartments                              NAP      NAP           NAP
   179           GCFP           Four Flags Motors, Inc.                               NAP      NAP           NAP
   180           GCFP           Alexandria Gardens Apartments                         NAP      NAP           NAP
   181           GCFP           47-49 Main Street                                   1,300      36%         02/28/07
   182           SBRC           Madrid Apartments                                     NAP      NAP           NAP
   183           SBRC           Comfort Inn - Milledgeville                           NAP      NAP           NAP
   184           SBRC           Wal-Mart Shopping Center                            3,000      21%         04/30/01
   185           SBRC           Stratford Apartments                                  NAP      NAP           NAP
   186           SBRC           Willow Glen Plaza                                   1,715      15%         07/31/02

                            MORTGAGED REAL PROPERTY
                              TENANCY INFORMATION



                                                                                    OCCU-
                                                                                    PANCY     OCCU-
   CONTROL       MORTGAGE                                                          PERCENT   PANCY AS
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                 AGE     OF DATE
------------------------------------------------------------------------------------------------------------
   187           SBRC           Edgewater Bay Apartments                           97%      08/01/99
   188           SBRC           420 Group                                         100%      04/30/99
   189           GCFP           7-Eleven                                          100%      12/31/99
   190           SBRC           Lake Forest North Apartments                       91%      08/01/99
   191           SBRC           CompuChem Industrial                              100%      07/01/99
   192           GCFP           Palazzolo Plaza                                   100%      08/04/99
   193           SBRC           A. E. Larson Building                              90%      11/10/99
   194           GCFP           Lanewood Apartments                                97%      09/17/99
   195           GCFP           Chris-Town Mobile Home Park                       100%      05/31/99
   196           SBRC           Corbus-Peppertree Lane Apartments                  88%      08/20/99
   197           SBRC           Missouri Meadows Apartments                        97%      06/25/99
   198           SBRC           Highlander Square Apartments                      100%      08/30/99
   199           SBRC           Hillcrest Crossing                                100%      06/30/99
   200           SBRC           Virginia Plaza                                    100%      08/09/99
   201           SBRC           Pedersen Building                                 100%      09/01/99
   202           GCFP           Spring Oaks Mobile Home & Recreational Vehicle    100%      03/21/99
                                Park
   203           SBRC           Shadowood Apartments                               98%      12/02/99
   204           SBRC           Arroyo Shopping Center                            100%      07/15/99
   205           GCFP           The Nog Retail Center                             100%      09/30/99
   206           GCFP           London Square Apartments                           94%      12/31/99
   207           SBRC           Petite Chateau Villa Mobile Home Park              93%      08/01/99
   208           GCFP           Walnut Hills Apartments                            93%      12/31/99
   209           SBRC           Palmer Highway Shopping Center                    100%      12/16/99
   210           SBRC           Somerset Apartments                                98%      08/23/99

   211           SBRC           Shady Acres/Pine Shadows Portfolio
   211A          SBRC           Shady Acres Duplexes                               96%      06/01/99
   211B          SBRC           Pine Shadows Estates                               75%      06/01/99

   212           SBRC           Vanowen Street Retail Center                      100%      12/04/99
   213           GCFP           Rena's Village Plaza                              100%      09/30/99
   214           SBRC           Stanford Place Apartments                         100%      07/13/99
   215           SBRC           Panola-Redan Crossing                             100%      10/01/99
   216           SBRC           Garnet Avenue Shopping Center                     100%      12/07/99
   217           SBRC           The Chalet Apartments                              98%      06/30/99
   218           SBRC           Galt Ocean Plaza                                  100%      11/07/99
   219           SBRC           Zion Street Apartments                            100%      09/27/99
   220           GCFP           Country Square Mobile Home Park                    98%      06/01/99
   221           GCFP           1513-1517 Taylor Avenue                            97%      01/01/00
   222           GCFP           Westside Warehouse                                100%      01/26/00
   223           SBRC           Heritage House Apartments                          89%      06/01/99
   224           SBRC           Troy Building                                      97%      07/01/99
   225           SBRC           Arlington Manor Mobile Home Park                   94%      11/11/99
   226           GCFP           Capitol View Apartments, Charles Apartments &     100%      03/01/99
                                Randolph Apartments
   227           SBRC           Beresford Retail                                  100%      08/03/99
   228           SBRC           120 Standard Street                               100%      07/07/99
   229           GCFP           2077-2089 New York Avenue                         100%      07/17/99
   230           SBRC           Blair Place Duplexes                              100%      06/30/99
   231           SBRC           18714 Parthenia Street                            100%      09/03/98
   232           GCFP           Thornapple Apartments                             100%      12/31/99
   233           GCFP           2800 Oakmont Drive                                100%      07/14/99
   234           SBRC           Fox Tile                                          100%      08/24/99
   235           SBRC           471 Prospect Street                               100%      07/29/99
   236           GCFP           Barclay Arms Apartments                           100%      12/31/99

   237           SBRC           Wishney                                            89%        UAV
   238           GCFP           Elmgrove Apartments                                94%      12/31/99
   239           SBRC           Centennial Apartments                             100%      04/01/99
   240           SBRC           Vanguard Industrial Building                      100%      10/01/99
   241           GCFP           135-145 Orange Street Apartments                   97%      10/12/99
   242           SBRC           Brentwood Village Apartments                       97%      07/01/99
   243           GCFP           Seoul Plaza                                        97%      10/02/99
   244           SBRC           Glendale Apartments                               100%      10/01/99
   245           GCFP           Riverview Apartments                              100%      02/24/99
   246           GCFP           820 Linden Boulevard                              100%      08/18/99
   247           GCFP           Vail Valley Auto                                  100%      07/21/98





   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                              LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   187           SBRC           Edgewater Bay Apartments                         NAP
   188           SBRC           420 Group                                        NAP
   189           GCFP           7-Eleven                                         The Southland Corporation
   190           SBRC           Lake Forest North Apartments                     NAP
   191           SBRC           CompuChem Industrial                             Liberty Analytical Corp dba CompuChem Env Corp.
   192           GCFP           Palazzolo Plaza                                  Ronald L. Moloff, D.D.S., P.C.
   193           SBRC           A. E. Larson Building                            Columbia Legal
   194           GCFP           Lanewood Apartments                              NAP
   195           GCFP           Chris-Town Mobile Home Park                      NAP
   196           SBRC           Corbus-Peppertree Lane Apartments                NAP
   197           SBRC           Missouri Meadows Apartments                      NAP
   198           SBRC           Highlander Square Apartments                     NAP
   199           SBRC           Hillcrest Crossing                               Judy Nordseth Photography
   200           SBRC           Virginia Plaza                                   Paper Lion
   201           SBRC           Pedersen Building                                Mail Boxes, Etc.
   202           GCFP           Spring Oaks Mobile Home & Recreational Vehicle   NAP
                                Park
   203           SBRC           Shadowood Apartments                             NAP
   204           SBRC           Arroyo Shopping Center                           Arroyo Liquors
   205           GCFP           The Nog Retail Center                            Handy Andy Supermarkets
   206           GCFP           London Square Apartments                         NAP
   207           SBRC           Petite Chateau Villa Mobile Home Park            NAP
   208           GCFP           Walnut Hills Apartments                          NAP
   209           SBRC           Palmer Highway Shopping Center                   Lone Star Cleaners
   210           SBRC           Somerset Apartments                              NAP

   211           SBRC           Shady Acres/Pine Shadows Portfolio
   211A          SBRC           Shady Acres Duplexes                             NAP
   211B          SBRC           Pine Shadows Estates                             NAP

   212           SBRC           Vanowen Street Retail Center                     Teresa and Carlos Figueroa
   213           GCFP           Rena's Village Plaza                             Steel Mill Inc.
   214           SBRC           Stanford Place Apartments                        NAP
   215           SBRC           Panola-Redan Crossing                            Mountain Farms
   216           SBRC           Garnet Avenue Shopping Center                    7-11, Inc.
   217           SBRC           The Chalet Apartments                            NAP
   218           SBRC           Galt Ocean Plaza                                 Candy Colby Body Factory, Inc.
   219           SBRC           Zion Street Apartments                           NAP
   220           GCFP           Country Square Mobile Home Park                  NAP
   221           GCFP           1513-1517 Taylor Avenue                          NAP
   222           GCFP           Westside Warehouse                               Priester Supply
   223           SBRC           Heritage House Apartments                        NAP
   224           SBRC           Troy Building                                    Johnstone Supply
   225           SBRC           Arlington Manor Mobile Home Park                 NAP
   226           GCFP           Capitol View Apartments, Charles Apartments &    NAP
                                Randolph Apartments
   227           SBRC           Beresford Retail                                 Eddie's Jr. Market
   228           SBRC           120 Standard Street                              Rockwell/Collins, Inc.
   229           GCFP           2077-2089 New York Avenue                        Kohaku Japanese Restaurant
   230           SBRC           Blair Place Duplexes                             NAP
   231           SBRC           18714 Parthenia Street                           Save Six, Inc
   232           GCFP           Thornapple Apartments                            NAP
   233           GCFP           2800 Oakmont Drive                               Tyco Packaging Systems
   234           SBRC           Fox Tile                                         Fox Tile
   235           SBRC           471 Prospect Street                              NAP
   236           GCFP           Barclay Arms Apartments                          NAP

   237           SBRC           Wishney                                          Sasa Liquor
   238           GCFP           Elmgrove Apartments                              NAP
   239           SBRC           Centennial Apartments                            NAP
   240           SBRC           Vanguard Industrial Building                     John Beck
   241           GCFP           135-145 Orange Street Apartments                 NAP
   242           SBRC           Brentwood Village Apartments                     NAP
   243           GCFP           Seoul Plaza                                      Royal Box Restaurant
   244           SBRC           Glendale Apartments                              NAP
   245           GCFP           Riverview Apartments                             NAP
   246           GCFP           820 Linden Boulevard                             NAP
   247           GCFP           Vail Valley Auto                                 Vail Valley Auto Supply, Inc.



                                                                                                         LARGEST
                                                                                                          TENANT
                                                                                  LARGEST     LARGEST     LEASE
   CONTROL       MORTGAGE                                                         TENANT      TENANT     MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                               NRSF        NRSF%       DATE
----------------------------------------------------------------------------------------------------------------------
   187           SBRC           Edgewater Bay Apartments                            NAP         NAP          NAP
   188           SBRC           420 Group                                           NAP         NAP          NAP
   189           GCFP           7-Eleven                                          2,993         100%       04/30/19
   190           SBRC           Lake Forest North Apartments                        NAP         NAP          NAP
   191           SBRC           CompuChem Industrial                             30,669         100%       06/30/14
   192           GCFP           Palazzolo Plaza                                   2,328         19%        12/31/04
   193           SBRC           A. E. Larson Building                             4,865          9%        10/31/04
   194           GCFP           Lanewood Apartments                                 NAP         NAP          NAP
   195           GCFP           Chris-Town Mobile Home Park                         NAP         NAP          NAP
   196           SBRC           Corbus-Peppertree Lane Apartments                   NAP         NAP          NAP
   197           SBRC           Missouri Meadows Apartments                         NAP         NAP          NAP
   198           SBRC           Highlander Square Apartments                        NAP         NAP          NAP
   199           SBRC           Hillcrest Crossing                                2,500         25%        09/01/11
   200           SBRC           Virginia Plaza                                    2,340         22%        08/31/00
   201           SBRC           Pedersen Building                                 1,620         22%        11/01/01
   202           GCFP           Spring Oaks Mobile Home & Recreational Vehicle      NAP         NAP          NAP
                                Park
   203           SBRC           Shadowood Apartments                                NAP         NAP          NAP
   204           SBRC           Arroyo Shopping Center                            2,800         24%        10/31/10
   205           GCFP           The Nog Retail Center                            22,950         85%        06/30/01
   206           GCFP           London Square Apartments                            NAP         NAP          NAP
   207           SBRC           Petite Chateau Villa Mobile Home Park               NAP         NAP          NAP
   208           GCFP           Walnut Hills Apartments                             NAP         NAP          NAP
   209           SBRC           Palmer Highway Shopping Center                    2,190         17%        12/31/03
   210           SBRC           Somerset Apartments                                 NAP         NAP          NAP

   211           SBRC           Shady Acres/Pine Shadows Portfolio
   211A          SBRC           Shady Acres Duplexes                                NAP         NAP          NAP
   211B          SBRC           Pine Shadows Estates                                NAP         NAP          NAP

   212           SBRC           Vanowen Street Retail Center                      2,000         21%        07/01/00
   213           GCFP           Rena's Village Plaza                              4,700         24%        02/28/02
   214           SBRC           Stanford Place Apartments                           NAP         NAP          NAP
   215           SBRC           Panola-Redan Crossing                             2,048         18%        07/01/03
   216           SBRC           Garnet Avenue Shopping Center                     2,491         38%        05/31/09
   217           SBRC           The Chalet Apartments                               NAP         NAP          NAP
   218           SBRC           Galt Ocean Plaza                                  4,200         17%        09/30/01
   219           SBRC           Zion Street Apartments                              NAP         NAP          NAP
   220           GCFP           Country Square Mobile Home Park                     NAP         NAP          NAP
   221           GCFP           1513-1517 Taylor Avenue                             NAP         NAP          NAP
   222           GCFP           Westside Warehouse                               19,414         41%        12/31/01
   223           SBRC           Heritage House Apartments                           NAP         NAP          NAP
   224           SBRC           Troy Building                                    18,740         32%        03/31/02
   225           SBRC           Arlington Manor Mobile Home Park                    NAP         NAP          NAP
   226           GCFP           Capitol View Apartments, Charles Apartments &       NAP         NAP          NAP
                                Randolph Apartments
   227           SBRC           Beresford Retail                                  2,500         31%        12/21/03
   228           SBRC           120 Standard Street                              12,000         100%       04/30/03
   229           GCFP           2077-2089 New York Avenue                         1,470         15%        12/31/04
   230           SBRC           Blair Place Duplexes                                NAP         NAP          NAP
   231           SBRC           18714 Parthenia Street                           16,632         100%       09/03/08
   232           GCFP           Thornapple Apartments                               NAP         NAP          NAP
   233           GCFP           2800 Oakmont Drive                               13,400         100%       01/31/02
   234           SBRC           Fox Tile                                         18,100         61%        02/04/08
   235           SBRC           471 Prospect Street                                 NAP         NAP          NAP
   236           GCFP           Barclay Arms Apartments                             NAP         NAP          NAP

   237           SBRC           Wishney                                           2,175         10%        04/01/00
   238           GCFP           Elmgrove Apartments                                 NAP         NAP          NAP
   239           SBRC           Centennial Apartments                               NAP         NAP          NAP
   240           SBRC           Vanguard Industrial Building                        780          6%          MTM
   241           GCFP           135-145 Orange Street Apartments                    NAP         NAP          NAP
   242           SBRC           Brentwood Village Apartments                        NAP         NAP          NAP
   243           GCFP           Seoul Plaza                                       4,400         43%        08/31/09
   244           SBRC           Glendale Apartments                                 NAP         NAP          NAP
   245           GCFP           Riverview Apartments                                NAP         NAP          NAP
   246           GCFP           820 Linden Boulevard                                NAP         NAP          NAP
   247           GCFP           Vail Valley Auto                                  3,863         100%       12/31/12






   CONTROL       MORTGAGE
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                               SECOND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   187           SBRC           Edgewater Bay Apartments                             NAP
   188           SBRC           420 Group                                            NAP
   189           GCFP           7-Eleven                                             NAP
   190           SBRC           Lake Forest North Apartments                         NAP
   191           SBRC           CompuChem Industrial                                 NAP
   192           GCFP           Palazzolo Plaza                                      Burton Langer, D.M.D.
   193           SBRC           A. E. Larson Building                                Dunbar Jewelers, Inc.
   194           GCFP           Lanewood Apartments                                  NAP
   195           GCFP           Chris-Town Mobile Home Park                          NAP
   196           SBRC           Corbus-Peppertree Lane Apartments                    NAP
   197           SBRC           Missouri Meadows Apartments                          NAP
   198           SBRC           Highlander Square Apartments                         NAP
   199           SBRC           Hillcrest Crossing                                   City Credit Union
   200           SBRC           Virginia Plaza                                       Yours By Design
   201           SBRC           Pedersen Building                                    First National Bank of Telluride
   202           GCFP           Spring Oaks Mobile Home & Recreational Vehicle       NAP
                                Park
   203           SBRC           Shadowood Apartments                                 NAP
   204           SBRC           Arroyo Shopping Center                               Southland Corp. (7-11)
   205           GCFP           The Nog Retail Center                                Kwik Wash Laundries, Inc.
   206           GCFP           London Square Apartments                             NAP
   207           SBRC           Petite Chateau Villa Mobile Home Park                NAP
   208           GCFP           Walnut Hills Apartments                              NAP
   209           SBRC           Palmer Highway Shopping Center                       Fertile Turtle Maternity
   210           SBRC           Somerset Apartments                                  NAP

   211           SBRC           Shady Acres/Pine Shadows Portfolio
   211A          SBRC           Shady Acres Duplexes                                 NAP
   211B          SBRC           Pine Shadows Estates                                 NAP

   212           SBRC           Vanowen Street Retail Center                         Yum Yum Donut Shops, Inc.
   213           GCFP           Rena's Village Plaza                                 Don Victor's Bar & Grill
   214           SBRC           Stanford Place Apartments                            NAP
   215           SBRC           Panola-Redan Crossing                                Dr. Ida Lanier
   216           SBRC           Garnet Avenue Shopping Center                        Wash America, Inc.
   217           SBRC           The Chalet Apartments                                NAP
   218           SBRC           Galt Ocean Plaza                                     Sephardic Synagogue of Ft. Lauderdale-BNM Inc.
   219           SBRC           Zion Street Apartments                               NAP
   220           GCFP           Country Square Mobile Home Park                      NAP
   221           GCFP           1513-1517 Taylor Avenue                              NAP
   222           GCFP           Westside Warehouse                                   F.L. Traylor
   223           SBRC           Heritage House Apartments                            NAP
   224           SBRC           Troy Building                                        Troy Studios
   225           SBRC           Arlington Manor Mobile Home Park                     NAP
   226           GCFP           Capitol View Apartments, Charles Apartments &        NAP
                                Randolph Apartments
   227           SBRC           Beresford Retail                                     Valentino's Pizza
   228           SBRC           120 Standard Street                                  NAP
   229           GCFP           2077-2089 New York Avenue                            Blair TV Repair
   230           SBRC           Blair Place Duplexes                                 NAP
   231           SBRC           18714 Parthenia Street                               NAP
   232           GCFP           Thornapple Apartments                                NAP
   233           GCFP           2800 Oakmont Drive                                   NAP
   234           SBRC           Fox Tile                                             Comco Tec
   235           SBRC           471 Prospect Street                                  NAP
   236           GCFP           Barclay Arms Apartments                              NAP

   237           SBRC           Wishney                                              Cal Tan
   238           GCFP           Elmgrove Apartments                                  NAP
   239           SBRC           Centennial Apartments                                NAP
   240           SBRC           Vanguard Industrial Building                         Ben Barajas, CGT
   241           GCFP           135-145 Orange Street Apartments                     NAP
   242           SBRC           Brentwood Village Apartments                         NAP
   243           GCFP           Seoul Plaza                                          Fish Market
   244           SBRC           Glendale Apartments                                  NAP
   245           GCFP           Riverview Apartments                                 NAP
   246           GCFP           820 Linden Boulevard                                 NAP
   247           GCFP           Vail Valley Auto                                     NAP


                                                                                                            SECOND
                                                                                                            LARGEST
                                                                                    SECOND     SECOND       TENANT
                                                                                    LARGEST    LARGEST       LEASE
   CONTROL       MORTGAGE                                                           TENANT     TENANT      MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                                NRSF       NRSF%         DATE
-------------------------------------------------------------------------------------------------------------------
   187           SBRC           Edgewater Bay Apartments                               NAP        NAP         NAP
   188           SBRC           420 Group                                              NAP        NAP         NAP
   189           GCFP           7-Eleven                                               NAP        NAP         NAP
   190           SBRC           Lake Forest North Apartments                           NAP        NAP         NAP
   191           SBRC           CompuChem Industrial                                   NAP        NAP         NAP
   192           GCFP           Palazzolo Plaza                                      1,999        17%       12/31/04
   193           SBRC           A. E. Larson Building                                4,112        8%        12/31/00
   194           GCFP           Lanewood Apartments                                    NAP        NAP         NAP
   195           GCFP           Chris-Town Mobile Home Park                            NAP        NAP         NAP
   196           SBRC           Corbus-Peppertree Lane Apartments                      NAP        NAP         NAP
   197           SBRC           Missouri Meadows Apartments                            NAP        NAP         NAP
   198           SBRC           Highlander Square Apartments                           NAP        NAP         NAP
   199           SBRC           Hillcrest Crossing                                   2,350        24%       09/01/03
   200           SBRC           Virginia Plaza                                       1,872        17%       09/30/02
   201           SBRC           Pedersen Building                                    1,526        21%       09/01/07
   202           GCFP           Spring Oaks Mobile Home & Recreational Vehicle         NAP        NAP         NAP
                                Park
   203           SBRC           Shadowood Apartments                                   NAP        NAP         NAP
   204           SBRC           Arroyo Shopping Center                               2,160        19%       11/30/03
   205           GCFP           The Nog Retail Center                                2,100        8%        08/31/00
   206           GCFP           London Square Apartments                               NAP        NAP         NAP
   207           SBRC           Petite Chateau Villa Mobile Home Park                  NAP        NAP         NAP
   208           GCFP           Walnut Hills Apartments                                NAP        NAP         NAP
   209           SBRC           Palmer Highway Shopping Center                       1,980        15%       12/31/00
   210           SBRC           Somerset Apartments                                    NAP        NAP         NAP

   211           SBRC           Shady Acres/Pine Shadows Portfolio
   211A          SBRC           Shady Acres Duplexes                                   NAP        NAP         NAP
   211B          SBRC           Pine Shadows Estates                                   NAP        NAP         NAP

   212           SBRC           Vanowen Street Retail Center                         1,060        11%       02/01/08
   213           GCFP           Rena's Village Plaza                                 2,530        13%       07/31/01
   214           SBRC           Stanford Place Apartments                              NAP        NAP         NAP
   215           SBRC           Panola-Redan Crossing                                1,344        12%         MTM
   216           SBRC           Garnet Avenue Shopping Center                        1,100        17%       06/30/04
   217           SBRC           The Chalet Apartments                                  NAP        NAP         NAP
   218           SBRC           Galt Ocean Plaza                                     3,540        14%       10/31/00
   219           SBRC           Zion Street Apartments                                 NAP        NAP         NAP
   220           GCFP           Country Square Mobile Home Park                        NAP        NAP         NAP
   221           GCFP           1513-1517 Taylor Avenue                                NAP        NAP         NAP
   222           GCFP           Westside Warehouse                                   8,000        17%       05/31/00
   223           SBRC           Heritage House Apartments                              NAP        NAP         NAP
   224           SBRC           Troy Building                                       13,700        23%       09/30/00
   225           SBRC           Arlington Manor Mobile Home Park                       NAP        NAP         NAP
   226           GCFP           Capitol View Apartments, Charles Apartments &          NAP        NAP         NAP
                                Randolph Apartments
   227           SBRC           Beresford Retail                                     1,700        21%       09/02/03
   228           SBRC           120 Standard Street                                    NAP        NAP         NAP
   229           GCFP           2077-2089 New York Avenue                            1,470        15%       12/31/04
   230           SBRC           Blair Place Duplexes                                   NAP        NAP         NAP
   231           SBRC           18714 Parthenia Street                                 NAP        NAP         NAP
   232           GCFP           Thornapple Apartments                                  NAP        NAP         NAP
   233           GCFP           2800 Oakmont Drive                                     NAP        NAP         NAP
   234           SBRC           Fox Tile                                             7,100        24%       05/31/00
   235           SBRC           471 Prospect Street                                    NAP        NAP         NAP
   236           GCFP           Barclay Arms Apartments                                NAP        NAP         NAP

   237           SBRC           Wishney                                              2,160        10%       01/01/03
   238           GCFP           Elmgrove Apartments                                    NAP        NAP         NAP
   239           SBRC           Centennial Apartments                                  NAP        NAP         NAP
   240           SBRC           Vanguard Industrial Building                           780        6%          MTM
   241           GCFP           135-145 Orange Street Apartments                       NAP        NAP         NAP
   242           SBRC           Brentwood Village Apartments                           NAP        NAP         NAP
   243           GCFP           Seoul Plaza                                          1,590        16%       08/30/00
   244           SBRC           Glendale Apartments                                    NAP        NAP         NAP
   245           GCFP           Riverview Apartments                                   NAP        NAP         NAP
   246           GCFP           820 Linden Boulevard                                   NAP        NAP         NAP
   247           GCFP           Vail Valley Auto                                       NAP        NAP         NAP

                  MORTGAGED REAL PROPERTY TENANCY INFORMATION



                                                                              OCCU-
                                                                              PANCY       OCCU-
   CONTROL       MORTGAGE                                                    PERCENT-    PANCY AS
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                           AGE       OF DATE         LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   248           GCFP           Hawthorne Apartments II                          94%      12/31/99      NAP
   249           GCFP           2096 Saint Georges Avenue                       100%      01/04/00      Langton & Alter
   250           SBRC           Notre Dame Apartments                           100%      07/31/99      NAP
                                                                                100%      01/17/00      NAP
   251           GCFP           Nash Multi-family Apartments                    100%      09/09/99      NAP
   252           SBRC           Somers Apartments                               100%      12/31/99      NAP
   253           GCFP           Foxglove Apartments, Phase I                    100%      08/01/99      NAP
   254           SBRC           Muse Apartments

   255           GCFP           Chalmer Place                                   100%      09/14/99      NAP

   256           GCFP           Ivy Court Apartments                             98%      12/31/99      NAP
   257           GCFP           Royce Apartments                                100%      10/01/99      NAP

   258           SBRC           C. Martin Company                               100%      04/15/99      C. Martin Company, Inc.
   259           GCFP           Aster Court Apartments                           91%      12/31/99      NAP
   260           GCFP           Zora Lee Apartments                             100%      10/01/99      NAP
   261           GCFP           Foxglove II Apartments                          100%      12/31/99      NAP
   262           GCFP           Indiana Street Apartments                       100%      01/25/99      NAP
   263           GCFP           "A" Street Apartments                           100%      09/30/99      NAP
   264           GCFP           The Colonial Apartments                         100%      09/30/99      NAP
   265           GCFP           Taylene Court Apartments                        100%      01/21/00      NAP

   266           GCFP           Myrtle Street Apartments                        100%      10/01/99      NAP



                                                                                                           LARGEST
                                                                                                           TENANT
                                                                                  LARGEST      LARGEST     LEASE
   CONTROL       MORTGAGE                                                         TENANT       TENANT     MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                               NRSF         NRSF%       DATE
-----------------------------------------------------------------------------------------------------------------------
   248           GCFP           Hawthorne Apartments II                             NAP         NAP          NAP
   249           GCFP           2096 Saint Georges Avenue                         3,668         100%       12/31/12
   250           SBRC           Notre Dame Apartments                               NAP         NAP          NAP
                                                                                    NAP         NAP          NAP
   251           GCFP           Nash Multi-family Apartments                        NAP         NAP          NAP
   252           SBRC           Somers Apartments                                   NAP         NAP          NAP
   253           GCFP           Foxglove Apartments, Phase I                        NAP         NAP          NAP
   254           SBRC           Muse Apartments

   255           GCFP           Chalmer Place                                       NAP         NAP          NAP

   256           GCFP           Ivy Court Apartments                                NAP         NAP          NAP
   257           GCFP           Royce Apartments                                    NAP         NAP          NAP

   258           SBRC           C. Martin Company                                12,330         100%       04/30/11
   259           GCFP           Aster Court Apartments                              NAP         NAP          NAP
   260           GCFP           Zora Lee Apartments                                 NAP         NAP          NAP
   261           GCFP           Foxglove II Apartments                              NAP         NAP          NAP
   262           GCFP           Indiana Street Apartments                           NAP         NAP          NAP
   263           GCFP           "A" Street Apartments                               NAP         NAP          NAP
   264           GCFP           The Colonial Apartments                             NAP         NAP          NAP
   265           GCFP           Taylene Court Apartments                            NAP         NAP          NAP

   266           GCFP           Myrtle Street Apartments                            NAP         NAP          NAP



                                                                                                                         SECOND
                                                                                                                         LARGEST
                                                                                                 SECOND     SECOND       TENANT
                                                                                                 LARGEST    LARGEST       LEASE
   CONTROL       MORTGAGE                                                                        TENANT     TENANT      MATURITY
   NUMBER      LOAN SELLER      LOAN / PROPERTY NAME                  SECOND LARGEST TENANT      NRSF       NRSF%         DATE
--------------------------------------------------------------------------------------------------------------------------------
   248           GCFP           Hawthorne Apartments II                  NAP                      NAP          NAP          NAP
   249           GCFP           2096 Saint Georges Avenue                NAP                      NAP          NAP          NAP
   250           SBRC           Notre Dame Apartments                    NAP                      NAP          NAP          NAP
                                                                         NAP                      NAP          NAP          NAP
   251           GCFP           Nash Multi-family Apartments             NAP                      NAP          NAP          NAP
   252           SBRC           Somers Apartments                        NAP                      NAP          NAP          NAP
   253           GCFP           Foxglove Apartments, Phase I             NAP                      NAP          NAP          NAP
   254           SBRC           Muse Apartments

   255           GCFP           Chalmer Place                            NAP                      NAP          NAP          NAP

   256           GCFP           Ivy Court Apartments                     NAP                      NAP          NAP          NAP
   257           GCFP           Royce Apartments                         NAP                      NAP          NAP          NAP

   258           SBRC           C. Martin Company                        NAP                      NAP          NAP          NAP
   259           GCFP           Aster Court Apartments                   NAP                      NAP          NAP          NAP
   260           GCFP           Zora Lee Apartments                      NAP                      NAP          NAP          NAP
   261           GCFP           Foxglove II Apartments                   NAP                      NAP          NAP          NAP
   262           GCFP           Indiana Street Apartments                NAP                      NAP          NAP          NAP
   263           GCFP           "A" Street Apartments                    NAP                      NAP          NAP          NAP
   264           GCFP           The Colonial Apartments                  NAP                      NAP          NAP          NAP
   265           GCFP           Taylene Court Apartments                 NAP                      NAP          NAP          NAP

   266           GCFP           Myrtle Street Apartments                 NAP                      NAP          NAP          NAP

   MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                 1998
                                                                                STATE-     1998
                                                                                 MENT     STATE-
         MORTGAGE                                                      1998     NUMBER     MENT
CONTROL    LOAN                                                     STATEMENT     OF      ENDING       1998         1998
 NUMBER   SELLER                 LOAN / PROPERTY NAME                  TYPE     MONTHS     DATE      REVENUES     EXPENSES
---------------------------------------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                     UAV        UAV       UAV        UAV         UAV
    2      GCFP    Jovanna Villas Apartments                           UAV        UAV       UAV        UAV         UAV
    3      GCFP    Los Cabos II Apartments                             UAV        UAV       UAV        UAV         UAV
    4      GCFP    Sunrise Plaza Shopping Center                    Full Year     12     09/30/98    2,195,053      533,276
    5      GCFP    Hasbrouck & Torview Apartments                   Full Year     12     12/31/98    3,326,070    1,560,840
    6      SBRC    Sports Arena Village                             Full Year     12     12/31/98    3,681,655    1,430,142
    7      GCFP    Holiday Inn Somerset                             Full Year     12     12/31/98    8,873,269    6,623,697
    8      GCFP    Southridge Shopping Center                       Full Year     12     12/31/98    1,901,874      656,225
    9      GCFP    Stewart Plaza                                    Full Year     12     12/31/98    1,749,411      633,021
   10      GCFP    The Carriage Building (Building 39)              Full Year     12     12/31/98    2,406,476      829,599
   11      GCFP    1000 Adams Avenue                                   UAV        UAV       UAV        UAV         UAV
   12      GCFP    101 West Avenue                                  Full Year     12     12/31/98    1,766,613      412,467
   13      GCFP    Clearview Farms Apartments                       Full Year     12     12/31/98    2,380,059    1,051,561
   14      GCFP    The TJ Building                                     UAV        UAV       UAV        UAV         UAV
   15      GCFP    International Precision Components Corp.            UAV        UAV       UAV        UAV         UAV
                   Building
   16      GCFP    480 Sprague Street                                  UAV        UAV       UAV        UAV         UAV
   17      GCFP    990 Spring Garden Street                            UAV        UAV       UAV        UAV         UAV
   18      SBRC    Los Altos Woods Office Building                  Full Year     12     12/31/98      858,585      243,248
   19      GCFP    655 Merrick Avenue                                  UAV        UAV       UAV        UAV         UAV
   20      GCFP    Nicholson Plaza                                  Full Year     12     12/31/98    1,192,742      311,129
   21      GCFP    Ventura Village Shopping Center                     UAV        UAV       UAV        UAV         UAV
   22      SBRC    Bridgetown 1 Office Building                        UAV        UAV       UAV        UAV         UAV
   23      GCFP    Courtyard Center                                 Full Year     12     12/31/98    1,123,766      526,361
   24      GCFP    Raymour & Flanigan Plaza A                          UAV        UAV       UAV        UAV         UAV
   25      GCFP    4707 East Baseline Road                             UAV        UAV       UAV        UAV         UAV
   26      GCFP    Holiday Inn Arena                                Full Year     12     12/31/98    5,634,095    4,543,063
   27      GCFP    Kentbrook Apartments                             Full Year     12     12/31/98    1,124,111      472,565
   28      GCFP    Ramada Plaza Hotel and Office Building           Full Year     12     12/31/98    6,407,216    4,271,679
   29      GCFP    Quail Park I                                     Full Year     12     12/31/98    1,104,429      221,913
   30      GCFP    139 Main Street                                  Full Year     12     12/31/98    1,218,689      313,991
   31      GCFP    Holiday Inn University                           Full Year     12     12/31/98    2,842,793    1,967,932
   32      GCFP    PRG - Scenic Technologies                           UAV        UAV       UAV        UAV         UAV
   33      GCFP    Raymour & Flanigan Plaza B                       Full Year     12     12/31/98      698,678      122,907
   34      GCFP    West County Professional and Medical Center      Full Year     12     12/31/98      794,818      217,734
   35      SBRC    Herndon Plaza Retail Center                      Full Year     12     12/31/98    1,834,223      813,709
   36      GCFP    15250 Avenue of Science                          Full Year     12     12/31/98      647,377      107,183
   37      GCFP    The Barnyard Retail Center                       Full Year     12     12/31/98    1,672,965      929,506
   38      GCFP    711 Madison Avenue                               Full Year     12     12/31/98      749,956      251,349
   39      SBRC    132 South Rodeo Drive                            Full Year     12     12/31/98    1,024,948      368,352
   40      GCFP    4001 Fairview Industrial Drive Southeast            UAV        UAV       UAV        UAV         UAV
   41      GCFP    The Parris Building (Building 34)                Full Year     12     12/31/98    1,438,442      546,797
   42      SBRC    Cherry Tree Shopping Center                      Full Year     12     12/31/98      881,681      141,871
   43      SBRC    1916-1928 Old Middlefield Road                      UAV        UAV       UAV        UAV         UAV
   44      GCFP    Days Inn Singer Island                           Full Year     12     12/31/98    2,266,838    1,382,192
   45      GCFP    The Sports Authority                             Full Year     12     11/30/98      543,750            0
   46      GCFP    Grand Union Supermarket                             UAV        UAV       UAV        UAV         UAV
   47      GCFP    Parklawn Center                                  Full Year     12     12/31/98      695,083      158,573
   48      GCFP    Two World's Fair Drive                           Full Year     12     12/31/98      848,611      406,824
   49      GCFP    Arden Woods Office Building                      Full Year     12     12/31/98      918,275      356,570
   50      GCFP    350 Centerpointe                                 Full Year     12     12/31/98      863,621      404,094
   51      GCFP    Erie Canal Commons                                  UAV        UAV       UAV        UAV         UAV
   52      GCFP    Executive Center Northridge                      Full Year     12     12/31/98      682,610      181,851
   53      SBRC    Jester Village Retail Center                        UAV        UAV       UAV        UAV         UAV
   54      GCFP    Suncreek Corporate Center                           UAV        UAV       UAV        UAV         UAV
   55      GCFP    Airport Business Plaza                              UAV        UAV       UAV        UAV         UAV
   56      SBRC    Otay Distribution Center                            UAV        UAV       UAV        UAV         UAV
   57      GCFP    Groesbeck Industrial Park                        Full Year     12     12/31/98      698,772      146,748
   58      GCFP    A Safe Self Storage                              Full Year     12     12/31/98      609,432      162,292
   59      GCFP    Audobon One                                      Full Year     12     12/31/98      657,422      188,377
   60      GCFP    Quail Valley Apartments                             UAV        UAV       UAV        UAV         UAV
   61      SBRC    Valley Sunset Center                             Full Year     12     12/31/98      388,427      117,152
   62      GCFP    Tangerine Hill Apartments                        Full Year     12     12/31/98      662,179      254,227
   63      GCFP    Modesto Imaging Center                           Full Year     12     12/31/98      444,045        6,139
   64      GCFP    Beechnut Grove Apartments                        Full Year     12     12/31/98      488,375      269,652

                                                                                                    1999
                                                                                                   STATE-     1999
                                                                                                    MENT     STATE-
         MORTGAGE                                                              1998      1999      NUMBER     MENT
CONTROL    LOAN                                                                NOI    STATEMENT      OF      ENDING       1999
 NUMBER   SELLER                 LOAN / PROPERTY NAME               1998 NOI   DSCR      TYPE      MONTHS     DATE      REVENUES
---------------------------------------------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                    UAV      UAV    Full Year      12     12/31/99    3,062,485
    2      GCFP    Jovanna Villas Apartments                          UAV      UAV       UAV         UAV      UAV        UAV
    3      GCFP    Los Cabos II Apartments                            UAV      UAV       UAV         UAV      UAV        UAV
    4      GCFP    Sunrise Plaza Shopping Center                    1,661,777  1.25   Annualized     11     08/31/99    2,079,091
    5      GCFP    Hasbrouck & Torview Apartments                   1,765,230  1.35   Annualized      9     09/30/99    3,487,191
    6      SBRC    Sports Arena Village                             2,251,514  1.72   Annualized      3     06/30/99    3,627,907
    7      GCFP    Holiday Inn Somerset                             2,249,572  1.70   Full Year      12     12/31/99    9,068,620
    8      GCFP    Southridge Shopping Center                       1,245,649  1.16  Trailing 12     12     09/30/99    2,159,230
    9      GCFP    Stewart Plaza                                    1,116,390  1.13   Annualized      9     09/30/99    1,998,239
   10      GCFP    The Carriage Building (Building 39)              1,576,877  1.59   Annualized     11     12/16/99    2,346,938
   11      GCFP    1000 Adams Avenue                                  UAV      UAV       UAV         UAV      UAV        UAV
   12      GCFP    101 West Avenue                                  1,354,146  1.52   Full Year      12     12/31/99    1,965,131
   13      GCFP    Clearview Farms Apartments                       1,328,498  1.52   Full Year      12     12/31/99    2,345,097
   14      GCFP    The TJ Building                                    UAV      UAV    Annualized      7     07/01/99    1,893,309
   15      GCFP    International Precision Components Corp.           UAV      UAV       UAV         UAV      UAV        UAV
                   Building
   16      GCFP    480 Sprague Street                                 UAV      UAV       UAV         UAV      UAV        UAV
   17      GCFP    990 Spring Garden Street                           UAV      UAV       UAV         UAV      UAV        UAV
   18      SBRC    Los Altos Woods Office Building                    615,337  0.90  Trailing 12     12     06/30/99    1,035,563
   19      GCFP    655 Merrick Avenue                                 UAV      UAV    Full Year      12     12/31/99    1,221,788
   20      GCFP    Nicholson Plaza                                    881,613  1.32   Full Year      12     12/31/99    1,301,155
   21      GCFP    Ventura Village Shopping Center                    UAV      UAV    Annualized      7     12/31/99      893,304
   22      SBRC    Bridgetown 1 Office Building                       UAV      UAV    Annualized      6     06/30/99      896,690
   23      GCFP    Courtyard Center                                   597,405  1.04   Annualized      9     09/30/99    1,497,006
   24      GCFP    Raymour & Flanigan Plaza A                         UAV      UAV    Annualized     10     10/31/99      898,354
   25      GCFP    4707 East Baseline Road                            UAV      UAV    Annualized      4     11/30/99      817,182
   26      GCFP    Holiday Inn Arena                                1,091,032  1.86   Full Year      12     12/31/99    5,532,123
   27      GCFP    Kentbrook Apartments                               651,547  1.21   Annualized     10     10/31/99    1,262,738
   28      GCFP    Ramada Plaza Hotel and Office Building           2,135,537  3.88  Trailing 12     12     09/30/99    6,513,587
   29      GCFP    Quail Park I                                       882,516  1.55   Annualized      9     09/30/99      783,050
   30      GCFP    139 Main Street                                    904,698  1.86   Annualized      9     09/30/99    1,222,428
   31      GCFP    Holiday Inn University                             874,861  1.71   Full Year      12     12/31/99    2,924,549
   32      GCFP    PRG - Scenic Technologies                          UAV      UAV       UAV         UAV      UAV        UAV
   33      GCFP    Raymour & Flanigan Plaza B                         575,771  1.17   Annualized     11     11/30/99      909,648
   34      GCFP    West County Professional and Medical Center        577,084  1.17   Annualized      9     09/30/99      775,044
   35      SBRC    Herndon Plaza Retail Center                      1,020,514  1.65   Annualized      6     06/30/99    2,061,720
   36      GCFP    15250 Avenue of Science                            540,194  1.28   Annualized     11     11/30/99      644,506
   37      GCFP    The Barnyard Retail Center                         743,459  1.77   Annualized      9     09/30/99    1,756,637
   38      GCFP    711 Madison Avenue                                 498,607  1.02   Annualized     10     10/31/99      825,317
   39      SBRC    132 South Rodeo Drive                              656,596  1.43      UAV         UAV      UAV        UAV
   40      GCFP    4001 Fairview Industrial Drive Southeast           UAV      UAV    Annualized      9     11/23/99      681,254
   41      GCFP    The Parris Building (Building 34)                  891,645  2.15      UAV         UAV      UAV        UAV
   42      SBRC    Cherry Tree Shopping Center                        739,810  1.72   Annualized      9     09/30/99      745,649
   43      SBRC    1916-1928 Old Middlefield Road                     UAV      UAV    Annualized      7     07/31/99      491,552
   44      GCFP    Days Inn Singer Island                             884,646  1.93      UAV         UAV      UAV        UAV
   45      GCFP    The Sports Authority                               543,750  1.38   Annualized     10     09/30/99      555,000
   46      GCFP    Grand Union Supermarket                            UAV      UAV    Annualized     11     12/27/99      483,301
   47      GCFP    Parklawn Center                                    536,510  1.40  Partial Year     5     10/31/99      650,846
   48      GCFP    Two World's Fair Drive                             441,787  1.20   Annualized      5     11/30/99      957,332
   49      GCFP    Arden Woods Office Building                        561,704  1.48  Trailing 12     12     08/31/99      967,984
   50      GCFP    350 Centerpointe                                   459,527  1.19   Full Year      12     12/31/99      930,645
   51      GCFP    Erie Canal Commons                                 UAV      UAV    Annualized     10     10/31/99      772,067
   52      GCFP    Executive Center Northridge                        500,759  1.38   Annualized      9     09/30/99      738,053
   53      SBRC    Jester Village Retail Center                       UAV      UAV       UAV         UAV      UAV        UAV
   54      GCFP    Suncreek Corporate Center                          UAV      UAV       UAV         UAV      UAV        UAV
   55      GCFP    Airport Business Plaza                             UAV      UAV    Full Year      12     12/31/99      715,796
   56      SBRC    Otay Distribution Center                           UAV      UAV       UAV         UAV      UAV             UAV
   57      GCFP    Groesbeck Industrial Park                          552,024  1.51   Full Year      12     12/31/99      729,470
   58      GCFP    A Safe Self Storage                                447,140  1.29   Annualized     11     11/30/99      744,316
   59      GCFP    Audobon One                                        469,045  1.55   Annualized     11     11/30/99      702,671
   60      GCFP    Quail Valley Apartments                            UAV      UAV    Annualized     10     10/31/99      995,000
   61      SBRC    Valley Sunset Center                               271,275  0.83   Annualized      6     06/30/99      630,404
   62      GCFP    Tangerine Hill Apartments                          407,952  1.45  Trailing 12     12     08/31/99      648,399
   63      GCFP    Modesto Imaging Center                             437,906  1.45      UAV         UAV      UAV        UAV
   64      GCFP    Beechnut Grove Apartments                          218,723  1.18  Trailing 12     12     10/31/99      563,867

         MORTGAGE                                                                         1999
CONTROL    LOAN                                                       1999                NOI        U/W         U/W
 NUMBER   SELLER                 LOAN / PROPERTY NAME               EXPENSES   1999 NOI   DSCR    REVENUES    EXPENSES     U/W NOI
-----------------------------------------------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                     51,165  3,011,320  1.23    3,097,500      92,925   3,004,575
    2      GCFP    Jovanna Villas Apartments                         UAV         UAV      UAV     2,286,841     728,826   1,558,015
    3      GCFP    Los Cabos II Apartments                           UAV         UAV      UAV     1,748,307     612,390   1,135,917
    4      GCFP    Sunrise Plaza Shopping Center                      425,700  1,653,390  1.24    2,382,138     513,100   1,869,038
    5      GCFP    Hasbrouck & Torview Apartments                   1,593,242  1,893,949  1.44    3,478,532   1,748,831   1,729,701
    6      SBRC    Sports Arena Village                             1,418,635  2,209,272  1.69    3,668,743   1,603,041   2,065,702
    7      GCFP    Holiday Inn Somerset                             6,801,593  2,267,027  1.71    9,061,780   6,735,328   2,326,452
    8      GCFP    Southridge Shopping Center                         796,819  1,362,411  1.27    2,197,133     661,858   1,535,275
    9      GCFP    Stewart Plaza                                      757,891  1,240,348  1.26    2,148,743     666,261   1,482,482
   10      GCFP    The Carriage Building (Building 39)                847,252  1,499,686  1.52    2,272,936     848,408   1,424,528
   11      GCFP    1000 Adams Avenue                                 UAV         UAV      UAV     2,173,528     825,059   1,348,469
   12      GCFP    101 West Avenue                                    644,588  1,320,543  1.49    1,659,713     404,502   1,255,211
   13      GCFP    Clearview Farms Apartments                       1,062,706  1,282,391  1.47    2,358,108   1,129,773   1,228,335
   14      GCFP    The TJ Building                                    535,599  1,357,709  1.72    1,824,282     653,728   1,170,554
   15      GCFP    International Precision Components Corp.          UAV         UAV      UAV     1,271,683     286,668     985,015
                   Building
   16      GCFP    480 Sprague Street                                UAV         UAV      UAV     1,052,138      31,564   1,020,574
   17      GCFP    990 Spring Garden Street                          UAV         UAV      UAV     1,925,071     837,993   1,087,078
   18      SBRC    Los Altos Woods Office Building                    236,805    798,758  1.17    1,259,846     339,926     919,920
   19      GCFP    655 Merrick Avenue                                 464,346    757,442  1.23    1,274,525     476,714     797,811
   20      GCFP    Nicholson Plaza                                    328,258    972,897  1.45    1,306,582     338,825     967,757
   21      GCFP    Ventura Village Shopping Center                    115,068    778,236  1.29      944,045     176,654     767,391
   22      SBRC    Bridgetown 1 Office Building                       213,883    682,808  1.14    1,082,725     261,310     821,416
   23      GCFP    Courtyard Center                                   676,063    820,943  1.43    1,477,665     594,477     883,188
   24      GCFP    Raymour & Flanigan Plaza A                         277,580    620,774  1.06    1,171,018     323,175     847,843
   25      GCFP    4707 East Baseline Road                              6,427    810,754  1.41      792,192      26,766     765,426
   26      GCFP    Holiday Inn Arena                                4,343,556  1,188,567  2.03    5,501,849   4,453,331   1,048,518
   27      GCFP    Kentbrook Apartments                               479,227    783,510  1.45    1,250,693     487,078     763,615
   28      GCFP    Ramada Plaza Hotel and Office Building           4,786,463  1,727,124  3.14    5,408,745   4,184,703   1,224,042
   29      GCFP    Quail Park I                                       171,369    611,681  1.07    1,073,802     246,480     827,322
   30      GCFP    139 Main Street                                    340,295    882,133  1.81    1,059,063     331,746     727,317
   31      GCFP    Holiday Inn University                           2,073,905    850,644  1.66    2,871,861   2,024,670     847,191
   32      GCFP    PRG - Scenic Technologies                         UAV         UAV      UAV       940,213     204,730     735,483
   33      GCFP    Raymour & Flanigan Plaza B                         210,879    698,769  1.42      975,506     256,695     718,811
   34      GCFP    West County Professional and Medical Center        169,974    605,070  1.23    1,161,011     384,537     776,474
   35      SBRC    Herndon Plaza Retail Center                        765,152  1,296,568  2.09    1,945,956     860,200   1,085,756
   36      GCFP    15250 Avenue of Science                             77,347    567,160  1.35      616,438      18,493     597,945
   37      GCFP    The Barnyard Retail Center                         965,962    790,675  1.89    1,682,354     919,057     763,297
   38      GCFP    711 Madison Avenue                                 231,815    593,502  1.21      959,224     293,917     665,307
   39      SBRC    132 South Rodeo Drive                             UAV         UAV      UAV       987,020     357,906     629,114
   40      GCFP    4001 Fairview Industrial Drive Southeast                 0    681,254  1.56      671,206      31,848     639,358
   41      GCFP    The Parris Building (Building 34)                 UAV         UAV      UAV     1,332,695     592,168     740,528
   42      SBRC    Cherry Tree Shopping Center                        170,049    575,600  1.34      776,920     160,137     616,783
   43      SBRC    1916-1928 Old Middlefield Road                      63,289    428,263  0.81      827,556     136,702     690,854
   44      GCFP    Days Inn Singer Island                            UAV         UAV      UAV     2,376,898   1,486,063     890,835
   45      GCFP    The Sports Authority                                     0    555,000  1.41      557,750      16,733     541,017
   46      GCFP    Grand Union Supermarket                              4,466    478,835  1.14      604,675      28,140     576,535
   47      GCFP    Parklawn Center                                    168,944    481,902  1.26      680,324     154,584     525,740
   48      GCFP    Two World's Fair Drive                             378,957    578,375  1.57      991,400     426,052     565,348
   49      GCFP    Arden Woods Office Building                        379,122    588,862  1.55    1,065,620     479,413     586,207
   50      GCFP    350 Centerpointe                                   472,809    457,836  1.18      938,368     384,383     553,985
   51      GCFP    Erie Canal Commons                                 272,765    499,301  1.45      728,858     246,842     482,016
   52      GCFP    Executive Center Northridge                        194,965    543,088  1.49      756,660     199,047     557,613
   53      SBRC    Jester Village Retail Center                      UAV         UAV      UAV       741,114     235,073     506,041
   54      GCFP    Suncreek Corporate Center                         UAV         UAV      UAV       902,616     353,647     548,969
   55      GCFP    Airport Business Plaza                             236,269    479,527  1.46      752,625     267,019     485,606
   56      SBRC    Otay Distribution Center                               UAV        UAV  UAV       630,499     165,009     465,490
   57      GCFP    Groesbeck Industrial Park                          166,507    562,964  1.54      732,324     164,159     568,165
   58      GCFP    A Safe Self Storage                                169,790    574,525  1.65      778,043     264,318     513,725
   59      GCFP    Audobon One                                        196,228    506,443  1.67      650,225     204,487     445,738
   60      GCFP    Quail Valley Apartments                            521,423    473,577  1.53      989,424     538,421     451,003
   61      SBRC    Valley Sunset Center                                73,533    556,871  1.70      705,344     158,941     546,403
   62      GCFP    Tangerine Hill Apartments                          282,639    365,760  1.30      674,569     280,804     393,765
   63      GCFP    Modesto Imaging Center                            UAV         UAV      UAV       446,340      22,317     424,023
   64      GCFP    Beechnut Grove Apartments                          309,786    254,081  1.28      597,515     317,273     280,242

         MORTGAGE                                                   U/W               U/W
CONTROL    LOAN                                                     NOI               NCF
 NUMBER   SELLER                 LOAN / PROPERTY NAME               DSCR    U/W NCF   DSCR
------------------------------------------------------------------------------------------
    1      SBRC    Putnam Building                                  1.22   2,969,575  1.21
    2      GCFP    Jovanna Villas Apartments                        1.25   1,492,015  1.20
    3      GCFP    Los Cabos II Apartments                          1.25   1,083,417  1.20
    4      GCFP    Sunrise Plaza Shopping Center                    1.40   1,753,600  1.32
    5      GCFP    Hasbrouck & Torview Apartments                   1.32   1,655,101  1.26
    6      SBRC    Sports Arena Village                             1.58   1,766,018  1.35
    7      GCFP    Holiday Inn Somerset                             1.76   1,873,363  1.41
    8      GCFP    Southridge Shopping Center                       1.43   1,424,498  1.33
    9      GCFP    Stewart Plaza                                    1.51   1,331,036  1.35
   10      GCFP    The Carriage Building (Building 39)              1.44   1,281,358  1.30
   11      GCFP    1000 Adams Avenue                                1.40   1,172,207  1.22
   12      GCFP    101 West Avenue                                  1.41   1,141,776  1.29
   13      GCFP    Clearview Farms Apartments                       1.40   1,139,985  1.30
   14      GCFP    The TJ Building                                  1.49   1,022,625  1.30
   15      GCFP    International Precision Components Corp.         1.29     945,378  1.23
                   Building
   16      GCFP    480 Sprague Street                               1.44     918,827  1.30
   17      GCFP    990 Spring Garden Street                         1.51     926,245  1.29
   18      SBRC    Los Altos Woods Office Building                  1.35     873,223  1.28
   19      GCFP    655 Merrick Avenue                               1.29     770,549  1.25
   20      GCFP    Nicholson Plaza                                  1.44     894,727  1.34
   21      GCFP    Ventura Village Shopping Center                  1.28     745,126  1.24
   22      SBRC    Bridgetown 1 Office Building                     1.38     746,027  1.25
   23      GCFP    Courtyard Center                                 1.53     791,529  1.38
   24      GCFP    Raymour & Flanigan Plaza A                       1.44     768,845  1.31
   25      GCFP    4707 East Baseline Road                          1.33     719,659  1.25
   26      GCFP    Holiday Inn Arena                                1.79     828,444  1.41
   27      GCFP    Kentbrook Apartments                             1.42     713,608  1.32
   28      GCFP    Ramada Plaza Hotel and Office Building           2.22     905,804  1.65
   29      GCFP    Quail Park I                                     1.45     739,189  1.29
   30      GCFP    139 Main Street                                  1.49     684,321  1.40
   31      GCFP    Holiday Inn University                           1.65     707,557  1.38
   32      GCFP    PRG - Scenic Technologies                        1.41     683,963  1.31
   33      GCFP    Raymour & Flanigan Plaza B                       1.46     671,482  1.36
   34      GCFP    West County Professional and Medical Center      1.58     637,984  1.30
   35      SBRC    Herndon Plaza Retail Center                      1.75     945,783  1.53
   36      GCFP    15250 Avenue of Science                          1.42     556,600  1.32
   37      GCFP    The Barnyard Retail Center                       1.82     670,044  1.60
   38      GCFP    711 Madison Avenue                               1.36     641,293  1.31
   39      SBRC    132 South Rodeo Drive                            1.37     604,430  1.32
   40      GCFP    4001 Fairview Industrial Drive Southeast         1.46     582,675  1.33
   41      GCFP    The Parris Building (Building 34)                1.78     658,637  1.59
   42      SBRC    Cherry Tree Shopping Center                      1.44     553,732  1.29
   43      SBRC    1916-1928 Old Middlefield Road                   1.31     636,547  1.20
   44      GCFP    Days Inn Singer Island                           1.95     795,759  1.74
   45      GCFP    The Sports Authority                             1.38     514,417  1.31
   46      GCFP    Grand Union Supermarket                          1.37     552,542  1.31
   47      GCFP    Parklawn Center                                  1.37     480,023  1.25
   48      GCFP    Two World's Fair Drive                           1.54     465,313  1.26
   49      GCFP    Arden Woods Office Building                      1.54     497,503  1.31
   50      GCFP    350 Centerpointe                                 1.43     502,085  1.30
   51      GCFP    Erie Canal Commons                               1.40     438,840  1.27
   52      GCFP    Executive Center Northridge                      1.53     476,029  1.31
   53      SBRC    Jester Village Retail Center                     1.41     461,494  1.28
   54      GCFP    Suncreek Corporate Center                        1.60     472,232  1.37
   55      GCFP    Airport Business Plaza                           1.48     442,879  1.35
   56      SBRC    Otay Distribution Center                         1.38     425,448  1.26
   57      GCFP    Groesbeck Industrial Park                        1.55     507,131  1.39
   58      GCFP    A Safe Self Storage                              1.48     502,026  1.44
   59      GCFP    Audobon One                                      1.47     394,001  1.30
   60      GCFP    Quail Valley Apartments                          1.46     389,562  1.26
   61      SBRC    Valley Sunset Center                             1.67     468,718  1.43
   62      GCFP    Tangerine Hill Apartments                        1.40     361,398  1.29
   63      GCFP    Modesto Imaging Center                           1.40     399,960  1.32
   64      GCFP    Beechnut Grove Apartments                        1.43     251,242  1.25

   MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                 1998
                                                                                STATE-     1998
                                                                                 MENT     STATE-
         MORTGAGE                                                      1998     NUMBER     MENT
CONTROL    LOAN                                                     STATEMENT     OF      ENDING       1998         1998
 NUMBER   SELLER                 LOAN / PROPERTY NAME                  TYPE     MONTHS     DATE      REVENUES     EXPENSES
---------------------------------------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                              Full Year     12     12/31/98      516,941      382,340
   66      GCFP    Holiday Inn Kennedy Space Center                 Full Year     12     12/31/98    2,343,436    1,777,668
   67      GCFP    Chateau Resort & Conf.                           Full Year     12     12/31/98    4,054,260    3,306,294
   68      GCFP    West Pointe Apartments                           Full Year     12     12/31/98      589,945      263,903
   69      GCFP    Auburn Hills Industrial Center                      UAV        UAV       UAV        UAV         UAV
   70      SBRC    Ponderosa Village Shopping Center                   UAV        UAV       UAV        UAV         UAV
   71      SBRC    Heinz Apartments                                 Full Year     12     12/31/98      392,893       36,051
   72      GCFP    Barcelona Apartments                             Full Year     12     12/31/98      612,710      274,294
   73      SBRC    Highbury Court Apartments                        Full Year     12     12/31/98      733,787      377,216
   74      GCFP    BankBoston Building                                 UAV        UAV       UAV        UAV         UAV
   75      GCFP    43 West 47th Street                                 UAV        UAV       UAV        UAV         UAV
   76      SBRC    58-38 Page Place                                 Full Year     12     12/31/98      567,840      167,162
   77      GCFP    3832-3844 Sepulveda Boulevard                    Full Year     12     12/31/98      516,434       47,069
   78      SBRC    Sweetwater Plaza East                            Full Year     12     12/31/98      571,746      158,969
   79      SBRC    Duane Reade Maspeth                              Full Year     12     12/31/98      474,270      104,252
   80      GCFP    Fairfield Inn Houma                              Full Year     12     12/31/98    1,511,373      890,987
   81      SBRC    Brentwood Apartments                             Full Year     12     12/31/98      346,598      136,005
   82      SBRC    Whitehall Apartments                             Full Year     12     12/31/98      285,522      124,993
   83      SBRC    Wind River Park Plaza                            Full Year     12     12/31/98      296,086      120,738
   84      SBRC    Newport Victoria Plaza                           Full Year     12     12/31/98      276,435      188,407
   85      SBRC    Haverty Furniture Store                          Full Year     12     12/31/98      362,800          536
   86      GCFP    Westgate Office Center                           Full Year     12     12/31/98      588,998      199,205
   87      GCFP    Commonwealth Park                                   UAV        UAV       UAV        UAV         UAV
---------------------------------------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio
   88A     SBRC    5004 Palisades                                   Full Year     12     12/31/98      340,223      129,968
   88B     SBRC    727 & 727A 25th Street                           Full Year     12     12/31/98      214,133       75,167
   88C     SBRC    Franklin's Tower Two                             Full Year     12     12/31/98       95,260       39,437
   88D     SBRC    Franklin's Tower One                             Full Year     12     12/31/98       89,987       38,806
---------------------------------------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                        UAV        UAV       UAV        UAV         UAV
   90      GCFP    Keats Plaza                                      Full Year     12     12/31/98      469,135      125,583
   91      SBRC    South Pointe Townhomes                           Full Year     12     12/31/98      604,728      334,534
   92      GCFP    Glenmoor Green I Apartments                      Full Year     12     12/31/98      595,370      257,799
   93      SBRC    Alameda Shopping Center                          Full Year     12     12/31/98      457,300       75,669
   94      SBRC    41 North Division Street                            UAV        UAV       UAV        UAV         UAV
   95      GCFP    Glenmoor Green II Apartments                     Full Year     12     12/31/98      582,608      267,878
   96      GCFP    Flagship Wharf Commercial Condominium            Full Year     12     12/31/98      427,472      203,415
   97      GCFP    South Park Center                                Full Year     12     12/31/98      341,736       79,899
   98      GCFP    1952 West El Camino                              Full Year     12     12/31/98      444,967       93,255
   99      SBRC    Office Max Traverse                              Full Year     12     12/31/98      369,270       98,197
  100      GCFP    Rockland Multi-family Residences                    UAV        UAV       UAV        UAV         UAV
  101      GCFP    Realty Expert Building                           Full Year     12     12/31/98      557,042       80,259
  102      GCFP    75 Bermar Park, Nickel Office Building &            UAV        UAV       UAV        UAV         UAV
                   Tonida Office Building
  103      SBRC    Office Max Mankato                               Full Year     12     12/31/98      311,806       48,823
  104      SBRC    Office Max Martinsburg                              UAV        UAV       UAV        UAV         UAV
  105      GCFP    Kmart South Bend                                 Full Year     12     12/31/98      492,201      165,899
  106      GCFP    Wolfie's Plaza                                      UAV        UAV       UAV        UAV         UAV
  107      GCFP    200-220 West 1st Street                          Full Year     12     12/31/98      434,272       86,134
  108      GCFP    The Loring Building                              Full Year     12     12/31/98      447,229      132,170
  109      GCFP    Park Paloma Apartments                           Full Year     12     12/31/98      406,822      173,611
  110      GCFP    Mitchell Building                                Full Year     12     12/31/98      403,974       34,337
  111      GCFP    Kennedy I Office Building                        Full Year     12     12/31/98      607,559      201,671
  112      SBRC    Holiday Inn Express                              Full Year     12     12/31/98    1,030,116      561,003
  113      GCFP    16300 Addison Road Office Building                  UAV        UAV       UAV        UAV         UAV
  114      GCFP    Fairfield Inn Jackson                            Full Year     12     12/31/98    1,402,975      876,907
  115      SBRC    Amberwood  Mobile Home Park                      Full Year     12     12/31/98      585,182      376,013
  116      SBRC    Carson Commerce Center                           Full Year     12     12/31/98      407,572      108,412
  117      GCFP    Nome Plaza Shopping Center                       Full Year     12     12/31/98      471,678      109,230
  118      GCFP    River Park Shopping Center                          UAV        UAV       UAV        UAV         UAV
  119      SBRC    Fountain Plaza                                   Full Year     12     12/31/98      290,550       61,174
  120      GCFP    Fairfield Inn Hattiesburg                        Full Year     12     12/31/98    1,221,083      815,380
  121      GCFP    Fairfield Inn Lake Charles-Sulphur               Full Year     12     12/31/98    1,187,936      784,699


  122      SBRC    Hampton Inn Blythe                               Full Year     12     12/31/98      934,565      581,332

                                                                                                    1999
                                                                                                   STATE-     1999
                                                                                                    MENT     STATE-
         MORTGAGE                                                              1998      1999      NUMBER     MENT
CONTROL    LOAN                                                                NOI    STATEMENT      OF      ENDING       1999
 NUMBER   SELLER                 LOAN / PROPERTY NAME               1998 NOI   DSCR      TYPE      MONTHS     DATE      REVENUES
---------------------------------------------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                                134,602  1.18  Trailing 12     12     10/31/99      527,018
   66      GCFP    Holiday Inn Kennedy Space Center                   565,768  1.84  Trailing 12     12     09/30/99    2,576,744
   67      GCFP    Chateau Resort & Conf.                             747,966  2.23  Trailing 12     12     06/30/99    4,118,565
   68      GCFP    West Pointe Apartments                             326,042  1.14      UAV         UAV      UAV        UAV
   69      GCFP    Auburn Hills Industrial Center                     UAV      UAV       UAV         UAV      UAV        UAV
   70      SBRC    Ponderosa Village Shopping Center                  UAV      UAV    Annualized      5     05/31/99      492,862
   71      SBRC    Heinz Apartments                                   356,842  1.22   Annualized      9     09/30/99      557,640
   72      GCFP    Barcelona Apartments                               338,416  1.25   Annualized      9     09/30/99      657,766
   73      SBRC    Highbury Court Apartments                          356,571  1.28   Annualized      6     06/29/99      732,188
   74      GCFP    BankBoston Building                                UAV      UAV    Annualized      6     06/01/99      618,132
   75      GCFP    43 West 47th Street                                UAV      UAV       UAV         UAV      UAV        UAV
   76      SBRC    58-38 Page Place                                   400,678  1.34      UAV         UAV      UAV        UAV
   77      GCFP    3832-3844 Sepulveda Boulevard                      469,365  1.94   Full Year      12     12/29/99      486,185
   78      SBRC    Sweetwater Plaza East                              412,776  1.58   Annualized      6     06/30/99      611,838
   79      SBRC    Duane Reade Maspeth                                370,019  1.48      UAV         UAV      UAV        UAV
   80      GCFP    Fairfield Inn Houma                                620,386  2.16   Annualized      9     09/30/99    1,098,613
   81      SBRC    Brentwood Apartments                               210,593  1.40      UAV         UAV      UAV        UAV
   82      SBRC    Whitehall Apartments                               160,529  1.60      UAV         UAV      UAV        UAV
   83      SBRC    Wind River Park Plaza                              175,348  1.01   Annualized      6     06/30/99      354,564
   84      SBRC    Newport Victoria Plaza                              88,029  1.01   Annualized      6     06/30/99      417,642
   85      SBRC    Haverty Furniture Store                            362,264  1.50      UAV         UAV      UAV        UAV
   86      GCFP    Westgate Office Center                             389,793  1.60  Trailing 12     12     06/30/99      583,671
   87      GCFP    Commonwealth Park                                  UAV      UAV    Annualized      6     11/30/99      364,037
---------------------------------------------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                               456,225  1.85
   88A     SBRC    5004 Palisades                                     210,255         Annualized      6     06/30/99      344,014
   88B     SBRC    727 & 727A 25th Street                             138,966         Annualized      6     06/30/99      228,613
   88C     SBRC    Franklin's Tower Two                                55,823         Annualized      6     06/30/99      104,855
   88D     SBRC    Franklin's Tower One                                51,181         Annualized      6     06/30/99       95,659
---------------------------------------------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                       UAV      UAV       UAV         UAV      UAV        UAV
   90      GCFP    Keats Plaza                                        343,552  1.41   Annualized     10     10/31/99      439,539
   91      SBRC    South Pointe Townhomes                             270,194  1.28  Trailing 12     12     09/30/99      637,048
   92      GCFP    Glenmoor Green I Apartments                        337,571  1.49   Annualized     10     10/31/99      608,486
   93      SBRC    Alameda Shopping Center                            381,631  1.70   Annualized      6     06/30/99      458,847
   94      SBRC    41 North Division Street                           UAV      UAV    Annualized      8     07/31/99      487,908
   95      GCFP    Glenmoor Green II Apartments                       314,731  1.43   Annualized     10     10/31/99      588,735
   96      GCFP    Flagship Wharf Commercial Condominium              224,057  1.03   Annualized      6     09/30/99      506,898
   97      GCFP    South Park Center                                  261,837  1.22   Annualized     11     11/30/99      396,354
   98      GCFP    1952 West El Camino                                351,712  1.62   Full Year      12     12/31/99      375,217
   99      SBRC    Office Max Traverse                                271,073  1.04      UAV         UAV      UAV        UAV
  100      GCFP    Rockland Multi-family Residences                   UAV      UAV       UAV         UAV      UAV        UAV
  101      GCFP    Realty Expert Building                             476,783  2.30   Full Year      12     12/31/99      567,666
  102      GCFP    75 Bermar Park, Nickel Office Building &           UAV      UAV       UAV         UAV      UAV        UAV
                   Tonida Office Building
  103      SBRC    Office Max Mankato                                 262,983  1.08      UAV         UAV      UAV        UAV
  104      SBRC    Office Max Martinsburg                             UAV      UAV       UAV         UAV      UAV        UAV
  105      GCFP    Kmart South Bend                                   326,302  1.62   Annualized      9     09/30/99      475,419
  106      GCFP    Wolfie's Plaza                                     UAV      UAV    Annualized      3     09/30/99      435,420
  107      GCFP    200-220 West 1st Street                            348,138  1.64  Trailing 12     12     06/30/99      432,367
  108      GCFP    The Loring Building                                315,059  1.54   Annualized      9     09/30/99      335,475
  109      GCFP    Park Paloma Apartments                             233,211  1.26   Annualized      8     08/31/99      428,900
  110      GCFP    Mitchell Building                                  369,637  1.85   Annualized      9     09/30/99      384,512
  111      GCFP    Kennedy I Office Building                          405,888  2.00   Full Year      12     12/31/99      562,071
  112      SBRC    Holiday Inn Express                                469,113  1.97   Full Year      12     12/31/99    1,124,674
  113      GCFP    16300 Addison Road Office Building                 UAV      UAV    Annualized     11     11/30/99      379,036
  114      GCFP    Fairfield Inn Jackson                              526,068  2.56  Trailing 12     12     09/30/99    1,054,923
  115      SBRC    Amberwood  Mobile Home Park                        209,169  1.05  Trailing 12     12     06/30/99      604,867
  116      SBRC    Carson Commerce Center                             299,160  1.53  Trailing 12     12     05/28/99      409,729
  117      GCFP    Nome Plaza Shopping Center                         362,448  1.84   Annualized      9     09/30/99      400,864
  118      GCFP    River Park Shopping Center                         UAV      UAV       UAV         UAV      UAV        UAV
  119      SBRC    Fountain Plaza                                     229,376  1.26   Annualized      6     06/30/99      373,204
  120      GCFP    Fairfield Inn Hattiesburg                          405,703  2.04  Partial Year     9     09/30/99      893,466
  121      GCFP    Fairfield Inn Lake Charles-Sulphur                 403,237  2.04  Partial Year     9     09/30/99      862,097


  122      SBRC    Hampton Inn Blythe                                 353,233  1.65   Full Year      12     12/31/99      968,723

         MORTGAGE                                                                         1999
CONTROL    LOAN                                                       1999                NOI        U/W         U/W
 NUMBER   SELLER                 LOAN / PROPERTY NAME               EXPENSES   1999 NOI   DSCR    REVENUES    EXPENSES     U/W NOI
-----------------------------------------------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                                395,370    131,648  1.28      543,856     395,027     148,829
   66      GCFP    Holiday Inn Kennedy Space Center                 1,922,975    653,769  2.13    2,343,436   1,776,711     566,725
   67      GCFP    Chateau Resort & Conf.                           3,372,868    745,697  2.22    3,991,874   3,236,017     755,857
   68      GCFP    West Pointe Apartments                            UAV         UAV      UAV       623,748     239,110     384,638
   69      GCFP    Auburn Hills Industrial Center                    UAV         UAV      UAV       628,573     198,178     430,395
   70      SBRC    Ponderosa Village Shopping Center                  152,780    340,082  1.20      630,776     201,487     429,289
   71      SBRC    Heinz Apartments                                    62,443    495,197  1.69      565,780     164,224     401,556
   72      GCFP    Barcelona Apartments                               273,154    384,613  1.42      674,481     282,696     391,785
   73      SBRC    Highbury Court Apartments                          397,380    334,808  1.20      801,785     415,932     385,853
   74      GCFP    BankBoston Building                                233,018    385,114  1.40      666,474     235,907     430,567
   75      GCFP    43 West 47th Street                               UAV         UAV      UAV       572,188     172,910     399,278
   76      SBRC    58-38 Page Place                                  UAV         UAV      UAV       719,778     273,094     446,684
   77      GCFP    3832-3844 Sepulveda Boulevard                       43,216    442,969  1.83      510,083      87,611     422,472
   78      SBRC    Sweetwater Plaza East                              189,032    422,807  1.62      703,654     208,895     494,759
   79      SBRC    Duane Reade Maspeth                               UAV         UAV      UAV       495,149     136,064     359,085
   80      GCFP    Fairfield Inn Houma                                598,061    500,552  1.75    1,314,788     783,045     531,743
   81      SBRC    Brentwood Apartments                              UAV         UAV      UAV       346,126     143,526     202,600
   82      SBRC    Whitehall Apartments                              UAV         UAV      UAV       271,311     133,390     137,921
   83      SBRC    Wind River Park Plaza                              116,892    237,673  1.87      341,459     133,031     208,428
   84      SBRC    Newport Victoria Plaza                             167,563    250,079  1.87      401,859     192,545     209,313
   85      SBRC    Haverty Furniture Store                           UAV         UAV      UAV       337,404      10,122     327,282
   86      GCFP    Westgate Office Center                             188,388    395,283  1.62      576,407     218,441     357,966
   87      GCFP    Commonwealth Park                                   47,963    316,074  1.29      400,434      77,520     322,914
-----------------------------------------------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                                          530,814  2.15                              423,975
   88A     SBRC    5004 Palisades                                     101,880    242,134            325,276     130,824     194,452
   88B     SBRC    727 & 727A 25th Street                              70,193    158,420            205,553      85,172     120,381
   88C     SBRC    Franklin's Tower Two                                31,932     72,922            107,502      45,586      61,916
   88D     SBRC    Franklin's Tower One                                38,321     57,338             88,669      41,444      47,225
-----------------------------------------------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                      UAV         UAV      UAV       483,646      71,038     412,608
   90      GCFP    Keats Plaza                                        139,983    299,556  1.23      454,902     122,502     332,400
   91      SBRC    South Pointe Townhomes                             379,584    257,464  1.22      658,414     378,924     279,490
   92      GCFP    Glenmoor Green I Apartments                        266,497    341,990  1.51      592,020     253,239     338,781
   93      SBRC    Alameda Shopping Center                             79,640    379,207  1.69      440,273      88,139     352,134
   94      SBRC    41 North Division Street                            99,616    388,292  1.77      496,606     143,311     353,295
   95      GCFP    Glenmoor Green II Apartments                       266,446    322,289  1.46      575,544     258,755     316,789
   96      GCFP    Flagship Wharf Commercial Condominium              233,738    273,161  1.26      501,834     202,865     298,969
   97      GCFP    South Park Center                                   80,438    315,916  1.47      455,243     118,470     336,773
   98      GCFP    1952 West El Camino                                106,478    268,739  1.24      405,199     112,342     292,857
   99      SBRC    Office Max Traverse                               UAV         UAV      UAV       287,880       8,636     279,244
  100      GCFP    Rockland Multi-family Residences                  UAV         UAV      UAV       393,984     115,075     278,909
  101      GCFP    Realty Expert Building                              88,538    479,128  2.32      451,557     137,854     313,703
  102      GCFP    75 Bermar Park, Nickel Office Building &          UAV         UAV      UAV       478,117     156,698     321,419
                   Tonida Office Building
  103      SBRC    Office Max Mankato                                UAV         UAV      UAV       264,375       7,931     256,444
  104      SBRC    Office Max Martinsburg                            UAV         UAV      UAV       279,650       8,390     271,260
  105      GCFP    Kmart South Bend                                   221,248    254,171  1.26      466,447     173,154     293,293
  106      GCFP    Wolfie's Plaza                                      65,048    370,372  1.71      456,103     116,870     339,233
  107      GCFP    200-220 West 1st Street                             91,810    340,557  1.60      394,913      94,020     300,893
  108      GCFP    The Loring Building                                 91,488    243,987  1.19      449,920     154,225     295,695
  109      GCFP    Park Paloma Apartments                             202,137    226,763  1.22      431,422     181,559     249,863
  110      GCFP    Mitchell Building                                   19,594    364,918  1.82      357,077      59,826     297,251
  111      GCFP    Kennedy I Office Building                          202,719    359,352  1.77      558,289     257,661     300,628
  112      SBRC    Holiday Inn Express                                599,884    524,790  2.20    1,030,983     630,818     400,165
  113      GCFP    16300 Addison Road Office Building                 130,359    248,677  1.26      433,166     153,817     279,349
  114      GCFP    Fairfield Inn Jackson                              715,212    339,711  1.65    1,276,283     894,528     381,755
  115      SBRC    Amberwood  Mobile Home Park                        351,233    253,634  1.28      621,704     335,696     286,008
  116      SBRC    Carson Commerce Center                             110,331    299,398  1.53      401,617     124,975     276,642
  117      GCFP    Nome Plaza Shopping Center                          31,088    369,776  1.88      464,627     160,157     304,470
  118      GCFP    River Park Shopping Center                        UAV         UAV      UAV       393,633      77,618     316,015
  119      SBRC    Fountain Plaza                                      34,771    338,433  1.86      376,120     100,191     275,929
  120      GCFP    Fairfield Inn Hattiesburg                          605,810    287,656  1.45    1,140,187     788,701     351,486
  121      GCFP    Fairfield Inn Lake Charles-Sulphur                 558,561    303,536  1.54    1,115,824     787,530     328,294


  122      SBRC    Hampton Inn Blythe                                 617,289    351,434  1.64      961,290     616,533     344,757

         MORTGAGE                                                   U/W               U/W
CONTROL    LOAN                                                     NOI               NCF
 NUMBER   SELLER                 LOAN / PROPERTY NAME               DSCR    U/W NCF   DSCR
------------------------------------------------------------------------------------------
   65      GCFP    Woodvine Apartments                              1.43     123,079  1.25
   66      GCFP    Holiday Inn Kennedy Space Center                 1.84     449,553  1.46
   67      GCFP    Chateau Resort & Conf.                           2.25     557,161  1.66
   68      GCFP    West Pointe Apartments                           1.34     358,637  1.25
   69      GCFP    Auburn Hills Industrial Center                   1.40     396,504  1.29
   70      SBRC    Ponderosa Village Shopping Center                1.52     402,847  1.43
   71      SBRC    Heinz Apartments                                 1.37     366,292  1.25
   72      GCFP    Barcelona Apartments                             1.45     356,095  1.32
   73      SBRC    Highbury Court Apartments                        1.39     347,965  1.25
   74      GCFP    BankBoston Building                              1.56     372,492  1.35
   75      GCFP    43 West 47th Street                              1.40     378,165  1.32
   76      SBRC    58-38 Page Place                                 1.49     405,644  1.35
   77      GCFP    3832-3844 Sepulveda Boulevard                    1.75     390,297  1.61
   78      SBRC    Sweetwater Plaza East                            1.89     428,704  1.64
   79      SBRC    Duane Reade Maspeth                              1.44     346,460  1.39
   80      GCFP    Fairfield Inn Houma                              1.86     466,004  1.63
   81      SBRC    Brentwood Apartments                             1.35     188,040  1.25
   82      SBRC    Whitehall Apartments                             1.38     127,421  1.27
   83      SBRC    Wind River Park Plaza                            1.60     166,773  1.26
   84      SBRC    Newport Victoria Plaza                           1.60     162,192  1.26
   85      SBRC    Haverty Furniture Store                          1.36     291,657  1.21
   86      GCFP    Westgate Office Center                           1.47     314,272  1.29
   87      GCFP    Commonwealth Park                                1.32     314,571  1.29
------------------------------------------------------------------------------------------
   88      SBRC    New Jersey Portfolio                             1.72     383,775  1.56
   88A     SBRC    5004 Palisades                                            176,752
   88B     SBRC    727 & 727A 25th Street                                    109,281
   88C     SBRC    Franklin's Tower Two                                       55,916
   88D     SBRC    Franklin's Tower One                                       41,825
------------------------------------------------------------------------------------------
   89      GCFP    Centerpointe 24-Hour Fitness                     1.68     370,530  1.51
   90      GCFP    Keats Plaza                                      1.36     305,905  1.25
   91      SBRC    South Pointe Townhomes                           1.33     246,134  1.17
   92      GCFP    Glenmoor Green I Apartments                      1.49     311,781  1.37
   93      SBRC    Alameda Shopping Center                          1.57     333,471  1.48
   94      SBRC    41 North Division Street                         1.61     312,469  1.43
   95      GCFP    Glenmoor Green II Apartments                     1.44     279,159  1.27
   96      GCFP    Flagship Wharf Commercial Condominium            1.38     283,360  1.31
   97      GCFP    South Park Center                                1.56     303,081  1.41
   98      GCFP    1952 West El Camino                              1.35     277,992  1.28
   99      SBRC    Office Max Traverse                              1.07     275,719  1.06
  100      GCFP    Rockland Multi-family Residences                 1.36     267,409  1.30
  101      GCFP    Realty Expert Building                           1.52     288,169  1.39
  102      GCFP    75 Bermar Park, Nickel Office Building &         1.45     282,701  1.28
                   Tonida Office Building
  103      SBRC    Office Max Mankato                               1.05     252,919  1.04
  104      SBRC    Office Max Martinsburg                           1.18     267,735  1.16
  105      GCFP    Kmart South Bend                                 1.46     252,108  1.25
  106      GCFP    Wolfie's Plaza                                   1.56     295,253  1.36
  107      GCFP    200-220 West 1st Street                          1.42     275,027  1.30
  108      GCFP    The Loring Building                              1.44     266,471  1.30
  109      GCFP    Park Paloma Apartments                           1.35     236,490  1.27
  110      GCFP    Mitchell Building                                1.49     261,825  1.31
  111      GCFP    Kennedy I Office Building                        1.48     254,749  1.25
  112      SBRC    Holiday Inn Express                              1.68     348,616  1.46
  113      GCFP    16300 Addison Road Office Building               1.42     254,363  1.29
  114      GCFP    Fairfield Inn Jackson                            1.85     317,941  1.54
  115      SBRC    Amberwood  Mobile Home Park                      1.44     265,960  1.34
  116      SBRC    Carson Commerce Center                           1.41     241,427  1.23
  117      GCFP    Nome Plaza Shopping Center                       1.54     281,360  1.43
  118      GCFP    River Park Shopping Center                       1.67     294,626  1.55
  119      SBRC    Fountain Plaza                                   1.52     256,182  1.41
  120      GCFP    Fairfield Inn Hattiesburg                        1.77     294,478  1.48
  121      GCFP    Fairfield Inn Lake Charles-Sulphur               1.66     272,503  1.38


  122      SBRC    Hampton Inn Blythe                               1.61     296,693  1.38

   MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                 1998
                                                                                STATE-     1998
                                                                                 MENT     STATE-
         MORTGAGE                                                      1998     NUMBER     MENT
CONTROL    LOAN                                                     STATEMENT     OF      ENDING       1998         1998
 NUMBER   SELLER                 LOAN / PROPERTY NAME                  TYPE     MONTHS     DATE      REVENUES     EXPENSES
---------------------------------------------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                        Full Year     12     12/31/98      377,594      111,974
  124      GCFP    475-499 Hillside Avenue                          Full Year     12     12/30/98      626,508      341,710
  125      SBRC    Copeland Shopping Center                         Full Year     12     12/31/98      174,805       52,497
  126      GCFP    The Fleet Building                               Full Year     12     12/31/98      406,121      216,637
  127      GCFP    Commack Tower Plaza                              Full Year     12     12/31/98      361,968       48,783
  128      GCFP    Shoppes of Northshore                            Full Year     12     12/31/98      394,135      118,358
  129      SBRC    Las Posadas Shopping Center                      Full Year     12     12/31/98      310,448       65,339
  130      SBRC    The Ville Apartments                             Full Year     12     12/31/98      560,282      282,342
  131      GCFP    Amelia Court Apartments                          Full Year     12     12/31/98      436,903      165,871
  132      SBRC    Long Street Townhouses                           Full Year     12     12/31/98      303,968      110,959
  133      GCFP    Silverbrook Apartments                           Full Year     12     12/31/98      270,572       57,040
  134      SBRC    Garden Apartments                                Full Year     12     12/31/98      415,921      158,224
  135      GCFP    Westchester and New Haven Apartments             Full Year     12     12/31/98      403,761      146,253
  136      SBRC    Madison Midtown Shopping Center                     UAV        UAV       UAV        UAV         UAV
  137      SBRC    Cleveland Corners Shopping Center                   UAV        UAV       UAV        UAV         UAV
  138      SBRC    Park Place Apartments                            Full Year     12     12/31/98      321,975       98,128
  139      GCFP    Horizons Apartments                              Full Year     12     12/31/98      307,892      126,271
  140      GCFP    Regency Square Apartments                        Full Year     12     12/31/98      572,511      297,013
  141      SBRC    Federal Express                                     UAV        UAV       UAV        UAV         UAV
  142      SBRC    Levittown Professional Building                  Full Year     12     12/31/98      341,306      179,621
  143      SBRC    3311 Richmond Office Building                    Full Year     12     12/31/98      322,248      202,569
  144      SBRC    Carmel Towers                                    Full Year     12     12/31/98      316,430      107,959
  145      GCFP    Westwood Apartments                              Full Year     12     12/31/98      261,136       71,848
  146      SBRC    Crestridge Apartments                            Full Year     12     12/31/98      609,619      364,527
  147      GCFP    Pine Tree Square                                 Full Year     12     12/31/98      343,818      115,320
  148      GCFP    Thistlewood Apartments                           Full Year     12     12/31/98      459,860      205,970
  149      GCFP    Lesbo/Bullion Mobile Home Park                   Full Year     12     12/31/98      315,197      113,892
  150      SBRC    The Town Center                                  Full Year     12     12/31/98      273,293       71,289
  151      SBRC    Bayridge Apartments                              Full Year     12     12/31/98      590,615      375,545
  152      SBRC    Ramada Inn - Elizabethtown                       Full Year     12     12/31/98      844,003      528,300
  153      SBRC    Oasis Surgery Center                             Full Year     12     12/31/98      320,045       41,234
  154      SBRC    715 South Oxford Court Apartments                Full Year     12     12/31/98      325,542      104,934
  155      SBRC    Barefoot Bay Medical Office Center                  UAV        UAV       UAV        UAV         UAV
  156      GCFP    14 Mamaroneck Avenue                             Full Year     12     12/31/98      307,423      181,942
  157      SBRC    Presidio Plaza                                   Full Year     12     12/31/98      173,966       52,969
  158      SBRC    904-912 21st Avenue                              Full Year     12     12/31/98      323,820      101,890
  159      GCFP    Ambassador Apartments                            Full Year     12     07/13/98      335,590      148,270
  160      SBRC    Frisco South Shopping Center                     Full Year     12     12/31/98      253,169       57,591
  161      GCFP    Oquendo Office Warehouse                         Full Year     12     12/31/98      214,519       36,376
  162      GCFP    Palm Harbor Mobile Home Park                     Full Year     12     12/31/98      247,290       91,267
  163      SBRC    Milan Apartments                                 Full Year     12     12/31/98      273,227      133,044
  164      SBRC    Palm Pacific Plaza Shopping Center               Full Year     12     12/31/98      218,626       43,000
  165      SBRC    North Dixie Commerce Center                     Annualized      7     12/31/98      222,783       79,742
  166      SBRC    Meadowlark Apartments                            Full Year     12     12/31/98      337,477      173,856
  167      SBRC    Old Judge Building                               Full Year     12     12/31/98      253,582      104,454
---------------------------------------------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio
  168A     SBRC    6839-6841 Lennox Avenue                          Full Year     12     12/31/98      154,128       22,486
  168B     SBRC    17732 Sherman Way                                Full Year     12     12/31/98      102,100       27,693
---------------------------------------------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                         Full Year     12     12/31/98      280,300      123,986
  170      SBRC    Isle of Capri Apartments                         Full Year     12     12/31/98      310,785      109,361
  171      SBRC    Datura Station                                      UAV        UAV       UAV        UAV         UAV
  172      SBRC    Park View Cooperative                            Full Year     12     12/31/98      355,882      177,602
  173      SBRC    H & Z Office Building                            Full Year     12     12/31/98      214,656       76,791
  174      SBRC    Nassau Bay Villas Apartments                     Full Year     12     12/31/98      333,963      170,726
  175      SBRC    2180 West First Street                           Full Year     12     12/31/98      336,760      189,887
  176      GCFP    8020 Northwest 60th Street                       Full Year     12     09/26/98   18,513,085   18,326,814
  177      SBRC    Irving Place Apartments                          Full Year     12     12/31/98      379,588      177,399
  178      GCFP    Regency Palms Apartments                         Full Year     12     12/31/98      344,301      107,749
  179      GCFP    Four Flags Motors, Inc.                             UAV        UAV       UAV        UAV         UAV
  180      GCFP    Alexandria Gardens Apartments                    Full Year     12     12/31/98      240,008      102,051
  181      GCFP    47-49 Main Street                                Full Year     12     12/31/98      228,940       51,975
  182      SBRC    Madrid Apartments                               Trailing 12    12     03/31/99      332,665      169,724
  183      SBRC    Comfort Inn - Milledgeville                      Full Year     12     12/31/98      546,494      296,290
  184      SBRC    Wal-Mart Shopping Center                         Full Year     12     12/31/98      210,105       44,785
  185      SBRC    Stratford Apartments                            Annualized     10     10/31/98      276,291      137,788
  186      SBRC    Willow Glen Plaza                                Full Year     12     12/31/98      191,098       36,858

                                                                                                   1999
                                                                                                  STATE-     1999
                                                                                                   MENT     STATE-
         MORTGAGE                                                             1998      1999      NUMBER     MENT
CONTROL    LOAN                                                               NOI    STATEMENT      OF      ENDING       1999
 NUMBER   SELLER                 LOAN / PROPERTY NAME              1998 NOI   DSCR      TYPE      MONTHS     DATE      REVENUES
--------------------------------------------------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                         265,620  1.54   Annualized      9     09/30/99      425,223
  124      GCFP    475-499 Hillside Avenue                           284,798  1.52   Annualized      6     06/30/99      704,627
  125      SBRC    Copeland Shopping Center                          122,308  0.68   Annualized      6     06/30/99      322,166
  126      GCFP    The Fleet Building                                189,484  1.13   Annualized      7     07/31/99      482,640
  127      GCFP    Commack Tower Plaza                               313,185  1.76      UAV         UAV      UAV        UAV
  128      GCFP    Shoppes of Northshore                             275,777  1.53   Annualized      3     12/31/99      327,174
  129      SBRC    Las Posadas Shopping Center                       245,109  1.51   Annualized      6     06/30/99      313,354
  130      SBRC    The Ville Apartments                              277,940  1.66   Annualized      7     11/30/99      610,999
  131      GCFP    Amelia Court Apartments                           271,032  1.64   Full Year      12     12/31/99      381,692
  132      SBRC    Long Street Townhouses                            193,009  1.20   Annualized      7     07/27/99      304,843
  133      GCFP    Silverbrook Apartments                            213,532  1.42   Annualized      7     12/31/99      281,504
  134      SBRC    Garden Apartments                                 257,697  1.68   Annualized      6     06/30/99      416,995
  135      GCFP    Westchester and New Haven Apartments              257,508  1.57   Annualized      9     09/30/99      400,035
  136      SBRC    Madison Midtown Shopping Center                   UAV      UAV       UAV         UAV      UAV        UAV
  137      SBRC    Cleveland Corners Shopping Center                 UAV      UAV    Annualized      6     06/30/99       82,966
  138      SBRC    Park Place Apartments                             223,847  1.54   Annualized      8     11/30/99      323,720
  139      GCFP    Horizons Apartments                               181,621  1.29   Annualized      9     11/30/99      324,225
  140      GCFP    Regency Square Apartments                         275,498  1.81  Trailing 12     12     06/30/99      598,923
  141      SBRC    Federal Express                                   UAV      UAV       UAV         UAV      UAV        UAV
  142      SBRC    Levittown Professional Building                   161,685  1.09      UAV         UAV      UAV        UAV
  143      SBRC    3311 Richmond Office Building                     119,679  0.83   Annualized      6     06/30/99      346,678
  144      SBRC    Carmel Towers                                     208,471  1.53      UAV         UAV      UAV             UAV
  145      GCFP    Westwood Apartments                               189,288  1.42   Annualized      6     06/30/99      268,522
  146      SBRC    Crestridge Apartments                             245,092  1.60   Annualized      6     06/30/99      629,847
  147      GCFP    Pine Tree Square                                  228,498  1.53  Trailing 12     12     10/31/99      326,228
  148      GCFP    Thistlewood Apartments                            253,890  1.87   Full Year      12     12/31/99      477,412
  149      GCFP    Lesbo/Bullion Mobile Home Park                    201,305  1.46   Annualized      5     09/30/99      347,671
  150      SBRC    The Town Center                                   202,004  1.53   Annualized      9     11/30/99      296,999
  151      SBRC    Bayridge Apartments                               215,070  1.46   Annualized      6     06/30/99      635,250
  152      SBRC    Ramada Inn - Elizabethtown                        315,703  1.90  Trailing 12     12     09/30/99      876,639
  153      SBRC    Oasis Surgery Center                              278,811  2.09   Annualized      7     07/31/99      310,802
  154      SBRC    715 South Oxford Court Apartments                 220,608  1.72   Annualized      6     06/30/99      353,072
  155      SBRC    Barefoot Bay Medical Office Center                UAV      UAV       UAV         UAV      UAV        UAV
  156      GCFP    14 Mamaroneck Avenue                              125,481  1.05   Annualized     10     10/31/99      379,109
  157      SBRC    Presidio Plaza                                    120,997  0.96   Annualized      7     07/31/99      247,968
  158      SBRC    904-912 21st Avenue                               221,930  1.75      UAV         UAV      UAV        UAV
  159      GCFP    Ambassador Apartments                             187,320  1.58      UAV         UAV      UAV        UAV
  160      SBRC    Frisco South Shopping Center                      195,578  1.59   Annualized      8     12/31/99      280,315
  161      GCFP    Oquendo Office Warehouse                          178,143  1.41   Annualized      8     09/01/99      216,369
  162      GCFP    Palm Harbor Mobile Home Park                      156,023  1.27   Annualized      6     06/30/99      250,339
  163      SBRC    Milan Apartments                                  140,184  1.21  Trailing 12     12     07/31/99      280,272
  164      SBRC    Palm Pacific Plaza Shopping Center                175,626  1.49   Annualized      7     07/31/99      228,371
  165      SBRC    North Dixie Commerce Center                       143,042  1.20   Annualized      7     07/31/99      256,993
  166      SBRC    Meadowlark Apartments                             163,621  1.50   Annualized      6     06/30/99      360,852
  167      SBRC    Old Judge Building                                149,128  1.16   Annualized      8     08/31/99      333,318
--------------------------------------------------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                          206,049  1.62
  168A     SBRC    6839-6841 Lennox Avenue                           131,642         Annualized      6     06/30/99      154,128
  168B     SBRC    17732 Sherman Way                                  74,407         Annualized      6     06/30/99      107,664
--------------------------------------------------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                          156,314  1.38  Trailing 12     12     06/30/99      294,184
  170      SBRC    Isle of Capri Apartments                          201,424  1.77   Annualized      6     06/30/99      302,418
  171      SBRC    Datura Station                                    UAV      UAV   Trailing 12     12     06/30/99      221,704
  172      SBRC    Park View Cooperative                             178,280  1.35   Annualized      7     07/31/99      360,804
  173      SBRC    H & Z Office Building                             137,865  1.19   Annualized      7     07/31/99      262,420
  174      SBRC    Nassau Bay Villas Apartments                      163,237  1.47  Trailing 12     12     08/31/99      366,955
  175      SBRC    2180 West First Street                            146,873  1.33   Annualized     10     10/31/99      349,034
  176      GCFP    8020 Northwest 60th Street                        186,271  1.54  Trailing 12     12     09/25/99   17,610,944
  177      SBRC    Irving Place Apartments                           202,189  1.63   Annualized      6     06/30/99      382,794
  178      GCFP    Regency Palms Apartments                          236,552  2.07   Full Year      12     12/31/99      356,631
  179      GCFP    Four Flags Motors, Inc.                           UAV      UAV    Annualized      9     09/30/99      222,666
  180      GCFP    Alexandria Gardens Apartments                     137,957  1.39   Annualized      7     12/31/99      246,836
  181      GCFP    47-49 Main Street                                 176,965  1.67   Annualized      6     12/31/99      208,624
  182      SBRC    Madrid Apartments                                 162,941  1.51   Annualized      6     06/30/99      339,137
  183      SBRC    Comfort Inn - Milledgeville                       250,204  1.75  Trailing 12     12     06/30/99      558,677
  184      SBRC    Wal-Mart Shopping Center                          165,320  1.61   Annualized      7     07/31/99      215,465
  185      SBRC    Stratford Apartments                              138,503  1.52   Full Year      12     12/31/99      285,287
  186      SBRC    Willow Glen Plaza                                 154,240  1.47   Annualized      6     06/30/99      195,571




         MORTGAGE                                                                         1999
CONTROL    LOAN                                                       1999                NOI        U/W         U/W
 NUMBER   SELLER                 LOAN / PROPERTY NAME               EXPENSES   1999 NOI   DSCR    REVENUES    EXPENSES     U/W NOI
-----------------------------------------------------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                          118,166    307,057  1.77      471,586     136,807     334,779
  124      GCFP    475-499 Hillside Avenue                            363,383    341,244  1.82      693,554     345,089     348,465
  125      SBRC    Copeland Shopping Center                            45,451    276,715  1.54      328,416      74,157     254,259
  126      GCFP    The Fleet Building                                 169,542    313,098  1.87      501,383     224,469     276,914
  127      GCFP    Commack Tower Plaza                               UAV         UAV      UAV       354,755      79,692     275,063
  128      GCFP    Shoppes of Northshore                               91,105    236,069  1.31      392,735     140,196     252,539
  129      SBRC    Las Posadas Shopping Center                         60,485    252,869  1.56      308,474      71,294     237,180
  130      SBRC    The Ville Apartments                               288,544    322,455  1.93      573,157     286,110     287,047
  131      GCFP    Amelia Court Apartments                            160,059    221,633  1.34      410,664     187,405     223,259
  132      SBRC    Long Street Townhouses                              70,025    234,818  1.46      303,202      97,074     206,128
  133      GCFP    Silverbrook Apartments                              93,773    187,731  1.25      275,942      70,407     205,535
  134      SBRC    Garden Apartments                                  140,488    276,507  1.80      406,894     183,249     223,645
  135      GCFP    Westchester and New Haven Apartments               177,954    222,081  1.35      408,537     179,828     228,709
  136      SBRC    Madison Midtown Shopping Center                   UAV         UAV      UAV       178,483      32,712     145,771
  137      SBRC    Cleveland Corners Shopping Center                   10,601     72,365  1.66       78,701      11,730      66,971
  138      SBRC    Park Place Apartments                               69,594    254,126  1.75      327,966     133,492     194,474
  139      GCFP    Horizons Apartments                                121,708    202,517  1.43      333,556     131,510     202,046
  140      GCFP    Regency Square Apartments                          286,655    312,268  2.05      606,478     334,781     271,697
  141      SBRC    Federal Express                                   UAV         UAV      UAV       271,003      15,630     255,373
  142      SBRC    Levittown Professional Building                   UAV         UAV      UAV       415,803     192,142     223,659
  143      SBRC    3311 Richmond Office Building                      199,965    146,713  1.02      487,535     233,868     253,667
  144      SBRC    Carmel Towers                                          UAV        UAV  UAV       313,168     124,213     188,955
  145      GCFP    Westwood Apartments                                 73,360    195,162  1.47      272,346      90,372     181,974
  146      SBRC    Crestridge Apartments                              289,533    340,314  2.22      623,926     390,798     233,128
  147      GCFP    Pine Tree Square                                   134,385    191,843  1.28      338,261     111,168     227,093
  148      GCFP    Thistlewood Apartments                             208,662    268,750  1.97      443,651     224,509     219,142
  149      GCFP    Lesbo/Bullion Mobile Home Park                     127,325    220,346  1.60      306,432     122,930     183,502
  150      SBRC    The Town Center                                     68,676    228,324  1.72      272,410      76,234     196,176
  151      SBRC    Bayridge Apartments                                328,499    306,751  2.08      628,445     386,798     241,647
  152      SBRC    Ramada Inn - Elizabethtown                         528,697    347,942  2.09      840,660     535,395     305,265
  153      SBRC    Oasis Surgery Center                                47,470    263,332  1.97      291,188      65,086     226,102
  154      SBRC    715 South Oxford Court Apartments                  125,965    227,107  1.77      345,336     131,103     214,233
  155      SBRC    Barefoot Bay Medical Office Center                UAV         UAV      UAV       253,011      78,935     174,076
  156      GCFP    14 Mamaroneck Avenue                               164,040    215,069  1.79      336,339     154,138     182,201
  157      SBRC    Presidio Plaza                                      55,727    192,242  1.53      243,894      66,053     177,841
  158      SBRC    904-912 21st Avenue                               UAV         UAV      UAV       311,646     124,141     187,505
  159      GCFP    Ambassador Apartments                             UAV         UAV      UAV       328,534     165,334     163,200
  160      SBRC    Frisco South Shopping Center                        47,157    233,158  1.90      280,994      84,496     196,498
  161      GCFP    Oquendo Office Warehouse                            23,167    193,202  1.53      205,349      39,401     165,948
  162      GCFP    Palm Harbor Mobile Home Park                        85,068    165,271  1.35      253,306      94,872     158,434
  163      SBRC    Milan Apartments                                   141,367    138,905  1.20      295,175     141,075     154,100
  164      SBRC    Palm Pacific Plaza Shopping Center                  52,070    176,301  1.50      228,365      56,911     171,453
  165      SBRC    North Dixie Commerce Center                         82,910    174,083  1.46      268,531      85,548     182,983
  166      SBRC    Meadowlark Apartments                              183,061    177,791  1.63      357,276     180,357     176,919
  167      SBRC    Old Judge Building                                 121,408    211,910  1.65      332,127     131,304     200,823
-----------------------------------------------------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                                      222,138  1.75                              198,976
  168A     SBRC    6839-6841 Lennox Avenue                             17,286    136,842            154,245      36,110     118,135
  168B     SBRC    17732 Sherman Way                                   22,368     85,296            102,158      21,317      80,841
-----------------------------------------------------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                           125,666    168,518  1.48      282,813     127,647     155,166
  170      SBRC    Isle of Capri Apartments                           104,518    197,900  1.74      287,891     117,730     170,161
  171      SBRC    Datura Station                                      48,900    172,804  1.53      222,995      63,360     159,635
  172      SBRC    Park View Cooperative                              187,657    173,147  1.32      703,285     287,023     416,262
  173      SBRC    H & Z Office Building                               57,184    205,236  1.77      278,920      95,012     183,908
  174      SBRC    Nassau Bay Villas Apartments                       155,654    211,300  1.90      366,914     200,858     166,056
  175      SBRC    2180 West First Street                             139,698    209,336  1.90      357,625     168,976     188,649
  176      GCFP    8020 Northwest 60th Street                      17,444,234    166,710  1.38      224,506      44,080     180,426
  177      SBRC    Irving Place Apartments                            164,015    218,779  1.77      397,581     187,410     210,171
  178      GCFP    Regency Palms Apartments                           231,014    125,617  1.10      374,481     196,775     177,706
  179      GCFP    Four Flags Motors, Inc.                              1,374    221,292  1.81      236,669      44,454     192,215
  180      GCFP    Alexandria Gardens Apartments                       93,286    153,550  1.54      257,878     104,157     153,721
  181      GCFP    47-49 Main Street                                   58,710    149,914  1.41      212,639      64,008     148,631
  182      SBRC    Madrid Apartments                                  177,996    161,141  1.49      333,604     179,237     154,367
  183      SBRC    Comfort Inn - Milledgeville                        303,459    255,218  1.78      537,280     320,591     216,689
  184      SBRC    Wal-Mart Shopping Center                            44,240    171,226  1.67      205,446      49,282     156,164
  185      SBRC    Stratford Apartments                               141,474    143,813  1.58      274,100     144,104     129,996
  186      SBRC    Willow Glen Plaza                                    8,312    187,259  1.78      190,582      48,176     142,406




         MORTGAGE                                                  U/W               U/W
CONTROL    LOAN                                                    NOI               NCF
 NUMBER   SELLER                 LOAN / PROPERTY NAME              DSCR    U/W NCF   DSCR
-----------------------------------------------------------------------------------------
  123      SBRC    The Grove Shopping Center                       1.94     271,753  1.57
  124      GCFP    475-499 Hillside Avenue                         1.85     270,473  1.44
  125      SBRC    Copeland Shopping Center                        1.41     226,611  1.26
  126      GCFP    The Fleet Building                              1.65     219,377  1.31
  127      GCFP    Commack Tower Plaza                             1.54     252,384  1.42
  128      GCFP    Shoppes of Northshore                           1.40     235,532  1.31
  129      SBRC    Las Posadas Shopping Center                     1.46     208,490  1.28
  130      SBRC    The Ville Apartments                            1.71     259,547  1.55
  131      GCFP    Amelia Court Apartments                         1.35     197,709  1.19
  132      SBRC    Long Street Townhouses                          1.28     195,878  1.22
  133      GCFP    Silverbrook Apartments                          1.36     197,785  1.31
  134      SBRC    Garden Apartments                               1.46     204,120  1.33
  135      GCFP    Westchester and New Haven Apartments            1.39     204,229  1.24
  136      SBRC    Madison Midtown Shopping Center                 1.44     133,594  1.32
  137      SBRC    Cleveland Corners Shopping Center               1.44      61,177  1.32
  138      SBRC    Park Place Apartments                           1.34     182,474  1.26
  139      GCFP    Horizons Apartments                             1.43     189,297  1.34
  140      GCFP    Regency Square Apartments                       1.79     213,759  1.40
  141      SBRC    Federal Express                                 1.80     231,888  1.64
  142      SBRC    Levittown Professional Building                 1.50     195,259  1.31
  143      SBRC    3311 Richmond Office Building                   1.77     195,635  1.36
  144      SBRC    Carmel Towers                                   1.39     176,205  1.29
  145      GCFP    Westwood Apartments                             1.37     171,052  1.28
  146      SBRC    Crestridge Apartments                           1.52     207,628  1.35
  147      GCFP    Pine Tree Square                                1.52     211,277  1.41
  148      GCFP    Thistlewood Apartments                          1.61     188,742  1.39
  149      GCFP    Lesbo/Bullion Mobile Home Park                  1.33     179,302  1.30
  150      SBRC    The Town Center                                 1.48     165,612  1.25
  151      SBRC    Bayridge Apartments                             1.64     210,397  1.43
  152      SBRC    Ramada Inn - Elizabethtown                      1.83     263,232  1.58
  153      SBRC    Oasis Surgery Center                            1.70     185,834  1.39
  154      SBRC    715 South Oxford Court Apartments               1.67     206,983  1.61
  155      SBRC    Barefoot Bay Medical Office Center              1.40     158,236  1.27
  156      GCFP    14 Mamaroneck Avenue                            1.52     150,954  1.26
  157      SBRC    Presidio Plaza                                  1.41     160,368  1.27
  158      SBRC    904-912 21st Avenue                             1.48     167,248  1.32
  159      GCFP    Ambassador Apartments                           1.37     152,450  1.28
  160      SBRC    Frisco South Shopping Center                    1.60     167,356  1.36
  161      GCFP    Oquendo Office Warehouse                        1.32     157,643  1.25
  162      GCFP    Palm Harbor Mobile Home Park                    1.29     153,284  1.25
  163      SBRC    Milan Apartments                                1.33     143,850  1.24
  164      SBRC    Palm Pacific Plaza Shopping Center              1.45     158,624  1.35
  165      SBRC    North Dixie Commerce Center                     1.53     163,394  1.37
  166      SBRC    Meadowlark Apartments                           1.62     160,571  1.47
  167      SBRC    Old Judge Building                              1.57     161,736  1.26
-----------------------------------------------------------------------------------------
  168      SBRC    Sherman/Lennox Portfolio                        1.57     170,968  1.35
  168A     SBRC    6839-6841 Lennox Avenue                                  100,304
  168B     SBRC    17732 Sherman Way                                         70,664
-----------------------------------------------------------------------------------------
  169      SBRC    Pacific Winds Apartments                        1.37     143,416  1.26
  170      SBRC    Isle of Capri Apartments                        1.49     158,161  1.39
  171      SBRC    Datura Station                                  1.41     146,715  1.30
  172      SBRC    Park View Cooperative                           3.16     395,012  3.00
  173      SBRC    H & Z Office Building                           1.59     152,484  1.32
  174      SBRC    Nassau Bay Villas Apartments                    1.49     149,306  1.34
  175      SBRC    2180 West First Street                          1.71     160,168  1.45
  176      GCFP    8020 Northwest 60th Street                      1.49     168,230  1.39
  177      SBRC    Irving Place Apartments                         1.70     192,171  1.55
  178      GCFP    Regency Palms Apartments                        1.55     152,074  1.33
  179      GCFP    Four Flags Motors, Inc.                         1.57     171,914  1.41
  180      GCFP    Alexandria Gardens Apartments                   1.54     145,021  1.46
  181      GCFP    47-49 Main Street                               1.40     142,120  1.34
  182      SBRC    Madrid Apartments                               1.43     136,127  1.26
  183      SBRC    Comfort Inn - Milledgeville                     1.51     189,825  1.33
  184      SBRC    Wal-Mart Shopping Center                        1.52     140,728  1.37
  185      SBRC    Stratford Apartments                            1.43     114,822  1.26
  186      SBRC    Willow Glen Plaza                               1.35     133,235  1.27

   MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                 1998
                                                                                STATE-     1998
                                                                                 MENT     STATE-
         MORTGAGE                                                      1998     NUMBER     MENT
CONTROL    LOAN                                                     STATEMENT     OF      ENDING       1998         1998
 NUMBER   SELLER                 LOAN / PROPERTY NAME                  TYPE     MONTHS     DATE      REVENUES     EXPENSES
---------------------------------------------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                         Full Year     12     12/31/98      233,492       81,522
  188      SBRC    420 Group                                        Full Year     12     12/31/98      264,372       89,406
  189      GCFP    7-Eleven                                            UAV        UAV       UAV        UAV         UAV
  190      SBRC    Lake Forest North Apartments                     Full Year     12     12/31/98      226,103       81,838
  191      SBRC    CompuChem Industrial                             Full Year     12     12/31/98      340,026      136,026
  192      GCFP    Palazzolo Plaza                                  Full Year     12     12/31/98      476,947      177,493
  193      SBRC    A. E. Larson Building                            Full Year     12     12/31/98      527,259      327,946
  194      GCFP    Lanewood Apartments                              Full Year     12     12/31/98      224,040       52,441
  195      GCFP    Chris-Town Mobile Home Park                      Full Year     12     12/31/98      190,088       43,428
  196      SBRC    Corbus-Peppertree Lane Apartments                Full Year     12     12/31/98      385,273      163,778
  197      SBRC    Missouri Meadows Apartments                     Trailing 12    12     03/31/99      284,727      149,428
  198      SBRC    Highlander Square Apartments                     Full Year     12     12/31/98      334,911      201,684
  199      SBRC    Hillcrest Crossing                                  UAV        UAV       UAV        UAV         UAV
  200      SBRC    Virginia Plaza                                   Full Year     12     12/31/98      125,914       22,198
  201      SBRC    Pedersen Building                                Full Year     12     12/31/98      200,425       33,037
  202      GCFP    Spring Oaks Mobile Home & Recreational           Full Year     12     12/31/98      323,931      151,083
                   Vehicle Park
  203      SBRC    Shadowood Apartments                             Full Year     12     12/31/98      350,474      196,324
  204      SBRC    Arroyo Shopping Center                           Full Year     12     12/31/98      162,150       38,316
  205      GCFP    The Nog Retail Center                            Full Year     12     12/31/98      154,939       35,355
  206      GCFP    London Square Apartments                         Full Year     12     12/31/98      262,496      128,283
  207      SBRC    Petite Chateau Villa Mobile Home Park            Full Year     12     12/31/98      226,984      116,683
  208      GCFP    Walnut Hills Apartments                          Full Year     12     12/31/98      348,739      153,387
  209      SBRC    Palmer Highway Shopping Center                   Full Year     12     12/31/98      143,441       46,362
  210      SBRC    Somerset Apartments                              Full Year     12     12/31/98      226,731      147,986
---------------------------------------------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio
  211A     SBRC    Shady Acres Duplexes                            Annualized     10     10/31/98      165,440       43,881
  211B     SBRC    Pine Shadows Estates                            Annualized     11     11/30/98       47,556       12,891
---------------------------------------------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                     Full Year     12     12/31/98      162,320       25,283
  213      GCFP    Rena's Village Plaza                             Full Year     12     12/31/98      178,444       54,715
  214      SBRC    Stanford Place Apartments                        Full Year     12     12/31/98      200,781       49,355
  215      SBRC    Panola-Redan Crossing                            Full Year     12     12/31/98      161,313       39,104
  216      SBRC    Garnet Avenue Shopping Center                    Full Year     12     12/31/98      135,297       28,867
  217      SBRC    The Chalet Apartments                            Full Year     12     12/31/98      217,197      116,053
  218      SBRC    Galt Ocean Plaza                                 Full Year     12     12/31/98      180,092       73,061
  219      SBRC    Zion Street Apartments                           Full Year     12     12/31/98      201,642      105,590
  220      GCFP    Country Square Mobile Home Park                  Full Year     12     12/31/98      167,387       61,770
  221      GCFP    1513-1517 Taylor Avenue                          Full Year     12     12/31/98      322,651      196,705
  222      GCFP    Westside Warehouse                               Full Year     12     12/31/98      149,015       41,703
  223      SBRC    Heritage House Apartments                       Trailing 12    12     01/31/99      165,439       22,248
  224      SBRC    Troy Building                                    Full Year     12     12/31/98      167,882       28,421
  225      SBRC    Arlington Manor Mobile Home Park                 Full Year     12     12/31/98      205,334       96,306
  226      GCFP    Capitol View Apartments, Charles Apartments &    Full Year     12     12/31/98      225,090       70,733
                   Randolph Apartments
  227      SBRC    Beresford Retail                                 Full Year     12     12/31/98      149,022       39,410
  228      SBRC    120 Standard Street                                 UAV        UAV       UAV        UAV         UAV
  229      GCFP    2077-2089 New York Avenue                        Full Year     12     12/31/98      151,534       34,617
  230      SBRC    Blair Place Duplexes                             Full Year     12     12/31/98      119,990       35,381
  231      SBRC    18714 Parthenia Street                              UAV        UAV       UAV        UAV         UAV
  232      GCFP    Thornapple Apartments                            Full Year     12     12/31/98      339,085      165,253
  233      GCFP    2800 Oakmont Drive                               Full Year     12     12/31/98      112,560       19,173
  234      SBRC    Fox Tile                                            UAV        UAV       UAV        UAV         UAV
  235      SBRC    471 Prospect Street                              Full Year     12     12/31/98      177,119       64,627
  236      GCFP    Barclay Arms Apartments                          Full Year     12     12/31/98      140,516       49,983
  237      SBRC    Wishney                                         Annualized      9     09/30/98      240,567       67,217
  238      GCFP    Elmgrove Apartments                              Full Year     12     12/31/98      165,651       90,377
  239      SBRC    Centennial Apartments                            Full Year     12     12/31/98       99,177       20,983
  240      SBRC    Vanguard Industrial Building                     Full Year     12     12/31/98       84,409       29,900
  241      GCFP    135-145 Orange Street Apartments                 Full Year     12     12/31/98      145,578       78,019
  242      SBRC    Brentwood Village Apartments                    Annualized      6     06/30/98      145,459       77,829
  243      GCFP    Seoul Plaza                                      Full Year     12     12/31/98      110,451       17,965
  244      SBRC    Glendale Apartments                              Full Year     12     12/31/98      149,371       61,873
  245      GCFP    Riverview Apartments                             Full Year     12     12/31/98      105,092       37,389
  246      GCFP    820 Linden Boulevard                             Full Year     12     12/31/98      124,820       45,893
  247      GCFP    Vail Valley Auto                                    UAV        UAV       UAV        UAV         UAV

                                                                                                   1999
                                                                                                  STATE-     1999
                                                                                                   MENT     STATE-
         MORTGAGE                                                             1998      1999      NUMBER     MENT
CONTROL    LOAN                                                               NOI    STATEMENT      OF      ENDING       1999
 NUMBER   SELLER                 LOAN / PROPERTY NAME              1998 NOI   DSCR      TYPE      MONTHS     DATE      REVENUES
--------------------------------------------------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                          151,970  1.60      UAV         UAV      UAV        UAV
  188      SBRC    420 Group                                         174,966  1.57      UAV         UAV      UAV        UAV
  189      GCFP    7-Eleven                                          UAV      UAV       UAV         UAV      UAV        UAV
  190      SBRC    Lake Forest North Apartments                      144,265  1.52   Annualized      6     06/30/99      245,606
  191      SBRC    CompuChem Industrial                              204,000  1.66   Annualized      6     06/30/99      316,992
  192      GCFP    Palazzolo Plaza                                   299,454  3.25      UAV         UAV      UAV        UAV
  193      SBRC    A. E. Larson Building                             199,313  2.00   Annualized     10     10/31/99      532,788
  194      GCFP    Lanewood Apartments                               171,599  1.72   Annualized      7     07/31/99      226,370
  195      GCFP    Chris-Town Mobile Home Park                       146,660  1.48      UAV         UAV      UAV        UAV
  196      SBRC    Corbus-Peppertree Lane Apartments                 221,495  2.46      UAV         UAV      UAV        UAV
  197      SBRC    Missouri Meadows Apartments                       135,300  1.42   Annualized      6     06/30/99      297,124
  198      SBRC    Highlander Square Apartments                      133,226  1.53   Annualized      7     07/31/99      350,154
  199      SBRC    Hillcrest Crossing                                UAV      UAV    Annualized      6     06/30/99      158,213
  200      SBRC    Virginia Plaza                                    103,716  1.14   Annualized      6     06/30/99      166,307
  201      SBRC    Pedersen Building                                 167,388  2.06   Annualized      6     06/30/99      209,697
  202      GCFP    Spring Oaks Mobile Home & Recreational            172,848  2.06      UAV         UAV      UAV        UAV
                   Vehicle Park
  203      SBRC    Shadowood Apartments                              154,150  1.68   Full Year      12     12/31/99      349,763
  204      SBRC    Arroyo Shopping Center                            123,834  1.54   Annualized      6     06/30/99      191,520
  205      GCFP    The Nog Retail Center                             119,584  1.34   Annualized      6     06/30/99      136,856
  206      GCFP    London Square Apartments                          134,213  1.68   Full Year      12     12/31/99      259,693
  207      SBRC    Petite Chateau Villa Mobile Home Park             110,301  1.33   Annualized      6     06/30/99      242,820
  208      GCFP    Walnut Hills Apartments                           195,352  2.50   Full Year      12     12/31/99      358,833
  209      SBRC    Palmer Highway Shopping Center                     97,079  1.24   Annualized     11     11/30/99      169,670
  210      SBRC    Somerset Apartments                                78,745  1.03   Annualized      7     07/31/99      243,362
--------------------------------------------------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio                156,224  2.04
  211A     SBRC    Shady Acres Duplexes                              121,559         Annualized      6     06/30/99      171,842
  211B     SBRC    Pine Shadows Estates                               34,665         Annualized      6     06/30/99       42,960
--------------------------------------------------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                      137,037  1.73   Annualized     11     11/30/99      171,333
  213      GCFP    Rena's Village Plaza                              123,729  1.69      UAV         UAV      UAV        UAV
  214      SBRC    Stanford Place Apartments                         151,426  2.02  Trailing 12     12     05/31/99      202,314
  215      SBRC    Panola-Redan Crossing                             122,209  1.81   Annualized      6     06/30/99      159,556
  216      SBRC    Garnet Avenue Shopping Center                     106,430  1.48   Annualized     11     11/30/99      135,584
  217      SBRC    The Chalet Apartments                             101,143  1.55   Annualized      6     06/30/99      233,793
  218      SBRC    Galt Ocean Plaza                                  107,031  1.49   Annualized     10     10/31/99      221,296
  219      SBRC    Zion Street Apartments                             96,052  1.33      UAV         UAV      UAV        UAV
  220      GCFP    Country Square Mobile Home Park                   105,617  1.46      UAV         UAV      UAV        UAV
  221      GCFP    1513-1517 Taylor Avenue                           125,946  1.90   Full Year      12     12/31/99      326,086
  222      GCFP    Westside Warehouse                                107,312  1.72   Full Year      12     12/31/99      154,378
  223      SBRC    Heritage House Apartments                         143,191  2.33   Annualized      6     06/30/99      161,504
  224      SBRC    Troy Building                                     139,461  2.22   Annualized      7     07/31/99      168,317
  225      SBRC    Arlington Manor Mobile Home Park                  109,028  1.75  Trailing 12     12     10/31/99      212,876
  226      GCFP    Capitol View Apartments, Charles Apartments &     154,357  2.83      UAV         UAV      UAV        UAV
                   Randolph Apartments
  227      SBRC    Beresford Retail                                  109,612  2.03   Annualized      6     06/30/99      127,086
  228      SBRC    120 Standard Street                               UAV      UAV    Annualized      6     06/30/99       97,920
  229      GCFP    2077-2089 New York Avenue                         116,917  2.13      UAV         UAV      UAV        UAV
  230      SBRC    Blair Place Duplexes                               84,609  1.62   Annualized      6     06/30/99      126,774
  231      SBRC    18714 Parthenia Street                            UAV      UAV       UAV         UAV      UAV        UAV
  232      GCFP    Thornapple Apartments                             173,832  3.46   Full Year      12     12/31/99      388,147
  233      GCFP    2800 Oakmont Drive                                 93,387  1.72   Annualized     11     11/30/99      112,560
  234      SBRC    Fox Tile                                          UAV      UAV       UAV         UAV      UAV        UAV
  235      SBRC    471 Prospect Street                               112,492  2.37   Annualized      6     06/30/99      173,758
  236      GCFP    Barclay Arms Apartments                            90,533  1.62   Full Year      12     12/31/99      140,942
  237      SBRC    Wishney                                           173,350  3.63      UAV         UAV      UAV        UAV
  238      GCFP    Elmgrove Apartments                                75,274  1.68   Full Year      12     12/31/99      181,071
  239      SBRC    Centennial Apartments                              78,194  1.67      UAV         UAV      UAV        UAV
  240      SBRC    Vanguard Industrial Building                       54,509  1.20   Annualized      6     06/30/99       99,696
  241      GCFP    135-145 Orange Street Apartments                   67,559  1.49   Annualized      8     08/30/99      173,754
  242      SBRC    Brentwood Village Apartments                       67,630  1.56   Annualized      6     06/30/99      136,158
  243      GCFP    Seoul Plaza                                        92,486  2.02   Annualized      8     08/31/99      116,840
  244      SBRC    Glendale Apartments                                87,498  1.95   Annualized      9     09/30/99      150,154
  245      GCFP    Riverview Apartments                               67,703  1.72      UAV         UAV      UAV        UAV
  246      GCFP    820 Linden Boulevard                               78,927  1.84      UAV         UAV      UAV        UAV
  247      GCFP    Vail Valley Auto                                  UAV      UAV   Trailing 12     12     09/30/99       77,600

         MORTGAGE                                                                         1999
CONTROL    LOAN                                                       1999                NOI        U/W         U/W
 NUMBER   SELLER                 LOAN / PROPERTY NAME               EXPENSES   1999 NOI   DSCR    REVENUES    EXPENSES     U/W NOI
-----------------------------------------------------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                          UAV         UAV      UAV       226,306      97,905     128,401
  188      SBRC    420 Group                                         UAV         UAV      UAV       260,685     105,386     155,299
  189      GCFP    7-Eleven                                          UAV         UAV      UAV       143,669       4,310     139,359
  190      SBRC    Lake Forest North Apartments                        56,537    189,071  1.99      250,763     106,012     144,751
  191      SBRC    CompuChem Industrial                               112,992    204,000  1.66      324,512     164,747     159,765
  192      GCFP    Palazzolo Plaza                                   UAV         UAV      UAV       290,443     159,836     130,607
  193      SBRC    A. E. Larson Building                              321,744    211,044  2.12      529,069     322,823     206,246
  194      GCFP    Lanewood Apartments                                 66,580    159,790  1.60      215,051      80,240     134,811
  195      GCFP    Chris-Town Mobile Home Park                       UAV         UAV      UAV       186,433      57,394     129,039
  196      SBRC    Corbus-Peppertree Lane Apartments                 UAV         UAV      UAV       314,002     161,395     152,607
  197      SBRC    Missouri Meadows Apartments                        154,478    142,646  1.49      295,596     160,629     134,967
  198      SBRC    Highlander Square Apartments                       196,407    153,747  1.77      362,385     212,535     149,850
  199      SBRC    Hillcrest Crossing                                   8,983    149,230  1.68      174,746      53,421     121,325
  200      SBRC    Virginia Plaza                                      14,817    151,490  1.66      179,219      54,555     124,664
  201      SBRC    Pedersen Building                                   49,101    160,596  1.98      188,642      49,887     138,755
  202      GCFP    Spring Oaks Mobile Home & Recreational            UAV         UAV      UAV       310,287     154,929     155,358
                   Vehicle Park
  203      SBRC    Shadowood Apartments                               189,682    160,081  1.74      350,236     208,481     141,755
  204      SBRC    Arroyo Shopping Center                              39,466    152,054  1.89      160,169      41,871     118,298
  205      GCFP    The Nog Retail Center                               37,439     99,417  1.12      163,758      36,043     127,715
  206      GCFP    London Square Apartments                           159,427    100,266  1.25      271,027     148,326     122,701
  207      SBRC    Petite Chateau Villa Mobile Home Park               79,780    163,040  1.96      225,113     113,026     112,087
  208      GCFP    Walnut Hills Apartments                            178,886    179,947  2.30      340,222     184,935     155,287
  209      SBRC    Palmer Highway Shopping Center                      42,307    127,363  1.62      160,687      54,396     106,291
  210      SBRC    Somerset Apartments                                112,842    130,521  1.71      242,963     132,722     110,241
-----------------------------------------------------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio                            164,227  2.15                              124,817
  211A     SBRC    Shady Acres Duplexes                                40,460    131,382            161,838      66,242      95,596
  211B     SBRC    Pine Shadows Estates                                10,115     32,845             46,062      16,841      29,221
-----------------------------------------------------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                        25,939    145,394  1.83      143,698      33,443     110,255
  213      GCFP    Rena's Village Plaza                              UAV         UAV      UAV       177,314      52,959     124,355
  214      SBRC    Stanford Place Apartments                           46,590    155,724  2.08      194,952      80,115     114,837
  215      SBRC    Panola-Redan Crossing                               41,446    118,110  1.75      145,006      39,940     105,066
  216      SBRC    Garnet Avenue Shopping Center                       27,524    108,060  1.51      134,925      29,721     105,204
  217      SBRC    The Chalet Apartments                              103,724    130,071  2.00      234,863     124,190     110,673
  218      SBRC    Galt Ocean Plaza                                    76,011    145,285  2.03      211,751      84,507     127,244
  219      SBRC    Zion Street Apartments                            UAV         UAV      UAV       234,718     130,488     104,230
  220      GCFP    Country Square Mobile Home Park                   UAV         UAV      UAV       182,833      67,865     114,968
  221      GCFP    1513-1517 Taylor Avenue                            174,010    152,076  2.30      336,802     216,879     119,923
  222      GCFP    Westside Warehouse                                  46,795    107,583  1.72      148,914      47,650     101,264
  223      SBRC    Heritage House Apartments                           32,810    128,694  2.09      161,305      70,534      90,771
  224      SBRC    Troy Building                                       23,072    145,245  2.31      172,042      38,960     133,082
  225      SBRC    Arlington Manor Mobile Home Park                    98,079    114,797  1.85      234,866     100,373     134,493
  226      GCFP    Capitol View Apartments, Charles Apartments &     UAV         UAV      UAV       197,169     104,780      92,389
                   Randolph Apartments
  227      SBRC    Beresford Retail                                    28,139     98,947  1.83      136,014      53,225      82,789
  228      SBRC    120 Standard Street                                    176     97,744  1.77       93,024       4,221      88,803
  229      GCFP    2077-2089 New York Avenue                         UAV         UAV      UAV       125,695      45,677      80,018
  230      SBRC    Blair Place Duplexes                                40,038     86,736  1.66      121,752      47,158      74,594
  231      SBRC    18714 Parthenia Street                            UAV         UAV      UAV       110,688      18,966      91,722
  232      GCFP    Thornapple Apartments                              184,883    203,264  4.04      333,136     194,219     138,917
  233      GCFP    2800 Oakmont Drive                                   4,413    108,147  2.00      103,555       5,678      97,877
  234      SBRC    Fox Tile                                          UAV         UAV      UAV       108,654      21,182      87,472
  235      SBRC    471 Prospect Street                                 81,966     91,792  1.93      169,907      82,609      87,298
  236      GCFP    Barclay Arms Apartments                             43,880     97,062  1.74      141,745      64,120      77,625
  237      SBRC    Wishney                                           UAV         UAV      UAV       223,367      78,731     144,635
  238      GCFP    Elmgrove Apartments                                 86,845     94,226  2.10      165,321      92,560      72,761
  239      SBRC    Centennial Apartments                             UAV         UAV      UAV       104,805      38,225      66,580
  240      SBRC    Vanguard Industrial Building                        27,237     72,458  1.60       96,895      29,380      67,515
  241      GCFP    135-145 Orange Street Apartments                    79,689     94,065  2.08      166,117      84,326      81,791
  242      SBRC    Brentwood Village Apartments                        74,122     62,036  1.43      137,997      77,403      60,594
  243      GCFP    Seoul Plaza                                         14,780    102,060  2.22      105,252      26,272      78,980
  244      SBRC    Glendale Apartments                                 59,128     91,026  2.03      141,800      70,583      71,217
  245      GCFP    Riverview Apartments                              UAV         UAV      UAV       104,082      41,717      62,365
  246      GCFP    820 Linden Boulevard                              UAV         UAV      UAV       126,375      55,815      70,560
  247      GCFP    Vail Valley Auto                                     2,458     75,142  2.00       65,001       6,750      58,251

         MORTGAGE                                                  U/W               U/W
CONTROL    LOAN                                                    NOI               NCF
 NUMBER   SELLER                 LOAN / PROPERTY NAME              DSCR    U/W NCF   DSCR
-----------------------------------------------------------------------------------------
  187      SBRC    Edgewater Bay Apartments                        1.35     120,401  1.27
  188      SBRC    420 Group                                       1.39     144,049  1.29
  189      GCFP    7-Eleven                                        1.25     138,910  1.25
  190      SBRC    Lake Forest North Apartments                    1.52     133,251  1.40
  191      SBRC    CompuChem Industrial                            1.30     151,791  1.23
  192      GCFP    Palazzolo Plaza                                 1.42     116,925  1.27
  193      SBRC    A. E. Larson Building                           2.07     145,478  1.46
  194      GCFP    Lanewood Apartments                             1.35     125,811  1.26
  195      GCFP    Chris-Town Mobile Home Park                     1.30     125,939  1.27
  196      SBRC    Corbus-Peppertree Lane Apartments               1.69     136,107  1.51
  197      SBRC    Missouri Meadows Apartments                     1.41     119,467  1.25
  198      SBRC    Highlander Square Apartments                    1.72     126,475  1.45
  199      SBRC    Hillcrest Crossing                              1.37     110,504  1.25
  200      SBRC    Virginia Plaza                                  1.37     114,091  1.25
  201      SBRC    Pedersen Building                               1.71     128,516  1.58
  202      GCFP    Spring Oaks Mobile Home & Recreational          1.85     149,257  1.78
                   Vehicle Park
  203      SBRC    Shadowood Apartments                            1.54     126,755  1.38
  204      SBRC    Arroyo Shopping Center                          1.47     104,091  1.29
  205      GCFP    The Nog Retail Center                           1.44     114,154  1.28
  206      GCFP    London Square Apartments                        1.53     104,601  1.31
  207      SBRC    Petite Chateau Villa Mobile Home Park           1.35     105,187  1.27
  208      GCFP    Walnut Hills Apartments                         1.99     129,037  1.65
  209      SBRC    Palmer Highway Shopping Center                  1.35      96,758  1.23
  210      SBRC    Somerset Apartments                             1.44      96,241  1.26
-----------------------------------------------------------------------------------------
  211      SBRC    Shady Acres/Pine Shadows Portfolio              1.63     114,817  1.50
  211A     SBRC    Shady Acres Duplexes                                      88,596
  211B     SBRC    Pine Shadows Estates                                      26,221
-----------------------------------------------------------------------------------------
  212      SBRC    Vanowen Street Retail Center                    1.39      99,441  1.25
  213      GCFP    Rena's Village Plaza                            1.70      99,277  1.35
  214      SBRC    Stanford Place Apartments                       1.53     103,437  1.38
  215      SBRC    Panola-Redan Crossing                           1.56      94,013  1.40
  216      SBRC    Garnet Avenue Shopping Center                   1.47      96,612  1.35
  217      SBRC    The Chalet Apartments                           1.70     100,673  1.54
  218      SBRC    Galt Ocean Plaza                                1.78     102,561  1.43
  219      SBRC    Zion Street Apartments                          1.45      91,230  1.27
  220      GCFP    Country Square Mobile Home Park                 1.59     109,018  1.51
  221      GCFP    1513-1517 Taylor Avenue                         1.81     104,923  1.58
  222      GCFP    Westside Warehouse                              1.62      80,216  1.28
  223      SBRC    Heritage House Apartments                       1.48      83,575  1.36
  224      SBRC    Troy Building                                   2.12      95,817  1.52
  225      SBRC    Arlington Manor Mobile Home Park                2.16     129,543  2.08
  226      GCFP    Capitol View Apartments, Charles Apartments &   1.69      83,389  1.53
                   Randolph Apartments
  227      SBRC    Beresford Retail                                1.53      75,257  1.39
  228      SBRC    120 Standard Street                             1.61      80,313  1.46
  229      GCFP    2077-2089 New York Avenue                       1.46      73,162  1.34
  230      SBRC    Blair Place Duplexes                            1.42      67,594  1.29
  231      SBRC    18714 Parthenia Street                          1.84      74,498  1.49
  232      GCFP    Thornapple Apartments                           2.76     113,417  2.25
  233      GCFP    2800 Oakmont Drive                              1.81      82,122  1.52
  234      SBRC    Fox Tile                                        1.69      66,495  1.28
  235      SBRC    471 Prospect Street                             1.84      80,148  1.69
  236      GCFP    Barclay Arms Apartments                         1.39      70,625  1.26
  237      SBRC    Wishney                                         3.03     123,540  2.58
  238      GCFP    Elmgrove Apartments                             1.62      59,710  1.33
  239      SBRC    Centennial Apartments                           1.42      61,780  1.32
  240      SBRC    Vanguard Industrial Building                    1.49      58,553  1.29
  241      GCFP    135-145 Orange Street Apartments                1.81      73,541  1.63
  242      SBRC    Brentwood Village Apartments                    1.40      52,944  1.22
  243      GCFP    Seoul Plaza                                     1.72      66,914  1.46
  244      SBRC    Glendale Apartments                             1.59      62,817  1.40
  245      GCFP    Riverview Apartments                            1.58      57,365  1.46
  246      GCFP    820 Linden Boulevard                            1.65      65,810  1.54
  247      GCFP    Vail Valley Auto                                1.55      54,786  1.46

   MORTGAGED REAL PROPERTY HISTORICAL AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                 1998
                                                                                STATE-     1998
                                                                                 MENT     STATE-
         MORTGAGE                                                      1998     NUMBER     MENT
CONTROL    LOAN                                                     STATEMENT     OF      ENDING       1998         1998
 NUMBER   SELLER                 LOAN / PROPERTY NAME                  TYPE     MONTHS     DATE      REVENUES     EXPENSES
---------------------------------------------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                          Full Year     12     12/31/98      185,346       87,102
  249      GCFP    2096 Saint Georges Avenue                        Full Year     12     12/31/98       71,175            0
  250      SBRC    Notre Dame Apartments                            Full Year     12     12/31/98       93,050       20,084
  251      GCFP    Nash Multi-family Apartments                     Full Year     12     12/31/98       69,986       34,451
  252      SBRC    Somers Apartments                                   UAV        UAV       UAV        UAV         UAV
  253      GCFP    Foxglove Apartments, Phase I                     Full Year     12     12/31/98      141,637       68,507
  254      SBRC    Muse Apartments                                  Full Year     12     12/31/98       95,580       37,635
  255      GCFP    Chalmer Place                                    Full Year     12     12/31/98       84,348       24,317
  256      GCFP    Ivy Court Apartments                             Full Year     12     12/31/98      210,283      105,870
  257      GCFP    Royce Apartments                                 Full Year     12     12/31/98       64,795       13,532
  258      SBRC    C. Martin Company                                Full Year     12     12/31/98       93,951        6,411
  259      GCFP    Aster Court Apartments                           Full Year     12     12/31/98      100,404       50,015
  260      GCFP    Zora Lee Apartments                               Partial       8     12/31/98       42,287       10,628
                                                                      Year
  261      GCFP    Foxglove II Apartments                           Full Year     12     12/31/98       89,622       46,750
  262      GCFP    Indiana Street Apartments                        Full Year     12     12/31/98       65,670       18,418
  263      GCFP    "A" Street Apartments                           Annualized    10.5    12/31/98       54,616       10,212
  264      GCFP    The Colonial Apartments                          Full Year     12     12/31/98       66,883       35,428
  265      GCFP    Taylene Court Apartments                            UAV        UAV       UAV        UAV         UAV
  266      GCFP    Myrtle Street Apartments                         Full Year     12     12/31/98       88,407       47,365

                                                                                                   1999
                                                                                                  STATE-     1999
                                                                                                   MENT     STATE-
         MORTGAGE                                                             1998      1999      NUMBER     MENT
CONTROL    LOAN                                                               NOI    STATEMENT      OF      ENDING       1999
 NUMBER   SELLER                 LOAN / PROPERTY NAME              1998 NOI   DSCR      TYPE      MONTHS     DATE      REVENUES
--------------------------------------------------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                            98,244  2.76   Full Year      12     12/31/99      188,432
  249      GCFP    2096 Saint Georges Avenue                          71,175  2.02      UAV         UAV      UAV        UAV
  250      SBRC    Notre Dame Apartments                              72,966  2.02   Annualized      7     07/31/99       92,189
  251      GCFP    Nash Multi-family Apartments                       35,535  1.05      UAV         UAV      UAV        UAV
  252      SBRC    Somers Apartments                                 UAV      UAV    Annualized      7     07/31/99       60,185
  253      GCFP    Foxglove Apartments, Phase I                       73,130  2.33   Full Year      12     12/31/99      147,182
  254      SBRC    Muse Apartments                                    57,945  1.82   Annualized      7     07/31/99       92,880
  255      GCFP    Chalmer Place                                      60,031  1.74   Annualized      8     08/31/99       85,500
  256      GCFP    Ivy Court Apartments                              104,413  3.69   Full Year      12     12/31/99      230,752
  257      GCFP    Royce Apartments                                   51,263  1.65   Annualized      9     09/30/99       66,553
  258      SBRC    C. Martin Company                                  87,540  2.05      UAV         UAV      UAV        UAV
  259      GCFP    Aster Court Apartments                             50,389  1.88   Full Year      12     12/31/99      110,099
  260      GCFP    Zora Lee Apartments                                31,659  1.20  Trailing 12     12     09/30/99       61,614

  261      GCFP    Foxglove II Apartments                             42,872  1.78   Full Year      12     12/31/99       95,306
  262      GCFP    Indiana Street Apartments                          47,252  2.06   Annualized     10     10/31/99       68,064
  263      GCFP    "A" Street Apartments                              44,404  1.96   Annualized      9     09/30/99       57,087
  264      GCFP    The Colonial Apartments                            31,455  1.39   Annualized      9     09/30/99       70,625
  265      GCFP    Taylene Court Apartments                          UAV      UAV    Full Year      12     12/31/99       53,971
  266      GCFP    Myrtle Street Apartments                           41,042  1.86   Annualized      8     08/30/99       97,640

         MORTGAGE                                                                         1999
CONTROL    LOAN                                                       1999                NOI        U/W         U/W
 NUMBER   SELLER                 LOAN / PROPERTY NAME               EXPENSES   1999 NOI   DSCR    REVENUES    EXPENSES     U/W NOI
-----------------------------------------------------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                            101,063     87,369  2.45      170,152     104,606      65,546
  249      GCFP    2096 Saint Georges Avenue                         UAV         UAV      UAV        65,882      15,974      49,908
  250      SBRC    Notre Dame Apartments                               15,008     77,181  2.14       89,330      26,162      63,169
  251      GCFP    Nash Multi-family Apartments                      UAV         UAV      UAV        76,380      29,521      46,859
  252      SBRC    Somers Apartments                                   14,534     45,651  1.38       70,150      25,505      44,646
  253      GCFP    Foxglove Apartments, Phase I                        82,619     64,563  2.05      141,748      77,930      63,818
  254      SBRC    Muse Apartments                                     46,596     46,284  1.45       90,411      43,221      47,190
  255      GCFP    Chalmer Place                                       24,227     61,273  1.78       79,515      30,577      48,938
  256      GCFP    Ivy Court Apartments                               130,292    100,460  3.55      206,532     116,406      90,126
  257      GCFP    Royce Apartments                                    15,407     51,146  1.65       65,550      20,661      44,889
  258      SBRC    C. Martin Company                                 UAV         UAV      UAV        74,042      15,545      58,497
  259      GCFP    Aster Court Apartments                              77,226     32,873  1.23      101,895      58,292      43,603
  260      GCFP    Zora Lee Apartments                                 19,120     42,494  1.61       55,458      19,762      35,696

  261      GCFP    Foxglove II Apartments                              58,023     37,283  1.55       90,672      53,903      36,769
  262      GCFP    Indiana Street Apartments                           22,810     45,254  1.97       64,439      28,536      35,903
  263      GCFP    "A" Street Apartments                               15,229     41,858  1.84       55,846      20,408      35,438
  264      GCFP    The Colonial Apartments                             12,932     57,693  2.54       71,307      35,658      35,649
  265      GCFP    Taylene Court Apartments                            19,833     34,138  1.56       58,326      24,822      33,504
  266      GCFP    Myrtle Street Apartments                            39,641     57,999  2.62       90,391      49,059      41,332

         MORTGAGE                                                  U/W               U/W
CONTROL    LOAN                                                    NOI               NCF
 NUMBER   SELLER                 LOAN / PROPERTY NAME              DSCR    U/W NCF   DSCR
-----------------------------------------------------------------------------------------
  248      GCFP    Hawthorne Apartments II                         1.84      53,096  1.49
  249      GCFP    2096 Saint Georges Avenue                       1.42      46,680  1.32
  250      SBRC    Notre Dame Apartments                           1.75      58,669  1.62
  251      GCFP    Nash Multi-family Apartments                    1.38      45,109  1.33
  252      SBRC    Somers Apartments                               1.35      42,146  1.28
  253      GCFP    Foxglove Apartments, Phase I                    2.03      54,268  1.73
  254      SBRC    Muse Apartments                                 1.48      41,940  1.32
  255      GCFP    Chalmer Place                                   1.42      45,188  1.31
  256      GCFP    Ivy Court Apartments                            3.19      75,026  2.65
  257      GCFP    Royce Apartments                                1.45      42,639  1.38
  258      SBRC    C. Martin Company                               1.37      54,807  1.28
  259      GCFP    Aster Court Apartments                          1.63      35,003  1.31
  260      GCFP    Zora Lee Apartments                             1.35      33,696  1.27

  261      GCFP    Foxglove II Apartments                          1.53      30,819  1.28
  262      GCFP    Indiana Street Apartments                       1.56      32,903  1.43
  263      GCFP    "A" Street Apartments                           1.56      32,188  1.42
  264      GCFP    The Colonial Apartments                         1.57      32,149  1.42
  265      GCFP    Taylene Court Apartments                        1.53      30,754  1.41
  266      GCFP    Myrtle Street Apartments                        1.87      35,831  1.62

                        ESCROWS AND RESERVES INFORMATION


                                                                                                  RECOM-               ESCROWED
                                                                                                  MENDED      U/W      REPLACE-
                                                                                                  ANNUAL     ANNUAL      MENT
          MORTGAGE                                                         TAXES     INSURANCE   REPLACE-   REPLACE-   RESERVES
CONTROL     LOAN                                                         CURRENTLY   CURRENTLY     MENT       MENT     INITIAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                             ESCROWED    ESCROWED    RESERVES   RESERVES   DEPOSIT
-------------------------------------------------------------------------------------------------------------------------------

    1       SBRC     Putnam Building                                        No          No         14,800     35,000      2,917
    2       GCFP     Jovanna Villas Apartments                              Yes         Yes        22,983     66,000          0
    3       GCFP     Los Cabos II Apartments                                Yes         Yes        20,454     52,500          0
    4       GCFP     Sunrise Plaza Shopping Center                          Yes         Yes        18,333     23,207      3,868
    5       GCFP     Hasbrouck & Torview Apartments                         Yes         Yes        86,781     74,600    275,000
    6       SBRC     Sports Arena Village                                   Yes         Yes        31,124     42,458          0
    7       GCFP     Holiday Inn Somerset                                   Yes         Yes       169,866    453,089     29,671
    8       GCFP     Southridge Shopping Center                             Yes         Yes        22,988     30,346          0
    9       GCFP     Stewart Plaza                                          Yes         Yes        15,869     24,852      2,071
   10       GCFP     The Carriage Building (Building 39)                    Yes         Yes        11,013     21,456      2,262
   11       GCFP     1000 Adams Avenue                                      Yes         Yes        17,098     22,120      1,844
   12       GCFP     101 West Avenue                                        Yes         Yes        13,554     14,852          0
   13       GCFP     Clearview Farms Apartments                             Yes         Yes        76,544     88,350          0
   14       GCFP     The TJ Building                                        Yes         Yes        49,492     59,172     12,000
   15       GCFP     International Precision Components Corp. Building      Yes         Yes        12,602     15,088      1,258

   16       GCFP     480 Sprague Street                                     Yes         No         71,250     35,084      2,913
   17       GCFP     990 Spring Garden Street                               Yes         Yes         2,746     15,684          0
   18       SBRC     Los Altos Woods Office Building                        Yes         Yes         7,830      7,788          0
   19       GCFP     655 Merrick Avenue                                     Yes         Yes         4,603      8,730          0
   20       GCFP     Nicholson Plaza                                        Yes         Yes        18,373     21,317      5,329
   21       GCFP     Ventura Village Shopping Center                        No          No          1,507      4,580          0
   22       SBRC     Bridgetown 1 Office Building                           Yes         Yes         1,512     12,565          0
   23       GCFP     Courtyard Center                                       Yes         Yes         7,684     10,277      1,495
   24       GCFP     Raymour & Flanigan Plaza A                             Yes         Yes        14,613     19,125      1,594
   25       GCFP     4707 East Baseline Road                                No          No          7,402     16,573      2,762
   26       GCFP     Holiday Inn Arena                                      Yes         Yes       149,033    220,074     22,308
   27       GCFP     Kentbrook Apartments                                   Yes         Yes        42,167     50,007      4,168
   28       GCFP     Ramada Plaza Hotel and Office Building                 Yes         Yes       146,663    233,287      9,538
   29       GCFP     Quail Park I                                           Yes         No          4,217     14,689      3,672
   30       GCFP     139 Main Street                                        Yes         Yes         8,321      9,762      9,672
   31       GCFP     Holiday Inn University                                 Yes         Yes        89,237    139,634     11,556
   32       GCFP     PRG - Scenic Technologies                              No          No          5,801     19,320          0
   33       GCFP     Raymour & Flanigan Plaza B                             Yes         Yes         2,400     11,439        954
   34       GCFP     West County Professional and Medical Center            Yes         Yes        14,275     16,713      4,178
   35       SBRC     Herndon Plaza Retail Center                            No          No         50,512     54,003          0
   36       GCFP     15250 Avenue of Science                                No          No          4,552     10,891      2,723
   37       GCFP     The Barnyard Retail Center                             Yes         Yes        10,048     15,129          0
   38       GCFP     711 Madison Avenue                                     Yes         Yes         1,604      2,000        333
   39       SBRC     132 South Rodeo Drive                                  Yes         Yes         5,221      5,197          0
   40       GCFP     4001 Fairview Industrial Drive Southeast               No          No          3,238      8,983      2,004
   41       GCFP     The Parris Building (Building 34)                      Yes         Yes         7,225      8,640      1,440
   42       SBRC     Cherry Tree Shopping Center                            Yes         Yes         8,238      9,868          0
   43       SBRC     1916-1928 Old Middlefield Road                         Yes         Yes         2,431      6,389          0
   44       GCFP     Days Inn Singer Island                                 Yes         Yes        50,417     95,076     50,000
   45       GCFP     The Sports Authority                                   No          No          3,556      4,565          0
   46       GCFP     Grand Union Supermarket                                No          No          3,083      4,006        334
   47       GCFP     Parklawn Center                                        Yes         Yes         4,893     13,626      3,407
   48       GCFP     Two World's Fair Drive                                 Yes         Yes         6,872      8,633      1,438
   49       GCFP     Arden Woods Office Building                            Yes         Yes         3,197     12,743          0
   50       GCFP     350 Centerpointe                                       Yes         Yes         6,807      8,650          0
   51       GCFP     Erie Canal Commons                                     Yes         Yes         3,598      5,857        488
   52       GCFP     Executive Center Northridge                            Yes         Yes        21,308     21,947      1,829
   53       SBRC     Jester Village Retail Center                           Yes         Yes         3,033      5,536          0
   54       GCFP     Suncreek Corporate Center                              Yes         Yes        10,848     12,873          0
   55       GCFP     Airport Business Plaza                                 Yes         Yes             0     11,811      1,969
   56       SBRC     Otay Distribution Center                               Yes         Yes         4,171     10,288          0
   57       GCFP     Groesbeck Industrial Park                              Yes         Yes         9,948     14,665          0
   58       GCFP     A Safe Self Storage                                    Yes         Yes         9,213      9,699     60,665
   59       GCFP     Audobon One                                            Yes         Yes         7,658      9,078        757
   60       GCFP     Quail Valley Apartments                                Yes         Yes        56,133     61,441          0
   61       SBRC     Valley Sunset Center                                   Yes         No              0     13,521          0
   62       GCFP     Tangerine Hill Apartments                              Yes         Yes        27,794     32,367      2,697
   63       GCFP     Modesto Imaging Center                                 Yes         Yes         6,416      6,210     13,000
   64       GCFP     Beechnut Grove Apartments                              Yes         Yes        11,796     29,000          0

                                                                                           RECOM-
                                                                                           MENDED
                                                                            ESCROWED       ANNUAL    U/W ANNUAL     ESCROWED
                                                                          REPLACEMENT     REPLACE-    REPLACE-     REPLACEMENT
          MORTGAGE                                                          RESERVES        MENT        MENT      RESERVES INITIAL
CONTROL     LOAN                                                         CURRENT ANNUAL   RESERVES    RESERVES      DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                                DEPOSIT       PSF/UNIT    PSF/UNIT     PSF/UNIT
---------------------------------------------------------------------------------------------------------------------------------

    1       SBRC     Putnam Building                                            35,000      0.06        0.15          0.01
    2       GCFP     Jovanna Villas Apartments                                  66,000     87.06         250          0.00
    3       GCFP     Los Cabos II Apartments                                    52,500     97.40         250          0.00
    4       GCFP     Sunrise Plaza Shopping Center                              23,208      0.16        0.20          0.03
    5       GCFP     Hasbrouck & Torview Apartments                                  0       233         200           737
    6       SBRC     Sports Arena Village                                       42,458      0.12        0.17          0.00
    7       GCFP     Holiday Inn Somerset                                4% of revenue      598        1,595           104
    8       GCFP     Southridge Shopping Center                                 30,348      0.11        0.15          0.00
    9       GCFP     Stewart Plaza                                              24,852      0.13        0.20          0.02
   10       GCFP     The Carriage Building (Building 39)                        13,572      0.13        0.25          0.03
   11       GCFP     1000 Adams Avenue                                          22,128      0.15        0.20          0.02
   12       GCFP     101 West Avenue                                            14,856      0.16        0.18          0.00
   13       GCFP     Clearview Farms Apartments                                 88,350       247         285          0.00
   14       GCFP     The TJ Building                                            59,172      0.17        0.20          0.04
   15       GCFP     International Precision Components Corp. Building          15,096      0.07        0.08          0.01

   16       GCFP     480 Sprague Street                                         34,956      0.31        0.15          0.01
   17       GCFP     990 Spring Garden Street                                   15,684      0.02        0.10          0.00
   18       SBRC     Los Altos Woods Office Building                             7,782      0.20        0.20          0.00
   19       GCFP     655 Merrick Avenue                                          5,816      0.08        0.15          0.00
   20       GCFP     Nicholson Plaza                                            21,317      0.18        0.21          0.05
   21       GCFP     Ventura Village Shopping Center                                 0      0.05        0.15          0.00
   22       SBRC     Bridgetown 1 Office Building                                    0      0.02        0.20          0.00
   23       GCFP     Courtyard Center                                            8,970      0.11        0.15          0.02
   24       GCFP     Raymour & Flanigan Plaza A                                 19,128      0.11        0.15          0.01
   25       GCFP     4707 East Baseline Road                                    16,573      0.05        0.12          0.02
   26       GCFP     Holiday Inn Arena                                   4% of revenue       618         913         92.56
   27       GCFP     Kentbrook Apartments                                       50,016       213         253         21.05
   28       GCFP     Ramada Plaza Hotel and Office Building                    114,456     1,146       1,823         74.52
   29       GCFP     Quail Park I                                               14,689      0.06        0.20          0.05
   30       GCFP     139 Main Street                                             9,768      0.22        0.26          0.26
   31       GCFP     Holiday Inn University                              4% of revenue       624         976         80.81
   32       GCFP     PRG - Scenic Technologies                                       0      0.05        0.15          0.00
   33       GCFP     Raymour & Flanigan Plaza B                                 11,448      0.03        0.15          0.01
   34       GCFP     West County Professional and Medical Center                16,713      0.18        0.20          0.05
   35       SBRC     Herndon Plaza Retail Center                                     0      0.19        0.20          0.00
   36       GCFP     15250 Avenue of Science                                    10,891      0.08        0.20          0.05
   37       GCFP     The Barnyard Retail Center                                      0      0.13        0.20          0.00
   38       GCFP     711 Madison Avenue                                          2,000      0.17        0.21          0.03
   39       SBRC     132 South Rodeo Drive                                       5,197      0.20        0.20          0.00
   40       GCFP     4001 Fairview Industrial Drive Southeast                   12,024      0.04        0.11          0.03
   41       GCFP     The Parris Building (Building 34)                           8,640      0.15        0.18          0.03
   42       SBRC     Cherry Tree Shopping Center                                 8,238      0.18        0.21          0.00
   43       SBRC     1916-1928 Old Middlefield Road                              6,389      0.08        0.20          0.00
   44       GCFP     Days Inn Singer Island                                          0       306         576          303
   45       GCFP     The Sports Authority                                            0      0.08        0.10          0.00
   46       GCFP     Grand Union Supermarket                                     4,008      0.08        0.10          0.01
   47       GCFP     Parklawn Center                                            13,626      0.05        0.15          0.04
   48       GCFP     Two World's Fair Drive                                      8,628      0.12        0.15          0.02
   49       GCFP     Arden Woods Office Building                                12,744      0.05        0.20          0.00
   50       GCFP     350 Centerpointe                                            8,650      0.16        0.20          0.00
   51       GCFP     Erie Canal Commons                                          5,856      0.09        0.15          0.01
   52       GCFP     Executive Center Northridge                                21,948      0.25        0.25          0.02
   53       SBRC     Jester Village Retail Center                                5,536      0.08        0.15          0.00
   54       GCFP     Suncreek Corporate Center                                  12,873      0.17        0.21          0.00
   55       GCFP     Airport Business Plaza                                     11,811      0.00        0.20          0.03
   56       SBRC     Otay Distribution Center                                        0      0.04        0.10          0.00
   57       GCFP     Groesbeck Industrial Park                                  14,664      0.07        0.10          0.00
   58       GCFP     A Safe Self Storage                                         9,699      0.19        0.20          1.26
   59       GCFP     Audobon One                                                 9,084      0.25        0.30          0.03
   60       GCFP     Quail Valley Apartments                                    61,441       234         256          0.00
   61       SBRC     Valley Sunset Center                                        5,440      0.00        0.25          0.00
   62       GCFP     Tangerine Hill Apartments                                  32,367       221         257         21.41
   63       GCFP     Modesto Imaging Center                                      6,248      0.36        0.35          0.73
   64       GCFP     Beechnut Grove Apartments                                  28,750       102         250          0.00

                                                                           ESCROWED
                                                                          REPLACEMENT                           ESCROWED
                                                                           RESERVES                 ESCROWED      TI/LC
                                                                           CURRENT         U/W        TI/LC     RESERVES
          MORTGAGE                                                          ANNUAL        ANNUAL    RESERVES     CURRENT
CONTROL     LOAN                                                           DEPOSIT        TI/LC      INITIAL     ANNUAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                               PSF/UNIT      RESERVES    DEPOSIT     DEPOSIT
------------------------------------------------------------------------------------------------------------------------

    1       SBRC     Putnam Building                                          0.15              0           0          0
    2       GCFP     Jovanna Villas Apartments                                 250            NAP         NAP        NAP
    3       GCFP     Los Cabos II Apartments                                   250            NAP         NAP        NAP
    4       GCFP     Sunrise Plaza Shopping Center                            0.20         92,231      15,150     90,900
    5       GCFP     Hasbrouck & Torview Apartments                           0.00            NAP         NAP        NAP
    6       SBRC     Sports Arena Village                                     0.17        257,226           0     84,957
    7       GCFP     Holiday Inn Somerset                                4% of revenue        NAP         NAP        NAP
    8       GCFP     Southridge Shopping Center                               0.15         80,431     100,000     60,696
    9       GCFP     Stewart Plaza                                            0.20        126,594      10,325    123,900
   10       GCFP     The Carriage Building (Building 39)                      0.16        121,714      14,304     85,824
   11       GCFP     1000 Adams Avenue                                        0.20        154,142   2,302,496     50,004
   12       GCFP     101 West Avenue                                          0.18         98,583           0     97,272
   13       GCFP     Clearview Farms Apartments                                285            NAP         NAP        NAP
   14       GCFP     The TJ Building                                          0.20         88,757     105,000     92,088
   15       GCFP     International Precision Components Corp. Building        0.08         24,548     441,170LOC       0
   16       GCFP     480 Sprague Street                                       0.15         66,664           0          0
   17       GCFP     990 Spring Garden Street                                 0.10        145,150           0    145,152
   18       SBRC     Los Altos Woods Office Building                          0.20         38,909           0     38,909
   19       GCFP     655 Merrick Avenue                                       0.10         18,532           0     18,532
   20       GCFP     Nicholson Plaza                                          0.21         51,713           0     51,713
   21       GCFP     Ventura Village Shopping Center                          0.00         17,685           0          0
   22       SBRC     Bridgetown 1 Office Building                             0.00         62,824     100,000          0
   23       GCFP     Courtyard Center                                         0.13         81,382           0          0
   24       GCFP     Raymour & Flanigan Plaza A                               0.15         59,874       4,774     57,288
   25       GCFP     4707 East Baseline Road                                  0.12         29,194       4,866     29,196
   26       GCFP     Holiday Inn Arena                                   4% of revenue        NAP         NAP        NAP
   27       GCFP     Kentbrook Apartments                                      253            NAP         NAP        NAP
   28       GCFP     Ramada Plaza Hotel and Office Building                    894         84,951           0          0
   29       GCFP     Quail Park I                                             0.20         73,444           0          0
   30       GCFP     139 Main Street                                          0.26         33,234     400,000          0
   31       GCFP     Holiday Inn University                              4% of revenue        NAP         NAP        NAP
   32       GCFP     PRG - Scenic Technologies                                0.00         32,200      15,750          0
   33       GCFP     Raymour & Flanigan Plaza B                               0.15         35,889       2,991     35,892
   34       GCFP     West County Professional and Medical Center              0.20        121,777           0     54,000
   35       SBRC     Herndon Plaza Retail Center                              0.00         85,970           0          0
   36       GCFP     15250 Avenue of Science                                  0.20         30,454     200,000          0
   37       GCFP     The Barnyard Retail Center                               0.00         78,124           0          0
   38       GCFP     711 Madison Avenue                                       0.21         22,015       3,669     22,015
   39       SBRC     132 South Rodeo Drive                                    0.20         19,487           0     19,487
   40       GCFP     4001 Fairview Industrial Drive Southeast                 0.15         47,699           0          0
   41       GCFP     The Parris Building (Building 34)                        0.18         73,250      12,198     73,185
   42       SBRC     Cherry Tree Shopping Center                              0.18         53,183           0     50,000
   43       SBRC     1916-1928 Old Middlefield Road                           0.20         47,918           0          0
   44       GCFP     Days Inn Singer Island                                   0.00            NAP         NAP        NAP
   45       GCFP     The Sports Authority                                     0.00         22,035           0          0
   46       GCFP     Grand Union Supermarket                                  0.10         19,986           0          0
   47       GCFP     Parklawn Center                                          0.15         32,091           0     32,091
   48       GCFP     Two World's Fair Drive                                   0.15         91,402       7,089     85,068
   49       GCFP     Arden Woods Office Building                              0.20         75,961     100,000          0
   50       GCFP     350 Centerpointe                                         0.20         43,250           0          0
   51       GCFP     Erie Canal Commons                                       0.15         37,319       2,190     26,280
   52       GCFP     Executive Center Northridge                              0.25         59,638       4,967     59,604
   53       SBRC     Jester Village Retail Center                             0.15         39,011           0     40,836
   54       GCFP     Suncreek Corporate Center                                0.21         63,864      50,000     63,864
   55       GCFP     Airport Business Plaza                                   0.20         30,916       4,622     27,732
   56       SBRC     Otay Distribution Center                                 0.00         29,754           0     31,056
   57       GCFP     Groesbeck Industrial Park                                0.10         46,370           0     25,008
   58       GCFP     A Safe Self Storage                                      0.20          2,000         333      2,000
   59       GCFP     Audobon One                                              0.30         42,659       3,732     44,784
   60       GCFP     Quail Valley Apartments                                   256            NAP         NAP        NAP
   61       SBRC     Valley Sunset Center                                     0.10         64,164      50,000          0
   62       GCFP     Tangerine Hill Apartments                                 257            NAP         NAP        NAP
   63       GCFP     Modesto Imaging Center                                   0.35         17,852           0     17,856
   64       GCFP     Beechnut Grove Apartments                                 248            NAP         NAP        NAP

                                                                                               ESCROWED
                                                                                    ESCROWED    TI/LC
                                                                           U/W       TI/LC     RESERVES
                                                                          ANNUAL    RESERVES   CURRENT
          MORTGAGE                                                        TI/LC     INITIAL     ANNUAL
CONTROL     LOAN                                                         RESERVES   DEPOSIT    DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                             PSF/UNIT   PSF/UNIT   PSF/UNIT
-------------------------------------------------------------------------------------------------------

    1       SBRC     Putnam Building                                       0.00        0.00      0.00
    2       GCFP     Jovanna Villas Apartments                              NAP         NAP       NAP
    3       GCFP     Los Cabos II Apartments                                NAP         NAP       NAP
    4       GCFP     Sunrise Plaza Shopping Center                         0.81        0.13      0.80
    5       GCFP     Hasbrouck & Torview Apartments                         NAP         NAP       NAP
    6       SBRC     Sports Arena Village                                  1.01        0.00      0.33
    7       GCFP     Holiday Inn Somerset                                   NAP         NAP       NAP
    8       GCFP     Southridge Shopping Center                            0.40        0.49      0.30
    9       GCFP     Stewart Plaza                                         1.02        0.08      1.00
   10       GCFP     The Carriage Building (Building 39)                   1.42        0.17      1.00
   11       GCFP     1000 Adams Avenue                                     1.39       20.82      0.45
   12       GCFP     101 West Avenue                                       1.18        0.00      1.17
   13       GCFP     Clearview Farms Apartments                             NAP         NAP       NAP
   14       GCFP     The TJ Building                                       0.30        0.35      0.31
   15       GCFP     International Precision Components Corp. Building     0.13        2.34LOC   0.00
   16       GCFP     480 Sprague Street                                    0.29        0.00      0.00
   17       GCFP     990 Spring Garden Street                              0.93        0.00      0.93
   18       SBRC     Los Altos Woods Office Building                       1.00        0.00      1.00
   19       GCFP     655 Merrick Avenue                                    0.32        0.00      0.32
   20       GCFP     Nicholson Plaza                                       0.50        0.00      0.50
   21       GCFP     Ventura Village Shopping Center                       0.58        0.00      0.00
   22       SBRC     Bridgetown 1 Office Building                          1.00        1.59      0.00
   23       GCFP     Courtyard Center                                      1.19        0.00      0.00
   24       GCFP     Raymour & Flanigan Plaza A                            0.47        0.04      0.45
   25       GCFP     4707 East Baseline Road                               0.21        0.04      0.21
   26       GCFP     Holiday Inn Arena                                      NAP         NAP       NAP
   27       GCFP     Kentbrook Apartments                                   NAP         NAP       NAP
   28       GCFP     Ramada Plaza Hotel and Office Building                 NAP        0.00      0.00
   29       GCFP     Quail Park I                                          1.00        0.00      0.00
   30       GCFP     139 Main Street                                       0.89       10.66      0.00
   31       GCFP     Holiday Inn University                                 NAP         NAP       NAP
   32       GCFP     PRG - Scenic Technologies                             0.25        0.12      0.00
   33       GCFP     Raymour & Flanigan Plaza B                            0.47        0.04      0.47
   34       GCFP     West County Professional and Medical Center           1.49        0.00      0.66
   35       SBRC     Herndon Plaza Retail Center                           0.32        0.00      0.00
   36       GCFP     15250 Avenue of Science                               0.55        3.61      0.00
   37       GCFP     The Barnyard Retail Center                            1.02        0.00      0.00
   38       GCFP     711 Madison Avenue                                    2.27        0.38      2.27
   39       SBRC     132 South Rodeo Drive                                 0.75        0.00      0.75
   40       GCFP     4001 Fairview Industrial Drive Southeast              0.60        0.00      0.00
   41       GCFP     The Parris Building (Building 34)                     1.50        0.25      1.50
   42       SBRC     Cherry Tree Shopping Center                           1.16        0.00      1.09
   43       SBRC     1916-1928 Old Middlefield Road                        1.50        0.00      0.00
   44       GCFP     Days Inn Singer Island                                 NAP         NAP       NAP
   45       GCFP     The Sports Authority                                  0.48        0.00      0.00
   46       GCFP     Grand Union Supermarket                               0.50        0.00      0.00
   47       GCFP     Parklawn Center                                       0.35        0.00      0.35
   48       GCFP     Two World's Fair Drive                                1.54        0.12      1.43
   49       GCFP     Arden Woods Office Building                           1.19        1.57      0.00
   50       GCFP     350 Centerpointe                                      1.00        0.00      0.00
   51       GCFP     Erie Canal Commons                                    0.96        0.06      0.67
   52       GCFP     Executive Center Northridge                           0.69        0.06      0.69
   53       SBRC     Jester Village Retail Center                          1.06        0.00      1.11
   54       GCFP     Suncreek Corporate Center                             1.02        0.80      1.02
   55       GCFP     Airport Business Plaza                                0.52        0.08      0.46
   56       SBRC     Otay Distribution Center                              0.29        0.00      0.30
   57       GCFP     Groesbeck Industrial Park                             0.32        0.00      0.17
   58       GCFP     A Safe Self Storage                                   0.04        0.01      0.04
   59       GCFP     Audobon One                                           1.41        0.12      1.48
   60       GCFP     Quail Valley Apartments                                NAP         NAP       NAP
   61       SBRC     Valley Sunset Center                                  1.19        0.92      0.00
   62       GCFP     Tangerine Hill Apartments                              NAP         NAP       NAP
   63       GCFP     Modesto Imaging Center                                1.00        0.00      1.00
   64       GCFP     Beechnut Grove Apartments                              NAP         NAP       NAP

                        ESCROWS AND RESERVES INFORMATION


                                                                                                  RECOM-               ESCROWED
                                                                                                  MENDED      U/W      REPLACE-
                                                                                                  ANNUAL     ANNUAL      MENT
          MORTGAGE                                                         TAXES     INSURANCE   REPLACE-   REPLACE-   RESERVES
CONTROL     LOAN                                                         CURRENTLY   CURRENTLY     MENT       MENT     INITIAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                             ESCROWED    ESCROWED    RESERVES   RESERVES   DEPOSIT
----------------------------------------------------------------------------------------------------------------------------------

   65       GCFP     Woodvine Apartments                                    Yes         Yes        20,724     25,750          0
   66       GCFP     Holiday Inn Kennedy Space Center                       Yes         Yes        65,969    117,172      9,332
   67       GCFP     Chateau Resort & Conf.                                 Yes         Yes        54,243    198,696          0
   68       GCFP     West Pointe Apartments                                 Yes         Yes        20,754     26,000      4,334
   69       GCFP     Auburn Hills Industrial Center                         Yes         Yes         6,639      8,169          0
   70       SBRC     Ponderosa Village Shopping Center                      Yes         Yes         2,106      4,825          0
   71       SBRC     Heinz Apartments                                       Yes         Yes        35,232     35,264          0
   72       GCFP     Barcelona Apartments                                   Yes         Yes        30,919     35,690     25,976
   73       SBRC     Highbury Court Apartments                              Yes         Yes        34,670     37,888          0
   74       GCFP     BankBoston Building                                    Yes         Yes         5,821      9,679      1,614
   75       GCFP     43 West 47th Street                                    Yes         Yes         1,090      2,150          0
   76       SBRC     58-38 Page Place                                       Yes         Yes         8,000     13,680          0
   77       GCFP     3832-3844 Sepulveda Boulevard                          Yes         Yes           783      4,786          0
   78       SBRC     Sweetwater Plaza East                                  Yes         Yes        11,025     11,220          0
   79       SBRC     Duane Reade Maspeth                                    Yes         Yes         7,475      4,125      4,906
   80       GCFP     Fairfield Inn Houma                                    Yes         Yes        21,531     65,739      5,568
   81       SBRC     Brentwood Apartments                                   Yes         Yes        13,381     14,560          0
   82       SBRC     Whitehall Apartments                                   Yes         Yes         9,750     10,500          0
   83       SBRC     Wind River Park Plaza                                  Yes         Yes         5,935      6,134          0
   84       SBRC     Newport Victoria Plaza                                 Yes         Yes         5,026      7,381          0
   85       SBRC     Haverty Furniture Store                                Yes         Yes        10,014     11,875          0
   86       GCFP     Westgate Office Center                                 Yes         Yes         6,910      7,282        706
   87       GCFP     Commonwealth Park                                      Yes         Yes         2,963      5,500     28,000LOC
----------------------------------------------------------------------------------------------------------------------------------
   88       SBRC     New Jersey Portfolio                                                          29,488     40,200          0
   88A      SBRC     5004 Palisades                                         Yes         No         12,796     17,700
   88B      SBRC     727 & 727A 25th Street                                 Yes         No          7,550     11,100
   88C      SBRC     Franklin's Tower Two                                   Yes         No          3,948      6,000
   88D      SBRC     Franklin's Tower One                                   Yes         No          5,194      5,400
----------------------------------------------------------------------------------------------------------------------------------
   89       GCFP     Centerpointe 24-Hour Fitness                           No          No          5,967      7,658      1,276
   90       GCFP     Keats Plaza                                            Yes         Yes         2,501      8,211      2,053
   91       SBRC     South Pointe Townhomes                                 Yes         Yes        31,760     33,356          0
   92       GCFP     Glenmoor Green I Apartments                            Yes         Yes        22,240     27,000      2,250
   93       SBRC     Alameda Shopping Center                                Yes         Yes           338      2,436          0
   94       SBRC     41 North Division Street                               Yes         Yes         7,500      7,362          0
   95       GCFP     Glenmoor Green II Apartments                           Yes         Yes        32,063     37,629      3,136
   96       GCFP     Flagship Wharf Commercial Condominium                  Yes         Yes         1,511          0          0
   97       GCFP     South Park Center                                      Yes         Yes         1,833      6,902        576
   98       GCFP     1952 West El Camino                                    Yes         Yes         5,238      6,266        522
   99       SBRC     Office Max Traverse                                    Yes         Yes         2,249      3,525        646
   100      GCFP     Rockland Multi-family Residences                       Yes         Yes         9,833     11,500      1,932
   101      GCFP     Realty Expert Building                                 Yes         Yes         1,598      4,092          0
   102      GCFP     75 Bermar Park, Nickel Office Building & Tonida
                     Office Building                                        Yes         Yes           298      9,600          0
   103      SBRC     Office Max Mankato                                     Yes         Yes         1,672      3,525        587
   104      SBRC     Office Max Martinsburg                                 Yes         Yes         1,623      3,525        881
   105      GCFP     Kmart South Bend                                       Yes         Yes         9,554     14,120          0
   106      GCFP     Wolfie's Plaza                                         Yes         No         10,350     12,160      1,013
   107      GCFP     200-220 West 1st Street                                Yes         Yes         2,736      3,516     10,000
   108      GCFP     The Loring Building                                    Yes         Yes         4,106      5,067     40,000
   109      GCFP     Park Paloma Apartments                                 Yes         Yes        11,221     13,372      2,229
   110      GCFP     Mitchell Building                                      Yes         Yes         1,213      3,483        581
   111      GCFP     Kennedy I Office Building                              Yes         Yes         8,025      9,777          0
   112      SBRC     Holiday Inn Express                                    Yes         Yes        15,708     51,549          0
   113      GCFP     16300 Addison Road Office Building                     Yes         Yes           542      3,554        296
   114      GCFP     Fairfield Inn Jackson                                  Yes         Yes        12,203     63,814      5,293
   115      SBRC     Amberwood  Mobile Home Park                            Yes         Yes        28,583     20,048          0
   116      SBRC     Carson Commerce Center                                 Yes         Yes         4,664      6,587          0
   117      GCFP     Nome Plaza Shopping Center                             Yes         Yes         3,434      4,179          0
   118      GCFP     River Park Shopping Center                             Yes         Yes           853      3,448        192
   119      SBRC     Fountain Plaza                                         Yes         Yes         3,050      3,230          0
   120      GCFP     Fairfield Inn Hattiesburg                              Yes         Yes        12,203     57,009      5,037
   121      GCFP     Fairfield Inn Lake Charles-Sulphur                     Yes         Yes        21,802     55,791      4,790
   122      SBRC     Hampton Inn Blythe                                     Yes         Yes        27,070     48,064      4,013

                                                                                           RECOM-
                                                                                           MENDED                  ESCROWED
                                                                            ESCROWED       ANNUAL    U/W ANNUAL   REPLACEMENT
                                                                          REPLACEMENT     REPLACE-    REPLACE-      RESERVES
          MORTGAGE                                                          RESERVES        MENT        MENT        INITIAL
CONTROL     LOAN                                                         CURRENT ANNUAL   RESERVES    RESERVES      DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                                DEPOSIT       PSF/UNIT    PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------

   65       GCFP     Woodvine Apartments                                        26,580       201         250          0.00
   66       GCFP     Holiday Inn Kennedy Space Center                    4% of revenue       559         993         79.09
   67       GCFP     Chateau Resort & Conf.                              5% of revenue       357       1,307          0.00
   68       GCFP     West Pointe Apartments                                     26,004       200         250         41.67
   69       GCFP     Auburn Hills Industrial Center                              8,124      0.08        0.10          0.00
   70       SBRC     Ponderosa Village Shopping Center                           4,825      0.07        0.15          0.00
   71       SBRC     Heinz Apartments                                           35,264       551         551          0.00
   72       GCFP     Barcelona Apartments                                       35,700       243         281           205
   73       SBRC     Highbury Court Apartments                                  37,896       271         296          0.00
   74       GCFP     BankBoston Building                                         9,684      0.12        0.20          0.03
   75       GCFP     43 West 47th Street                                         2,150      0.10        0.20          0.00
   76       SBRC     58-38 Page Place                                           13,680      0.09        0.15          0.00
   77       GCFP     3832-3844 Sepulveda Boulevard                               2,388      0.03        0.20          0.00
   78       SBRC     Sweetwater Plaza East                                      11,412      0.22        0.22          0.00
   79       SBRC     Duane Reade Maspeth                                         3,750      0.30        0.17          0.20
   80       GCFP     Fairfield Inn Houma                                 5% of revenue       273         832         70.48
   81       SBRC     Brentwood Apartments                                       14,556       239         260          0.00
   82       SBRC     Whitehall Apartments                                        6,780       232         250          0.00
   83       SBRC     Wind River Park Plaza                                       6,134      0.19        0.20          0.00
   84       SBRC     Newport Victoria Plaza                                      7,381      0.14        0.20          0.00
   85       SBRC     Haverty Furniture Store                                         0      0.21        0.25          0.00
   86       GCFP     Westgate Office Center                                      8,472      0.19        0.20          0.02
   87       GCFP     Commonwealth Park                                               0      0.05        0.10          0.51LOC
--------------------------------------------------------------------------------------------------------------------------------
   88       SBRC     New Jersey Portfolio                                       20,526       225         307          0.00
   88A      SBRC     5004 Palisades                                                          224         311
   88B      SBRC     727 & 727A 25th Street                                                  204         300
   88C      SBRC     Franklin's Tower Two                                                    208         316
   88D      SBRC     Franklin's Tower One                                                    289         300
--------------------------------------------------------------------------------------------------------------------------------
   89       GCFP     Centerpointe 24-Hour Fitness                                7,658      0.17        0.22          0.04
   90       GCFP     Keats Plaza                                                 8,211      0.05        0.15          0.04
   91       SBRC     South Pointe Townhomes                                     33,356       256         269          0.00
   92       GCFP     Glenmoor Green I Apartments                                27,000       206         250         20.83
   93       SBRC     Alameda Shopping Center                                         0      0.02        0.15          0.00
   94       SBRC     41 North Division Street                                    7,362      0.22        0.22          0.00
   95       GCFP     Glenmoor Green II Apartments                               37,632       286         336         28.00
   96       GCFP     Flagship Wharf Commercial Condominium                           0      0.05        0.00          0.00
   97       GCFP     South Park Center                                           6,912      0.04        0.15          0.01
   98       GCFP     1952 West El Camino                                         6,266      0.28        0.33          0.03
   99       SBRC     Office Max Traverse                                         2,585      0.10        0.15          0.03
   100      GCFP     Rockland Multi-family Residences                           11,592       214         250         42.00
   101      GCFP     Realty Expert Building                                      4,092      0.07        0.17          0.00
   102      GCFP     75 Bermar Park, Nickel Office Building & Tonida
                     Office Building                                                 0      0.01        0.20          0.00
   103      SBRC     Office Max Mankato                                          2,350      0.07        0.15          0.02
   104      SBRC     Office Max Martinsburg                                      3,525      0.07        0.15          0.04
   105      GCFP     Kmart South Bend                                           14,160      0.10        0.15          0.00
   106      GCFP     Wolfie's Plaza                                             12,160      0.35        0.41          0.03
   107      GCFP     200-220 West 1st Street                                         0      0.12        0.16          0.45
   108      GCFP     The Loring Building                                         5,076      0.17        0.20          1.61
   109      GCFP     Park Paloma Apartments                                     13,372       187         223         37.15
   110      GCFP     Mitchell Building                                           3,483      0.03        0.10          0.02
   111      GCFP     Kennedy I Office Building                                   9,777      0.16        0.20          0.00
   112      SBRC     Holiday Inn Express                                        48,381       224         736          0.00
   113      GCFP     16300 Addison Road Office Building                          3,564      0.02        0.15          0.01
   114      GCFP     Fairfield Inn Jackson                               5% of revenue       154         808         67.00
   115      SBRC     Amberwood  Mobile Home Park                                20,048       255         179          0.00
   116      SBRC     Carson Commerce Center                                          0      0.11        0.15          0.00
   117      GCFP     Nome Plaza Shopping Center                                  4,179      0.19        0.23          0.00
   118      GCFP     River Park Shopping Center                                  2,304      0.04        0.15          0.01
   119      SBRC     Fountain Plaza                                              3,230      0.14        0.15          0.00
   120      GCFP     Fairfield Inn Hattiesburg                           5% of revenue       154         722         63.76
   121      GCFP     Fairfield Inn Lake Charles-Sulphur                  5% of revenue       276         706         60.63
   122      SBRC     Hampton Inn Blythe                                         48,156       459         815         68.02

                                                                           ESCROWED
                                                                          REPLACEMENT                           ESCROWED
                                                                           RESERVES                 ESCROWED      TI/LC
                                                                           CURRENT         U/W        TI/LC     RESERVES
          MORTGAGE                                                          ANNUAL        ANNUAL    RESERVES     CURRENT
CONTROL     LOAN                                                           DEPOSIT        TI/LC      INITIAL     ANNUAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                               PSF/UNIT      RESERVES    DEPOSIT     DEPOSIT
---------------------------------------------------------------------------------------------------------------------------

   65       GCFP     Woodvine Apartments                                       258            NAP         NAP        NAP
   66       GCFP     Holiday Inn Kennedy Space Center                    4% of revenue        NAP         NAP        NAP
   67       GCFP     Chateau Resort & Conf.                              5% of revenue        NAP         NAP        NAP
   68       GCFP     West Pointe Apartments                                    250            NAP         NAP        NAP
   69       GCFP     Auburn Hills Industrial Center                           0.10         25,722      25,000     16,248
   70       SBRC     Ponderosa Village Shopping Center                        0.15         21,617           0          0
   71       SBRC     Heinz Apartments                                          551            NAP         NAP        NAP
   72       GCFP     Barcelona Apartments                                      281            NAP         NAP        NAP
   73       SBRC     Highbury Court Apartments                                 296            NAP         NAP        NAP
   74       GCFP     BankBoston Building                                      0.20         48,396       8,066     48,396
   75       GCFP     43 West 47th Street                                      0.20         18,963           0     18,963
   76       SBRC     58-38 Page Place                                         0.15         27,360           0     27,360
   77       GCFP     3832-3844 Sepulveda Boulevard                            0.10         27,389       7,326     29,304
   78       SBRC     Sweetwater Plaza East                                    0.22         54,835           0     25,740
   79       SBRC     Duane Reade Maspeth                                      0.15          8,500           0          0
   80       GCFP     Fairfield Inn Houma                                 5% of revenue        NAP         NAP        NAP
   81       SBRC     Brentwood Apartments                                      260            NAP         NAP        NAP
   82       SBRC     Whitehall Apartments                                      161            NAP         NAP        NAP
   83       SBRC     Wind River Park Plaza                                    0.20         35,521           0     35,531
   84       SBRC     Newport Victoria Plaza                                   0.20         39,740           0     39,769
   85       SBRC     Haverty Furniture Store                                  0.00         23,750           0          0
   86       GCFP     Westgate Office Center                                   0.23         36,412      65,000          0
   87       GCFP     Commonwealth Park                                        0.00          2,842     100,000LOC       0
---------------------------------------------------------------------------------------------------------------------------
   88       SBRC     New Jersey Portfolio                                      157            NAP         NAP        NAP
   88A      SBRC     5004 Palisades
   88B      SBRC     727 & 727A 25th Street
   88C      SBRC     Franklin's Tower Two
   88D      SBRC     Franklin's Tower One
---------------------------------------------------------------------------------------------------------------------------
   89       GCFP     Centerpointe 24-Hour Fitness                             0.22         34,420           0          0
   90       GCFP     Keats Plaza                                              0.15         18,284           0     18,284
   91       SBRC     South Pointe Townhomes                                    269            NAP         NAP        NAP
   92       GCFP     Glenmoor Green I Apartments                               250            NAP         NAP        NAP
   93       SBRC     Alameda Shopping Center                                  0.00         16,227           0     16,314
   94       SBRC     41 North Division Street                                 0.22         33,464           0          0
   95       GCFP     Glenmoor Green II Apartments                              336            NAP         NAP        NAP
   96       GCFP     Flagship Wharf Commercial Condominium                    0.00         15,608       2,956     17,724
   97       GCFP     South Park Center                                        0.15         26,789       1,151     13,812
   98       GCFP     1952 West El Camino                                      0.33          8,599         715      8,578
   99       SBRC     Office Max Traverse                                      0.11              0           0          0
   100      GCFP     Rockland Multi-family Residences                          252            NAP         NAP        NAP
   101      GCFP     Realty Expert Building                                   0.17         21,442           0     21,442
   102      GCFP     75 Bermar Park, Nickel Office Building & Tonida
                     Office Building                                          0.00         29,118           0     29,118
   103      SBRC     Office Max Mankato                                       0.10              0           0          0
   104      SBRC     Office Max Martinsburg                                   0.15              0           0          0
   105      GCFP     Kmart South Bend                                         0.15         27,065     200,000LOC       0
   106      GCFP     Wolfie's Plaza                                           0.41         31,820       2,652     31,820
   107      GCFP     200-220 West 1st Street                                  0.00         22,351      25,000          0
   108      GCFP     The Loring Building                                      0.20         24,157       2,016     24,192
   109      GCFP     Park Paloma Apartments                                    223            NAP         NAP        NAP
   110      GCFP     Mitchell Building                                        0.10         31,943       5,800     34,800
   111      GCFP     Kennedy I Office Building                                0.20         36,103     300,000     48,886
   112      SBRC     Holiday Inn Express                                       691            NAP         NAP        NAP
   113      GCFP     16300 Addison Road Office Building                       0.15         21,432      64,827     21,444
   114      GCFP     Fairfield Inn Jackson                               5% of revenue        NAP         NAP        NAP
   115      SBRC     Amberwood  Mobile Home Park                               179            NAP         NAP        NAP
   116      SBRC     Carson Commerce Center                                   0.00         28,628           0     28,632
   117      GCFP     Nome Plaza Shopping Center                               0.23         18,931           0     18,531
   118      GCFP     River Park Shopping Center                               0.10         17,942      50,000     18,192
   119      SBRC     Fountain Plaza                                           0.15         16,517           0     16,592
   120      GCFP     Fairfield Inn Hattiesburg                           5% of revenue        NAP         NAP        NAP
   121      GCFP     Fairfield Inn Lake Charles-Sulphur                  5% of revenue        NAP         NAP        NAP
   122      SBRC     Hampton Inn Blythe                                        816            NAP         NAP        NAP

                                                                                               ESCROWED
                                                                                    ESCROWED    TI/LC
                                                                           U/W       TI/LC     RESERVES
                                                                          ANNUAL    RESERVES   CURRENT
          MORTGAGE                                                        TI/LC     INITIAL     ANNUAL
CONTROL     LOAN                                                         RESERVES   DEPOSIT    DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                             PSF/UNIT   PSF/UNIT   PSF/UNIT
-------------------------------------------------------------------------------------------------------

   65       GCFP     Woodvine Apartments                                    NAP         NAP       NAP
   66       GCFP     Holiday Inn Kennedy Space Center                       NAP         NAP       NAP
   67       GCFP     Chateau Resort & Conf.                                 NAP         NAP       NAP
   68       GCFP     West Pointe Apartments                                 NAP         NAP       NAP
   69       GCFP     Auburn Hills Industrial Center                        0.32        0.31      0.20
   70       SBRC     Ponderosa Village Shopping Center                     0.67        0.00      0.00
   71       SBRC     Heinz Apartments                                       NAP         NAP       NAP
   72       GCFP     Barcelona Apartments                                   NAP         NAP       NAP
   73       SBRC     Highbury Court Apartments                              NAP         NAP       NAP
   74       GCFP     BankBoston Building                                   1.00        0.17      1.00
   75       GCFP     43 West 47th Street                                   1.76        0.00      1.76
   76       SBRC     58-38 Page Place                                      0.30        0.00      0.30
   77       GCFP     3832-3844 Sepulveda Boulevard                         1.14        0.31      1.22
   78       SBRC     Sweetwater Plaza East                                 1.08        0.00      0.51
   79       SBRC     Duane Reade Maspeth                                   0.34        0.00      0.00
   80       GCFP     Fairfield Inn Houma                                    NAP         NAP       NAP
   81       SBRC     Brentwood Apartments                                   NAP         NAP       NAP
   82       SBRC     Whitehall Apartments                                   NAP         NAP       NAP
   83       SBRC     Wind River Park Plaza                                 1.16        0.00      1.16
   84       SBRC     Newport Victoria Plaza                                1.08        0.00      1.08
   85       SBRC     Haverty Furniture Store                               0.50        0.00      0.00
   86       GCFP     Westgate Office Center                                1.00        1.79      0.00
   87       GCFP     Commonwealth Park                                     0.05        1.82LOC   0.00
-------------------------------------------------------------------------------------------------------
   88       SBRC     New Jersey Portfolio                                   NAP         NAP       NAP
   88A      SBRC     5004 Palisades
   88B      SBRC     727 & 727A 25th Street
   88C      SBRC     Franklin's Tower Two
   88D      SBRC     Franklin's Tower One
-------------------------------------------------------------------------------------------------------
   89       GCFP     Centerpointe 24-Hour Fitness                          1.00        0.00      0.00
   90       GCFP     Keats Plaza                                           0.33        0.00      0.33
   91       SBRC     South Pointe Townhomes                                 NAP         NAP       NAP
   92       GCFP     Glenmoor Green I Apartments                            NAP         NAP       NAP
   93       SBRC     Alameda Shopping Center                               1.00        0.00      1.00
   94       SBRC     41 North Division Street                              1.00        0.00      0.00
   95       GCFP     Glenmoor Green II Apartments                           NAP         NAP       NAP
   96       GCFP     Flagship Wharf Commercial Condominium                 0.53        0.10      0.60
   97       GCFP     South Park Center                                     0.58        0.03      0.30
   98       GCFP     1952 West El Camino                                   0.46        0.04      0.46
   99       SBRC     Office Max Traverse                                   0.00        0.00      0.00
   100      GCFP     Rockland Multi-family Residences                       NAP         NAP       NAP
   101      GCFP     Realty Expert Building                                0.90        0.00      0.90
   102      GCFP     75 Bermar Park, Nickel Office Building & Tonida
                     Office Building                                       0.61        0.00      0.61
   103      SBRC     Office Max Mankato                                    0.00        0.00      0.00
   104      SBRC     Office Max Martinsburg                                0.00        0.00      0.00
   105      GCFP     Kmart South Bend                                      0.29        2.12LOC   0.00
   106      GCFP     Wolfie's Plaza                                        1.06        0.09      1.06
   107      GCFP     200-220 West 1st Street                               1.01        1.12      0.00
   108      GCFP     The Loring Building                                   0.97        0.08      0.97
   109      GCFP     Park Paloma Apartments                                 NAP         NAP       NAP
   110      GCFP     Mitchell Building                                     0.92        0.17      1.00
   111      GCFP     Kennedy I Office Building                             0.74        6.14      1.00
   112      SBRC     Holiday Inn Express                                    NAP         NAP       NAP
   113      GCFP     16300 Addison Road Office Building                    0.90        2.74      0.90
   114      GCFP     Fairfield Inn Jackson                                  NAP         NAP       NAP
   115      SBRC     Amberwood  Mobile Home Park                            NAP         NAP       NAP
   116      SBRC     Carson Commerce Center                                0.65        0.00      0.65
   117      GCFP     Nome Plaza Shopping Center                            1.04        0.00      1.02
   118      GCFP     River Park Shopping Center                            0.78        2.18      0.79
   119      SBRC     Fountain Plaza                                        0.77        0.00      0.77
   120      GCFP     Fairfield Inn Hattiesburg                              NAP         NAP       NAP
   121      GCFP     Fairfield Inn Lake Charles-Sulphur                     NAP         NAP       NAP
   122      SBRC     Hampton Inn Blythe                                     NAP         NAP       NAP

                        ESCROWS AND RESERVES INFORMATION


                                                                                                  RECOM-               ESCROWED
                                                                                                  MENDED      U/W      REPLACE-
                                                                                                  ANNUAL     ANNUAL      MENT
          MORTGAGE                                                         TAXES     INSURANCE   REPLACE-   REPLACE-   RESERVES
CONTROL     LOAN                                                         CURRENTLY   CURRENTLY     MENT       MENT     INITIAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                             ESCROWED    ESCROWED    RESERVES   RESERVES   DEPOSIT
----------------------------------------------------------------------------------------------------------------------------------

   123      SBRC     The Grove Shopping Center                              Yes         Yes        11,658     13,990          0
   124      GCFP     475-499 Hillside Avenue                                Yes         Yes        19,546     31,341          0
   125      SBRC     Copeland Shopping Center                               Yes         Yes         5,683      6,820          0
   126      GCFP     The Fleet Building                                     Yes         Yes         5,629      9,589      1,199
   127      GCFP     Commack Tower Plaza                                    Yes         Yes         2,854      3,640        910
   128      GCFP     Shoppes of Northshore                                  Yes         Yes         1,600      3,305        184
   129      SBRC     Las Posadas Shopping Center                            Yes         Yes         7,708      7,822          0
   130      SBRC     The Ville Apartments                                   Yes         Yes        25,915     27,500          0
   131      GCFP     Amelia Court Apartments                                Yes         Yes         9,217     25,550          0
   132      SBRC     Long Street Townhouses                                 Yes         Yes         4,545     10,250          0
   133      GCFP     Silverbrook Apartments                                 Yes         Yes         6,329      7,750          0
   134      SBRC     Garden Apartments                                      Yes         Yes        18,890     19,525          0
   135      GCFP     Westchester and New Haven Apartments                   Yes         Yes        20,729     24,480      1,767
   136      SBRC     Madison Midtown Shopping Center                        Yes         Yes           251      1,110          0
   137      SBRC     Cleveland Corners Shopping Center                      Yes         Yes            97        504          0
   138      SBRC     Park Place Apartments                                  Yes         Yes         6,196     12,000          0
   139      GCFP     Horizons Apartments                                    Yes         Yes        11,083     12,750      2,125
   140      GCFP     Regency Square Apartments                              Yes         Yes        50,135     57,937     33,000
   141      SBRC     Federal Express                                        Yes         No          2,474      7,784          0
   142      SBRC     Levittown Professional Building                        Yes         Yes         5,500      4,600          0
   143      SBRC     3311 Richmond Office Building                          Yes         Yes        10,417     10,657          0
   144      SBRC     Carmel Towers                                          Yes         Yes         8,267     12,750          0
   145      GCFP     Westwood Apartments                                    Yes         Yes         9,304     10,922      1,821
   146      SBRC     Crestridge Apartments                                  Yes         Yes        24,707     25,500          0
   147      GCFP     Pine Tree Square                                       Yes         No          2,051      3,731          0
   148      GCFP     Thistlewood Apartments                                 Yes         Yes        10,417     30,400          0
   149      GCFP     Lesbo/Bullion Mobile Home Park                         Yes         Yes         2,500      4,200          0
   150      SBRC     The Town Center                                        Yes         Yes         7,141      7,057          0
   151      SBRC     Bayridge Apartments                                    Yes         Yes        22,033     31,250          0
   152      SBRC     Ramada Inn - Elizabethtown                             Yes         Yes         8,705     42,033          0
   153      SBRC     Oasis Surgery Center                                   Yes         Yes         1,128      2,254          0
   154      SBRC     715 South Oxford Court Apartments                      Yes         Yes         3,371      7,250          0
   155      SBRC     Barefoot Bay Medical Office Center                     Yes         Yes         1,167      1,440          0
   156      GCFP     14 Mamaroneck Avenue                                   Yes         Yes         2,103      4,207          0

   157      SBRC     Presidio Plaza                                         Yes         Yes         4,036      4,843          0
   158      SBRC     904-912 21st Avenue                                    Yes         Yes        18,718     20,257          0
   159      GCFP     Ambassador Apartments                                  Yes         Yes         6,917     10,750     50,000
   160      SBRC     Frisco South Shopping Center                           Yes         Yes           971      2,788          0
   161      GCFP     Oquendo Office Warehouse                               Yes         Yes             0      2,944          0
   162      GCFP     Palm Harbor Mobile Home Park                           Yes         Yes             0      5,150          0
   163      SBRC     Milan Apartments                                       Yes         Yes        10,776     10,250          0
   164      SBRC     Palm Pacific Plaza Shopping Center                     Yes         Yes         1,523      1,687          0
   165      SBRC     North Dixie Commerce Center                            Yes         Yes         4,252      5,003          0
   166      SBRC     Meadowlark Apartments                                  Yes         Yes        16,360     16,348          0
   167      SBRC     Old Judge Building                                     Yes         Yes         2,052      8,229          0
----------------------------------------------------------------------------------------------------------------------------------
   168      SBRC     Sherman/Lennox Portfolio                                                       2,817      3,678          0
  168A      SBRC     6839-6841 Lennox Avenue                                Yes         Yes         1,825      2,342
  168B      SBRC     17732 Sherman Way                                      Yes         Yes           992      1,336
----------------------------------------------------------------------------------------------------------------------------------
   169      SBRC     Pacific Winds Apartments                               Yes         Yes        11,180     11,750          0
   170      SBRC     Isle of Capri Apartments                               Yes         Yes        10,096     12,000     10,000
   171      SBRC     Datura Station                                         Yes         Yes         1,917      2,253          0
   172      SBRC     Park View Cooperative                                  Yes         Yes         5,070     21,250          0
   173      SBRC     H & Z Office Building                                  Yes         Yes         3,985      4,294          0
   174      SBRC     Nassau Bay Villas Apartments                           Yes         Yes        10,378     16,750          0
   175      SBRC     2180 West First Street                                 Yes         Yes         6,042      6,583          0
   176      GCFP     8020 Northwest 60th Street                             Yes         Yes           342      7,039          0
   177      SBRC     Irving Place Apartments                                Yes         Yes        13,706     18,000          0
   178      GCFP     Regency Palms Apartments                               Yes         Yes        22,877     25,632     19,694
   179      GCFP     Four Flags Motors, Inc.                                Yes         Yes             0      3,627          0
   180      GCFP     Alexandria Gardens Apartments                          Yes         Yes         7,402      8,700          0
   181      GCFP     47-49 Main Street                                      Yes         Yes           918      1,174          0
   182      SBRC     Madrid Apartments                                      Yes         Yes        18,368     18,240     35,000
   183      SBRC     Comfort Inn - Milledgeville                            Yes         Yes        15,992     26,864          0
   184      SBRC     Wal-Mart Shopping Center                               Yes         Yes         1,102      1,414          0
   185      SBRC     Stratford Apartments                                   Yes         Yes        12,758     15,174          0
   186      SBRC     Willow Glen Plaza                                      Yes         Yes           531      1,715          0

                                                                                           RECOM-
                                                                                           MENDED                  ESCROWED
                                                                            ESCROWS        ANNUAL    U/W ANNUAL   REPLACEMENT
                                                                          REPLACEMENT     REPLACE-    REPLACE-     RESERVES
          MORTGAGE                                                          RESERVES        MENT        MENT        INITIAL
CONTROL     LOAN                                                         CURRENT ANNUAL   RESERVES    RESERVES      DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                                DEPOSIT       PSF/UNIT    PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------

   123      SBRC     The Grove Shopping Center                                       0      0.24        0.29          0.00
   124      GCFP     475-499 Hillside Avenue                                    22,620      0.09        0.15          0.00
   125      SBRC     Copeland Shopping Center                                        0      0.27        0.32          0.00
   126      GCFP     The Fleet Building                                          7,192      0.12        0.20          0.03
   127      GCFP     Commack Tower Plaza                                         3,640      0.20        0.26          0.06
   128      GCFP     Shoppes of Northshore                                       2,208      0.07        0.15          0.01
   129      SBRC     Las Posadas Shopping Center                                     0      0.30        0.30          0.00
   130      SBRC     The Ville Apartments                                       15,549       236         250          0.00
   131      GCFP     Amelia Court Apartments                                         0     97.02         269          0.00
   132      SBRC     Long Street Townhouses                                      6,150       111         250          0.00
   133      GCFP     Silverbrook Apartments                                      7,504       204         250          0.00
   134      SBRC     Garden Apartments                                          17,750       266         275          0.00
   135      GCFP     Westchester and New Haven Apartments                       21,204       259         306         22.09
   136      SBRC     Madison Midtown Shopping Center                                 0      0.02        0.10          0.00
   137      SBRC     Cleveland Corners Shopping Center                               0      0.02        0.10          0.00
   138      SBRC     Park Place Apartments                                       7,200       129         250          0.00
   139      GCFP     Horizons Apartments                                        12,750       217         250         41.67
   140      GCFP     Regency Square Apartments                                       0       418         483           275
   141      SBRC     Federal Express                                             7,788      0.05        0.15          0.00
   142      SBRC     Levittown Professional Building                                 0      0.28        0.23          0.00
   143      SBRC     3311 Richmond Office Building                              10,668      0.24        0.25          0.00
   144      SBRC     Carmel Towers                                               7,650       162         250          0.00
   145      GCFP     Westwood Apartments                                        10,928       216         254         42.36
   146      SBRC     Crestridge Apartments                                      15,300       242         250          0.00
   147      GCFP     Pine Tree Square                                            3,731      0.08        0.15          0.00
   148      GCFP     Thistlewood Apartments                                     22,800     91.37         267          0.00
   149      GCFP     Lesbo/Bullion Mobile Home Park                              4,200     29.76       50.00          0.00
   150      SBRC     The Town Center                                                 0      0.24        0.24          0.00
   151      SBRC     Bayridge Apartments                                             0       176         250          0.00
   152      SBRC     Ramada Inn - Elizabethtown                                 46,184       128         618          0.00
   153      SBRC     Oasis Surgery Center                                            0      0.08        0.15          0.00
   154      SBRC     715 South Oxford Court Apartments                               0       116         250          0.00
   155      SBRC     Barefoot Bay Medical Office Center                              0      0.08        0.10          0.00
   156      GCFP     14 Mamaroneck Avenue                                        3,270      0.10        0.20          0.00

   157      SBRC     Presidio Plaza                                                  0      0.32        0.39          0.00
   158      SBRC     904-912 21st Avenue                                        20,257       398         431          0.00
   159      GCFP     Ambassador Apartments                                       8,600       161         250         1,163
   160      SBRC     Frisco South Shopping Center                                    0      0.05        0.15          0.00
   161      GCFP     Oquendo Office Warehouse                                    2,944      0.00        0.15          0.00
   162      GCFP     Palm Harbor Mobile Home Park                                5,148      0.00       58.52          0.00
   163      SBRC     Milan Apartments                                           10,250       263         250          0.00
   164      SBRC     Palm Pacific Plaza Shopping Center                              0      0.14        0.15          0.00
   165      SBRC     North Dixie Commerce Center                                     0      0.13        0.15          0.00
   166      SBRC     Meadowlark Apartments                                      11,200       268         268          0.00
   167      SBRC     Old Judge Building                                          8,229      0.05        0.20          0.00
--------------------------------------------------------------------------------------------------------------------------------
   168      SBRC     Sherman/Lennox Portfolio                                        0      0.11        0.15          0.00
  168A      SBRC     6839-6841 Lennox Avenue                                                0.12        0.15
  168B      SBRC     17732 Sherman Way                                                      0.11        0.15
--------------------------------------------------------------------------------------------------------------------------------
   169      SBRC     Pacific Winds Apartments                                    7,050       238         250          0.00
   170      SBRC     Isle of Capri Apartments                                   12,000       210         250           208
   171      SBRC     Datura Station                                                  0      0.16        0.19          0.00
   172      SBRC     Park View Cooperative                                      12,750     59.65         250          0.00
   173      SBRC     H & Z Office Building                                           0      0.24        0.26          0.00
   174      SBRC     Nassau Bay Villas Apartments                               10,044       155         250          0.00
   175      SBRC     2180 West First Street                                      4,323      0.21        0.23          0.00
   176      GCFP     8020 Northwest 60th Street                                      0      0.01        0.20          0.00
   177      SBRC     Irving Place Apartments                                    10,800       190         250          0.00
   178      GCFP     Regency Palms Apartments                                   25,632       257         288           221
   179      GCFP     Four Flags Motors, Inc.                                         0      0.00        0.15          0.00
   180      GCFP     Alexandria Gardens Apartments                               8,700       247         290          0.00
   181      GCFP     47-49 Main Street                                           1,174      0.26        0.33          0.00
   182      SBRC     Madrid Apartments                                          15,105       322         320           614
   183      SBRC     Comfort Inn - Milledgeville                                26,868       348         584          0.00
   184      SBRC     Wal-Mart Shopping Center                                        0      0.08        0.10          0.00
   185      SBRC     Stratford Apartments                                        9,216       236         281          0.00
   186      SBRC     Willow Glen Plaza                                               0      0.05        0.15          0.00

                                                                           ESCROWED
                                                                          REPLACEMENT                           ESCROWED
                                                                           RESERVES                 ESCROWED      TI/LC
                                                                           CURRENT         U/W        TI/LC     RESERVES
          MORTGAGE                                                          ANNUAL        ANNUAL    RESERVES     CURRENT
CONTROL     LOAN                                                           DEPOSIT        TI/LC      INITIAL     ANNUAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                               PSF/UNIT      RESERVES    DEPOSIT     DEPOSIT
---------------------------------------------------------------------------------------------------------------------------

   123      SBRC     The Grove Shopping Center                                0.00         49,036           0     48,950
   124      GCFP     475-499 Hillside Avenue                                  0.11         46,651           0     18,000
   125      SBRC     Copeland Shopping Center                                 0.00         20,828           0     20,999
   126      GCFP     The Fleet Building                                       0.15         47,947       7,991     47,947
   127      GCFP     Commack Tower Plaza                                      0.26         19,039      20,000     18,087
   128      GCFP     Shoppes of Northshore                                    0.10         13,702         927     11,124
   129      SBRC     Las Posadas Shopping Center                              0.00         20,868           0          0
   130      SBRC     The Ville Apartments                                      141            NAP         NAP        NAP
   131      GCFP     Amelia Court Apartments                                  0.00            NAP         NAP        NAP
   132      SBRC     Long Street Townhouses                                    150            NAP         NAP        NAP
   133      GCFP     Silverbrook Apartments                                    242            NAP         NAP        NAP
   134      SBRC     Garden Apartments                                         250            NAP         NAP        NAP
   135      GCFP     Westchester and New Haven Apartments                      265            NAP         NAP        NAP
   136      SBRC     Madison Midtown Shopping Center                          0.00         11,067           0          0
   137      SBRC     Cleveland Corners Shopping Center                        0.00          5,290           0          0
   138      SBRC     Park Place Apartments                                     150            NAP         NAP        NAP
   139      GCFP     Horizons Apartments                                       250            NAP         NAP        NAP
   140      GCFP     Regency Square Apartments                                0.00            NAP         NAP        NAP
   141      SBRC     Federal Express                                          0.15         15,701           0     11,412
   142      SBRC     Levittown Professional Building                          0.00         23,800           0     23,800
   143      SBRC     3311 Richmond Office Building                            0.25         47,375           0     47,376
   144      SBRC     Carmel Towers                                             150            NAP         NAP        NAP
   145      GCFP     Westwood Apartments                                       254            NAP         NAP        NAP
   146      SBRC     Crestridge Apartments                                     150            NAP         NAP        NAP
   147      GCFP     Pine Tree Square                                         0.15         12,085           0     11,891
   148      GCFP     Thistlewood Apartments                                    200            NAP         NAP        NAP
   149      GCFP     Lesbo/Bullion Mobile Home Park                          50.00            NAP         NAP        NAP
   150      SBRC     The Town Center                                          0.00         23,507           0     12,000
   151      SBRC     Bayridge Apartments                                      0.00            NAP         NAP        NAP
   152      SBRC     Ramada Inn - Elizabethtown                                679            NAP         NAP        NAP
   153      SBRC     Oasis Surgery Center                                     0.00         38,014      53,613     38,000
   154      SBRC     715 South Oxford Court Apartments                        0.00            NAP         NAP        NAP
   155      SBRC     Barefoot Bay Medical Office Center                       0.00         14,400           0     14,400
   156      GCFP     14 Mamaroneck Avenue                                     0.16         27,040     150,000     27,040
                                                                                                          LOC
   157      SBRC     Presidio Plaza                                           0.00         12,630           0      6,246
   158      SBRC     904-912 21st Avenue                                       431            NAP         NAP        NAP
   159      GCFP     Ambassador Apartments                                     200            NAP         NAP        NAP
   160      SBRC     Frisco South Shopping Center                             0.00         26,354           0     18,585
   161      GCFP     Oquendo Office Warehouse                                 0.15          5,361           0      5,360
   162      GCFP     Palm Harbor Mobile Home Park                            58.50            NAP         NAP        NAP
   163      SBRC     Milan Apartments                                          250            NAP         NAP        NAP
   164      SBRC     Palm Pacific Plaza Shopping Center                       0.00         11,142           0     11,245
   165      SBRC     North Dixie Commerce Center                              0.00         14,586     150,000          0
   166      SBRC     Meadowlark Apartments                                     184            NAP         NAP        NAP
   167      SBRC     Old Judge Building                                       0.20         30,858           0     14,473
---------------------------------------------------------------------------------------------------------------------------
   168      SBRC     Sherman/Lennox Portfolio                                 0.00         24,330           0     24,400
  168A      SBRC     6839-6841 Lennox Avenue                                               15,489
  168B      SBRC     17732 Sherman Way                                                      8,841
---------------------------------------------------------------------------------------------------------------------------
   169      SBRC     Pacific Winds Apartments                                  150            NAP         NAP        NAP
   170      SBRC     Isle of Capri Apartments                                  250            NAP         NAP        NAP
   171      SBRC     Datura Station                                           0.00         10,667           0          0
   172      SBRC     Park View Cooperative                                     150            NAP         NAP        NAP
   173      SBRC     H & Z Office Building                                    0.00         27,130           0     23,124
   174      SBRC     Nassau Bay Villas Apartments                              150            NAP         NAP        NAP
   175      SBRC     2180 West First Street                                   0.15         21,898      21,841     11,717
   176      GCFP     8020 Northwest 60th Street                               0.00          5,157           0          0
   177      SBRC     Irving Place Apartments                                   150            NAP         NAP        NAP
   178      GCFP     Regency Palms Apartments                                  288            NAP         NAP        NAP
   179      GCFP     Four Flags Motors, Inc.                                  0.00         16,674           0          0
   180      GCFP     Alexandria Gardens Apartments                             290            NAP         NAP        NAP
   181      GCFP     47-49 Main Street                                        0.33          5,338           0      7,427
   182      SBRC     Madrid Apartments                                         265            NAP         NAP        NAP
   183      SBRC     Comfort Inn - Milledgeville                               584            NAP         NAP        NAP
   184      SBRC     Wal-Mart Shopping Center                                 0.00         14,022           0          0
   185      SBRC     Stratford Apartments                                      171            NAP         NAP        NAP
   186      SBRC     Willow Glen Plaza                                        0.00          7,456      11,740          0

                                                                                               ESCROWED
                                                                                    ESCROWED    TI/LC
                                                                           U/W       TI/LC     RESERVES
                                                                          ANNUAL    RESERVES   CURRENT
          MORTGAGE                                                        TI/LC     INITIAL     ANNUAL
CONTROL     LOAN                                                         RESERVES   DEPOSIT    DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                             PSF/UNIT   PSF/UNIT   PSF/UNIT
-------------------------------------------------------------------------------------------------------

   123      SBRC     The Grove Shopping Center                             1.00        0.00      1.00
   124      GCFP     475-499 Hillside Avenue                               0.22        0.00      0.09
   125      SBRC     Copeland Shopping Center                              0.99        0.00      1.00
   126      GCFP     The Fleet Building                                    1.00        0.17      1.00
   127      GCFP     Commack Tower Plaza                                   1.34        1.41      1.27
   128      GCFP     Shoppes of Northshore                                 0.62        0.04      0.50
   129      SBRC     Las Posadas Shopping Center                           0.80        0.00      0.00
   130      SBRC     The Ville Apartments                                   NAP         NAP       NAP
   131      GCFP     Amelia Court Apartments                                NAP         NAP       NAP
   132      SBRC     Long Street Townhouses                                 NAP         NAP       NAP
   133      GCFP     Silverbrook Apartments                                 NAP         NAP       NAP
   134      SBRC     Garden Apartments                                      NAP         NAP       NAP
   135      GCFP     Westchester and New Haven Apartments                   NAP         NAP       NAP
   136      SBRC     Madison Midtown Shopping Center                       1.00        0.00      0.00
   137      SBRC     Cleveland Corners Shopping Center                     1.05        0.00      0.00
   138      SBRC     Park Place Apartments                                  NAP         NAP       NAP
   139      GCFP     Horizons Apartments                                    NAP         NAP       NAP
   140      GCFP     Regency Square Apartments                              NAP         NAP       NAP
   141      SBRC     Federal Express                                       0.30        0.00      0.22
   142      SBRC     Levittown Professional Building                       1.19        0.00      1.19
   143      SBRC     3311 Richmond Office Building                         1.11        0.00      1.11
   144      SBRC     Carmel Towers                                          NAP         NAP       NAP
   145      GCFP     Westwood Apartments                                    NAP         NAP       NAP
   146      SBRC     Crestridge Apartments                                  NAP         NAP       NAP
   147      GCFP     Pine Tree Square                                      0.49        0.00      0.48
   148      GCFP     Thistlewood Apartments                                 NAP         NAP       NAP
   149      GCFP     Lesbo/Bullion Mobile Home Park                         NAP         NAP       NAP
   150      SBRC     The Town Center                                       0.80        0.00      0.41
   151      SBRC     Bayridge Apartments                                    NAP         NAP       NAP
   152      SBRC     Ramada Inn - Elizabethtown                             NAP         NAP       NAP
   153      SBRC     Oasis Surgery Center                                  2.53        3.57      2.53
   154      SBRC     715 South Oxford Court Apartments                      NAP         NAP       NAP
   155      SBRC     Barefoot Bay Medical Office Center                    1.00        0.00      1.00
   156      GCFP     14 Mamaroneck Avenue                                  1.29        7.13      1.29
                                                                                        LOC
   157      SBRC     Presidio Plaza                                        1.01        0.00      0.50
   158      SBRC     904-912 21st Avenue                                    NAP         NAP       NAP
   159      GCFP     Ambassador Apartments                                  NAP         NAP       NAP
   160      SBRC     Frisco South Shopping Center                          1.42        0.00      1.00
   161      GCFP     Oquendo Office Warehouse                              0.27        0.00      0.27
   162      GCFP     Palm Harbor Mobile Home Park                           NAP         NAP       NAP
   163      SBRC     Milan Apartments                                       NAP         NAP       NAP
   164      SBRC     Palm Pacific Plaza Shopping Center                    0.99        0.00      1.00
   165      SBRC     North Dixie Commerce Center                           0.44        4.50      0.00
   166      SBRC     Meadowlark Apartments                                  NAP         NAP       NAP
   167      SBRC     Old Judge Building                                    0.75        0.00      0.35
-------------------------------------------------------------------------------------------------------
   168      SBRC     Sherman/Lennox Portfolio                              0.99        0.00      1.00
  168A      SBRC     6839-6841 Lennox Avenue                               0.99
  168B      SBRC     17732 Sherman Way                                     0.99
-------------------------------------------------------------------------------------------------------
   169      SBRC     Pacific Winds Apartments                               NAP         NAP       NAP
   170      SBRC     Isle of Capri Apartments                               NAP         NAP       NAP
   171      SBRC     Datura Station                                        0.90        0.00      0.00
   172      SBRC     Park View Cooperative                                  NAP         NAP       NAP
   173      SBRC     H & Z Office Building                                 1.64        0.00      1.40
   174      SBRC     Nassau Bay Villas Apartments                           NAP         NAP       NAP
   175      SBRC     2180 West First Street                                0.76        0.76      0.41
   176      GCFP     8020 Northwest 60th Street                            0.15        0.00      0.00
   177      SBRC     Irving Place Apartments                                NAP         NAP       NAP
   178      GCFP     Regency Palms Apartments                               NAP         NAP       NAP
   179      GCFP     Four Flags Motors, Inc.                               0.69        0.00      0.00
   180      GCFP     Alexandria Gardens Apartments                          NAP         NAP       NAP
   181      GCFP     47-49 Main Street                                     1.49        0.00      2.07
   182      SBRC     Madrid Apartments                                      NAP         NAP       NAP
   183      SBRC     Comfort Inn - Milledgeville                            NAP         NAP       NAP
   184      SBRC     Wal-Mart Shopping Center                              0.99        0.00      0.00
   185      SBRC     Stratford Apartments                                   NAP         NAP       NAP
   186      SBRC     Willow Glen Plaza                                     0.65        1.03      0.00

                        ESCROWS AND RESERVES INFORMATION


                                                                                                  RECOM-               ESCROWED
                                                                                                  MENDED      U/W      REPLACE-
                                                                                                  ANNUAL     ANNUAL      MENT
          MORTGAGE                                                         TAXES     INSURANCE   REPLACE-   REPLACE-   RESERVES
CONTROL     LOAN                                                         CURRENTLY   CURRENTLY     MENT       MENT     INITIAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                             ESCROWED    ESCROWED    RESERVES   RESERVES   DEPOSIT
-------------------------------------------------------------------------------------------------------------------------------

   187      SBRC     Edgewater Bay Apartments                               Yes         Yes         7,974      8,000          0
   188      SBRC     420 Group                                              Yes         Yes        10,596     11,250          0
   189      GCFP     7-Eleven                                               Yes         Yes           516        449      5,000
   190      SBRC     Lake Forest North Apartments                           Yes         Yes         8,171     11,500          0
   191      SBRC     CompuChem Industrial                                   Yes         Yes         8,021      7,974          0
   192      GCFP     Palazzolo Plaza                                        Yes         Yes             0      1,800          0
   193      SBRC     A. E. Larson Building                                  Yes         Yes        18,828     22,283          0
   194      GCFP     Lanewood Apartments                                    Yes         Yes         8,000      9,000          0
   195      GCFP     Chris-Town Mobile Home Park                            Yes         Yes             0      3,100          0
   196      SBRC     Corbus-Peppertree Lane Apartments                      Yes         Yes           UAV     16,500          0
   197      SBRC     Missouri Meadows Apartments                            Yes         Yes        12,942     15,500      5,000
   198      SBRC     Highlander Square Apartments                           Yes         Yes        33,746     23,375          0
   199      SBRC     Hillcrest Crossing                                     Yes         Yes         1,897        985          0
   200      SBRC     Virginia Plaza                                         Yes         Yes         2,177      2,575          0
   201      SBRC     Pedersen Building                                      Yes         Yes           UAV      1,456          0
   202      GCFP     Spring Oaks Mobile Home & Recreational Vehicle
                     Park                                                   Yes         Yes           683      6,100          0
   203      SBRC     Shadowood Apartments                                   Yes         Yes        12,767     15,000          0
   204      SBRC     Arroyo Shopping Center                                 Yes         Yes         2,775      2,745          0
   205      GCFP     The Nog Retail Center                                  Yes         Yes         2,935      4,073          0
   206      GCFP     London Square Apartments                               Yes         Yes         8,723     18,100          0
   207      SBRC     Petite Chateau Villa Mobile Home Park                  No          No            UAV      6,900          0
   208      GCFP     Walnut Hills Apartments                                Yes         Yes        10,733     26,250          0
   209      SBRC     Palmer Highway Shopping Center                         Yes         Yes         2,897      2,913          0
   210      SBRC     Somerset Apartments                                    Yes         Yes        12,092     14,000          0
----------------------------------------------------------------------------------------------------------------------------------
   211      SBRC     Shady Acres/Pine Shadows Portfolio                                               UAV     10,000          0
  211A      SBRC     Shady Acres Duplexes                                   No          No            UAV      7,000
  211B      SBRC     Pine Shadows Estates                                   No          No            UAV      3,000
----------------------------------------------------------------------------------------------------------------------------------
   212      SBRC     Vanowen Street Retail Center                           Yes         Yes         1,038      1,410          0
   213      GCFP     Rena's Village Plaza                                   Yes         Yes             0      3,846          0
   214      SBRC     Stanford Place Apartments                              Yes         Yes         9,238     11,400          0
   215      SBRC     Panola-Redan Crossing                                  Yes         Yes           283      1,709          0
   216      SBRC     Garnet Avenue Shopping Center                          Yes         Yes         1,646      1,975          0
   217      SBRC     The Chalet Apartments                                  Yes         Yes         8,289     10,000          0
   218      SBRC     Galt Ocean Plaza                                       Yes         Yes         6,567      3,814          0
   219      SBRC     Zion Street Apartments                                 Yes         Yes       143,065     13,000          0
   220      GCFP     Country Square Mobile Home Park                        Yes         Yes             0      5,950          0
   221      GCFP     1513-1517 Taylor Avenue                                Yes         Yes         5,450     15,000          0
   222      GCFP     Westside Warehouse                                     Yes         Yes             0      7,112          0
   223      SBRC     Heritage House Apartments                              Yes         Yes         6,605      7,196          0
   224      SBRC     Troy Building                                          Yes         Yes         7,287      8,746          0
   225      SBRC     Arlington Manor Mobile Home Park                       Yes         Yes        11,005      4,950          0
   226      GCFP     Capitol View Apartments, Charles Apartments &
                     Randolph Apartments                                    Yes         Yes           333      9,000          0
   227      SBRC     Beresford Retail                                       No          No            UAV      1,200          0
   228      SBRC     120 Standard Street                                    No          No            UAV      2,400          0
   229      GCFP     2077-2089 New York Avenue                              Yes         Yes             0      1,491          0
   230      SBRC     Blair Place Duplexes                                   No          No            UAV      7,000          0
   231      SBRC     18714 Parthenia Street                                 No          No            UAV      3,326          0
   232      GCFP     Thornapple Apartments                                  Yes         Yes        10,017     25,500          0
   233      GCFP     2800 Oakmont Drive                                     Yes         Yes             0      2,010          0
   234      SBRC     Fox Tile                                               Yes         Yes        12,047     12,047          0
   235      SBRC     471 Prospect Street                                    Yes         Yes         7,147      7,150          0
   236      GCFP     Barclay Arms Apartments                                Yes         Yes             0      7,000          0
   237      SBRC     Wishney                                                No          No            UAV      3,243          0
   238      GCFP     Elmgrove Apartments                                    Yes         Yes         7,063     13,050          0
   239      SBRC     Centennial Apartments                                  Yes         Yes         3,770      4,800          0
   240      SBRC     Vanguard Industrial Building                           No          No            UAV      2,106          0
   241      GCFP     135-145 Orange Street Apartments                       Yes         Yes             0      8,250          0
   242      SBRC     Brentwood Village Apartments                           No          No            UAV      7,650          0
   243      GCFP     Seoul Plaza                                            Yes         Yes             0      1,522          0
   244      SBRC     Glendale Apartments                                    Yes         Yes         7,119      8,400          0
   245      GCFP     Riverview Apartments                                   Yes         Yes         1,000      5,000          0
   246      GCFP     820 Linden Boulevard                                   Yes         Yes             0      4,750          0
   247      GCFP     Vail Valley Auto                                       Yes         Yes             0        579          0

                                                                                           RECOM-
                                                                                           MENDED                  ESCROWED
                                                                            ESCROWED       ANNUAL    U/W ANNUAL   REPLACEMENT
                                                                          REPLACEMENT     REPLACE-    REPLACE-     RESERVES
          MORTGAGE                                                          RESERVES        MENT        MENT        INITIAL
CONTROL     LOAN                                                         CURRENT ANNUAL   RESERVES    RESERVES      DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                                DEPOSIT       PSF/UNIT    PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------

   187      SBRC     Edgewater Bay Apartments                                    5,248       249         250          0.00
   188      SBRC     420 Group                                                   7,240       235         250          0.00
   189      GCFP     7-Eleven                                                    5,387      0.17        0.15          1.67
   190      SBRC     Lake Forest North Apartments                               11,500       178         250          0.00
   191      SBRC     CompuChem Industrial                                            0      0.26        0.26          0.00
   192      GCFP     Palazzolo Plaza                                             1,800      0.00        0.15          0.00
   193      SBRC     A. E. Larson Building                                           0      0.37        0.43          0.00
   194      GCFP     Lanewood Apartments                                         9,000       222         250          0.00
   195      GCFP     Chris-Town Mobile Home Park                                     0      0.00       53.45          0.00
   196      SBRC     Corbus-Peppertree Lane Apartments                          16,500       UAV         275          0.00
   197      SBRC     Missouri Meadows Apartments                                15,000       209         250         80.65
   198      SBRC     Highlander Square Apartments                               12,954       397         275          0.00
   199      SBRC     Hillcrest Crossing                                              0      0.19        0.10          0.00
   200      SBRC     Virginia Plaza                                                  0      0.20        0.24          0.00
   201      SBRC     Pedersen Building                                               0       UAV        0.20          0.00
   202      GCFP     Spring Oaks Mobile Home & Recreational Vehicle
                     Park                                                        6,100      5.60       50.00          0.00
   203      SBRC     Shadowood Apartments                                        9,000       213         250          0.00
   204      SBRC     Arroyo Shopping Center                                          0      0.24        0.24          0.00
   205      GCFP     The Nog Retail Center                                       4,080      0.11        0.15          0.00
   206      GCFP     London Square Apartments                                   14,000       126         262          0.00
   207      SBRC     Petite Chateau Villa Mobile Home Park                           0       UAV         100          0.00
   208      GCFP     Walnut Hills Apartments                                         0       111         271          0.00
   209      SBRC     Palmer Highway Shopping Center                                  0      0.22        0.22          0.00
   210      SBRC     Somerset Apartments                                         8,244       302         350          0.00
--------------------------------------------------------------------------------------------------------------------------------
   211      SBRC     Shady Acres/Pine Shadows Portfolio                              0       UAV         250          0.00
  211A      SBRC     Shady Acres Duplexes                                                    UAV         250
  211B      SBRC     Pine Shadows Estates                                                    UAV         250
--------------------------------------------------------------------------------------------------------------------------------
   212      SBRC     Vanowen Street Retail Center                                    0      0.11        0.15          0.00
   213      GCFP     Rena's Village Plaza                                        2,885      0.00        0.20          0.00
   214      SBRC     Stanford Place Apartments                                  10,656       243         300          0.00
   215      SBRC     Panola-Redan Crossing                                           0      0.02        0.15          0.00
   216      SBRC     Garnet Avenue Shopping Center                                   0      0.25        0.30          0.00
   217      SBRC     The Chalet Apartments                                       6,000       207         250          0.00
   218      SBRC     Galt Ocean Plaza                                                0      0.26        0.15          0.00
   219      SBRC     Zion Street Apartments                                      7,800     2,751         250          0.00
   220      GCFP     Country Square Mobile Home Park                                 0      0.00       50.00          0.00
   221      GCFP     1513-1517 Taylor Avenue                                         0     90.83         250          0.00
   222      GCFP     Westside Warehouse                                          7,112      0.00        0.15          0.00
   223      SBRC     Heritage House Apartments                                   4,320       236         257          0.00
   224      SBRC     Troy Building                                                   0      0.12        0.15          0.00
   225      SBRC     Arlington Manor Mobile Home Park                            4,950       111       50.00          0.00
   226      GCFP     Capitol View Apartments, Charles Apartments &
                     Randolph Apartments                                             0      9.26         250          0.00
   227      SBRC     Beresford Retail                                                0       UAV        0.15          0.00
   228      SBRC     120 Standard Street                                             0       UAV        0.20          0.00
   229      GCFP     2077-2089 New York Avenue                                   1,491      0.00        0.15          0.00
   230      SBRC     Blair Place Duplexes                                            0       UAV         350          0.00
   231      SBRC     18714 Parthenia Street                                          0       UAV        0.20          0.00
   232      GCFP     Thornapple Apartments                                           0       104         266          0.00
   233      GCFP     2800 Oakmont Drive                                              0      0.00        0.15          0.00
   234      SBRC     Fox Tile                                                        0      0.40        0.40          0.00
   235      SBRC     471 Prospect Street                                         4,908       325         325          0.00
   236      GCFP     Barclay Arms Apartments                                         0      0.00         250          0.00
   237      SBRC     Wishney                                                         0       UAV        0.15          0.00
   238      GCFP     Elmgrove Apartments                                         9,400       150         278          0.00
   239      SBRC     Centennial Apartments                                       2,400       236         300          0.00
   240      SBRC     Vanguard Industrial Building                                    0       UAV        0.15          0.00
   241      GCFP     135-145 Orange Street Apartments                            8,250      0.00         250          0.00
   242      SBRC     Brentwood Village Apartments                                    0       UAV         225          0.00
   243      GCFP     Seoul Plaza                                                     0      0.00        0.15          0.00
   244      SBRC     Glendale Apartments                                         5,141       254         300          0.00
   245      GCFP     Riverview Apartments                                            0     50.00         250          0.00
   246      GCFP     820 Linden Boulevard                                            0      0.00         250          0.00
   247      GCFP     Vail Valley Auto                                                0      0.00        0.15          0.00

                                                                           ESCROWED
                                                                          REPLACEMENT                           ESCROWED
                                                                           RESERVES                 ESCROWED      TI/LC
                                                                           CURRENT         U/W        TI/LC     RESERVES
          MORTGAGE                                                          ANNUAL        ANNUAL    RESERVES     CURRENT
CONTROL     LOAN                                                           DEPOSIT        TI/LC      INITIAL     ANNUAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                               PSF/UNIT      RESERVES    DEPOSIT     DEPOSIT
---------------------------------------------------------------------------------------------------------------------------

   187      SBRC     Edgewater Bay Apartments                                  164            NAP         NAP        NAP
   188      SBRC     420 Group                                                 161            NAP         NAP        NAP
   189      GCFP     7-Eleven                                                 1.80              0           0          0
   190      SBRC     Lake Forest North Apartments                              250            NAP         NAP        NAP
   191      SBRC     CompuChem Industrial                                     0.00              0           0          0
   192      GCFP     Palazzolo Plaza                                          0.15         11,882           0     11,882
   193      SBRC     A. E. Larson Building                                    0.00         38,485           0          0
   194      GCFP     Lanewood Apartments                                       250            NAP         NAP        NAP
   195      GCFP     Chris-Town Mobile Home Park                              0.00            NAP         NAP        NAP
   196      SBRC     Corbus-Peppertree Lane Apartments                         275            NAP         NAP        NAP
   197      SBRC     Missouri Meadows Apartments                               242            NAP         NAP        NAP
   198      SBRC     Highlander Square Apartments                              152            NAP         NAP        NAP
   199      SBRC     Hillcrest Crossing                                       0.00          9,836           0      9,850
   200      SBRC     Virginia Plaza                                           0.00          7,998           0      8,048
   201      SBRC     Pedersen Building                                        0.00          8,783           0          0
   202      GCFP     Spring Oaks Mobile Home & Recreational Vehicle
                     Park                                                    50.00            NAP         NAP        NAP
   203      SBRC     Shadowood Apartments                                      150            NAP         NAP        NAP
   204      SBRC     Arroyo Shopping Center                                   0.00         11,462           0          0
   205      GCFP     The Nog Retail Center                                    0.15          9,488      50,000      4,300
   206      GCFP     London Square Apartments                                  203            NAP         NAP        NAP
   207      SBRC     Petite Chateau Villa Mobile Home Park                    0.00            NAP         NAP        NAP
   208      GCFP     Walnut Hills Apartments                                  0.00            NAP         NAP        NAP
   209      SBRC     Palmer Highway Shopping Center                           0.00          6,620           0          0
   210      SBRC     Somerset Apartments                                       206            NAP         NAP        NAP
---------------------------------------------------------------------------------------------------------------------------
   211      SBRC     Shady Acres/Pine Shadows Portfolio                       0.00            NAP         NAP        NAP
  211A      SBRC     Shady Acres Duplexes
  211B      SBRC     Pine Shadows Estates
---------------------------------------------------------------------------------------------------------------------------
   212      SBRC     Vanowen Street Retail Center                             0.00          9,404           0      9,404
   213      GCFP     Rena's Village Plaza                                     0.15         21,233           0     12,236
   214      SBRC     Stanford Place Apartments                                 280            NAP         NAP        NAP
   215      SBRC     Panola-Redan Crossing                                    0.00          9,344           0          0
   216      SBRC     Garnet Avenue Shopping Center                            0.00          6,617           0      6,600
   217      SBRC     The Chalet Apartments                                     150            NAP         NAP        NAP
   218      SBRC     Galt Ocean Plaza                                         0.00         20,869           0     20,904
   219      SBRC     Zion Street Apartments                                    150            NAP         NAP        NAP
   220      GCFP     Country Square Mobile Home Park                          0.00            NAP         NAP        NAP
   221      GCFP     1513-1517 Taylor Avenue                                  0.00            NAP         NAP        NAP
   222      GCFP     Westside Warehouse                                       0.15         13,936      10,000     12,766
   223      SBRC     Heritage House Apartments                                 154            NAP         NAP        NAP
   224      SBRC     Troy Building                                            0.00         28,519           0          0
   225      SBRC     Arlington Manor Mobile Home Park                        50.00            NAP         NAP        NAP
   226      GCFP     Capitol View Apartments, Charles Apartments &
                     Randolph Apartments                                      0.00            NAP         NAP        NAP
   227      SBRC     Beresford Retail                                         0.00          6,332           0          0
   228      SBRC     120 Standard Street                                      0.00          6,090           0          0
   229      GCFP     2077-2089 New York Avenue                                0.15          5,365       9,078      5,365
   230      SBRC     Blair Place Duplexes                                     0.00            NAP         NAP        NAP
   231      SBRC     18714 Parthenia Street                                   0.00         13,898           0          0
   232      GCFP     Thornapple Apartments                                    0.00            NAP         NAP        NAP
   233      GCFP     2800 Oakmont Drive                                       0.00         13,745           0     13,740
   234      SBRC     Fox Tile                                                 0.00          8,930           0          0
   235      SBRC     471 Prospect Street                                       223            NAP         NAP        NAP
   236      GCFP     Barclay Arms Apartments                                  0.00            NAP         NAP        NAP
   237      SBRC     Wishney                                                  0.00         17,852           0          0
   238      GCFP     Elmgrove Apartments                                       200            NAP         NAP        NAP
   239      SBRC     Centennial Apartments                                     150            NAP         NAP        NAP
   240      SBRC     Vanguard Industrial Building                             0.00          6,856           0          0
   241      GCFP     135-145 Orange Street Apartments                          250            NAP         NAP        NAP
   242      SBRC     Brentwood Village Apartments                             0.00            NAP         NAP        NAP
   243      GCFP     Seoul Plaza                                              0.00         10,545           0      6,556
   244      SBRC     Glendale Apartments                                       184            NAP         NAP        NAP
   245      GCFP     Riverview Apartments                                     0.00            NAP         NAP        NAP
   246      GCFP     820 Linden Boulevard                                     0.00            NAP         NAP        NAP
   247      GCFP     Vail Valley Auto                                         0.00          2,886           0          0

                                                                                               ESCROWED
                                                                                    ESCROWED    TI/LC
                                                                           U/W       TI/LC     RESERVES
                                                                          ANNUAL    RESERVES   CURRENT
          MORTGAGE                                                        TI/LC     INITIAL     ANNUAL
CONTROL     LOAN                                                         RESERVES   DEPOSIT    DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                             PSF/UNIT   PSF/UNIT   PSF/UNIT
-------------------------------------------------------------------------------------------------------

   187      SBRC     Edgewater Bay Apartments                               NAP         NAP       NAP
   188      SBRC     420 Group                                              NAP         NAP       NAP
   189      GCFP     7-Eleven                                              0.00        0.00      0.00
   190      SBRC     Lake Forest North Apartments                           NAP         NAP       NAP
   191      SBRC     CompuChem Industrial                                  0.00        0.00      0.00
   192      GCFP     Palazzolo Plaza                                       0.99        0.00      0.99
   193      SBRC     A. E. Larson Building                                 0.75        0.00      0.00
   194      GCFP     Lanewood Apartments                                    NAP         NAP       NAP
   195      GCFP     Chris-Town Mobile Home Park                            NAP         NAP       NAP
   196      SBRC     Corbus-Peppertree Lane Apartments                      NAP         NAP       NAP
   197      SBRC     Missouri Meadows Apartments                            NAP         NAP       NAP
   198      SBRC     Highlander Square Apartments                           NAP         NAP       NAP
   199      SBRC     Hillcrest Crossing                                    1.00        0.00      1.00
   200      SBRC     Virginia Plaza                                        0.75        0.00      0.75
   201      SBRC     Pedersen Building                                     1.21        0.00      0.00
   202      GCFP     Spring Oaks Mobile Home & Recreational Vehicle
                     Park                                                   NAP         NAP       NAP
   203      SBRC     Shadowood Apartments                                   NAP         NAP       NAP
   204      SBRC     Arroyo Shopping Center                                1.00        0.00      0.00
   205      GCFP     The Nog Retail Center                                 0.35        1.84      0.16
   206      GCFP     London Square Apartments                               NAP         NAP       NAP
   207      SBRC     Petite Chateau Villa Mobile Home Park                  NAP         NAP       NAP
   208      GCFP     Walnut Hills Apartments                                NAP         NAP       NAP
   209      SBRC     Palmer Highway Shopping Center                        0.50        0.00      0.00
   210      SBRC     Somerset Apartments                                    NAP         NAP       NAP
-------------------------------------------------------------------------------------------------------
   211      SBRC     Shady Acres/Pine Shadows Portfolio                     NAP         NAP       NAP
  211A      SBRC     Shady Acres Duplexes
  211B      SBRC     Pine Shadows Estates
-------------------------------------------------------------------------------------------------------
   212      SBRC     Vanowen Street Retail Center                          1.00        0.00      1.00
   213      GCFP     Rena's Village Plaza                                  1.10        0.00      0.64
   214      SBRC     Stanford Place Apartments                              NAP         NAP       NAP
   215      SBRC     Panola-Redan Crossing                                 0.82        0.00      0.00
   216      SBRC     Garnet Avenue Shopping Center                         1.02        0.00      1.02
   217      SBRC     The Chalet Apartments                                  NAP         NAP       NAP
   218      SBRC     Galt Ocean Plaza                                      0.82        0.00      0.82
   219      SBRC     Zion Street Apartments                                 NAP         NAP       NAP
   220      GCFP     Country Square Mobile Home Park                        NAP         NAP       NAP
   221      GCFP     1513-1517 Taylor Avenue                                NAP         NAP       NAP
   222      GCFP     Westside Warehouse                                    0.29        0.21      0.27
   223      SBRC     Heritage House Apartments                              NAP         NAP       NAP
   224      SBRC     Troy Building                                         0.49        0.00      0.00
   225      SBRC     Arlington Manor Mobile Home Park                       NAP         NAP       NAP
   226      GCFP     Capitol View Apartments, Charles Apartments &
                     Randolph Apartments                                    NAP         NAP       NAP
   227      SBRC     Beresford Retail                                      0.79        0.00      0.00
   228      SBRC     120 Standard Street                                   0.51        0.00      0.00
   229      GCFP     2077-2089 New York Avenue                             0.54        0.91      0.54
   230      SBRC     Blair Place Duplexes                                   NAP         NAP       NAP
   231      SBRC     18714 Parthenia Street                                0.84        0.00      0.00
   232      GCFP     Thornapple Apartments                                  NAP         NAP       NAP
   233      GCFP     2800 Oakmont Drive                                    1.03        0.00      1.03
   234      SBRC     Fox Tile                                              0.30        0.00      0.00
   235      SBRC     471 Prospect Street                                    NAP         NAP       NAP
   236      GCFP     Barclay Arms Apartments                                NAP         NAP       NAP
   237      SBRC     Wishney                                               0.83        0.00      0.00
   238      GCFP     Elmgrove Apartments                                    NAP         NAP       NAP
   239      SBRC     Centennial Apartments                                  NAP         NAP       NAP
   240      SBRC     Vanguard Industrial Building                          0.49        0.00      0.00
   241      GCFP     135-145 Orange Street Apartments                       NAP         NAP       NAP
   242      SBRC     Brentwood Village Apartments                           NAP         NAP       NAP
   243      GCFP     Seoul Plaza                                           1.04        0.00      0.65
   244      SBRC     Glendale Apartments                                    NAP         NAP       NAP
   245      GCFP     Riverview Apartments                                   NAP         NAP       NAP
   246      GCFP     820 Linden Boulevard                                   NAP         NAP       NAP
   247      GCFP     Vail Valley Auto                                      0.75        0.00      0.00

                        ESCROWS AND RESERVES INFORMATION


                                                                                                  RECOM-               ESCROWED
                                                                                                  MENDED      U/W      REPLACE-
                                                                                                  ANNUAL     ANNUAL      MENT
          MORTGAGE                                                         TAXES     INSURANCE   REPLACE-   REPLACE-   RESERVES
CONTROL     LOAN                                                         CURRENTLY   CURRENTLY     MENT       MENT     INITIAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                             ESCROWED    ESCROWED    RESERVES   RESERVES   DEPOSIT
----------------------------------------------------------------------------------------------------------------------------------

   248      GCFP     Hawthorne Apartments II                                Yes         Yes         5,513     12,450          0
   249      GCFP     2096 Saint Georges Avenue                              Yes         Yes             0        550          0
   250      SBRC     Notre Dame Apartments                                  Yes         No            UAV      4,500          0
   251      GCFP     Nash Multi-family Apartments                           Yes         Yes             0      1,750          0
   252      SBRC     Somers Apartments                                      Yes         Yes         1,350      2,500          0
   253      GCFP     Foxglove Apartments, Phase I                           Yes         Yes         4,946      9,550          0
   254      SBRC     Muse Apartments                                        Yes         Yes           UAV      5,250          0
   255      GCFP     Chalmer Place                                          Yes         Yes             0      3,750          0
   256      GCFP     Ivy Court Apartments                                   Yes         Yes         6,413     15,100          0
   257      GCFP     Royce Apartments                                       Yes         Yes         1,202      2,250          0
   258      SBRC     C. Martin Company                                      Yes         Yes         3,099      3,690          0
   259      GCFP     Aster Court Apartments                                 Yes         Yes         5,121      8,600          0
   260      GCFP     Zora Lee Apartments                                    Yes         Yes             0      2,000          0
   261      GCFP     Foxglove II Apartments                                 Yes         Yes         3,217      5,950          0
   262      GCFP     Indiana Street Apartments                              Yes         Yes             0      3,000          0
   263      GCFP     "A" Street Apartments                                  Yes         Yes             0      3,250          0
   264      GCFP     The Colonial Apartments                                Yes         Yes             0      3,500          0
   265      GCFP     Taylene Court Apartments                               Yes         Yes           200      2,750          0
   266      GCFP     Myrtle Street Apartments                               Yes         Yes             0      5,500          0

                                                                                           RECOM-
                                                                                           MENDED                  ESCROWED
                                                                           ESCROWED        ANNUAL    U/W ANNUAL   REPLACEMENT
                                                                          REPLACEMENT     REPLACE-    REPLACE-      RESERVE
          MORTGAGE                                                          RESERVES        MENT        MENT        INITIAL
CONTROL     LOAN                                                         CURRENT ANNUAL   RESERVES    RESERVES      DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                                DEPOSIT       PSF/UNIT    PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------

   248      GCFP     Hawthorne Apartments II                                         0       117         265          0.00
   249      GCFP     2096 Saint Georges Avenue                                       0      0.00        0.15          0.00
   250      SBRC     Notre Dame Apartments                                       2,700       UAV         300          0.00
   251      GCFP     Nash Multi-family Apartments                                    0      0.00         250          0.00
   252      SBRC     Somers Apartments                                           1,500       135         250          0.00
   253      GCFP     Foxglove Apartments, Phase I                                    0       137         265          0.00
   254      SBRC     Muse Apartments                                             3,150       UAV         250          0.00
   255      GCFP     Chalmer Place                                                   0      0.00         250          0.00
   256      GCFP     Ivy Court Apartments                                            0       115         270          0.00
   257      GCFP     Royce Apartments                                                0       134         250          0.00
   258      SBRC     C. Martin Company                                               0      0.25        0.30          0.00
   259      GCFP     Aster Court Apartments                                      6,600       160         269          0.00
   260      GCFP     Zora Lee Apartments                                         2,000      0.00         250          0.00
   261      GCFP     Foxglove II Apartments                                      4,600       140         259          0.00
   262      GCFP     Indiana Street Apartments                                   3,000      0.00         250          0.00
   263      GCFP     "A" Street Apartments                                           0      0.00         232          0.00
   264      GCFP     The Colonial Apartments                                         0      0.00         250          0.00
   265      GCFP     Taylene Court Apartments                                        0     18.18         250          0.00
   266      GCFP     Myrtle Street Apartments                                    5,500      0.00         250          0.00

                                                                           ESCROWED
                                                                          REPLACEMENT                           ESCROWED
                                                                           RESERVES                 ESCROWED      TI/LC
                                                                           CURRENT         U/W        TI/LC     RESERVES
          MORTGAGE                                                          ANNUAL        ANNUAL    RESERVES     CURRENT
CONTROL     LOAN                                                           DEPOSIT        TI/LC      INITIAL     ANNUAL
 NUMBER    SELLER         LOAN/PROPERTY NAME                               PSF/UNIT      RESERVES    DEPOSIT     DEPOSIT
---------------------------------------------------------------------------------------------------------------------------

   248      GCFP     Hawthorne Apartments II                                  0.00            NAP         NAP        NAP
   249      GCFP     2096 Saint Georges Avenue                                0.00          2,678           0          0
   250      SBRC     Notre Dame Apartments                                     180            NAP         NAP        NAP
   251      GCFP     Nash Multi-family Apartments                             0.00            NAP         NAP        NAP
   252      SBRC     Somers Apartments                                         150            NAP         NAP        NAP
   253      GCFP     Foxglove Apartments, Phase I                             0.00            NAP         NAP        NAP
   254      SBRC     Muse Apartments                                           150            NAP         NAP        NAP
   255      GCFP     Chalmer Place                                            0.00            NAP         NAP        NAP
   256      GCFP     Ivy Court Apartments                                     0.00            NAP         NAP        NAP
   257      GCFP     Royce Apartments                                         0.00            NAP         NAP        NAP
   258      SBRC     C. Martin Company                                        0.00              0           0          0
   259      GCFP     Aster Court Apartments                                    206            NAP         NAP        NAP
   260      GCFP     Zora Lee Apartments                                       250            NAP         NAP        NAP
   261      GCFP     Foxglove II Apartments                                    200            NAP         NAP        NAP
   262      GCFP     Indiana Street Apartments                                 250            NAP         NAP        NAP
   263      GCFP     "A" Street Apartments                                    0.00            NAP         NAP        NAP
   264      GCFP     The Colonial Apartments                                  0.00            NAP         NAP        NAP
   265      GCFP     Taylene Court Apartments                                 0.00            NAP         NAP        NAP
   266      GCFP     Myrtle Street Apartments                                  250            NAP         NAP        NAP

                                                                                                  ESCROWED
                                                                                    ESCROWED       TI/LC
                                                                           U/W       TI/LC        RESERVES
                                                                          ANNUAL    RESERVES      CURRENT
          MORTGAGE                                                        TI/LC     INITIAL        ANNUAL
CONTROL     LOAN                                                         RESERVES   DEPOSIT       DEPOSIT
 NUMBER    SELLER         LOAN/PROPERTY NAME                             PSF/UNIT   PSF/UNIT      PSF/UNIT
----------------------------------------------------------------------------------------------------------

   248      GCFP     Hawthorne Apartments II                                NAP         NAP          NAP
   249      GCFP     2096 Saint Georges Avenue                             0.73        0.00         0.00
   250      SBRC     Notre Dame Apartments                                  NAP         NAP          NAP
   251      GCFP     Nash Multi-family Apartments                           NAP         NAP          NAP
   252      SBRC     Somers Apartments                                      NAP         NAP          NAP
   253      GCFP     Foxglove Apartments, Phase I                           NAP         NAP          NAP
   254      SBRC     Muse Apartments                                        NAP         NAP          NAP
   255      GCFP     Chalmer Place                                          NAP         NAP          NAP
   256      GCFP     Ivy Court Apartments                                   NAP         NAP          NAP
   257      GCFP     Royce Apartments                                       NAP         NAP          NAP
   258      SBRC     C. Martin Company                                     0.00        0.00         0.00
   259      GCFP     Aster Court Apartments                                 NAP         NAP          NAP
   260      GCFP     Zora Lee Apartments                                    NAP         NAP          NAP
   261      GCFP     Foxglove II Apartments                                 NAP         NAP          NAP
   262      GCFP     Indiana Street Apartments                              NAP         NAP          NAP
   263      GCFP     "A" Street Apartments                                  NAP         NAP          NAP
   264      GCFP     The Colonial Apartments                                NAP         NAP          NAP
   265      GCFP     Taylene Court Apartments                               NAP         NAP          NAP
   266      GCFP     Myrtle Street Apartments                               NAP         NAP          NAP

                                    ANNEX B

                             FORM OF TRUSTEE REPORT

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                              CONTACT INFORMATION

      FUNCTION                                NAMES/ADDRESSES
      --------                                ---------------
MASTER SERVICER         GMAC Commercial Mortgage Corporation
                        650 Dresher Road
                        Horsham, PA 19044
SPECIAL SERVICER        GMAC Commercial Mortgage Corporation
                        650 California Street
                        San Francisco, CA 94101
PAYING AGENT            Chase Manhattan Bank
                        450 W. 33rd Street, 14th Floor
                        New York, NY 10001
                        (212) 946-3200
TRUSTEE                 Norwest Bank Minnesota, National Association
                        3 New York Plaza
                        New York, New York 10004
RELATIONSHIP MANAGER    Nina Velastegui
                        (212) 946-7600
                        Email: chanena.velastegui@chase.com

                     REPORTS AVAILABLE AT WWW.CHASE.COM/SFA

                               TABLE OF CONTENTS

                     STATEMENT SECTIONS                       PAGE(S)
                     ------------------                       -------
Certificate Distribution Detail                                2 - 7
Certificate Ratings Detail                                         8
Mortgage Loan Stratification Tables                           9 - 11
Loan Status Detail                                                12
Property History Detail                                           13
Delinquency Loan Detail                                           14
Specially Serviced Loan Detail                                    15
Specially Serviced Historical Information                         16
Principal Prepayment Detail                                       17
Modified Loan Detail                                              18
Realized Loss Detail                                              19

THE INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THE CHASE MANHATTAN BANK DOES NOT WARRANT ITS COMPLETENESS OR ACCURACY. ALL CASHFLOWS, PRICES, AND YIELDS HEREIN WERE COMPILED BY CHASE FROM SOURCES ASSOCIATED WITH THE TRANSACTIONS RESPONSIBLE FOR PROVIDING SUCH INFORMATION FOR PURPOSES OF COMPUTING CASHFLOWS, PRICES AND YIELDS. CHASE MAKES NO REPRESENTATIONS AS TO THE APPROPRIATENESS FOR ANY PERSON OF ANY INVESTMENT IN THE SECURITIES.

LOGO    REPORTS AVAILABLE AT WWW.CHASE.COM/SFA    (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS             PAGE 2 OF 19
                                                              STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                            DISTRIBUTION IN DOLLARS

                                                                     BEGINNING
                                  CURRENT PASS    ORIGINAL FACE      PRINCIPAL
    CLASS           CUSIP         THROUGH RATE        VALUE           BALANCE         PRINCIPAL         INTEREST
--------------  --------------   --------------   --------------   --------------   --------------   --------------
     A-1
     A-2
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      P
      R
--------------  --------------   --------------   --------------   --------------   --------------   --------------
    TOTALS                                                     0                0                0                0

                  PREPAYMENT
                  PREMIUMS/                          REALIZED          ENDING
                 YIELD MAINT                       LOSSES/TRUST      PRINCIPAL
    CLASS          CHARGES           TOTAL           EXPENSES         BALANCE
--------------  --------------   --------------   --------------   --------------
     A-1
     A-2
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      P
      R
--------------  --------------   --------------   --------------   --------------
    TOTALS                   0                0                0                0

                                                                     BEGINNING
                                  CURRENT PASS    ORIGINAL FACE      PRINCIPAL
    CLASS           CUSIP         THROUGH RATE        VALUE           BALANCE         PRINCIPAL         INTEREST
--------------  --------------   --------------   --------------   --------------   --------------   --------------
      X

                  PREPAYMENT
                  PREMIUMS/                          REALIZED          ENDING
                 YIELD MAINT                       LOSSES/TRUST      PRINCIPAL
    CLASS          CHARGES           TOTAL           EXPENSES         BALANCE
--------------  --------------   --------------   --------------   --------------
      X

[CHASE LOGO]    REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
                                                  (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 3 OF 19
STDDEAL
DISTRIBUTION DATE:
RECORD DATE
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                       FACTOR PER $1,000 OF ORIGINAL FACE

                                                                                                      PREPAYMENT
                                           BEGINNING                                                   PREMIUMS/
                                           PRINCIPAL                                                  YIELD MAINT
      CLASS              CUSIP              FACTOR             PRINCIPAL           INTEREST             CHARGES
-----------------  -----------------   -----------------   -----------------   -----------------   -----------------
       A-1
       A-2
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        P
        R
-----------------  -----------------   -----------------   -----------------   -----------------   -----------------
     TOTALS


                                           REALIZED
                                         LOSSES/TRUST
      CLASS              TOTAL             EXPENSES
-----------------  -----------------   -----------------
       A-1
       A-2
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        P
        R
-----------------  -----------------   -----------------
     TOTALS

                                                                                                      PREPAYMENT
                                           BEGINNING                                                   PREMIUMS/
                                           PRINCIPAL                                                  YIELD MAINT
      CLASS              CUSIP              FACTOR             PRINCIPAL           INTEREST             CHARGES
-----------------  -----------------   -----------------   -----------------   -----------------   -----------------
        X


                                           REALIZED
                                         LOSSES/TRUST
      CLASS              TOTAL             EXPENSES
-----------------  -----------------   -----------------
        X

LOGO    REPORTS AVAILABLE AT WWW.CHASE.COM/SFA    (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                 0
Principal Distribution Amount                                   0
  Scheduled Principal Distribution Amount                       0
  Unscheduled Principal Distribution Amount                     0
Miscellaneous Trust Fund Expenses                               0
Interest Reserve Account
  Deposits                                                      0
  Withdrawals                                                   0

                                                                 BALANCE INFORMATION
                       -------------------------------------------------------------------------------------------------------
                         LOAN COUNT       SCHEDULED                   BEGINNING   BEGINNING                 ENDING     ENDING
                             AT           BALANCE AT     BEGINNING    SCHEDULED    UNPAID       ENDING     SCHEDULED   UNPAID
GROUP                  SECURITIZATION   SECURITIZATION   LOAN COUNT    BALANCE     BALANCE    LOAN COUNT    BALANCE    BALANCE
-----                  --------------   --------------   ----------   ---------   ---------   ----------   ---------   -------
TOTALS

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

                                                                        AGGREGATED
                                                                        PRINCIPAL
PERIOD                                                        NUMBER     BALANCE      PERCENTAGE
------                                                        ------    ----------    ----------
1 Month                                                                                     %
2 Months                                                                                    %
3+ Months                                                                                   %
In Foreclosure                                                                              %
REO                                                                                         %
Bankruptcies                                                                                %
TOTALS                                                                                      %

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA
                                                  (C) 2000, CHASE MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

                                                              PREPAYMENT       YIELD
CLASS                                                          PREMIUM      MAINTENANCE
-----                                                         ----------    -----------
TOTALS

Advance Summary
  Principal & Interest Advances
     Current Principal & Interest Advances                        0
     Outstanding Principal & Interest Advances                    0
     Reimbursement of Interest on any P&I Advances                0
     Reimbursement of Interest on any T&I Advances                0

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary
  Servicing Fees                                                  0
  Sub Servicing Fees                                              0
  Trustee Fees                                                    0
  Special Servicer Fee                                            0
  Workout Fee                                                     0

Appraisal Reduction Amounts

                                                                APPRAISAL      APPRAISAL
                                                                REDUCTION      REDUCTION
LOAN NUMBER                                                   EFFECTED DATE     AMOUNT
-----------                                                   -------------    ---------
none

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BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 7 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                                INTEREST DETAIL

                         ACCRUED     PREPAYMENT   BEGINNING                 TOTAL      CERTIFICATE     ENDING
                       CERTIFICATE    INTEREST     UNPAID     INTEREST    INTEREST      INTEREST       UNPAID
        CLASS           INTEREST     SHORTFALL    INTEREST      LOSS       PAYABLE    DISTRIBUTABLE   INTEREST
---------------------  -----------   ----------   ---------   ---------   ---------   -------------   ---------
         A-1
         A-2
          B
          C
          D
          E
          F
          G
          H
          J
          K
          L
          M
          N
          P
          R
          X
       TOTALS

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 8 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                           CERTIFICATE RATINGS DETAIL

                                                       ORIGINAL RATINGS
                                     -----------------------------------------------------
        CLASS             CUSIP          DCR          FITCH        MOODY'S        S & P
---------------------  -----------   -----------   -----------   -----------   -----------
         A1                N/A            X             X             X             X
         A2                N/A            X             X             X             X
          B                N/A            X             X             X             X
          C                N/A            X             X             X             X
          D                N/A            X             X             X             X
          E                N/A            X             X             X             X
          F                N/A            X             X             X             X
          G                N/A            X             X             X             X
          H                N/A            X             X             X             X
          J                N/A            X             X             X             X
          K                N/A            X             X             X             X
          L                N/A            X             X             X             X
          M                N/A            X             X             X             X
          N                N/A            X             X             X             X
          P
          R                N/A            X             X             X             X
          X                N/A            X             X             X             X

                                  CHANGED RATINGS/CHANGE DATE(1)
                       -----------------------------------------------------
        CLASS              DCR          FITCH        MOODY'S        S & P
---------------------  -----------   -----------   -----------   -----------
         A1
         A2
          B
          C
          D
          E
          F
          G
          H
          J
          K
          L
          M
          N
          P
          R
          X

     NR  -- Designates that the class was not rated by the above agency at the time of original issuance.
     N/A -- Not applicable.
     X    -- Designates that the rating agency did not rate class at the time of issuance.

(1) THE INFORMATION CONTAINED HEREIN HAS BEEN RECEIVED DIRECTLY FROM THE APPLICABLE RATING AGENCY WITHIN 30 DAYS OF THIS REPORT. IT IS POSSIBLE THAT THE CURRENT RATINGS MAY HAVE CHANGED BEFORE THE RELEASE OF THIS REPORT, HENCE, CHASE RECOMMENDS CONTACTING THE RATING AGENCY LISTED BELOW DIRECTLY FOR MORE RECENT INFORMATION AND FURTHER DETAILS SUPPORTING THE RATING ISSUED FOR EACH CLASS.

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                                       B-9

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                    PAGE 9 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

               STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   $ OF AGG.    -----------------------------
  ENDING SCHEDULED BALANCE AMOUNT    LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
  -------------------------------    -----   -----------------   ----------   ---   ------------   --------
$1,000,000 or Less                     0           0.00                        0      0.000000     0.000000
$1,000,001 to $2,000,000               0           0.00                        0      0.000000     0.000000
$2,000,001 to $4,000,000               0           0.00                        0      0.000000     0.000000
$4,000,001 to $6,000,000               0           0.00                        0      0.000000     0.000000
$6,000,001 to $8,000,000               0           0.00                        0      0.000000     0.000000
$8,000,001 to $10,000,000              0           0.00                        0      0.000000     0.000000
$10,000,001 to $15,000,000             0           0.00                        0      0.000000     0.000000
$15,000,001 to $20,000,000             0           0.00                        0      0.000000     0.000000
                                       --          ----             ----       --     --------     --------
          Totals                       0           0.00             0.00       0      0.000000     0.000000
                                       ==          ====             ====       ==     ========     ========
     AVERAGE PRINCIPAL BALANCE:                    0.00

                          STRATIFICATION BY STATE CODE

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
STATE CODE                           LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
----------                           -----   -----------------   ----------   ---   ------------   --------
          Florida                      0           0.00                        0      0.000000     0.000000
                                       ==          ====             ====       ==     ========     ========
          Totals                       0           0.00             0.00       0      0.000000     0.000000

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 10 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

                      STRATIFICATION BY CURRENT NOTE RATE

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
            CURRENT NOTE RATE               LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
            -----------------               -----   -----------------   ----------   ---   ------------   --------
0.000000% to 7.500000%                        0           0.00                        0      0.000000     0.000000
7.510000% to 7.750000%                        0           0.00                        0      0.000000     0.000000
7.760000% to 8.000000%                        0           0.00                        0      0.000000     0.000000
8.010000% to 8.250000%                        0           0.00                        0      0.000000     0.000000
8.260000% to 8.500000%                        0           0.00                        0      0.000000     0.000000
8.510000% to 8.750000%                        0           0.00                        0      0.000000     0.000000
8.760000% to 9.000000%                        0           0.00                        0      0.000000     0.000000
9.010000% to 9.250000%                        0           0.00                        0      0.000000     0.000000
9.260000% to 9.500000%                        0           0.00                        0      0.000000     0.000000
9.510000% to 9.750000%                        0           0.00                        0      0.000000     0.000000
9.760000% to 10.000000%                       0           0.00                        0      0.000000     0.000000
10.010000% to 11.010000%                      0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00              0.0       0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
          REMAINING STATED TERM             LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
          ---------------------             -----   -----------------   ----------   ---   ------------   --------
70 months or Less                             0           0.00                        0      0.000000     0.000000
71 months to 90 months                        0           0.00                        0      0.000000     0.000000
91 months to 110 months                       0           0.00                        0      0.000000     0.000000
111 months to 115 months                      0           0.00                        0      0.000000     0.000000
116 months to 120 months                      0           0.00                        0      0.000000     0.000000
121 months to 200 months                      0           0.00                        0      0.000000     0.000000
201 months to 274 months                      0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00              0.0       0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

                 STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
       DEBT SERVICE COVERAGE RATIO          LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
       ---------------------------          -----   -----------------   ----------   ---   ------------   --------
0.000000 to 1.000000                          0           0.00                        0      0.000000     0.000000
1.010000 to 1.200000                          0           0.00                        0      0.000000     0.000000
1.210000 to 1.240000                          0           0.00                        0      0.000000     0.000000
1.250000 to 1.300000                          0           0.00                        0      0.000000     0.000000
1.310000 to 1.400000                          0           0.00                        0      0.000000     0.000000
1.410000 to 1.500000                          0           0.00                        0      0.000000     0.000000
1.510000 to 1.600000                          0           0.00                        0      0.000000     0.000000
1.610000 to 1.700000                          0           0.00                        0      0.000000     0.000000
1.710000 to 1.800000                          0           0.00                        0      0.000000     0.000000
1.810000 to 1.900000                          0           0.00                        0      0.000000     0.000000
1.910000 to 2.000000                          0           0.00                        0      0.000000     0.000000
2.010000 to 2.300000                          0           0.00                        0      0.000000     0.000000
2.310000 to 2.400000                          0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00              0.0       0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 11 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                                           WEIGHTED AVERAGE
                                            # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
          REMAINING STATED TERM             LOANS           $           PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
          ---------------------             -----   -----------------   ----------   ---   ------------   --------
70 months or Less                             0           0.00                        0      0.000000     0.000000
71 months to 90 months                        0           0.00                        0      0.000000     0.000000
91 months to 110 months                       0           0.00                        0      0.000000     0.000000
111 months to 115 months                      0           0.00                        0      0.000000     0.000000
116 months to 120 months                      0           0.00                        0      0.000000     0.000000
121 months to 200 months                      0           0.00                        0      0.000000     0.000000
201 months to 0 months                        0           0.00                        0      0.000000     0.000000
                                              --          ----             ----       --     --------     --------
                  Totals                      0           0.00                        0      0.000000     0.000000
                                              ==          ====             ====       ==     ========     ========

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 12 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

                        STRATIFICATION BY PROPERTY TYPE

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
           PROPERTY TYPE             LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
           -------------             -----   -----------------   ----------   ---   ------------   --------
Office                                0            0.00                        0      0.000000     0.000000
Retail/Office
Hotel
Industrial                            0            0.00                        0      0.000000     0.000000
Multi-Family                          0            0.00                        0      0.000000     0.000000
Retail, Anchored                      0            0.00                        0      0.000000     0.000000
Retain, Unanchored                    0            0.00                        0      0.000000     0.000000
Mixed Use
Mobile Home
Self Storage
                                       --          ----             ----       --     --------     --------
          Totals                      0            0.00             0.00       0      0.000000     0.000000
                                       ==          ====             ====       ==     ========     ========

                                             STRATIFICATION BY SEASONING

                                                                                    WEIGHTED AVERAGE
                                     # OF    PRINCIPAL BALANCE   % OF AGG.    -----------------------------
             SEASONING               LOANS          ($)          PRIN. BAL.   WAM   NOTE RATE(%)     DSCR
             ---------               -----   -----------------   ----------   ---   ------------   --------
12 months or Less                     0            0.00                        0      0.000000     0.000000
13 months to 24 months                0            0.00                        0      0.000000     0.000000
25 months to 36 months                0            0.00                        0      0.000000     0.000000
37 months to 48 months                0            0.00                        0      0.000000     0.000000
49 months to 60 months                0            0.00                        0      0.000000     0.000000
61 months to 72 months                0            0.00                        0      0.000000     0.000000
73 months to 84 months                0            0.00                        0      0.000000     0.000000
85 months to 96 months                0            0.00                        0      0.000000     0.000000
97 months to 108 months               0            0.00                        0      0.000000     0.000000
                                       --          ----             ----       --     --------     --------
          Totals                      0            0.00             0.00       0      0.000000     0.000000
                                       ==          ====             ====       ==     ========     ========

  DEBT COVERAGE SERVICE RATIOS ARE CALCULATED AS DESCRIBED IN THE PROSPECTUS,
    VALUES ARE UPDATED PERIODICALLY AS NEW NOI FIGURES BECOME AVAILABLE FROM BORROWERS ON AN ASSET LEVEL. THE TRUSTEE MAKES NO REPRESENTATION AS TO THE
      ACCURACY OF THE DATA PROVIDED BY THE BORROWER FOR THIS CALCULATION.

[CHASE LOGO]   REPORTS AVAILABLE AT WWW.CHASE.COM/SFA  (C) 2000, CHASE MANHATTAN
BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                                   PAGE 12 OF 19
                                                                         STDDEAL

                               LOAN STATUS DETAIL

          Loan            Offering     Property         City         State    Scheduled    Scheduled      Note       Maturity
         Number             Memo         Type                                 Principal     Interest      Rate         Date
                           Cross         (I)                                    Amount       Amount
                         Reference

         Neg        Beginning          Ending           Paid      Appraisal    Appraisal     Has Loan       Loan
         Amt        Scheduled         Scheduled       Through     Reduction    Reduction    Ever Been      Status
         Flag        Balance           Balance          Date         Date        Amount     Specially       Code
                                                                                            Serviced?       (II)
                                                                                                                (Y/N)





  (I) PROPERTY TYPE CODE:
                               IN   Industrial            MU   Mixed Use              RT   Retail
  CH   Church                  LO   Lodging               NE   Non-Exempt             SC   School, HCF or WF
  CO   Condo, Coop or TH       MF   Multi Family          OF   Office                 SE   Securities
  HC   Health Care             MH   Mobile Home Park      OT   Other                  SF   Single Family
  HO   Hotel                   MP   Multile Properties    PD   Plan Unit Development  SS   Self Storage
  IF   Industrial/Flex         MS   Mini Storage          RO   Retail/Office          WH   Warehouse

    (II) LOAN STATUS CODE:
                               6.  Discounted Payoff
     1.  Specially Serviced    7.  Foreclosure Sale
     2.  Foreclosure           8.  Bankruptcy Sale
     3.  Bankruptcy            9.  REO Disposal
     4.  REO                  10.  Modification/Workout
     5.  Prepayment in Full   11.  Rehabilitation

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BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                                   PAGE 13 OF 19
                                                                         STDDEAL

                            PROPERTY HISTORY DETAIL

                        Offering Memo                                           Data of Last                  No. Months
     Loan Number       Cross Reference         Property Name                                                   Revenue
                                                                                                              Annualized
                                                                                           Financial
                                                                        Inspection         Statement

                                          NO PROPERTY HISTORY REPORTED THIS PERIOD

                                  Annual Estimate based on
     Loan Number                       Current Quarter                                 Prior Full Year
                              NOI           DSCR        Occupancy             NOI           DSCR        Occupancy
                                                  NO PROPERTY HISTORY REPORTED THIS PERIOD

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                                      B-15

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                               Page 14 of 19
                                                               STDDEAL

                            DELINQUENCY LOAN DETAIL

              OFFERING                                                        CURRENT                        ADVANCE      LOAN
             MEMO CROSS   # OF MONTHS   PAID THROUGH                            P&I      OUTSTANDING P&I   DESCRIPTION   STATUS
LOAN NUMBER  REFERENCE    DELINQUENT        DATE       CURRENT LOAN BALANCE   ADVANCES     ADVANCES**          (I)        (II)
-----------  ----------   -----------   ------------   --------------------   --------   ---------------   -----------   ------

                                           NO DELINQUENT LOANS REPORTED THIS PERIOD

                                         CURRENT     OUTSTANDING   OUTSTANDING
              SPECIAL                    PROPERTY     PROPERTY      PROPERTY
              SERVICER    FORECLOSURE   PROTECTION   PROTECTION    BANKRUPTCY        REO
LOAN NUMBER  START DATE      DATE        ADVANCES     ADVANCES        DATE          DATE
-----------  ----------   -----------   ----------   -----------   -----------   -----------
                                NO DELINQUENT LOANS REPORTED THIS PERIOD

(I) ADVANCE DESCRIPTION:  A. In grace period                (II) LOAN STATUS CODE:               6. Discounted Payoff
                          B. Late but %1 month                   1. Specially Serviced           7. Foreclosure Sale
                          1. 1 month delinquent                  2. Foreclosure                  8. Bankruptcy Sale
                          2. 2 months delinquent                 3. Bankruptcy                   9. REO Disposal
                          3. 3+ months delinquent                4. REO                          10. Modification/Workout
                                                                 5. Prepayment in Full           11. Rehabilitations

** Outstanding P&I advances include current period.

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                                      B-16

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS

                         SPECIALLY SERVICED LOAN DETAIL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:
                                                          Page 15 of 19
                                                          STDDEAL

             SPECIAL   OFFERING    PROPERTY
             SERVICE     MEMO        TYPE       DATE OF TRANSFER
              CODE       CROSS       CODE     BALANCE TO SPECIALLY   INSPECTION   APPRAISAL   APPRAISAL
LOAN NUMBER   (II)     REFERENCE     (I)            SERVICED            DATE        DATE        VALUE             COMMENTS
-----------  -------   ---------   --------   --------------------   ----------   ---------   ---------           --------

                                         NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE:         IN    Industrial            Mu    Mixed Use               RT    Retail              (II) SPECIAL
                                                                                                                    SERVICE
                                                                                                                    CODE:
     CH    Church               LO    Lodging               NE    Non-Exempt              SC    School, HCF or WF
     CO    Condo, Coop or TH    MF    Multi Family          OF    Office                  SE    Securities
     HC    Health Care          MH    Mobile Home Park      OT    Other                   SF    Single Family
     HO    Hotel                MP    Multiple Properties   PD    Plan Unit Development   SS    Self Storage
     IF    Industrial/Flex      MS    Mini Storage          RO    Retail/Office           WH    Warehouse

(I)
     (1) Request to waive prepayment penalty   (5) In Foreclosure
     (2) Payment default                       (6) Now REO
     (3) Request to modify or workout          (7) Paid Off
     (4) Borrower Bankruptcy                   (8) Returned to Master Servicer

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

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 16 OF 19
                                                                         STDDEAL
    DISTRIBUTION DATE:
    RECORD DATE:
    CLOSING DATE:
    NEXT PMT DATE:
    MATURITY DATE:

                   SPECIALLY SERVICED HISTORICAL INFORMATION

                                                                                       BALANCE
                                 OFFERING    SPECIAL                                   CHANGE        PROPERTY
                                   MEMO      SERVICE      DATE        CURRENT           SINCE          TYPE
      DISTRIBUTION     LOAN        CROSS      CODE         OF        SCHEDULED        TRANSFER         CODE             INTEREST
          DATE        NUMBER     REFERENCE    (II)     CORRECTION     BALANCE           DATE           (I)      STATE     RATE
      ------------   ---------   ---------   -------   ----------   ------------   ---------------   --------   -----   --------

                                           NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD


                                            DEBT
                        NET               SERVICE            PAID
      DISTRIBUTION   OPERATING     NOI    COVERAGE   NOTE   THROUGH   MATURITY   REM
          DATE         INCOME      DATE    RATIO     DATE    DATE       DATE     TERM
      ------------  ------------   ----   --------   ----   -------   --------   ----
                       NO SPECIALLY SERVICED LOANS REPORTED THIS
                                         PERIOD

      (I) PROPERTY TYPE CODE I  N Industrial           MU Mixed Use           RT Retail
       CH Church                LO Lodging             NE Non-Exempt          SC School, HCF or WF
       CO Condo Coop or TH      MF Multi Family        OF Office              SE Securities
       HC Health Care           MH Mobile Home Park    OT Other               SF Single Family
       HO Hotel                 MP Multiple Properties PD Plan Unit           SS Self Storage
       IF Industrial/Flax       MS Mini Storage        Development            WH Warehouse
                                                       RO Retail/Office

    (II) SPECIAL SERVICE CODE:
    (1) Request to waive prepayment penalty (5) In Foreclosure
    (2) Payment default                     (6) Now REO
    (3) Request to modify or workout        (7) Paid Off
    (4) Borrower Bankruptcy                 (8) Returned to Master Servicer

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MANHATTAN BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 17 OF 19
                                                                         STDDEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                          PRINCIPAL PREPAYMENT DETAIL

                                          OFFERING
     PRINCIPAL                              MEMO            PROPERTY
     PREPAYMENT           LOAN             CROSS              TYPE          CURTAINMENT          PAYOFF          PREPAYMENT
        DATE             NUMBER          REFERENCE            (I)              AMOUNT            AMOUNT           PREMIUM
     ----------          ------          ---------          --------        -----------          ------          ----------


     PRINCIPAL          MORTGAGE
     PREPAYMENT        REPURCHASE
        DATE             PRICE
     ----------        ----------

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE N Industrial           MU Mixed Use           RT Retail
 I                     LO Lodging             NE Non-Exempt          SC School, HCF or WF
 CH Church             MF Multi Family        OF Office              SE Securities
 CO Condo Coop or TH   MH Mobile Home Park    OT Other               SF Single Family
 HC Health Care        MP Multiple Properties PD Plan Unit           SS Self Storage
 HO Hotel              MS Mini Storage        Development            WH Warehouse
 IF Industrial/Flax                           RO Retail/Office

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

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 18 OF 19
                                                                         STODEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                              MODIFIED LOAN DETAIL

           OFFERING
          MEMORANDUM
 LOAN       CROSS       MODIFICATION
NUMBER    REFERENCE         DATE                         MODIFICATION DESCRIPTION
------    ----------    ------------   ------------------------------------------------------------
                              NO MODIFIED LOANS REPORTED THIS PERIOD

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BANK

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1
                        STATEMENT TO CERTIFICATEHOLDERS
                                                                   PAGE 19 OF 19
                                                                         STODEAL
DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                              REALIZED LOSS DETAIL

         OFFERING                                                                 GROSS                                     NET
           MEMO                                    BEGINNING                    PROCEEDS %                     NET       PROCEEDS %
 LOAN      CROSS     APPRAISAL                     SCHEDULED                    SCHEDULED    LIQUIDATION   LIQUIDATION   SCHEDULED
NUMBER   REFERENCE     DATE      APPRAISAL VALUE    BALANCE    GROSS PROCEEDS   PRINCIPAL     EXPENSES      PROCEEDS      BALANCE
------   ---------   ---------   ---------------   ---------   --------------   ----------   -----------   -----------   ----------
                                              NO REALIZED LOSSES REPORTED THIS PERIOD


 LOAN
NUMBER  REALIZED LOSS
------  -------------
         NO REALIZED
            LOSSES
           REPORTED
          THIS PERIOD

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BANK

                                    ANNEX C

                   DECREMENT TABLES FOR CLASS A-1, CLASS A-2,
      CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
              YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                   CLASS A-1

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000....................   100%      100%      100%       100%       100%       100%
June 18, 2001...................    94%       94%       94%        94%        94%        94%
June 18, 2002...................    88%       88%       88%        88%        88%        88%
June 18, 2003...................    81%       81%       81%        81%        81%        81%
June 18, 2004...................    74%       74%       74%        74%        74%        73%
June 18, 2005...................    66%       66%       65%        65%        65%        64%
June 18, 2006...................    56%       56%       55%        54%        54%        53%
June 18, 2007...................    42%       41%       41%        40%        40%        40%
June 18, 2008...................    23%       23%       22%        22%        22%        22%
June 18, 2009 and thereafter....     0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)....................   5.7       5.7       5.7        5.7        5.6        5.6

                                   CLASS A-2

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000..................     100%      100%      100%       100%       100%       100%
June 18, 2001.................     100%      100%      100%       100%       100%       100%
June 18, 2002.................     100%      100%      100%       100%       100%       100%
June 18, 2003.................     100%      100%      100%       100%       100%       100%
June 18, 2004.................     100%      100%      100%       100%       100%       100%
June 18, 2005.................     100%      100%      100%       100%       100%       100%
June 18, 2006.................     100%      100%      100%       100%       100%       100%
June 18, 2007.................     100%      100%      100%       100%       100%       100%
June 18, 2008.................     100%      100%      100%       100%       100%       100%
June 18, 2009.................      72%       71%       71%        71%        71%        70%
June 18, 2010 and
  thereafter..................       0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)..................     9.1       9.1       9.1        9.1        9.1        9.1

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                 MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS B

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000....................   100%      100%      100%       100%       100%       100%
June 1, 2001....................   100%      100%      100%       100%       100%       100%
June 1, 2002....................   100%      100%      100%       100%       100%       100%
June 1, 2003....................   100%      100%      100%       100%       100%       100%
June 1, 2004....................   100%      100%      100%       100%       100%       100%
June 1, 2005....................   100%      100%      100%       100%       100%       100%
June 1, 2006....................   100%      100%      100%       100%       100%       100%
June 1, 2007....................   100%      100%      100%       100%       100%       100%
June 1, 2008....................   100%      100%      100%       100%       100%       100%
June 1, 2009....................   100%      100%      100%       100%       100%       100%
June 1, 2010 and thereafter.....     0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)....................   9.5       9.5       9.5        9.5        9.5        9.5

                                    CLASS C

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000..................     100%      100%      100%       100%       100%       100%
June 1, 2001..................     100%      100%      100%       100%       100%       100%
June 1, 2002..................     100%      100%      100%       100%       100%       100%
June 1, 2003..................     100%      100%      100%       100%       100%       100%
June 1, 2004..................     100%      100%      100%       100%       100%       100%
June 1, 2005..................     100%      100%      100%       100%       100%       100%
June 1, 2006..................     100%      100%      100%       100%       100%       100%
June 1, 2007..................     100%      100%      100%       100%       100%       100%
June 1, 2008..................     100%      100%      100%       100%       100%       100%
June 1, 2009..................     100%      100%      100%       100%       100%       100%
June 1, 2010 and thereafter...       0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)..................     9.6       9.6       9.6        9.6        9.6        9.6

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                 MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS D

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000..................     100%      100%      100%       100%       100%       100%
June 1, 2001..................     100%      100%      100%       100%       100%       100%
June 1, 2002..................     100%      100%      100%       100%       100%       100%
June 1, 2003..................     100%      100%      100%       100%       100%       100%
June 1, 2004..................     100%      100%      100%       100%       100%       100%
June 1, 2005..................     100%      100%      100%       100%       100%       100%
June 1, 2006..................     100%      100%      100%       100%       100%       100%
June 1, 2007..................     100%      100%      100%       100%       100%       100%
June 1, 2008..................     100%      100%      100%       100%       100%       100%
June 1, 2009..................     100%      100%      100%       100%       100%       100%
June 1, 2010 and thereafter...       0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)..................     9.6       9.6       9.6        9.6        9.6        9.6

                                    CLASS E

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000..................     100%      100%      100%       100%       100%       100%
June 1, 2001..................     100%      100%      100%       100%       100%       100%
June 1, 2002..................     100%      100%      100%       100%       100%       100%
June 1, 2003..................     100%      100%      100%       100%       100%       100%
June 1, 2004..................     100%      100%      100%       100%       100%       100%
June 1, 2005..................     100%      100%      100%       100%       100%       100%
June 1, 2006..................     100%      100%      100%       100%       100%       100%
June 1, 2007..................     100%      100%      100%       100%       100%       100%
June 1, 2008..................     100%      100%      100%       100%       100%       100%
June 1, 2009..................     100%      100%      100%       100%       100%       100%
June 1, 2010 and thereafter...       0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)..................     9.6       9.6       9.6        9.6        9.6        9.6

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                              MAINTENANCE PERIOD,
                           THEN AT THE FOLLOWING CPR)

                                    CLASS F

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000..................     100%      100%      100%       100%       100%       100%
June 1, 2001..................     100%      100%      100%       100%       100%       100%
June 1, 2002..................     100%      100%      100%       100%       100%       100%
June 1, 2003..................     100%      100%      100%       100%       100%       100%
June 1, 2004..................     100%      100%      100%       100%       100%       100%
June 1, 2005..................     100%      100%      100%       100%       100%       100%
June 1, 2006..................     100%      100%      100%       100%       100%       100%
June 1, 2007..................     100%      100%      100%       100%       100%       100%
June 1, 2008..................     100%      100%      100%       100%       100%       100%
June 1, 2009..................     100%      100%      100%       100%       100%       100%
June 1, 2010 and thereafter...       0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)..................     9.6       9.6       9.6        9.6        9.6        9.6

                                    CLASS G

YEAR                              0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
----                              ------    ------    ------    -------    -------    -------
June 1, 2000..................     100%      100%      100%       100%       100%       100%
June 1, 2001..................     100%      100%      100%       100%       100%       100%
June 1, 2002..................     100%      100%      100%       100%       100%       100%
June 1, 2003..................     100%      100%      100%       100%       100%       100%
June 1, 2004..................     100%      100%      100%       100%       100%       100%
June 1, 2005..................     100%      100%      100%       100%       100%       100%
June 1, 2006..................     100%      100%      100%       100%       100%       100%
June 1, 2007..................     100%      100%      100%       100%       100%       100%
June 1, 2008..................     100%      100%      100%       100%       100%       100%
June 1, 2009..................     100%      100%      100%       100%       100%       100%
June 1, 2010 and thereafter...       0%        0%        0%         0%         0%         0%
Weighted Average Life
  (in years)..................     9.6       9.6       9.6        9.6        9.6        9.6

                                    ANNEX D

                  PRICE/YIELD TABLES FOR CLASS X CERTIFICATES
                        PRE-TAX YIELD TO MATURITY (CBE)
             OF THE CLASS X CERTIFICATES ASSUMING 100% RECOVERY OF
                         DEC1.% PREMIUMS AND 1.0% CALL
       (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD
            AND YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                                  PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------------------------
PRICE                             0% CPR    4% CPR    8% CPR    12% CPR    16% CPR    20% CPR
-----                             ------    ------    ------    -------    -------    -------
4.1667%.........................  10.838%   10.830%   10.822%   10.814%    10.807%    10.800%
4.2917%.........................  10.084%   10.076%   10.068%   10.060%    10.052%    10.045%
4.4167%.........................  9.365%    9.356%    9.348%     9.340%     9.333%     9.325%

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS2000C1.XLS". The spreadsheet file "SBMS2000C1.XLS" is a Microsoft Excel, Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, particular statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                   DEPOSITOR

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The certificates will represent obligations of a trust fund only and will not represent ownership interests in or obligations of any other entity.

This prospectus may be used to offer and sell the certificates only if accompanied by a prospectus supplement.

THE OFFERED CERTIFICATES:

     Salomon Brothers Mortgage Securities VII, Inc., as depositor, will establish one or more trust funds to issue and sell from time to time mortgage pass-through certificates.

     Each series of certificates will consist of one or more classes of certificates that may: (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of certificates in respect of some or all distributions on the certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of various events, such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds, in each case as described in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, the assets of a trust fund will primarily include any or all of the following:

     - various types of multifamily or commercial mortgage loans,

     - mortgage-backed securities evidencing interests in, or secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

     - securities evidencing interests in, or secured by pledges of, mortgage-backed securities of the type described above.

     The assets of a trust fund for a series of certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or a combination of those types of assets, and currency or interest rate exchange agreements and other financial assets, or any combination of those agreements and other financial assets.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the certificates may be made through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. There will have been no public market for any series of certificates prior to the offering of those certificates. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

                              SALOMON SMITH BARNEY

                  The date of this prospectus is June 5, 2000.

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Important Notice About Information in This Prospectus and
  each Accompanying Prospectus Supplement...................      3
Risk Factors................................................      4
Description of the Trust Funds..............................     12
Use of Proceeds.............................................     19
Yield Considerations........................................     19
The Depositor...............................................     22
Description of the Certificates.............................     23
Description of the Agreements...............................     31
Description of Credit Support...............................     49
Certain Legal Aspects of Mortgage Loans.....................     51
Federal Income Tax Consequences.............................     61
State and Other Tax Considerations..........................     90
ERISA Considerations........................................     91
Legal Investment............................................     96
Method of Distribution......................................     98
Legal Matters...............................................     98
Financial Information.......................................     99
Rating......................................................     99
Available Information.......................................     99
Reports to Certificateholders...............................     99
Incorporation of Certain Information by Reference...........    100
Index of Principal Definitions..............................    101

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Beginning with the section titled "Description of The Trust Funds", we use capitalized terms from time to time in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 101 in this prospectus.
                            ------------------------

     If you require additional information, the mailing address of our principal executive offices is 388 Greenwich Street, New York, New York 10013, Attention:
Secretary and the telephone number is (212) 816-6000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 100 of this prospectus.
                            ------------------------

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     You should carefully consider, among other things, the following factors in connection with the purchase of the certificates offered hereby:

THE CERTIFICATES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that any resale market for the certificates of any series will develop following the issuance and sale of any series of certificates. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue while certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of certificates will fluctuate with changes in prevailing rates of interest. Consequently, sales of certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related prospectus supplement and to the reports to certificateholders as described in this prospectus under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the certificates. Except to the extent described in this prospectus and in the related prospectus supplement, certificateholders will have no redemption rights and the certificates are subject to early retirement only under specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination". Salomon Smith Barney Inc., through one or more of its affiliates, currently expects to make a secondary market in the offered certificates, but has no obligation to do so.

THE CERTIFICATES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND ONLY AND NOT OF ANY OTHER PARTY

     Unless otherwise specified in the related prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, amounts remaining in various funds or accounts, including any accounts maintained as credit support, may be withdrawn under specified conditions, as and to the extent described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the assets of the trust fund have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

THE YIELD TO MATURITY AND AVERAGE LIFE OF THE CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the certificates of a series will be affected by a number of factors, including the following:

     - the extent of prepayments on the underlying mortgage loans in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

     - how payments of principal are allocated among the classes of certificates of that series as specified in the related prospectus supplement;

     - if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     - the rate and timing of defaults and losses on the assets in the related trust fund; and

     - repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the master servicer or another party.

     Prepayments on the mortgage loans in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the mortgage loans in any trust fund or that the rate of payments will conform to any model described in this prospectus or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. As a result, the actual maturity of any class of certificates could occur significantly earlier than expected.

     A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage loans. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

     A series of certificates may include one or more classes of certificates that provide for distribution of principal from amounts attributable to interest accrued but not currently distributable on one or more other classes of certificates. As a result, yields on the first such certificates will be sensitive to the provisions of those other classes of certificates relating to the amount and timing of interest accruals thereon.

     In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     See "Yield Considerations" in this prospectus and, if applicable, in the related prospectus supplement.

THE LIMITED NATURE OF RATINGS ON THE CERTIFICATES AND THE DOWNGRADING OF A CERTIFICATE RATING MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF SUCH CERTIFICATE

     Any rating assigned by a rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium or purchasing an interest-only certificate might fail to recoup its initial investment under some prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit support, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series. See "Description of Credit Support" and "Rating".

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which such certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificate may be adversely affected.

THE PAYMENT PERFORMANCE OF THE CERTIFICATES WILL BE DIRECTLY RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE ASSETS IN THE RELATED TRUST FUNDS

     The certificates will be directly or indirectly backed by mortgage loans. Some mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of a delinquency and foreclosure. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related certificates in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on such securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. You should consider the following risks associated with some mortgage loans which may be included in the trust fund related to your certificate.

INVESTORS SHOULD BE AWARE OF VARIOUS RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Multifamily and Commercial Loans. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     - changes in general or local economic conditions and/or specific industry segments;

     - declines in real estate values;

     - declines in rental or occupancy rates;

     - increases in interest rates, real estate tax rates and other operating expenses;

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     - acts of God; and

     - other factors beyond the control of the master servicer.

     Nonrecourse Loans. It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

     Delinquent and Non-Performing Mortgage Loans. If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due or are non-performing. If so specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent or non-performing mortgage loans, and you should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on mortgage assets and the yield on the certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

     Junior Mortgage Loans. Some of the mortgage loans included in a trust fund may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior mortgage loan after satisfaction of all related senior liens. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure".

     Balloon Loans. Some of the mortgage loans included in a trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, or "balloon payments", at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including--

     - the level of available mortgage rates at the time of sale or refinancing,

     - the mortgagor's equity in the related mortgaged property,

     - the financial condition and operating history of the mortgagor and the related mortgaged property,

     - tax laws,

     - rent control laws, in the case of some multifamily properties and mobile home parks,

     - reimbursement rates, in the case of some hospitals, nursing homes and convalescent homes,

     - renewability of operating licenses,

     - prevailing general economic conditions, and

     - the availability of credit for commercial or multifamily, as the case may be, real properties generally.

     See "Description of the Trust Funds-Mortgage Loans" and also "Certain Legal Aspects of Mortgage Loans" in this prospectus.

AN INVESTMENT IN THE CERTIFICATES REPRESENTS AN INTEREST IN MULTIFAMILY AND/OR COMMERCIAL LOANS WHICH MAY PRESENT A GREATER RISK OF LOSS THAN AN INTEREST IN A POOL OF SINGLE-FAMILY LOANS

     The concentration of default, foreclosure and loss risks in individual mortgagors or mortgage loans in a particular trust fund or the related mortgaged properties will generally be greater for pools of multifamily and/or commercial loans such as those to be included in a trust fund with respect to a series of certificates than for pools of single-family loans because such pools of multifamily and/or commercial mortgage loans will generally consist of a smaller number of loans with higher principal balances individually than would a pool of single-family loans of comparable aggregate unpaid principal balance. The trust fund for a series of certificates may consist of a single mortgage loan.

THE TYPE OF MORTGAGOR MAY PRESENT A GREATER RISK OF LOSS

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE TYPE OF MORTGAGED PROPERTY MAY PRESENT A GREATER RISK OF LOSS

     Additional risk may be presented because of the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated under a franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

THE DISCRETION OF THE MASTER SERVICER TO EXTEND RELIEF TO DELINQUENT MORTGAGORS MAY NOT RESULT IN HIGHER REPAYMENTS

     If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a master servicer will be permitted, within prescribed parameters, to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such mortgage loans. While a master servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent. Such relief instead may result in a lower liquidation or foreclosure price to the master servicer, which would affect the yield of the related certificates. The recent foreclosure and delinquency experience with respect to loans serviced by a master servicer or, if applicable, any special servicer or significant sub-servicer will be provided in the related prospectus supplement.

CREDIT SUPPORT WILL BE LIMITED AND THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE MORTGAGE ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE CERTIFICATES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying assets of the trust fund on those classes of certificates that have the benefit of the credit support. The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, surety bonds, guarantees, reserve funds or other types of credit support, or combinations of those types of credit support. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may include offered certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under some circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels. See "--The Limited Nature of Ratings on the Certificates and the Downgrading of a Certificate Rating May Adversely Affect the Liquidity or Market Value of such Certificate" above and "Description of the Certificates" and "Description of Credit Support".

DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS MAY NOT PROVIDE ADEQUATE SECURITY FOR A MORTGAGE LOAN

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to various exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related prospectus supplement, the mortgage loans will be secured by an assignment of leases and rents under which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

REAL PROPERTY PLEDGED AS SECURITY FOR A MORTGAGE LOAN IS SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly known as CERCLA, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, each agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property securing a mortgage loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

ERISA CONSIDERATIONS

     If you are buying the offered certificates on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are generally described in this prospectus under the caption "ERISA Considerations". However, due to the complexity of regulations which govern such plans, if you are subject to the Employment Retirement Income Security Act of 1974,
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as amended, commonly referred to as "ERISA", you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any residual interest certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are residual interests may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero.

     Some Taxable Income of a Residual Interest can not be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a residual interest certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, excess inclusions--

     - generally will not be reduced by losses from other activities,

     - for a tax-exempt holder, will be treated as unrelated business taxable income, and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     Certain Entities Should not Invest in Certificates Which are Residual Interests. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     - individuals,

     - estates,

     - trusts beneficially owned by any individual or estate, and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the residual interest certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a residual interest certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a residual interest certificate to a foreign person under the Internal Revenue Code of 1986.

CONTROL OF THE TRUST FUND MAY BE VESTED IN LESS THAN ALL THE RELATED CERTIFICATEHOLDERS

     Under some circumstances, the consent or approval of less than all the holders of outstanding certificates of a series will be required to direct, and will be sufficient to bind all certificateholders of such series to, various actions, including amending the related agreement governing the trust fund in some cases. See "Description of the Agreements--Events of Default", "--Rights Upon Event of Default", "--Amendment" and "--List of Certificateholders".

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BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE CERTIFICATES

     Some offered certificates will be issued through the book-entry facilities of The Depository Trust Company, commonly known as DTC. Because transfers and pledges of certificates registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered certificates may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered certificates may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered certificates may, in some cases, experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered certificates are recorded, the ability of beneficial owners to obtain timely payment and, if the limits of applicable insurance coverage is otherwise unavailable, ultimate payment of principal and interest on DTC registered certificates may be impaired.

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A SERIES OF CERTIFICATES

     The prospectus supplement relating to a series of offered certificates will set forth additional risk factors pertaining to the characteristics or behavior of the mortgage assets to be included in a particular trust fund, and, if applicable, the legal aspects of such mortgage assets, as well as any risk factors pertaining to the investment in a particular class of offered certificates.

                         DESCRIPTION OF THE TRUST FUNDS

     Salomon Brothers Mortgage Securities VII, Inc., as depositor (in that capacity, the "Depositor"), will establish one or more trust funds (each, a "Trust Fund") to issue and sell from time to time mortgage pass-through certificates (the "Certificates"). The Certificates offered by this prospectus and by supplements to this prospectus (the "Offered Certificates") will be offered from time to time in series. A series may include Certificates other than those offered by this prospectus and by the related prospectus supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a particular Trust Fund.

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the "Mortgage Assets") will include:

     - one or more various types of multifamily and/or commercial mortgage loans (the "Mortgage Loans");

     - mortgage participation certificates, pass-through certificates or other mortgage-backed securities ("MBS") evidencing interests in, or secured by pledges of one or more of various types of multifamily and/or commercial mortgage loans;

     - participation certificates, pass-through certificates or other securities evidencing interests in, or secured by pledges of one or more MBS ("Tiered MBS"); or

     - a combination of Mortgage Loans, MBS or Tiered MBS.

     As used in this prospectus, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS or Tiered MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are sometimes referred to in this prospectus as "Underlying Mortgage Loans". Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans".

     The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or

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instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those:

     - originated by the Depositor; or

     - purchased, either directly or indirectly, from a prior holder of the Mortgage Asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS or Tiered MBS and may be an affiliate of the Depositor.

All Mortgage Assets will have been purchased by the Depositor on or before the date of initial issuance of the related series of Certificates.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating a lien on the properties (the "Mortgaged Properties") consisting of--

     - residential properties consisting of three or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties" and the related loans, "Multifamily Loans"), or

     - office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties or unimproved land ("Commercial Properties" and the related loans, "Commercial Loans"), located, unless otherwise specified in the related prospectus supplement, in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related prospectus supplement, each of the Mortgage Loans will be secured by a first mortgage or deed of trust or other similar security instrument creating a first lien on a Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors; however, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

     If so specified in the related prospectus supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related prospectus supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net

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Operating Income for a 12-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related prospectus supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than--

     - non-cash items such as depreciation and amortization,

     - capital expenditures, and

     - debt service on loans secured by the Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income, and maintenance payments from tenant-stockholders of a Cooperative, is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as, typically, warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of some of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by some income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in some cases, restrictions on changes in use of the property. Low- and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of--

     - the appraised value determined in an appraisal obtained by the originator at origination of such loan, and

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

     - the sales price for such property. Refinance Loans are loans made to refinance existing loans.

The Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on--

     - the market comparison method, which is based on the recent resale value of comparable properties at the date of the appraisal,

     - the cost replacement method, which is based on the cost of replacing the property at that date,

     - the income capitalization method, which is based on a projection of value based upon the property's projected net cash flow, or

     - a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio, or vice versa, the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors".

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including--

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

     - the type of property securing the Mortgage Loans, such as, Multifamily Property or Commercial Property and the type of property in each such category,

     - the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans,

     - the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,

     - the Loan-to-Value Ratios at origination of the Mortgage Loans,

     - the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

     - the geographical distribution of the Mortgaged Properties on a state-by-state basis,

     - information with respect to the prepayment provisions, if any, of the Mortgage Loans,

     - the weighted average Retained Interest, if any,

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

     - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan,

     - the Debt Service Coverage Ratio either at origination or as of a more recent date, or both, and

     - information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Certificates at or before the initial issuance of those Certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the Mortgage Loans will--

     - have individual principal balances at origination of not less than $25,000,

     - have original terms to maturity of not more than 40 years, and

     - provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the related prospectus supplement.

     Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that--

     - is fixed over its term,

     - adjusts from time to time,

     - may be converted from an adjustable to a fixed Mortgage Rate, or

     - may be converted from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related prospectus supplement.

     Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of specified events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration of that prohibition, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated.

     A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participation"), as described in the related prospectus supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect of the Equity Participation will be allocated among such Certificates.
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MBS AND TIERED MBS

     MBS and Tiered MBS may include--

     - private participation certificates, pass-through certificates or other securities, that are, not guaranteed or insured by the United States or any agency or instrumentality of the United States, or

     - certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA,

provided that each MBS and Tiered MBS will evidence an interest directly or indirectly in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained in this prospectus.

     Any MBS or Tiered MBS will have been issued under a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans in the case of MBS, or of the underlying MBS, in the case of Tiered MBS will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by MBS in the case of MBS, or of the interest in the underlying MBS evidenced by the Tiered MBS in the case of Tiered MBS.

     Distributions of principal and interest will be made on MBS and Tiered MBS on the dates specified in the related prospectus supplement. MBS and Tiered MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this prospectus. Principal and interest distributions will be made on MBS and Tiered MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS or Tiered MBS after a specific date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to MBS and Tiered MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the Mortgage Loans evidenced by or securing such MBS in the case of MBS, and a function of such characteristics and the characteristics of the related MBS evidenced by or securing such Tiered MBS, in the case of Tiered MBS and other factors and generally will have been established for MBS or Tiered MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to such MBS or Tiered MBS or the initial purchasers of such MBS or Tiered MBS.

     The prospectus supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS or Tiered MBS will specify, to the extent available--

     - the aggregate approximate initial and outstanding principal amount and type of the MBS or Tiered MBS to be included in the Trust Fund,

     - the original and remaining term to stated maturity of the MBS or Tiered MBS, if applicable,

     - the pass-through or bond rate of the MBS or Tiered MBS or formula for determining such rates,

     - the applicable payment provisions for the MBS or Tiered MBS,

     - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     - characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS or Tiered MBS,

     - the terms on which the related Underlying Mortgage Loans for such MBS, or the MBS or Tiered MBS may, or are required to, be purchased prior to their maturity,

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     - the terms on which Mortgage Loans may be substituted for those originally underlying the MBS or Tiered MBS,

     - the servicing fees payable under the MBS Agreement,

     - to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and

     - the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS or Tiered MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account. Funds held in a Certificate Account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement.

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against various defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of those types of credit support (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of Certificates. The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS or Tiered MBS. See "Risk Factors" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination of the Cash Flow Agreement, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any such Cash Flow Agreement. The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any cash flow agreements that are included as part of the trust fund evidencing or providing security for such MBS or Tiered MBS.

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

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Risk Factors". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS and Tiered MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS and Tiered MBS. If a Trust Fund includes MBS or Tiered MBS, the related prospectus supplement will discuss the effect that the MBS or Tiered MBS payment characteristics may have on the yield and weighted average lives of the Certificates offered thereby.

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The prospectus supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loans on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates, or addition to the Certificate Balance of a class of Accrual Certificates, on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal, and additions to the Certificate Balance of Accrual Certificates, and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related prospectus supplement.

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

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans, including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that some Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of some MBS or Tiered MBS may be a number of percentage points higher or lower than the rates on some or all of the Underlying Mortgage Loans or underlying MBS in the case of Tiered MBS. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Mortgage Loans in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease, or increase, in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Loans and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the prospectus supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance of those Certificates is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth in the related prospectus supplement.

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

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans is paid to such class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Loan. Some Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a Mortgage Loan having a balloon payment provision may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

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

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Loans and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

     Due-on-Sale and Due-on-Encumbrance Clauses. Acceleration of mortgage payments as a result of specific transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans may include due-on-sale clauses or due-on-encumbrance clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise, or waive its right to exercise, any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the servicing standard specified in the related prospectus supplement or, if no such standard is specified, consistent with the Master Servicer's normal servicing practices. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions".

     Single Mortgage Loan or Single Mortgagor. The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single mortgagor or related mortgagors as specified in the related prospectus supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single mortgagor.

NEGATIVE AMORTIZATION

     The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. To the extent that deferred interest is added to the principal balance of any of such Mortgage Loans, future interest accruals are computed on that higher principal balance and less of the scheduled payment is available to amortize the unpaid principal over the remaining amortization term of the Mortgage Loan. Accordingly, the weighted average lives of those Mortgage Loans, and the weighted average lives of the classes of Certificates to which any of that negative amortization is allocated, will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of Certificates entitled to principal payments.

                                 THE DEPOSITOR

     Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc and is an affiliate of Salomon Smith Barney Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 388 Greenwich Street, New York, New York 10013. Its telephone number is (212) 816-6000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series, including any class of Certificates not offered hereby, will represent the entire beneficial ownership interest in the Trust Fund created under the related Agreement. Each series of Certificates will consist of one or more classes of Certificates, including Offered Certificates, that may:

     - provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     - be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of some or all distributions on the Certificates;

     - be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates");

     - be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates");

     - provide for distributions of accrued interest thereon commencing only following the occurrence of specific events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates");

     - provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or

     - provide for cash distributions based on available funds (collectively, "Spread Certificates"), in each case as described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in such prospectus supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent of the Depositor or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related prospectus supplement. Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee or the Master Servicer on each date as specified in the related prospectus supplement (the "Distribution Date"), which may be monthly, quarterly, semi-annually or at some other interval, only from the assets of the related Trust Fund, to the extent of the Available Distribution Amount for such series and such Distribution Date, except as otherwise provided in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, distributions, other than the final distribution, will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). All distributions with respect to each class of

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

Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either:

     - by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if

      1. the Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement, and

      2. if so provided in the related prospectus supplement, holds Certificates in the requisite amount or denomination specified in the related prospectus supplement; or

     - by check mailed to the address of the person entitled thereto as it appears on the Certificate Register;

provided, however, that the final distribution in retirement of any class of Certificates, whether Definitive Certificates or Book-Entry Certificates, will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

     - the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

      1. all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related prospectus supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

      2. all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related prospectus supplement, and

      3. all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of some expenses of the related Trust Fund;

     - if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     - all advances made by a Master Servicer with respect to such Distribution Date;

     - if and to the extent the related prospectus supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     - to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

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

     As described below, the entire Available Distribution Amount will be distributed to the holders of the related Certificates, including any Certificates not offered hereby, on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates, other than various classes of Stripped Principal Certificates and Spread Certificates that have no Pass-Through Rate, will accrue interest thereon based on a rate (the "Pass-Through Rate"), which may be a fixed, variable or adjustable. The related prospectus supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date, other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates and Spread Certificates that are not entitled to any distributions of interest, based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to its Certificate Balance on each Distribution Date. With respect to each class of Certificates, other than various classes of Stripped Interest Certificates and Spread Certificates, for each Distribution Date, "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance of that class immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the related prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount of those Stripped Interest Certificates immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to the notional amount is solely for convenience in making calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of, a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than various classes of Stripped Interest Certificates and Spread Certificates, will have a stated principal amount (a "Certificate Balance") which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the

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

future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by the amount of any Accrued Certificate Interest accrued thereon. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of, unless the related prospectus supplement provides otherwise, the close of business on the first day of the month of the formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date whether or not received. The initial aggregate Certificate Balance of a series and each class of that series will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled to those distributions, in accordance with the provisions described in that prospectus supplement until the Certificate Balance of such class has been reduced to zero.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in that prospectus supplement.

DISTRIBUTIONS IN RESPECT OF SPREAD CERTIFICATES

     If so provided in the related prospectus supplement, a portion of the Available Distribution Amount for the applicable series of Certificates may be distributed on such date to one or more classes of Spread Certificates of such series, in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, the amount of any losses or shortfalls in collections on the Mortgage Assets will be borne first by a class of Subordinate Certificates in the priority and manner, and subject to the limitations, specified in that prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS or Tiered MBS, unless otherwise provided in the related prospectus supplement, the Master Servicer will be required as part of its servicing responsibilities to advance, on or before each Distribution Date, from its own funds and/or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the Master Servicer's advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's good faith determination that
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such advances will be reimbursable not only from Related Proceeds but also from collections on other Mortgage Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans, including amounts received under any form of Credit Support, respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer shall determine in good faith that such advance (a "Nonrecoverable Advance") will not ultimately be recoverable from Related Proceeds or, if applicable, from collections on other Mortgage Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond.

     If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the Master Servicer will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement that, unless otherwise specified in the related prospectus supplement, will set forth, in each case to the extent applicable and available:

     - the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     - the amount, if any, of such distribution allocable to--

      1. Prepayment Premiums, and

      2. payments on account of Equity Participations;

     - the amount of related servicing compensation received by a Master Servicer, and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer, and such other

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

       customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     - the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     - the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     - the number and aggregate principal balance of Mortgage Loans in respect of which--

      1. one scheduled payment is delinquent,

      2. two scheduled payments are delinquent,

      3. three or more scheduled payments are delinquent, and

      4. foreclosure proceedings have been commenced;

     - with respect to each Mortgage Loan that is delinquent two or more months--

      1. the loan number of the Mortgage Loan,

      2. the unpaid balance of the Mortgage Loan,

      3. whether the delinquency is in respect of any balloon payment,

      4. the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the Mortgage Loan,

      5. if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances,

      6. whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,

      7. whether foreclosure proceedings have been commenced and, if so, the date so commenced, and

      8. if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     - with respect to any Mortgage Loan liquidated during the related Due Period or Prepayment Period, as applicable, other than by payment in full--

      1. the loan number of the Mortgage Loan,

      2. the manner in which it was liquidated,

      3. the aggregate amount of Liquidation Proceeds received,

      4. the portion of such Liquidation Proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan, and

      5. the amount of any loss to Certificateholders;

     - with respect to each REO Property included in the Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable--

      1. the loan number of the related Mortgage Loan,

      2. the date of acquisition,

      3. the book value,

      4. the principal balance of the related Mortgage Loan immediately following such Distribution Date, calculated as if that Mortgage Loan were still outstanding and taking into account limited modifications to the terms of the Mortgage Loan specified in the Agreement,

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

      5. the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the Mortgage Loan, and

      6. if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     - with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable--

      1. the loan number of the related Mortgage Loan,

      2. the aggregate amount of sale proceeds,

      3. the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan, and

      4. the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     - the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates, including any class of Certificates not offered hereby, at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     - the aggregate amount of principal prepayments made during the related Prepayment Period;

     - the amount deposited in the reserve fund, if any, on such Distribution Date;

     - the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     - the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     - in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     - in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     - as to any series which includes Credit Support, the amount of coverage of each instrument of that Credit Support as of the close of business on such Distribution Date; and

     - the aggregate amount of payments by the mortgagors of--

      1. default interest,

      2. late charges, and

      3. assumption and modification fees collected during the related Due Period or Prepayment Period, as applicable.

     In the case of information described in the first four bullet points of the prior paragraph, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion of Certificates. The prospectus supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information described in the first four bullet points of the second preceding paragraph, aggregated for that calendar year or for the applicable portion of such calendar year during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent
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that substantially comparable information shall be provided by the Master
Servicer or the Trustee under any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes MBS or Tiered MBS, the related prospectus supplement will describe the contents of the statements that will be forwarded to Certificateholders of that series in connection with distributions made to them.

TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them under such Agreement following the earlier of--

     - the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto, and

     - the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the Agreement continue beyond the date specified in such Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Salomon Smith Barney Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to DTC's nominee, on each such

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

date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only "Certificateholder", as such term is used in the Agreement, will be the nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and various banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related prospectus supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee only if:

     - the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor, or

     - the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue, or cause to be issued, to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued under a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS and/or Tiered MBS will be issued under a Trust Agreement between the Depositor and a Trustee. Each Pooling and Servicing Agreement and Trust Agreement is an "Agreement". Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe various provisions that may appear in each Agreement. The prospectus supplement for a series of Certificates will describe any provision of the Agreement relating to

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such series that materially differs from the description of the Agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement, without exhibits, relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign, or cause to be assigned, to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, such schedule will include detailed information:

     - in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, and payment and prepayment provisions, if applicable, and

     - in respect of each MBS and Tiered MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee, or to a custodian appointed by the Trustee, various loan documents, which unless otherwise specified in the related prospectus supplement will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage, or a certified copy of the Mortgage, with evidence of recording indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

     The Trustee, or a custodian appointed by it, will review the Whole Loan documents delivered to it within a specified period of days after receipt of those documents. The Trustee, or a custodian appointed by it, will hold those documents in trust for the benefit of the related Certificateholders. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the Trustee, or a custodian appointed by it, will be required promptly to notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Asset Seller. If the Mortgage Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase
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

or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS and Tiered MBS, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian appointed by it, the original certificate or other definitive evidence of the MBS or Tiered MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS or Tiered MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause the MBS or Tiered MBS to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, the Depositor, or a Mortgage Asset Seller or affiliate as described below, will, with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, make or assign various representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

     - the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement;

     - the existence of title insurance insuring the lien priority of the Whole Loan;

     - the authority of the Warranting Party to sell the Whole Loan;

     - the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;

     - the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     - the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, will be a Mortgage Asset Seller or an affiliate of a Mortgage Asset Seller or such other person acceptable to the Depositor and will be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and

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

adversely affects the value of, or the interests of the Certificateholders in such Whole Loan. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related prospectus supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance of the Whole Loan, plus unpaid accrued interest on the Whole Loan at the related Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment Period in which the relevant purchase is to occur, plus any related servicing expenses that are reimbursable to the Master Servicer. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor, except to the extent that it is the Warranting Party, nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS or Tiered MBS, the related prospectus supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS or Tiered MBS, the person making them and the remedies for a breach of those representations and warranties.

     A Master Servicer will make various representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Unless otherwise provided in the related prospectus supplement, a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for 60 days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights for the related series, will constitute an Event of Default. See "--Events of Default" and "--Rights Upon Event of Default".

CERTIFICATE ACCOUNT

     General. The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Certificate Account"), which must be either--

     - an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained, or

     - otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series.

The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments").

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A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in a Certificate Account may be invested pending each succeeding Distribution Date in specified short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Deposits. A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, unless otherwise provided in the related Agreement and described in the related prospectus supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest:

          1. all payments on account of principal, including principal prepayments, on the Mortgage Assets;

          2. all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion of that interest retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          3. all proceeds received under the hazard, title or other insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund, and all proceeds received in connection with the full or partial condemnation of a Mortgaged Property, in any event to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note ("Insurance Proceeds" and "Condemnation Proceeds", respectively);

          4. all amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          5. any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          6. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          7. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          8. all proceeds of any Mortgage Loan, or any property acquired in respect of that Mortgage Loan, purchased by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Whole Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

          9. any amounts paid by a Master Servicer to cover interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";
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

          10. to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

          11. all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          12. any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          13. any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals. A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          1. to make distributions to the Certificateholders on each Distribution Date;

          2. to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          3. to reimburse a Master Servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Mortgage Loans in the Trust Fund and properties acquired in respect of any of those Mortgage Loans, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          4. to reimburse a Master Servicer for any advances described in clause
     2. above and any servicing expenses described in clause 3. above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses 2. and 3., respectively, such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          5. if and to the extent described in the related prospectus supplement, to pay a Master Servicer interest accrued on the advances described in clause 2. above and the servicing expenses described in clause
     3. above while such remain outstanding and unreimbursed;

          6. to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Mortgage Loans in the Trust Fund as described under "--Realization Upon Defaulted Whole Loans";

          7. to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for various expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding a Master Servicer and the Depositor";

          8. if and to the extent described in the related prospectus supplement, to pay, or to transfer to a separate account for purposes of escrowing for the payment of, the Trustee's fees;
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

          9. to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for various expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          10. to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          11. to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          12. to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          13. if one or more elections have been made to treat the Trust Fund or designated portions of the Trust Fund as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes";

          14. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan in the Trust Fund or a property acquired in respect of that Mortgage Loan in connection with the liquidation of the Mortgage Loan or property;

          15. to pay for the cost of various opinions of counsel obtained under the related Agreement for the benefit of Certificateholders;

          16. to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders;

          17. to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

          18. to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          19. to clear and terminate the Certificate Account at the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise provided in the related prospectus supplement, the Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with--

     - the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described in this prospectus or under "Description of Credit Support",

     - applicable law, and

     - the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

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

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor under the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties acquired on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     Unless otherwise provided in the related prospectus supplement, the Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

     - affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan; or

     - in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement:

     - in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent; and

     - in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related prospectus supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation under the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in some Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Agreement or may be appointed by the Master Servicer
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

or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related prospectus supplement. In some cases, the Master Servicer may appoint a Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in some cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of some classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases".

     Unless otherwise specified in the related prospectus supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person, including itself, an affiliate of the Master Servicer or any Certificateholder, that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise

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

acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the Trust Fund, that either:

          (1) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          (2) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the cost of which actions will be an expense of the Trust Fund.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless--

     - the Internal Revenue Service grants an extension of time to sell such property, or

     - the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     Subject to the foregoing, the Master Servicer will be required to--

     - solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property, and

     - accept the first and, if multiple bids are contemporaneously received, the highest, cash bid received from any person that constitutes a fair price.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to assure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property.

     In general, the Master Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner consistent with the Servicing Standard. After the Master Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer could determine, particularly in the case of REO Properties that are hotels, that it would not be consistent with the Servicing Standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property"

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

within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on:

     - "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     - "prohibited transactions", such income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

     Generally, income from an REO Property that is directly operated by the Master Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences".

     The limitations imposed by the related Agreement and, if applicable, the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to their distribution to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan,

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

unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Agreement and described in the related prospectus supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note, will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy or a master single interest policy insuring against hazard losses on the Whole Loans. Unless otherwise provided in the related prospectus supplement, if such policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the that account but for such clause. Unless otherwise specified in the related prospectus supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from--

     - war, revolution and governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides and mudflows,

     - wet or dry rot,

     - vermin,

     - domestic animals, and

     - other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, which is generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of--

     - the replacement cost of the improvements less physical depreciation, and

     - such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance, if the related Mortgaged Property was located at the time of origination in a federally designated flood area, and business interruption or loss of rents insurance.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Some of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner of any Retained Interest in any Mortgage Asset. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related prospectus supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion

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of the interest payment on each Whole Loan. Since any Retained Interest and a
Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Loans underlying or comprising such Mortgage Asset. The prospectus supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation various expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related prospectus supplement. Other expenses, including expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related prospectus supplement, interest on the Mortgage Loans at the rate specified in the prospectus supplement, and the fees of any Special Servicer, may be borne by the Trust Fund.

     If and to the extent provided in the related prospectus supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period or Prepayment Period, as applicable, to interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will provide that on or before a specified date in each year, beginning on the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that:

     - it has obtained a letter of representation regarding various matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied in all material respects with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans by the Master Servicer during the most recently completed fiscal year; and

     - on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate.

In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards, rendered within one year of such report, with respect to those Sub-Servicers. The prospectus supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that, to the best of that officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding calendar year or other specified twelve month period.

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

     Unless otherwise provided in the related prospectus supplement, copies of the annual accountants' statement and the statement of an officer of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer (the "Master Servicer"), if any, under each Agreement for a series of Certificates will be named in the related prospectus supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. Unless applicable law requires the Master Servicer's immediate resignation, no such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith under the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense:

     - specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any such loss, liability or expense shall be otherwise reimbursable under such Agreement;

     - incurred in connection with any breach of a representation or warranty made in such Agreement; or

     - incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties.

     In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any ultimate expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include:

          1. any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights;

          2. any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights;

          3. any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for sixty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and

          4. specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and specified actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default, other than to shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after specified officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, other than as a Certificateholder or as the owner of any Retained Interest, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement. However, if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The
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

Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause 1. under "--Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee.

AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to:

     - cure any ambiguity,

     - correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement,

     - make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the already existing provisions of the Agreement, or

     - comply with any requirements imposed by the Code;

provided that such amendment, other than an amendment for the purpose specified in the fourth bullet point above, will not, as evidenced by an opinion of counsel to such effect, adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related prospectus supplement, no such amendment may--

          1. reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate,

          2. adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause 1, without the consent of the holders of all Certificates of such class, or

          3. modify the provisions of such Agreement described in this paragraph, without the consent of the holders of all Certificates covered by such Agreement then outstanding.

     With respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.
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

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record of a series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholder access during business hours to the most recent list of Certificateholders of that series held by the Trustee.

THE TRUSTEE

     The trustee (the "Trustee") under each Agreement for a series of Certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense incurred in connection with the Trustee's acceptance or administration of its trusts under the related Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee under the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor, or such other person as may be named in the prospectus supplement, will be required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes of that series or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related prospectus supplement will include a description of:

     - the nature and amount of coverage under such Credit Support;

     - any conditions to payment thereunder not otherwise described in this prospectus;

     - the conditions, if any, under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced; and

     - the material provisions relating to such Credit Support.

     Additionally, the related prospectus supplement will set forth information with respect to the obligor under any instrument of Credit Support, including:

     - a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     - if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

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

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of specified types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates, or on select classes of such Certificates, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of cash, letters of credit, Permitted Investments or demand notes will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related Mortgage Assets as specified in the related prospectus supplement.

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

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained, may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS AND TIERED MBS

     If so provided in the prospectus supplement for a series of Certificates, the MBS and/or Tiered MBS included in the related Trust Fund and/or the mortgage loans directly or indirectly underlying such MBS and/or Tiered MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of the legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Whole Loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage:

          1. a mortgagor, which is the owner of the subject property and usually the borrower; and

          2. a mortgagee, or lender.

     In contrast, a deed of trust is a three-party instrument, among:

          1. a trustor, which is the equivalent of a borrower;

          2. a trustee, to whom the real property is conveyed; and

          3. a beneficiary, or lender, for whose benefit the conveyance is made.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.

     In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, various federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining, unless rents are to be paid directly to the lender, a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In some cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. The

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adequate protection may consist of a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws".

PERSONALTY

     In the case of some mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property, and must file continuation statements, generally every five years, to maintain that perfection. In some cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the

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reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property, due to, among other things, redemption rights that may exist, and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. The Mortgage Loans, however, may be nonrecourse. See "Risk Factors". Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a
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properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, that is nonstatutory, right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a "mortgageable" ground lease. Some Mortgage Loans, however, may be secured by ground leases that do not contain these provisions.

     Cross-Collateralization. Some of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously and/or utilize judicial foreclosure even in states that permit non-judicial foreclosures in order to ensure that the lien of the mortgages is not impaired or released. In addition, because of the various state laws governing the ability to obtain a deficiency judgment, it may be necessary in some states to foreclose through an action in state court rather than by exercise of a power of sale, possibly causing a delay in the ultimate recovery by the Certificateholders and increasing the expense of
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foreclosing on the security. Other state laws may limit the amount of the recovery on a particular property located within that state which is being foreclosed after the foreclosure of one or more properties to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, as opposed to the actual amounts recovered in such foreclosure or foreclosures. Furthermore, due to the effect of "one-action" or "security first" rules in some states, the remedies that a lender may exercise upon an event of default as against a property or other collateral or against a borrower may result in the impairment or loss of the lender's lien on other properties located in that state or other states or lender's security interest in other collateral.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of any delay caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment--

     - through a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan, or

     - by an extension, or shortening, of the term to maturity.

     Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a

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summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     - assume the lease and either retain it or assign it to a third party, or

     - reject the lease.

If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, except potentially to the extent of any security deposit. The Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclosure and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management

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of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water will generally not be conducted with respect to all of the Mortgaged Properties. That testing will generally be conducted only if the use, age and/or condition of the Mortgaged Property so warrants.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, such as, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the Master Servicer nor any Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that specified conditions relating to environmental matters have been satisfied, as described under "Description of the Agreements--Realization Upon Defaulted Whole Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with

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those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     The terms of some of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to some types of residential, including multifamily, first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Various states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a Trust Fund unless--

     - such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state, or

     - such Mortgage Loan provides that its terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on some of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of

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Credit Support provided in connection with such Certificates. In addition, the
Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during--

     - the borrower's period of active duty status, and

     - under some circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this prospectus, and does not represent an opinion of Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor, except with respect to the first paragraph under "--REMICs--Classification of REMICs" and the first paragraph under "--REMICs--Tiered REMIC Structures" in this prospectus.

     Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice--

     - is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

     - is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". It is recommended that Certificateholders consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

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     The following discussion addresses securities of two general types:

     - certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion of a Trust Fund, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"); and

     - interests ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made.

     The prospectus supplement for each series of Certificates will indicate whether a REMIC election, or elections, will be made for the related Trust Fund and, if such an election, or elections, is to be made, will identify all "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the REMIC.

     For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund, or each applicable portion of the Trust Fund, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a 57 REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

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     Characterization of Investments in REMIC Certificates.  In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code and "permitted assets" under Section 860L(c)(1)(G). The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular

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Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section. Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code, however, do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC Certificates. Prospective holders of REMIC Certificates are recommended to consult with their tax advisors concerning the treatment of their certificates.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" a combination of a single fixed rate and one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount, and the timing of the inclusion of that original issue discount, will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Some classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.
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     In addition, if the accrued interest to be paid on the first Distribution
Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date, and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the Prepayment Assumption, by

     - a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of--

     - the total amount of such de minimis original issue discount, and

     - a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.

The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     Unless otherwise stated in the related prospectus supplement, the "accrual period" is the period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first such period, begins on the Closing Date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of--

       1. the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods, and

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       2. the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price;
          over

     - the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding paragraph will be calculated:

     - assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption;

     - using a discount rate equal to the original yield to maturity of the Certificate; and

     - taking into account events, including actual repayments, that have occurred before the close of the accrual period.

For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal to--

     - the issue price of such Certificate, increased by

     - the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by

     - the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of such Certificate at the beginning of the accrual period which includes such day; and

     - the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount accrued for that accrual period will be zero. A holder of a REMIC Regular Certificate may not deduct the negative amount currently. Instead a holder of a REMIC Regular Certificate will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that a holder of a REMIC Regular Certificate may be permitted to recognize a loss to the extent their basis in the certificate exceeds the maximum amount of payments that they could ever receive with respect to the REMIC Regular Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionaly small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a

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purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, various rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph

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have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price, will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. An amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

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Taxation of Owners of REMIC Residual Certificates.

     General. A REMIC generally is not subject to entity-level taxation, except as mentioned below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than or less than, as the case may be, the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with such income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificate-

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holders until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC.  The taxable income of the REMIC will equal:

     - the income from the Mortgage Loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the following items--

       1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on the REMIC Regular Certificates, whether offered or not,

       2. amortization of any premium on the Mortgage Loans held by the REMIC,

       3. bad debt losses with respect to the Mortgage Loans held by the REMIC, and

       4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all the related REMIC Certificates or, if one or more classes of those REMIC Certificates is not sold initially, their fair market values. Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, which is under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount, or premium to the extent that the REMIC's basis in the Mortgage Loan, determined as described in the preceding paragraph, is less or greater, as the case may be, than its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

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     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section, will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of some REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable

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shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or, together with their initial bases, are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate, over

     - the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

     For REMIC Residual Certificateholders, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

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The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents--

     - the present value of the expected future distributions, discounted using the applicable Federal rate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     - the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, and which rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the

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transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of--

     - the present value of any consideration given to the transferee to acquire the interest,

     - the present value of the expected future distributions on the interest, and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an "applicable Federal rate", except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon various assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of some REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers (the "Mark-to-Market Regulations"). This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class

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grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if the holder of any such Certificates is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts--

     - an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder, and

     - such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess of the individual's adjusted gross income over such amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal--

     - the cost of such REMIC Regular Certificate to such Certificateholder, increased by

     - income reported by such Certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     - distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium.

The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset, generally, property held for investment, within the meaning of Section 1221 of the Code.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such

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transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, and is computed and published monthly by the IRS, determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or the gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each related Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under some circumstances, the Master Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Master Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstances will the Master Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     The Clinton Administration recently proposed in its budget, certain amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for

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REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below) a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of--

     - the present value, as discounted using the "applicable Federal rate", of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer, and

     - the highest marginal federal income tax rate applicable to corporations.

The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - residual interests in such entity are not held by disqualified organizations, and

     - information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in each Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of--

     - the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization, and

     - the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity--

     - such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder, or

     - a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

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     For these purposes, a "disqualified organization" means--

     - the United States, any State or political subdivision of any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

     - any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to various notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the
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quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more underlying mortgagors.

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     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     In addition, on October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations, as modified by Treasury Decision 8856, will generally be effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that:

     - are not United States Persons; or

     - are United States Persons and classified as partnerships under the Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between--

     - interest paid on the Mortgage Loans constituting the related Grantor Trust Fund, net of normal administration fees, and

     - the sum of (1) interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund and
       (2) normal administration fees,

will be referred to as a "Grantor Trust Strip Certificate".

A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of
      Section 7701(a)(19)(C)(v) of the Code;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

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In addition, counsel to the Depositor will deliver an opinion that interest on
Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, "real estate assets" the meaning of
Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections, namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess of the individual's adjusted gross income over such amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

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     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if--

     - a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates, or

     - the Depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on a Mortgage Asset.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established various "safe harbors." The servicing fees paid with respect to the Mortgage Loans for some series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of--

     - such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month, as described under "--Sales of Grantor Trust Certificates" below, and

     - the yield of such Grantor Trust Fractional Interest Certificate to such holder.

Such yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

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     Section 1272(a)(6) of the Code requires--

     - the use of a reasonable prepayment assumption in accruing original issue discount, and

     - adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to various categories of debt instruments.

Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayment. The precise application of the legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease, respectively, such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders on a prepayment assumption (the "Prepayment Assumption")that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount, or only a de minimis amount of original issue discount, or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price", see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of--

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of such Mortgage Loan at the beginning of the accrual period that includes such day, and

     - the daily portions of original issue discount for all days during such accrual period prior to such day.

The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to

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such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above) or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued, under the rules described in the next paragraph, through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by or, in the case of accrual basis Certificateholders, due to, the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the Certificate to such holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, various rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option:

     - on the basis of a constant yield method;

     - in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period; or

     - in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be
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such a pool, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

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     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to various categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. A Grantor Trust Certificateholder will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that, as a Grantor Trust Certificateholder, you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payment you could ever receive with respect to that certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Grantor Trust Certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

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     Sales of Grantor Trust Certificates.  Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal--

     - its cost, increased by

     - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     - any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most Grantor Trust Certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain Grantor Trust Certificates have no, or a disproportionately small, amount of principal and these Certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor

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or the reporting party deems necessary or desirable to enable holders of Grantor
Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish reporting rules for interests in "widely held fixed investment trusts" similar to those applicable to regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name. These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                              ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Code impose various requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, and as applicable, insurance company general accounts, in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets.

     Various employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries various general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include--

     - sales, exchanges or leases of property,

     - loans or other extensions of credit, and

     - the furnishing of goods and services.

     Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and other liabilities could result that would have a significant adverse effect on such person.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by "benefit plan investors", including Plans and some employee benefit plans not subject to ERISA, is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held

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by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

          1. those with discretionary authority or control over the assets of the entity;

          2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

          3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors, determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer, any sub-servicer, a trustee, the obligor under any related credit enhancement mechanism, or affiliates of those parties may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan or a Plan holding an interest in an investing entity. Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS , other than FAMC Certificates, included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS, other than FAMC Certificates, would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph, regarding a prohibited loan, would not occur with respect to such types of MBS, other than FAMC Certificates, held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any affiliates of those parties, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such Certificates.

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PROHIBITED TRANSACTION EXEMPTION 91-23

     The DOL has issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the "Exemption"), to Salomon Smith Barney Inc., formerly known as Smith Barney Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions under
Section 4975(a) and (b) of the Code, various transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that the conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include--

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the first two bullet points is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Special Servicer any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor in connection with the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or investor using Plan assets must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements:

     - the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with assets of a Plan; and

     - certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with assets of a Plan.

     A fiduciary of a Plan or any person investing assets of a Plan to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     - the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of assets of a Plan in the Certificates is--

      1. a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets, or

      2. an affiliate of such a person;

     - the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan; and

     - the holding of Certificates by a Plan or with Plan Assets.

     Further, if specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan, or by virtue of having specified relationships to such a person, solely as a result of the Plan's ownership of Certificates.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts some transactions involving Plans and some broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts various transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts various transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts various transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts various transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts various transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The prospectus supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides some exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless--

     - as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations, or

     - an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with the purchase of any Offered Certificates.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".
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

                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     In general, "mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, and whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Prior to December 31, 1996, only Classes of Offered Certificates that--

     - were rated in one of the two highest rating categories by one or more Rating Agencies, and

     - were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any of the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired, prior to enactment of such state legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. sec.1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities", defined in 12 C.F.R. sec.1.2(1) to include some "commercial mortgage-related securities" and

"residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec.703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, transactional and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as some Series or Classes of Offered Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income paying" and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some Classes of Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment of financial institution regulatory characteristics of the Offered Certificates, may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith Barney Inc. ("Salomon Smith Barney") acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers under purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the prospectus supplement may specify that Offered Certificates will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Offered Certificates, Salomon Smith Barney will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related prospectus supplement. To the extent that Salomon Smith Barney elects to purchase Offered Certificates as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Salomon Smith Barney and any underwriters against some civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect of those liabilities.

     In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Various legal matters in connection with the Certificates, including some federal income tax consequences, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, or Sidley & Austin, New York, New York.

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                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

     This prospectus does not contain all of the information set forth in the Registration Statement, of which this prospectus forms a part, and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                         REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, under the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interests in the Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                     -------
1998 Policy Statement..............       97
401(c) Regulations.................       95
Accrual Certificates...............       23
Accrued Certificate Interest.......       25
ACMs...............................       58
ADA................................       60
Agreement..........................       31
ARM Loans..........................       16
Available Distribution Amount......       24
Book-Entry Certificates............       23
Cash Flow Agreement................       18
CERCLA.............................       57
Certificate........................       32
Certificate Account................   18, 34
Certificate Balance................       25
Certificate Owners.................       30
Certificateholders.................       99
Closing Date.......................       64
Code...............................       62
Commercial Loans...................       13
Commercial Properties..............       13
Commission.........................       99
Committee Report...................       64
Condemnation Proceeds..............       35
Contributions Tax..................       77
Cooperatives.......................       13
CPR................................       21
Credit Support.....................       18
Crime Control Act..................       61
Cut-off Date.......................       26
Debt Service Coverage Ratio........       13
Definitive Certificates............       23
Depositor..........................   12, 22
Determination Date.................       23
Distribution Date..................       23
DOL................................       91
DTC................................   30, 99
Due Period.........................       24
Equity Participation...............       16

                                      PAGE
                                     -------
ERISA..............................       91
Exchange Act.......................       99
Excluded Plan......................       94
Exemption..........................       93
Exemption Rating Agencies..........       93
FDIC...............................   34, 97
Garn Act...........................       59
Grantor Trust Certificates.........       62
Grantor Trust Fund.................       62
holder.............................       62
Indirect Participants..............       30
Insurance Proceeds.................       35
IRS................................       64
Issue Premium......................       71
L/C Bank...........................       50
Liquidation Proceeds...............   35, 35
Loan-to-Value Ratio................       14
Lock-out Date......................       16
Lock-out Period....................       16
Mark-to-Market Regulations.........       74
Master Servicer....................       45
MBS................................       12
MBS Agreement......................       17
MBS Issuer.........................       17
MBS Servicer.......................       17
MBS Trustee........................       17
Mortgage Asset Seller..............       13
Mortgage Assets....................       12
Mortgage Loans.....................       12
Mortgage Notes.....................       13
Mortgage Rate......................       16
Mortgaged Properties...............       13
Mortgages..........................       13
Multifamily Loans..................       13
Multifamily Properties.............       13
NCUA...............................       97
Net Leases.........................       14
Net Operating Income...............       14
New Regulations....................       81

                                      PAGE
                                     -------
Nonrecoverable Advance.............       27
Non-SMMEA Certificates.............       96
OCC................................       96
Offered Certificates...............       12
OID Regulations....................       62
Originator.........................       13
OTS................................       97
Participants.......................       30
Parties in Interest................       91
Pass-Through Rate..................       25
Permitted Investments..............       34
Plan Asset Regulations.............       91
Plans..............................       91
Prepayment Assumption..............   64, 86
Prepayment Premium.................       16
Prohibited Transactions Tax........       77
PTCE...............................       94
Purchase Price.....................       34
Record Date........................       23
Related Proceeds...................       27
Relief Act.........................       60
REMIC..............................       62
REMIC Certificates.................       62
REMIC Provisions...................       62
REMIC Regular Certificates.........       62
REMIC Regulations..................       62
REMIC Residual Certificates........       62
REO Property.......................       38

                                      PAGE
                                     -------
REO Tax............................       41
RICO...............................       61
Salomon Smith Barney...............       98
Senior Certificates................       23
Servicing Standard.................       37
SMMEA..............................       96
SPA................................       21
Special Servicer...................       38
Spread Certificates................       23
Stripped Interest Certificates.....       23
Stripped Principal Certificates....       23
Subordinate Certificates...........       23
Sub-Servicer.......................       38
Sub-Servicing Agreement............       38
Tax Exempt Investor................       95
Tiered MBS.........................       12
Tiered REMICs......................       63
Title V............................       60
Trust Fund.........................       12
Trustee............................       48
UBTI...............................       95
UCC................................       52
Underlying Mortgage Loans..........       12
United States Person...............       80
Value..............................       14
Warranting Party...................       33
Whole Loans........................       12

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                               TABLE OF CONTENTS

               PROSPECTUS SUPPLEMENT                 PAGE
               ---------------------                 ----
Important Notice About the Information Contained in
  this Prospectus Supplement, the Accompanying
  Prospectus and the Related Registration
  Statement........................................    4
Summary of Prospectus Supplement...................    5
Risk Factors.......................................   23
Capitalized Terms Used in this Prospectus
  Supplement.......................................   43
Forward-Looking Statements.........................   43
Description of the Mortgage Pool...................   43
Servicing of the Mortgage Loans....................   68
Description of the Offered Certificates............   83
Yield And Maturity Considerations..................   98
Use of Proceeds....................................  104
Federal Income Tax Consequences....................  104
ERISA Considerations...............................  107
Legal Investment...................................  111
Method of Distribution.............................  111
Legal Matters......................................  112
Ratings............................................  112
Glossary...........................................  114
Annex A--Characteristics of the Underlying Mortgage
  Loans and the Mortgaged Real Properties..........  A-1
Annex B--Form of Trustee Report....................  B-1
Annex C--Decrement Tables for Class A-1, A-2, B, C,
  D, E, F and G Certificates.......................  C-1
Annex D--Price/Yield Tables for Class X
  Certificates.....................................  D-1

                       PROSPECTUS
Important Notice About Information in This
  Prospectus and each Accompanying Prospectus
  Supplement.......................................    3
Risk Factors.......................................    4
Description of the Trust Funds.....................   12
Use of Proceeds....................................   19
Yield Considerations...............................   19
The Depositor......................................   22
Description of the Certificates....................   23
Description of the Agreements......................   31
Description of Credit Support......................   49
Certain Legal Aspects of Mortgage Loans............   51
Federal Income Tax Consequences....................   61
State and Other Tax Consequences...................   90
ERISA Considerations...............................   91
Legal Investment...................................   96
Method of Distribution.............................   98
Legal Matters......................................   98
Financial Information..............................   99
Rating.............................................   99
Available Information..............................   99
Reports to Certificateholders......................   99
Incorporation of Certain Information by
  Reference........................................  100
Index of Principal Definitions.....................  101

     UNTIL SEPTEMBER 11, 2000 ALL DEALERS THAT COMPLETE TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
---------------------------------------------------------------
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                                  $641,970,000

                                 (APPROXIMATE)

                           SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.
                                  (DEPOSITOR)
                         SALOMON BROTHERS REALTY CORP.
                                      AND
                          GREENWICH CAPITAL FINANCIAL
                                 PRODUCTS, INC.
                            (MORTGAGE LOAN SELLERS)

                    CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                           CLASS D, CLASS E, CLASS F,
                              CLASS G AND CLASS X

                          SALOMON BROTHERS COMMERCIAL
                            MORTGAGE TRUST 2000-C1,
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2000-C1
                               ------------------

                             PROSPECTUS SUPPLEMENT

                                  June 5, 2000
                               ------------------

                              SALOMON SMITH BARNEY

                               GREENWICH CAPITAL

                             CHASE SECURITIES INC.
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